UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240. 14a-12

KINDRED HEALTHCARE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

	(1)	Title of each class of securities to which transaction applies: Common stock, par value $0.25 per share (“common stock”)
(2)

Aggregate number of securities to which transaction applies: 91,322,323 shares of common stock, which is an estimate of the number of shares of common stock that will be outstanding as of the closing of the transaction based on the per-share merger consideration of $9.00 (including shares of common stock issuable under performance stock units).

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying .0001245 by $821,900,907, which, solely for the purpose of calculating the filing fee, represents the underlying value of the transaction, calculated based on the sum of issued and outstanding shares of common stock multiplied by $9.00 per share.

	(4)	Proposed maximum aggregate value of transaction: $821,900,907
	(5)	Total fee paid: $102,326.67

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party
	(4)	Date Filed:

PRELIMINARY PROXY STATEMENT, SUBJECT TO COMPLETION, DATED FEBRUARY 5, 2018

KINDRED HEALTHCARE, INC.

[●], 2018

Dear Stockholder:

You are cordially invited to attend a special meeting of the stockholders of Kindred Healthcare, Inc. (“Kindred”) to be held at [●] on [●], 2018 at [●], Eastern Time (the “special meeting”).

At the special meeting, stockholders will be asked to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of December 19, 2017 (as amended or modified from time to time, the “merger agreement”), among Kindred, Kentucky Hospital Holdings, LLC (“HospitalCo Parent”), Kentucky Homecare Holdings, Inc. (“Parent”) and Kentucky Homecare Merger Sub, Inc. (“Merger Sub”). Subject to the terms and conditions of the merger agreement, Merger Sub will be merged with and into Kindred and Kindred will survive the merger as a wholly owned subsidiary of Parent (the “merger”). Parent and Merger Sub were formed by affiliates of TPG Global, LLC (“TPG”) and, as of immediately following the transactions contemplated in the separation agreement (as defined below), will be owned by affiliates of each of TPG and Welsh, Carson, Anderson & Stowe and Humana Inc. (collectively, the “Consortium”).

If the merger is completed, our stockholders will have the right to receive $9.00 in cash, without interest and subject to any applicable withholding taxes, for each share of common stock, par value $0.25 per share, of Kindred (“Kindred common stock”), other than excluded shares (as defined in the accompanying proxy statement), that they own immediately prior to the effective time of the merger, which represents a premium of approximately 27% to Kindred’s 90-day volume weighted average price for the period ended December 15, 2017, the last trading day before The Wall Street Journal published an article stating that Kindred was in advanced negotiations with the Consortium regarding a potential sale transaction. Approval of the proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Kindred common stock entitled to vote thereon.

Kindred common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “KND”. The closing price of Kindred common stock on the NYSE on [●], 2018, the most recent practicable date prior to the date of the accompanying proxy statement, was $[●] per share.

The Kindred board of directors (the “Board”) has reviewed and considered the terms and conditions of the merger agreement and the merger and has determined that the merger agreement and the transactions contemplated thereby, including the merger, are fair to, and in the best interests of, Kindred and its stockholders and has approved and declared advisable the merger agreement and the transactions contemplated by the merger agreement, including the merger. The Board made its determination after consultation with its outside legal counsel and financial advisors and consideration of a number of factors more fully described in the accompanying proxy statement. The Board recommends that you vote “FOR” the proposal to adopt the merger agreement.

At the special meeting, stockholders will also be asked to vote on (i) a proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid to Kindred’s named executive officers by Kindred based on or otherwise relating to the merger, as required by the rules adopted by the U.S. Securities and Exchange Commission (the “SEC”) and (ii) a proposal to approve an adjournment of the special meeting, from time to time, if necessary or appropriate, to solicit additional votes for the approval of the proposal to adopt the merger agreement. The Board recommends that you vote “FOR” each of these proposals.

The Board is soliciting your proxy to assure that a quorum is present and that your shares are represented and voted at the special meeting and any postponement or adjournment thereof.

If your shares are held in “street name,” you should instruct your bank, brokerage firm or other nominee how to vote your shares on each proposal in accordance with your voting instruction form.

The merger cannot be completed unless Kindred stockholders adopt the merger agreement. Your vote is very important, regardless of the number of shares you own. Whether or not you expect to attend the special meeting in person, please submit a proxy to vote your shares as promptly as possible so that your shares may be represented and voted at the special meeting. If you attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. If you fail to return your proxy or to attend the special meeting in person, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote “AGAINST” the adoption of the merger agreement. Similarly, if you hold your shares in “street name” and fail to instruct your bank, brokerage firm or other nominee how to vote your shares, your shares will not be counted for purposes of determining whether a quorum is present and will have the same effect as a vote “AGAINST” the adoption of the merger agreement.

The closing of the merger is conditioned on, among other things, the satisfaction of the conditions to consummation of the separation of Kindred from its home health, hospice and community care business pursuant to the Separation Agreement, dated as of December 19, 2017 (as amended or modified from time to time, the “separation agreement”), among Kindred, HospitalCo Parent, Parent and Kentucky Hospital Merger Sub, Inc., a Delaware corporation wholly owned by HospitalCo Parent. Kindred stockholders are not required to adopt or approve the separation agreement or the transactions contemplated by the separation agreement prior to the merger, and Kindred is not seeking a vote of its stockholders at the special meeting to approve the separation agreement or the transactions contemplated by the separation agreement. We have included information regarding the separation agreement and the transactions contemplated by the separation agreement in the accompanying proxy statement solely because the satisfaction of the conditions to the consummation of such transactions is a condition to the completion of the merger.

The accompanying proxy statement contains detailed information about Kindred, the special meeting, the merger agreement, the merger and the merger-related named executive officer compensation proposal. A copy of the merger agreement is attached as Annex A to the accompanying proxy statement and incorporated therein by reference. We urge you to, and you should, read the entire proxy statement carefully, including the merger agreement and the other annexes and the documents referred to or incorporated by reference in the accompanying proxy statement. You may obtain additional information about Kindred from documents we have filed with the SEC.

If you have any questions or need assistance voting your shares of our common stock, please contact MacKenzie Partners, Inc. (“MacKenzie”), our proxy solicitor, by calling toll-free at (800) 322-2885 or collect at (212) 929-5500. MacKenzie also may be contacted via email at proxy@mackenziepartners.com.

Thank you for your confidence in Kindred.

Sincerely,

Phyllis R. Yale

Chair of the Board of Directors

Kindred Healthcare, Inc.

Neither the SEC nor any state securities regulatory agency has approved or disapproved of the merger, passed upon the merits of the merger agreement or the merger or determined if the accompanying proxy statement is accurate or complete. Any representation to the contrary is a criminal offense.

The accompanying proxy statement is dated [●], 2018 and, together with the enclosed form of proxy card, is first being mailed to Kindred stockholders on or about [●], 2018.

KINDRED HEALTHCARE, INC.

680 SOUTH FOURTH STREET

LOUISVILLE, KENTUCKY 40202

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

DATE & TIME	[●], 2018 at [●], Eastern Time

PLACE	[●]

ITEMS OF BUSINESS

•   To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of December 19, 2017 (as amended or modified from time to time, the “merger agreement”), among Kindred Healthcare, Inc. (“Kindred”), Kentucky Hospital Holdings, LLC, Kentucky Homecare Holdings, Inc. and Kentucky Homecare Merger Sub, Inc. (the “merger proposal”); a copy of the merger agreement is attached to the accompanying proxy statement as Annex A and is incorporated therein by reference;

•   To consider and vote on a proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Kindred to its named executive officers that is based on or otherwise relates to the merger (the “named executive officer merger-related compensation proposal”);

•   To consider and vote on a proposal to approve an adjournment of the special meeting of Kindred stockholders (the “special meeting”) from time to time, if necessary or appropriate, for the purpose of soliciting additional votes for the approval of the merger proposal (the “adjournment proposal”); and

•   To transact such other business as may properly be brought before the special meeting, or any adjournments or postponements of the special meeting, by or at the direction of the Kindred board of directors (the “Board”).

RECORD DATE	Only holders of record of our common stock, par value $0.25 per share (“Kindred common stock”), at the close of business on [●], 2018 (the “record date”) are entitled to notice of, and to vote at, the special meeting and at any adjournment or postponement of the special meeting.

VOTING BY PROXY	Your vote is very important, regardless of the number of shares you own. The Board is soliciting your proxy to assure that a quorum is present and that your shares are represented and voted at the special meeting. For information on submitting your proxy over the Internet, by telephone or by mailing back the traditional proxy card (no extra postage is needed for the provided envelope if mailed in the U.S.), please see the attached proxy statement and enclosed proxy card. If you later decide to vote in person at the special meeting, information on revoking your proxy prior to the special meeting is also provided.

RECOMMENDATIONS	The Board recommends that you vote: • “FOR” the merger proposal; • “FOR” the named executive officer merger-related compensation proposal; and • “FOR” the adjournment proposal.

APPRAISAL	Kindred stockholders who do not vote in favor of the proposal to adopt the merger agreement will have the right to seek appraisal of the fair value of their shares of Kindred common stock, as determined in accordance with Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”), if they deliver a demand for appraisal before the vote is taken on the merger agreement and comply with all the requirements of Delaware law, including Section 262 of the DGCL, which are summarized in the accompanying proxy statement. Section 262 of the DGCL is reproduced in its entirety in Annex E to the accompanying proxy statement and is incorporated therein by reference.

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE SUBMIT A PROXY TO VOTE YOUR SHARES OVER THE INTERNET OR BY TELEPHONE PURSUANT TO THE INSTRUCTIONS CONTAINED IN THESE MATERIALS OR COMPLETE, DATE, SIGN AND RETURN A PROXY CARD AS PROMPTLY AS POSSIBLE. IF YOU RECEIVE MORE THAN ONE PROXY BECAUSE YOU OWN SHARES REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY SHOULD BE SUBMITTED. IF YOU DO NOT SUBMIT YOUR PROXY OR VOTE IN PERSON AT THE SPECIAL MEETING ON THE MERGER PROPOSAL, IT WILL HAVE THE SAME EFFECT AS A VOTE “AGAINST” THE MERGER PROPOSAL. IF YOU HOLD YOUR SHARES IN “STREET NAME” AND DO NOT INSTRUCT YOUR BANK, BROKERAGE FIRM OR OTHER NOMINEE HOW TO VOTE YOUR SHARES, IT WILL HAVE THE SAME EFFECT AS A VOTE “AGAINST” THE MERGER PROPOSAL.

Your proxy may be revoked at any time before the vote at the special meeting by following the procedures outlined in the accompanying proxy statement.

If your shares are held by a bank, brokerage firm or other nominee and you wish to vote in person at the special meeting, you must bring to the special meeting a proxy from the bank, brokerage firm or other nominee that holds your shares authorizing you to vote in person at the special meeting. Please also bring to the special meeting your account statement evidencing your beneficial ownership of Kindred common stock as of the record date. All stockholders should also bring photo identification.

The proxy statement of which this notice forms a part provides a detailed description of the merger, the merger agreement, the named executive officer merger-related compensation proposal and provides specific information concerning the special meeting. We urge you to read the proxy statement, including any documents incorporated therein by reference, and its annexes carefully and in their entirety. If you have any questions concerning the merger or the proxy statement, would like additional copies of the proxy statement or need help voting your shares of Kindred common stock, please contact Kindred’s proxy solicitor, MacKenzie Partners, Inc.

By Order of the Board of Directors,

Joseph L. Landenwich

General Counsel and Corporate Secretary

Louisville, Kentucky

[●], 2018

SUMMARY TERM SHEET

This summary highlights information contained elsewhere in this proxy statement and may not contain all the information that is important to you with respect to the merger and the other matters being considered at the special meeting of Kindred stockholders. We urge you to read carefully the remainder of this proxy statement, including the attached annexes, and the other documents to which we have referred you. For additional information on Kindred, see the section entitled “Where You Can Find More Information” beginning on page [●]. We have included page references in this summary to direct you to a more complete description of the topics presented below.

All references to “Kindred,” “the Company,” “we,” “us,” or “our” in this proxy statement refer to Kindred Healthcare, Inc., a Delaware corporation. Kindred, following the completion of the merger, is sometimes referred to in this proxy statement as the “surviving entity,” and, following completion of the hospital merger, is sometimes referred to in this proxy statement as the “surviving entity in the hospital merger.” In addition, unless otherwise indicated, or unless the context otherwise requires, a reference in this proxy statement to:

•	“Board” means the board of directors of Kindred;

•	“Consortium” means, collectively, affiliates of TPG, WCAS and Humana;

•	“Homecare Business” means the home health, hospice and community care business of Kindred;

•	“Hospital Business” means the businesses of Kindred other than the Homecare Business, including the hospital division and rehabilitation services division primarily in hospitals and long-term care settings;

•	“hospital merger” means the merger of Hospital Merger Sub with and into the surviving entity;

•	“Hospital Merger Sub” means Kentucky Hospital Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of HospitalCo Parent formed solely for the purpose of entering into the separation agreement and engaging in the transactions contemplated by the separation agreement;

•	“HospitalCo Parent” means Kentucky Hospital Holdings, LLC, a Delaware limited liability company;

•	“Humana” means Humana Inc.;

•	“Kindred common stock” means the common stock, par value $0.25 per share, of Kindred;

•	“merger” means the merger of Merger Sub with and into Kindred, with Kindred surviving as a wholly owned subsidiary of Parent;

•	“merger agreement” means the Agreement and Plan of Merger, dated as of December 19, 2017, by and among Kindred, HospitalCo Parent, Parent and Merger Sub, as amended or modified from time to time, a copy of which is attached as Annex A to this proxy statement and is incorporated by reference herein;

•	“Merger Sub” means Kentucky Homecare Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent, formed solely for the purpose of entering into the merger agreement and engaging in the transactions contemplated by the merger agreement;

•	“Parent” means Kentucky Homecare Holdings, Inc., a Delaware corporation;

•	“separation” means the separation of Kindred from its Homecare Business;

•	“separation agreement” means the Separation Agreement, dated as of December 19, 2017, by and among Kindred, HospitalCo Parent, Parent and Hospital Merger Sub, as amended or modified from time to time, a copy of which is attached as Annex B to this proxy statement and is incorporated by reference herein;

•	“TPG” means TPG Global, LLC, a Delaware limited liability company; and

•	“WCAS” means Welsh, Carson, Anderson & Stowe XII, L.P., a Delaware limited partnership.

The Parties

Kindred Healthcare, Inc. (see page [●])

Kindred is a healthcare services company that through its subsidiaries operates a home health, hospice and community care business, transitional care (“TC”) hospitals, inpatient rehabilitation hospitals (“IRFs”), and a contract rehabilitation services business across the United States. As of September 30, 2017, our Kindred at Home division primarily provided home health, hospice, and community care services from 609 sites of service in 40 states. Our hospital division operated 77 TC hospitals (certified as long-term acute care (“LTAC”) hospitals under the Medicare program) in 18 states. Our Kindred Rehabilitation Services division operated 19 IRFs and 101 hospital-based acute rehabilitation units (certified as IRFs), and provided rehabilitation services primarily in hospitals and long-term care settings in 45 states.

Kindred is a corporation organized under the laws of the State of Delaware in 1998 and headquartered in Louisville, Kentucky. Kindred’s principal offices are located at 680 South Fourth Street, Louisville, Kentucky 40202 and our telephone number is (502) 596-7300. Kindred common stock is traded on the New York Stock Exchange (“NYSE”) under the ticker symbol “KND”. Our corporate web address is www.kindredhealthcare.com. The information provided on the Kindred website is not part of this proxy statement and is not incorporated in this proxy statement by reference hereby or by any other reference to Kindred’s website provided in this proxy statement.

Additional information about Kindred is contained in our public filings with the U.S. Securities and Exchange Commission (the “SEC”). See the section entitled “Where You Can Find Additional Information” beginning on page [●].

Kentucky Hospital Holdings, LLC (see page [●])

HospitalCo Parent is a Delaware limited liability company that was formed on December 11, 2017 solely for the purpose of entering into the merger agreement, separation agreement and related agreements and completing the transactions contemplated thereby. HospitalCo Parent has not conducted any business operations other than in connection with the transactions contemplated by the merger agreement, separation agreement and the related agreements. Upon completion of the transactions contemplated thereby, Kindred will be an indirect wholly owned subsidiary of HospitalCo Parent. HospitalCo Parent’s principal executive office is located at 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102 and its telephone number is (817) 871-4000.

As of immediately following the transactions contemplated in the separation agreement, HospitalCo Parent will be controlled by affiliates of each of TPG and WCAS. As of the date hereof, HospitalCo Parent is controlled by affiliates of TPG.

TPG is a leading global alternative asset firm founded in 1992 with more than $79 billion of assets under management and offices in Austin, Beijing, Boston, Dallas, Fort Worth, Hong Kong, Houston, London, Luxembourg, Melbourne, Moscow, Mumbai, New York, San Francisco, Seoul and Singapore. TPG’s investment platforms are across a wide range of asset classes, including private equity, growth venture, real estate, credit and public equity. TPG aims to build dynamic products and options for its investors while also instituting discipline and operational excellence across the investment strategy and performance of its portfolio.

Welsh, Carson, Anderson & Stowe is a private equity firm that focuses its investment activity in two target industries: technology and healthcare. Since its founding in 1979, Welsh, Carson, Anderson & Stowe has organized 16 limited partnerships with total capital of over $22 billion. It is currently investing via an equity fund, Welsh, Carson, Anderson and Stowe XII, L.P., which (together with its affiliated co-investment funds) closed on over $3.3 billion in commitments. Welsh, Carson, Anderson & Stowe has a current portfolio of approximately 20 companies with 2017 annual revenues totaling over $16 billion. Its strategy is to partner with outstanding management teams and build value for its investors through a combination of operational improvements, internal growth initiatives and strategic acquisitions.

Kentucky Homecare Holdings, Inc. (see page [●])

Parent is a Delaware corporation that was formed on December 11, 2017 solely for the purpose of entering into the merger agreement, separation agreement and related agreements and completing the transactions contemplated thereby. Parent has not conducted any business operations other than in connection with the transactions contemplated by the merger agreement, separation agreement and the related agreements. Parent’s principal executive office is located at 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102 and its telephone number is (817) 871-4000.

As of immediately following the transactions contemplated in the separation agreement, Parent will be controlled by affiliates of each of TPG and WCAS and Humana. As of the date hereof, Parent is controlled by affiliates of TPG.

Humana is a leading health and well-being company focused on making it easy for people to achieve their best health with clinical excellence through coordinated care. Its strategy integrates care delivery, the member experience and clinical and consumer insights to encourage engagement, behavior change, proactive clinical outreach and wellness for the millions of people it serves across the country. As of September 30, 2017, it had approximately 13.8 million members in its medical benefit plans, as well as approximately 6.9 million members in its specialty products.

Kentucky Homecare Merger Sub, Inc. (see page [●])

Merger Sub is a Delaware corporation and an indirect, wholly owned subsidiary of Parent that was formed on December 11, 2017 solely for the purpose of entering into the merger agreement and completing the transactions contemplated thereby. Merger Sub has not conducted any business operations other than in connection with the transactions contemplated by the merger agreement, separation agreement and the related agreements. Merger Sub’s principal executive office is located at 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102 and its telephone number is (817) 871-4000.

The Special Meeting

Date, Time and Place (see page [●])

The special meeting of Kindred stockholders (the “special meeting”) is scheduled to be held at [●] on [●], 2018 at [●], Eastern Time.

Purpose of the Meeting (see page [●])

The special meeting is being held in order to consider and vote on the following proposals:

•	To adopt the merger agreement (the “merger proposal”).

•	To approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Kindred to its named executive officers that is based on or otherwise relates to the merger (the “named executive officer merger-related compensation proposal”).

•	To approve the adjournment of the special meeting, from time to time, if necessary or appropriate, for the purpose of soliciting additional votes for the approval of the merger proposal (the “adjournment proposal”).

Stockholders may also be asked to transact such other business as may properly be brought before the special meeting, or any adjournments or postponements of the special meeting, by or at the direction of the Board.

The Board has reviewed and considered the terms and conditions of the proposed merger. After consulting with its outside legal counsel and financial advisors and after consideration of various factors more fully described in this proxy statement, the Board determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are fair to and in the best interests of Kindred and our stockholders and declared advisable and approved the merger agreement and the transactions contemplated by the merger agreement, including the merger. The Board recommends that Kindred stockholders vote “FOR” the merger proposal, “FOR” the named executive officer merger-related compensation proposal and “FOR” the adjournment proposal.

Kindred stockholders must vote to approve the merger proposal as a condition for the merger to occur. If Kindred stockholders fail to approve the merger proposal by the requisite vote, the merger will not occur.

Record Date; Stockholders Entitled to Vote (see page [●])

Only holders of record of Kindred common stock at the close of business on [●], 2018, the record date for the special meeting (the “record date”), will be entitled to notice of, and to vote at, the special meeting or any adjournments or postponements of the special meeting. On the record date, [●] shares of Kindred common stock were issued and outstanding, held by approximately [●] holders of record.

Holders of record of Kindred common stock are entitled to one vote on each matter submitted to a vote at the special meeting for each share of Kindred common stock they own of record on the record date. A complete list of stockholders entitled to vote at the special meeting will be available for inspection at Kindred’s principal place of business during regular business hours for a period of no less than 10 days before the special meeting and at the special meeting.

Quorum (see page [●])

Under our bylaws, the holders of a majority of the outstanding shares of Kindred common stock entitled to vote on a matter at the special meeting on the record date, whether in person or by proxy, will constitute a quorum. There must be a quorum for business to be conducted at the special meeting. Failure of a quorum to be represented at the special meeting will necessitate an adjournment or postponement of the special meeting and may subject Kindred to additional expense.

If you submit (and do not thereafter revoke) a properly executed proxy card, even if you abstain from voting, your shares of Kindred common stock will be counted for purposes of determining whether a quorum is present at the special meeting. In the event that a quorum is not present at the special meeting or additional votes must be solicited to adopt the merger agreement, the meeting may be adjourned or postponed to solicit additional proxies.

Required Vote (see page [●])

The approval of the merger proposal requires the affirmative vote of a majority of the shares of Kindred common stock outstanding on the record date and entitled to vote thereon.

The approval of the named executive officer merger-related compensation proposal (on a non-binding basis) requires the affirmative vote of a majority of the shares of Kindred common stock present in person or represented by proxy at the special meeting and entitled to vote thereon.

The approval of the adjournment proposal requires the affirmative vote of a majority of the shares of Kindred common stock present in person or represented by proxy at the special meeting and entitled to vote thereon.

As of the record date, there were [●] shares of Kindred common stock outstanding.

Voting at the Special Meeting (see page [●])

If your shares are registered directly in your name with our transfer agent, you are considered a “stockholder of record.” Stockholders of record can vote their shares of Kindred common stock in the following four ways: (i) by indicating your vote by completing, signing and dating the proxy card where indicated and by mailing or otherwise returning the card in the envelope that will be provided to you, (ii) by submitting your proxy by telephone by dialing the toll-free number [●], (iii) by submitting your proxy over the Internet by going to [●] or (iv) by attending the special meeting and voting your shares in person. Even if you plan to attend the special meeting, Kindred encourages you to submit a proxy in advance by Internet, telephone or mail so that your vote will be counted even if you later decide not to attend the special meeting. Votes cast in person or by proxy at the special meeting will be tabulated by the inspectors of election appointed for the special meeting, who also will determine whether a quorum is present.

Kindred can provide reasonable assistance to help you participate in the special meeting if you inform the Company about your disability and how you plan to attend. Please write to the Company at 680 South Fourth Street, Louisville, Kentucky 40202, Attention: Corporate Secretary, or call at (502) 596-7300.

If your shares are held by your bank, brokerage firm or other nominee, you are considered the beneficial owner of shares held in “street name” and you will receive a form from your bank, brokerage firm or other nominee seeking instruction from you as to how your shares should be voted. You should instruct your bank, brokerage firm or other nominee how to vote your shares of Kindred common stock on each proposal in accordance with your voting instruction form. If you beneficially own your shares and receive a voting instruction form, you can vote by following the instructions on your voting instruction form. Please refer to information from your bank, brokerage firm or other nominee on how to submit voting instructions. Stockholders who own their shares in “street name” are not able to vote at the special meeting unless they have a proxy, executed in their favor, from the stockholder of record (bank, brokerage firm or other nominee) giving them the right to vote the shares at the special meeting.

You may revoke your proxy at any time prior to the vote at the special meeting by (i) sending a written statement to that effect to the Company, at 680 South Fourth Street, Louisville, Kentucky 40202, Attention: Corporate Secretary, bearing a date later than the date of the proxy, that is received prior to the special meeting, (ii) voting again by Internet or telephone, so long as you do so before the deadline of [●] on [●], 2018, (iii) submitting a properly signed proxy card with a later date and mailing it to the address set forth therein so that it is received prior to the special meeting, or (iv) attending the special meeting and voting in person. Attendance at the special meeting will not, in and of itself, result in the revocation of a proxy or cause your shares of Kindred common stock to be voted. If you hold shares in street name, you may submit new voting instructions by contacting your bank, brokerage firm or other nominee. You may also change your vote or revoke your proxy in person at the special meeting if you obtain a signed proxy from the stockholder of record (bank, brokerage firm or other nominee) giving you the right to vote the shares.

Kindred recommends that you submit a proxy to vote your shares as soon as possible, even if you are planning to attend the special meeting to ensure that your shares are represented and voted at the meeting and so that the vote count will not be delayed.

Abstentions and Broker Non-Votes (see page [●])

At the special meeting, abstentions will be counted as present for purposes of determining whether a quorum exists. Abstaining from voting will have the same effect as a vote “AGAINST” the merger proposal, the named executive officer merger-related compensation proposal and the adjournment proposal. If no instruction as to how to vote is given (including no instruction to abstain from voting) in an executed, duly returned and not revoked proxy, the proxy will be voted “FOR” (i) approval of the merger proposal, (ii) approval of the named executive officer merger-related compensation proposal and (iii) approval of the adjournment proposal. Broker non-votes are shares held in “street name” by banks, brokerage firms or other nominees that are present or represented by proxy at the special meeting, but with respect to which the bank, brokerage firm or other nominee is not instructed by the beneficial owner of such shares how to vote on a particular proposal and such bank, brokerage firm or other nominee does not have discretionary voting power on such proposal. Because, under NYSE rules, banks, brokerage firms or other nominees holding shares in “street name” do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement, if a beneficial owner of shares of Kindred common stock held in “street name” does not give voting instructions to the bank, brokerage firm or other nominee, then those shares will not be counted as present in person or by proxy at the special meeting. As the vote to approve the merger proposal is based on the total number of shares of Kindred common stock outstanding on the record date, not just the shares that are counted as present in person or by proxy at the special meeting, if you fail to issue voting instructions to your bank, brokerage firm or other nominee, it will have the same effect as a vote “AGAINST” the merger proposal.

Solicitation of Proxies (see page [●])

The Board is soliciting your proxy, and Kindred will bear the cost of soliciting proxies. MacKenzie Partners, Inc. (“MacKenzie”) has been retained to assist with the solicitation of proxies and provide related proxy advisory services. MacKenzie will be paid an initial fee of $50,000 and $15,000 quarterly thereafter and will be reimbursed for its reasonable fees and expenses for these services in connection with the special meeting. Kindred will also indemnify MacKenzie for certain losses arising out of these services. Solicitation initially will be made by mail. Kindred and MacKenzie also will request that banks, brokerage firms, and other custodians, nominees and fiduciaries send proxy materials to the beneficial owners of shares of Kindred common stock and will, if requested, reimburse them for their reasonable out-of-pocket expenses in doing so.

Adjournment (see page [●])

In addition to the merger proposal and the named executive officer merger-related compensation proposal, Kindred stockholders are also being asked to approve the adjournment proposal, which will enable the adjournment of the special meeting for the purpose of soliciting additional votes in favor of the merger proposal if there are not sufficient votes at the time of the special meeting to approve the merger proposal. If a quorum is not present, the person presiding at the special meeting or the stockholders holding a majority of the shares of Kindred common stock present in person or by proxy at the special meeting and entitled to vote thereat may adjourn the special meeting from time to time until a quorum shall be present. If the adjournment is for more than 30 days, or if a new record date is set for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. In addition, the special meeting could be postponed before it commences, subject to the terms of the merger agreement. If the special meeting is adjourned or postponed, stockholders who have already submitted their proxies will be able to revoke them at any time prior to the final vote on the proposals. If you return a proxy and do not indicate how you wish to vote on the adjournment proposal, your shares will be voted in favor of the adjournment proposal.

The Merger

The rights and obligations of the parties to the merger agreement are governed by the specific terms and conditions of the merger agreement and not by any summary or other information in this proxy statement. Therefore, the information in this proxy statement regarding the merger agreement and the merger is qualified in its entirety by reference to the merger agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated herein by reference. We encourage you to read the merger agreement carefully and in its entirety because it is the principal legal agreement that governs the merger.

Structure of the Merger (see page [●])

If the merger is completed, then at the effective time of the merger (the “effective time”), Merger Sub will merge with and into Kindred, the separate corporate existence of Merger Sub will cease and Kindred will survive the merger as a wholly owned subsidiary of Parent.

Merger Consideration (see page [●])

Upon the terms and subject to the conditions of the merger agreement, at the effective time, each share of Kindred common stock (other than shares held by Parent, HospitalCo Parent, Merger Sub or Kindred (as treasury stock or otherwise) and their respective direct or indirect wholly owned subsidiaries (which will be cancelled) and shares owned by stockholders who have not voted in favor of adoption of the merger agreement and have properly exercised and perfected a demand for appraisal rights under Delaware law (collectively, the “excluded shares”)) will have the right to receive $9.00 in cash, without interest and subject to any applicable withholding taxes (the “merger consideration”).

Treatment of Kindred Equity Awards (see page [●])

The merger agreement provides that outstanding equity-based awards under Kindred’s equity plans will be treated as set forth below.

Stock Options. Each option to purchase Kindred common stock (a “Kindred option”) that is outstanding immediately prior to the effective time, whether or not then vested or exercisable, will be cancelled and converted into the right to receive an amount in cash equal to the excess, if any, of the merger consideration over the exercise price of such option, subject to any applicable withholding taxes. Any Kindred option that has an exercise price that is equal to or greater than the merger consideration will be cancelled without consideration.

Stock Awards. Each other stock award on Kindred common stock (“Kindred stock award”) that is outstanding and vested as of immediately prior to the effective time will be cancelled and converted into the right to receive, promptly following the effective time, an amount in cash equal to the product of (i) the aggregate number of shares of Kindred common stock in respect of such stock award multiplied by (ii) the merger consideration, subject to any applicable withholding taxes. Each Kindred stock award that is outstanding and unvested as of immediately prior to the effective time, other than those unvested awards held by Kindred executive officers and other certain agreed-upon members of management (“listed persons”), will be cancelled and converted into the right to receive, promptly following the effective time, an amount in cash equal to the product of (i) the aggregate number of shares of Kindred common stock in respect of such Kindred stock award multiplied by (ii) the merger consideration, subject to any applicable withholding taxes. For purposes of this cancellation and conversion of unvested Kindred stock awards, each such Kindred stock award subject to performance-based vesting conditions shall be deemed earned at the target performance level.

Each Kindred stock award that is outstanding and unvested as of immediately prior to the effective time and held by listed persons will be converted into a replacement cash award for an amount equal to the product of (x) the merger consideration and (y) the number of shares of Kindred common stock to which such Kindred stock award relates (as determined in accordance herewith) (“replacement cash award”). Each replacement cash award will be subject to the same terms and conditions applicable to the Kindred stock award immediately prior to the effective time (including service-based vesting on the original vesting schedule and payment on the originally scheduled vesting date of such award), except that (i) any performance-based conditions to which such Kindred stock award was subject shall be deemed earned at the target performance level so that the replacement cash award shall be subject to service-based vesting only and (ii) if such listed person’s employment is terminated by the Company, HospitalCo Parent, Parent or their respective affiliates, as applicable, without “cause” or by such listed person for “good reason” during the service-based vesting period applicable to such listed person’s replacement cash award, such replacement cash award shall vest and become payable in full as of the date of such termination.

Recommendation of the Board (see page [●])

The Board has reviewed and considered the terms and conditions of the proposed merger. After consulting with its outside legal counsel and financial advisors and after consideration of various factors, the Board (i) determined that the merger agreement and the separation agreement and the transactions contemplated thereby are fair to, and in the best interests of, Kindred stockholders, (ii) approved and declared advisable the execution, delivery and performance of the merger agreement and the separation agreement and the consummation of the transactions contemplated thereby and (iii) resolved that the merger agreement be submitted to Kindred stockholders for adoption thereby in accordance with applicable law, the merger agreement and the bylaws of Kindred at a special meeting of stockholders and recommended that our stockholders vote to adopt the merger agreement. The approval and recommendation set forth above were unanimously approved by the Board, other than Dr. Sharad Mansukani, who recused himself from Board deliberation over and approval of these matters because Dr. Mansukani serves as a Senior Advisor to TPG. Certain factors considered by the Board in reaching its decision to adopt the merger agreement can be found in “The Merger Proposal (Proposal 1) —Recommendation of the Board and Reasons for the Merger” beginning on page [●].

The Board recommends that Kindred stockholders vote:

•	“FOR” the merger proposal;

•	“FOR” the named executive officer merger-related compensation proposal; and

•	“FOR” the adjournment proposal.

Opinion of Kindred’s Financial Advisors (see page [●])

Opinion of Barclays. Kindred engaged Barclays Capital Inc. (“Barclays”) to act as its financial advisor in connection with Kindred’s consideration of strategic alternatives, including the merger. On December 18, 2017, Barclays rendered its oral opinion (which was subsequently confirmed in writing) to the Board that, as of December 18, 2017 and based upon and subject to the qualifications, limitations, factors and assumptions stated in its opinion, from a financial point of view, the consideration to be received by the stockholders of Kindred (other than holders of excluded shares) was fair to such stockholders.

The full text of Barclays’ written opinion, dated as of December 18, 2017, is attached as Annex C. Barclays’ written opinion sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Barclays in rendering its opinion. Barclays provided advisory services and its opinion for the information and assistance of the Board in connection with its consideration of the merger. Kindred encourages you to read the opinion carefully in its entirety. The Barclays opinion is not a recommendation as to how any holder of Kindred common stock should vote with respect to the merger or any other matter. Barclays’ opinion addresses only the fairness, from a financial point of view and as of the date of such opinion, of the merger consideration to the holders of Kindred common stock (other than holders of excluded shares) to the extent expressly specified in such opinion and does not address any other term, aspect or implication of (i) the merger or the separation (including, without limitation, the form or structure of the merger or the separation), (ii) the merger agreement and the separation agreement or (iii) any other agreement, transaction document or instrument contemplated by the merger agreement or the separation agreement or to be entered into or amended in connection with the merger or the separation. Pursuant to an engagement letter between Kindred and Barclays, Kindred has agreed to pay Barclays a transaction fee of $17.5 million, $2.5 million of which was paid following the delivery of the Barclays opinion, and the remainder of which is contingent upon consummation of the merger.

For a description of the opinion that the Board received from Barclays, see “The Merger Proposal (Proposal 1) — Opinion of Kindred’s Financial Advisors” beginning on page [●].

Opinion of Guggenheim Securities. Kindred engaged Guggenheim Securities, LLC (“Guggenheim Securities”) to act as its financial advisor in connection with Kindred’s consideration of strategic alternatives, including the merger. At the December 18, 2017 meeting of the Board, Guggenheim Securities rendered an oral opinion, which was confirmed by delivery of a written opinion dated December 19, 2017, to the Board to the effect that, as of such date and based on and subject to the matters considered, the procedures followed, the assumptions made and various limitations of and qualifications to the review undertaken, the merger consideration was fair, from a financial point of view, to the holders of Kindred common stock (other than holders of excluded shares).

The full text of Guggenheim Securities’ written opinion, which is attached as Annex D to this proxy statement, is subject to the assumptions, limitations, qualifications and other conditions contained in such opinion and is necessarily based on economic, capital markets and other conditions, and the information made available to Guggenheim Securities, as of the date of such opinion. Guggenheim Securities’ opinion was provided to the Board (in its capacity as such) for its information and assistance in connection with its evaluation of the merger consideration. Kindred encourages you to read the opinion carefully in its entirety. Guggenheim Securities’ opinion and any materials provided in connection therewith did not constitute a recommendation to the Board with respect to the merger, nor does Guggenheim Securities’ opinion constitute advice or a recommendation to any holder of Kindred common stock as to how to vote or act in connection with the merger or otherwise. Guggenheim Securities’ opinion addresses only the fairness, from a financial point of view and as of the date of such opinion, of the merger consideration to the holders of Kindred common stock (other than holders of excluded shares) to the extent expressly specified in such opinion and does not address any other term, aspect or implication of (i) the merger or the separation (including, without limitation, the form or structure of the merger or the separation), (ii) the merger agreement and the separation agreement or (iii) any other agreement, transaction document or instrument contemplated by the merger agreement or the separation agreement or to be entered into or amended in connection with the merger or the separation. Pursuant to an engagement letter between Kindred and Guggenheim Securities, Kindred has agreed to pay Guggenheim Securities a transaction fee of $17.5 million, $2.5 million of which was paid following the delivery of the Guggenheim Securities opinion, and the remainder of which is contingent upon consummation of the merger.

For a description of the opinion that the Board received from Guggenheim Securities, see “The Merger Proposal (Proposal 1) — Opinion of Kindred’s Financial Advisors” beginning on page [●].

Interests of Kindred’s Executive Officers and Directors in the Merger (see page [●])

In considering the recommendation of the Board, Kindred stockholders should be aware that certain directors and executive officers of Kindred will have interests in the proposed merger that are different from, or in addition to, the interests of Kindred stockholders generally and which may create potential conflicts of interest. The Board was aware of these interests and considered them when it adopted the merger agreement and approved the merger.

These interests include:

•	Kindred’s executive officers are entitled to protections and benefits under their respective change in control severance agreements in the event of certain terminations of employment following the completion of the merger;

•	The Kindred stock awards held by Kindred’s executive officers will be converted into replacement cash awards (with the PSUs (as defined below) converting at the target level of performance) subject to service-based vesting that entitle the holder to receive cash payments based on the merger consideration, and will fully vest and be payable in the event of certain terminations of employment following the completion of the merger;

•	The Kindred stock awards held by members of the Board will fully vest and be converted into the right to receive cash payments based on the merger consideration following the completion of the merger;

•	Kindred’s executive officers hold cash-based awards granted under Kindred’s Long-Term Incentive Plan (“LTIP performance cash awards”) which, with respect to the portion of such awards payable in respect of open performance periods (as defined below), will be converted into replacement LTIP cash awards (as defined below on page [●]) at the target level of performance subject to service-based vesting, and will fully vest and be payable in the event of certain terminations of employment following the completion of the merger;

•	With respect to the portion of the LTIP performance cash awards held by Kindred’s executive officers payable in respect of closed performance periods (as defined below on page [●]), such payments will be accelerated and payable immediately following the completion of the merger;

•	Kindred’s directors and executive officers are entitled to indemnification and insurance arrangements pursuant to the merger agreement and Kindred’s organizational documents and under certain indemnification agreements; and

•	Benjamin A. Breier, Kindred’s President and Chief Executive Officer, and David A. Causby, Kindred’s Executive Vice President and President, Kindred at Home have entered into non-binding term sheets with HospitalCo Parent and Parent (which will operate the Homecare Business), respectively, and are continuing to negotiate the principal terms and conditions of employment that would potentially apply to Mr. Breier’s and Mr. Causby’s post-closing services.

These interests are discussed in more detail in the section entitled “The Merger Proposal (Proposal 1) — Interests of Kindred’s Executive Officers and Directors in the Merger” beginning on page [●].

Financing of the Merger (see page [●])

Parent and HospitalCo Parent have obtained equity and debt financing commitments (in each case, pursuant to the respective commitment letters) for the transactions contemplated by the merger agreement and the separation agreement, the aggregate proceeds of which will be used to fund (i) the consummation of the merger and the other transactions contemplated by the merger agreement and the separation agreement, including the amounts payable under the merger agreement and any fees and expenses incurred in connection therewith, (ii) the repayment in full of all outstanding indebtedness of Kindred and its subsidiaries under its existing credit facilities and (iii) the prepayment, redemption, repurchase, tender offer, consent solicitation, change of control offer, satisfaction or discharge or other retirement in respect of Kindred’s existing senior notes.

Pursuant to equity commitment letters, dated as of December 19, 2017, TPG Partners VII, L.P., a Delaware limited partnership (“TPG VII”), TPG Kentucky Co-Invest, L.P., a Delaware limited partnership, WCAS and certain of its affiliated funds (the “WCAS funds”), Humana and Port-aux-Choix Private Investments Inc. have committed, severally but not jointly, to capitalize Parent and HospitalCo Parent, at or immediately prior to the closing, with an aggregate equity contribution in an amount of $1.940 billion, on the terms and subject to the conditions set forth in the equity commitment letters.

JPMorgan Chase Bank, N.A., Morgan Stanley Senior Funding, Inc., Citigroup Global Markets Inc., Goldman Sachs Bank USA, Bank of America, N.A., Capital One, National Association, Royal Bank of Canada and Wells Fargo Bank, National Association have committed to provide to Parent, severally but not jointly, upon the terms and subject to the conditions set forth in the Parent debt commitment letter (as defined on page [●]), debt financing in the aggregate amount of up to $2.115 billion, consisting of a $1.360 billion senior secured first lien term facility, a $280 million senior secured first lien revolving facility and a $475 million senior secured second lien term facility. In addition, JPMorgan Chase Bank, N.A., Citigroup Global Markets Inc., Goldman Sachs Bank USA, Morgan Stanley Senior Funding, Inc., Bank of America, N.A., Capital One, National Association, Royal Bank of Canada and Wells Fargo Bank, National Association have committed to provide to

HospitalCo Parent, severally but not jointly, upon the terms and subject to the conditions set forth in the HospitalCo Parent debt commitment letter (as defined on page [●]), debt financing in the aggregate amount of up to $860 million, consisting of a $410 million senior secured term loan facility and a $450 million senior secured asset-based loan facility. The consummation of the merger is not subject to any financing conditions.

Limited Guarantee (see page ([●])

Subject to the terms and conditions set forth in limited guarantees, dated December 19, 2017 (collectively, the “limited guarantees”), each of TPG VII, the WCAS funds, Humana and Port-aux-Choix Private Investments Inc. (collectively, the “Guarantors”) have guaranteed the payment obligations of Parent with respect to (i) the obligation of Parent under the merger agreement to pay the reverse termination fee if the merger agreement is terminated under specified circumstances (see the section entitled “The Merger Agreement — Termination Fees and Expenses” beginning on page [●]) and (ii) Parent’s obligation to pay certain interest and expenses and certain reimbursement and indemnification obligations of Parent under the merger agreement, including enforcement costs and expenses related to transactions contemplated by the separation agreement, subject to certain caps and limitations set forth in the merger agreement and the limited guarantees.

The Guarantors’ obligations under the limited guarantees are subject to an aggregate cap equal to $110 million.

Antitrust Review Required for the Merger and Other Regulatory Filings (see page [●])

Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), we cannot complete the merger until we have given notification and furnished information to the Federal Trade Commission (“FTC”) and the Antitrust Division of the Department of Justice (“DOJ”), and until the applicable waiting period has expired or has been terminated. On January 19, 2018, Kindred and an affiliate of TPG each filed a premerger notification and report form under the HSR Act, as a result of which the applicable waiting period under the HSR Act is scheduled to expire on February 20, 2018 at 11:59 p.m., Eastern Time, unless otherwise earlier terminated or extended if the DOJ or FTC requests additional information and documentary material.

The obligation of the parties to the merger agreement to consummate the merger is also subject to obtaining certain state licensure or regulatory approvals as set forth in the merger agreement.

While we have no reason to believe it will not be possible to complete the antitrust review or obtain the applicable state licensure or regulatory approvals in a timely manner, there is no certainty that these will be completed within the periods of time currently contemplated or that a regulatory challenge to the merger will not be made.

Material U.S. Federal Income Tax Consequences of the Merger (see page [●])

The exchange of Kindred common stock for cash in the merger will be a taxable transaction for U.S. federal income tax purposes and may also be taxable under state and local and other tax laws. You should read the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page [●]. The tax consequences of the merger to you will depend on your particular circumstances. You should consult your tax advisors regarding the U.S. federal income tax consequences of the merger to you in your particular circumstances, as well as tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Separation Agreement (see page [●])

Simultaneously with the execution of the merger agreement, Kindred entered into the separation agreement with Parent, HospitalCo Parent and Hospital Merger Sub. Upon the terms and subject to conditions of the separation agreement, promptly following the effective time, the surviving entity will be separated from Kindred’s Homecare Business and acquired by HospitalCo Parent.

The closing of the merger is conditioned on the satisfaction or waiver of the conditions to consummate the separation contemplated by the separation agreement. The rights and obligations of the parties to the separation agreement are governed by the specific terms and conditions of the separation agreement and not by any summary or other information in this proxy statement. Therefore, the information in this proxy statement regarding the separation agreement and the transactions contemplated thereby is qualified in its entirety by reference to the separation agreement, a copy of which is attached as Annex B to this proxy statement and is incorporated herein by reference. We encourage you to read the separation agreement carefully and in its entirety because it is the principal legal agreement that governs the transactions contemplated by the separation agreement.

Kindred stockholders are not required to adopt or approve the separation agreement or the transactions contemplated by the separation agreement, and you are not being asked to vote to adopt or approve the separation agreement or the transactions contemplated by the separation agreement at the special meeting.

Appraisal Rights (see page [●])

Stockholders are entitled to appraisal rights under the General Corporation Law of the State of Delaware (the “DGCL”), in connection with the merger, provided that stockholders comply with the requirements of Section 262 of the DGCL. Any stockholder who does not vote in favor of the merger proposal and who otherwise complies with the requirements of Section 262 has the right to seek appraisal of his, her or its shares of Kindred common stock and to receive payment in cash for the “fair value” of his, her or its shares of Kindred common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be fair value. The ultimate amount stockholders receive in an appraisal proceeding may be less than, equal to or more than the amount a stockholder would have received under the merger agreement.

To exercise appraisal rights, a stockholder must deliver a written demand for appraisal to Kindred before the vote is taken on the adoption of the merger agreement, must not vote, in person or by proxy, in favor of the proposal to adopt the merger agreement and must continue to hold the shares of Kindred common stock of record from the date of making the demand for appraisal through the effective time. As such, merely voting against, abstaining or failing to vote on the proposal to adopt the merger agreement will not preserve your right to appraisal under the DGCL. Further, because a properly submitted proxy not marked “against” or “abstain” will be voted “for” the proposal to adopt the merger agreement, the submission of a proxy not marked “against” or “abstain” will result in the waiver of appraisal rights. A stockholder’s failure to strictly comply with the procedures specified under the DGCL will result in the loss of such stockholder’s appraisal rights. See the section entitled “The Merger Proposal (Proposal 1) — Appraisal Rights” beginning on page [●] and the text of the Delaware appraisal right statute reproduced in its entirety as Annex E to this proxy statement. Only a stockholder of record may submit a demand for appraisal. If you hold your shares of Kindred common stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm or other nominee to determine the appropriate procedures for the making of a demand for appraisal by such bank, brokerage firm or nominee. In view of the complexity of the DGCL, stockholders who may wish to pursue appraisal rights should consult their legal and financial advisors promptly.

Expected Timing of the Merger

We expect to complete the merger in the summer of 2018. However, the merger is subject to antitrust reviews, certain state licensure and regulatory approvals and various other conditions, and it is possible that factors outside of the control of Kindred, Parent or HospitalCo Parent could result in the merger being completed at a later time, or not at all. There may be a substantial amount of time between the special meeting and the completion of the merger. We expect to complete the merger promptly following the receipt of all required clearances and approvals and the satisfaction or, to the extent permitted, waiver of the other conditions to the consummation of the merger.

Restrictions on Solicitation of Takeover Proposals (see page [●])

From the date of the merger agreement until the earlier of the effective time and the valid termination of the merger agreement, subject to the exceptions described below, Kindred may not, and will cause its controlled affiliates and its and their respective officers, directors and employees (and will use its reasonable best efforts to cause its and its controlled affiliates’ other representatives) not to:

•	solicit, initiate or knowingly encourage, facilitate or induce any inquiries regarding, or the making of any proposal or offer that constitutes or would reasonably be expected to lead to, the submission of any takeover proposal (as defined in the section entitled “The Merger Agreement — Restrictions on Solicitation of Takeover Proposals” beginning on page [●]);

•	conduct or engage in any discussions or negotiations regarding, or furnish to any third party any non-public information relating to Kindred or any of its subsidiaries with or for the purpose of facilitating, inducing or encouraging, any takeover proposal (other than to contact a person making an unsolicited takeover proposal for purposes of clarifying the terms thereof or referring such person to the restrictions under the merger agreement);

•	approve, endorse or recommend any takeover proposal; or

•	enter into any letter of intent, acquisition agreement, merger agreement or other similar agreement (other than a confidentiality agreement permitted by the terms of the merger agreement) relating to any takeover proposal.

Additionally, Kindred must not resolve to do any of the foregoing prohibited activities. Furthermore, Kindred has agreed, and agreed to cause its controlled affiliates and its and their respective officers, directors and employees (and to use its reasonable best efforts to cause its and its controlled affiliates’ other representatives), to cease immediately and cause to be terminated, any and all existing activities, discussions or negotiations, if any, with any third parties with respect to any takeover proposal existing at the time the merger agreement was entered into. Kindred has agreed to use its reasonable best efforts to cause any such third party (or its agents and advisors) in possession of non-public information in respect of Kindred or any of its subsidiaries that was furnished by or on behalf of Kindred and its subsidiaries to return or destroy (and confirm destruction of) all such information, and to terminate access of all persons (other than Parent, Kindred and their respective subsidiaries and representatives) to any “data room” with respect to any takeover proposal.

Notwithstanding the foregoing non-solicitation restrictions, Kindred may waive any standstill or similar agreement solely to the extent necessary to permit a third party to make, on a confidential basis to the Board, a takeover proposal, conditioned on such third party agreeing that Kindred shall not be prohibited from providing any information to Parent regarding any such takeover proposal as required by, and in accordance with, the merger agreement.

Further, notwithstanding the foregoing non-solicitation restrictions and Kindred’s obligations under the merger agreement relating to the special meeting, if prior to obtaining the approval of the merger proposal by Kindred stockholders at the special meeting, Kindred receives a bona fide, unsolicited takeover proposal that did not result from a breach of Kindred’s non-solicitation covenants and that the Board determines in good faith (after consultation with its financial advisors and outside legal counsel) constitutes or would reasonably be expected to lead to a superior proposal (as defined in the section entitled “The Merger Agreement — Restrictions on Solicitation of Takeover Proposals” beginning on page [●]), the Board, indirectly or through representatives, may:

•	provide access to Kindred’s employees, properties, assets, books and records and furnish information (including non-public information) with respect to Kindred to the third party that has made such takeover proposal and its representatives, provided that such third party executes a confidentiality agreement with confidentiality, non-solicitation and standstill terms no less restrictive to such third party than those contained in the confidentiality agreements between Kindred and the members of the Consortium or their affiliates, subject to certain exceptions, and that all such information has previously been provided to Merger Sub prior to or is provided to Merger Sub contemporaneously with the provision to such third party; and

•	engage in or otherwise participate in negotiations or discussions with any such third party regarding the bona fide, unsolicited takeover proposal.

but in each case only if the Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable law.

Kindred has agreed to notify Merger Sub promptly (but in any event within 24 hours after receipt) in the event that it receives any takeover proposal or any inquiry or request for information that would reasonably be expected to lead to a takeover proposal. In such notice, Kindred has agreed to identify the third party making, and details of any material terms and conditions of, any such takeover proposal or inquiry and provide copies of any written proposals, draft agreements and all draft or executed financing commitments and related documentation. Kindred has also agreed to keep Merger Sub reasonably informed on a current basis of the status of any such takeover proposal, including any changes in timing, amount or form of consideration, conditionality or other material terms of (or any other material developments with respect to) any takeover proposal, and to promptly (and in any event no later than 24 hours after receipt), provide Merger Sub copies of any additional or revised written proposals, draft agreements and all draft or executed financing commitments and related documentation, and provide Merger Sub with prior written notice, contemporaneously with notice to the Board, of any meeting of the Board at which the Board is reasonably expected to consider any takeover proposal. Kindred has agreed that it will not enter into any agreement that prohibits it from providing to Merger Sub the information contemplated by the non-solicitation provisions of the merger agreement.

Conditions to the Closing of the Merger (see page [●])

The obligations of the parties to the merger agreement to effect the merger are subject to the satisfaction or, to the extent permitted, waiver of various conditions, including the following:

•	the merger agreement has been adopted by the affirmative vote of the holders of a majority of the outstanding shares of Kindred common stock entitled to vote thereon;

•	no governmental entity of competent jurisdiction has enacted, issued, promulgated, enforced or entered any laws or orders that make illegal, enjoin or otherwise prohibit consummation of the merger or the separation or the other transactions contemplated by the merger agreement or the separation agreement;

•	any waiting period applicable to the consummation of the merger or the hospital merger (as defined in the section entitled “The Merger Agreement — Separation Agreement” beginning on page [●]) under the HSR Act has expired or been earlier terminated without the imposition of any burdensome condition, as further described in the sections entitled “The Merger Proposal (Proposal 1) — Antitrust Review Required for the Merger and Other Regulatory Filings” and “The Merger Agreement — Conditions to the Closing of the Merger” beginning on pages [●] and [●], respectively;

•	certain required state healthcare consents and licenses have been obtained and are in full force and effect or, in the case of any consent or license the attainment of which requires delivery of a document or the taking of an action following the effective time, the parties have received written confirmation from the applicable government entity that such consent or license will be issued and in full force and effect promptly following the effective time subject only to the delivery of such document or the taking of such action; and

•	(i) Kindred has consummated the purchase of certain properties and has, prior to or on December 31, 2017, or such later date as Ventas, Inc. (“Ventas”) agrees, consummated the payment of $700 million to Ventas as consideration for such purchase and (ii) a specified provision of Kindred’s master lease with Ventas, permitting certain change of control transactions of the type contemplated by the merger agreement, is in full force and effect. Subsequent to the date of the merger agreement, on December 21, 2017, Kindred consummated the purchase of the applicable properties and payment of the required consideration to Ventas, causing the effectiveness of the Ventas master lease amendment provision. As a result, this condition to the closing of the merger has been satisfied.

The obligations of Parent, HospitalCo Parent and Merger Sub to effect the merger are subject to the satisfaction or, to the extent permitted, waiver of certain other conditions, including the following:

•	Kindred’s representations and warranties in the merger agreement shall be true and correct as of the date of the merger agreement and as of the effective time in the manner described under “The Merger Agreement — Conditions to the Closing of the Merger” beginning on page [●];

•	Kindred has performed or complied in all material respects with each of its obligations, agreements and covenants under the merger agreement at or prior to the effective time in the manner described under “The Merger Agreement — Conditions to the Closing of the Merger” beginning on page [●];

•	since the date of the merger agreement, there has not been any company material adverse effect, homecare material adverse effect or hospital material adverse effect (each as defined on page [●]), or any event, occurrence, fact, condition, change or effect that would reasonably be expected to have, individually or in the aggregate, a company material adverse effect, homecare material adverse effect or hospital material adverse effect, as applicable;

•	the closing conditions to consummate the separation transactions pursuant to the separation agreement have been satisfied or waived in accordance with the terms of the separation agreement; and

•	Kindred has completed certain entity conversions in the manner described under “The Merger Agreement — Conditions to the Closing of the Merger” beginning on page [●].

The obligations of Kindred to effect the merger are subject to the satisfaction or, to the extent permitted, waiver of certain other conditions, including the following:

•	Parent’s, HospitalCo Parent’s and Merger Sub’s representations and warranties in the merger agreement shall be true and correct as of the date of the merger agreement and as of the effective time in the manner described under “The Merger Agreement — Conditions to the Closing of the Merger” beginning on page [●];

•	Parent, HospitalCo Parent and Merger Sub have performed or complied in all material respects with each of their obligations, agreements and covenants under the merger agreement at or prior to the effective time in the manner described under “The Merger Agreement — Conditions to the Closing of the Merger” beginning on page [●].

Termination of the Merger Agreement (see page [●])

Kindred or Merger Sub may terminate the merger agreement under the following circumstances:

•	by mutual written consent of Kindred and Merger Sub;

•	if the merger has not been consummated on or before August 17, 2018, subject to certain limitations described under “The Merger Agreement — Termination of the Merger Agreement” beginning on page [●];

•	if any governmental entity of competent jurisdiction has enacted, issued, promulgated, enforced or entered any law or order making illegal, permanently enjoining or otherwise permanently prohibiting the consummation of the merger or the separation, and such law or order has become final and nonappealable, subject to certain limitations described under “The Merger Agreement — Termination of the Merger Agreement” beginning on page [●]; or

•	if the merger agreement has been submitted to Kindred stockholders for adoption at the special meeting or at any adjournment or postponement thereof and the affirmative vote of the holders of a majority of the outstanding shares of Kindred common stock adopting the merger agreement has not been obtained at the special meeting (including any such adjournment or postponement thereof).

Merger Sub may terminate the merger agreement by written notice to Kindred:

•	if, prior to the adoption of the merger agreement by Kindred stockholders at the special meeting or any adjournment or postponement thereof, (i) Kindred has failed to include, in the proxy statement distributed to Kindred stockholders, the recommendation of the Board that Kindred stockholders vote in favor of the merger proposal, (ii) a company adverse recommendation change (as defined in the section entitled “The Merger Agreement — Restrictions on Solicitation of Takeover Proposals” beginning on page [●]) has occurred or (iii) Kindred has committed a willful and material breach of any of its material obligations under the non-solicitation covenants contained in the merger agreement; or

•	if Kindred has breached or failed to perform any of its representations, warranties, covenants or agreements in the merger agreement such that the conditions to Parent’s, HospitalCo Parent’s and Merger Sub’s obligation to consummate the merger would not be satisfied (and such breach or condition is not curable or, if curable, is not cured prior to the earlier of (i) August 17, 2018 and (ii) the date that is 30 days after written notice thereof is given by Merger Sub), subject to certain limitations described under “The Merger Agreement — Termination of the Merger Agreement” beginning on page [●].

Kindred may terminate the merger agreement by written notice to Parent and Merger Sub:

•	if, prior to the adoption of the merger agreement by Kindred stockholders at the special meeting or any adjournment or postponement thereof, the Board authorizes Kindred, in compliance with the terms of the merger agreement, to enter into a company acquisition agreement (as defined in the section entitled “The Merger Agreement — Restrictions on Solicitation of Takeover Proposals” beginning on page [●]) with respect to a superior proposal and Kindred concurrently pays the termination fee;

•	if either Parent or Merger Sub has breached or failed to perform any of its representations, warranties, covenants or agreements in the merger agreement such that the conditions to Kindred’s obligation to consummate the merger would not be satisfied (and such breach or condition is not curable or, if curable, is not cured prior to the earlier of (i) August 17, 2018 and (ii) the date that is 30 days after written notice thereof is given by Kindred), subject to certain limitations described under “The Merger Agreement — Termination of the Merger Agreement” beginning on page [●]; or

•	if (i) the conditions to Parent’s, HospitalCo Parent’s and Merger Sub’s obligations to consummate the closing have been satisfied or waived in accordance with the merger agreement (other than those conditions that by their nature are to be satisfied at or immediately prior to the closing, provided that each such condition is then capable of being satisfied at the closing), (ii) Kindred has irrevocably confirmed to Parent in writing that it is prepared and able to consummate the closing and (iii) Parent and Merger Sub fail to consummate the closing by the later of (A) the third business day following the date of the notice described in clause (ii) and (B) the date the closing is otherwise required to have occurred pursuant to the merger agreement.

Termination Fees and Expenses (see page [●])

Upon termination of the merger agreement, under certain specified circumstances, Kindred may be required to pay a termination fee of $29 million and reimburse the documented out-of-pocket expenses of Parent,

HospitalCo Parent and certain of their affiliates in connection with the merger agreement, the separation agreement and the financing up to $10 million, pursuant to the terms and conditions of the merger agreement. If the merger proposal is submitted to a vote of Kindred stockholders and approval of the merger proposal is not obtained, Kindred will be required to reimburse Merger Sub for the documented out-of-pocket expenses of Parent, HospitalCo Parent and certain of their affiliates in connection with the merger agreement, the separation agreement and the financing up to $7.5 million. Upon termination of the merger agreement, under certain specified circumstances, Parent may be required to pay Kindred a reverse termination fee of $61.5 million and to reimburse certain Kindred expenses, including an expense reimbursement payment equal to $5 million and up to $13.5 million of reasonable and documented out-of-pocket expenses incurred by Kindred in connection with the implementation of the separation transactions, pursuant to the terms and conditions of the merger agreement. See the section entitled “The Merger Agreement — Termination Fees and Expenses” beginning on page [●] for a discussion of the circumstances under which the parties will be required to pay a termination fee and/or reimburse expenses.

Directors’ and Officers’ Indemnification and Insurance (see page [●])

For a period of six years from the effective time, Parent and HospitalCo Parent shall, and shall cause the surviving entity and the surviving entity in the hospital merger to, jointly and severally indemnify and provide advancement of expenses to the current and former officers and directors of Kindred and its subsidiaries as provided for in their respective organizational documents or certain other agreements in effect on the date of the merger agreement. In addition, any such rights related to indemnification or advancement of expenses contained in the relevant organizational documents must be maintained in effect for such six year period without alteration or amendment in any manner adverse to any indemnified party without such indemnified party’s prior written consent, except as required by applicable law. Furthermore, for a period of six years, the surviving entity and the surviving entity in the hospital merger will maintain either Kindred’s existing directors’ and officers’ liability insurance policies or insurance policies for the directors and officers that are no less advantageous in the aggregate than Kindred’s existing directors’ and officers’ liability insurance policies, subject to the cost limitations set forth in the merger agreement. In lieu of providing such coverage, the surviving entity and the surviving entity in the hospital merger may purchase a six-year “tail policy” containing terms and conditions that are no less advantageous in the aggregate to the insured than the current policies of Kindred’s directors’ and officers’ liability insurance policies, subject to the cost limitations set forth in the merger agreement.

Delisting and Deregistration of Kindred Common Stock (see page [●])

As promptly as practicable following the completion of the merger, Kindred common stock will be delisted from the NYSE and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Market Prices of Kindred Common Stock (see page [●])

On December 15, 2017, the last trading day before The Wall Street Journal published an article stating that Kindred was in advanced negotiations with the Consortium regarding a potential sale transaction, the closing price per share of Kindred common stock on the NYSE was $8.60. The closing price of the Kindred common stock on the NYSE on [●], 2018, the most recent practicable date prior to the filing of this proxy statement, was $[●] per share. You are encouraged to obtain current market prices of Kindred common stock in connection with voting your shares of Kindred common stock.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following are brief answers to certain questions that you may have regarding the merger, the special meeting and the proposals being considered at the special meeting. We urge you to carefully read the remainder of this proxy statement because the information in this section does not provide all of the information that might be important to you with respect to the merger and the special meeting. Additional important information is also contained in the annexes attached to this proxy statement and the documents referred to or incorporated by reference into this proxy statement.

Q.	Why am I receiving these proxy materials?

A.	On December 19, 2017, Kindred entered into a merger agreement pursuant to which Merger Sub will merge with and into Kindred, with Kindred continuing as the surviving entity in the merger. A copy of the merger agreement is attached to this proxy statement as Annex A and is incorporated by reference herein. In order to complete the merger, Kindred stockholders must vote to adopt the merger agreement. The approval of the merger proposal by our stockholders is a condition to the consummation of the merger. You are receiving this proxy statement in connection with the solicitation by the Board of proxies of Kindred stockholders in favor of the merger proposal.

You are also being asked to vote on a proposal to approve on a non-binding, advisory basis, certain compensation that will or may be paid by Kindred to its named executive officers that is based on or otherwise relates to the merger and on a proposal to approve the adjournment of the special meeting, from time to time, if necessary or appropriate, for the purpose of soliciting additional votes for the approval of the merger proposal.

This proxy statement, which you should read carefully, contains important information about the merger, the merger agreement and the special meeting of our stockholders and the matters to be voted on thereat. The enclosed materials allow you to submit a proxy to vote your shares without attending the special meeting and to ensure that your shares are represented and voted at the special meeting.

Your vote is very important. Even if you plan to attend the special meeting, we encourage you to submit a proxy as soon as possible.

Q.	What is the proposed transaction?

A.	If the merger proposal is approved by Kindred stockholders and the other conditions to the consummation of the merger contained in the merger agreement are satisfied or waived, Merger Sub will merge with and into Kindred, with Kindred continuing as the surviving entity in the merger.

Q.	What will I receive in the merger if it is completed?

A.	Under the terms of the merger agreement, if the merger is completed, you will be entitled to receive $9.00 in cash, without interest and subject to any applicable withholding taxes, for each share of Kindred common stock you own (other than any excluded shares), which represents a premium of approximately 27% to Kindred’s 90-day volume weighted average price for the period ended December 15, 2017, the last trading day before The Wall Street Journal published an article stating that Kindred was in advanced negotiations with the Consortium regarding a potential sale transaction. For example, if you own 100 shares of Kindred common stock, you will be entitled to receive $900.00 in cash in exchange for your shares (other than any excluded shares), without interest and subject to any applicable withholding taxes. You will not be entitled to receive shares in the surviving entity or in Parent.

Q.	Where and when is the special meeting, and who may attend?

A.

The special meeting will be held at [●] on [●], 2018 at [●], Eastern Time. The meeting room will open at [●], Eastern Time, and registration will begin at that time. Stockholders who are entitled to vote at the special meeting may attend the meeting. All stockholders and proxyholders will need proof of identification along with their proxy card or proof of stock ownership to enter the special meeting. Beneficial owners of shares held in “street name” who wish to attend the meeting must present proof of ownership of Kindred common stock as of the record date, such as a bank or brokerage account statement and will only be able to vote at the special meeting if they have a proxy, executed in their favor, from the stockholder of record (bank, brokerage firm or other nominee) giving them the right to vote the shares at the special meeting.

Q.	Who can vote at the special meeting?

A.	All Kindred stockholders of record as of the close of business on [●], 2018, the record date for the special meeting, are entitled to receive notice of, attend and vote at the special meeting, or any adjournment or postponement thereof. Each share of Kindred common stock is entitled to one vote on all matters that come before the special meeting. On the record date, there were [●] shares of Kindred common stock issued and outstanding, held by approximately [●] holders of record.

Q.	What matters will be voted on at the special meeting?

A.	At the special meeting, you will be asked to consider and vote on the following proposals:

•	the merger proposal;

•	the named executive officer merger-related compensation proposal; and

•	the adjournment proposal.

Stockholders may also be asked to transact such other business as may properly be brought before the special meeting or any adjournments or postponements of the special meeting, by or at the direction of the Board.

Q.	What is the position of the Board regarding the merger?

A.	After consulting with its outside legal counsel and financial advisors and after consideration of various factors, the Board has (i) determined that it is advisable and in the best interests of Kindred and our stockholders for Kindred to enter into the merger agreement, (ii) approved the execution, delivery and performance of the merger agreement and the consummation of the transactions contemplated by the merger agreement and (iii) resolved that the merger agreement be submitted to Kindred stockholders for adoption thereby in accordance with applicable law, the merger agreement and the bylaws of Kindred at a special meeting of stockholders and recommended that our stockholders vote to adopt the merger agreement.

Q.	How does the Board recommend that I vote on the proposals?

A.	Kindred’s Board recommends that you vote:

•	“FOR” the merger proposal;

•	“FOR” the named executive officer merger-related compensation proposal; and

•	“FOR” the adjournment proposal.

Q.	What vote is required to approve the merger proposal?

A.	The merger proposal will be approved if stockholders holding a majority of the shares of Kindred common stock outstanding and entitled to vote on the record date vote “FOR” the proposal.

Q.	What vote is required to approve the named executive officer merger-related compensation proposal and the adjournment proposal?

A.	Each of the named executive officer merger-related compensation proposal and the adjournment proposal will be approved if the holders of a majority of the shares of Kindred common stock present or represented by proxy at the special meeting and entitled to vote thereon on the record date vote “FOR” each such the proposal.

Q.	Do you expect the merger to be taxable to Kindred stockholders?

A.	The exchange of Kindred common stock for cash in the merger will be a taxable transaction for U.S. federal income tax purposes and may also be taxable under state, local or other tax laws. You should read the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page [●]. The tax consequences of the merger to you will depend on your particular circumstances. You should consult your tax advisors regarding the U.S. federal income tax consequences of the merger to you in your particular circumstances, as well as tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Q.	What other effects will the merger have on Kindred?

A.	If the merger is completed, Kindred common stock will be delisted from the NYSE and deregistered under the Exchange Act, and Kindred will no longer be required to file periodic reports with the SEC with respect to Kindred common stock, in each case in accordance with applicable law, rules and regulations. Following the completion of the merger, Kindred common stock will no longer be publicly traded and you will no longer have any interest in Kindred’s future earnings or growth. In addition, each share of Kindred common stock (other than excluded shares) you hold will represent only the right to receive $9.00 in cash, without interest and subject to any applicable withholding taxes.

Q.	When is the merger expected to be completed?

A.	Assuming timely satisfaction of necessary closing conditions, including the approval by our stockholders of the merger proposal, the parties to the merger agreement expect to complete the merger in the summer of 2018. However, Kindred cannot assure completion by any particular date, if at all. Because the merger is subject to a number of conditions, including the receipt of stockholder approval of the merger proposal, the expiration or termination of the waiting period under the HSR Act and the receipt of certain state licensure or regulatory approvals as set forth in the merger agreement, the exact timing of the merger cannot be determined at this time and we cannot guarantee that the merger will be completed.

Q.	What happens if the merger is not completed?

A.	If the merger proposal is not approved by Kindred stockholders, or if the merger is not completed for any other reason, Kindred stockholders will not receive any payment for their shares of Kindred common stock in connection with the merger. Instead, Kindred will remain an independent public company and shares of Kindred common stock will continue to be listed and traded on the NYSE. Kindred may be required to pay TPG VII Management, LLC (or its designee), Port-aux-Choix Private Investments Inc., WCAS Management Corporation (or its designee) and Humana an aggregate termination fee of $29 million plus an amount equal to the lesser of the Parent Expenses (as defined in the section entitled “The Merger Agreement — Termination Fees and Expenses”) and $10 million if the merger agreement is terminated in order for Kindred to enter into a definitive agreement for a superior proposal. Under certain specified circumstances, Parent may be required to pay Kindred a reverse termination fee of $61.5 million pursuant to the terms of the merger agreement. See the section entitled “The Merger Agreement — Termination Fees and Expenses” beginning on page [●] for a discussion of the circumstances under which either party will be required to pay a termination fee or reimburse any expenses.

Q.	How will our directors and executive officers vote on the merger proposal?

A.	The directors and executive officers of Kindred have informed Kindred that, as of the date of this proxy statement, they intend to vote in favor of the merger proposal.

As of the record date for the special meeting, the directors and executive officers of Kindred owned, in the aggregate, [●] shares of Kindred common stock, representing [●]% of the issued and outstanding Kindred common stock entitled to vote at the special meeting.

Q.	Do any of Kindred’s directors or executive officers have interests in the merger that may differ from or be in addition to my interests as a stockholder?

A.	Yes. In considering the recommendation of the Board with respect to the merger proposal, you should be aware that our directors and executive officers have interests in the merger that are different from, or in addition to, the interests of our stockholders generally. The Board was aware of and considered these differing interests, to the extent such interests existed at the time, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending that the merger agreement be adopted by Kindred stockholders. See the section entitled “The Merger Proposal (Proposal 1) — Interests of Kindred’s Executive Officers and Directors in the Merger.”

Q.	Why am I being asked to consider and vote on the named executive officer merger-related compensation proposal?

A.	SEC rules require Kindred to seek approval on a non-binding, advisory basis with respect to certain payments that will or may be made to Kindred’s named executive officers in connection with the merger. Approval of the named executive officer merger-related compensation proposal is not required to complete the merger.

Q.	Who is soliciting my vote? Who will pay for the cost of this proxy solicitation?

A.	The Board is soliciting your proxy, and Kindred will bear the cost of soliciting proxies. MacKenzie has been retained to assist with the solicitation of proxies, and the fees and expenses of MacKenzie will be paid by Kindred. Solicitation initially will be made by mail. Kindred and MacKenzie also will request that banks, brokerage firms, and other custodians, nominees and fiduciaries send proxy materials to the beneficial owners of shares of Kindred common stock and will, if requested, reimburse them for their reasonable out-of-pocket expenses in doing so.

Q.	What do I need to do now? If I am going to attend the special meeting, should I still submit a proxy?

A.	Carefully read and consider the information contained in and incorporated by reference into this proxy statement, including the attached annexes. Whether or not you expect to attend the special meeting in person, please submit a proxy to vote your shares as promptly as possible so that your shares may be represented and voted at the special meeting.

Q.	How do I vote if my shares are registered directly in my name?

A.	If your shares are registered directly in your name with our transfer agent, you are considered a “stockholder of record.” Stockholders of record can vote their shares of Kindred common stock in the following four ways:

•	By Internet — You may submit your proxy by going to [●] and by following the instructions on how to complete an electronic proxy card. You will need the 16-digit number included on your proxy card in order to vote by Internet.

•	By Telephone — You may submit your proxy by dialing [●] and by following the recorded instructions. You will need the 16-digit number included on your proxy card in order to vote by telephone.

•	By Mail — You may vote by mail by indicating your vote by completing, signing and dating the proxy card where indicated and by mailing or otherwise returning the card in the envelope that will be provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

•	At the Special Meeting — If you are a stockholder of record and prefer to vote your shares at the special meeting, you must bring proof of identification along with your proxy card or proof of ownership.

Even if you plan to attend the special meeting, we encourage you to submit a proxy in advance by Internet, telephone or mail so that your shares will be voted if you later decide not to attend the special meeting. Telephone and Internet facilities for the submission of a proxy to vote shares will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on [●], 2018. Proxy cards mailed with respect to shares must be received no later than [●], 2018 in order to be counted in the vote.

If you beneficially own your shares and receive a voting instruction form, you can vote by following the instructions on your voting instruction form. Please refer to information from your bank, broker or other nominee on how to submit voting instructions. Stockholders who own their shares in “street name” are not able to vote at the special meeting unless they have a proxy, executed in their favor, from the stockholder of record (bank, brokerage firm or other nominee) giving them the right to vote the shares.

Q.	How do I vote if my shares are held in the name of my bank, brokerage firm or other nominee?

A.	If your shares are held by your bank, brokerage firm or other nominee, you are considered the beneficial owner of shares held in “street name” and you will receive a form from your bank, brokerage firm or other nominee seeking instruction from you as to how your shares should be voted. If you beneficially own your shares and receive a voting instruction form, you can vote by following the instructions on your voting instruction form. Please refer to information from your bank, brokerage firm or other nominee on how to submit voting instructions. Stockholders who own their shares in “street name” are not able to vote at the special meeting unless they have a proxy, executed in their favor, from the stockholder of record (bank, brokerage firm or other nominee) giving them the right to vote the shares.

Q.	What is a proxy?

A.	A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of Kindred common stock. The written document describing the matters to be considered and voted on at the special meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of Kindred common stock is called a “proxy card.”

Q.	If a stockholder gives a proxy, how are the shares voted?

A.	Regardless of the method you choose to vote, the individuals named on the enclosed proxy card, or your proxies, will vote your shares in the way you indicate. When completing the Internet or telephone process for submitting a proxy, you may specify whether your shares would be voted “FOR” or “AGAINST” or to abstain from voting on all, some or none of the specific items of business to come before the special meeting.

If you properly sign and return your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted as recommended by the Board with respect to each proposal.

Q.	Can I change or revoke my proxy after it has been submitted?

A.	Yes. You can change or revoke your proxy at any time before the final vote at the special meeting. If you are the stockholder of record, you may change or revoke your proxy by:

•	sending a written statement to that effect to our Corporate Secretary, provided such statement is received no later than [●], 2018;

•	submitting a new proxy by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m. (Eastern Time) on [●], 2018;

•	submitting a properly signed proxy card with a later date that is received no later than [●], 2018; or

•	attending the special meeting and voting in person.

If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy in person at the special meeting if you obtain a proxy, executed in your favor, from the stockholder of record (bank, brokerage firm or other nominee) giving you the right to vote the shares.

If you submit a proxy or provide instructions to vote your shares and do not thereafter revoke such proxy or change such instructions in accordance with one of the methods set forth above, your shares will be represented and voted at the special meeting.

Q.	How many shares of Kindred common stock must be present to constitute a quorum for the special meeting? What if there is no quorum?

A.	Under our bylaws, the presence at the special meeting, in person or by proxy, of the holders of a majority of the shares of Kindred common stock issued and outstanding on the record date will constitute a quorum. There must be a quorum for business to be conducted at the special meeting. If a quorum is not present, the person presiding at the special meeting or the stockholders holding a majority of the shares of Kindred common stock present in person or by proxy at the special meeting and entitled to vote thereat may adjourn the special meeting from time to time until a quorum shall be present. Failure of a quorum to be present at the special meeting will necessitate an adjournment or postponement of the special meeting and may subject Kindred to additional expense. If the adjournment is for more than 30 days, or if a new record date is set for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. As of the close of business on the record date, there were [●] shares of Kindred common stock outstanding. Accordingly, [●] shares of Kindred common stock must be present or represented by proxy at the special meeting to constitute a quorum.

Q.	What if I abstain from voting on any proposal?

A.	If you attend the special meeting or submit (and do not thereafter revoke) a properly executed proxy card, even if you abstain from voting, your shares of Kindred common stock will still be counted for purposes of determining whether a quorum is present at the special meeting, but will not be voted on the proposals. As a result, your abstention from voting will have the same effect as a vote “AGAINST” the merger proposal, the named executive officer merger-related compensation proposal and the adjournment proposal.

Q.	Will my shares be voted if I do not sign and return my proxy card or vote by telephone or over the Internet or in person at the special meeting?

A.

If you are a stockholder of record of Kindred and you do not attend the special meeting, sign and return your proxy card by mail, submit your proxy by telephone or over the Internet, your shares will not be voted at the special meeting and will not be counted as present for purposes of determining whether a quorum exists. The failure to return your proxy card or otherwise vote your shares at the special meeting will have no effect on the outcome of the named executive officer merger-related compensation proposal or the adjournment proposal, assuming that a quorum exists. However, the vote to approve the merger proposal is based on the total number of shares of Kindred common stock outstanding as of the close of business on the record date, not just the shares that are counted as present in person or by proxy at the special meeting. As a result, if you fail to return your proxy card or otherwise vote your shares at the special meeting, it will have the same effect as a vote “AGAINST” the merger proposal.

You will have the right to receive the merger consideration if the merger proposal is approved and the merger is completed even if your shares are not voted at the special meeting. However, if your shares are not voted at the special meeting, it will have the same effect as a vote “AGAINST” the merger proposal.

Q.	What is a broker non-vote?

A.	Broker non-votes are shares held in “street name” by banks, brokerage firms or other nominees that are present or represented by proxy at the special meeting, but with respect to which the bank, brokerage firm or other nominee is not instructed by the beneficial owner of such shares how to vote on a particular proposal and such bank, brokerage firm or other nominee does not have discretionary voting power on such proposal. Because, under NYSE rules, banks, brokerage firms or other nominees holding shares in “street name” do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement, if a beneficial owner of shares of Kindred common stock held in “street name” does not give voting instructions to the bank, brokerage firm or other nominee, then those shares will not be counted as present in person or by proxy at the special meeting. As a result, it is expected that there will not be any broker non-votes in connection with any of the three proposals described in this proxy statement. The failure to issue voting instructions to your bank, brokerage firm or other nominee will have no effect on the outcome of the named executive officer merger-related compensation proposal or adjournment proposal, assuming that a quorum exists. However, the vote to approve the merger proposal is based on the total number of shares of Kindred common stock outstanding on the record date, not just the shares that are counted as present in person or by proxy at the special meeting. As a result, if you fail to issue voting instructions to your bank, brokerage firm or other nominee, it will have the same effect as a vote “AGAINST” the merger proposal.

Q.	Will my shares held in “street name” or another form of record ownership be combined for voting purposes with shares I hold of record?

A.	No. Because any shares you may hold in “street name” will be deemed to be held by a different stockholder than any shares you hold of record, any shares held in “street name” will not be combined for voting purposes with shares you hold of record. Similarly, if you own shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for each of those shares because they are held in a different form of record ownership. Shares held by a corporation or business entity must be voted by an authorized officer of the entity. Shares held in an individual retirement account must be voted under the rules governing the account.

Q.	Am I entitled to exercise appraisal rights under the DGCL instead of receiving the per share merger consideration for my shares of Kindred common stock?

A.	Yes. If you are a record holder of Kindred common stock, you are entitled to exercise appraisal rights under Section 262 of the DGCL in connection with the merger if you comply with the requirements of Section 262 of the DGCL. See the section entitled “The Merger Proposal (Proposal 1) — Appraisal Rights” beginning on page [●]. In addition, a copy of Section 262 of the DGCL is attached to this proxy statement as Annex E.

Failure to strictly comply with all procedures required by Section 262 of the DGCL will result in a loss of your right to appraisal. We encourage you to read these provisions carefully and in their entirety and, in view of their complexity, to promptly consult with your legal and financial advisors if you wish to pursue your appraisal rights in connection with the merger.

Q.	What happens if I sell my shares of Kindred common stock before the completion of the merger?

A.	If you transfer your shares of Kindred common stock and the merger is completed, you will lose your right to receive the merger consideration or to exercise appraisal rights. In order to receive the merger consideration or to exercise appraisal rights, you must hold your shares of Kindred common stock through the completion of the merger.

Q.	Should I send in my evidence of ownership now?

A.	No. After the merger is completed, you will receive transmittal materials from the paying agent for the merger with detailed written instructions for exchanging your shares of Kindred common stock for the consideration to be paid to former Kindred stockholders in connection with the merger. If you are the beneficial owner of shares of Kindred common stock held in “street name,” you may receive instructions from your bank, brokerage firm or other nominee as to what action, if any, you need to take to effect the surrender of such shares.

Q.	What does it mean if I get more than one proxy card or voting instruction card?

A.	If your shares are registered differently or are held in more than one account, you will receive more than one proxy card or voting instruction card. Please complete and return all of the proxy cards or voting instruction cards you receive (or submit each of your proxies over the Internet or by telephone) to ensure that all of your shares are voted.

Q.	What is householding and how does it affect me?

A.	The SEC’s proxy rules permit companies and intermediaries, such as brokers and banks, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing an address by delivering a single proxy statement to those stockholders, unless contrary instructions have been received. This procedure reduces the amount of duplicate information that stockholders receive and lowers printing and mailing costs for companies. Certain brokerage firms may have instituted householding for beneficial owners of common stock held through brokerage firms. If your family has multiple accounts holding common stock, you may have already received a householding notification from your broker. You may decide at any time to revoke your decision to household, and thereby receive multiple copies of proxy materials. If you wish to opt out of this procedure and receive a separate set of proxy materials in the future, or if you are receiving multiple copies and would like to receive only one, you should contact your broker, trustee or other nominee or Kindred at the address and telephone number below. A separate copy of these proxy materials will be promptly delivered upon request by writing: Kindred Healthcare, Inc., Attention: Corporate Secretary, 680 South Fourth Street, Louisville, Kentucky 40202.

Q.	What will the holders of outstanding Kindred equity awards receive in the merger?

A.	Stock Options. Each Kindred option that is outstanding immediately prior to the effective time, whether or not then vested or exercisable, will be cancelled and converted into the right to receive an amount in cash equal to the excess, if any, of the merger consideration over the exercise price of such option, subject to any applicable withholding taxes. Any Kindred option that has an exercise price that is equal to or greater than the merger consideration will be cancelled without consideration.

Other Stock Awards. Each Kindred stock award that is outstanding and vested as of immediately prior to the effective time will be cancelled and converted into the right to receive, promptly following the effective time, an amount in cash equal to the product of (i) the aggregate number of shares of Kindred common stock in respect of such stock award multiplied by (ii) the merger consideration, subject to any applicable withholding taxes. Each Kindred stock award that is outstanding and unvested as of immediately prior to the effective time, other than those unvested awards held by certain listed persons (i.e. the Kindred executive officers and other agreed-upon members of management), will be cancelled and converted into the right to receive, promptly following the effective time, an amount in cash equal to the product of (i) the aggregate number of shares of Kindred common stock in respect of such Kindred stock award multiplied by (ii) the merger consideration, subject to any applicable withholding taxes. For purposes of this cancellation and conversion of unvested Kindred stock awards, each such Kindred stock award subject to performance-based vesting conditions shall be deemed earned at the target performance level.

Each Kindred stock award that is outstanding and unvested as of immediately prior to the effective time and held by listed persons will be converted into a replacement cash award for an amount equal to the product of (x) the merger consideration and (y) the number of shares of Kindred common stock to which such Kindred stock award relates (as determined in accordance herewith). Each replacement cash award will be subject to the same terms and conditions applicable to the Kindred stock award immediately prior to the effective time (including service-based vesting on the original vesting schedule and payment on the originally scheduled vesting date of such award), except that (i) any performance-based conditions to which such Kindred stock award was subject shall be deemed earned at the target performance level so that the replacement cash award shall be subject to service-based vesting only and (ii) if such listed person’s employment is terminated by Kindred, HospitalCo Parent, Parent or their respective affiliates, as applicable, without “cause” or by such listed person for “good reason” during the service-based vesting period applicable to such listed person’s replacement cash award, such replacement cash award shall vest and become payable in full as of the date of such termination.

Q.	When will Kindred announce the voting results of the special meeting, and where can I find the voting results?

A.	Kindred intends to announce the preliminary voting results at the special meeting, and will report the final voting results of the special meeting in a Current Report on Form 8-K filed with the SEC within four business days after the meeting. All reports that Kindred files with the SEC are publicly available when filed.

Q.	Where can I find more information about Kindred?

A.	You can find more information about us from various sources described in the section entitled “Where You Can Find Additional Information” beginning on page [●] of this proxy statement.

Q.	Who can help answer my other questions?

A.	If you have questions about the merger, require assistance in submitting your proxy or voting your shares, or need additional copies of this proxy statement or the enclosed proxy card, please contact our proxy solicitor:

105 Madison Avenue

New York, New York 10016

Call Toll-Free (800) 322-2885

(212) 929-5500 (Call Collect)

Email: proxy@mackenziepartners.com

If your bank, brokerage firm or other nominee holds your shares, you should also call your bank, brokerage firm or other nominee for additional information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Some of these statements can be identified by words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “would,” “should,” “will,” “intend,” “hope,” “may,” “potential,” “upside,” “seek,” “continue” and other similar expressions. Kindred cautions readers of this proxy statement that such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from Kindred’s expectations as a result of a variety of factors. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which Kindred is unable to predict or control, that may cause Kindred’s actual results, performance, or plans to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements.

Factors that could cause Kindred’s actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to, the risks detailed in our filings with the SEC, including in our most recent filings on Forms 10-K and 10-Q, factors and matters described in this proxy statement, and the following factors:

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement;

•	the failure of the parties to satisfy conditions to completion of the merger, including the failure of Kindred stockholders to approve the merger proposal or the failure of the parties to obtain required regulatory approvals;

•	the risk that regulatory or other approvals are delayed or are subject to terms and conditions that are not anticipated;

•	risks related to disruption of management’s attention from Kindred’s ongoing business operations due to the proposed transaction;

•	the effect of the announcement of the proposed merger on Kindred’s relationships with its customers, vendors and other business partners;

•	the potential difficulties in employee retention as a result of the merger;

•	Kindred may be adversely affected by changes in health care and other laws and regulations and by other economic, business, and/or competitive factors;

•	the amount of the costs, fees, expenses and charges related to the merger agreement, the separation agreement or the merger or the separation transactions, and the risk of exceeding the expected costs;

•	the failure of Parent and HospitalCo Parent to obtain the necessary debt financing arrangements set forth in the debt commitment letters received in connection with the merger;

•	the risk that the merger agreement may be terminated in circumstances that require Kindred to pay a termination fee;

•	the outcome of any legal proceedings that may be instituted against us and others related to the merger agreement;

•	risks that our stock price may decline significantly if the merger is not completed; and

•	the possibility that Parent and HospitalCo Parent could, at a later date, engage in unspecified transactions, including restructuring efforts, special dividends or the sale of some or all of Kindred’s assets to one or more purchasers, that could conceivably produce a higher aggregate value than that available to Kindred stockholders in the merger.

Consequently, all of the forward-looking statements that we make in this proxy statement are qualified by the information contained herein or contained in Kindred’s other public filings with the SEC, including (1) the information contained under this caption, and (2) the information contained under the captions “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and information in our consolidated financial statements and notes thereto included in Kindred’s most recent Annual Report on Form 10-K filed with the SEC on February 28, 2017 and in Kindred’s Quarterly Reports on Form 10-Q filed on May 9, 2017, August 9, 2017 and November 6, 2017. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements.

Kindred’s forward-looking statements speak only as of the date of this proxy statement or as of the date they are made. Kindred disclaims any intent or obligation to update any “forward looking statement” made in this proxy statement, whether as a result of new information, changed assumptions, the occurrence of unanticipated events, changes to future operating results over time or otherwise.

THE PARTIES TO THE MERGER

Kindred Healthcare, Inc.

Kindred Healthcare, Inc.

680 South Fourth Street

Louisville, Kentucky 40202

(502) 596-7300

Kindred is a healthcare services company that through its subsidiaries operates a home health, hospice and community care business, TC hospitals, IRFs, and a contract rehabilitation services business across the United States. As of September 30, 2017, our Kindred at Home division primarily provided home health, hospice, and community care services from 609 sites of service in 40 states. Our hospital division operated 77 TC hospitals (certified as LTAC hospitals under the Medicare program) in 18 states. Our Kindred Rehabilitation Services division operated 19 IRFs and 101 hospital-based acute rehabilitation units (certified as IRFs), and provided rehabilitation services primarily in hospitals and long-term care settings in 45 states.

Kindred is a corporation organized under the laws of the State of Delaware in 1998 and headquartered in Louisville, Kentucky. Our common stock is traded on the NYSE under the ticker symbol “KND”. Our corporate web address is www.kindredhealthcare.com. The information provided on the Kindred website is not part of this proxy statement and is not incorporated in this proxy statement by reference hereby or by any other reference to Kindred’s website provided in this proxy statement.

Additional information about Kindred is contained in our public filings with the SEC. See the section entitled “Where You Can Find Additional Information.”

Kentucky Hospital Holdings, LLC (HospitalCo Parent)

c/o TPG Global, LLC

ATTN: General Counsel

301 Commerce Street, Suite 3300

Fort Worth, Texas 76102

(817) 871-4000

HospitalCo Parent is a Delaware limited liability company that was formed on December 11, 2017 solely for the purpose of entering into the merger agreement, separation agreement and related agreements and completing the transactions contemplated thereby. HospitalCo Parent has not conducted any business operations other than in connection with the transactions contemplated by the merger agreement, separation agreement and the related agreements. Upon completion of the transactions contemplated thereby, Kindred will be an indirect wholly owned subsidiary of HospitalCo Parent.

As of immediately following the transactions contemplated in the separation agreement, HospitalCo Parent will be controlled by affiliates of TPG and WCAS. As of the date hereof, HospitalCo Parent is controlled by affiliates of TPG.

TPG is a leading global alternative asset firm founded in 1992 with more than $79 billion of assets under management and offices in Austin, Beijing, Boston, Dallas, Fort Worth, Hong Kong, Houston, London, Luxembourg, Melbourne, Moscow, Mumbai, New York, San Francisco, Seoul and Singapore. TPG’s investment platforms are across a wide range of asset classes, including private equity, growth venture, real estate, credit and public equity. TPG aims to build dynamic products and options for its investors while also instituting discipline and operational excellence across the investment strategy and performance of its portfolio.

Welsh, Carson, Anderson & Stowe is a private equity firm that focuses its investment activity in two target industries: technology and healthcare. Since its founding in 1979, Welsh, Carson, Anderson & Stowe has organized 16 limited partnerships with total capital of over $22 billion. It is currently investing via an equity fund, Welsh, Carson, Anderson and Stowe XII, L.P., which (together with its affiliated co-investment funds) closed on over $3.3 billion in commitments. Welsh, Carson, Anderson & Stowe has a current portfolio of approximately 20 companies with 2017 annual revenues totaling over $16 billion. Its strategy is to partner with outstanding management teams and build value for its investors through a combination of operational improvements, internal growth initiatives and strategic acquisitions.

Kentucky Homecare Holdings, Inc. (Parent)

c/o TPG Global, LLC

ATTN: General Counsel

301 Commerce Street, Suite 3300

Fort Worth, Texas 76102

(817) 871-4000

Parent is a Delaware corporation that was formed on December 11, 2017 solely for the purpose of entering into the merger agreement, separation agreement and related agreements and completing the transactions contemplated thereby. Parent has not conducted any business operations other than in connection with the transactions contemplated by the merger agreement, separation agreement and the related agreements.

As of immediately following the transactions contemplated in the separation agreement, Parent will be controlled by affiliates of each of TPG and WCAS and Humana. As of the date hereof, Parent is controlled by affiliates of TPG.

Humana is a leading health and well-being company focused on making it easy for people to achieve their best health with clinical excellence through coordinated care. Its strategy integrates care delivery, the member experience and clinical and consumer insights to encourage engagement, behavior change, proactive clinical outreach and wellness for the millions of people it serves across the country. As of September 30, 2017, it had approximately 13.8 million members in its medical benefit plans, as well as approximately 6.9 million members in its specialty products.

Kentucky Homecare Merger Sub, Inc. (Merger Sub)

c/o TPG Global, LLC

ATTN: General Counsel

301 Commerce Street, Suite 3300

Fort Worth, Texas 76102

(817) 871-4000

Merger Sub is a Delaware corporation and an indirect, wholly owned subsidiary of Parent that was formed on December 11, 2017 solely for the purpose of entering into the merger agreement and completing the transactions contemplated thereby. Merger Sub has not conducted any business operations other than in connection with the transactions contemplated by the merger agreement, separation agreement and the related agreements.

THE SPECIAL MEETING

This proxy statement is being provided to Kindred stockholders as part of a solicitation by the Board of proxies for use at the special meeting to be held at the time and place specified below, and at any properly convened meeting following an adjournment or postponement of the special meeting.

Date, Time and Place

The special meeting is scheduled to be held at [●] on [●], 2018 at [●], Eastern Time.

Purpose of the Special Meeting

At the special meeting, Kindred stockholders will be asked to consider and vote on the following proposals:

•	the merger proposal, which is further described in the sections entitled “The Merger Proposal (Proposal 1)” and “The Merger Agreement,” beginning on pages [●] and [●], respectively, and a copy of the merger agreement is attached to this proxy statement as Annex A and is incorporated herein by reference;

•	the named executive officer merger-related compensation proposal, which is further described in the sections entitled “The Merger Proposal (Proposal 1) — Interests of Kindred’s Executive Officers and Directors in the Merger” and “Advisory Vote On Named Executive Officer Merger-Related Compensation Proposal (Proposal 2)” beginning on pages [●] and [●], respectively; and

•	the adjournment proposal, which is further described in the section entitled “The Adjournment Proposal (Proposal 3)” beginning on page [●].

Stockholders may also be asked to transact such other business as may properly be brought before the special meeting or any adjournments or postponements of the special meeting, by or at the direction of the Board.

The holders of a majority of the outstanding shares of Kindred common stock entitled to vote must vote to adopt the merger agreement at the special meeting as a condition to the completion of the merger. If Kindred stockholders fail to approve the merger proposal, the merger will not occur. The vote on the named executive officer merger-related compensation proposal is a vote separate and apart from the vote to approve the merger proposal. Accordingly, a stockholder may vote to approve the merger proposal and vote not to approve the named executive officer merger-related compensation proposal, and vice versa. Because the vote on the named executive officer merger-related compensation proposal is only advisory in nature, it will not be binding on Kindred, Parent or the surviving entity. Accordingly, because Kindred is contractually obligated to pay such merger-related compensation, the compensation will be payable, subject only to the conditions applicable thereto, if the merger proposal is approved, regardless of the outcome of the advisory vote.

Other than the matters described above, Kindred does not expect a vote to be taken on any other matters at the special meeting or any adjournment or postponement thereof. However, if any other matters are properly brought before the special meeting or any adjournment or postponement thereof for consideration, the holders of the proxies will have discretion to vote on such matters in accordance with their best judgment.

Recommendation of the Board

The Board has determined that the merger, the merger agreement and the other transactions contemplated by the merger agreement, are fair to, and in the best interests, of Kindred and its stockholders and has approved and declared advisable the merger, the merger agreement, the separation agreement and the other transactions contemplated thereby. The approval of the Board was unanimous, other than Dr. Sharad Mansukani, who recused himself from the Board’s deliberations over and voting regarding the merger because Dr. Mansukani serves as a

Senior Advisor to TPG. The Board made its determination after consultation with its outside legal counsel and financial advisors and consideration of a number of factors more fully described in the section entitled “The Merger Proposal (Proposal 1) — Recommendation of the Board and Reasons for the Merger” beginning on page [●].

The Board recommends that Kindred stockholders vote “FOR” the merger proposal, “FOR” the named executive officer merger-related compensation proposal and “FOR” the adjournment proposal.

Record Date; Stockholders Entitled to Vote

Only holders of record of Kindred common stock at the close of business on [●], 2018, the record date for the special meeting, will be entitled to notice of, and to vote at, the special meeting or any adjournments or postponements of the special meeting. On the record date, [●] shares of Kindred common stock were issued and outstanding, held by approximately [●] holders of record.

Holders of record of Kindred common stock are entitled to one vote on each matter submitted to a vote at the special meeting for each share of Kindred common stock they own of record on the record date. A complete list of stockholders entitled to vote at the special meeting will be available for inspection at Kindred’s principal place of business during regular business hours for a period of no less than 10 days before the special meeting and at the special meeting.

Quorum

As of the close of business on the record date, there were [●] shares of Kindred common stock outstanding. Under our bylaws, the holders of a majority of the outstanding shares of Kindred common stock entitled to vote on a matter at the special meeting on the record date, whether in person or by proxy, will constitute a quorum. Accordingly, [●] shares of Kindred common stock must be present or represented by proxy at the special meeting to constitute a quorum. There must be a quorum for business to be conducted at the special meeting. Failure of a quorum to be represented at the special meeting will necessitate an adjournment or postponement of the special meeting and may subject Kindred to additional expense.

If you submit (and do not thereafter revoke) a properly executed proxy card, even if you abstain from voting, your shares of Kindred common stock will be counted for purposes of determining whether a quorum is present at the special meeting. In the event that a quorum is not present at the special meeting or additional votes must be solicited to adopt the merger agreement, the meeting may be adjourned or postponed to solicit additional proxies.

Required Vote

The approval of the merger proposal requires the affirmative vote of the holders of a majority of the shares of Kindred common stock outstanding on the record date and entitled to vote thereon.

The approval of the named executive officer merger-related compensation proposal (on a non-binding basis) requires the affirmative vote of the holders of a majority of the shares of Kindred common stock present in person or represented by proxy at the special meeting and entitled to vote thereon.

The approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the shares of Kindred common stock present in person or represented by proxy at the special meeting and entitled to vote thereon.

As of the record date, [●] shares of Kindred common stock were issued and outstanding, held by approximately [●] holders of record.

Abstentions and Broker Non-Votes

An abstention occurs when a stockholder attends a meeting, either in person or by proxy, but abstains from voting. At the special meeting, abstentions will be counted as present for purposes of determining whether a quorum exists. Abstaining from voting will have the same effect as a vote “AGAINST” the merger proposal, the named executive officer merger-related compensation proposal and the adjournment proposal.

If no instruction as to how to vote is given (including no instruction to abstain from voting) in an executed, duly returned and not revoked proxy, the proxy will be voted “FOR” (i) approval of the merger proposal, (ii) approval of the named executive officer merger-related compensation proposal and (iii) approval of the adjournment proposal.

Broker non-votes are shares held in “street name” by banks, brokerage firms or other nominees that are present or represented by proxy at the special meeting, but with respect to which the bank, brokerage firm or other nominee is not instructed by the beneficial owner of such shares how to vote on a particular proposal and such bank, brokerage firm or other nominee does not have discretionary voting power on such proposal. Because, under NYSE rules, banks, brokerage firms or other nominees holding shares in “street name” do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement, if a beneficial owner of shares of Kindred common stock held in “street name” does not give voting instructions to the bank, brokerage firm or other nominee, then those shares will not be permitted under NYSE rules to be voted at the special meeting, and thus will not be counted as present in person or by proxy at the special meeting. The vote to approve the merger proposal is based on the total number of shares of Kindred common stock outstanding on the record date, not just the shares that are counted as present in person or by proxy at the special meeting. As a result, if you fail to issue voting instructions to your bank, brokerage firm or other nominee, it will have the same effect as a vote “AGAINST” the merger proposal, but will have no effect on the approval of the named executive officer merger-related compensation proposal or the adjournment proposal.

Failure to Vote

If you are a stockholder of record and you do not sign and return your proxy card by mail or vote over the Internet, by telephone or in person at the special meeting, your shares will not be voted at the special meeting, will not be counted as present in person or by proxy at the special meeting and will not be counted as present for purposes of determining whether a quorum exists.

As discussed above, under NYSE rules, brokers and other record holders do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement. Accordingly, if you are the beneficial owner of shares held in “street name” and you do not issue voting instructions to your bank, brokerage firm or other nominee, your shares will not be voted at the special meeting and will not be counted as present in person or by proxy at the special meeting or counted as present for purposes of determining whether a quorum exists.

A failure to vote will have no effect on the outcome of the named executive officer merger-related compensation proposal or the adjournment proposal, assuming that a quorum exists. However, the vote to approve the merger proposal is based on the total number of shares of Kindred common stock outstanding on the record date, not just the shares that are counted as present in person or by proxy at the special meeting. As a result, if you fail to vote your shares, it will have the same effect as a vote “AGAINST” the merger proposal.

Voting by Kindred’s Directors and Executive Officers

On the record date, directors and executive officers of Kindred and their affiliates were entitled to vote [●] shares of Kindred common stock, or approximately [●]% of the shares of Kindred common stock issued and outstanding on that date. Kindred’s directors and executive officers have informed us that they intend to vote their shares in favor of the merger proposal and the other proposals to be considered at the special meeting, although none of Kindred’s directors and executive officers is obligated to do so.

Voting at the Special Meeting

If your shares are registered directly in your name with our transfer agent, you are considered a “stockholder of record.” Stockholders of record can vote their shares of Kindred common stock in the following four ways: (i) by indicating your vote by completing, signing and dating the proxy card where indicated and by mailing or otherwise returning the card in the envelope that will be provided to you, (ii) by submitting your proxy by telephone by dialing the toll-free number [●], (iii) by submitting your proxy over the Internet by going to [●] or (iv) by attending the special meeting and voting your shares in person. Even if you plan to attend the special meeting, Kindred encourages you to submit a proxy in advance by Internet, telephone or mail so that your shares will be voted if you later decide not to attend the special meeting. Votes cast in person or by proxy at the special meeting will be tabulated by the inspectors of election appointed for the special meeting, who also will determine whether a quorum is present. Telephone and Internet facilities for the submission of proxies to vote shares will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on [●], 2018. Proxy cards mailed with respect to shares must be received no later than [●], 2018 in order to be counted in the vote.

•	By Internet — You may submit your proxy by going to [●] and by following the instructions on how to complete an electronic proxy card. You will need the 16-digit number included on your proxy card in order to vote by Internet.

•	By Telephone — You may submit your proxy by dialing [●] and by following the recorded instructions. You will need the 16-digit number included on your proxy card in order to vote by telephone.

•	By Mail — You may vote by mail by indicating your vote by completing, signing and dating the proxy card where indicated and by mailing or otherwise returning the card in the envelope that will be provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

•	At the Special Meeting — If you are a stockholder of record and prefer to vote your shares at the special meeting, you must bring proof of identification along with your proxy card or proof of ownership. Kindred can provide reasonable assistance to help you participate in the special meeting if you inform the Company about your disability and how you plan to attend. Please write to the Company at 680 South Fourth Street, Louisville, Kentucky 40202, Attention: Corporate Secretary, or call at (502) 596-7300.

If your shares are held by your bank, brokerage firm or other nominee, you are considered the beneficial owner of shares held in “street name” and you will receive a form from your bank, brokerage firm or other nominee seeking instruction from you as to how your shares should be voted. You should instruct your bank, brokerage firm or other nominee how to vote your shares on each proposal in accordance with your voting instruction form. If you beneficially own your shares and receive a voting instruction form, you can vote by following the instructions on your voting instruction form. Please refer to information from your bank, broker or other nominee on how to submit voting instructions. Stockholders who hold their shares in “street name” are not able to vote at the special meeting unless they have a proxy, executed in their favor, from the stockholder of record (bank, brokerage firm or other nominee) giving them the right to vote the shares at the special meeting.

Stockholders who are entitled to vote at the special meeting may attend the special meeting. If you are a stockholder of record, you should bring the proxy card and proof of identification. If you are a beneficial owner of shares held in “street name,” you should present proof of ownership of Kindred common stock as of the record date, such as a bank or brokerage account statement, along with proof of identification.

Revocation of Proxies

You can change or revoke your proxy at any time before the final vote at the special meeting. If you are the stockholder of record, you may change or revoke your proxy by:

•	sending a written statement to that effect to our Corporate Secretary, provided such statement is received no later than [●], 2018;

•	voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m. Eastern Time on [●], 2018;

•	submitting a properly signed proxy card with a later date that is received no later than [●], 2018; or

•	attending the special meeting and voting in person.

If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy in person at the special meeting if you obtain a proxy, executed in your favor, from the stockholder of record (bank, brokerage firm or other nominee) giving you the right to vote the shares.

If you submit a proxy or provide instructions to vote your shares and do not thereafter revoke such proxy or change such instructions in accordance with one of the methods set forth above, your shares will be represented and voted at the special meeting in accordance with your instructions.

Solicitation of Proxies

The Board is soliciting your proxy, and Kindred will bear the cost of soliciting proxies. MacKenzie has been retained to assist with the solicitation of proxies and provide related proxy advisory services. MacKenzie will be paid an initial fee of $50,000 and $15,000 quarterly thereafter and will be reimbursed for its reasonable fees and expenses for these services in connection with the special meeting. Kindred will also indemnify MacKenzie for certain losses arising out of these services. Solicitation initially will be made by mail. Kindred and MacKenzie also will request that banks, brokerage firms, and other custodians, nominees and fiduciaries send proxy materials to the beneficial owners of shares of Kindred common stock and will, if requested, reimburse them for their reasonable out-of-pocket expenses in doing so.

Adjournment

In addition to the merger proposal and the named executive officer merger-related compensation proposal, Kindred stockholders are also being asked to approve the adjournment proposal, which will enable the adjournment of the special meeting for the purpose of soliciting additional votes in favor of the merger proposal if there are not sufficient votes at the time of the special meeting to approve the merger proposal. If a quorum is not present, the person presiding at the special meeting or the stockholders holding a majority of the shares of Kindred common stock present in person or by proxy at the special meeting and entitled to vote thereat may adjourn the special meeting from time to time until a quorum shall be present. If the adjournment is for more than 30 days, or if a new record date is set for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. In addition, the special meeting could be postponed before it commences, subject to the terms of the merger agreement. If the special meeting is adjourned or postponed, stockholders who have already submitted their proxies will be able to revoke them at any time prior to the final vote on the proposals. If you return a proxy and do not indicate how you wish to vote on the adjournment proposal, your shares will be voted in favor of the adjournment proposal.

The Board recommends a vote “FOR” the adjournment proposal, if necessary or appropriate, to solicit additional proxies.

Other Information

You should not send documents representing Kindred common stock with the proxy card. If the merger is completed, the paying agent for the merger will send you transmittal materials and instructions for exchanging your shares of Kindred common stock for the consideration to be paid to the former Kindred stockholders in connection with the merger.

Questions

If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact MacKenzie, our proxy solicitor, by calling toll-free at (800) 322-2885 or collect at (212) 929-5500.

THE MERGER PROPOSAL

(PROPOSAL 1)

The discussion of the merger in this proxy statement is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A and hereby is incorporated by reference into this proxy statement.

Structure of the Merger

Subject to the terms and conditions of the merger agreement and in accordance with the DGCL, at the effective time, Merger Sub will merge with and into Kindred, the separate corporate existence of Merger Sub will cease and Kindred will survive the merger as a wholly owned subsidiary of Parent.

What Stockholders Will Receive in the Merger

At the effective time, each outstanding share of Kindred common stock (other than excluded shares) will be automatically converted into the right to receive $9.00 in cash, without interest and subject to any applicable withholding taxes. After the merger is completed, holders of Kindred common stock will have only the right to receive a cash payment in respect of their shares of Kindred common stock, and will no longer have any rights as holders of Kindred common stock, including voting or other rights. Shares of Kindred common stock held by HospitalCo Parent, Parent, Merger Sub or Kindred (as treasury stock or otherwise) and their respective direct or indirect wholly owned affiliates will be cancelled at the effective time.

Treatment of Kindred Equity Awards

Stock Options. Each Kindred option that is outstanding immediately prior to the effective time, whether or not then vested or exercisable, will be cancelled and converted into the right to receive an amount in cash equal to the excess, if any, of the merger consideration over the exercise price of such option, subject to any applicable withholding taxes. Any Kindred option that has an exercise price that is equal to or greater than the merger consideration will be cancelled without consideration.

Other Stock Awards. Each Kindred stock award that is outstanding and vested as of immediately prior to the effective time will be cancelled and converted into the right to receive, promptly following the effective time, an amount in cash equal to the product of (i) the aggregate number of shares of Kindred common stock in respect of such stock award multiplied by (ii) the merger consideration, subject to any applicable withholding taxes. Each Kindred stock award that is outstanding and unvested as of immediately prior to the effective time, other than those unvested awards held by certain listed persons (i.e. the Kindred executive officers and other agreed-upon members of management), will be cancelled and converted into the right to receive, promptly following the effective time, an amount in cash equal to the product of (i) the aggregate number of shares of Kindred common stock in respect of such Kindred stock award multiplied by (ii) the merger consideration, subject to any applicable withholding taxes. For purposes of this cancellation and conversion of unvested Kindred stock awards, each such Kindred stock award subject to performance-based vesting conditions shall be deemed earned at the target performance level.

Each Kindred stock award that is outstanding and unvested as of immediately prior to the effective time and held by listed persons will be converted into a replacement cash award for an amount equal to the product of (x) the merger consideration and (y) the number of shares of Kindred common stock to which such Kindred stock award relates. Each replacement cash award will be subject to the same terms and conditions applicable to the Kindred stock award immediately prior to the effective time (including service-based vesting on the original vesting schedule and payment on the originally scheduled vesting date of such award), except that (i) any performance-based conditions to which such Kindred stock award was subject shall be deemed earned at the target performance level so that the replacement cash award shall be subject to service-based vesting only and

(ii) if such listed person’s employment is terminated by Kindred, HospitalCo Parent, Parent or their respective affiliates, as applicable, without “cause” or by such listed person for “good reason” during the service-based vesting period applicable to such listed person’s replacement cash award, such replacement cash award shall vest and become payable in full as of the date of such termination.

Effects on Kindred if the Merger Is Not Completed

If the merger proposal is not approved by Kindred stockholders or if the merger is not completed for any other reason, Kindred stockholders will not receive any payment for their shares in connection with the merger. Instead, Kindred will remain an independent public company and shares of Kindred common stock will continue to be listed and traded on the NYSE. In addition, if the merger is not completed, Kindred expects that management will operate Kindred’s business in a manner similar to that in which it is being operated today and that Kindred stockholders will continue to be subject to the same risks and opportunities to which they are currently subject, including, without limitation, risks related to laws and regulations affecting our industry, as well as the evolving healthcare regulatory environment and adverse economic conditions.

Furthermore, if the merger is not completed, and depending on the circumstances that would have caused the merger not to be completed, the price of Kindred common stock may decline. If that were to occur, it is uncertain when, if ever, the price of Kindred common stock would return to the price at which it trades as of the date of this proxy statement.

Accordingly, if the merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of Kindred common stock. If the merger is not completed, the Board will continue to evaluate and review Kindred’s business operations, properties, dividend policy and capitalization, among other things, make such changes as are deemed appropriate, and continue to seek to identify strategic alternatives to enhance stockholder value. If the merger proposal is not approved by Kindred stockholders or if the merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to Kindred will be offered or that Kindred’s business, prospects or results of operation will not be adversely impacted.

Further, upon termination of the merger agreement, under certain specified circumstances, Kindred may be required to pay an aggregate termination fee of $29 million to TPG VII Management, LLC (or its designee), Port-aux-Choix Private Investments Inc., WCAS Management Corporation (or its designee) and Humana pursuant to the terms and conditions of the merger agreement. Upon termination of the merger agreement, under certain specified circumstances, Parent may be required to pay Kindred a reverse termination fee of $61.5 million pursuant to the terms and conditions of the merger agreement. See the section entitled “The Merger Agreement — Termination Fees and Expenses” beginning on page [●] for a discussion of the circumstances under which either party will be required to pay a termination fee.

Background of the Merger

The Board, together with Kindred’s senior management, regularly reviews and assesses Kindred’s performance, stock price, risks, opportunities and strategy in light of the current business and economic environment, as well as evolving industry dynamics as they may affect Kindred’s long-term strategic goals and plans. The Board and Kindred senior management have identified, and from time to time discussed and evaluated, the significant risks associated with operating as an independent, standalone public company, including risks associated with the evolving healthcare regulatory environment across its businesses, risks associated with Kindred’s leverage profile and general operational and industry headwinds faced by Kindred, including shortages of nurses and other care givers, wage and benefit pressures, patient volume challenges for post-acute providers, the operational challenges of managing a business as complex as Kindred’s on the public markets and the increasing competitive intensity of the sectors in which Kindred operates. Additionally, from time to time, the Board and senior management, together with their legal and financial advisors, review and evaluate Kindred’s strategic opportunities for business combinations, acquisitions and other financial and strategic alternatives with a view to maximizing stockholder value.

During the spring and summer of 2016, Kindred received inquiries from several private equity firms regarding potential strategic transactions, and, at the direction of the Board, Kindred’s senior management held separate initial exploratory discussions with representatives of four private equity firms (“Financial Party A”, “Financial Party B”, “Financial Party C” and “Financial Party D”) in response to these inquiries.

In early June 2016, Mr. Breier, Kindred’s President and Chief Executive Officer and a member of the Board, met with representatives from Financial Party A, who expressed an interest in discussing a potential going-private transaction in respect of Kindred. Financial Party A did not discuss consideration or any transaction details but expressed a high level of interest in a potential transaction and requested an opportunity to conduct due diligence based on non-public information.

On July 14, 2016, the Board met telephonically with representatives of senior management and Cleary Gottlieb Steen & Hamilton LLP (“Cleary Gottlieb”), Kindred’s outside legal counsel, to discuss Financial Party A’s expressed interest in a potential strategic transaction and whether Kindred should enter into a confidentiality agreement with, and provide preliminary due diligence information to, Financial Party A to assist it in determining whether such a transaction could be viable. The Board and senior management, with input from Cleary Gottlieb, discussed whether it was then an appropriate time to explore a potential strategic transaction, and potential alternatives in the event Kindred received an offer from Financial Party A. In this regard, the Board discussed Kindred’s stock performance and the evolving operational, regulatory and reimbursement environment facing Kindred. The Board also discussed Kindred’s leverage and the limits on its available capital for growth. The Board further discussed expectations regarding levels of interest among other potential bidders and whether Kindred should conduct preliminary meetings with one or more potential bidders.

Cleary Gottlieb discussed the Board’s fiduciary duties generally and in connection with their review of Financial Party A’s interest and the Board’s consideration of potential strategic alternatives. In addition, the Board discussed the risks of proceeding with these discussions, including the risk of such discussions leading to the announcement of an unsolicited proposal to acquire Kindred, as well as other risks of potential leaks that could be detrimental to Kindred. The Board also discussed debt breakage costs that might arise in various transactions as well as restrictions under the Ventas master lease agreement that may apply, including that change of control transactions would require the consent of Ventas. After discussion, the Board determined that, in the interest of exploring options to maximize stockholder value, Kindred should enter into a confidentiality agreement with, and facilitate preliminary due diligence by, Financial Party A. The Board also discussed potential strategies to facilitate a bidding process, should a transaction appear viable, and authorized Mr. Breier to continue his planned discussions with Financial Party B, Financial Party C and Financial Party D, each of which had expressed potential interest in exploratory discussions regarding a potential strategic transaction. The Board also instructed representatives of Kindred senior management not to engage in, and not to permit other members of Kindred management to engage in, discussions with potential bidders regarding the terms of post-transaction employment or equity participation without the prior approval of the Board.

During this period, Mr. Breier also had preliminary discussions with representatives of Guggenheim Securities, Kindred’s long-time financial advisor, regarding Kindred’s potential interest in exploring a sale or other strategic alternatives.

On July 18, 2016, Kindred and Financial Party A entered into a mutual confidentiality agreement, which contained customary confidentiality provisions and an 18-month standstill provision and prohibited contact with potential debt and equity financing sources without Kindred’s approval. The confidentiality agreement further prohibited Financial Party A from engaging in any discussions with Kindred management regarding the terms of their post-transaction employment or equity participation without Kindred’s consent.

On August 2, 2016, the Board met in person with representatives of senior management for a regularly scheduled meeting. At the invitation of the Board, representatives of Guggenheim Securities and Cleary Gottlieb joined a portion of the meeting to discuss developments with respect to Financial Party A. Representatives of Guggenheim Securities discussed the amount and scope of due diligence Financial Party A had conducted to date. Guggenheim Securities then informed the Board that Financial Party A contacted Mr. Breier and indicated that Financial Party A was not prepared to proceed further with a potential transaction, given the uncertainty related to new LTAC reimbursement criteria and Financial Party A’s inability to reach a valuation of Kindred’s common stock in excess of Kindred’s then-current market price. In light of Financial Party A’s decision, the Board withheld making any further determination as to whether to proceed with a broader sale process at such time, but authorized Mr. Breier to continue to engage in discussions with Financial Party A, Financial Party B, Financial Party C and Financial Party D in order to gauge interest in a potential transaction.

During the months of October and November, 2016, Mr. Breier met with representatives of each of Financial Party A, Financial Party B, Financial Party C and Financial Party D and provided a general overview of Kindred’s integrated care strategy and each of its businesses. He also discussed risks to Kindred, including the new LTAC reimbursement criteria, and the difficulties of executing Kindred’s strategic plan and risk mitigation efforts while publicly traded. At no time during any of these meetings did the participants discuss price, valuation or other terms of a potential transaction or disclose any non-public information.

On November 7, 2016, during Kindred’s earnings release call, Mr. Breier announced Kindred’s strategic plan to exit the skilled nursing facility business. To that end, Kindred initiated a process to sell all of its owned and leased nursing centers (the “SNF divestiture”).

On November 14, 2016, Kindred entered into definitive agreements with Ventas to provide Kindred with the option to acquire the real estate for all 36 skilled nursing facilities then leased from Ventas for aggregate cash consideration of $700 million. At the same time, Ventas agreed to amend its master lease with Kindred to permit Kindred to undergo certain change of control transactions without requiring Ventas’ prior consent, subject to, among other things, Ventas’ receipt of such $700 million payment, the satisfaction of certain financial covenants, and the payment of a fee to Ventas equal to 10% of the base rent in effect under the Ventas master lease as of the consummation of any such change of control transaction.

On November 28, 2016, a consortium comprised of Financial Party B and two other private equity firms (“Financial Party E” and “Financial Party F”, respectively, and which we refer to collectively as the “Financial Party B consortium”) submitted to Mr. Breier and Ms. Phyllis R. Yale, Chair of the Board, a written proposal, based on publicly available information, to acquire Kindred for $10.50 to $12.00 per share in cash, which represented a 57% to 79% premium over Kindred’s closing stock price on November 25, 2016. The Financial Party B consortium proposed to undertake further business due diligence to confirm its price, followed by customary legal, accounting and compliance due diligence.

On December 1, 2016, the Board met telephonically with representatives of senior management. At this meeting, Mr. Breier discussed the Financial Party B consortium’s November 28 proposal. Mr. Breier highlighted that only public information had been discussed with the Financial Party B consortium given that Kindred had not entered into a confidentiality agreement with the parties. Representatives of senior management reviewed the fiduciary duties of the Board in the context of their consideration of strategic alternatives and noted that if the Board wished to pursue a potential transaction involving Kindred, the Board should consider engaging one or more financial advisors to assist with evaluation of such a transaction. Next, Mr. Breier reviewed Kindred’s financial model for the fiscal years 2017 through 2021 and discussed the key drivers and assumptions contained therein. In particular, Mr. Breier noted that the 2018 estimates assumed a full exit from the skilled nursing facility business and related overhead reductions. The Board authorized senior management to make arrangements to engage one or more financial advisors to prepare an evaluation of Kindred’s strategic alternatives. The Board also authorized Kindred to enter into confidentiality agreements with, and facilitate preliminary non-public due diligence by, the Financial Party B consortium.

On December 13 and 14, 2016, the Board met in person with representatives of senior management for a regularly scheduled meeting. Also present, at the invitation of the Board, were representatives of Barclays, Guggenheim Securities and Cleary Gottlieb. Guggenheim Securities was currently acting as financial advisor to Kindred in connection with the SNF divestiture, and representatives of Barclays had been invited by the Board to assist in reviewing potential strategic alternatives. At this meeting, the Board discussed with senior management and the Board’s advisers the challenges facing Kindred and its competitors, Kindred’s recent stock price performance, analysts’ perspectives of Kindred and its ongoing initiatives and the valuation of Kindred and its peers. Representatives of Barclays and Guggenheim Securities reviewed their preliminary financial analyses relating to Kindred. The Board and representatives of senior management and Kindred’s financial advisors discussed that (i) the shares of diversified healthcare companies often trade at a discount relative to the sum of the intrinsic values of such companies’ respective business lines and (ii) the sum of the intrinsic values of Kindred’s business lines in its entirety was not necessarily indicative of the value that would be obtained in a series of divestiture, spin-off or other business separation transactions, because such sum of intrinsic values would not reflect all potentially significant friction costs that would be associated with separating Kindred’s business lines, including dis-synergies, potential tax leakage and debt breakage costs. The Board then discussed, among other things, a variety of potential strategic alternatives, including executing the stand-alone plan, raising equity to delever or pursuing divestitures, acquisitions or a change of control transaction, including by either a private equity or strategic buyer, or group of one or more private equity and/or strategic buyers. Representatives of Barclays and Guggenheim Securities reviewed the proposal made by the Financial Party B consortium and discussed with the Board potential approaches for assessing potential strategic alternatives, including other parties that may have an interest in pursuing a transaction. Cleary Gottlieb discussed with the Board the Board’s fiduciary duties in connection with a potential sale of Kindred and the differing incentives that senior management may face if Kindred pursued a transaction with a private equity buyer as compared to a strategic buyer.

Following further discussion, the Board instructed senior management to proceed with a process to solicit proposals for a possible sale of Kindred. The Board indicated that the process should be designed to create a competitive dynamic, and should target bidders with both the ability to understand the complexities of Kindred’s businesses and the capital necessary to pursue a transaction. The Board also discussed the qualifications and experience of Barclays and Guggenheim Securities, as well as their proposed fees. Based on various factors, including each bank’s reputation and experience as an investment banking firm, their respective knowledge of the healthcare services industry generally and Kindred’s business and operations and other respective capabilities and strengths, and after making the determination that having two financial advisors who had deep experience in the healthcare services industry would be conducive to maximizing stockholder value, the Board determined to engage both banks as co-advisers in connection with a potential transaction. The Board also established a transaction committee (the “Transaction Committee”) comprised of four non-executive directors, Ms. Yale and Messrs. Paul J. Diaz, Joel Ackerman and Richard Goodman, to provide oversight of and advice to senior management with respect to Kindred’s evaluation of potential strategic alternatives.

On December 14, 2016, Kindred entered into confidentiality agreements with each of Financial Party B, Financial Party E and Financial Party F. These confidentiality agreements contained customary confidentiality provisions and 18-month standstill provisions and prohibited contact with potential debt and equity financing sources without Kindred’s approval. These confidentiality agreements also permitted Financial Party B, Financial Party E and Financial Party F to act as co-investors and further prohibited each of Financial Party B, Financial Party E and Financial Party F from engaging in any discussions with Kindred management regarding the terms of their post-transaction employment or equity participation without Kindred’s consent.

On December 16, 2016, Kindred entered into an engagement letter with each of Barclays and Guggenheim Securities to act as financial advisors to Kindred in connection with its evaluation of strategic alternatives, including a potential sale of Kindred. Prior to their engagement, representatives of Barclays and Guggenheim Securities both independently disclosed to the Board that Barclays and Guggenheim Securities had relationships with certain of the potential transaction counterparties with whom Kindred had been or was likely to be in contact and stated that they would provide a customary relationships disclosure letter if the Board decided to proceed to the next phase of a strategic review process.

Also on December 16, 2016, the Transaction Committee met telephonically with representatives of senior management, Barclays, Guggenheim Securities and Cleary Gottlieb to discuss a potential process to solicit bids for Kindred, including prospective bidders and a timeline for such process. Representatives of Barclays and Guggenheim Securities provided information about potentially interested buyers, including both private equity buyers and strategic buyers. The Transaction Committee, following discussion with Kindred’s financial advisors, directed senior management to target a set of prospective buyers that would create sufficient competitive tension for a sale process, while being manageable in scope.

Representatives of Kindred’s financial advisors classified the pool of potentially interested private equity firms based on, among other factors: prior expressed interest in evaluating a transaction with Kindred; access to sufficient capital; ability to lead a transaction of this size and complexity; and experience in the healthcare sector. Representatives of senior management, Barclays and Guggenheim Securities then discussed the potential interest of strategic buyers in the post-acute industry and that, based on factors related to the industry generally and specific to such potential strategic buyers in particular (including their financial challenges or leadership transitions, and their stated strategic direction), it was unlikely that any prospective strategic buyers would be interested in pursuing a transaction with Kindred. Members of the Transaction Committee also noted that there were risks particular to inviting potential strategic buyers, particularly those in the post-acute industry, to participate in the process at an early stage, especially if such strategic parties were unlikely to proceed with a transaction. These included the risk that rumors of such participation may discourage potential private equity buyers from committing the resources necessary to investigate a potential transaction, thereby unduly narrowing the pool of prospective bidders at an early stage in a manner that would hamper the competitive nature of the process, and the risk of providing confidential due diligence information to a potential strategic buyer that did not ultimately pursue a transaction. Members of the Transaction Committee also considered that, given their greater familiarity with business and regulatory issues generally affecting the industries in which Kindred operates, it was likely that potential strategic buyers would be capable of completing an initial due diligence investigation of Kindred more quickly than private equity buyers.

The Transaction Committee, its advisors and senior management also discussed further risks associated with leaks, particularly if a broad number of buyers were approached to gauge their interest in a potential transaction. Following discussion, taking into account input from senior management and Kindred’s advisors, it was the consensus of the Transaction Committee that senior management and the financial advisors initially should focus on private equity bidders rather than strategic bidders at this stage in the process, with the expectation that, if the process sufficiently progressed, Kindred would consider inviting potential strategic bidders to participate. The Transaction Committee further determined and noted that it would be advisable for Kindred to pursue a process with three to five actively engaged prospective bidders, so as to create meaningful competitive tension while limiting distractions to, and the draining of resources from, Kindred’s senior management. Representatives of Barclays and Guggenheim Securities provided the Transaction Committee with an illustrative timeline for a potential sale process and an illustrative timeline for the SNF divestiture.

Mr. Breier also updated the Transaction Committee on other strategic alternatives that senior management was considering, including potential strategic combinations or asset sales to delever Kindred. The Transaction Committee requested that senior management consider the effect of Kindred’s financing arrangements and potential breakage costs that may result from such delevering transactions based on different timing scenarios. Mr. Breier noted that senior management would be including those considerations in its analyses for the Board, as well as, among other variables, the tax effects associated with such transactions. The Transaction Committee directed senior management and representatives of Barclays and Guggenheim Securities to hold preliminary exploratory discussions with seven private equity firms, including Financial Party A, Financial Party B, Financial Party C, Financial Party D and three other firms (“Financial Party G”, “Financial Party H” and “Financial Party I”, respectively) in order to establish an initial bidding group of optimal size.

Following the Transaction Committee meeting, as directed by the Transaction Committee, representatives of Kindred’s financial advisors initiated contact with Financial Party A, Financial Party B, Financial Party C, Financial Party D, Financial Party G, Financial Party H and Financial Party I to solicit their interest in a potential transaction involving Kindred.

Between December 20, 2016 and January 3, 2017, Kindred and each of Financial Party C, Financial Party D, Financial Party G and Financial Party H entered into confidentiality agreements, which included customary confidentiality provisions and an 18-month standstill provision and prohibited contact with potential debt and equity financing sources without Kindred’s prior approval. Each of the confidentiality agreements also prohibited any discussions with Kindred management regarding the terms of their post-transaction employment or equity participation without Kindred’s consent. Financial Party I declined to enter into a confidentiality agreement with Kindred or otherwise participate further in the process.

On January 3, 2017, Financial Party B entered into an addendum to its confidentiality agreement with Kindred to provide that a private equity firm (“Financial Party J”) would be considered a representative of Financial Party B under Financial Party B’s confidentiality agreement.

On January 9, 2017, during the annual J.P. Morgan Healthcare Conference in San Francisco, California, at the request of Humana, Mr. Breier and other representatives of Kindred met with representatives of Humana, including Bruce Broussard, Chief Executive Officer, Brian Kane, Senior Vice President and Chief Financial Officer, and Chris Hunter, Senior Vice President and Chief Strategy Officer to discuss Kindred’s home health and other service offerings and their potential benefit to Humana.

On January 13, 2017, Kindred provided Financial Party A, the Financial Party B consortium, Financial Party C, Financial Party D, Financial Party G and Financial Party H with access to a virtual data room containing selected financial and business information regarding Kindred.

On January 18, 2017, Cleary Gottlieb had a conference call with Financial Party D’s outside legal counsel to discuss possible transaction structuring alternatives.

On January 20, 2017, Mr. Breier provided an update to the Transaction Committee on developments since representatives of Kindred’s financial advisors had contacted the private equity firms as directed by the Transaction Committee. Mr. Breier noted that six potential bidders (with the Financial Party B consortium constituting a single bidder) were currently conducting diligence based on initial materials posted in the virtual data room, and senior management would be holding meetings with the potential bidders in the upcoming weeks. Mr. Breier also provided the Transaction Committee with a draft of the management presentation to be provided to the bidders during such meetings, which presentation included a version of Kindred’s financial model that had been revised since having been reviewed with the Board at the December 1 meeting, and an illustrative development model.

Between January 24, 2017 and January 31, 2017, Kindred’s senior management conducted in-person management presentations with each of Financial Party A, the Financial Party B consortium, Financial Party C, Financial Party D, Financial Party G and Financial Party H. The management presentations included a discussion of Kindred’s long-term strategy, business segments and financial performance.

On January 26, 2017, a private equity firm (“Financial Party K”) submitted an unsolicited, non-binding written proposal (subject to the completion of due diligence) for the acquisition of Kindred for $16.00 per share in cash, which represented a 119% premium over Kindred’s closing stock price on January 25, 2017. Financial Party K’s proposal contemplated that Kindred would be separated into two businesses, “Post-Acute Co” (consisting of Kindred’s LTAC, IRF and potentially SNF businesses) and “Homecare Co” (consisting of Kindred’s home health, hospice and community care businesses). Homecare Co would be merged into a health care services company, which we refer to as Strategic Party 1. Financial Party K held an equity interest in

Strategic Party 1 and confirmed that the proposal was supported by the board of Strategic Party 1. Financial Party K’s proposal estimated $100 million of synergies in a combination of HomecareCo with Strategic Party 1.

On January 31, 2017, following approval of the Transaction Committee, Kindred entered into a confidentiality agreement with Financial Party K. This confidentiality agreement included customary confidentiality provisions and an 18-month standstill provision (which permitted Financial Party K to submit confidential proposals to the Board in the event Kindred entered into a definitive agreement to consummate, or publicly announced its plans to enter into, a change of control or similar strategic transaction) and prohibited contact with potential debt and equity financing sources without Kindred’s approval. The confidentiality agreement also prohibited any discussions with Kindred’s management regarding the terms of their post-transaction employment or equity participation without Kindred’s consent.

On January 31, 2017, a representative of Humana contacted Mr. Breier requesting him to call Mr. Broussard of Humana. Mr. Breier contacted Mr. Broussard on February 1, 2017, during which call Mr. Broussard indicated an interest in discussing potential collaborations involving Kindred and Humana. During this call, Mr. Breier indicated that Kindred was in the process of exploring strategic alternatives, and Mr. Broussard expressed Humana’s interest in a potential transaction involving Kindred. Mr. Breier subsequently informed Ms. Yale of Humana’s interest, and Ms. Yale determined to seek the Transaction Committee’s approval to include Humana in the process.

On February 2, 2017, senior management conducted an in-person management presentation with representatives from Financial Party K.

On February 6, 2017, at the direction of the Transaction Committee, representatives of Kindred’s financial advisors sent first round process letters to all of the prospective private equity bidders (other than Financial Party I, which had declined to participate in the process) requesting that each party submit a preliminary, non-binding written proposal by February 14, 2017 for the acquisition of Kindred, addressing, among other things, price and form of consideration, valuation, sources and uses of capital, focus areas for due diligence and required approvals.

On February 9, 2017, the Transaction Committee met telephonically with representatives of senior management, Barclays, Guggenheim Securities and Cleary Gottlieb to discuss updates since the December 16 Transaction Committee meeting and Mr. Breier’s January 20 update. Representatives of Kindred’s financial advisors reported that they had contacted all of the private equity firms the Transaction Committee had instructed them to contact, and, with the exception of Financial Party I, each private equity firm had expressed interest in a potential transaction and executed a confidentiality agreement. Representatives of Kindred’s financial advisors reviewed the feedback received from, and further discussions held with, the prospective private equity bidders following the management presentations. Representatives of Kindred’s financial advisors also reviewed the unsolicited proposal from Financial Party K and discussed Humana’s inbound indication of interest. Following this review, members of the Transaction Committee discussed if and when to invite other potential strategic buyers to participate in the process and the competitive sensitivities and increased risk of potential leaks in doing so. Representatives of Kindred’s financial advisors identified a potential strategic buyer (“Strategic Party 2”) that might consider engaging in a potential transaction with Kindred. The Transaction Committee, with input from senior management and representatives of Kindred’s financial advisors, discussed the relative merits of reaching out to Strategic Party 2 at that time versus waiting until after the preliminary non-binding proposals were received from the then-current bidders. The Transaction Committee concluded that representatives of Barclays and Guggenheim Securities should contact Strategic Party 2 and should refrain from contacting additional potential bidders (other than Humana) at this time.

Also on February 9, 2017, Kindred entered into a confidentiality agreement with Humana, which contained customary confidentiality provisions and an 18-month standstill provision (which permitted Humana to submit confidential proposals to the Board in the event that Kindred entered into a definitive agreement to consummate, or publicly announced its plans to enter into, a change of control or similar strategic transaction) and prohibited contact with potential debt and equity financing sources without Kindred’s approval. The confidentiality agreement also prohibited any discussions with Kindred management regarding the terms of their post-transaction employment or equity participation without Kindred’s consent.

On February 10, 2017, at the direction of the Transaction Committee, representatives of Kindred’s financial advisors initiated contact with Strategic Party 2 to solicit Strategic Party 2’s interest in a potential transaction involving Kindred.

Also on February 10, 2017, a representative from Financial Party K contacted representatives of Kindred’s financial advisors to indicate that Financial Party K had decided to not continue exploring a potential transaction with Kindred. Financial Party K indicated to representatives of Kindred’s financial advisors that the tax effects of the proposed structure, debt breakage costs, Kindred’s master lease with Ventas and its existing leverage contributed to Financial Party K’s unwillingness to move forward.

Also on February 10, 2017, a representative from Financial Party B contacted Kindred’s financial advisors to indicate that it had decided to not continue exploring a potential transaction involving Kindred, and cited the weaker than expected performance of Kindred’s LTAC business under the new LTAC reimbursement criteria and concerns regarding debt breakage costs as reasons for withdrawing. Financial Party E and Financial Party F continued as co-bidders in the process, despite Financial Party B’s withdrawal from the process.

On February 13, 2017, Messrs. Breier and Broussard met in Louisville, Kentucky, during which they discussed Kindred’s hospital division and its home health and hospice operations.

On February 14, 2017, Financial Party C, the Financial Party E and Financial Party F partnership and Financial Party H each submitted to representatives of Kindred’s financial advisors a preliminary, non-binding written proposal for a potential acquisition of Kindred, subject to various conditions, including the completion of diligence. The Financial Party E and Financial Party F partnership submitted a proposal reflecting an acquisition of Kindred at a valuation range of $10.00 to $11.00 per share in cash, which represented a 49% to 64% premium over Kindred’s closing stock price on February 13, 2017. Financial Party C submitted a proposal to acquire Kindred for $11.00 per share in cash. Financial Party H submitted a proposal reflecting an acquisition of Kindred at a valuation range of $10.00 to $11.00 per share in cash. Financial Party D submitted to representatives of Kindred’s financial advisors a preliminary, non-binding proposal for a structured minority investment in Kindred in the form of a convertible preferred instrument that would include a cash coupon with a pay-in-kind election. Financial Party D’s proposal noted that such an instrument would include “customary economic and governance provisions,” including conversion at a premium to Kindred’s stock price and board representation, but did not further specify the proposed terms of such investment or provide additional details. A representative from Financial Party G contacted representatives of Kindred’s financial advisors to indicate that Financial Party G had declined to submit a proposal and decided to not continue its exploration of a potential transaction with Kindred.

Also on February 14, 2017, Cleary Gottlieb had a conference call with Financial Party D’s outside legal counsel to further discuss transaction structuring alternatives.

On February 15, 2017, Financial Party A submitted to representatives of Kindred’s financial advisors an oral proposal to combine Kindred with one of its portfolio companies in the healthcare services industry, which we refer to as Strategic Party 3, in an all-stock transaction whereby Kindred would effectively acquire Strategic Party 3 and Financial Party A would become a minority stockholder in Kindred. Financial Party A did not provide an indicative valuation or any further details regarding its proposal.

Also on February 15, 2017, Strategic Party 1 submitted a preliminary, non-binding proposal for a “Reverse Morris Trust” transaction involving Kindred’s home health, hospice and community care businesses, collectively the “Kindred at Home” business. Strategic Party 1’s proposal contemplated a transaction in which Kindred at

Home would be spun off to Kindred’s stockholders and merged with Strategic Party 1 (“CombinedCo”), and the remaining Kindred entity (“RemainCo”) would receive a $2.1 billion cash payment. While Strategic Party 1’s proposal asserted that the combination of cash and stock would result in value to Kindred stockholders of $28 to $30 per share, this was dependent on both of the resulting companies trading at certain assumed multiples post-closing.

On February 16 and 17, 2017, the Board met in person with representatives of senior management for a regularly scheduled meeting. Representatives of Barclays, Guggenheim Securities and Cleary Gottlieb joined the portions of the meeting relating to the SNF divestiture and the potential sale of Kindred. Representatives of Kindred’s financial advisors reviewed the timeline of events to date, including the potential bidders that the Transaction Committee, in consultation with representatives of senior management and Kindred’s financial advisors, had determined to approach at this stage in the process. Representatives of Kindred’s financial advisors reviewed the management presentations that were shared with the potential bidders and the responses thereto. They then reviewed Humana’s inbound indication of interest and Financial Party K’s unsolicited proposal, which had been subsequently withdrawn. Representatives of Kindred’s financial advisors noted that, as directed by the Transaction Committee, they had reached out to Strategic Party 2 but that Strategic Party 2 had not yet responded to indicate any interest in a potential transaction with Kindred. Representatives of Kindred’s financial advisors provided an overview of the non-binding proposals received to date, each of which (other than the proposal by Financial Party D) contemplated an acquisition of all of Kindred’s outstanding equity. Representatives of Kindred’s financial advisors then discussed Financial Party D’s proposal for an equity investment of an unspecified amount. Following this discussion, the Board determined to not pursue an equity investment at that time given that, in the Board’s view, it would be highly dilutive to Kindred’s existing stockholders. Discussion then ensued with respect to Financial Party A’s proposal, which contemplated a merger of Kindred with Strategic Party 3 and the deleveraging of the combined company through an equity investment by Financial Party A. Following this discussion, the Board determined to not pursue such a transaction at that time, since Strategic Party 3 did not appear to be a strategic fit with Kindred, but instructed senior management to learn more about Strategic Party 3.

Representatives of Kindred’s financial advisors then provided an overview of Strategic Party 1’s February 15 Reverse Morris Trust proposal, and discussed with the Board that such proposal appeared to be primarily driven by Strategic Party 1’s view of the substantial amount of estimated synergies and the potential multiple expansion associated with the separation of the combined home health company from RemainCo. Representatives of Kindred’s financial advisors reviewed their preliminary financial analyses of Strategic Party 1’s proposal, including noting that their preliminary financial analyses indicated values substantially below the $28.00 to $30.00 per share estimated valuation range resulting from the potential transaction that was asserted by Strategic Party 1 in its February 15 proposal. Representatives of senior management noted that the February 15 proposal would result in a likely unsustainable degree of leverage at RemainCo and that a substantial additional equity investment would likely be required in order to make the proposal viable, and further noted the potential effects of these factors on the feasibility of effectuating such a transaction.

Representatives of Kindred’s financial advisors noted that, overall, a substantial amount of diligence and structuring work would need to be done by each of the potential bidders in order for them to assess their ability to move forward. Representatives of Kindred’s financial advisors then reviewed their preliminary financial analyses of Kindred. Representatives of Kindred’s financial advisors discussed next steps and potential process alternatives, including, among others, a cash divesture of Kindred’s hospice, community care or RehabCare businesses and a potential merger of equals with an operator of senior living communities. After discussion, the Board directed Kindred’s financial advisors to convey to Strategic Party 1 that Strategic Party 1 should submit a proposal for a transaction that involved the acquisition of Kindred in its entirety, similar to the transaction initially submitted by Financial Party K.

Following the February 16 and 17 Board meeting, each of Financial Party C, Financial Party D, the Financial Party E and Financial Party F partnership, Financial Party H and their respective advisors continued their due diligence review.

On February 17, 2017, at the direction of the Board, representatives of Barclays and Guggenheim Securities conveyed to Strategic Party 1 that Strategic Party 1 should submit a proposal for a transaction that involved the acquisition of Kindred in its entirety, similar to the transaction initially submitted by Financial Party K.

On February 21, 2017, Financial Party C and Financial Party E, citing their respective need for an equity partner in order to be able to pursue a potential transaction, requested permission to form a partnership to explore an acquisition of Kindred. In order to induce Financial Party C and Financial Party E to remain in the process, Kindred granted this request and executed an addendum to Kindred’s confidentiality agreement with each of Financial Party C and Financial Party E in order to permit them to act as co-investors.

Also on February 21, 2017, at the direction of the Board, representatives of Kindred’s financial advisors provided Humana with a process letter and requested a preliminary proposal by the week of February 27, 2017.

On February 22, 2017, a representative from Strategic Party 2 contacted representatives of Kindred’s financial advisors to indicate Strategic Party 2 was not interested in evaluating a potential transaction with Kindred.

Also on February 22, 2017, at the direction of the Board, representatives of Kindred’s financial advisors informed Financial Party D that Kindred was focused on a comprehensive solution rather than a structured minority investment. Following this conversation, a representative from Financial Party D contacted representatives of Kindred’s financial advisors to indicate that Financial Party D was only interested in a structured minority investment and had decided to not continue exploring a potential transaction involving the acquisition of Kindred.

On February 24, 2017, Kindred senior management held an in-person management presentation with representatives of Humana.

On February 27, 2017, Kindred released its 2016 year-end results and provided 2017 and 2018 earnings guidance. Kindred also announced that it would cease paying a cash dividend and use the available cash flow to repay debt and to invest in growth initiatives.

Also on February 27, 2017, Financial Party F’s legal advisor informed Cleary Gottlieb that Financial Party F had decided to not continue exploring a potential transaction with Kindred.

On March 1, 2017, Kindred entered into a confidentiality agreement with Strategic Party 1, which contained customary confidentiality provisions and an 18-month standstill provision (which permitted Strategic Party 1 to submit confidential proposals to the Board in the event that Kindred entered into a definitive agreement to consummate, or publicly announced its plans to enter into, a change of control or similar strategic transaction) and prohibited contact with potential debt and equity financing sources without Kindred’s approval. The confidentiality agreement also prohibited any discussions with Kindred management regarding the terms of their post-transaction employment or equity participation without Kindred’s consent.

On March 2, 2017, Messrs. Breier and Broussard met in New York, New York. At this meeting, they discussed, among other things, the form of consideration Humana could provide to Kindred stockholders in connection with a potential acquisition of Kindred.

On March 7, 2017, Humana submitted to representatives of Kindred’s financial advisors a preliminary, non-binding proposal (subject to, among other things, due diligence, including additional time with management to establish a better understanding of Kindred’s business, completion of the SNF divestiture resulting in net proceeds to Kindred of $130 million, consent from Ventas to the transaction prior to Humana’s execution of any definitive documents and approval from Humana’s Board and senior management team) reflecting an acquisition of Kindred at a valuation range of $11.00 to $13.00 per share in cash, which represented a 17% to 38% premium over Kindred’s closing stock price on March 6, 2017.

On March 14, 2017, Strategic Party 1 submitted to representatives of Kindred’s financial advisors a revised indicative, non-binding proposal, which contained two alternative potential transactions: (i) an acquisition of Kindred in its entirety for an estimated value of $13.00 per share with the consideration in the form of Strategic Party 1 stock, which Strategic Party 1’s financial advisors orally communicated to representatives of Kindred’s financial advisors would be conditioned upon Strategic Party 1 selling, or otherwise identifying an efficient way to separate, RemainCo from Kindred at Home and (ii) a Reverse Morris Trust transaction involving the Kindred at Home business being spun off from Kindred and merged with Strategic Party 1. Pursuant to Strategic Party 1’s first option in the revised proposal, Financial Party K would invest up to $300 million in cash to delever the new combined company, and the new combined company would be owned 34% by Kindred’s existing stockholders, 48% by Strategic Party 1’s existing stockholders and 18% by Financial Party K. The consideration in the second option in the revised proposal would consist of equity in the new combined company and a cash dividend to RemainCo. Strategic Party 1 asserted that the Reverse Morris Trust proposal would provide value of approximately $19.50 per share of Kindred common stock, which was $10 lower than the value included in Strategic Party 1’s February 15 proposal, but still substantially higher than the values indicated by the preliminary financial analyses of Kindred’s financial advisors. The proposal indicated that under either alternative in the revised proposal, Financial Party K would provide an equity investment in the new combined company in support of the transaction. Strategic Party 1’s proposal contained a request for four weeks of exclusivity.

On March 15, 2017, the Transaction Committee met telephonically with representatives of senior management, Barclays, Guggenheim Securities and Cleary Gottlieb. At this meeting, the Transaction Committee, senior management and representatives of Kindred’s financial advisors discussed the interaction between the SNF divestiture and the potential sale of Kindred. Representatives of Kindred’s financial advisors reported that all participants in the process had conveyed a clear preference for Kindred to have fully divested of its skilled nursing facilities prior to the closing of the sale of Kindred, with some bidders indicating that the completion of the SNF divestiture would be a condition to the closing of the sale of Kindred.

Representatives of senior management and Kindred’s financial advisors discussed the two alternative proposals in Strategic Party 1’s March 14 proposal, noting that they disagreed with some of the data and assumptions used in Strategic Party 1’s valuation methodology. Representatives of Kindred’s financial advisors reported that, according to indications from Strategic Party 1, it had estimated that the potential transaction would generate potentially $100 million of run-rate synergies, and Mr. Breier indicated that he believed that, subject to further diligence, this was a reasonable assumption. Representatives of Kindred’s financial advisors reviewed their preliminary financial analyses of Strategic Party 1’s two alternative proposed transactions, noting that they lacked sufficient details to fully evaluate the proposed Reverse Morris Trust transaction and that their preliminary financial analyses indicated values substantially below the $19.50 per share asserted by Strategic Party 1 in its Reverse Morris Trust proposal. The Transaction Committee discussed the viability of the publicly traded RemainCo that would result from the Reverse Morris Trust transaction, the difficulties in valuing such portion of the consideration, and concerns with the feasibility of effectuating the Reverse Morris Trust transaction given the resulting leverage of RemainCo. Following discussion, the Transaction Committee declined to grant Strategic Party 1’s exclusivity request in light of where Kindred was in the process with Humana and the other bidders.

Discussion ensued as to the potential value to be realized by Kindred’s stockholders from potential strategic and cost synergy opportunities for Humana in connection with a transaction involving Kindred. The Transaction Committee instructed representatives of Barclays and Guggenheim Securities to provide any further information to Strategic Party 1 and Humana as would be necessary or helpful for them to evaluate potential synergies, and to explain how such synergies would translate into a higher price for Kindred’s stockholders. The Transaction Committee concluded that representatives of Barclays and Guggenheim Securities should continue to attempt to create competitive tension (including continued engagement with Financial Party A, notwithstanding pending questions regarding the feasibility of Financial Party A’s proposal to merge Kindred with Strategic Party 3), expressed an openness to other bidders and structures that would maximize value for Kindred’s stockholders and instructed representatives of Kindred’s financial advisors to continue to explore ways to increase the purchase price being offered to Kindred stockholders.

On March 16, 2017, representatives of senior management and Kindred’s financial advisors met in person with representatives from Financial Party A in order for senior management to learn more about Strategic Party 3.

During the week of March 20, 2017, Kindred senior management held separate in-person or telephonic meetings with representatives of Financial Party C, Financial Party E and Financial Party H, and received and responded to written due diligence requests from Humana.

On March 23, 2017, the Board met telephonically with representatives of senior management, Barclays, Guggenheim Securities and Cleary Gottlieb. At this meeting, representatives of Kindred’s financial advisors provided the Board with an update on developments since the February 16 and 17 Board meeting. They noted that each of Financial Party C, Financial Party E, Financial Party H, Strategic Party 1 and Humana continued to conduct due diligence. Representatives of Kindred’s financial advisors then reviewed their preliminary financial analyses of Strategic Party 1’s proposal. The Board, in consultation with representatives of senior management, Barclays and Guggenheim Securities, discussed Strategic Party 1’s March 14 proposal, that the preliminary financial analyses of Kindred’s financial advisors indicated values for the Reverse Morris Trust transaction substantially lower than the valuation asserted by Strategic Party 1 in its March 14 proposal, and that senior management and Kindred’s financial advisors had been unable to obtain sufficient information from Strategic Party 1 that would support its assumptions underlying such valuation. Representatives of Kindred’s financial advisors conveyed the indication from representatives of Strategic Party 1 that Strategic Party 1 was unwilling to proceed with an exploration of the potential all-stock acquisition of Kindred unless Strategic Party 1 was granted exclusivity. Following further discussion, the Board determined that it would not grant Strategic Party 1 exclusivity.

On March 28, 2017, Kindred conducted management presentations with representatives of Humana. In addition, Mr. Breier had a call with Mr. Broussard, who conveyed Humana’s continued interest in a potential transaction involving Kindred.

On April 4, 2017, representatives of Strategic Party 1 sent representatives of Kindred’s financial advisors a follow-up letter addressed to Ms. Yale, which restated Strategic Party 1’s assertion that the March 14 Reverse Morris Trust proposal would provide $19.50 per share in value to Kindred stockholders.

On April 12, 2017, Kindred senior management met in person with Financial Party C and Financial Party E to discuss due diligence matters, with a particular focus on the LTAC business. At the direction of the Board, representatives of Barclays and Guggenheim Securities also met telephonically with representatives of Strategic Party 1’s financial advisors to discuss the proposed Reverse Morris Trust transaction.

On April 13, 2017, Messrs. Breier and Broussard met in Louisville, Kentucky, during which Mr. Broussard discussed Humana’s desire to partner with a private equity firm for the acquisition of Kindred. Mr. Broussard indicated that Humana no longer desired to purchase all of Kindred but was principally interested in the Kindred at Home business, and thus other parties would be required to purchase the remaining businesses if a sale of the whole Company were to be viable. Mr. Broussard conveyed his belief that a number of private equity firms would be interested in partnering with Humana and reiterated Humana’s desire to create a transaction with multiple parties to acquire Kindred in its entirety. Mr. Breier informed Mr. Broussard that Kindred would need a proposal from Humana with some details on a potential transaction structure with a private equity firm before Kindred would be willing to allow Humana to partner with a private equity firm. Mr. Breier subsequently received a presentation from Morgan Stanley, Humana’s financial advisor, with a high-level description of a potential structure whereby Humana would acquire the Kindred at Home business and own the remainder of Kindred in partnership with a private equity firm, which would hold a majority of the equity interest in the remainder of Kindred.

On April 17, 2017, the Transaction Committee met telephonically with representatives of senior management, Barclays, Guggenheim Securities and Cleary Gottlieb to discuss developments through that date, including Humana’s recent request for permission to partner with a private equity firm. Representatives of Kindred’s financial advisors noted that Financial Party C continued to express interest in a potential transaction, but had recently communicated a need for an additional equity partner to pursue a transaction of this size and requested Barclays’ and Guggenheim Securities’ assistance in identifying such an equity partner. Representatives of Kindred’s financial advisors informed the Transaction Committee that they were prepared to assist Financial Party C and noted that Financial Party C and Financial Party E had not yet solidified their partnership but were working to do so. Representatives of Kindred’s financial advisors informed the Transaction Committee that, as instructed by the Transaction Committee, they had conveyed to Financial Party C that the process was still very competitive and that Financial Party C needed to improve the price of its offer.

Representatives of senior management and Kindred’s financial advisors then discussed Strategic Party 1’s March 14 Reverse Morris Trust proposal. They noted that the proposal continued to reflect certain assumptions that were questionable or uncertain (including that the proposal had excluded certain debt breakage costs, had relied on share counts that were not fully-diluted, had assumed Kindred would receive substantially more than the actual expected proceeds from the SNF divestiture, and had not accounted for financing and other transaction fees). They also indicated concerns that, based on the amount of equity financing contemplated by Strategic Party 1’s proposal, the publicly traded RemainCo would have an overleveraged capital structure, which could significantly impact its valuation and the viability of the proposed transaction.

Representatives of Barclays and Guggenheim Securities reviewed their preliminary financial analyses regarding Strategic Party 1’s March 14 Reverse Morris Trust proposal, including certain illustrative analyses designed to provide an indication of the implied equity values for Kindred stockholders of CombinedCo and RemainCo. These analyses reflected senior management’s estimates for debt breakage costs, SNF divestiture proceeds and financing and other transaction fees, and at the direction of senior management, were prepared both including and excluding a theoretical additional cash investment by Party K in CombinedCo, which was designed to reduce the leverage of RemainCo.

To calculate an illustrative enterprise value for CombinedCo, Kindred’s financial advisors applied an estimated 2017 EBITDA multiple of 12.0x to the projected 2017 EBITDA for CombinedCo based on Wall Street consensus projections for Strategic Party 1 and Kindred management’s projections for the Homecare Business and the synergies expected to result from the transaction. The illustrative enterprise value was adjusted for the projected net debt of CombinedCo, the book value of noncontrolling interests and the portion of CombinedCo that Kindred stockholders would not own. Based on this adjusted illustrative enterprise value, Kindred’s financial advisors derived an implied equity value per share of CombinedCo for Kindred stockholders of $11.42 (assuming no additional cash investment by Party K) and $3.82 (including the theoretical additional cash investment by Party K).

To calculate an illustrative enterprise value for RemainCo, Kindred’s financial advisors applied an estimated 2017 EBITDAR multiple of 7.5x to the projected 2017 EBITDAR for RemainCo based on Kindred management’s projections for RemainCo. The illustrative enterprise value was adjusted for RemainCo’s capitalized rent, the projected net debt of RemainCo and the book value of noncontrolling interests. Based on this adjusted illustrative enterprise value, Kindred’s financial advisors derived an implied equity value per share of RemainCo for Kindred stockholders of $0.00 (assuming no additional cash investment by Party K) and $5.32 (including the theoretical additional cash investment by Party K).

Kindred’s financial advisors then added the implied equity values per share of CombinedCo and RemainCo, which resulted in an implied total equity value per share of Kindred common stock of $11.42 (assuming no additional cash investment by Party K) and $9.14 (including the theoretical additional cash investment by Party K).

The Transaction Committee discussed these analyses, as well as the risks relating to the potential transaction, including that the two separate public companies would continue to face risks associated with the evolving healthcare regulatory environment and general operational and industry headwinds. The Transaction Committee also considered the risks that the assumed trading multiples of each of the companies may decline over time, given that companies in the homecare business were trading at almost double their historical trading levels and that RemainCo’s trading multiple may be challenged in a slower growth environment in light of its significant rent obligations. The Transaction Committee concluded, however, that it remained advantageous to continue discussions with Strategic Party 1 regarding a potential transaction, and instructed representatives of Kindred’s financial advisors to do so.

The Transaction Committee and representatives of Kindred’s financial advisors then discussed Financial Party A’s ongoing interest in merging Kindred with Strategic Party 3 in a stock-for-stock merger. Given Strategic Party 3’s low margin and high capital expense business model, among other factors, the Board was of the view, after consultation with Kindred’s financial advisors, that this transaction was less attractive to stockholders than a sale of the whole company and should be given a lower priority.

Representatives of Kindred’s financial advisors then reviewed the recent discussions with Humana regarding Humana’s request to reach out to four private equity firms (Financial Party B, Financial Party I, TPG and WCAS) regarding forming a potential partnership in order to facilitate a potential acquisition of Kindred. Representatives of Kindred’s financial advisors noted that Sharad Mansukani, M.D., a member of the Board, served as a Senior Advisor to TPG, and senior management indicated that a process would be followed in order to appropriately address any conflict that might arise from such affiliation in the context of the Board’s evaluation of a transaction involving TPG. Discussions ensued regarding the private equity firms with which Humana proposed to partner, the impact of permitting such a partnership in the process and the potential incremental value to Kindred stockholders. The Transaction Committee directed representatives of Barclays and Guggenheim Securities to inform Humana that they could contact three private equity firms (Financial Party B, TPG and WCAS) to discuss forming a partnership to explore a potential acquisition of Kindred.

Also on April 17, 2017, a representative of Financial Party H contacted representatives of Kindred’s financial advisors and indicated Financial Party H was no longer interested in continuing its exploration of a potential transaction with Kindred at such time.

On April 18, 2017, Cleary Gottlieb had a conference call with Strategic Party 1’s outside legal advisor to discuss the proposed Reverse Morris Trust transaction.

On April 19, 2017, the media outlet Mergermarket reported that Kindred was engaged in a potential sale process. On April 18, 2017, the closing price for Kindred common stock on the NYSE had been $7.80 per share. On April 20, 2017, the next day following publication of the article, Kindred’s closing stock price was $8.95 per share, which was 14.7% higher than the closing stock price on April 18.

On April 20, 2017, Kindred entered into a confidentiality agreement with WCAS, which contained customary confidentiality provisions and an 18-month standstill provision and prohibited contact with potential debt and equity financing sources without Kindred’s approval. The confidentiality agreement also prohibited any discussions with Kindred management regarding the terms of their post-transaction employment or equity participation without Kindred’s consent.

On April 21, 2017, Kindred and Humana entered into an addendum to Humana’s confidentiality agreement, permitting Humana to have discussions and share confidential information with each of WCAS, TPG and Financial Party B in order to evaluate a potential joint proposal to acquire Kindred. Financial Party B subsequently declined to consider a potential partnership with Humana.

On April 23, 2017, Kindred entered into a confidentiality agreement with TPG, which contained customary confidentiality provisions and an 18-month standstill provision (which permitted TPG to submit confidential proposals to the Board in the event that Kindred would enter into a definitive agreement to consummate or publicly announce its plans to enter into, a change of control or similar transaction) and prohibited contact with potential debt and equity financing sources without Kindred’s approval. The confidentiality agreement also prohibited any discussions with Kindred management regarding the terms of their post-transaction employment or equity participation without Kindred’s consent. In addition, the confidentiality agreement provided notice to TPG that Kindred had engaged Cleary Gottlieb in connection with a potential transaction (like other confidentiality agreements Kindred entered into during this process) and included a waiver by TPG for such representation of Kindred because Cleary Gottlieb currently represented TPG and its affiliates in matters unrelated to TPG’s exploration of a potential transaction involving Kindred. Kindred had previously provided Cleary Gottlieb with a waiver with respect to its ongoing representation of bidders that were clients in matters that were not substantially related to matters in which Cleary Gottlieb was representing or had represented Kindred.

Throughout March and April 2017, Strategic Party 1, Financial Party C, Financial Party E and Humana continued to conduct due diligence on Kindred, including via access to an electronic data room.

On the evening of May 2, 2017, Messrs. Broussard and Breier met for dinner in Louisville, Kentucky. During dinner, Messrs. Broussard and Breier discussed generally a potential transaction between Kindred and Humana, as well as the respective businesses of Kindred and Humana.

On May 3, 2017, Kindred announced its first quarter 2017 earnings results. Following the announcement, Kindred’s closing share price was $10.60, which reflected a 6.5% increase to Kindred’s closing share price on May 2, 2017.

On May 5, 2017, Strategic Party 1 provided representatives of Kindred’s financial advisors with a letter indicating Strategic Party 1 was formally withdrawing from exploring a potential transaction with Kindred.

On May 23, 2017, Humana submitted an updated non-binding proposal for an acquisition of Kindred at a valuation range of $11.00 to $13.00 per share in cash, which represented a 7% to 26% premium over Kindred’s closing stock price on May 22, 2017. Humana’s updated proposal contemplated that Humana would continue to work with each of TPG and WCAS to form a consortium. The proposal referenced two potential alternative transaction structures that Humana was evaluating: (1) Humana and a private equity firm acquiring Kindred as a whole and an immediate separation of the Kindred at Home business from Kindred’s remaining businesses and (2) Humana and a private equity firm acquiring Kindred as a whole and, at a later date, ultimately spinning out the Kindred at Home business. Humana requested a meeting with Ventas in the near term and proposed eight weeks to complete due diligence and negotiate transaction documents.

On May 24 and 25, 2017, the Board met in person with representatives of senior management for a regularly scheduled meeting. Representatives of Barclays, Guggenheim Securities and Cleary Gottlieb joined a portion of the meeting to discuss updates with respect to the SNF divestiture and the potential transaction for the sale of Kindred. Representatives of Kindred’s financial advisors reviewed Humana’s May 23 proposal and noted that Humana was actively engaging with TPG and WCAS regarding a potential consortium to facilitate an acquisition of Kindred. During this discussion, Dr. Mansukani was asked to leave the meeting room. Representatives of Kindred’s financial advisors noted that Humana continued to invest substantial time and money in evaluating a potential transaction involving Kindred and had expressed its commitment to moving forward with the proposed timeline, provided Humana was given an opportunity to meet with Ventas to discuss the implications of the potential transaction under Kindred’s master leases with Ventas. Representatives of Barclays and Guggenheim Securities reviewed their preliminary financial analyses regarding Humana’s proposal. The Board then discussed whether to engage with Ventas and concluded that further clarity on the proposed transaction structure would be necessary prior to approaching Ventas.

Representatives of Kindred’s financial advisors then provided an update on discussions with Financial Party C, noting Financial Party C had reported it was evaluating a potential transaction structure that might involve separating Kindred into three businesses. Representatives of Kindred’s financial advisors noted Financial Party C had reported that a significant gating item for Financial Party C was its review of the tax implications of the transaction, which review would be time consuming and require substantial additional work on the part of Kindred. Financial Party C had also reported that it still needed an additional equity partner, but preferred to be close to a final transaction structure before engaging with other potential private equity partners. Mr. Breier pointed out that it was unclear whether Financial Party C and Financial Party E were still jointly evaluating a potential acquisition of Kindred. The Board then discussed tactics around how and when to reach out to Ventas. Further discussion ensued on transaction structures and whether the sale of individual business segments by Kindred would make sense. Representatives of Barclays and Guggenheim Securities reviewed their preliminary financial analyses relating to Kindred. Representatives of senior management discussed investors’ and analysts’ reactions to Kindred’s first quarter earnings results and current analysts’ price estimates and noted that, while some of the uptick in stock price might be a result of the first quarter results, the current stock price also might include a premium based on takeover speculation. Representatives of senior management noted that such takeover speculation may be further evidenced by trading activity in Kindred’s publicly traded senior notes —two tranches of which were at that time priced above par — since the Mergermarket article was published on April 19, 2017. Following these discussions, the Board directed management and representatives of Barclays and Guggenheim Securities to continue to engage with each of Humana and Financial Party C, including to inform Humana that Kindred would agree to discussions with Ventas once Humana solidified its transaction structure, and to ask Financial Party C to specify the tax information it required from Kindred in order to move forward.

On June 30, 2017, Kindred announced that it had entered into a definitive agreement for the SNF divestiture with BM Eagle Holdings, LLC, a joint venture led by affiliates of BlueMountain Capital Management, LLC.

On July 1, 2017, a representative of Financial Party C informed representatives of Kindred’s financial advisors that Financial Party C had decided to suspend further exploration of a potential transaction with Kindred at such time, based on market rumors that Humana was engaged in the process and Financial Party C’s concern that it could not be competitive on price with Humana.

On July 7, 2017, representatives of Kindred’s financial advisors received a call from Morgan Stanley with updates on Humana’s proposed transaction structure for the acquisition of Kindred. The revised structure contemplated that Kindred would be separated into a HospitalCo (comprised of the LTAC and IRF businesses) and a HomecareCo (comprised of the Kindred at Home business). HospitalCo would be owned 100% by the private equity firms, and HomecareCo would be owned 60% and 40% by the private equity firms and Humana, respectively, with Humana having the right to acquire the private equity partners’ interest in HomecareCo over time through a put/call arrangement. Morgan Stanley noted that Humana, TPG and WCAS had not arrived at a formal agreement, but were quite close with structural details to be worked out. There would be a collaboration agreement between the private equity firms and Humana and each of the separated companies would be financed independently. Morgan Stanley again expressed the Consortium’s desire to meet with Ventas regarding a potential transaction.

On July 9, 2017, a representative from Financial Party E contacted Mr. Breier to request permission, given Financial Party E’s continuing need for an equity partner in order to pursue a transaction of the size of an acquisition of Kindred, for Financial Party E to engage in discussions with an additional private equity firm (“Financial Party L”) to act as a co-investor in the potential acquisition of Kindred and for Financial Party E to contact a major bank as a potential debt financing source on a non-exclusive basis. Such permission was subsequently granted, and Kindred and Financial Party E executed an addendum to Financial Party E’s confidentiality agreement on July 18, 2017.

On July 10, 2017, Mr. Breier had an in-person meeting with Debra Cafaro, Chairman of the Board and Chief Executive Officer of Ventas, in Chicago, Illinois. Mr. Breier informed Ms. Cafaro that Kindred was in discussions regarding potential take-private transactions, including a potential take-private transaction by Humana, in partnership with a private equity firm, and described Humana’s proposed transaction structure.

During the week of July 17, 2017, Kindred senior management conducted in-person management presentations with TPG and WCAS.

On July 18, 2017, Messrs. Breier and Broussard met in person, and Mr. Breier summarized his meeting with Ms. Cafaro and discussed next steps. Mr. Breier encouraged Mr. Broussard to proceed expeditiously in finalizing the structure and terms of Humana’s consortium with the private equity firms.

Also on July 18, 2017, Kindred entered into a confidentiality agreement with Financial Party L. This confidentiality agreement included customary confidentiality provisions, an 18-month standstill provision (which permitted Financial Party L to submit confidential proposals to the Board in the event that Kindred entered into a definitive agreement to consummate, or publicly announced its plans to enter into, a change of control or similar strategic transaction), prohibited contact with potential debt and equity financing sources without Kindred’s approval and permitted Financial Party E to act as a co-investor with Financial Party L. The confidentiality agreement also prohibited any discussions with Kindred management regarding the terms of their post-transaction employment or equity participation without Kindred’s consent.

On July 20, 2017, Financial Party E and Financial Party L requested, and were granted, permission to have Financial Party J join their partnership to facilitate a potential acquisition of Kindred. Also, Financial Party F requested and was granted permission to re-enter the process and to join Financial Party E, Financial Party J and Financial Party L (the “Financial Party E consortium”) as co-bidders in connection with a potential transaction.

Also on July 20, 2017, the Transaction Committee met telephonically with representatives of senior management, Barclays and Guggenheim Securities to discuss developments through that date. Representatives of Kindred’s financial advisors provided an update on Humana’s proposed transaction structure for the acquisition of Kindred, which contemplated that Kindred would be separated into a HospitalCo (comprised of the Hospital Business) and a HomecareCo (comprised of the Homecare Business). HospitalCo would be owned 100% by the private equity firms, and HomecareCo would be owned 60% and 40% by the private equity firms and Humana, respectively, with Humana having the right to acquire the private equity partners’ interest in HomecareCo over time through a put/call arrangement. Representatives of Kindred’s financial advisors also reported to the Transaction Committee on the ongoing due diligence being conducted by Humana, TPG and WCAS, including the management presentations with TPG and WCAS held earlier in the week. Representatives of Kindred’s financial advisors also reported that representatives of Financial Party C had notified representatives of Kindred’s financial advisors that Financial Party C had decided to suspend any further exploration of a potential acquisition of Kindred. Discussion then followed over Financial Party C’s reported reasons for withdrawing from the process, including its concern that it could not be competitive with Humana on price. Representatives of Kindred’s financial advisors then reported on the formation of the Financial Party E consortium and provided an update on the status of discussions with the Financial Party E consortium. Mr. Breier then provided the Transaction Committee with an update on his meeting with Ms. Cafaro on July 10, 2017.

On July 25, 2017, the Centers for Medicare & Medicaid Services (“CMS”) issued a proposed rule (the “HHGM Proposal”) proposing to change reimbursement rates for home health reimbursement payments on or after January 1, 2019 by moving from a unit of payment based on 60-day episodes of care to 30-day episodes of care. According to multiple publications, the HHGM Proposal was estimated to result in a $950 million Medicare payment cut for home health providers in 2019. In comments submitted to CMS in connection with the HHGM Proposal, the National Association for Home Care & Hospice estimated that the HHGM Proposal would result in a greater than 15% effective payment rate cut, which substantially exceeded the estimate offered by CMS. Following announcement of the HHGM Proposal, the stock price for home health companies experienced a downturn, with Kindred’s closing stock price going from $11.35 on July 24, 2017 to a closing price of $9.55 on July 26, 2017. Kindred’s stock price continued to trade down following announcement of the HHGM Proposal, eventually reaching $5.60 on September 20, 2017.

On July 27, 2017, Kindred entered into a confidentiality agreement with Financial Party J, which contained customary confidentiality provisions and a two year standstill provision and prohibited contact with potential debt and equity financing sources without Kindred’s approval. This confidentiality agreement also permitted Financial Party E, Financial Party F, Financial Party J and Financial Party L to act as co-investors. The confidentiality agreement also prohibited any discussions with Kindred management regarding the terms of their post-transaction employment or equity participation without Kindred’s consent. Also on July 27, Kindred and Financial Party F entered into an addendum to Financial Party F’s confidentiality agreement to permit the same.

On July 28, 2017, Kindred senior management met telephonically with the Financial Party E consortium and a major bank to conduct a management presentation.

On August 1, 2017, the Financial Party E consortium submitted to representatives of Kindred’s financial advisors (i) a non-binding proposal reflecting an acquisition of Kindred at a valuation range of $10.00 to $10.50 per share in cash, subject to certain conditions, including completion of diligence, which represented a 12% to 17% premium over Kindred’s closing stock price on July 31, 2017 and (ii) a “highly confident” letter from a major bank providing for a potential debt financing structure. The Financial Party E consortium proposal included a request for exclusivity until September 15, 2017.

Also on August 1, 2017, Humana submitted to representatives of Kindred’s financial advisors a revised non-binding proposal to acquire Kindred in partnership with TPG at a valuation range of $11.00 to $12.00 per share in cash, subject to satisfaction of certain conditions including completion of diligence and a meeting with Ventas, which represented a 23% to 34% premium over Kindred’s closing stock price on July 31, 2017. The proposal noted that Humana and TPG were aligned in principal on the transaction framework, which contemplated that Kindred would be separated into two independent businesses at closing with HomecareCo owned 60% and 40% by TPG and Humana, respectively, and HospitalCo owned 100% by TPG. TPG also submitted a letter describing its support for the transaction as set forth in the Humana proposal, subject to completion of due diligence in certain focus areas (including its assessment of Kindred’s LTAC reimbursement criteria mitigation efforts to date) and satisfaction of certain other conditions.

On August 2, 2017, the Board met in person with representatives of senior management, Barclays and Guggenheim Securities to discuss the recent proposals received from each of the Humana and TPG partnership and the Financial Party E consortium and Kindred’s strategic alternatives generally. The Board, along with representatives of Barclays and Guggenheim Securities, discussed the context for Kindred’s decision to explore a potential transaction and certain impediments faced by Kindred as a standalone public company, including the impact of the regulatory environment across its LTAC, home health and other businesses, Kindred’s stock performance and leverage and the limits on its available capital for growth. The Board and representatives of senior management and Kindred’s financial advisors discussed that (i) the shares of diversified healthcare companies often trade at a discount relative to the sum of the intrinsic values of such companies’ respective business lines and (ii) the sum of the intrinsic values of Kindred’s business lines in its entirety was not necessarily indicative of the value that would be obtained in a series of divestiture, spin-off or other business separation transactions because such sum of intrinsic values would not reflect all potentially significant friction costs that would be associated with separating Kindred’s business lines, including dis-synergies, potential tax leakage and debt breakage costs. Representatives of Kindred’s financial advisors reviewed their preliminary financial analyses relating to Kindred based on Kindred management’s financial projections and, at the direction of Kindred management, sensitivity scenarios assuming Kindred achieved 95% or 90%, respectively, of the revenue and EBITDAR projections included in management’s financial projections. Over the past two years, Kindred had achieved approximately 96% of its budget.

Representatives of Barclays and Guggenheim Securities then reviewed the recent proposals from the Humana and TPG partnership and the Financial Party E consortium and provided an update on the interactions with these bidders to date. They also reported that Financial Party C had decided to suspend any further exploration of a potential acquisition of Kindred. At the request of the Board, representatives of Kindred’s financial advisors also reviewed their preliminary financial analyses of potential alternative transactions to a sale of Kindred, including a theoretical joint venture with Humana with respect to the Kindred at Home business, a number of other alternatives to extract value from the Kindred at Home business, and deleveraging alternatives as a standalone public company. The Board and representatives of senior management and Kindred’s financial advisors also discussed senior management’s estimates of the potential debt breakage costs, dis-synergies and tax leakage associated with these transactions. Following discussion of these analyses, the Board determined that no such alternative transaction presented an opportunity to achieve value for Kindred’s stockholders that was likely to be more attractive than the ongoing bidding process, but instructed senior management and representatives of Kindred’s financial advisors to continue reviewing these and other potential alternatives and to report further to the Board at a later date. The Board directed senior management and representatives of Barclays and Guggenheim Securities to continue engaging with the Humana and TPG partnership and the Financial Party E consortium.

During the August 2 Board meeting, Dr. Mansukani and the Board determined that, because Dr. Mansukani serves as a Senior Advisor to TPG, he would thereafter recuse himself from Board deliberations regarding a potential transaction with the Consortium and would not receive any related materials distributed to the Board.

On August 3, 2017, Kindred announced its second quarter 2017 earnings results, withdrew its prior 2017 earnings guidance, and revised its 2018 earnings guidance.

On August 8, 2017, with the Board’s permission, WCAS joined the Humana and TPG partnership, forming the Consortium. In permitting WCAS to join the Consortium the Board considered, among other factors, the complexity of the potential transaction with the Consortium, WCAS’ prior experience as an investor in LTAC assets, and the desire of TPG and WCAS to work together as equity partners.

On August 15, 2017, a private equity firm (“Financial Party M”) joined the Financial Party E consortium and entered into a confidentiality agreement with Kindred, which contained customary confidentiality provisions and an 18-month standstill provision and prohibited contact with potential debt and equity financing sources without Kindred’s approval. The confidentiality agreement also prohibited any discussions with Kindred’s management regarding the terms of their post-transaction employment or equity participation without Kindred’s consent.

On August 30, 2017, TPG and Kindred entered into an addendum to TPG’s confidentiality agreement, adding the Public Sector Pension Investment Board (“PSPIB”) and the Teacher Retirement System of Texas as representatives of TPG, as a result of TPG advising Kindred that it was anticipated that PSPIB and the Teacher Retirement System of Texas, or their affiliates, would join the transaction as co-investors.

On September 7, 2017, Messrs. Broussard and Breier met for breakfast in Louisville, Kentucky. During breakfast, Messrs. Broussard and Breier further discussed generally a potential transaction between Kindred and Humana.

On September 13, 2017, Kindred entered into a clean team agreement with each of TPG and WCAS, pursuant to which Kindred subsequently provided to select personnel of, and advisors to, TPG and WCAS certain information pertaining to Kindred’s third party payor agreements. The clean team agreements prohibited TPG and WCAS from sharing this diligence information, and related summary reports, with Humana.

On September 14, 2017, a representative of the Financial Party E consortium contacted representatives of Kindred’s financial advisors to inform them that the Financial Party E consortium had decided to not continue exploring a potential transaction with Kindred, citing the need for a strategic partner.

In September and October 2017, in connection with the review of Kindred’s insurance programs as a result of the SNF divestiture, senior management executed a restructuring of certain funding mechanisms and other elements of its workers’ compensation and medical malpractice insurance programs. The insurance restructuring primarily involved replacing cash collateral deposits with letters of credit and releasing other cash deposits to Kindred.

On October 3, 2017, the Consortium submitted to representatives of Kindred’s financial advisors an oral non-binding proposal to acquire Kindred for $8.00 per share in cash, representing a 13% premium to the closing price of Kindred’s common stock on October 2, 2017. Later on October 3rd, the Transaction Committee met telephonically with representatives of senior management, Barclays, Guggenheim Securities and Cleary Gottlieb to discuss updates since the August 2 Board meeting, including the Consortium proposal and Kindred’s proposed insurance restructuring. Representatives of Kindred’s financial advisors reviewed the Consortium’s oral proposal, noting that it was lower than Humana’s August 1 proposal. Representatives of Kindred’s financial advisors conveyed the reasons communicated by the Consortium for its reduced proposal, which primarily included Kindred’s revised lower financial forecasts for 2017 and 2018 (including adjustments to estimated proceeds from the SNF divestiture and other operational developments), a shortfall in net cash from the Consortium’s initial financial model which would require additional acquisition funding, and slower than expected mitigation of phase one LTAC reimbursement criteria, potential concerns regarding the effect of phase two of LTAC reimbursement criteria, the HHGM Proposal, the general possibility of a future cut to home health reimbursement and Kindred’s difficulties in meeting management financial projections and internal budgets. The Transaction Committee and representatives of senior management and Kindred’s financial advisors discussed the market’s reaction to the HHGM Proposal and the sensitivity of Kindred’s stock price to these types of unexpected developments relating to government reimbursement programs, given Kindred’s leveraged capital structure. Representatives of Kindred’s financial advisors reviewed their preliminary financial analyses relating to Kindred. Representatives of senior management then discussed the recent efforts to restructure Kindred’s insurance program. Discussions ensued on the potential value of the restructuring and its permanent nature. Representatives of Kindred’s financial advisors indicated that the Consortium was not aware of this insurance restructuring and that the Consortium might be willing to revise its bid after learning about the insurance restructuring. The Transaction Committee directed senior management and representatives of Kindred’s financial advisors to inform the Consortium about the proposed insurance restructuring and to request a higher bid with an updated timeline.

Following this meeting, at the direction of the Transaction Committee, representatives of senior management, Barclays and Guggenheim Securities met telephonically with representatives of the Consortium to discuss the near-term cash value associated with the insurance restructuring and requested a revised proposal reflecting this benefit.

On October 10, 2017, the Consortium submitted to representatives of Kindred’s financial advisors a revised oral non-binding proposal to acquire Kindred for $8.25 per share in cash, representing a 31% premium to the closing price of Kindred’s common stock on October 9, 2017. The Consortium indicated the revised proposal reflected the benefits of the insurance restructuring, some of which were offset by (i) the fact that the underlying liabilities that had previously been insured would continue to remain outstanding, (ii) other adverse liquidity and tax consequences of the insurance restructuring and (iii) other downward revisions to earnings expectations based on its recent due diligence analyses.

On October 12, 2017, Messrs. Breier and Broussard met in Louisville, Kentucky, at which Mr. Breier conveyed his disappointment with the revised October 10 proposal and the length of the diligence process to date. Mr. Breier expressed his concern as to whether the Consortium was committed to pursuing a transaction with Kindred. Mr. Broussard indicated that Humana, TPG and WCAS continued to be very interested and committed to a potential transaction with Kindred. Mr. Breier requested that the Consortium provide a revised written offer with a path to entering into a definitive agreement in the near term. Mr. Broussard indicated he would have a discussion with TPG and WCAS to determine whether the Consortium would provide a revised proposal at $9.00 per share in cash, representing a 46% premium to the closing price of Kindred’s common stock on October 11, 2017. Mr. Broussard expressed the view, however, that the Consortium would be unwilling to pay more than $9.00 per share.

On October 12, 2017, the Consortium submitted to representatives of Kindred’s financial advisors a revised non-binding written proposal to acquire Kindred at $9.00 per share in cash, representing a 46% premium to the closing price of Kindred’s common stock on October 11, 2017. The letter stated that the $9.00 per share proposal represented an effort to productively advance the dialogue with Kindred and reiterated that the Consortium was not able to justify paying more than $9.00 per share. The letter also noted that the $9.00 per share proposal reflected both positive and negative indications from the results of the Consortium’s due diligence to date, including information provided by Kindred regarding challenges in the LTAC business, additional information on Kindred’s expected cash at close and revised lower expectations for 2017, the Consortium’s assumption that the discussions with Ventas would not result in material adverse consequences to Kindred or to the Consortium and the Consortium’s assumption as to an outcome on the HHGM Proposal.

On October 13, 2017, the Board met telephonically with representatives of senior management, Barclays, Guggenheim Securities and Cleary Gottlieb to discuss, among other things, the recent price performance of Kindred common stock and the revised Consortium proposal, including Mr. Broussard’s statement that the $9.00 per share in cash was the highest price the Consortium was prepared to pay. Representatives of Kindred’s financial advisors informed the Board that on September 14, 2017, the Financial Party E consortium had declined to continue further exploration of a potential transaction, citing the need for a strategic partner. Representatives of Kindred’s financial advisors reviewed their preliminary financial analyses relating to Kindred. Representatives of senior management discussed the impact of Hurricane Harvey and Hurricane Irma on Kindred’s third quarter results and the potential impact of the HHGM Proposal and similar changes. Representatives of Kindred’s financial advisors and the Board then discussed next steps in the process, including finalizing diligence and scheduling a meeting with Ventas and the Consortium. The Board directed representatives of senior management, Barclays and Guggenheim Securities to continue engaging with the Consortium.

On October 21, 2017, the Consortium sent Kindred a deck illustrating a step-by-step plan for the proposed transaction structure, including the steps involved to separate Kindred into HomecareCo and HospitalCo.

On October 22, 2017, the Consortium sent representatives of Kindred’s financial advisors draft materials for a meeting with Ventas and a revised draft of the deck illustrating in greater detail a step-by-step plan for the proposed transaction structure.

Between October 23, 2017 and October 26, 2017, the Consortium had in-person meetings with Kindred to discuss confirmatory commercial diligence, key business segments, financial modeling, operations/separation and compliance matters.

On October 23, 2017, Kindred provided the Consortium with a draft merger agreement.

Also on October 23, 2017, representatives of Kindred, TPG, Cleary Gottlieb, Debevoise & Plimpton LLP (“Debevoise”), outside legal counsel to TPG and WCAS, and Fried, Frank, Harris, Shriver & Jacobson (“Fried Frank”), outside legal counsel to Humana, had a conference call to discuss the proposed structure slides with a particular focus on how the relevant steps might affect the Ventas master lease change of control analysis.

On October 24, 2017, Mr. Breier met telephonically with Ms. Cafaro to further discuss the potential acquisition of Kindred by the Consortium.

On October 26, 2017, Messrs. Broussard and Breier discussed the potential transaction telephonically in anticipation of the upcoming meeting with Ventas scheduled for October 30, 2017 in Chicago, Illinois.

On October 27, 2017, representatives of Cleary Gottlieb, Kindred, Debevoise and Fried Frank had a conference call to discuss diligence matters related to the separation of Kindred into HomecareCo and HospitalCo including the carve out financial statements that would be required in connection with the Consortium’s financing.

On October 30, 2017, Mr. Breier, Mr. Broussard, Mr. Jeff Rhodes, partner at TPG, and Mr. Scott Mackesy, managing partner at WCAS, met in person with Ms. Cafaro and Mr. John Cobb, Executive Vice President and

Chief Investment Officer of Ventas, to discuss the Consortium’s potential acquisition of Kindred and simultaneous separation of Kindred into HomecareCo and HospitalCo. The parties discussed next steps, and Ms. Cafaro requested additional detail on the structure, capitalization and pro forma financial statements of HospitalCo on a go-forward basis.

On November 1, 2017, CMS released its final rule for the home health care prospective payment system 2018 update without finalizing the HHGM Proposal. CMS indicated that it was not finalizing the HHGM Proposal and that it would take additional time to further engage with stakeholders to move towards a system that shifted the focus from volume of services to a more patient-centered model. The CMS announcement had a minimal impact on the trading value of Kindred’s common stock.

Also on November 1, 2017, the Executive Compensation Committee of the Board met in person with representatives of senior management at a regularly scheduled meeting to discuss, among other things, the compensation issues that would arise in connection with the potential transaction. At this meeting, senior management discussed the incentive compensation awards pursuant to Kindred’s short-term incentive plan and long-term incentive plan and their potential treatment under the merger agreement. In addition, the Executive Compensation Committee and senior management discussed the proposed terms of deal bonus and retention bonus pools to provide incentives for a successful completion of the transaction and integration planning. The Executive Compensation Committee directed senior management to continue to engage with the Consortium regarding treatment of incentive compensation and other retention matters.

On November 1 and 2, 2017, the Board met in person with representatives of senior management for a regularly scheduled meeting. Representatives of Barclays, Guggenheim Securities and Cleary Gottlieb joined a portion of the meeting to discuss developments relating to the Consortium. Representatives of Kindred’s financial advisors reported that the Consortium continued to conduct confirmatory diligence and had indicated it was moving closer to signing a definitive agreement. Mr. Breier summarized the October 30 meeting with Ms. Cafaro and representatives of the Consortium. Representatives of senior management reviewed with the Board the updated Kindred financial model for the fiscal years 2017 through 2022, which were circulated to the Board prior to the meeting. Representatives of senior management discussed with the Board the key drivers and assumptions of and the rationale for the revised financial projections, which included, among other things, accounting for an updated lower 2017 forecast, the insurance restructuring and reduced expectations for Kindred’s post-acute benefits management strategy in later years. Representatives of Barclays and Guggenheim Securities reviewed their preliminary financial analyses relating to Kindred. The Board and representatives of senior management and Kindred’s financial advisors discussed that (i) the shares of diversified healthcare companies often trade at a discount relative to the sum of the intrinsic values of such companies’ respective business lines and (ii) the sum of the intrinsic values of Kindred’s business lines in its entirety was not necessarily indicative of the value that would be obtained in a series of divestiture, spin-off or other business separation transactions because such sum of intrinsic values would not reflect all potentially significant friction costs that would be associated with separating Kindred’s business lines, including dis-synergies, potential tax leakage and debt breakage costs. The Board, along with senior management and Kindred’s financial advisors, then revisited potential strategic alternatives to extract value from the Kindred at Home business, as well as deleveraging alternatives as a standalone public company, that had been discussed during the August 2, 2017 Board meeting. Following discussion, the Board determined that these alternatives did not provide Kindred stockholders with greater value than the standalone plan nor did they provide greater certainty of value, due to various factors including the potential debt breakage costs, dis-synergies and tax leakage associated with these transactions and that most alternatives would not yield cash to Kindred stockholders. The Board discussed whether to ask the Consortium for an increased price in light of CMS’ determination to not finalize the HHGM Proposal at this time. Representatives of senior management and Kindred’s financial advisors noted that Kindred lacked visibility into how the Consortium accounted for the HHGM Proposal in their financial model. The Board also discussed the potential risk in asking for a higher price in light of Mr. Broussard’s statement that $9.00 was the highest price the Consortium was prepared to pay, and the Board determined to wait until after the next earnings announcement to consider raising the question.

On November 2, 2017 and November 9, 2017, respectively, the House Ways and Means Committee and the Senate Committee on Finance each introduced tax reform legislation under the Tax Cuts and Jobs Act, which we refer to as the “Tax Bill”. The proposed Tax Bill would, among other things, lower the federal corporate tax rate from 35% to 20%, limit the deduction for net interest expense, place a cap on the utilization of net operating losses arising after December 31, 2017 at 80% of taxable income and eliminate the ability to carryback net operating losses.

On November 5, 2017, the Consortium sent to representatives of Kindred’s financial advisors a draft exclusivity agreement, which provided for an exclusivity period through November 21, 2017, with an extension through November 29, 2017. At the direction of the Board, representatives of Kindred’s financial advisors communicated to representatives of the Consortium that, before assessing whether to agree to exclusivity, Kindred would need confirmation that the Consortium had concluded all material diligence and would need to review the Consortium’s markup of the merger agreement. The parties’ respective legal counsel exchanged comments on the draft exclusivity agreement, but the agreement was not ultimately executed.

Also on November 6, 2017, Kindred announced its third quarter 2017 earnings results, lowered its earning guidance for 2018 and described the impact of its insurance restructuring. In addition, on November 6, House Speaker Paul Ryan indicated that in 2018 the House of Representatives planned to revisit entitlement reform to address the U.S. debt and deficit.

On November 7, 2017, Kindred’s closing share price was $8.40, which reflected a 40% increase to Kindred’s closing share price on November 6. Equity research analysts covering Kindred attributed meaningful equity value primarily to information regarding Kindred’s insurance restructuring.

Also on November 7, 2017, the principals and functional leaders from the Consortium again met with representatives of Kindred in Louisville, Kentucky to discuss the operations of Kindred at Home.

On November 8, 2017, Debevoise sent Cleary Gottlieb initial comments to the merger agreement.

On November 9, 2017, Mr. Broussard called Mr. Breier to express his concern on various outstanding diligence questions related to how Humana would interface with Kindred at Home in order to achieve certain clinical outcomes.

On November 11, 2017, Messrs. Breier and Hunter met telephonically to discuss an upcoming diligence meeting related to Kindred at Home and whether Humana remained committed to moving forward with a potential transaction.

On November 12, 2017, Cleary Gottlieb had a conference call with Debevoise and Fried Frank to provide high-level feedback on the issues presented by their comments to the merger agreement. These issues included, among others: (1) bifurcation of a number of the provisions between the Homecare Business and the Hospital Business; (2) the additional conditionality presented by the separate HomecareCo material adverse effect and HospitalCo material adverse effect definitions and related closing conditions; (3) certain additional closing conditions, including with respect to the state licensure approvals and the percentage of stockholders asserting appraisal rights; (4) that Kindred’s obligation to deliver officer’s certificates to Parent and HospitalCo Parent’s financing sources, certifying the solvency of the Homecare Business and the Hospital Business after giving effect to the separation transactions, was not qualified by any standard of efforts, and that Kindred’s inability to deliver either or both of such certificates would excuse Parent and HospitalCo Parent from having to close the transaction and from paying a reverse termination fee in such circumstance; (5) the obligation for Kindred to reimburse Parent’s expenses in the event Kindred’s stockholders voted against the deal in the absence of a competing proposal (a so-called “naked no vote”); (6) the Consortium’s refusal to reimburse Kindred’s separation expenses in the event of a naked no vote or change in recommendation; and (7) reduced flexibility with respect to the completion of the SNF divestiture.

On November 13 and 14, 2017, functional leaders from the Consortium held in-person meetings in Louisville, Kentucky with representatives from Kindred to conduct further due diligence, primarily focused on Kindred at Home. Also on November 13, with the consent of Kindred, Mr. Broussard had breakfast with David Causby, Executive Vice President and President of Kindred at Home, to discuss generally and in no specific terms his duties and responsibilities with Kindred.

On November 15, 2017, Cleary Gottlieb and Reed Smith LP, Kindred’s outside regulatory counsel, had a teleconference with Debevoise, Fried Frank and outside regulatory counsel to the Consortium, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. and Manatt, Phelps & Phillips, LLP, to discuss state healthcare regulatory approvals. Later that day on November 15, Cleary Gottlieb had a teleconference with Debevoise and Fried Frank to discuss the Consortium’s request of Ventas that Ventas formally acknowledge that the potential transaction complies with the Ventas master lease and provide a covenant not to sue.

On November 16, 2017, the Tax Bill proposed by the House Ways and Means Committee passed in the U.S. House of Representatives.

Also on November 16, 2017, Cleary Gottlieb provided Debevoise and Fried Frank with a revised draft of the merger agreement.

On November 17, 2017, the Transaction Committee met telephonically with representatives of senior management, Barclays, Guggenheim Securities and Cleary Gottlieb. Representatives of Kindred’s financial advisors provided an update on developments with the Consortium since the November 2 Board meeting, noting that the Consortium continued to conduct due diligence and had an upcoming meeting scheduled to determine if any material due diligence items remained outstanding and to discuss next steps. Representatives of Kindred’s financial advisors reviewed the developments in the negotiations between the Consortium and Ventas, noting that representatives of the Consortium had stated that the Consortium was seeking a formal agreement with Ventas. The Consortium proposed to Ventas that such agreement would acknowledge that the transaction complied with the Ventas master lease and would contain a release from all claims related to the transaction and a covenant not to sue any of the parties related to the transaction. The Transaction Committee revisited the topic of whether or not to re-engage on price, and decided it would be best to await the outcome of discussions with Ventas before making this decision. Representatives of Kindred’s financial advisors also reviewed with the Transaction Committee their preliminary financial analyses relating to a theoretical joint venture with Humana with respect to the Kindred at Home business. At the direction of the Board, these analyses had been supplemented to include a potential transaction structure in which the joint venture would be implemented while keeping Kindred’s existing indebtedness in place. Following review of these analyses, the Transaction Committee determined that, while resulting in reduced debt breakage costs, such a structure would be challenging to implement as it would result in a joint venture that was largely restricted from issuing indebtedness and operationally constrained under Kindred’s existing credit agreements and indentures. Representatives from Kindred and Cleary Gottlieb then discussed the key open issues in the merger agreement, which included (1) the additional conditionality presented by the separate HomecareCo and HospitalCo material adverse effect definitions, (2) the appraisal rights closing condition, (3) the state licensure closing condition, (4) the size of termination fee and reverse termination fee and the circumstances in which each would be payable, (5) reimbursement of Kindred’s and the Consortium’s expenses and the circumstances in which each would be payable and (6) treatment of certain outstanding and expected incentive compensation awards and retention matters.

On November 21, 2017, the Executive Compensation Committee of the Board met telephonically with representatives of senior management to discuss the estimated 280G calculations that had been provided to the Consortium.

On November 22, 2017, Debevoise provided Cleary Gottlieb with a revised draft of the merger agreement and an initial draft of the separation agreement. Also on November 22, 2017, Cleary Gottlieb provided Debevoise and Fried Frank with a draft of the disclosure schedules to the merger agreement.

On November 26, 2017, Cleary Gottlieb had a conference call with Debevoise and Fried Frank to discuss key issues in the separation agreement.

On November 28, 2017, Cleary Gottlieb had a conference call with Debevoise and Fried Frank to discuss the employment and benefits issues raised by the Consortium’s draft of the separation agreement.

Also on November 28, 2017, Mr. Breier called Ms. Cafaro to discuss the Consortium’s potential acquisition of Kindred and the Consortium’s request that Ventas enter into an agreement that acknowledges that the transaction structure complies with the Ventas lease and provides a full release/waiver of claims and covenant not to sue. Ms. Cafaro expressed the view that the request for a full release/waiver of claims was unacceptable but that she would be constructive in her negotiations with the Consortium. Later that evening, Ventas’ outside legal counsel contacted representatives of Debevoise to discuss the Consortium’s request.

In connection with finalizing arrangements with co-investors, TPG requested that Kindred provide a waiver to Cleary Gottlieb, permitting lawyers from Cleary Gottlieb’s investment funds practice, who serve as TPG’s regular counsel with respect to investment fund structuring, to provide structuring advice to TPG in connection with the potential transaction, subject to the use of separate teams and customary information barriers. Kindred provided such waiver on November 28, 2017.

On December 1, 2017, Cleary Gottlieb had a conference call with Debevoise and Fried Frank to discuss issues raised by the Consortium’s draft of the merger agreement. During this meeting, representatives of Cleary Gottlieb proposed a Kindred termination fee based on 3.5% of Kindred’s equity value and a Consortium reverse termination fee based on 10% of Kindred’s enterprise value. Representatives of Cleary Gottlieb argued that, in light of Kindred’s leverage, equity value was not the appropriate metric by which to calculate the reverse termination fee, and could result in an insufficient reverse termination fee for a transaction of this size. Representatives of Cleary Gottlieb also noted that a target company’s obligation to deliver solvency certificates with respect to the target company in connection with a buyer’s debt financing is often subject to a reasonable best efforts standard, and that a financing failure arising from the failure of a target company to deliver such certificates, absent some other failure of a condition, is often a risk borne by a buyer, including by payment of the reverse termination fee. Representatives of Debevoise and Fried Frank noted that they disagreed with Cleary Gottlieb’s characterizations of prevailing market practice with regard to the metric by which to calculate the reverse termination fee and whether the solvency certificate delivery covenant is often subject to a reasonable best efforts standard.

On December 2, 2017, the U.S. Senate passed an amended version of the Tax Bill.

On December 3, 2017, Kindred entered into a clean team agreement with Humana, pursuant to which Kindred subsequently provided to select advisors to Humana limited information pertaining to Kindred’s third-party payor agreements applicable to the Kindred at Home operations.

On December 4, 2017, the Financial Party E consortium submitted to representatives of Kindred’s financial advisors a term sheet for a proposed $650 million preferred stock investment in Kindred, convertible into common stock at a 15-20% premium to market. The proposed terms contemplated a fixed coupon of 8% per annum and contained a variety of other investor-friendly features, including a right for the holders to demand redemption at the 6th anniversary of the closing, significant protections for the preferred stockholders and the right to require Kindred to merge or sell or liquidate the Company upon the fifth anniversary of the closing.

Also on December 4, 2017, Cleary Gottlieb provided Debevoise and Fried Frank with a revised draft of the separation agreement. Later that day, Cleary Gottlieb, Debevoise and Fried Frank held a conference call to discuss open issues raised by the Consortium’s draft of the merger agreement.

On December 5, 2017, the Board met telephonically with representatives of senior management, Barclays, Guggenheim Securities and Cleary Gottlieb. Representatives of Kindred’s financial advisors and the Board discussed the terms proposed in the Financial Party E consortium’s term sheet. Representatives of Kindred’s financial advisors also provided updates on developments with the Consortium, including with respect to their financing sources and certain issues related to the allocation among the Consortium members of tail liabilities from the skilled nursing facility business. Representatives of Kindred’s financial advisors and Mr. Breier discussed the negotiations between Ventas and the Consortium. Representatives of Kindred’s financial advisors noted that the Consortium had requested to have discussions with certain members of senior management regarding compensation matters.

Representatives of Cleary Gottlieb then reviewed the Board’s fiduciary duties in connection with a sale of Kindred. The Board noted the extensive process Kindred had engaged in and highlighted the lack of other potential bidders remaining, despite the April 19, 2017 press report that Kindred was engaged in a potential sale transaction, and the significant number of bidders involved. The Board then discussed the risks Kindred faced by remaining a standalone public company. Representatives of senior management and Cleary Gottlieb reviewed these risks, which included, among others, risks related to reimbursement in each of its home health, LTAC and IRF businesses, continued admissions pressure on post-acute care providers, Kindred’s leveraged capital structure, as well as a volatile regulatory and litigation environment generally and the potential for further developments therein. Representatives of Cleary Gottlieb then discussed the key open issues in the merger agreement which included (1) the conditionality presented by, among other things, the separate HomecareCo and HospitalCo material adverse effect closing conditions, the closing condition requiring receipt of all applicable state licensure approvals and the closing conditions regarding completion of the sale of all skilled nursing facilities and the percentage of stockholders asserting appraisal rights, (2) treatment of certain outstanding and expected incentive compensation and retention matters, (3) the size of the termination fee and reverse termination fee and the circumstances in which each would be payable and (4) reimbursement of Kindred’s and the Consortium’s expenses and the circumstances in which each would be payable. Representatives of Cleary Gottlieb mentioned that Debevoise conveyed some flexibility on these issues but noted that the Consortium was unwilling to make any concessions prior to solidifying terms with Ventas and finalizing the business arrangement amongst the Consortium members. Representatives of Cleary Gottlieb and the Board discussed considerations with respect to the termination fees and the Board concluded that the Board would accept a higher termination fee paid by Kindred in order to obtain a higher reverse termination fee from the Consortium. The Board also noted that the dual material adverse effect conditions may be unavoidable in light of the Consortium’s need for separate financings for HomecareCo and HospitalCo. The Board discussed that the Consortium’s plans with respect to the separation had increased the value the Consortium was able to offer Kindred’s stockholders in the transaction, and that this value generated through the separation was an acceptable trade-off for the potential incremental conditionality imposed by the separation structure. Representatives of Cleary Gottlieb proceeded to review the Consortium’s position on treatment of the incentive awards and other retention matters. Representatives of senior management and the Board discussed the importance of ensuring that employees are incentivized to remain with Kindred following the announcement of the transaction, in light of the uncertainty and changes that would result therefrom.

Next, representatives of senior management discussed with the Board their updated lower financial projections for the fiscal years 2017 to 2022, including the key drivers and assumptions of, and rationale for the changes to the financial projections shared with the Board at the November 2 meeting. These changes included updates to reflect third quarter actual results, refined assumptions with respect to the insurance restructuring and LTAC hospital closings. Representatives of each of Barclays and Guggenheim Securities then reviewed with the Board their respective relationships disclosure letters dated December 1, 2017. Cleary Gottlieb also discussed that TPG was a significant client of Cleary Gottlieb. Next, representatives of each of Barclays and Guggenheim Securities reviewed their respective preliminary financial analyses of Kindred. The respective preliminary financial analyses of Kindred prepared by each of Kindred’s financial advisors were based on management’s financial projections and, at the direction of senior management, sensitivity scenarios assuming Kindred achieved 95% or 90%, respectively, of the revenue and EBITDAR projections included in management’s financial projections. The Board discussed whether to request that the Consortium increase its proposed $9.00 per share price. After discussion, the Board members present unanimously affirmed the view of the Board that $9.00 was a price that represented the maximum value available to Kindred’s stockholders and noted the risks that would arise if Kindred requested a price increase. Representatives of senior management reviewed the terms of the exclusive forum bylaw amendment and noted that the Board would likely be asked to approve this amendment at the next meeting. The Board then granted senior management permission to engage in employment discussions with the Consortium.

On December 6, 2017, Cleary Gottlieb had a conference call with Debevoise and Fried Frank to discuss the merger agreement.

On December 7, 2017, Cleary Gottlieb provided Debevoise and Fried Frank with a revised draft of the merger agreement.

In connection with its antitrust analysis, TPG requested that Kindred provide a waiver to Cleary Gottlieb, permitting Cleary Gottlieb’s Brussels antitrust team to review whether any non-United States competition filings would be required in connection with the potential transaction, subject to the use of separate teams and customary information barriers. Kindred provided such waiver on December 8, 2017.

On December 10, 2017, Cleary Gottlieb received initial comments to disclosure schedules from Debevoise.

On December 11, 2017, at the direction senior management, representatives of Kindred’s financial advisors provided the Consortium with an update with respect to Kindred’s results as of November 30, 2017.

On December 12, 2017, Cleary Gottlieb received a revised draft of the merger agreement from Debevoise.

Also on December 13, 2017, Cleary Gottlieb received initial drafts of the limited guarantees from Debevoise.

On December 14, 2017, the Board met in person with representatives of senior management for a regularly scheduled meeting. Representatives of Barclays, Guggenheim Securities and Cleary Gottlieb joined the portion of the meeting relating to the potential sale of Kindred. Representatives of Kindred’s financial advisors provided an update on the negotiations between the Consortium and Ventas. Representatives of Kindred’s financial advisors indicated that the Consortium continued to work on due diligence matters, including a particular focus on Kindred’s recent underperformance compared to budget, the insurance restructuring and related tax and liquidity consequences and revised expectations relating to the SNF divestiture, and noting that representatives of the Consortium had indicated the Consortium was still in the process of securing financing, but that it believed that it would ultimately finalize such financing arrangements. Mr. Breier provided an update on developments in the negotiations relating to compensation and treatment of employees, and updated the Board that, as previously authorized by the Board, both he and David Causby were negotiating term sheets for their future employment with HospitalCo and HomecareCo, respectively. Representatives of Cleary Gottlieb then discussed the other key open issues in the merger agreement, indicating that, as directed by the Board, Kindred had agreed to standalone “no material adverse effect” conditions with respect to each of HomecareCo and HospitalCo, and that the Consortium had dropped its request for a closing condition with respect to appraisal rights. Representatives of Cleary Gottlieb noted that the parties had also agreed on a list of 11 key state licensure approvals, the receipt of which would constitute a closing condition, and that the Consortium had agreed to payment of a reverse termination fee if the merger agreement were terminated at the end date and such approvals had not been obtained due to actions or omissions by, or circumstances relating to, the Consortium. Representatives of Cleary Gottlieb indicated that the parties were continuing to negotiate the size of the reverse termination fee as well as certain specified events that would result in a material adverse effect under the merger agreement.

On December 15, 2017, the Board met in person with representatives of senior management for a regularly scheduled meeting at which they discussed, among other things, Kindred’s financial model. A representative of

Cleary Gottlieb joined the portion of the meeting relating to Kindred’s financial model. Representatives of senior management reviewed the role of the Board in approving financial projections for Kindred’s financial advisors to use for purposes of their fairness analysis. The Board, senior management and Cleary Gottlieb discussed how such financial projections should reflect senior management and the Board’s best estimate of how Kindred would perform over the relevant period. Senior management then discussed the Kindred financial model and the “95%” and “90%” sensitivity analyses that had been previously shared with the Board and noted that the Kindred financial model represented an aspirational or “upside” case, while the 90% sensitivity analysis reflected a “downside” case. Senior management noted that, based both on historical performance and senior management’s expectations, the “95%” sensitivity analysis would be expected to be closest to Kindred’s future performance. Senior management had determined that two revisions should be made to the financial model in order to provide the Board with senior management’s best estimate of Kindred’s future performance. The first change built a contingency into the financial model beginning in the fiscal year 2019 to reflect Kindred’s historical and ongoing inability to meet its operational budget targets and the risks facing Kindred, particularly on the reimbursement front. The second change deleted cash flows related to Kindred’s possible expansion into the post-acute benefits management space, a line of business Kindred was still developing and thus was viewed as speculative. Following discussion, the Board approved the revised financial projections proposed by senior management and authorized senior management to share these projections with Kindred’s financial advisors for purposes of their respective financial analyses and fairness opinions.

On December 15, 2017, Cleary Gottlieb provided Debevoise and Fried Frank with a revised draft of the merger agreement.

On December 16, 2017, Cleary Gottlieb received initial drafts of the equity commitment letters from Debevoise.

Also on December 16, 2017, Cleary Gottlieb provided Debevoise and Fried Frank with revised drafts of the separation agreement, limited guarantees, equity commitment letters and disclosure schedules.

On the morning of December 17, 2017, Cleary Gottlieb sent representatives of TPG, WCAS, Humana, Debevoise and Fried Frank a global issues list setting forth the material open issues in the transaction documents. Early in the afternoon on December 17, 2017, representatives of Kindred, Humana, TPG, WCAS, Cleary Gottlieb, Debevoise and Fried Frank held a teleconference to discuss and attempt to resolve these outstanding issues.

Later that day on December 17, 2017, the Board met telephonically with representatives of senior management, Barclays, Guggenheim Securities and Cleary Gottlieb to discuss status updates and the latest Tax Bill and its potential impact on Kindred.

Also on December 17, 2017, the Wall Street Journal published an article reporting that the Consortium was in advanced negotiations to acquire Kindred. The article identified the $9.00 per share purchase price and included details regarding the proposed transaction structure.

Throughout the remainder of December 17, 2017 and over the course of December 18 and December 19, 2017, representatives of Cleary Gottlieb, Debevoise and Fried Frank exchanged drafts of the merger agreement, the accompanying disclosure schedules, the separation agreement, the equity commitment letters and the limited guarantees, and held various teleconferences to resolve outstanding issues with respect to these transaction documents. Additionally, during this time period the parties continued to discuss and engage with Ventas and its outside legal counsel regarding the terms of Ventas’ consent to the proposed transaction.

On the evening of December 18, 2017, the Board met telephonically with representatives of senior management, Barclays, Guggenheim Securities and Cleary Gottlieb. Prior to the meeting, the Board received materials relating to their review of the potential transaction, including a presentation from Cleary Gottlieb providing an overview of the Board’s fiduciary duties, a summary of the material terms of the transaction documents, proposed resolutions in connection with the potential transaction and certain financial analyses materials prepared by representatives of each of Barclays and Guggenheim Securities. Mr. Breier began with an update on the developments that had occurred that day. Representatives of Cleary Gottlieb reviewed in detail the terms of the merger agreement, with a particular focus on the representations and warranties, interim operating covenants, closing conditions and risk allocation, the “no shop” and “fiduciary out” provisions, termination, termination fees and expense reimbursement. Representatives of Cleary Gottlieb then proceeded to review the material terms of the equity commitment letters, limited guarantees and debt commitments, and Kindred’s obligations to cooperate with Parent and HospitalCo Parent’s arrangement of the debt financing. Representatives of Cleary Gottlieb noted that, after prolonged negotiation, the Consortium had continued to insist that, in the event the Consortium could not obtain financing because of the inability of a Kindred officer to deliver solvency certificates with respect to either the Homecare Business or the Hospital Business, the Consortium would not be obligated to close and would not be required to pay the reverse termination fee. Representatives of Cleary Gottlieb then reviewed the Board’s fiduciary duties. At the request of the Board, representatives of Barclays reviewed its financial analyses of the transaction and rendered to the Board an oral opinion (which was subsequently confirmed by delivery of a written opinion dated December 18, 2017) that as of December 18, 2017 and based upon and subject to the qualifications, limitations, factors and assumptions set forth in Barclays’ written opinion, from a financial point of view, the merger consideration of $9.00 per share in cash to be received by stockholders of Kindred (other than holders of excluded shares) was fair to such holders. Then, at the request of the Board, Guggenheim Securities presented its financial analyses of the transaction and delivered to the Board an oral opinion, (which was subsequently confirmed by delivery of a written opinion dated December 18, 2017) that, and based on and subject to the matters considered, the procedures followed, the assumptions made and various limitations of and qualifications to the review undertaken, the merger consideration of $9.00 per share in cash was fair, from a financial point of view, to the holders of Kindred common stock (other than holders of excluded shares). The Board asked numerous questions of senior management and representatives of Barclays, Guggenheim Securities and Cleary Gottlieb and discussed certain risks associated with, and the advantages and rationale for entering into, the proposed transaction, including a discussion of the factors described in the section entitled “Recommendation of the Board and Reasons for the Merger.” The Board also discussed the advantages and risks generally and specifically with respect to potentially requesting a price increase. After discussion, the Board adopted resolutions determining that the merger agreement and the separation agreement were advisable and in the best interest of Kindred’s stockholders, adopting the merger agreement, recommending that Kindred stockholders adopt the merger agreement and approve the transactions contemplated thereby at a special meeting, and adopting an exclusive bylaw provision.

On December 19, 2017, Cleary Gottlieb, Debevoise and Fried Frank finalized and the parties executed the merger agreement and the other documentation related to the transaction. Debevoise provided executed financing commitment papers providing for the Consortium’s committed financing concurrently with the execution of the merger agreement. Additionally, on December 19, 2017, an agreement was entered into between Ventas and Kindred whereby Ventas agreed to a covenant not to sue and Kindred agreed to pay Ventas an additional transaction fee in an amount equal to $5 million, among certain other amendments to the Ventas master lease.

On December 19, 2017, prior to the commencement of trading of Kindred’s and Humana’s common stock on the NYSE, Kindred, TPG, WCAS and Humana issued a joint press release announcing the proposed transaction.

Recommendation of the Board and Reasons for the Merger

The Board recommends that you vote “FOR” the merger proposal.

At a meeting of the Board held on December 18, 2017, the Board determined that the merger agreement and the separation agreement and the transactions contemplated thereby, including the merger and the separation, are fair to, and in the best interests of, Kindred stockholders, approved and declared advisable the execution, delivery and performance of the merger agreement and the separation agreement and the consummation of the transactions contemplated thereby, directed that the merger agreement be submitted to Kindred stockholders for adoption and resolved to recommend that Kindred stockholders vote to adopt the merger agreement. The approval and recommendation set forth above were unanimously approved by the Board, other than Dr. Sharad Mansukani, who recused himself from the Board’s deliberations over and approval of the merger because Dr. Mansukani serves as a Senior Advisor to TPG.

When you consider the Board’s recommendation, you should be aware that Kindred’s directors and executive officers may have interests in the merger that may be different from, or in addition to, the interests of Kindred stockholders generally. These interests are described in the section entitled “The Merger Proposal (Proposal 1) — Interests of Kindred Executive Officers and Directors in the Merger.”

In reaching its decision, the Board met and consulted with Kindred’s senior management, financial advisors and outside legal counsel. The Board also reviewed a significant amount of information and considered a number of factors with respect to the merger and the other transactions contemplated by the merger agreement, including, among others, the following factors (not necessarily in order of relative importance) which the Board viewed as being generally positive or favorable in coming to its determination, approval and related recommendation:

•	Merger consideration. The Board considered the $9.00 per share in cash to be paid as merger consideration in relation to the Board’s estimate of the current and future value of Kindred as a standalone public company, and the multiples of enterprise value to EBITDAR and EBITDA implied by such price.

•	Premium. The Board considered the fact that the $9.00 per share in cash to be paid as merger consideration represents a premium of approximately 27% to Kindred’s 90-day volume weighted average price for the period ended December 15, 2017, the last trading day before The Wall Street Journal published an article stating that Kindred was in advanced negotiations with the Consortium regarding a potential sale transaction, and a 4.7% premium to the $8.60 closing price of Kindred common stock on December 15, 2017. The Board also considered that, based on discussions and negotiations with the Consortium and its advisors, in the Board’s view, the merger consideration represented the highest price per share of Kindred common stock that the Consortium was willing to pay, and any further negotiation or delay created a meaningful risk that one or more of the parties in the Consortium might determine not to enter into the merger agreement and to terminate negotiations, in which event Kindred stockholders would lose the opportunity to obtain the $9.00 per share in cash being offered.

•	Cash consideration. The Board considered the fact that the merger consideration would be paid solely in cash, which, compared to non-cash consideration, provides certainty and immediate liquidity and value to Kindred stockholders at the closing of the merger, enabling Kindred stockholders to realize the value that has been created at Kindred while eliminating significant long-term business, reimbursement, healthcare regulatory and execution risks.

•

Strategic alternatives. The Board considered the potential values, benefits, risks and uncertainties facing Kindred stockholders associated with possible strategic alternatives to the merger (including divestitures, spin-offs, acquisitions and capital raises), and the timing and likelihood of accomplishing such alternatives, taking into account the fact that Kindred had engaged in extensive discussions with potential acquirors for more than a year preceding the announcement of the transaction with the Consortium and the paucity of other potential counterparties that were both capable of competing with the terms proposed by the Consortium and interested in pursuing a potential business combination or other strategic transaction with Kindred. The Board considered potential friction costs associated with these alternatives, including debt breakage costs in excess of $120 million as of December 18, 2017, tax leakage, dis-synergies and costs associated with separating Kindred’s various businesses that substantially reduced the attractiveness and value of such alternatives, in addition to certain limitations under Kindred’s leases that added potential complexity and costs. Based on the foregoing, the Board determined that, on a risk adjusted basis, none of these alternatives were reasonably likely to create value for Kindred stockholders in excess of the merger consideration.

•	Kindred’s current condition. The Board, taking into account its knowledge of Kindred’s business and the industries in which Kindred operates, considered information with respect to Kindred’s financial condition, results of operations, competitive position and business strategy, on both a historical and prospective basis, as well as the evolving healthcare regulatory environment, and economic, financial and market conditions, trends and cycles.

•	Kindred’s current leverage. The Board considered the substantial amount of Kindred’s indebtedness, the maturities of this indebtedness and approaching need for Kindred to refinance components of its capital structure, as well as the fact that Kindred’s leverage increases its vulnerability to adverse economic and industry conditions, such as changes in government reimbursement, and limits its ability to fund working capital, capital expenditures, acquisitions or to otherwise invest in growth.

•	Kindred’s future prospects. The Board considered Kindred’s future prospects if Kindred were to remain an independent standalone public company, including ongoing reimbursement risks for its LTAC, home health and IRF businesses, increased uncertainty and risk due to projected federal budget deficits arising from recently enacted tax reform, Kindred’s competitive position in an evolving healthcare industry, Kindred’s relationships with providers and other business counterparties, the significant business, regulatory, financial and execution risks to which Kindred is subject and the other risks associated with continued independence discussed below, persistent pressures that impact Kindred’s stock price and the likely effects of these factors on Kindred’s financial condition, results of operations, competitive position and business strategy and its potential growth, development, productivity, strategic direction and the future stock price of Kindred, which, in the Board’s opinion, makes the merger the best strategic and financial return on investment alternative available to Kindred and Kindred stockholders.

•	Risks associated with continued independence. While the Board remained supportive of Kindred’s strategic plan, it also considered the significant risks associated with operating as an independent standalone public company, including the potential execution risks associated with the strategic plan, the potential risk associated with the possibility that, even if our strategic plan is successfully executed, the market may not reflect such execution in Kindred’s stock price given persistent pressures on its valuation, and Kindred’s historical and ongoing difficulty in achieving Kindred’s financial projections and the risks associated with Kindred’s leverage profile. The Board considered significant risks associated with laws and regulations affecting our industry, as well as the evolving healthcare regulatory environment, including current U.S. and state health reform legislative or implementation initiatives that historically have adversely affected and could adversely affect Kindred’s operations and business condition in the future and laws and regulations that regulate payments for medical services made by government sponsored or government regulated healthcare programs that could cause our revenues to decrease (including the impact of the regulatory environment across its LTAC, home health and other businesses, the likelihood of Congress or CMS implementing reimbursement changes similar to those proposed in the HHGM Proposal or similar changes to reimbursement rates or methodology, and other potential reimbursement or regulatory changes). The Board also considered more general operational and industry headwinds such as shortages of nurses and other care givers, wage and benefit pressures, patient volume challenges for post-acute providers, the operational challenges of managing a business as complex as Kindred’s on the public markets and the increasing competitive intensity of the sectors in which Kindred operates. The Board concluded that the merger consideration enabled Kindred stockholders to realize a substantial portion of Kindred’s potential future value without the significant market, reimbursement, healthcare regulatory and execution risks associated with continued independence, and the option of remaining an independent standalone public company was not reasonably likely to create value for Kindred stockholders in excess of the merger consideration.

•	Economic conditions. The Board considered the current state of the economy, debt financing markets and uncertainty surrounding forecasted economic conditions both in the near term and the long term,

generally and within our industry in particular, which could reduce net revenue. The Board also considered the impact of the proposed Tax Bill (which was subsequently signed into law on December 22, 2017) and that, given Kindred’s capital structure and leverage profile, limits on the deductibility of net interest expense included in the Tax Bill made it unlikely the Tax Bill would have a positive impact on Kindred. In addition, the Board considered the possibility that the increase in the U.S. budget deficit from the proposed Tax Bill could lead to attempts by Congress to reduce expenditures on Medicare and Medicaid to offset the increase in the deficit.

•	Fairness opinions and related analyses. The Board considered the respective financial analyses of Barclays and Guggenheim Securities, as well as the respective opinions of each of Barclays and Guggenheim Securities, rendered orally on December 18, 2017 and subsequently confirmed in writing, to the Board that, as of such date and based upon and subject to the qualifications, limitations, factors and assumptions stated in each opinion, from a financial point of view, the merger consideration to be received by Kindred stockholders (other than holders of excluded shares) pursuant to the merger agreement was fair to such stockholders. The Barclays and Guggenheim Securities opinions are more fully described in “The Merger Proposal (Proposal 1) — Opinions of Kindred’s Financial Advisors” and the full text of the Barclays opinion and the Guggenheim Securities opinion is attached to this proxy statement as Annex C and Annex D, respectively.

•	Negotiation Process and Procedural Fairness. The Board considered the extensive process conducted by the Board and Kindred’s advisors over more than a year which involved 21 meetings of the Board or its Transaction Committee and included Kindred or its advisors contacting or receiving inbound inquiries from 15 financial sponsors and three strategic parties, in addition to the Consortium. The Board considered the opportunity afforded to other potentially interested parties to contact Kindred regarding a potential transaction during the period from the April 19, 2017 initial press leak regarding Kindred’s sale process through the execution of the merger agreement. The Board also considered the fact that the terms of the merger agreement were the result of extensive and robust arm’s-length negotiations with the Consortium and its advisors; that the Board was advised in these negotiations by highly qualified and experienced financial advisors and outside counsel; the benefits that Kindred and its advisors were able to obtain during such negotiations; that the Board and the Transaction Committee met multiple times over the course of approximately seven months to evaluate the Consortium’s various proposals to acquire Kindred (including consideration of the Consortium’s two price increases submitted to Kindred on October 10, 2017 and October 12, 2017, relative to the Consortium’s October 3, 2017 proposal); and that the final merger agreement contained terms and conditions that were, in the Board’s view, advisable and favorable to Kindred and its stockholders in the aggregate.

•	Merger agreement. The Board considered, in consultation with Kindred’s outside counsel, the terms of the merger agreement, which are more fully described in the section of this proxy statement entitled “The Merger Agreement” beginning on page [●]. Certain provisions of the merger agreement that the Board considered important included:

•	the representations, warranties and covenants of the parties, the conditions to the parties’ obligations to complete the merger and their ability to terminate the merger agreement;

•	the fact that the consummation of the merger is not conditioned on Parent’s or HospitalCo Parent’s ability to obtain financing;

•	the fact that Kindred has sufficient operating flexibility to conduct its business in the ordinary course between the execution of the merger agreement and consummation of the merger;

•	the obligation of Parent under certain circumstances to pay Kindred a reverse termination fee of $61.5 million and reimburse certain Kindred expenses, including an expense reimbursement payment equal to $5 million and up to $13.5 million of separation expenses, including the guarantees thereof pursuant to the terms and conditions of the limited guarantees;

•	the fact that, while the merger agreement contains separate “material adverse effect” standards for the Homecare Business and Hospital Business, the definitions of “material adverse effect” have a number of customary exceptions and a “material adverse effect” is generally a very high standard as applied by Delaware courts;

•	the right of Kindred and the Board to respond to a competing superior proposal from any bidder prior to obtaining the Kindred stockholder approval if the Board determines in good faith, after consultation with its outside legal counsel and financial advisors, that such acquisition proposal either constitutes a superior proposal or is reasonably likely to lead to a superior proposal and that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law, subject to certain notice requirements and “matching rights” in favor of Parent and HospitalCo Parent and the entry into an acceptable confidentiality agreement, and Kindred’s ability to terminate the merger agreement to accept an acquisition proposal that the Board determines, after consultation with its outside legal counsel and financial advisors, would, if consummated, result in a superior proposal and that failure to terminate the merger agreement would be inconsistent with the directors’ fiduciary duties under applicable law, provided that Kindred pays the termination fee; the belief of the Board that, although the termination fee and expense reimbursement provisions might have the effect of discouraging competing third-party proposals, such provisions are customary for transactions of this type, and its belief that the $29 million termination fee, and reimbursement of Consortium expenses in an amount not to exceed $10 million, with respect to terminations for superior proposals made by third parties was reasonable in the context of comparable transactions and the likelihood that payment of a fee and expenses in such amounts would not be a meaningful deterrent to alternative acquisition proposals;

•	the Board’s right to change its recommendation in connection with an intervening event or a superior proposal prior to obtaining the Kindred stockholder approval if the Board has determined in good faith, after consultation with its outside legal counsel and financial advisors, that the failure to make such change in recommendation would be inconsistent with its fiduciary duties under applicable law, subject to certain notice requirements and “matching rights”;

•	the fact that, in the Board’s view, the end date under the merger agreement allows for sufficient time to satisfy relevant conditions and complete the merger; and

•	Kindred’s right, under specified circumstances, to specifically enforce Parent’s, HospitalCo Parent’s and Merger Sub’s obligations under the merger agreement, including Parent’s obligation to enforce the equity commitment letters, in order to consummate the merger.

•	Committed Financing. The Board considered the fact that Parent has obtained committed debt financing for the transaction from reputable financial institutions, and that Parent and HospitalCo Parent have obtained committed equity financing from affiliates of each of TPG, WCAS and PSPIB and Humana for the full amount of equity required in connection with such committed debt financing, as well as the fact that Parent and HospitalCo Parent must use their respective reasonable best efforts to arrange the debt financing and the equity financing as set forth in the merger agreement and that such financing provides for funding of an amount sufficient to consummate the transactions contemplated by the merger agreement and the separation agreement on the closing date, including the payment of the aggregate per share merger consideration, repayment of existing indebtedness of Kindred and payment of all fees and expenses reasonably expected to be incurred in connection therewith.

•	Likelihood of consummation. The Board considered the likelihood that the merger would be completed, in light of, among other things, the conditions to the merger and the absence of a financing condition, the absence of any significant substantive antitrust or other regulatory risks with respect to the consummation of the merger, support of the transaction by Ventas, the relative likelihood of obtaining required regulatory approvals and the remedies available to Kindred under the merger agreement, as well as the reputation and financial condition and capability of the members of the Consortium and the level of commitment by the Consortium to obtain the applicable consents imposed by regulators in connection with securing such approvals.

•	Appraisal Rights. The Board considered the fact that stockholders who do not vote to adopt the merger agreement and who comply with the requirements of the DGCL will have the right to dissent from the merger and to demand appraisal of the fair value of their shares under the DGCL.

•	Stockholders’ ability to reject the merger. The Board considered the fact that the merger is subject to the adoption of the merger agreement by the affirmative vote of holders of a majority of the outstanding shares of Kindred common stock entitled to vote thereon.

In reaching its decision, the Board also considered a number of potentially negative factors with respect to the merger and the other transactions contemplated by the merger agreement including, among others, the following (not necessarily in the order of relative importance):

•	Participation in future gains. The Board considered the fact that Kindred will no longer exist as an independent standalone public company and Kindred stockholders will forgo any future increase in Kindred’s value that might result from Kindred’s earnings or possible growth as an independent company, as well as the benefits Kindred may experience from reduced marginal U.S. corporate income tax rates as a result of the Tax Bill, particularly if Kindred was able to significantly reduce its overall leverage in the future. The Board concluded that the premium reflected in the merger consideration constituted fair compensation for the loss of the potential stockholder benefits that could be realized by Kindred’s strategic plan, particularly on a risk adjusted basis and in light of the achievability of Kindred’s financial projections, particularly given the likelihood of Congress or CMS implementing reimbursement changes similar to those proposed in the HHGM Proposal or similar changes to reimbursement rates or methodology, and other regulatory risks and evolving trends in the healthcare industry.

•	Regulatory risk. The Board considered the risk that the receipt of necessary regulatory approvals, which is beyond Kindred’s control, may be delayed, conditioned or denied.

•	Risks associated with a failure to consummate the merger. The Board considered the fact that there can be no assurance that all conditions to the parties’ obligations to consummate the merger will be satisfied and as a result the possibility that the merger might not be completed, and the fact that any reverse termination fee and reimbursement of Kindred’s expenses may not fully compensate Kindred for the costs of non-consummation in the circumstances in which such fee and such expense reimbursement are payable. The Board noted the fact that, if the merger is not completed, (i) Kindred will have incurred significant transaction and separation expenses and lost opportunity costs, including the possibility of disruption to Kindred’s operations, diversion of management and employee attention, employee attrition and a potentially negative effect on Kindred’s business and business relationships, (ii) depending on the circumstances that caused the merger not to be completed, it is likely that the price of Kindred common stock will decline, potentially significantly and (iii) the market’s perception of Kindred’s prospects could be adversely affected.

•	Financing risk. The Board considered the risk that, while the merger agreement is not subject to any financing condition, if Parent and HospitalCo Parent fail to obtain sufficient financing, the merger is unlikely to be consummated.

•	Restrictions on the operation of our business. The Board considered the restrictions on the conduct of Kindred’s business prior to the completion of the merger, including restrictions on realizing certain business opportunities or taking certain actions with respect to Kindred’s operations that Kindred would otherwise take absent the pending merger.

•	Non-solicitation provision. The Board considered the fact that the merger agreement precludes Kindred from actively soliciting alternative proposals.

•	Termination fees. The Board considered the possibility that the $29 million termination fee and reimbursement of Consortium expenses in an amount not to exceed $10 million payable to Parent with respect to terminations for superior proposals might have the effect of discouraging alternative acquisition proposals or reducing the price of such proposals.

•	Parent Termination Fee. The Board considered the fact that Kindred’s monetary remedy in connection with a breach of the merger agreement by Parent, HospitalCo Parent or Merger Sub is limited to payment of the $61.5 million reverse termination fee and reimbursement of certain Kindred expenses, including an expense reimbursement payment equal to $5 million and up to $13.5 million of separation expenses, and such amounts may not be sufficient to compensate Kindred for losses suffered as a result of a breach of the merger agreement by Parent, HospitalCo Parent or Merger Sub.

•	Tax treatment. The Board considered the fact that any gains arising from the receipt of the merger consideration would be taxable for U.S. federal income tax purposes to Kindred stockholders.

•	Stockholder Litigation/Activism. The Board considered the likelihood of distracting litigation from stockholder suits in connection with the merger or attempts by stockholders to discourage a vote in favor of the merger.

While the Board considered potentially positive and potentially negative factors, the Board concluded that, overall, the potentially positive factors outweighed the potentially negative factors. Accordingly, the Board determined that the merger, merger agreement and the other transactions contemplated by the merger agreement are fair to and in the best interests of Kindred and its stockholders.

The foregoing discussion is not intended to be an exhaustive list of the information and factors considered by the Board in its consideration of the merger, but includes the material positive factors and material negative factors considered by the Board in that regard. In view of the number and variety of factors and the amount of information considered, the Board did not find it practicable to, nor did it attempt to, make specific assessments of, quantify, or otherwise assign relative weights to, the specific factors considered in reaching its determination. In addition, individual members of the Board may have given different weights to different factors. Based on the totality of the information presented, the members of the Board (other than Dr. Mansukani, who recused himself from the Board’s deliberations over and approval of the merger, as described above) unanimously reached the decision to approve, and declare as fair to and in the best interests of Kindred and its stockholders, the merger agreement, the separation agreement and the transactions contemplated thereby, including the merger and the separation, in light of the factors described above and the other factors that such members of the Board felt were appropriate.

Portions of this explanation of Kindred’s reasons for the merger and other information presented in this section are forward-looking in nature and, therefore, should be read in light of the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page [●].

Opinion of Kindred’s Financial Advisors

Opinion of Barclays

Kindred engaged Barclays to act as its financial advisor in connection with Kindred’s consideration of strategic alternatives, including the merger, pursuant to an engagement letter dated as of December 16, 2016. On December 18, 2017, Barclays rendered its oral opinion (which was subsequently confirmed in writing) to the Board that, as of December 18, 2017 and based upon and subject to the qualifications, limitations, factors and assumptions stated in its opinion, from a financial point of view, the consideration to be received by the stockholders of Kindred (other than holders of excluded shares) was fair to such stockholders.

The full text of Barclays’ written opinion, dated as of December 18, 2017, is attached as Annex C. Barclays’ written opinion sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Barclays in rendering its opinion. Barclays provided advisory services and its opinion for the information and assistance of the Board in connection with its consideration of the merger. Kindred encourages you to read the opinion carefully in its entirety. The Barclays opinion is not a recommendation as to how any holder of Kindred common stock should vote with respect to the merger or any other matter. Barclays’ opinion addresses only the fairness, from a financial point of view and as of the date of such opinion, of the merger consideration to the holders of Kindred common stock (other than holders of excluded shares) to the extent expressly specified in such opinion and does not address any other term, aspect or implication of (i) the merger or the separation (including, without limitation, the form or structure of the merger or the separation), (ii) the merger agreement and the separation agreement or (iii) any other agreement, transaction document or instrument contemplated by the merger agreement or the separation agreement or to be entered into or amended in connection with the merger or the separation. The following is a summary of Barclays’ opinion and the methodology that Barclays used to render its opinion. This summary is qualified in its entirety by reference to the full text of the opinion.

Barclays’ opinion, the issuance of which was approved by Barclays’ Valuation and Fairness Opinion Committee, is addressed to the Board, addresses only the fairness, from a financial point of view, of the consideration to be offered to the stockholders of Kindred and does not constitute a recommendation to any stockholder of Kindred as to how such stockholder should vote with respect to the merger or any other matter. The terms of the proposed transaction were determined through arm’s-length negotiations between Kindred, TPG, WCAS and Humana and were approved by the Board. Barclays did not recommend any specific form of consideration to Kindred or that any specific form of consideration constituted the only appropriate consideration for the merger. Barclays was not requested to address, and its opinion does not in any manner address, Kindred’s underlying business decision to proceed with or effect the proposed transaction, the likelihood of the consummation of the proposed transaction, or the relative merits of the proposed transaction as compared to any other transaction or business strategy in which Kindred may engage. In addition, Barclays expressed no opinion on, and its opinion does not in any manner address, the fairness of the amount or the nature of any compensation to any officers, directors or employees of any parties to the proposed transaction, or any class of such persons, relative to the consideration to be offered to the stockholders of Kindred in the merger. Furthermore, Barclays expressed no opinion on, and its opinion does not in any manner address, the transactions contemplated by the separation agreement. No limitations were imposed by the Board upon Barclays with respect to the investigations made or procedures followed by it in rendering its opinion.

In arriving at its opinion, Barclays, among other things:

•	reviewed and analyzed a draft of the merger agreement, dated as of December 18, 2017, and the specific terms of the merger;

•	reviewed and analyzed a draft of the separation agreement, dated as of December 16, 2017;

•	reviewed and analyzed publicly available information concerning Kindred that Barclays believed to be relevant to its analysis, including Kindred’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, June 30 and September 30, 2017;

•	reviewed and analyzed financial and operating information with respect to the business, operations and prospects of Kindred furnished to Barclays by Kindred, including financial projections of Kindred prepared by Kindred’s management for the years 2017 through 2022;

•	reviewed and analyzed net operating loss (“NOL”) projections of Kindred prepared by Kindred’s management for the years 2017 through 2022 (the “NOL projections”);

•	reviewed and analyzed a trading history of Kindred common stock from December 16, 2016 to December 15, 2017, the last trading date prior to news reports of a potential transaction between Kindred, TPG, WCAS and Humana (the “unaffected date”), and a comparison of such trading history with those of other companies that Barclays deemed relevant;

•	reviewed and analyzed a comparison of the historical financial results and present financial condition of Kindred with those of other companies that Barclays deemed relevant;

•	reviewed and analyzed a comparison of the financial terms of the merger with the financial terms of certain other transactions that Barclays deemed relevant;

•	reviewed and analyzed published estimates of independent research analysts with respect to the future financial performance and price targets of Kindred;

•	reviewed and analyzed the results of the financial advisors’ efforts to solicit indications of interest from third parties with respect to a sale of Kindred;

•	had discussions with the management of Kindred concerning its business, operations, assets, liabilities, financial condition and prospects; and

•	has undertaken such other studies, analyses and investigations as Barclays deemed appropriate.

In arriving at its opinion, Barclays assumed and relied upon the accuracy and completeness of the financial and other information used by Barclays without any independent verification of such information (and did not assume responsibility or liability for any independent verification of such information). Barclays also relied upon the assurances of management of Kindred that they were not aware of any facts or circumstances that would make such information inaccurate or misleading in any material respect. With respect to the financial projections of Kindred, upon the instruction of Kindred, Barclays assumed that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Kindred as to Kindred’s future financial performance and that Kindred would perform substantially in accordance with such projections. With respect to the NOL projections of Kindred, at the instruction of Kindred, Barclays assumed that the amounts of the NOL projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Kindred as to the future utilization of net operating losses by Kindred and that the net operating losses contained in the NOL projections would be substantially realized in accordance with such estimates. In arriving at its opinion, Barclays assumed no responsibility for and expressed no view as to any such projections or estimates or the assumptions on which they were based. In arriving at its opinion, Barclays did not conduct a physical inspection of the properties and facilities of Kindred and did not make or obtain any evaluations or appraisals of the assets or liabilities of Kindred. Barclays’ opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, December 18, 2017. Barclays assumed no responsibility for updating or revising its opinion based on events or circumstances that may have occurred after December 18, 2017.

Barclays assumed that the executed merger agreement would conform in all material respects to the last draft reviewed by Barclays. Additionally, Barclays assumed the accuracy of the representations and warranties contained in the merger agreement and all agreements related thereto. Barclays also assumed, at the instruction of Kindred, that all material governmental, regulatory and third party approvals, consents and releases for the proposed transaction would be obtained within the constraints contemplated by the merger agreement and that the merger would be consummated in accordance with the terms of the merger agreement without waiver, modification or amendment of any material term, condition or agreement thereof. Barclays did not undertake, and is under no obligation, to update, revise, reaffirm or withdraw its opinion, for events occurring or coming to its attention after December 18, 2017, including potential changes in U.S. tax and other laws, regulations and government policies and the enforcement thereof as have been or may be proposed or effected. Barclays did not express any opinion as to any tax or other consequences that might result from the proposed transaction, nor did Barclays’ opinion address any legal, tax, regulatory or accounting matters, as to which Barclays understood Kindred had obtained such advice as it deemed necessary from qualified professionals.

At the instruction of Kindred, Barclays’ opinion and the financial analyses Barclays performed in connection with rendering its opinion were based upon U.S. tax law as it existed on, and could be evaluated as of, December 18, 2017. The Tax Cuts and Jobs Act of 2017, subsequently signed into law on December 22, 2017, contains significant changes to U.S. tax law that was in effect on December 18, 2017 (including, but not limited to, a reduction in the corporate tax rate, limitations on the deductibility of interest expense, measures aimed at preventing base erosion, imposition of a territorial system on multinational corporations and limitations on NOL carryforwards) which could materially affect Kindred’s tax position and results of operations. At the instruction of Kindred, Barclays’ opinion and the financial analyses Barclays performed in connection with rendering its opinion did not take into account any changes to U.S. tax law in effect as of December 18, 2017, or any other potential effects that may result from changes to U.S. tax law in effect as of December 18, 2017, including changes in market valuation of Kindred or any other companies, interest rates and government healthcare reimbursement rates under Medicare, Medicaid and other applicable government programs. At the instruction of Kindred, in addition to the financial analyses Barclays performed in connection with rendering its opinion, Barclays performed certain illustrative sensitivity analyses relating to certain potential changes to federal corporate tax rates and limitations on the deductibility of interest expenses as well as reductions in Medicare reimbursement rates for illustrative purposes only. Barclays assumed no responsibility for updating, revising, reaffirming or withdrawing its opinion or the financial analyses it performed in connection with rendering its opinion based on changes after December 18, 2017 to U.S. tax law in effect as of December 18, 2017 or any other potential effects that may result from changes to U.S. tax law in effect as of December 18, 2017.

In connection with rendering its opinion, Barclays performed certain financial, comparative and other analyses as summarized below. In arriving at its opinion, Barclays did not ascribe a specific range of values to the shares of Kindred common stock, but rather, made its determination as to fairness, from a financial point of view, to Kindred stockholders of the consideration to be offered to such stockholders in the merger on the basis of various financial and comparative analyses.

In arriving at its opinion, Barclays did not attribute any particular weight to any single analysis or factor considered by it, but rather, made qualitative judgments as to the significance and relevance of each analysis and factor relative to all other analyses and factors performed and considered by it and in the context of the circumstances of the particular transaction. Accordingly, Barclays believes that its analyses must be considered as a whole, as considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying its opinion.

Summary of Material Financial Analyses

The following is a summary of the material financial analyses used by Barclays in preparing its opinion to the Board. The summary of Barclays’ analyses and reviews provided below is not a complete description of the analyses and reviews underlying Barclays’ opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of analysis and review and the application of those methods to particular circumstances, and, therefore, is not readily susceptible to summary description.

For the purposes of its analyses and reviews, Barclays made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Kindred or any of the other parties to the proposed transaction. No company, business or transaction considered in Barclays’ analyses and reviews is identical to Kindred or the merger, and an evaluation of the results of those analyses and reviews is not entirely mathematical. Rather, the analyses and reviews involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, businesses or transactions considered in Barclays’ analyses and reviews. None of Kindred, HospitalCo Parent, Parent, Merger Sub, Hospital Merger Sub, TPG, WCAS, Humana, Barclays or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses and reviews and the ranges of valuations resulting from any particular analysis or review are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of companies, businesses or securities do not purport to be appraisals or reflect the prices at which the companies, businesses or securities may actually be sold. Accordingly, the estimates used in, and the results derived from, Barclays’ analyses and reviews are inherently subject to substantial uncertainty.

The summary of the financial analyses and reviews summarized below include information presented in tabular format. In order to fully understand the financial analyses and reviews used by Barclays, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses and reviews. Considering the data in the tables below without considering the full description of the analyses and reviews, including the methodologies and assumptions underlying the analyses and reviews, could create a misleading or incomplete view of Barclays’ analyses and reviews.

Discounted Cash Flow Analysis

In order to estimate the present value of Kindred common stock, Barclays performed a discounted cash flow analysis of Kindred. A discounted cash flow analysis is a traditional valuation methodology used to derive a valuation of an asset by calculating the “present value” of estimated future cash flows of the asset. “Present value” refers to the current value of future cash flows or amounts and is obtained by discounting those future cash flows or amounts by a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors.

Barclays performed a discounted cash flow analysis of Kindred based on estimates of unlevered free cash flows of Kindred based upon the Kindred projections to derive a range of implied present values per share of Kindred common stock. Barclays derived a range of implied enterprise values for Kindred by adding the present values of (i) estimates of after-tax unlevered free cash flows of Kindred for the three months ending December 31, 2017 and each of the fiscal years 2018 through 2022, calculated based upon the Kindred projections and guidance from Kindred management and (ii) a range of terminal values for Kindred derived by applying perpetuity growth rates ranging from 1.75% to 2.25% to the estimated terminal unlevered free cash flow for Kindred calculated based upon the Kindred projections and assuming depreciation equaled capital expenditures, each calculated utilizing discount rates ranging from 8.50% to 9.50%, reflecting estimates of the cost of capital for Kindred and derived by application of the Capital Asset Pricing Model. The after-tax unlevered free cash flows were calculated by taking the tax-affected earnings before interest, tax expense and amortization, with such amount treating stock-based compensation as a cash expense, adding depreciation, and subtracting capital expenditures, changes in working capital, noncontrolling interest distributions and certain other projected net cash outflows, per Kindred management. Barclays then calculated a range of implied prices per share of Kindred common stock by (i) subtracting the assumed amount of Kindred’s net debt (adjusted for insurance restructuring-related cash and the SNF divestiture, per Kindred management) and the book value of preferred stock (each as of September 30, 2017 and based on public filings and data from Kindred management), (ii) adding to such amount the estimated present value of the net operating loss carryforwards of Kindred based on the NOL projections and calculated utilizing discount rates of 8.50% to 9.50%, reflecting estimates of the cost of capital for Kindred and derived by application of the Capital Asset Pricing Model and (iii) dividing such amount by the fully diluted number of shares of Kindred common stock based on data and calculations provided by Kindred management. The following summarizes the result of these calculations:

Implied Equity Value Per Share Reference Range
$0.31 – $7.02

Barclays noted that on the basis of the discounted cash flow analysis, the consideration of $9.00 per share was above the range of implied values per share calculated using the Kindred projections and NOL projections.

Selected Precedent Transaction Analysis

Barclays reviewed and compared the purchase prices and financial multiples (including ratios of enterprise value to earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the last twelve months (“LTM”) period (“EV to LTM EBITDA multiples”) for which financial information was publicly available at the time of announcement of the applicable transaction) paid in selected other transactions (based on data from public filings, Wall Street research, Mergermarket and FactSet) that Barclays, based on its experience with merger and acquisition transactions, deemed relevant. Barclays chose such transactions based on, among other things, the similarity of the applicable target companies in the transactions to Kindred with respect to the business, financial and operating characteristics of their respective businesses. Barclays categorized the selected precedent transactions in four groups, which it referred to as Inpatient Rehabilitation Facilities, Contract Rehabilitation, Long-Term Acute Care and Homecare, in order to evaluate and compare those groups to Kindred’s respective lines of business.

The selected Inpatient Rehabilitation Facilities transactions were as follows:

Announce Date	Acquiror	Target	EV to LTM EBITDA Multiple
06/11/2015	HealthSouth Corporation	Reliant Hospital Partners, LLC	9.8x
11/12/2014	Kindred Healthcare, Inc.	Centerre Healthcare Corporation	11.2x

The selected Contract Rehabilitation transactions were as follows:

Announce Date	Acquiror	Target	EV to LTM EBITDA Multiple
06/15/2015	Genesis Healthcare, Inc.	Revera Inc.	7.9x
02/08/2011	Kindred Healthcare, Inc.	RehabCare Group, Inc.	7.7x

The selected Long-Term Acute Care transactions were as follows:

Announce Date	Acquiror	Target	EV to LTM EBITDA Multiple
04/25/2013	Vibra Healthcare, LLC	Certain facilities owned by Kindred Healthcare, Inc.	6.4x
08/24/2010	Kindred Healthcare, Inc.	Certain facilities owned by Vista Healthcare Holdings, LLC	6.7x
06/21/2010	Select Medical Holdings Corporation	Regency Hospital Company, L.L.C.	7.6x
11/03/2009	RehabCare Group, Inc.	Triumph HealthCare Holdings, Inc.	6.2x

The selected Homecare transactions were as follows:

Announce Date	Acquiror	Target	EV to LTM EBITDA Multiple
12/23/2014	Thomas H. Lee Partners, L.P.	Curo Health Services, LLC	8.6x
11/24/2014	HealthSouth Corporation	EHHI Holdings, Inc.	9.7x
10/09/2014	Kindred Healthcare, Inc.	Gentiva Health Services, Inc.	9.9x
09/19/2013	Gentiva Health Services, Inc.	Harden Healthcare Holdings, Inc.	11.1x
05/24/2010	Gentiva Health Services, Inc.	Odyssey HealthCare, Inc.	10.7x

The reasons for and the circumstances surrounding each of the selected precedent transactions analyzed were diverse and there are inherent differences in the business, operations, financial characteristics and prospects of Kindred and the companies included in the selected precedent transaction analysis. Accordingly, Barclays believed that a purely quantitative selected precedent transaction analysis would not be particularly meaningful in the context of considering the merger. Barclays therefore made qualitative judgments concerning differences between the characteristics of the selected precedent transactions and the merger which would affect the acquisition values of the selected target companies and Kindred.

Based upon these judgments and the weighing of profitability from each business line, to calculate a range of enterprise values for Kindred, Barclays selected a blended range of 8.5x to 10.0x EV to LTM EBITDA multiples for Kindred and applied such range to Kindred’s EBITDA for the LTM period as of September 30, 2017, as adjusted to account for hurricane impacts, reductions in corporate overhead, the SNF divestiture and the closure of certain LTAC hospitals per Kindred management, both excluding and including further adjustments relating to projected future changes by CMS, per Kindred management, to the payment models under CMS for home health care and long-term acute care. Barclays then calculated a range of implied prices per share of Kindred common stock, both excluding and including the adjustments relating to projected future changes to the payment models under CMS for home health care and long-term acute care, by (i) subtracting the assumed amount of Kindred’s net debt (adjusted for insurance restructuring-related cash and the SNF divestiture, per Kindred management), the book value of noncontrolling interests and the book value of preferred stock (each as of September 30, 2017 and based on public filings and data from Kindred management) and (ii) dividing such amounts by the fully diluted number of shares of Kindred common stock based on data and calculations provided by Kindred management. Barclays excluded the estimated present value of Kindred’s NOLs from this analysis due to (i) the possibility that the valuation multiples of the selected precedent transactions may have included but not publicly disclosed the value of targets’ NOLs, and (ii) the uncertainty as to whether an acquiror would benefit from and therefore value Kindred’s NOLs in a transaction. The following summarizes the result of these calculations:

Implied Equity Value Per Share Reference Range
Selected EV to LTM EBITDA Multiples	Excluding Home Health Care and LTAC Payment Adjustments	Including Home Health Care and LTAC Payment Adjustments
8.5x – 10.0x	$7.64 – 15.20	($0.54) – $5.57

Barclays noted that on the basis of the selected precedent transaction analysis, the consideration of $9.00 per share was above the range of implied values per share calculated including home health and LTAC adjustments and within the range of implied values per share calculated excluding home health and LTAC adjustments.

Selected Comparable Company Analysis

In order to assess how the public market values shares of similar publicly traded companies and to provide a range of relative implied equity values per share of Kindred by reference to those companies, Barclays reviewed and compared specific financial and operating data relating to Kindred with selected companies that Barclays, based on its experience with companies in the post-acute care industry, deemed comparable to Kindred. Barclays categorized the selected companies into two different groups, which it referred to as homecare and facility-based care, in order to evaluate and compare those groups to Kindred’s respective home and facility-based lines of business.

The selected homecare comparable companies with respect to Kindred were:

•	Chemed Corporation

•	LHC Group, Inc.

•	Amedisys, Inc.

•	Addus HomeCare Corporation

The selected facility-based care comparable companies with respect to Kindred were:

•	Encompass Health Corporation (which prior to January 2, 2018 was known as HealthSouth Corporation)

•	Select Medical Holdings Corporation

•	The Ensign Group, Inc.

•	Genesis Healthcare, Inc.

Barclays calculated and compared various financial multiples and ratios of Kindred and the selected comparable companies. As part of its selected comparable company analysis, Barclays calculated and analyzed each company’s ratio of its enterprise value to its EBITDA (“EV to EBITDA multiple”). The enterprise value of each company was obtained by adding its net debt to the sum of the market value of its common equity, the book value of any noncontrolling interests, and, in the case of Kindred, the book value of any preferred stock. Where applicable, the EV to EBITDA multiples were adjusted (“EV to EBITDA multiples, as adjusted”) to account for stock-based compensation, noncontrolling interests, certain events such as legal settlements and mergers and acquisitions, and in the case of Kindred, per Kindred management and public filings, hurricane impacts, reductions in corporate overhead, insurance restructuring-related cash, the SNF divestiture and the closure of certain LTAC hospitals. All of these calculations were performed and based on the Kindred projections and publicly available financial data (including public filings, Wall Street research and FactSet) and closing prices, as of the unaffected date. The high and low EV to EBITDA multiples, as adjusted for calendar year 2018 observed for the selected comparable companies were as follows:

Homecare Comparable Companies

2018E EV to EBITDA Multiples, as Adj.
High	15.9x
Low	9.7x

Facility-Based Care Comparable Companies

2018E EV to EBITDA Multiples, as Adj.
High	10.1x
Low	4.3x

Barclays selected the comparable companies listed above because of similarities in one or more business, financial or operating characteristics with Kindred. However, because no selected comparable company is exactly the same as Kindred, Barclays believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected comparable company analysis. Accordingly, Barclays also made qualitative judgments concerning differences between the business, financial and operating characteristics and prospects of Kindred and the selected comparable companies that could affect the public trading values of each in order to provide a context in which to consider the results of the quantitative analysis. These qualitative judgments related primarily to the differing sizes, growth prospects, profitability levels and degree of operational and financial risk between Kindred and the companies included in the selected comparable company analysis.

Based upon these judgments and the weighting of profitability from each business line, Barclays selected a range of 7.25x to 9.50x 2018 EV to EBITDA multiples for Kindred and applied such range to Kindred’s projected 2018 EBITDA of $515 million, based on the Kindred projections, to calculate a range of enterprise values for Kindred. Barclays then calculated a range of implied prices per share of Kindred common stock by (i) subtracting the assumed amount of Kindred’s net debt (adjusted for insurance restructuring-related cash and the SNF divestiture, per Kindred management), the book value of noncontrolling interests and the book value of preferred stock (each as of September 30, 2017 and based on public filings and data from Kindred management), (ii) adding to such amount the estimated present value of the net operating loss carryforwards of Kindred based on the NOL projections and calculated utilizing a discount rate of 9.0%, reflecting an estimate of the cost of capital for Kindred and derived by application of the Capital Asset Pricing Model and (iii) dividing such amount by the fully diluted number of shares of Kindred common stock based on data and calculations provided by Kindred management. The following summarizes the result of these calculations:

Selected EV to EBITDA Multiples	Implied Equity Value Per Share Reference Range
7.25x – 9.50x	$6.96 – $19.42

Barclays noted that on the basis of the selected comparable company analysis, the consideration of $9.00 per share was within the range of implied values per share calculated using the Kindred projections and NOL projections.

Other Factors

Barclays also reviewed and considered other factors, which were not considered part of its financial analyses in connection with rendering its opinion, but were references for informational purposes, including, among other things, the Illustrative Potential Separation Costs, Historical Share Price Analysis, Research Price Targets Analysis, Illustrative Future Share Price Analysis and certain Illustrative Sensitivity Analyses described below.

Illustrative Potential Separation Costs

Based upon data from Kindred management and Bloomberg, Barclays also reviewed and estimated the illustrative potential costs that could arise upon a hypothetical separation of Kindred into two or more distinct businesses. In order to estimate such costs, Barclays calculated the sum of (i) make-whole costs on Kindred’s existing debt, per Bloomberg, assuming such debt was redeemed on June 30, 2018, (ii) estimated fees and expenses related to issuing new debt financing, (iii) taxes on gains in excess of Kindred’s NOLs arising from a separation of the Kindred at Home business, based on data from Kindred management, (iv) an assumed $40 million of annual pre-tax earnings dis-synergies, per Kindred management, valued at a range of EV to EBITDA multiples from 7.25x to 9.50x, the range described above in “— Selected Comparable Company Analysis” and (v) certain other one-time transaction costs. Barclays then calculated a range of implied values per share of Kindred common stock by dividing such amount by the fully diluted number of shares of Kindred common stock based on data and calculations provided by Kindred management. Barclays estimated such illustrative potential separation costs could amount to $5.00 to $6.64 per share of Kindred common stock. Such illustrative potential separation costs were estimated for illustrative purposes only and were not incorporated into Barclays’ other financial analyses described in this section, “Opinion of Kindred’s Financial Advisors — Opinion of Barclays”.

Historical Share Price Analysis

To evaluate the trend in the historical trading prices of Kindred common stock, Barclays considered historical data with regard to the trading prices of Kindred common stock for the period from December 16, 2016 to the unaffected date. Barclays noted that during the period from December 16, 2016 to the unaffected date, the closing price of Kindred common stock ranged from $5.60 to $11.70.

Research Price Targets Analysis

Barclays considered publicly available forward price targets for shares of Kindred common stock prepared and published by select equity research firms as of the unaffected date, the last trading day prior to news reports of a potential transaction between Kindred and TPG, WCAS and Humana. The price targets published by the equity research firms do not necessarily reflect current market trading prices for Kindred common stock and these estimates are subject to uncertainties, including the future financial performance of Kindred and future financial market conditions. Barclays noted that the range of low to high forward share price targets as of the unaffected date was $7.00 to $11.00 per share of Kindred common stock. Utilizing a discount rate of 10.0%, reflecting an estimate of the cost of equity for Kindred and derived by application of the Capital Asset Pricing Model, Barclays then derived a range of implied present values per share for Kindred by discounting to present value the range of low to high forward share price targets referenced above, which resulted in a range of $6.36 to $10.00 per share of Kindred common stock.

Illustrative Future Share Price Analysis

Barclays performed an illustrative analysis of the implied present value of an illustrative future value per share of Kindred common stock, which is designed to provide an indication of the present value of a theoretical future value of a company’s equity as a function of such company’s financial projections and valuation multiples. Barclays first calculated the implied future enterprise values of Kindred one, two and three years from the valuation date by applying ratios of Kindred’s (i) adjusted enterprise value, calculated as Kindred’s (a) enterprise value plus (b) rent expense multiplied by 8.0x in accordance with industry convention, to its (ii) earnings before interest, taxes, depreciation, amortization and rent expense (“EBITDAR,” and such multiples, “Adjusted EV to EBITDAR multiples”) ranging from 7.0x to 8.0x to EBITDAR estimates for Kindred as reflected in the Kindred projections for each of the fiscal years 2019, 2020 and 2021, respectively, and then subtracting from such amounts Kindred’s projected rent expense at each respective valuation date multiplied by 8.0x. The illustrative Adjusted EV to EBITDAR multiple estimates were derived by Barclays utilizing its professional judgment and experience, taking into account current and historical trading data, equity research target price multiples and Adjusted EV to EBITDAR multiples for Kindred as of the unaffected date. Barclays then calculated a range of implied prices per share of Kindred common stock by (i) subtracting the projected amount of Kindred’s net debt and the book value of noncontrolling interests (each as of September 30, 2018, 2019 and 2020, respectively, as reflected in the Kindred projections), (ii) adding to such amount the estimated remaining present value of the net operating loss carryforwards of Kindred at each date based on the NOL projections and calculated utilizing a discount rate of 9.0%, reflecting an estimate of the cost of capital for Kindred and derived by application of the Capital Asset Pricing Model and (iii) dividing such amount by the fully diluted number of shares of Kindred common stock based on data and calculations provided by Kindred management. Barclays utilized Adjusted EV to EBITDAR multiples in this analysis because it noted that many equity research analysts utilized such a methodology to derive their price targets for Kindred.

Utilizing a discount rate of 10.0%, reflecting an estimate of the cost of equity for Kindred and derived by application of the Capital Asset Pricing Model, Barclays then derived a range of implied present values per share for Kindred by discounting to present value, the implied future values per share of Kindred as a stand-alone entity. The following tables present the results of the analysis of the implied present value of the illustrative future value per share of Kindred common stock.

Present Value of Illustrative Future Share Prices

Selected Adjusted EV to EBITDAR Multiples	One-Year Forward	Two-Year Forward	Three-Year Forward
8.0 x EBITDAR	$12.99	$13.69	$12.18
7.0 x EBITDAR	5.05	6.14	5.43

Illustrative Sensitivity Analyses

At the instruction of Kindred, Barclays’ opinion and the financial analyses Barclays performed in connection with rendering its opinion did not take into account any changes to U.S. tax law in effect as of December 18, 2017, or any other potential effects that may result from changes to U.S. tax law in effect as of December 18, 2017, including changes in market valuation of Kindred or any other companies, interest rates and government healthcare reimbursement rates under Medicare, Medicaid or other applicable government programs. At the instruction of Kindred, in addition to the financial analyses Barclays performed in connection with rendering its opinion, Barclays performed certain illustrative sensitivity analyses relating to certain potential changes to federal corporate tax rates and limitations on the deductibility of interest expenses, as well as reductions in Medicare reimbursement rates for illustrative purposes only. At the direction of Kindred, the sensitivity analyses reflected the Kindred projections as adjusted to reflect a 21% federal corporate tax rate, interest deduction capped at 30% of EBITDA through 2021 and at 30% of EBIT thereafter, non-deductible interested carried forward and a hypothetical 1% reduction in Medicare reimbursement rates to reflect the possibility, per Kindred management, that Medicare spending by the U.S. government might be reduced in order to offset all or a portion of any lost revenue arising from tax reform, incremental to any rate cuts or increases reflected in the Kindred projections, beginning in 2021 (the “Kindred tax sensitivity projections”).

Illustrative Discounted Cash Flow Sensitivity Analysis

Using the same methodology and assumptions described above in “— Discounted Cash Flow Analysis”, except that Barclays used the Kindred tax sensitivity projections and discount rates ranging from 9.0% to 9.5%, reflecting an estimate of the cost of capital for Kindred and derived by application of the Capital Asset Pricing Model, Barclays derived a range of implied present values per share of Kindred common stock. The following summarizes the result of these calculations:

Implied Equity Value Per Share Reference Range

No Reduction in Medicare Reimbursement Rates	1% Reduction in Medicare Reimbursement Rates
$7.67 – $12.67	$4.77 – $9.31

Illustrative Future Share Price Sensitivity Analysis

Using the same method described above in “— Illustrative Future Share Price Analysis”, except that Barclays used the Kindred tax sensitivity projections, a discount rate of 10.5%, reflecting an estimate of the cost of equity for Kindred and derived by application of the Capital Asset Pricing Model, and a discount rate of 9.25% with respect to the net operating losses, reflecting an estimate of the cost of capital for Kindred and derived by application of the Capital Asset Pricing Model, Barclays derived a range of implied present values per share of Kindred common stock. The following summarizes the result of these calculations:

Implied Present Value of Illustrative Future Share Price

No Reduction in Medicare Reimbursement Rates	1% Reduction in Medicare Reimbursement Rates
$4.88 – $11.54	$2.94 – $9.32

General

Barclays is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. The Board selected Barclays because of its familiarity with Kindred and its qualifications, reputation and experience in the valuation of businesses and securities in connection with mergers and acquisitions generally, as well as substantial experience in transactions comparable to the merger.

Barclays is acting as financial advisor to Kindred in connection with the merger. Pursuant to an engagement letter between Kindred and Barclays, Kindred has agreed to pay Barclays a transaction fee of $17.5 million, $2.5 million of which was paid following the delivery of the Barclays opinion, and the remainder of which is contingent upon consummation of the merger. The opinion fee was not contingent upon the conclusion of Barclays’ opinion or the consummation of the merger. In addition, Kindred has agreed to reimburse Barclays for its reasonable out-of-pocket expenses incurred in connection with the proposed transaction and to indemnify Barclays for certain liabilities that may arise out of its engagement by Kindred and the rendering of Barclays’ opinion. Barclays and its affiliates have performed various investment banking and financial services for Kindred and its affiliates in the past, and expect to perform such services in the future, and have received, and expect to receive, customary fees for such services. Specifically, in the past two years, Barclays and its affiliates have performed the following investment banking and financial services for Kindred: (i) having acted as a lender under Kindred’s existing credit facilities; and (ii) having executed certain derivative transactions for Kindred and its affiliates. During the two-year period ended December 18, 2017, Barclays has received compensation for investment banking and financial services provided by its investment banking division to Kindred and/or certain of its affiliates of approximately $100,000.

In addition, Barclays and its affiliates have performed various investment banking and financial services for Humana and its affiliates in the past, and expect to perform such services in the future, and have received, and expect to receive, customary fees for such services. Specifically, in the past two years, Barclays and its affiliates have performed the following investment banking and financial services for Humana: (i) having acted as a co-manager on an $800 million senior notes offering by Humana in December 2017; and (ii) having acted as a co-manager on a credit facility origination and bond issuance by Humana. During the two-year period ended December 18, 2017, Barclays has received compensation for investment banking and financial services provided by its investment banking division to Humana and/or certain of its affiliates of approximately $200,000.

In addition, Barclays and its affiliates in the past have provided, currently are providing, or in the future may provide, investment banking services to TPG and WCAS and certain of their respective portfolio companies and affiliates, and Barclays and its affiliates have received or in the future expect to receive customary fees for rendering such services, including (i) having acted or acting as financial advisor to TPG and WCAS and certain of their respective portfolio companies and affiliates in connection with certain mergers and acquisition transactions; (ii) having acted or acting as arranger, bookrunner and/or lender for TPG and WCAS and certain of their respective portfolio companies and affiliates in connection with various financing transactions; (iii) having acted or acting as underwriter, initial purchaser and placement agent for various equity and debt offerings undertaken by TPG and WCAS and certain of their respective portfolio companies and affiliates; and (iv) having executed certain derivative transactions for TPG and WCAS and certain of their respective portfolio companies and affiliates. During the two-year period ended December 18, 2017, Barclays has received compensation for investment banking and financial services provided by its investment banking division to TPG and/or certain of its portfolio companies and affiliates of approximately $24.4 million. During the two-year period ended December 18, 2017, Barclays has received compensation for investment banking and financial services provided by its investment banking division to WCAS and/or certain of its portfolio companies and affiliates of approximately $9.6 million.

Barclays and its affiliates engage in a wide range of businesses from investment and commercial banking, lending, asset management and other financial and non-financial services. In the ordinary course of its business, Barclays and its affiliates may actively trade and effect transactions in the equity, debt and/or other securities (and any derivatives thereof) and financial instruments (including loans and other obligations) of Kindred, HospitalCo Parent, Parent, Humana, TPG, WCAS and their respective affiliates for their own account and for the accounts of their customers and, accordingly, may, at any time, hold long or short positions and investments in such securities and financial instruments.

Opinion of Guggenheim Securities

Overview

Kindred engaged Guggenheim Securities to act as its financial advisor in connection with Kindred’s consideration of strategic alternatives, including the merger. In selecting Guggenheim Securities as its financial advisor, Kindred’s board of directors considered, among other things, Guggenheim Securities’ reputation and experience as an investment banking firm, its knowledge of the healthcare services industry generally and Kindred’s business and operations, and its other capabilities and strengths. Guggenheim Securities, as part of its investment banking, financial advisory and capital markets businesses, is regularly engaged in the valuation and financial assessment of businesses and securities in connection with mergers and acquisitions, recapitalizations, spin-offs/split-offs, restructurings, securities offerings in both the private and public capital markets and valuations for corporate and other purposes.

At the December 18, 2017 meeting of the Board, Guggenheim Securities rendered an oral opinion, which was confirmed by delivery of a written opinion dated December 19, 2017, to the Board to the effect that, as of such date and based on and subject to the matters considered, the procedures followed, the assumptions made and various limitations of and qualifications to the review undertaken, the merger consideration was fair, from a financial point of view, to the holders of Kindred common stock (other than holders of excluded shares).

This description of Guggenheim Securities’ opinion is qualified in its entirety by the full text of the written opinion, which is attached as Annex D to this proxy statement. Guggenheim Securities’ written opinion sets forth the matters considered, the procedures followed, the assumptions made and various limitations of and qualifications to the review undertaken by Guggenheim Securities. Guggenheim Securities’ written opinion, which was authorized for issuance by the Fairness Opinion and Valuation Committee of Guggenheim Securities, is necessarily based on economic, capital markets and other conditions, and the information made available to Guggenheim Securities, as of the date of such opinion. Kindred encourages you to read the opinion carefully in its entirety. Guggenheim Securities has no responsibility for updating or revising its opinion based on facts, circumstances or events occurring after the date of the rendering of the opinion.

In reading the discussion of Guggenheim Securities’ opinion set forth below, you should be aware that such opinion (and, as applicable, any materials provided in connection therewith):

•	was provided to the Board (in its capacity as such) for its information and assistance in connection with its evaluation of the merger consideration;

•	did not constitute a recommendation to the Board with respect to the merger;

•	does not constitute advice or a recommendation to any holder of Kindred common stock as to how to vote or act in connection with the merger or otherwise;

•	did not address Kindred’s underlying business or financial decision to pursue the merger, the relative merits of the merger as compared to any alternative business or financial strategies that might exist for Kindred or the effects of any other transaction in which Kindred might engage;

•	addressed only the fairness, from a financial point of view and as of the date of such opinion, of the merger consideration to the holders of Kindred common stock (other than holders of excluded shares) to the extent expressly specified in such opinion;

•	expressed no view or opinion as to (i) any other term, aspect or implication of (a) the merger or the separation (including, without limitation, the form or structure of merger or the separation), (b) the merger agreement and the separation agreement or (c) any other agreement, transaction document or instrument contemplated by the merger agreement or the separation agreement or to be entered into or amended in connection with the merger or the separation or (ii) the fairness, financial or otherwise, of the proposed transaction to, or of any consideration to be paid to or received by, the holders of any class of securities, creditors or other constituencies of Kindred; and

•	expressed no view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable to or to be received by any of Kindred’s or Kindred’s directors, officers or employees, or any class of such persons, in connection with the merger relative to the merger consideration or otherwise.

In the course of performing its reviews and analyses for rendering its opinion, Guggenheim Securities:

•	reviewed the merger agreement and the separation agreement dated as of December 19, 2017;

•	reviewed certain publicly available business and financial information regarding Kindred;

•	reviewed certain non-public business and financial information regarding Kindred’s business and prospects, all as prepared and provided to Guggenheim Securities by Kindred’s senior management and including (i) certain financial projections for Kindred for the years ended December 31, 2017 through December 31, 2022, (ii) certain illustrative adjustments to the Kindred projections made by Kindred’s senior management to reflect the potential impact of expected U.S. federal tax reform as provided in the Tax Bill and (iii) certain further illustrative adjustments to the Kindred projections as to the potential negative impact on Medicare reimbursement arising from the Tax Bill that Kindred’s senior management directed Guggenheim Securities to use solely for illustrative purposes;

•	discussed with Kindred’s senior management their strategic and financial rationale for the merger as well as their views of Kindred’s business, operations, historical and projected financial results and future prospects and the commercial, competitive and regulatory dynamics in the post-acute healthcare services sector;

•	reviewed the historical prices, trading multiples and trading activity of Kindred common stock;

•	compared the financial performance of Kindred and the trading multiples and trading activity of the common shares of Kindred with corresponding data for certain other publicly traded companies that Guggenheim Securities deemed relevant in evaluating Kindred;

•	reviewed the valuation and financial metrics of certain mergers and acquisitions that Guggenheim Securities deemed relevant in evaluating the merger;

•	performed discounted cash flow analyses based on the Kindred projections, including as adjusted for the illustrative potential impact of the Tax Bill on Kindred, and as further adjusted for an illustrative potential negative impact on Medicare reimbursement arising from the Tax Bill; and

•	conducted such other studies, analyses, inquiries and investigations as Guggenheim Securities deemed appropriate.

With respect to the information used in arriving at its opinion, Guggenheim Securities noted that:

•	Guggenheim Securities relied upon and assumed the accuracy, completeness and reasonableness of all industry, business, financial, legal, regulatory, tax, accounting, actuarial and other information (including, without limitation, the Kindred projections, the illustrative tax rate and Medicare reimbursement adjustments to the Kindred projections, any other estimates and any other forward-looking information) furnished by or discussed with Kindred or obtained from public sources, data suppliers and other third parties.

•

Guggenheim Securities (i) did not assume any responsibility, obligation or liability for the accuracy, completeness, reasonableness, achievability or independent verification of, and Guggenheim Securities did not independently verify, any such information (including, without limitation, the Kindred projections, the illustrative tax rate and Medicare reimbursement adjustments to the Kindred projections any other estimates and any other forward-looking information), (ii) expressed no view, opinion, representation, guaranty or warranty (in each case, express or implied) regarding the reasonableness or achievability of the Kindred projections, the illustrative tax rate and Medicare reimbursement adjustments to the Kindred projections, such other estimates and such other forward-looking information or the assumptions upon which they are based and (iii) relied upon the assurances of Kindred’s senior management that they were unaware of any facts or circumstances that would make such information (including, without limitation, the Kindred projections, the illustrative tax rate and Medicare reimbursement adjustments to the Kindred projections, such other estimates and such other forward-looking information) incomplete, inaccurate or misleading.

•	Specifically, with respect to (i) the Kindred projections, the illustrative tax rate and Medicare reimbursement adjustments to the Kindred projections, any other estimates and any other forward-looking information furnished by or discussed with Kindred, (a) Guggenheim Securities was advised by Kindred’s senior management, and Guggenheim Securities assumed, that the Kindred projections, the illustrative tax rate and Medicare reimbursement adjustments to the Kindred projections, such other estimates and such other forward-looking information utilized in its analyses had been reasonably prepared on bases reflecting the best then-currently available estimates and judgments of Kindred’s senior management as to the expected future performance of Kindred, the illustrative potential impact of the Tax Bill on Kindred and the illustrative potential negative impact on Kindred of changes to Medicare reimbursement arising from the Tax Bill and (b) Guggenheim Securities assumed that the Kindred projections, the illustrative adjustments to the Kindred projections for the illustrative potential impact of the Tax Bill on Kindred and the illustrative potential negative impact on Kindred of changes to Medicare reimbursement arising from the Tax Bill, such other estimates and such other forward-looking information had been reviewed by the Board with the understanding that such information would be used and relied upon by Guggenheim Securities in connection with rendering its opinion and (ii) any financial projections, other estimates and/or other forward-looking information obtained by Guggenheim Securities from public sources, data suppliers and other third parties, Guggenheim Securities assumed that such information was reasonable and reliable.

Guggenheim Securities also noted certain other considerations with respect to its engagement and the rendering of its opinion:

•	During the course of its engagement, Guggenheim Securities was asked by the Board to solicit indications of interest from various potential strategic and private equity acquirors regarding a potential transaction with Kindred, and Guggenheim Securities considered the results of such solicitation process in rendering its opinion.

•	Guggenheim Securities did not perform or obtain any independent appraisal of the assets or liabilities (including any contingent, derivative or off-balance sheet assets and liabilities) of Kindred or any other entity or the solvency or fair value of Kindred or any other entity, nor was Guggenheim Securities furnished with any such appraisals.

•	Guggenheim Securities’ professionals are not legal, regulatory, tax, consulting, accounting, appraisal or actuarial experts and Guggenheim Securities’ opinion should not be construed as constituting advice with respect to such matters (including, without limitation, with respect to the Tax Bill and any potential impacts on Kindred resulting therefrom); accordingly, Guggenheim Securities relied on the assessments of Kindred’s senior management and Kindred’s other professional advisors with respect to such matters. Guggenheim Securities did not express any view or render any opinion regarding the tax consequences of the proposed transaction to Kindred or its securityholders.

•	Guggenheim Securities further assumed that:

•

In all respects meaningful to its analyses, (i) Kindred, Parent, HospitalCo Parent, Merger Sub and Hospital Merger Sub will comply with all terms and provisions of the merger agreement and the separation agreement and (ii) the representations and warranties of Kindred, Parent, HospitalCo Parent, Merger Sub and Hospital Merger Sub contained in the merger agreement and the separation agreement were true and correct and (iii) all conditions to the obligations of each party to the merger agreement and the separation agreement to consummate the proposed transaction would be satisfied without any waiver, amendment or modification thereof; and

•	The proposed transaction will be consummated in a timely manner in accordance with the terms of the merger agreement and the separation agreement and in compliance with all applicable laws, documents and other requirements, without any delays, limitations, restrictions, conditions, waivers, amendments or modifications (regulatory, tax-related or otherwise) that would have an effect on Kindred or the proposed transaction in any way meaningful to Guggenheim Securities’ analyses and opinion.

•	Guggenheim Securities did not express any view or opinion as to the price or range of prices at which the shares of common stock or other securities or financial instruments of or relating to Kindred may trade or otherwise be transferable at any time, including subsequent to the announcement or consummation of the proposed transaction.

Summary of Financial Analyses

Overview of Financial Analyses

This “Summary of Financial Analyses” presents a summary of the principal financial analyses performed by Guggenheim Securities and presented to the Board in connection with Guggenheim Securities’ rendering of its opinion. Such presentation to the Board was supplemented by Guggenheim Securities’ oral discussion, the nature and substance of which may not be fully described herein.

Some of the financial analyses summarized below include summary data and information presented in tabular format. In order to understand fully such financial analyses, the summary data and tables must be read together with the full text of the summary. Considering the summary data and tables alone could create a misleading or incomplete view of Guggenheim Securities’ financial analyses.

The preparation of a fairness opinion is a complex process and involves various judgments and determinations as to the most appropriate and relevant financial analyses and the application of those methods to the particular circumstances involved. A fairness opinion therefore is not readily susceptible to partial analysis or summary description, and taking portions of the financial analyses set forth below, without considering such analyses as a whole, would in Guggenheim Securities’ view create an incomplete and misleading picture of the processes underlying the financial analyses considered in rendering Guggenheim Securities’ opinion.

In arriving at its opinion, Guggenheim Securities:

•	based its financial analyses on various assumptions, including assumptions concerning general business, economic and capital markets conditions and industry-specific and company-specific factors, all of which are beyond the control of Kindred and Guggenheim Securities;

•	did not form a view or opinion as to whether any individual analysis or factor, whether positive or negative, considered in isolation, supported or failed to support its opinion;

•	considered the results of all of its financial analyses and did not attribute any particular weight to any one analysis or factor; and

•	ultimately arrived at its opinion based on the results of all of its financial analyses assessed as a whole and believes that the totality of the factors considered and the various financial analyses performed by Guggenheim Securities in connection with its opinion operated collectively to support its determination as to the fairness, from a financial point of view and as of the date of such opinion, of the merger consideration to the holders of Kindred common stock (other than holders of excluded shares).

With respect to the financial analyses performed by Guggenheim Securities in connection with rendering its opinion:

•	Such financial analyses, particularly those based on estimates and projections, are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by these analyses.

•	None of the selected precedent merger and acquisition transactions used in the selected precedent merger and acquisition transactions analysis described below is identical or directly comparable to the merger and none of the selected publicly traded companies used in the selected publicly traded companies analysis described below is identical or directly comparable to Kindred; however, such transactions and companies were selected by Guggenheim Securities, among other reasons, because they involved target companies or represented publicly traded companies which may be considered broadly similar, for purposes of Guggenheim Securities’ financial analyses, to Kindred based on Guggenheim Securities’ familiarity with the healthcare services industry in the United States.

•	In any event, selected precedent merger and acquisition transactions analysis and selected publicly traded companies analysis are not mathematical; rather, such analyses involve complex considerations and judgments concerning the differences in business, financial, operating and capital markets-related characteristics and other factors regarding the selected precedent merger and acquisition transactions to which the merger was compared and the selected publicly traded companies to which Kindred was compared.

•	Such financial analyses do not purport to be appraisals or to reflect the prices at which any securities may trade at the present time or at any time in the future.

Certain Definitions

Throughout this “Summary of Financial Analyses,” the following financial terms are used in connection with Guggenheim Securities’ various financial analyses:

•	Adjusted enterprise value or AEV: means enterprise value, adjusted for the capitalization of rent at an assumed multiple of 8.0x.

•	EBITDA: means the relevant company’s operating earnings before interest, taxes, depreciation and amortization.

•	EBITDAR: means the relevant company’s operating earnings before interest, taxes, depreciation, amortization and restructuring or rent costs.

•	Enterprise value or EV: represents the relevant company’s net equity value plus (i) the principal or face amount of total debt and preferred stock and (ii) the book value of any non-controlling/minority interests less (iii) cash and cash equivalents, (iv) the estimated net present value of any tax-related net operating losses and (v) with respect to Kindred, insurance restructuring-related cash.

•	LTM: means last twelve months.

•	Net equity value: represents the relevant company’s (i) gross equity value as calculated (a) based on outstanding common shares plus shares issuable upon the conversion or exercise of all in-the-money convertible securities, stock options and/or stock warrants times (b) the relevant company’s stock price less (ii) the cash proceeds from the assumed exercise of all in-the-money stock options and stock warrants.

•	NTM: means next twelve months.

•

Unlevered free cash flow: means after-tax operating cash flow (after deduction of stock-based compensation), plus depreciation expense and less capital expenditures, increases in net working capital, and any other adjustments (including cash release and costs from insurance restructuring, non-controlling interest expense, and ongoing rental payments associated with certain divested and/or closed long-term acute care hospitals).

•	VWAP: means volume-weighted average share price over the indicated period of time.

Recap of Implied Merger Financial Metrics

Based on the merger consideration of $9.00 per share in cash, Guggenheim Securities calculated various implied merger-related premia and multiples as outlined in the table below:

Merger Premia and Implied Merger Multiples

Merger Price per Share	$9.00

	Kindred Stock Price
Acquisition Premium/(Discount) Relative to Kindred’s:
Closing Stock Price @ 12/15/17	$8.60	4.7%
90-Day VWAP @ 12/15/17	7.05	27.7
Past Year’s High Stock Price	11.70	(23.1)

AEV / LTM EBITDAR:
Actual		8.2x
Phase II Criteria Adjusted(1)		8.5

AEV / NTM EBITDAR (Phase II Criteria Adjusted):(1)
Kindred Management Estimates		8.0x
Wall Street Consensus Estimates		7.8

EV / LTM EBITDA:
Actual		8.2x
Phase II Criteria Adjusted(1)		8.8

EV / NTM EBITDA (Phase II Criteria Adjusted):(1)
Kindred Management Estimates		8.0x
Wall Street Consensus Estimates		7.9

(1)	LTM and calendar year 2017 results reflect adjustments of net mitigated impact for Phase II of CMS’ LTAC reimbursement criteria as per Kindred management estimates.

Change-of-Control Financial Analyses

Recap of Change-of-Control Financial Analyses. In evaluating Kindred in connection with rendering its opinion, Guggenheim Securities performed various financial analyses which are summarized in the table below and described in more detail elsewhere herein, including discounted cash flow analyses based on the Kindred projections, selected precedent merger and acquisition transactions analysis and selected publicly traded companies analysis. Solely for informational reference purposes, Guggenheim Securities also (i) performed discounted cash flow analyses based on the Kindred projections, as adjusted by Kindred senior management for the expected tax rate under the Tax Bill, and as further adjusted by Kindred senior management for an illustrative potential negative impact on Medicare reimbursement arising from the Tax Bill, and (iii) reviewed the historical trading price range and Wall Street equity research analysts’ price targets for Kindred common stock.

Recap of Change-of-Control Financial Analyses

Merger Price per Share	$9.00

	Reference Range for Kindred on a Change-of-Control Basis
Financial Analyses	Low	High
Discounted Cash Flow Analysis (Kindred Projections)	$1.40	$10.34
Selected Precedent M&A Transactions Analysis	$5.62	$14.25
Selected Publicly Traded Companies Analysis:
Kindred Management Estimates	$4.68	$11.73
Wall Street Consensus Estimates	5.96	12.65

For Informational Reference Purposes
Discounted Cash Flow Analyses:
Tax Rate Adjustment to the Kindred Projections	$7.73	$18.21
Tax Rate and Illustrative Medicare Impact Adjustments to the Kindred Projections	5.24	14.78
Kindred’s Stock Price Range During Past Year	$5.50	$11.70
Wall Street Equity Research Price Targets	6.82	10.00

Discounted Cash Flow Analyses (Kindred Projections). Guggenheim Securities performed illustrative stand-alone discounted cash flow analyses of Kindred based on projected after-tax unlevered free cash flows for Kindred and an estimate of its terminal/continuing value at the end of the projection horizon, based on the Kindred projections. In performing its illustrative discounted cash flow analyses:

•	Guggenheim Securities used a discount rate range of 8.00% – 9.25% based on its estimate of Kindred’s weighted average cost of capital.

•	In calculating Kindred’s terminal/continuing value for purposes of its discounted cash flow analyses, Guggenheim Securities used an illustrative reference range of perpetual growth rates of Kindred’s terminal year normalized after-tax unlevered free cash flow of 1.75% – 2.25%.

•	Guggenheim Securities’ illustrative discounted cash flow analyses based on the Kindred projections resulted in an overall reference range of $1.40 – $10.34 per share for purposes of evaluating Kindred common stock on a stand-alone intrinsic-value basis.

Selected Precedent Merger and Acquisition Transactions Analysis. Guggenheim Securities reviewed and analyzed certain financial metrics associated with certain selected precedent merger and acquisition transactions involving companies in the specialty hospital sector and the homecare sector that Guggenheim Securities deemed relevant for purposes of this analysis. The following 13 precedent merger and acquisition transactions were selected by Guggenheim Securities for purposes of this analysis, of which two specialty hospital and one homecare transactions were deemed to be most relevant, and of which six specialty hospital and four homecare transactions were deemed to be less relevant and were selected for reference purposes only, in each case based on the professional judgment and experience of Guggenheim Securities. Guggenheim Securities calculated, among other things and to the extent publicly available, certain implied change-of-control transaction EV to LTM EBITDA multiples for the selected precedent merger and acquisition transactions (based on Wall Street equity research consensus estimates, each company’s most recent publicly available financial filings and certain other publicly available information), which are summarized in the table below:

Selected Precedent Merger and Acquisition (M&A) Transactions

Date Announced	Acquiror	Target Company	Transaction Enterprise Value / LTM EBITDA
Most Relevant Specialty Hospital Precedent M&A Transactions
11/12/14	Kindred Healthcare, Inc.	Centerre Healthcare Corporation	11.2x
11/3/09	RehabCare Group Inc.	Triumph HealthCare Holdings, Inc.	6.2

Reference Only Specialty Hospital Precedent M&A Transactions
6/15/15	Genesis Healthcare, Inc.	ReVera Incorporated	7.9x
6/11/15	HealthSouth Corp	Reliant Hospital Partners, LLC	9.8
4/25/13	Vibra Healthcare, LLC	Kindred Healthcare, Inc.	6.4
2/8/11	Kindred Healthcare, Inc.	RehabCare Group Inc.	7.7
8/24/10	Kindred Healthcare, Inc.	Vista Healthcare, LLC	6.7
6/21/10	Select Medical Holdings Corporation	Regency Hospital Company, LLC	7.6

Most Relevant Homecare Precedent M&A Transaction
10/9/14	Kindred Healthcare, Inc.	Gentiva Health Services, Inc.	9.9x

Reference Only Homecare Precedent M&A Transactions
12/23/14	Thomas H. Lee Partners LP	Curo Health Services, LLC	8.6x
11/24/14	HealthSouth Corp	EHHI Holdings, Inc.	9.7
9/19/13	Gentiva Health Services, Inc.	Harden Healthcare Holdings, Inc.	11.1
5/24/10	Gentiva Health Services, Inc.	Odyssey HealthCare, Inc.	10.7

Kindred Healthcare, Inc. Merger(1)			8.8x

(1)	Reflects adjustments of net mitigated impact for Phase II of CMS’ LTAC reimbursement criteria as per Kindred management estimates.

In performing its selected precedent merger and acquisition transactions analysis:

•	Guggenheim Securities selected, based on the most relevant specialty hospital and home care precedent mergers and acquisitions transactions, a reference range of EV to LTM EBITDA transaction multiples of 8.1x – 9.9x for purposes of evaluating Kindred on a change-of-control basis.

•	Guggenheim Securities’ analysis of the selected precedent merger and acquisition transactions resulted in an overall reference range of $5.62 – $14.25 per share for purposes of evaluating Kindred common stock on a change-of-control basis.

Selected Publicly Traded Companies Analysis. Guggenheim Securities reviewed and analyzed Kindred’s historical stock price performance, trading metrics and historical and projected/forecasted financial performance compared to corresponding data for certain specialty hospital sector and the homecare sector publicly traded companies that Guggenheim Securities deemed relevant for purposes of this analysis. The following nine publicly traded companies were selected by Guggenheim Securities for purposes of this analysis, of which two specialty hospital and one homecare sector companies were deemed to be most relevant, and of which two specialty hospital and four homecare sector companies were deemed to be less relevant and were selected for reference purposes only, in each case based on the professional judgment and experience of Guggenheim Securities. Guggenheim Securities calculated, among other things, various public market trading multiples for Kindred and the selected publicly traded companies (in the case of the selected publicly traded companies, based on Wall Street equity research consensus estimates and each company’s most recent publicly available financial filings), which are summarized in the table below:

Selected Publicly Traded Company Multiples

	Adj. Enterprise Value / NTM EBITDAR	Enterprise Value / NTM EBITDA
Most Relevant Specialty Hospital Publicly Traded Companies
The Ensign Group, Inc.	8.0x	8.2x
Genesis Healthcare Inc.	7.0	4.4

Reference Only Specialty Hospital Publicly Traded Companies
HealthSouth Corp	N/A	9.0x
Select Medical Holdings Corporation	N/A	10.3

Most Relevant Homecare Publicly Traded Company
Amedisys, Inc.	N/A	12.0x

Reference Only Homecare Publicly Traded Companies
Chemed Corporation	N/A	16.1x
LHC Group, Inc.	N/A	11.6
Almost Family, Inc.	N/A	12.8
Addus HomeCare, Inc.	N/A	10.0

Kindred Healthcare, Inc.:
Trading Basis Management Estimates	8.0x	8.0x
Trading Basis Wall Street Consensus Estimates(1)	7.8	7.8
Merger Basis Management Estimates	8.0	8.0
Merger Basis Wall Street Consensus Estimates(1)	7.8	7.9

(1)	Based on research consensus median estimate adjusted for run-rate impact from Phase II of CMS’ LTAC reimbursement criteria.

In performing its selected publicly traded companies analysis:

•	Guggenheim Securities selected, based on the most relevant specialty hospital and home care publicly traded companies, a reference range of trading multiples of 7.5x AEV to NTM EBITDAR to 8.6x EV to NTM EBITDA for purposes of evaluating Kindred on a stand-alone public market trading basis.

•	Guggenheim Securities’ analysis of the selected publicly traded companies resulted in overall reference ranges of $4.68 – $11.73 per share based on Kindred senior management’s estimates and of $5.96 –$12.65 per share based Wall Street equity research consensus estimates for purposes of evaluating Kindred common stock on a stand-alone public market trading basis.

Other Financial Reviews and Analyses Solely for Informational Reference Purposes

In order to provide certain context for the financial analyses in connection with its opinion as described above, Guggenheim Securities undertook various additional financial reviews and analyses, as summarized below, solely for informational reference purposes. As a general matter, Guggenheim Securities did not consider such additional financial reviews and analyses to be determinative methodologies for purposes of its opinion.

Illustrative Discounted Cash Flow Analyses (Tax Bill Cases). Guggenheim Securities performed illustrative stand-alone discounted cash flow analyses of Kindred based on projected after-tax unlevered free cash flows for Kindred and an estimate of its terminal/continuing value at the end of the projection horizon, based on the Kindred projections, as adjusted by Kindred’s senior management for illustrative purposes (i) to reflect the then-expected tax rates under the Tax Bill (the “Tax Rate Adjustment”) and (ii) to reflect both the Tax Rate Adjustment and an illustrative 1% reduction in Medicare revenue arising from the Tax Bill (the “Tax Rate Adjustment and Medicare Adjustment”). In performing its illustrative discounted cash flow analyses:

•	Guggenheim Securities used a discount rate range of 8.25% – 9.50% based on its estimate of Kindred’s weighted average cost of capital, as adjusted based on the then-expected tax rates under the Tax Bill.

•	In calculating Kindred’s terminal/continuing value for purposes of its discounted cash flow analyses, Guggenheim Securities used an illustrative reference range of perpetual growth rates of Kindred’s terminal year normalized after-tax unlevered free cash flow of 1.75% – 2.25%.

•	For purposes of evaluating Kindred common stock on a stand-alone intrinsic-value basis, Guggenheim Securities’ illustrative discounted cash flow analyses based on the Kindred projections, as adjusted for Tax Rate Adjustment and Medicare Adjustment, resulted in (i) an overall reference range of $7.73 –$18.21 in the Tax Rate Adjustment illustrative case and (ii) an overall reference range of $5.24 – $14.78 in the Tax Rate Adjustment and Medicare Adjustment illustrative case.

Stock Price Trading History and Wall Street Equity Research Analyst Stock Price Targets. Guggenheim Securities reviewed Kindred’s 52 week stock price trading history and selected Wall Street equity research analyst forward stock price targets for Kindred as of December 15, 2017 (the last trading day prior to news reports of a potential transaction between Kindred and TPG, WCAS and Humana):

•	Guggenheim Securities noted that during such 52 week period, Kindred common stock generally had traded in a range of approximately $5.50 – $11.70 per share.

•	Guggenheim Securities noted that the selected Wall Street equity research analyst forward stock price targets for Kindred common stock were $7.00 – $11.00 per share. Using an illustrative discount rate of 10% (which reflected the midpoint of Guggenheim Securities’ estimate of Kindred’s cost of equity), Guggenheim Securities discounted back such Wall Street equity research analysts’ forward stock price targets to arrive at illustrative present values of such Wall Street equity research analysts’ forward stock price targets for Kindred common stock of $6.82 – $10.00 per share.

Other Considerations

Except as described in the summary above, Kindred did not provide specific instructions to, or place any limitations on, Guggenheim Securities with respect to the procedures to be followed or factors to be considered in performing its financial analyses or providing its opinion. The type and amount of consideration payable in the merger were determined through negotiations between Kindred and Parent, HospitalCo Parent, Merger Sub and Hospital Merger Sub and were approved by the Board. The decision to enter into the merger agreement was solely that of the Board. Guggenheim Securities’ opinion was just one of the many factors taken into consideration by the Board. Consequently, Guggenheim Securities’ financial analyses should not be viewed as determinative of the decision of the Board with respect to the fairness, from a financial point of view, to the holders of Kindred common stock (other than holders of excluded shares) of the merger consideration.

Pursuant to the terms of Guggenheim Securities’ engagement, Kindred has agreed to pay Guggenheim Securities a cash transaction fee of $17.5 million upon consummation of the merger. In connection with Guggenheim Securities’ engagement, Kindred has previously paid Guggenheim Securities a cash milestone fee of $2.5 million that was paid following delivery of Guggenheim Securities’ opinion which will be credited against the foregoing cash transaction fee. In addition, Kindred has agreed to reimburse Guggenheim Securities for certain expenses and to indemnify Guggenheim Securities against certain liabilities arising out of its engagement.

Guggenheim Securities (i) during the past two years has previously been engaged by Kindred and (ii) during the past two years has previously been engaged by TPG or its affiliates, subsidiaries, investment funds or portfolio companies, as applicable, in each case to provide certain financial advisory or investment banking services in connection with matters unrelated to the merger for which Guggenheim Securities has received (or expects to receive) customary fees. Specifically during the past two years, among other matters, Guggenheim Securities has performed the following financial advisory or investment banking services for Kindred and TPG, respectively: (i) acted as financial advisor to Kindred in connection with the SNF divestiture, for which the first in a series of closings occurred in August 2017, (ii) acted as financial advisor to Energy Futures Holdings Corp., a portfolio company of TPG, in connection with its reorganization, (iii) acted as financial advisor to Life Time Fitness Inc., a portfolio company of TPG, in connection with various debt financing transactions, (iv) acted as financial advisor to TPG in connection with its acquisition of Beaver-Visitec International, Inc., which closed in July 2016 and (v) acted as financial advisor to TPG in connection with its sale of Albireo Limited, which closed in November 2016. During the two years ended December 19, 2017, Guggenheim Securities received compensation from Kindred of approximately $10 million for financial advisory and investment banking services unrelated to the merger and received compensation from TPG or its affiliates, subsidiaries, investment funds or portfolio companies, as applicable, of approximately $10 million for financial advisory and investment banking services unrelated to the merger.

Guggenheim Securities has not been previously engaged during the past two years by WCAS, Humana or their respective affiliates, subsidiaries, investment funds or portfolio companies, as applicable, to provide financial advisory or investment banking services for which Guggenheim Securities received fees. Guggenheim Securities may seek to provide Kindred, Parent, HospitalCo Parent, TPG, WCAS or Humana and their respective affiliates with certain financial advisory and investment banking services unrelated to the merger in the future, for which services Guggenheim Securities would expect to receive compensation.

Guggenheim Securities and its affiliates and related entities engage in a wide range of financial services activities for its and their own accounts and the accounts of customers, including but not limited to: asset, investment and wealth management; insurance services; investment banking, corporate finance, mergers and acquisitions and restructuring; merchant banking; fixed income and equity sales, trading and research; and derivatives, foreign exchange and futures. In the ordinary course of these activities, Guggenheim Securities and its affiliates and related entities may (i) provide such financial services to Kindred, TPG, WCAS, Humana, other participants in the proposed transaction and their respective affiliates, investment funds and portfolio companies, as applicable, for which services Guggenheim Securities and its affiliates and related entities may have received, and may in the future receive, compensation and (ii) directly and indirectly hold long and short positions, trade and otherwise conduct such activities in or with respect to loans, debt and equity securities and derivative products of or relating to Kindred, TPG, WCAS, Humana, other participants in the proposed transaction and their respective affiliates, investment funds and portfolio companies, as applicable. Furthermore, Guggenheim Securities and its affiliates and related entities and its or their respective directors, officers, employees, consultants and agents may have investments in Kindred, TPG, WCAS, Humana, other participants in the proposed transaction and their respective affiliates, investment funds and portfolio companies, as applicable.

Consistent with applicable legal and regulatory guidelines, Guggenheim Securities has adopted certain policies and procedures to establish and maintain the independence of its research departments and personnel. As a result, Guggenheim Securities’ research analysts may hold views, make statements or investment recommendations and publish research reports with respect to Kindred, TPG, WCAS, Humana, other participants in the proposed transaction and their respective affiliates, investment funds and portfolio companies, as applicable, and the proposed transaction that differ from the views of Guggenheim Securities’ investment banking personnel.

Certain Unaudited Prospective Financial Information

In connection with Kindred’s consideration of strategic alternatives, Kindred’s management prepared and provided to the Board and to Barclays and Guggenheim Securities certain prospective financial information. The prospective financial information most recently provided to the Board and Barclays and Guggenheim Securities before the Board approved and Kindred executed the merger agreement (the “Projections”) is set forth below.

The Projections were approved by the Board for each of Barclays’ and Guggenheim Securities’ use for purposes of their respective financial analyses, as summarized under “The Merger Proposal (Proposal 1) — Opinion of Kindred’s Financial Advisors” beginning on page [●].

	Projections
(US$ in millions)	2018E	2019E	2020E	2021E	2022E
Revenue	$6,000	$6,167	$6,399	$6,600	$6,830
EBITDAR(1)	$810	$827	$847	$841	$881
EBITDA(2)	$515	$520	$531	$519	$555

(1)	“EBITDAR” is defined as earnings before interest, income taxes, depreciation, amortization and total rent.
(2)	“EBITDA” is defined as earnings before interest, income taxes, depreciation and amortization.

The Projections were not prepared with a view to public disclosure and are included in this proxy statement only because such information was made available to the Board for purposes of considering and evaluating Kindred’s strategic alternatives, including the merger, and to Barclays and Guggenheim Securities for purposes of their respective financial analyses and opinions summarized under “The Merger Proposal (Proposal 1) — Opinion of Kindred’s Financial Advisors” beginning on page [●]. The Projections were not prepared with a view to compliance with generally accepted accounting principles as applied in the United States (“GAAP”), the published guidelines of the SEC regarding projections and forward-looking statements or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Furthermore, PricewaterhouseCoopers LLP, our independent registered public accounting firm, has not examined, reviewed, compiled or otherwise applied procedures to the Projections and, accordingly, assumes no responsibility for, and expresses no opinion on, the Projections. The Projections included in this proxy statement have been prepared by, and are the responsibility of, Kindred and its management. The Projections were prepared solely for the use of the Board, Barclays and Guggenheim Securities and are subjective in many respects.

Although this summary of the Projections is presented with numerical specificity, the projections reflect numerous variables, assumptions and estimates as to future events made by our management that our management believed were reasonable at the time the Projections were prepared, taking into account the relevant information available to our management at the time. However, such variables, assumptions and estimates are inherently uncertain and many of which are beyond the control of our management. Because the Projections cover multiple years, by their nature, they become subject to greater uncertainty with each successive year. This information is not fact and should not be relied upon as being necessarily indicative of actual future results. The Projections are forward-looking statements. Important factors that may affect actual results and cause the Projections not to be achieved include, but are not limited to, risks and uncertainties relating to our business, general business, economic and regulatory conditions, changes in tax laws, our reliance on reimbursement by third-party payors and other factors described or referenced under “Cautionary Statement Regarding Forward-Looking Statements” beginning on page [●]. In addition, the Projections do not take into account any circumstances or events occurring after the date that they were prepared and do not give effect to the merger. As a result, there can be no assurance that the Projections will be realized, and actual results may be materially better or worse than those contained in the Projections. The inclusion of this information should not be regarded as an indication that the Board, Kindred, Barclays, Guggenheim Securities or any other recipient of this information considered, or now considers, the Projections to be predictive of actual future results. The summary of the Projections is not included in this proxy statement in order to induce any stockholder to vote in favor of the merger proposal or any of the other proposals to be voted on at the special meeting.

Except to the extent required by applicable federal securities laws, we do not intend, and expressly disclaim any responsibility, to update or otherwise revise the Projections to reflect circumstances existing after the date when Kindred prepared the Projections or to reflect the occurrence of future events or changes in general economic or industry conditions, even in the event that any of the assumptions underlying the Projections are shown to be in error. By including in this proxy statement a summary of the Projections, neither Kindred nor any of its representatives or advisors (including Barclays and Guggenheim Securities) nor Parent, HospitalCo Parent, Merger Sub, TPG, WCAS, PSPIB, Humana or any of their respective representatives or affiliates makes any representation to any person regarding the ultimate performance of Kindred, the surviving entity or the surviving entity in the hospital merger compared to the information contained in such financial forecasts and should not be read to do so.

Certain of the measures included in the Projections may be considered non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for or superior to, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by Kindred may not be comparable to similarly titled amounts used by other companies.

Interests of Kindred’s Executive Officers and Directors in the Merger

In considering the recommendation of the Board that you vote to approve the merger proposal, you should be aware that, aside from their interests as Kindred stockholders, Kindred’s directors and executive officers have interests in the merger that are different from, or in addition to, the interests of Kindred stockholders generally, which may create potential conflicts of interest. These interests are described in more detail below, and with respect to the named executive officers of Kindred, are quantified in the “Golden Parachute Compensation” table below. The Board was aware of these interests and considered them when it adopted the merger agreement and approved the merger.

Kindred’s current executive officers are: Benjamin A. Breier, President and Chief Executive Officer; Kent H. Wallace, Executive Vice President and Chief Operating Officer; Stephen D. Farber, Executive Vice President and Chief Financial Officer; David A. Causby, Executive Vice President and President, Kindred at Home; Peter K. Kalmey, President, Hospital Division; Jason Zachariah, President, Kindred Rehabilitation Services; William M. Altman, Executive Vice President, Strategy and Chief of Staff; Joseph L. Landenwich, General Counsel and Corporate Secretary; and Stephen R. Cunanan, Chief Administrative Officer and Chief People Officer.

Treatment of Director and Executive Officer Common Stock

As is the case for any stockholder of Kindred, Kindred’s directors and executive officers will be entitled to receive $9.00 in cash, without interest, and subject to any applicable withholding taxes, for each share of Kindred common stock that they own at the effective time. For information regarding beneficial ownership of Kindred common stock by each of Kindred’s current directors, Kindred’s named executive officers and all directors and executive officers as a group, see the section entitled “Security Ownership of Certain Beneficial Owners and Management” beginning on page [●].

Treatment of Director and Executive Officer Equity Awards

As described under “The Merger Agreement — Treatment of Kindred Equity Awards” beginning on page [●], the merger agreement provides that each Kindred option and each Kindred stock award will be treated as set forth below.

Stock Options. Each Kindred option held by Kindred’s directors and executive officers that is outstanding immediately prior to the effective time, whether or not then vested or exercisable, will be cancelled and converted into the right to receive an amount in cash equal to the excess, if any, of the merger consideration over the exercise price of such option, subject to any applicable withholding taxes. Any Kindred option that has an exercise price that is equal to or greater than the merger consideration will be cancelled without consideration.

Other Stock Awards. Each Kindred stock award held by Kindred’s directors and executive officers that is outstanding and vested as of immediately prior to the effective time will be cancelled and converted into the right to receive, promptly following the effective time, an amount in cash equal to the product of (i) the aggregate number of shares of Kindred common stock in respect of such stock award multiplied by (ii) the merger consideration, subject to any applicable withholding taxes. As of the date hereof, Mr. Diaz is the only director who holds performance stock units in respect of Kindred common stock (“PSUs”), which are legacy awards granted to him pursuant to his prior employment agreement that governed his transition from Chief Executive Officer of Kindred to Executive Vice Chairman of the Board. All of Mr. Diaz’s outstanding PSUs are expected to vest prior to the effective time.

Each Kindred stock award held by Kindred’s directors that is outstanding and unvested as of immediately prior to the effective time will be cancelled and converted into the right to receive, promptly following the effective time, an amount in cash equal to the product of (i) the aggregate number of shares of Kindred common stock in respect of such Kindred stock award multiplied by (ii) the merger consideration, subject to any applicable withholding taxes. For purposes of this cancellation and conversion of unvested Kindred stock awards, each such Kindred stock award subject to performance-based vesting conditions shall be deemed earned at the target performance level. We expect that all unvested stock awards held by Kindred directors will vest according to their terms prior to the effective time.

Each Kindred stock award held by Kindred’s executive officers that is outstanding and unvested as of immediately prior to the effective time will be converted into a replacement cash award for an amount equal to the product of (x) the merger consideration and (y) the number of shares of Kindred common stock to which such Kindred stock award relates (as determined in accordance herewith). Each replacement cash award will be subject to the same terms and conditions applicable to the Kindred stock award immediately prior to the effective time (including service-based vesting on the original vesting schedule and payment on the originally scheduled vesting date of such award), except that (i) any performance-based conditions to which such Kindred stock award was subject shall be deemed earned at the target performance level so that the replacement cash award shall be subject to service-based vesting only and (ii) if such executive officer’s employment is terminated by Kindred, HospitalCo Parent, Parent or their respective affiliates, as applicable, without “cause” or by such executive officer for “good reason” during the service-based vesting period applicable to such executive officer’s replacement cash award, such replacement cash award shall vest and become payable in full as of the date of such termination.

Payments for Unvested Equity Awards

The following table sets forth the amounts that each Kindred director, named executive officer and all other executive officers as a group would receive with respect to unvested Kindred stock awards, which include restricted shares of Kindred common stock (“restricted stock”) and PSUs, pursuant to the terms of the merger agreement and the per share merger consideration of $9.00 and assuming the completion of the merger occurred on May 31, 2018 and that the executive officers are terminated without “cause” or for “good reason”

immediately following the completion of the merger. The actual amounts payable may differ and will depend on whether such executive officers are actually terminated, the date of termination, the manner of the termination and the terms of the agreements in effect at such time. If the executive officers are not terminated in connection with the closing of the merger, it is anticipated that their unvested equity awards would be converted into replacement cash awards that remain outstanding and subject to service-based vesting, as described above, In addition, certain executive officers may be given the opportunity to convert a portion of his current equity interests into equity interests of Parent or HospitalCo Parent (or their respective affiliates) rather than receive cash, as further described below. The numbers set forth below do not attempt to forecast any grants, additional issuances, dividends, additional deferrals or forfeitures of equity-based awards following the date of this proxy statement. Depending on when the effective date occurs, certain equity-based awards shown in the table below may vest in accordance with their terms.

Estimated Payments for Unvested Equity Awards Table

Executive Officers and Directors	Aggregate Amount Payable for Unvested Restricted Stock ($)(1)	Aggregate Amount Payable for Unvested PSUs ($)(2)
Directors (excluding Benjamin A. Breier)
Joel Ackerman(3)	n/a	n/a
Jonathan D. Blum(3)	n/a	n/a
Paul J. Diaz	n/a	n/a
Heyward R. Donigan	n/a	n/a
Richard Goodman	n/a	n/a
Christopher T. Hjelm	n/a	n/a
Frederick J. Kleisner(3)	n/a	n/a
Sharad Mansukani, M.D.	n/a	n/a
Lynn Simon, M.D.	n/a	n/a
Phyllis R. Yale	n/a	n/a

Named Executive Officers
Benjamin A. Breier	$3,414,609	$2,325,231
Kent H. Wallace	$630,000	$419,994
Stephen D. Farber	$954,000	$635,994
David A. Causby(3)	$719,991	$479,997
Joseph L. Landenwich	$419,994	$240,003

All Other Executive Officers as a Group(4) (four persons)	$1,539,342	$913,113

(1)	This amount includes the estimated value that each executive officer, as a “listed person,” would receive in respect of the replacement cash awards that are converted from such officer’s unvested restricted stock awards as of the effective time, on a “double-trigger” basis, as a result of the closing of the merger and a termination for “cause” or “good reason.” No non-employee director will have any unvested restricted stock outstanding as of May 31, 2018.
(2)	This amount includes the estimated value that each executive officer would receive in respect of the replacement cash awards that are converted from such officer’s unvested PSUs at “target” level performance as of the effective time, on a “double-trigger” basis, as a result of the closing of the merger and a termination for “cause” or “good reason.” No non-employee director will have any unvested PSUs outstanding as of May 31, 2018.
(3)	Messrs. Ackerman, Blum and Kleisner each hold 15,000 vested and outstanding Kindred options and Mr. Causby holds 25,344 vested and outstanding Kindred options. The exercise price of each of these vested and outstanding Kindred options is above the merger consideration and as a result, each such option will be cancelled for no consideration at the effective time. There are no unvested Kindred options outstanding.

(4)	This group includes Mr. Kalmey, Mr. Zachariah, Mr. Altman and Mr. Cunanan.

Treatment of LTIP Performance Cash Awards

With respect to each LTIP performance cash award held by Kindred’s executive officers that is outstanding immediately prior to the effective time, the portion of such LTIP performance cash award payable in respect of each performance period that has not yet been completed prior to the effective time (“open performance periods”) will be converted into a replacement service-based LTIP cash award (“replacement LTIP cash award”) that will be subject to the same terms and conditions applicable to the LTIP performance cash award immediately prior to the effective time (including vesting on the original vesting schedule and payment on the originally scheduled vesting date of such LTIP performance cash award), except that (i) any performance-based conditions to which such LTIP performance cash award was subject shall be deemed earned at the target performance level so that the replacement LTIP cash award shall be subject to service-based vesting only and (ii) if the employment of such holder of the replacement LTIP cash award is terminated by Kindred, HospitalCo Parent, Parent or their respective affiliates, as applicable, without “cause” or by such holder for “good reason” during the service-based vesting period applicable to such holder’s replacement LTIP cash award, such replacement LTIP cash award shall vest and become payable in full as of the date of such termination.

With respect to each LTIP performance cash award held by Kindred’s executive officers that is outstanding immediately prior to the effective time, the portion of such LTIP performance cash award payable in respect of each performance period that has been completed prior to the effective time (“closed performance periods”) will be accelerated and cancelled in consideration for a cash payment equal to the award amount based on actual performance for the applicable closed performance period, as determined by the Executive Compensation Committee of Kindred’s Board in the ordinary course.

For purposes of determining the performance period applicable to the treatment of LTIP performance cash award, any obligation of continued services through the scheduled payment date thereof and any adjustment that may otherwise have been required to be made based on a total stockholder return or other similar performance measure shall be disregarded.

Change in Control Severance Agreements

Each Kindred executive officer, including each named executive officer, is party to a change in control severance agreement with Kindred (or a subsidiary thereof), pursuant to which the executive officer is entitled to certain payments and benefits upon a termination without “cause” or a resignation for “good reason” (each, as defined in the respective change in control severance agreement) within two years following the completion of a “change in control,” as defined in the change in control agreement, which the merger will constitute. These benefits are in lieu of any other severance benefits to which our executive officers may be entitled, including under their employment agreements, and are subject to the executive officer executing and not revoking a general release of claims within 60 days following such qualifying termination.

The term “good reason” is generally defined in all of our change in control severance agreements with our executive officers to mean (i) the executive officer’s title, duties, responsibilities or authority is reduced or diminished without such executive officer’s written consent, (ii) the executive officer’s compensation is reduced, (iii) the executive officer’s benefits are reduced, other than pursuant to a uniform reduction applicable to all managers of Kindred, or (iv) the executive officer is asked to relocate such executive officer’s office to a place more than 30 miles from its location on a change in control date.

The term “cause” is generally defined in all of our change in control severance agreements with our executive officers to mean an executive officer’s (i) conviction of or plea of nolo contendere to a crime involving moral turpitude or (ii) willful and material breach of such executive officer’s duties and responsibilities, which is committed in bad faith or without reasonable belief that such conduct is in the best interests of Kindred and its affiliates. The agreements also specify the process that must be followed for Kindred to terminate an executive for “cause.”

The benefits to be afforded the executive officers under these change in control severance agreements include: (i) a lump sum cash severance payment equal to three times (or 2.99 times with respect to Mr. Wallace and 2.9 times with respect to Messrs. Causby, Zachariah and Kalmey) base salary and short-term incentive target award as of the termination of employment or change in control date, whichever is greater; (ii) continuation of health, dental, life and disability insurance coverage for three years; and (iii) for Messrs. Breier, Farber, Landenwich, Altman and Cunanan, reimbursement of up to $5,000 for legal and accounting fees incurred as a result of the change in control and receipt of the computer such executive officer is using as of the date of termination.

Each change in control severance agreement also contains a non-solicitation covenant which provides that for a one-year period after such executive officer’s termination of employment, he will not aid, endeavor to solicit or induce any of Kindred’s or its affiliates’ employees to leave their employment with Kindred or such affiliate in order to accept employment with the executive officer or any other person or entity.

In addition to these non-solicitation covenants, Messrs. Breier, Causby and Zachariah are each subject to a 12-month post-termination covenant not to compete pursuant to their employment agreements with the Company, which may be modified from time to time. Other executive officers may enter into covenants not to compete from time to time.

For an estimate of the amounts that would become payable to each of Kindred’s named executive officers if a qualifying termination of employment were to occur immediately following consummation of the merger, see “— Potential Merger-Related Payments to Named Executive Officers” below.

Indemnification and Insurance

Under the merger agreement, each present and former director and officer of Kindred will have rights to indemnification and expense advancement from Parent, HospitalCo Parent, the surviving entity and the surviving entity in the hospital merger, and Parent and HospitalCo Parent have agreed to cause the surviving entity and the surviving entity in the hospital merger to maintain directors’ and officers’ insurance policies or purchase tail coverage, in each case for a six year period. See “The Merger Agreement — Directors’ and Officers’ Indemnification and Insurance” beginning on page [●].

Continuation of Employee Compensation and Benefit Levels

Under the merger agreement, for a period commencing at the effective time and ending on the date that is the earlier of (x) 12 months following the effective time and (y) the date of termination of each continuing employee’s (as defined below) employment with Parent, HospitalCo Parent or their subsidiaries, as applicable, Parent and HospitalCo Parent have agreed to provide (or to cause the applicable subsidiary to provide) to each employee of Kindred or its subsidiaries, including our executive officers, who continue to be employed by Kindred, Parent, HospitalCo Parent or any of their subsidiaries immediately following the closing date (“continuing employees”) with (i) a base salary and target bonus opportunity that are, in each case, no less favorable than the base salary and target bonus opportunity provided to such continuing employee immediately prior to the effective time and (ii) employee benefits that are, in the aggregate, substantially comparable to the employee benefits provided to such continuing employee immediately prior to the effective time (in the case of each of clauses (i) and (ii), excluding long-term cash-based or equity-based compensation and transaction-based compensation), and provided that in the event of a conflict with respect to the terms and conditions of employment of a continuing employee between the merger agreement benefit continuation provisions and the provisions of any collective bargaining agreement, the terms and conditions of such collective bargaining agreement shall control.

Agreements with HospitalCo Parent and Parent

As of the date of this proxy statement, it is anticipated that, following the closing, Mr. Breier will continue as Chief Executive Officer of Kindred and Mr. Causby will serve as Chief Executive Officer of Parent (which will operate the Homecare Business). Each of Mr. Breier and Mr. Causby has entered into a non-binding term sheet with HospitalCo Parent and Parent (which will operate the Homecare Business), respectively, and is continuing to negotiate the principal terms and conditions of employment that would apply to Mr. Breier’s and Mr. Causby’s post-closing services, including the potential requirement that Mr. Breier and Mr. Causby convert a portion of his current equity interests into, or otherwise make a cash investment into, HospitalCo Parent or Parent (or their respective affiliates). Though Mr. Breier and Mr. Causby currently expect to enter into definitive agreements with respect to their future employment, there is no assurance that they will reach mutually acceptable agreements with HospitalCo Parent or Parent regarding such employment. Any new definitive agreements entered into by Mr. Breier or Mr. Causby with respect to such employment would not become effective until completion of the merger and would be expected to supersede the change in control severance agreements for each such executive officer, except as otherwise set forth in such definitive agreements.

With regard to the Company’s other executive officers, Parent and HospitalCo Parent have indicated that they or their respective affiliates may pursue agreements, arrangements or understandings regarding terms and conditions of future employment. As a result, prior to the effective time of the merger, Parent and HospitalCo Parent may initiate negotiations with such executive officers and may enter into definitive agreements, though there is no assurance that any such negotiations or definitive agreements will be entered into or as to what the terms of such agreements will be. Any such agreements would not become effective until completion of the merger.

Potential Merger-Related Payments to Named Executive Officers

The following table sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation for Kindred’s named executive officers based on the merger, assuming that the merger was completed on May 31, 2018, and that the named executive officers are terminated without “cause” or for “good reason” immediately following the completion of the merger. The disclosure rules require us to provide disclosure assuming that each named executive officer has a qualifying termination in connection with the completion of the merger and, as a result, is entitled to receive his change in control severance payments and benefits. The actual amounts payable may differ and will depend on whether such executive officers are actually terminated, the date of termination, the manner of the termination and the terms of the agreements in effect at such time. For example, if a named executive officer continues his employment with Parent or Hospitalco Parent following the completion of the merger, and/or is given the opportunity, and elects, to convert a portion of his current equity interests into equity interests of Parent or HospitalCo Parent (or their respective affiliates), the cash amounts payable upon completion of the merger to such named executive officer may be significantly less. Each of the components of compensation discussed below reflects agreements and equity awards in place prior to the execution of the merger agreement. More detail on the payments and benefits included in the table are set forth above in the section entitled “The Merger Proposal (Proposal 1) — Interests of Kindred’s Executive Officers and Directors in the Merger.”

Golden Parachute Compensation

Name	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Pension/ NQDC ($)(4)	Tax Reimbursement ($)(5)	Other(6)	Total ($)(7)
Benjamin A. Breier	13,402,201	5,739,840	75,900	—	—	—	19,217,941
Kent H. Wallace	5,685,526	1,049,994	52,100	—	—	—	6,787,620
Stephen D. Farber	5,230,143	1,589,994	74,400	—	—	—	6,894,537
David A. Causby	4,092,866	1,199,988	64,800	—	—	—	5,357,654
Joseph L. Landenwich	3,023,810	659,997	74,200	—	—	—	3,758,007

(1)	This amount includes the estimated total cash severance payments, comprised of (i) the relevant multiples of salary and short-term bonus which would be payable under the respective named executive officer’s change in control severance agreement, as described above, (ii) payments in respect of the closed performance periods of each named executive officer’s outstanding LTIP performance cash awards, as described above and (iii) payments in respect of the replacement LTIP cash awards (converted from the open performance periods of such officer’s outstanding LTIP performance cash awards at the effective time), as described above, that would be accelerated, assuming a termination date of, and the completion of the merger occurring on, May 31, 2018.

All components of the cash severance amount listed above, except for the payments in respect of the closed performance periods of the outstanding LTIP performance cash awards listed in (ii) above, are “double-trigger” (i.e., they are contingent upon a qualifying termination of employment during the two year period following the completion of the merger). The payments in respect of the closed performance periods of the outstanding LTIP performance cash awards are “single-trigger” (i.e., they will be paid upon the closing of the merger regardless of whether the named executive officer is terminated).

As a condition of receiving the severance benefits under his respective change in control severance agreement, each named executive officer must execute (and not revoke) a general release of claims in favor of Kindred, and comply with the terms and conditions of such release, and comply with the non-solicitation covenant in his change in control severance agreement.

The estimated amount of each component of the cash severance payment is set forth in the table below.

Name	Multiple of Base Salary Payment ($)	Multiple of Bonus Payment ($)	LTIP Closed Performance Period Payment(a)	Replacement LTIP Cash Award Payment
Benjamin A. Breier	3,300,024	4,950,036	859,810	4,292,331
Kent H. Wallace	2,137,850	2,137,850	447,097	962,729
Stephen D. Farber	1,950,000	1,950,000	406,453	923,690
David A. Causby	1,740,052	1,339,840	312,665	700,309
Joseph L. Landenwich	1,305,033	874,372	226,682	617,723

(a)	As of the date of this proxy statement, our Executive Compensation Committee has not determined actual performance levels relating to the 2017 closed performance periods for outstanding LTIP performance cash awards. Accordingly, the amounts included in this 402(t) table in respect of the 2017 closed performance periods are only estimates, which may differ from the actual amounts determined by our Executive Compensation Committee.
(2)	This amount includes the estimated value that each named executive officer would receive in respect of the replacement cash awards that are converted from such officer’s unvested PSUs at “target” level performance and from such officer’s unvested restricted stock awards at the effective time, in each case on a “double-trigger” basis, as a result of the closing of the merger and a termination for “cause” or “good reason,” pursuant to the terms of the merger agreement. The value set forth in the “Equity” column in the table above attributable to each type of accelerated equity held by Kindred’s named executive officers is set forth above in the section entitled “Payments for Unvested Equity Awards.”
(3)	The amounts in this column include, pursuant to each named executive officer’s change in control severance agreement, (i) with respect to Messrs. Breier, Farber and Landenwich, the aggregate premiums that would be necessary to continue such named executive officer’s coverage under the Kindred health insurance, dental insurance, voluntary life insurance, short-term disability insurance and long-term disability insurance plans for three years (valued at $68,400 for Mr. Breier, $66,900 for Mr. Farber and $66,700 for Mr. Landenwich), his computer (valued at $2,500) and reimbursement of legal and accounting expenses up to $5,000 incurred as a result of the change in control and (ii) with respect to Messrs. Causby and Wallace, the aggregate premiums due that would be necessary to continue such named executive officer’s coverage under the Kindred health insurance, dental insurance, voluntary life insurance, short-term disability insurance and long-term disability insurance plans for three years (valued at $64,800 for Mr. Causby and $52,100 for Mr. Wallace). These amounts are payable on a “double-trigger” basis (i.e., they are contingent upon a qualifying termination of employment during the two year period following the completion of the merger).
(4)	None of the named executive officers will have any enhanced pension and nonqualified deferred compensation benefits that would be paid out on a single- or double-trigger basis following the completion of the merger. As of the date of this proxy statement, the following named executive officers have the following outstanding balances under the Kindred Deferred Compensation Plan that they have elected, pursuant to the terms of such plan, to receive in a lump sum payment upon termination of employment: Mr. Causby – $[●] and Mr. Landenwich – $[●].
(5)	Kindred has no obligation to any named executive officer to offset golden parachute excise taxes under the Code (as defined below) or to reimburse the named executive officer for related taxes.
(6)	None of the named executive officers have any other benefits that would be paid out on a single- or double-trigger basis following the completion of the merger.
(7)	Includes the aggregate dollar value of the sum of all estimated amounts reported in the preceding columns. Note that the amounts in this table have not been discounted to reflect the value of any non-competition covenants that apply to such named executive officer. Messrs. Breier, Causby and Zachariah are currently each subject to a 12-month post-termination covenant not to compete pursuant to their employment agreements with the Company, which may be modified from time to time. Other executive officers may enter into covenants not to compete from time to time.

As a result of the closing of the merger and related events, certain executive officers may have the right to resign for good reason based on the facts and circumstances that exist following the closing.

Financing of the Merger

We anticipate that the total funds needed to complete the merger and the transactions contemplated by the separation agreement (including the funds to pay Kindred stockholders and to pay the holders of other equity-based interests the amounts due to them under the merger agreement), which would be approximately $[●] billion, will be funded through a combination of the following:

(i)	debt financing commitments made to Parent by the financing sources under the Parent debt commitment letter, consisting of a $1.360 billion senior secured first lien term facility, a $475 million senior secured second lien term facility and a $280 million senior secured first lien revolving facility, at least $25 million of which will be available on the closing date to finance the transactions contemplated by the merger agreement and the separation agreement and pay related fees and expenses;

(ii)	debt financing commitments made to HospitalCo Parent, by the financing sources under the HospitalCo Parent debt commitment letter, consisting of a $410 million senior secured term loan facility and a $450 million senior secured asset-based loan facility, at least $100 million of which will be available on the closing date to finance the transactions contemplated by the merger agreement and the separation agreement and pay related fees and expenses; and

(iii)	equity financing commitments made to each of Parent and HospitalCo Parent in an aggregate amount of up to approximately $1.940 billion. Parent and HospitalCo Parent have received equity commitments for the equity financing from affiliates of each of TPG, WCAS and PSPIB and Humana.

The completion of the merger is not conditioned upon Parent’s receipt of financing.

Debt Financing

In connection with the entry into the merger agreement, Parent has obtained a commitment letter (the “Parent debt commitment letter”), dated December 19, 2017, from JPMorgan Chase Bank, N.A., to provide debt financing upon the terms and subject to the conditions set forth in the Parent debt commitment letter in the aggregate amount of up to $2.115 billion, consisting of a $1.360 billion senior secured first lien term facility, a $280 million senior secured first lien revolving facility and a $475 million senior secured second lien term facility (collectively, the “Parent debt facilities”). Subsequent to the entry into the merger agreement, (i) on December 30, 2017, Parent entered into a joinder to add Morgan Stanley Senior Funding, Inc., Citigroup Global Markets Inc., Goldman Sachs Bank USA and Bank of America, N.A. as additional financing sources and to reallocate the debt commitments among the financing sources on a several, but not joint, basis under the Parent debt commitment letter and (ii) on January 11, 2018, Parent entered into a joinder to add Capital One, National Association, Royal Bank of Canada and Wells Fargo Bank, National Association as additional financing sources and to reallocate the debt commitments among the financing sources on a several, but not joint, basis under the Parent debt commitment letter.

In connection with the entry into the merger agreement, HospitalCo Parent has obtained a commitment letter (the “HospitalCo Parent debt commitment letter”; together with the Parent debt commitment letter, the “debt commitment letters”), dated December 19, 2017, from JPMorgan Chase Bank, N.A. to provide debt financing upon the terms and subject to the conditions set forth in the HospitalCo Parent debt commitment letter in the aggregate amount of up to $860 million, consisting of a $410 million senior secured term loan facility and a $450 million senior secured asset-based loan facility (collectively, the “HospitalCo Parent debt facilities”; together with the Parent debt facilities, the “debt facilities”; the financing available under the debt facilities, the “debt financing”). Subsequent to the entry into the merger agreement, (i) on December 30, 2017, HospitalCo Parent entered into a joinder to add Citigroup Global Markets Inc., Goldman Sachs Bank USA, Morgan Stanley

Senior Funding, Inc. and Bank of America, N.A. as additional financing sources and to reallocate the debt commitments among the financing sources on a several, but not joint, basis under the HospitalCo Parent debt commitment letter and (ii) on January 11, 2018, HospitalCo Parent entered into a joinder to add Capital One, National Association, Royal Bank of Canada and Wells Fargo Bank, National Association as additional financing sources and to reallocate the debt commitments among the financing sources on a several, but not joint, basis under the HospitalCo Parent debt commitment letter.

The proceeds of the debt financing will be used (i) to finance the consummation of the transactions contemplated by the merger agreement and the separation agreement on the closing date, including the payment of any amounts required to be paid by Parent pursuant to the merger agreement on the closing date, (ii) to repay indebtedness of Kindred under its existing credit facilities and senior notes (the “closing refinancing”), (iii) to pay fees and expenses incurred in connection therewith and (iv) to fund working capital and general corporate purposes (including to finance any closing date working capital needs and to replace, backstop or cash collateralize existing letters of credit or intercompany guarantees (if any) of Kindred or its subsidiaries on the closing date). The aggregate principal amount of the debt financing may be increased to fund certain original issue discount or upfront fees in connection with the debt financing.

The obligations of the financing sources under the debt commitment letters to provide the debt financing are subject to a number of conditions, including (i) in the case of the Parent debt facilities, since December 19, 2017, there not having occurred any “homecare material adverse effect” (as defined in the section entitled “The Merger Agreement — Representations and Warranties” beginning on page [●]) or any event, occurrence, fact, condition, change or effect that would reasonably be expected to have, individually or in the aggregate, a homecare material adverse effect, (ii) in the case of the HospitalCo Parent debt facilities, since December 19, 2017, there not having occurred any “hospital material adverse effect” (as defined in the section entitled “The Merger Agreement —Representations and Warranties” beginning on page [●]) or any event, occurrence, fact, condition, change or effect that would reasonably be expected to have, individually or in the aggregate, a hospital material adverse effect, (iii) the consummation of the merger in all material respects in accordance with the merger agreement (without giving effect to any amendments, waivers or consents thereof or thereto that are materially adverse to the lenders without the consent of the lead arrangers) prior to, or substantially concurrent with, the initial borrowings under the debt facilities, (iv) the consummation of the equity financing prior to, or substantially concurrent with, the initial borrowings under the debt facilities, (v) the consummation of the closing refinancing (or the giving of irrevocable notice in respect thereof) prior to, or substantially concurrent with, the initial borrowings under the debt facilities, (vi) the delivery of certain audited, unaudited and pro forma financial statements, (vii) the lead arrangers having been afforded a period of at least 15 consecutive business days (subject to certain blackout dates) following the receipt of certain financial statements, (viii) the taking of certain actions necessary to establish and perfect a security interest in the applicable collateral, subject to certain exceptions, (ix) the receipt by the administrative agents of documentation and other information about the borrowers and guarantors required under applicable “know your customer” and anti-money laundering rules and regulations (including the PATRIOT Act), (x) the execution and delivery by the applicable borrowers and guarantors of definitive documentation with respect to the applicable debt facilities consistent with the applicable debt commitment letter, (xi) the delivery of certain customary closing documents (including customary solvency certificates), (xii) the making and accuracy in all material respects of certain representations and warranties, including the specified representations set forth in the applicable debt commitment letter and certain representations and warranties in the merger agreement, and (xiii) the payment of applicable invoiced fees and expenses.

The obligations of the financing sources under the debt commitment letters to provide the debt financing will terminate at 11:59 p.m., New York City time, on August 24, 2018 (or such earlier date which is the earlier of (i) the date on which the merger agreement is terminated by Parent or HospitalCo Parent, as applicable, or otherwise validly terminated in accordance with its terms prior to the consummation of the acquisition and (ii) the date of the consummation of the acquisition and payment of the consideration therefor and related transactions (but not, for the avoidance of doubt, prior to the consummation thereof) without requiring the proceeds of the debt financing), unless the financing sources shall agree to an extension.

If any portion of the debt financing becomes unavailable on the terms and conditions contemplated by the applicable debt commitment letter and the applicable fee letter related thereto (each, a “fee letter”) (including any “market flex” provisions contained in such fee letter), each of Parent and HospitalCo Parent have agreed under the merger agreement to use its reasonable best efforts to, as promptly as practicable following the occurrence of such event, take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to arrange and obtain alternative financing from the same or alternative sources (i) on terms and conditions not less favorable to Parent or HospitalCo Parent, as applicable, than those contemplated in the applicable debt commitment letter and the applicable fee letter (including any “market flex” provisions contained in such fee letter), (ii) with conditions to the funding of such alternative financing not more onerous, taken as a whole, than those conditions and terms contained in the applicable debt commitment letter and (iii) in an aggregate amount, together with other portions of the financing that remain available to Parent and HospitalCo Parent, sufficient to consummate the transactions contemplated by the merger agreement and the separation agreement on the closing date, including the payment of the aggregate per share merger consideration, repayment of existing indebtedness of Kindred, and payment of all fees and expenses reasonably expected to be incurred in connection therewith.

As of the last practicable date before the printing of this proxy statement, the debt commitment letters are in effect, and neither Parent nor HospitalCo Parent has notified us of any plans to utilize alternative financing. The documentation governing the debt financing contemplated by the debt commitment letters has not been finalized and, accordingly, the actual terms of the debt financing may differ from those described in this proxy statement.

Equity Financing

Parent and HospitalCo Parent have received equity commitment letters, dated as of December 19, 2017 (the “equity commitment letters”), from affiliates of each of TPG, WCAS and PSPIB and Humana pursuant to which affiliates of each of TPG, WCAS and PSPIB and Humana have committed, severally but not jointly, on the terms and subject to the conditions of their respective equity commitment letters, to provide equity financing in an aggregate amount up to $1.940 billion solely for the purpose of funding certain amounts required to be paid or deposited by Parent or HospitalCo Parent pursuant to the merger agreement and the separation agreement and paying all fees and expenses required to be paid by Parent and HospitalCo Parent pursuant to the merger agreement and the separation agreement.

Funding of the equity financing is subject to the conditions provided in the equity commitment letters, which include: (i) the execution and delivery of the merger agreement and the separation agreement, (ii) the satisfaction or waiver of each of the conditions to the obligations of Parent, HospitalCo Parent and Merger Sub to effect the closing, (iii) the funding of the debt financing in accordance with the terms of the debt commitment letters, (iv) the funding of the equity financing contemplated by each of the other equity commitment letters and (v) the substantially simultaneous consummation of the merger in accordance with the terms of the merger agreement.

The obligations of affiliates of each of TPG, WCAS and PSPIB and Humana to fund the equity financing will terminate automatically and immediately upon the earliest to occur of (i) the closing of the merger, (ii) the termination of the merger agreement in accordance with its terms (or, if Kindred has made a claim under the equity commitment letters prior to such date, the date that such claim is finally satisfied or otherwise finally resolved), (iii) the acceptance by Kindred or any of its affiliates of all or any portion of Parent’s termination fee or of any payment pursuant to the limited guarantees and (iv) the assertion by Kindred or any of its affiliates of any claim (other than certain specified claims set forth in the limited guarantees) against TPG, WCAS, PSPIB or Humana (as applicable) or any of its affiliates or related parties.

Pursuant to the terms and conditions of the merger agreement, the completion of the merger is not conditioned upon Parent’s receipt of the equity financing.

Limited Guarantees

Subject to the terms and conditions set forth in the limited guarantees, dated December 19, 2017, each of the “Guarantors” have guaranteed the payment obligations of Parent with respect to (i) the obligation of Parent under the merger agreement to pay the reverse termination fee if the merger agreement is terminated under specified circumstances (see the section entitled “The Merger Agreement — Termination Fees and Expenses”) and (ii) Parent’s obligation to pay certain interest and expenses and certain reimbursement and indemnification obligations of Parent under the merger agreement, including enforcement costs and expenses related to transactions contemplated by the separation agreement, subject to certain caps and limitations set forth in the merger agreement and the limited guarantees.

The Guarantors’ obligations under the limited guarantees are subject to an aggregate cap equal to $110 million.

Each limited guarantee will terminate and be of no further force and effect upon the earliest to occur of: (i) the consummation of the closing of the merger, (ii) such time as the applicable Guarantor under such limited guarantee has made payments in respect of obligations under the applicable limited guarantee that, in the aggregate, equal or exceed the cap set forth in the applicable limited guarantee, (iii) the termination of the merger agreement by mutual consent or in circumstances where Parent is not obligated to pay a reverse termination fee, (iv) December 19, 2018 (or, in the case of clauses (iii) and (iv) above, if Kindred has commenced litigation under and pursuant to the limited guarantee within 60 days following such termination, the date that such action is finally resolved and satisfied) and (v) the assertion by Kindred or any of its affiliates of any claim (other than certain specified claims set forth in the limited guarantees) against the applicable Guarantor or any of its affiliates or related parties.

Kindred’s recourse under and pursuant and subject to the terms and conditions of the limited guarantees and the equity commitment letters is Kindred’s sole and exclusive remedy against TPG, WCAS, Humana and PSPIB and their affiliates or representatives (other than Parent, HospitalCo Parent and Merger Sub) in respect of any liabilities or obligations arising under, or in connection with, the merger agreement, the equity commitment letters, the limited guarantees or the transactions contemplated thereby.

Antitrust Review Required for the Merger and Other Regulatory Filings

U.S. Antitrust

Under the HSR Act and the rules that have been promulgated thereunder by the FTC, we cannot complete the merger until we have given notification and furnished information to the FTC and the DOJ, and until the applicable waiting period has expired or has been terminated. The merger is subject to the waiting period requirements and may not be completed until the expiration of a 30-day waiting period (which may be extended as described below) following the filing of the premerger notification and report forms with the DOJ and the FTC. On January 19, 2018, Kindred and an affiliate of TPG each filed a premerger notification and report form under the HSR Act with the DOJ and the FTC, as a result of which the applicable waiting period under the HSR Act is scheduled to expire on February 20, 2018 at 11:59 p.m., Eastern Time, unless otherwise terminated or extended if the DOJ or FTC requests additional information and documentary material.

Other Regulatory Filings

Federal and state laws and regulations require that Kindred, Parent or HospitalCo Parent (or their affiliates) obtain approvals, consents or certificates of need from, file new license and/or permit applications with, and/or provide notice to, applicable governmental entities in connection with the merger.

In addition, the obligation of the parties to the merger agreement to effect the merger is subject to obtaining the following:

•	hospice, home health and hospital licensure consents from the State of Colorado;

•	home health licensure consents from the State of Connecticut, if applicable;

•	hospital certificate of need approval or exemption from the States of Illinois and North Carolina;

•	home health certificate of need exemption from the States of Maryland and Mississippi;

•	hospice and hospital licensure consents and, if applicable, certificate of need approvals from the State of New Jersey;

•	home health licensure consent and certificate of need approval from the State of New York;

•	hospice licensure consent and certificate of need approval from the State of Rhode Island;

•	hospice, home health and hospital licensure consents and certificate of need consents from the State of Washington, if applicable; and

•	home health certificate of need approval from the State of West Virginia.

General

Under the merger agreement, each of the parties to the merger agreement is required to (and, in the case of Parent and HospitalCo Parent, to cause each of their respective affiliates to) use its reasonable best efforts to take, or cause to be taken, all reasonable actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all reasonable things necessary, proper or advisable to consummate and make effective, and to satisfy all conditions to, in the most expeditious manner practicable, the transactions contemplated by the merger agreement and the separation agreement, including the obtaining of all necessary permits, licenses, certificates of need, consents, and actions or nonactions from governmental entities and the making of all necessary filings (including filings with governmental entities) and the taking of all reasonable steps as may be necessary to obtain consent from, or to avoid an action or proceeding by, any governmental entities. For more information, see “The Merger Agreement — Efforts to Complete the Merger” beginning on page [●].

While we have no reason to believe it will not be possible to complete the antitrust review or obtain the applicable state licensure or regulatory approvals in a timely manner, there is no certainty that these will be completed within the periods of time currently contemplated or that the completion of any of the review or receipt of the applicable state licensure or regulatory approvals will not be conditioned upon actions that will be materially adverse to Kindred, Parent or HospitalCo Parent, or that a challenge to the merger will not be made. If a challenge is made, we cannot predict the result. For example, at any time before or after completion of the merger, the FTC or DOJ could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the merger or seeking divestiture of substantial assets of Kindred. Private parties or State Attorneys General may also bring actions under the antitrust and other laws under certain circumstances. Pursuant to the merger agreement, Parent and HospitalCo Parent will not be required to take any action or omission with respect to any direct or indirect portfolio companies of investment funds advised or managed by TPG, WCAS or their respective affiliates (other than Parent, HospitalCo Parent, Merger Sub, Hospital Merger Sub and, from and after the closing, Kindred and its subsidiaries).

The expiration or termination of the HSR waiting period merely implies the satisfaction of certain regulatory criteria, which do not include review of the merger from the standpoint of the adequacy of the consideration to be received by Kindred stockholders. Further, antitrust reviews do not constitute an endorsement or recommendation of the merger.

Material U.S. Federal Income Tax Consequences of the Merger

The exchange of Kindred common stock for cash in the merger will be a taxable transaction for U.S. federal income tax purposes and may also be taxable under state and local and other tax laws. In general, a U.S. holder (as defined in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page [●]) whose shares of Kindred common stock are converted into the right to receive cash in the merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received (plus any applicable withholding tax) with respect to such shares and the U.S. holder’s adjusted tax basis in such shares. Gain or loss will be determined separately for each block of shares of Kindred common stock (i.e., shares of Kindred common stock acquired at the same cost in a single transaction). The determination of the actual tax consequences of the merger to a holder of Kindred common stock will depend on the holder’s specific situation.

The tax consequences of the merger to you will depend on your particular circumstances. You should read the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page [●] and consult your tax advisors regarding the U.S. federal income tax consequences of the merger to you in your particular circumstances, as well as tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Delisting and Deregistration of Kindred Common Stock

As promptly as practicable following the completion of the merger, the Kindred common stock currently listed on the NYSE will cease to be listed on the NYSE and will be deregistered under the Exchange Act.

Appraisal Rights

If the merger is completed, Kindred stockholders will be entitled to appraisal rights under Section 262 of the DGCL, provided that they strictly comply with the requirements of Section 262 of the DGCL.

Under the DGCL, if you do not wish to accept the $9.00 per share merger consideration provided for in the merger agreement, you have the right to seek appraisal of your shares of Kindred common stock and to receive payment in cash for the “fair value” of your shares of Kindred common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be fair value, provided that you strictly comply with the requirements of Section 262 of the DGCL. The “fair value” of your shares of Kindred common stock as determined by the Delaware Court of Chancery may be more or less than, or the same as, the $9.00 per share that you are otherwise entitled to receive under the terms of the merger agreement. These rights are known as appraisal rights. Kindred stockholders who do not vote in favor of the merger proposal and who properly demand appraisal for their shares in compliance with the provisions of Section 262 of the DGCL and who do not thereafter fail to perfect, withdraw or otherwise lose such rights will be entitled to appraisal rights. Strict compliance with the statutory procedures in Section 262 of the DGCL is required. Failure to timely and properly comply with the statutory requirements will result in the loss of your appraisal rights.

This section is intended only as a brief summary of certain provisions of the Delaware statutory procedures that a stockholder must follow in order to demand and perfect appraisal rights. This summary, however, is not a complete statement of all applicable requirements and the law pertaining to appraisal rights under the DGCL, and is qualified in its entirety by reference to Section 262 of the DGCL, the full text of which appears in Annex E to this proxy statement and is incorporated into this proxy statement by reference. The following summary does not constitute any legal or other advice, nor does it constitute a recommendation that stockholders exercise their appraisal rights under Section 262 of the DGCL. All references in Section 262 of the DGCL and in this summary to a “stockholder” or a “holder” are to the record holder of the shares of Kindred common stock as to which appraisal rights are asserted.

Under Section 262 of the DGCL where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation must, not less than 20 days before the meeting, notify the stockholders who were stockholders of record on the record date for notice of such meeting with respect to shares for which appraisal rights are available that appraisal rights will be available. A copy of Section 262 of the DGCL must be included with such notice. This proxy statement constitutes Kindred’s notice to our stockholders that appraisal rights are available in connection with the merger and the full text of Section 262 of the DGCL is attached to this proxy statement as Annex E, in compliance with the requirements of Section 262 of the DGCL. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 of the DGCL contained in Annex E. Failure to comply timely and properly with the requirements of Section 262 of the DGCL will result in the loss of your appraisal rights under the DGCL. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of Kindred common stock, Kindred believes that if a stockholder is considering exercising such rights, such stockholder should seek the advice of legal counsel.

Any stockholder wishing to demand appraisal of his, her or its shares of Kindred common stock must deliver to Kindred at the address in the next paragraph below a written demand for appraisal of his, her or its shares of Kindred common stock before the vote is taken to approve the merger proposal, which written demand must reasonably inform us of the identity of the stockholder and that the stockholder intends to demand appraisal of his, her or its shares of Kindred common stock. A stockholder’s failure to deliver to Kindred the written demand for appraisal prior to the taking of the vote on the merger proposal at the special meeting of stockholders will result in the loss of appraisal rights. A stockholder seeking to perfect appraisal rights must not vote or submit a proxy in favor of the merger proposal. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted “FOR” the merger proposal, and it will nullify any previously delivered written demand for appraisal and result in the loss of the stockholder’s appraisal rights. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must either submit a proxy containing instructions to vote “AGAINST” the merger proposal or abstain from voting on the merger proposal. Voting against or abstaining from voting or failing to vote on the merger proposal by itself does not constitute a demand for appraisal within the meaning of Section 262 of the DGCL. The written demand for appraisal must be in addition to and separate from any proxy or vote on the merger proposal. A stockholder seeking to exercise appraisal rights must hold of record the shares of Kindred common stock on the date the written demand for appraisal is made and must continue to hold the shares of Kindred common stock of record through the effective time.

A stockholder will lose his, her or its appraisal rights if the stockholder transfers the shares for which it is seeking appraisal rights before the effective time.

All demands for appraisal should be addressed to Kindred Healthcare, Inc., Attention: General Counsel and Corporate Secretary, 680 South Fourth Street, Louisville, Kentucky 40202, and must be delivered to Kindred before the vote is taken to approve merger proposal at the special meeting, and must be executed by, or on behalf of, the record holder of the shares of Kindred common stock.

Only a holder of record of shares of Kindred common stock is entitled to demand an appraisal of the shares registered in that holder’s name. Accordingly, a demand for appraisal must be executed by or on behalf of the record stockholder. The demand should set forth, fully and correctly, the record stockholder’s name as it appears in the transfer agent’s records and should specify the stockholder’s mailing address and the number of shares registered in the stockholder’s name. The demand must state that the stockholder intends to demand appraisal of the stockholder’s shares in connection with the merger. The demand cannot be made by the beneficial owner. The beneficial holder must have the registered owner, such as a bank, brokerage firm or other nominee, submit the required demand in respect of those shares of Kindred common stock. If you hold your shares of Kindred common stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

If shares of Kindred common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal must be made in that capacity. If the shares of Kindred common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand must be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner or owners. A record owner, such as a bank, brokerage firm or other nominee, who holds shares of Kindred common stock as a nominee for others, may exercise his, her or its right of appraisal with respect to the shares of Kindred common stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares of Kindred common stock as to which appraisal is sought. Where no number of shares of Kindred common stock is expressly mentioned, the demand will be presumed to cover all shares of Kindred common stock held in the name of the record owner. If a stockholder holds shares of Kindred common stock through a broker who in turn holds the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record owner. Stockholders who hold their shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers or other nominees to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.

Within 10 days after the effective time, the surviving entity in the merger must give notice of the date that the merger became effective to each of Kindred’s record stockholders who has submitted a demand in compliance with Section 262 of the DGCL and who did not vote in favor of the merger proposal. At any time within 60 days after the effective time, any stockholder who has not commenced an appraisal proceeding or joined a proceeding as a named party may withdraw the stockholder’s demand and accept the consideration specified by the merger agreement for that stockholder’s shares of Kindred common stock by delivering to the surviving entity a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the effective date of the merger will require written approval of Kindred, as the surviving entity. Notwithstanding the foregoing, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just. If a petition for appraisal is filed and the surviving entity does not approve a request to withdraw a demand for appraisal when that approval is required, or, except with respect to any stockholder who withdraws such stockholder’s right to appraisal in accordance with the proviso in the immediately preceding sentence, if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the stockholder will be entitled to receive only payment of the “fair value” of such stockholder’s shares of Kindred common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be fair value. The fair value of the shares of Kindred common stock determined in any such appraisal proceeding could be less than, equal to or more than the consideration offered pursuant to the merger agreement.

Within 120 days after the effective time, but not thereafter, either the surviving entity or any stockholder who has complied with the requirements of Section 262 of the DGCL and is entitled to appraisal rights under Section 262 of the DGCL may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of Kindred common stock held by all such stockholders. Upon the filing of the petition by a stockholder, service of a copy of such petition shall be made upon the surviving entity. None of the Consortium members, Parent, HospitalCo Parent, Merger Sub or Kindred, as the surviving entity, has any obligation to file such a petition or has any present intention to file such a petition, and holders should not assume that any of the foregoing will file a petition. If a petition for appraisal is not timely filed, then the right to appraisal will cease. Accordingly, it is the obligation of the holders of Kindred common stock to initiate all necessary petitions to perfect their appraisal rights in respect of shares of Kindred common stock within the time prescribed in Section 262 of the DGCL and the failure of a stockholder to file such a petition within the period specified in Section 262 of the DGCL will result in the loss of appraisal rights.

Any stockholder who has properly complied with the requirements of Section 262 of the DGCL and who did not vote in favor of the merger proposal is, within 120 days after the effective date of the merger, entitled upon written request to receive from the surviving entity a statement setting forth the aggregate number of shares of Kindred common stock not voted in favor of the merger proposal and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The statement must be mailed within 10 days after such written request has been received by the surviving entity or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later. A person who is the beneficial owner of shares of Kindred common stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition for appraisal or request from the surviving entity such statement.

If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving entity, then the surviving entity will be obligated, within 20 days after receiving service of a copy of the petition, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares of Kindred common stock and with whom agreements as to the value of their shares of Kindred common stock have not been reached. After notice to stockholders who have demanded appraisal from the Register in Chancery, if such notice is ordered by the Delaware Court of Chancery, the Delaware Court of Chancery will conduct a hearing upon the petition and determine those stockholders who have complied with Section 262 of the DGCL and who have become entitled to the appraisal rights provided by Section 262 of the DGCL. Notwithstanding the foregoing, upon application by the surviving entity or any stockholder entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion proceed to trial on the appraisal prior to final determination of the stockholders entitled to an appraisal. The Delaware Court of Chancery may require stockholders who have demanded payment for their shares of Kindred common stock to submit their stock certificates to the Register in Chancery for notation of the pendency of the appraisal proceedings; and if any stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder. In addition, the Delaware Court of Chancery will dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares of Kindred common stock entitled to appraisal exceeds 1% of the outstanding shares of Kindred common stock, or (2) the value of the consideration provided in the merger for such total number of shares of Kindred common stock exceeds $1 million.

The Delaware Court of Chancery will then conduct an appraisal proceeding to determine the fair value of the shares of Kindred common stock as of the effective time exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. When the fair value has been determined, the Delaware Court of Chancery will direct the payment of such value, together with interest, if any, by the surviving entity to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving entity may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid at that time.

You should be aware that an investment banking opinion as to the fairness from a financial point of view of the consideration to be received in a sale transaction, such as the merger, is not an opinion as to fair value under Section 262 of the DGCL. Although we believe that the per share merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the per share merger consideration. Moreover, none of the Consortium members, Parent, HospitalCo Parent, Merger Sub or Kindred, as the surviving entity, anticipates offering more than the per share merger consideration to any stockholder exercising appraisal rights and reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262 of the DGCL, the “fair value” of a share of Kindred common stock is less than or equal to the per share merger consideration. In determining “fair value,” the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

Costs of the appraisal proceeding (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable in the circumstances. Upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts used in the appraisal proceeding, to be charged pro rata against the value of all shares of Kindred common stock entitled to appraisal. Any stockholder who demanded appraisal rights will not, after the effective time, be entitled to vote shares of Kindred common stock subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares of Kindred common stock, other than with respect to payment as of a record date prior to the effective time. If no petition for appraisal is filed within 120 days after the effective time, or if the stockholder otherwise fails to perfect, validly withdraws or otherwise loses such holder’s right to appraisal, then the right of that stockholder to appraisal will cease and that stockholder’s shares of Kindred common stock will be deemed to have been converted at the effective time into the right to receive the $9.00 per share cash payment (without interest and subject to any applicable withholding taxes) for his, her or its shares of Kindred common stock pursuant to the merger agreement.

Failure to comply strictly with all of the procedures set forth in Section 262 of the DGCL will result in the loss of a stockholder’s appraisal rights.

In view of the complexity of Section 262 of the DGCL, Kindred stockholders who may wish to pursue appraisal rights should consult their legal and financial advisors.

THE MERGER AGREEMENT

The following discussion sets forth the material provisions of the merger agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated by reference herein. The rights and obligations of the parties are governed by the express terms and conditions of the merger agreement and not by this discussion, which is summary by nature. This discussion is not complete and is qualified in its entirety by reference to the complete text of the merger agreement. You are encouraged to read the merger agreement carefully in its entirety, as well as this proxy statement and any documents incorporated by reference herein, before making any decisions regarding the merger. This section is not intended to provide you with any factual information about us. Such information can be found elsewhere in this proxy statement and in the public filings we make with the SEC, as described in the section entitled “Where You Can Find More Information” beginning on page [●].

The Merger

Upon the terms and subject to the conditions of the merger agreement and in accordance with the DGCL, at the effective time, Merger Sub will merge with and into Kindred, the separate corporate existence of Merger Sub will cease, and Kindred will continue as the surviving entity and a wholly owned subsidiary of Parent. The merger will have the effects set forth in the merger agreement and the relevant provisions of the DGCL.

Closing and Effectiveness of the Merger

The closing of the merger will take place at 9:00 a.m. (New York City time) on the third business day following the day on which the conditions to closing (described below under “The Merger Agreement — Conditions to Closing of the Merger”) have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing (but subject to the satisfaction or waiver of those conditions at the closing)), or such other time as the parties to the merger agreement may agree, provided that if Parent and HospitalCo Parent’s marketing period (described below under “The Merger Agreement — Marketing Period and Efforts”) has not ended at such time, then the closing will occur on the earlier of (i) a business day during the marketing period specified by Merger Sub with no less than three business days’ notice to Kindred and (ii) the third business day following the final day of the marketing period, in each case subject to the satisfaction of the conditions to closing (other than those conditions that by their nature are to be satisfied at or immediately prior to the closing (but subject to the satisfaction or waiver of those conditions at or immediately prior to the closing)).

On the closing date, Parent and Kindred will file a certificate of merger with the Secretary of State of the State of Delaware in accordance with Section 251 of the DGCL. The merger will become effective at the time the certificate of merger is duly filed with the Secretary of State of the State of Delaware or at a later time as Kindred and Merger Sub agree upon in writing and specify in the certificate of merger in accordance with the DGCL (the “effective time”).

Merger Consideration

At the effective time, each outstanding share of Kindred common stock (other than excluded shares) will be converted automatically into the right to receive $9.00 in cash, without interest and subject to any applicable withholding taxes. After the merger is completed, holders of Kindred common stock will have only the right to receive the merger consideration, and will no longer have any rights as holders of Kindred common stock. Shares of Kindred common stock held by us or any direct or indirect wholly owned subsidiary of Kindred, including shares held in treasury by us, or by Parent, HospitalCo Parent or Merger Sub or any of their respective direct or indirect wholly owned subsidiaries, will be cancelled without payment at the effective time. Shares held by stockholders who have not voted in favor of adoption of the merger agreement and who have properly exercised appraisal rights of such shares in accordance with Section 262 of the DGCL will not be converted into the right to receive the merger consideration unless and until such holder has effectively withdrawn or otherwise lost or failed to perfect such holder’s rights to appraisal or payment under the DGCL with respect to such shares, at which time such shares will be treated as if they had been converted into and become exchangeable for the right to receive, as of the effective time, the merger consideration without interest and subject to any applicable withholding tax. Kindred will give Merger Sub prompt notice of receiving any demands for appraisal, withdrawals of such demands, and any other demands, notices or instruments served pursuant to applicable law relating to stockholders’ rights of appraisal. Merger Sub will have the right to direct all negotiations and proceedings with respect to any such demands. Kindred will not, without the consent of Merger Sub, make any payment with respect to, or settle or offer to settle, any demands for appraisal. See “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page [●] and consult your tax advisors regarding the U.S. federal income tax consequences of the merger to you in your particular circumstances, as well as tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Exchange Procedures

Before the effective time, Parent will enter into an agreement with a paying agent (the “paying agent”), selected by Parent and reasonably acceptable to Kindred, to receive payment of the aggregate merger consideration as provided by the merger agreement in respect of shares of Kindred common stock (other than excluded shares). Promptly following the effective time, Parent will deposit (or cause to be deposited) with the paying agent in trust for the benefit of holders of Kindred common stock a cash amount in immediately available funds (the “payment fund”) that is sufficient to pay the aggregate merger consideration payable in exchange for all of the shares of Kindred common stock outstanding immediately prior to the effective time (other than excluded shares). Promptly after the effective time, Parent shall cause the paying agent to mail to each former record holder of shares of Kindred common stock that have converted into the right to receive the merger consideration (A) a customary letter of transmittal (specifying that delivery shall be effected, and risk of loss and title shall pass, upon delivery of any certificates (“certificates”) that immediately prior to the effective time represented outstanding shares of Kindred common stock or, with respect to shares held in book-entry form, upon delivery of an agent’s message regarding the book-entry transfer of such shares) and (B) instructions for use in effecting the surrender of such holder’s certificates or book-entry shares, as applicable. Each record holder of book-entry shares will be entitled to receive the merger consideration for each share represented by such holder’s book-entry shares upon the receipt by the paying agent of a customary “agent’s message” constituting the deemed surrender of such holder’s book-entry shares. Each record holder of certificates will be entitled to receive the merger consideration for each share represented by such holder’s certificates upon surrender of such certificates to the paying agent.

Upon demand, any portion of the payment fund that remains unclaimed by the former holders of shares of Kindred common stock after one year from the effective time will be delivered to the surviving entity. Thereafter, holders of certificates or book-entry shares who have not yet surrendered their certificates or book-entry shares will be entitled to look to Parent and the surviving entity for payment of the merger consideration. Until surrendered, the certificates or book-entry shares will represent only the right to receive upon surrender the aggregate merger consideration as provided in the merger agreement.

If payment of the merger consideration in respect of any cancelled share of Kindred common stock is to be made to a person other than the person in whose name the surrendered certificate or book-entry share is registered, it will be a condition to payment that the certificate or book-entry share formerly representing such share of Kindred common stock is properly presented to the paying agent in order to effect such transfer and that such person pays to the paying agent the amount of any applicable transfer or other similar taxes or establishes to the reasonable satisfaction of the paying agent that such taxes have been paid or are not applicable.

The merger consideration paid upon the surrender of certificates or book-entry shares in accordance with the terms of the merger agreement will be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Kindred common stock previously represented by such certificates or book-entry shares.

Treatment of Kindred Equity Awards

Stock Options. Each Kindred option that is outstanding immediately prior to the effective time, whether or not then vested or exercisable, will be cancelled and converted into the right to receive an amount in cash equal to the excess, if any, of the merger consideration over the exercise price of such option, subject to any applicable withholding taxes. Any Kindred option that has an exercise price that is equal to or greater than the merger consideration will be cancelled without consideration.

Other Stock Awards. Each other Kindred stock award that is outstanding and vested as of immediately prior to the effective time will be cancelled and converted into the right to receive, promptly following the effective time, an amount in cash equal to the product of (i) the aggregate number of shares of Kindred common stock in respect of such stock award multiplied by (ii) the merger consideration, subject to any applicable withholding taxes. Each Kindred stock award that is outstanding and unvested as of immediately prior to the effective time, other than those unvested awards held by certain listed persons (i.e. the Kindred executive officers and other agreed-upon members of management), will be cancelled and converted into the right to receive, promptly following the effective time, an amount in cash equal to the product of (i) the aggregate number of shares of Kindred common stock in respect of such Kindred stock award multiplied by (ii) the merger consideration, subject to any applicable withholding taxes. For purposes of this cancellation and conversion of unvested Kindred stock awards, each such Kindred stock award subject to performance-based vesting conditions shall be deemed earned at the target performance level.

Each Kindred stock award that is outstanding and unvested as of immediately prior to the effective time and held by listed persons will be converted into a replacement cash award for an amount equal to the product of (x) the merger consideration and (y) the number of shares of Kindred common stock to which such Kindred stock award relates. Each replacement cash award will be subject to the same terms and conditions applicable to the Kindred stock award immediately prior to the effective time (including service-based vesting on the original vesting schedule and payment on the originally scheduled vesting date of such award), except that (i) any performance-based conditions to which such Kindred stock award was subject shall be deemed earned at the target performance level so that the replacement cash award shall be subject to service-based vesting only and (ii) if such listed person’s employment is terminated by Kindred, HospitalCo Parent, Parent or their respective affiliates, as applicable, without “cause” or by such listed person for “good reason” during the service-based vesting period applicable to such listed person’s replacement cash award, such replacement cash award shall vest and become payable in full as of the date of such termination.

Representations and Warranties

The merger agreement contains certain representations and warranties that Kindred made to Parent, HospitalCo Parent and Merger Sub, on the one hand, and that Parent, HospitalCo Parent and Merger Sub made to Kindred, on the other hand (in some cases, as of specific dates). The assertions embodied in those representations and warranties were made solely for purposes of the merger agreement, and may be subject to important qualifications and limitations (including through the use of exceptions for certain matters disclosed by the party that made the representations and warranties to the other party) agreed to by the parties in connection with negotiating the terms of the merger agreement. Accordingly, Kindred stockholders should not rely on representations and warranties as characterizations of the actual state of facts or circumstances, and should bear in mind that the representations and warranties were made solely for the benefit of the parties to the merger agreement, were negotiated for purposes of governing contractual rights and relationships and allocating contractual risk among the parties to the merger agreement as of specific dates, rather than to establish matters as facts, and may be subject to contractual standards of materiality different from those generally applicable to stockholders. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the merger agreement, which subsequent information may or may not be reflected in Kindred’s public disclosures. None of the representations and warranties will survive the closing of the merger, and, therefore, they will have no legal effect under the merger agreement after the effective time. This description of the representations and warranties is included to provide Kindred stockholders with information regarding the terms of the merger agreement. The representations and warranties in the merger agreement and their description in this proxy statement should be read in conjunction with the other information contained in the reports, statements and filings Kindred publicly files with the SEC.

In the merger agreement, Kindred’s representations and warranties to Parent, HospitalCo Parent and Merger Sub relate to, among other things:

•	Kindred’s and its subsidiaries’ due organization, valid existence, good standing, corporate power, qualification to do business and similar corporate matters;

•	Kindred’s and its subsidiaries’ certificate of incorporation, bylaws or equivalent organizational documents;

•	Kindred’s and its subsidiaries’ capitalization, capital structure and equity securities;

•	Kindred’s corporate power and authority to enter into and perform its obligations under the merger agreement and the separation agreement and to consummate the transactions contemplated thereby, including the merger and the separation, subject to Kindred stockholder approval required to complete the merger, and the enforceability and due execution and delivery of the merger agreement and the separation agreement;

•	the absence of conflicts with Kindred’s and its subsidiaries’ organizational documents or any applicable law (assuming that certain regulatory filings are made, certain regulatory consents are obtained and stockholder approval is obtained) in each case as a result of the execution, delivery and performance of the merger agreement and the separation agreement and the consummation of the transactions contemplated thereby;

•	the absence of defaults, breaches or losses of benefits or certain rights (including termination, cancellation and acceleration rights) under, or consents required under, material contracts or permits, or the creation of certain liens on Kindred’s assets, in each case as a result of the execution, delivery and performance of the merger agreement and the separation agreement and the consummation of the transactions contemplated thereby;

•	consents, registrations, declarations, submissions or filings with, or notices to, governmental entities required to enter into and perform under the merger agreement and the separation agreement and consummate the transactions contemplated thereby;

•	the accuracy and sufficiency of financial statements and SEC filings, disclosure controls and procedures and internal controls over financial reporting under the Securities Act, the Exchange Act and the Sarbanes Oxley Act of 2002, and the absence of certain undisclosed liabilities;

•	the conduct of business in the ordinary course by Kindred and its subsidiaries from December 31, 2016 through the date of the merger agreement, and the absence of certain other changes or events involving Kindred or its subsidiaries from September 30, 2017 through the date of the merger agreement;

•	certain tax matters, including the amount of our net operating loss carryforwards;

•	certain intellectual property matters;

•	the absence of brokers’ or finders’ fees, except fees payable to Barclays and Guggenheim Securities;

•	certain labor and employment matters affecting Kindred or its subsidiaries;

•	real and personal property matters;

•	insurance policies and related matters;

•	the accuracy of information in this proxy statement;

•	the inapplicability of anti-takeover statutes to the merger;

•	the Board’s receipt of separate opinions from Barclays and Guggenheim Securities regarding the fairness, from a financial point of view, of the merger consideration to be received by holders of Kindred common stock (other than holders of excluded shares) pursuant to the merger agreement; and

•	the absence of affiliate transactions required to be disclosed under Item 404 of Regulation S-K.

Kindred also made representations and warranties to Parent, HospitalCo Parent and Merger Sub relating to, among other things, the following matters with respect to the Homecare Business and the Hospital Business, respectively:

•	the audited financial statements of the Homecare Business and the Hospital Business, when delivered;

•	the absence from December 31, 2016 through the date of the merger agreement of events that constitute or would reasonably be expected to have a material adverse effect on the Homecare Business or the Hospital Business;

•	the holding of all material permits necessary to operate the Homecare Business and the Hospital Business, as applicable, as each is currently being operated;

•	Kindred’s and its subsidiaries’ compliance with applicable law, including healthcare laws, and certain healthcare regulatory matters;

•	certain legal proceedings that relate to the Homecare Business or the Hospital Business, as applicable;

•	certain environmental matters that relate to the Homecare Business or the Hospital Business, as applicable; and

•	material contracts relating to the Homecare Business or the Hospital Business, as applicable.

Some of Kindred’s representations and warranties are qualified as to materiality or by exceptions related to circumstances or events or occurrences that would not reasonably be expected to prevent or delay Kindred’s consummation of the transactions contemplated by the merger agreement and the separation agreement, or related to a material adverse effect with respect to Kindred and its subsidiaries, taken as a whole (a “company material adverse effect”), or related to a material adverse effect with respect to the Homecare Business or the Hospital Business specifically (a “homecare material adverse effect” and a “hospital material adverse effect,” respectively). Under the merger agreement, (i) “company material adverse effect” means any event, occurrence, fact, condition, change or effect that has had a material adverse effect on the business, assets, liabilities, financial condition or results of operations of Kindred and its subsidiaries, taken as a whole, (ii) a “homecare material adverse effect” and a “hospital material adverse effect” means (A) any event, occurrence, fact, condition, change or effect that has had a material adverse effect on the business, assets, liabilities, financial condition or results of operations of the Homecare Business or the Hospital Business, respectively, or (B) any suspension or exclusion, prior to the closing date, of Kindred, the Homecare Business or Hospital Business (as applicable), or a subsidiary of Kindred engaged in the Homecare Business or Hospital Business (as applicable), from participation in Medicare or Medicaid that, individually or in the aggregate, would reasonably be expected to be material to the Homecare Business or the Hospital Business, respectively. However, with respect to a company material adverse effect or the foregoing clause (A) of the definition of homecare material adverse effect and hospital material adverse effect, no event, occurrence, fact, condition, change or effect to the extent arising out of, relating to or resulting from any of the following will constitute a company material adverse effect, homecare material adverse effect or hospital material adverse effect (except, in certain cases, to the extent that Kindred and its subsidiaries, taken as a whole, or the Homecare Business or the Hospital Business, as applicable, are or is disproportionately adversely affected thereby relative to the adverse effect that such event, occurrence, fact, condition, change or effect has on other participants in Kindred’s industry or industries or, in the case of a homecare material adverse effect or hospital material adverse effect, relative to other participants in the home health, hospice and community care services industry or the specialty hospital industry, respectively):

•	any changes or developments in general economic, business, political, legislative or regulatory conditions;

•	any changes or conditions generally affecting the healthcare, health insurance or managed care industry or any other industry in which Kindred and its subsidiaries operate;

•	any changes or proposed changes to reimbursement rates or in methods or procedures for determining such rates or any changes or proposed changes to eligibility requirements by any governmental entity, in each case, whether such changes are or would be applicable nationally or to only certain geographic areas;

•	any changes or developments in financial, banking, securities, credit or other capital markets conditions in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates;

•	any decline in the price or trading volume of the Kindred common stock or the credit rating of Kindred (provided that the underlying cause of any such decline shall not be excluded, unless such underlying cause would otherwise be excluded);

•	any changes in applicable laws or accounting rules or principles (including GAAP) or the enforcement, implementation or interpretation thereof;

•	the negotiation, execution, delivery, performance, announcement, pendency or completion of the merger agreement, the separation agreement, or the merger, the separation, or any other transactions contemplated thereby, including any litigation, action, proceeding, claim, investigation or challenge related thereto or any impact thereof on the relationships, contractual or otherwise, of Kindred or any of its subsidiaries with customers, providers, suppliers, distributors, partners, employees (including losses or threatened losses of employees), governmental entities or any other third party;

•	the identity of Parent, the Guarantors or any of their respective affiliates as an acquirer of Kindred;

•	any acts of war (whether or not declared), armed hostilities, sabotage or terrorism, or the escalation or worsening thereof;

•	any failure by Kindred to meet any internal or published projections, forecasts, performance measures, operating statistics or revenue or earnings predictions for any period (provided, that the underlying cause of any such failure shall not be excluded, unless such underlying cause would otherwise be excluded);

•	any action taken that is required by the merger agreement or the separation agreement or the failure to take any action if that action is prohibited by the merger agreement or the separation agreement, or any action taken (or omitted to be taken) with the written consent of or at the written request of either Parent or Merger Sub; or

•	any natural or man-made disasters or acts of God.

In the merger agreement, Parent, HospitalCo Parent and Merger Sub also make a number of representations and warranties to Kindred regarding various matters pertinent to the merger. The topics covered by these representations and warranties include, among other things, the following:

•	due organization, valid existence, good standing, corporate power, qualification to do business and similar corporate matters;

•	corporate power and authority to enter into and perform their obligations under the merger agreement and the separation agreement and consummate the merger, the separation and the other transactions contemplated thereby;

•	the enforceability and due execution and delivery of the merger agreement and the separation agreement;

•

the absence of conflicts with their organizational documents or any applicable law (assuming that certain regulatory filings are made and certain regulatory consents are obtained) in each case as a result of the execution, delivery and performance of the merger agreement and the separation agreement and the consummation of the transactions contemplated hereby and thereby;

•	the absence of material defaults or material breaches under, or consents required under, any contract to which they are a party, or the creation of certain liens on any of their properties or assets, in each case as a result of the execution, delivery and performance of the merger agreement and the separation agreement and the consummation of the transactions contemplated hereby and thereby;

•	consents or filings with governmental entities to enter into and perform the merger agreement and the separation agreement and consummate the transactions contemplated hereby thereby;

•	the absence of suits, claims, actions, proceedings or arbitrations pending or threatened against them or their subsidiaries and the absence of certain material orders or injunctions against them;

•	the accuracy of information supplied by them or on their behalf specifically for inclusion in or incorporation by reference in this proxy statement;

•	the delivery of executed equity and debt commitment letters and fee letters and limited guarantees;

•	the sufficiency of funds in accordance with the debt commitment letters and the equity commitment letters to consummate the transactions contemplated by the merger agreement and the separation agreement;

•	(a) Parent’s ownership of 100% (directly or indirectly) of Merger Sub and HospitalCo Parent’s ownership of 100% (directly or indirectly) of Hospital Merger Sub and (b) the absence of any assets, liabilities or obligations of Merger Sub and Hospital Merger Sub other than those incident to their formation and pursuant to the merger agreement and the separation agreement;

•	the lack of ownership by Parent, HospitalCo Parent and any of their respective affiliates of Kindred common stock;

•	the absence of brokers’ or finders’ fees, except fees payable to Morgan Stanley & Co, LLC;

•	the solvency of Parent and its subsidiaries, and HospitalCo Parent and its subsidiaries, immediately following the effective time (subject to certain identified assumptions);

•	the absence of certain arrangements between Parent, Merger Sub or any of their respective affiliates and any member of Kindred stockholders, management or directors; and

•	the acknowledgement that Parent, HospitalCo Parent and Merger Sub have had access to information regarding Kindred’s business and have conducted their own independent investigation and analysis of Kindred; and

•	the acknowledgement as to the absence of any other representations or warranties by Kindred other than as set forth in the merger agreement, the separation agreement or any certificate delivered in connection with the merger agreement or the separation agreement.

Some of Parent’s, HospitalCo Parent’s and Merger Sub’s representations and warranties are qualified as to materiality or by exceptions related to the absence of any circumstances which would or would reasonably be expected to prevent, materially delay or have a material adverse effect on the ability of Parent, HospitalCo Parent or Merger Sub to consummate of the transactions contemplated by the merger agreement and the separation agreement.

The representations and warranties of each of the parties to the merger agreement will expire upon the completion of the merger or the termination of the merger agreement.

Covenants Relating to the Conduct of Business Pending the Merger

Kindred has agreed to restrictions on the operation of its business until the earlier of the effective time or the valid termination of the merger agreement. Except (i) in accordance with the terms of the separation agreement or the SNF divestiture, (ii) as expressly contemplated by the merger agreement, (iii) as set forth in the company disclosure letter, (iv) as required by applicable law or (v) with the prior written consent of Merger Sub, (a) Kindred has agreed to, and to cause its controlled subsidiaries to, conduct its business in all material respects in the ordinary course and use commercially reasonable efforts to maintain and preserve intact its and its subsidiaries’ material assets and business organization, to keep available the service of its and its subsidiaries’ current executive officers and key employees and to preserve its and its subsidiaries’ material present business relationships (including with customers, suppliers, distributors, licensors, licensees, lenders and partners), and (b) without limiting the foregoing, Kindred has agreed not to and not to permit its subsidiaries to, without the prior written consent of Merger Sub:

•	amend its organizational documents (whether by merger, consolidation or otherwise);

•	(A) split, combine, consolidate, subdivide, adjust or reclassify any of its capital stock or other equity securities, (B) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any of its capital stock or other equity securities other than in connection with the vesting and settlement of equity awards in accordance with their terms and in the ordinary course and consistent with past practice, (C) declare, set aside or pay any dividend or distribution (whether in cash, stock, property or otherwise) in respect of, or enter into any contract with respect to the voting, sale, registration or repurchase of, any shares of its capital stock (other than dividends to be paid by any direct or indirect wholly owned subsidiary to Kindred or any other wholly owned subsidiary);

•	issue, sell, grant, pledge, dispose of or encumber, or authorize the issuance, sale, grant, pledge, disposal or encumbrance of, any of its capital stock or other equity securities, subject to certain exceptions;

•	subject to certain exceptions, (A) increase the compensation payable or that could become payable by Kindred or any of its subsidiaries to directors or employees, (B) enter into any new or amend any existing employment, indemnification, severance, retention, change in control or similar agreement with any of its past or present directors or employees, (C) establish, adopt, enter into, amend or terminate employee benefits plans or arrangements or similar plans, agreements, programs, policies, trusts, funds or other arrangements, (D) accelerate any rights or benefits under employee benefits plans or arrangements, (E) fund any rabbi trust or similar arrangement, (F) grant or amend any long-term cash-based or equity-based incentive awards or (G) hire or terminate the employment or services (other than for cause) of any executive officer of Kindred or any other employee, independent contractor or consultant who has annual base compensation greater than $350,000;

•	acquire any assets (other than acquisitions of assets in the ordinary course of business) or any business or person or division thereof (whether by merger, consolidation, acquisition of stock or assets, or otherwise) or make any loans, advances or capital contributions to or investments in any person in excess of $7.5 million individually or $15 million in the aggregate;

•	transfer, license, sell, lease, rent, assign, mortgage, encumber, cancel, abandon, allow to lapse or otherwise dispose of any material assets (whether by way of merger, consolidation, sale of stock or assets, or otherwise) to any person other than to Kindred or a wholly owned subsidiary of Kindred, including the capital stock or other equity interests in any subsidiary of Kindred, subject to certain exceptions;

•	adopt or effect, or propose to adopt or effect, a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, merger or other reorganization other than restructurings or reorganizations solely among Kindred and its subsidiaries or among Kindred’s subsidiaries;

•	issue, sell, incur, assume, redeem, repurchase, prepay, defease, cancel, restructure, refinance or otherwise acquire any indebtedness, or guarantee or otherwise become liable for or modify in any material respects the terms of any indebtedness, subject to certain exceptions;

•	(A) make any loans or advances (other than in the ordinary course of business and not in excess of $5 million in the aggregate) to any person, other than loans among Kindred and its subsidiaries, or

(B) cancel, release or assign any material indebtedness (other than in the ordinary course of business and not in excess of $5 million in the aggregate) owed by any person to Kindred or any of its subsidiaries, or any claims held by Kindred against any such person, other than indebtedness by Kindred or any of its subsidiaries to any other of its subsidiaries, or by any subsidiary of Kindred to Kindred;

•	make any capital expenditures, subject to certain exceptions;

•	except in the ordinary course of business, (A) terminate, cancel, materially amend, or waive, assign or release any material rights of Kindred or its subsidiaries under any material contract or material lease, except for term expirations in accordance with the terms of any such contract or lease, or (B) enter into any contract that would constitute a material contract or material lease under the merger agreement if in effect as of the date of the merger agreement, except to replace or in substitution for another similar material contract;

•	commence, settle or compromise or offer to settle or compromise, or waive, release or assign any rights relating to, any claim, action, suit, arbitration or proceeding (or indemnification claim under the transaction agreement for the SNF divestiture) pending or threatened before any arbitrator, court or other governmental entity involving (A) the payment of monetary damages by Kindred or any of its subsidiaries of any amount exceeding $7.5 million (excluding amounts covered under insurance policies or by Kindred’s limited purpose insurance subsidiary), (B) any material restriction on the business of Kindred and its subsidiaries following the closing of the merger or (C) the admission of wrongdoing by Kindred or any of its subsidiaries, subject to certain exceptions;

•	make, implement or adopt any material change in its financial accounting methods, principles or practices, except for any such change (A) required by a change in GAAP or applicable law or (B) required by the Public Company Accounting Oversight Board or Financial Accounting Standards Board, each as concurred by Kindred’s independent registered public accountants;

•	enter into a new line of business directly or indirectly;

•	except as required by applicable law, change any material policy established by the executive officers of Kindred that generally applies to the operations of Kindred;

•	make certain material changes to its insurance programs;

•	(A) terminate or, except to the extent not within Kindred’s control, fail to renew or allow to lapse any permits or (B) amend any permit if doing so would adversely impact the ability of Kindred and its subsidiaries to conduct their businesses;

•	(A) settle or compromise any material tax claim, (B) make, change or revoke any material tax election (other than in the ordinary course of business), or adopt or change any material method of tax accounting or change any tax accounting period, (C) amend any material tax returns, (D) surrender any right to claim a material refund of taxes or (E) enter into any closing agreement or similar agreement with any tax authority in respect of taxes;

•	amend or modify the engagement letter relating to the merger of either of Barclays or Guggenheim Securities;

•	assign, transfer, license or abandon any material owned intellectual property, except in the ordinary course of business consistent with past practice;

•	transfer assets or liabilities, or enter into material intercompany contracts, between the Homecare Business or subsidiaries of Kindred engaged in the Homecare Business, on the one hand, and the Hospital Business or subsidiaries of Kindred engaged in the Hospital Business, on the other hand;

•	enter into any material procurement contract that requires the purchase of all of Kindred’s or any of its subsidiaries’ requirements for a given product or service from a given third party, other than any contract that may be terminated by Kindred without material penalty on not more than 120 days’ notice;

•	effect a merger, consolidation, redomestication, or any other transaction or series of transactions that has the effect of changing the jurisdiction of incorporation or organization of any Kindred subsidiary registered as an insurance company; or

•	agree, resolve or commit to do any of the foregoing.

Until the earlier of the effective time or the valid termination of the merger agreement, Kindred and Parent have also agreed not to take, and not to permit their respective subsidiaries to take, any action that would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the consummation of the merger or the other transactions contemplated by the merger agreement, provided that the above does not restrict Kindred’s ability to consummate the SNF divestiture or the separation. Parent and Merger Sub have also agreed, until the earlier of the effective time or the valid termination of the merger agreement, not to acquire or agree to acquire any entity principally operating in the same industries as Kindred and its subsidiaries if such an acquisition would reasonably be expected to prevent, materially delay or materially impede any governmental consents or the expiration or termination of any applicable waiting period necessary to consummate the transactions contemplated by the merger agreement and the separation agreement or materially increase the risk of any governmental entity enacting, issuing, promulgating, enforcing or entering any law or order prohibiting the consummation of the transactions contemplated by the merger agreement and the separation agreement.

Restrictions on Solicitation of Takeover Proposals

Non-Solicitation Provisions

From the date of the merger agreement until the earlier of the effective time and the valid termination of the merger agreement, subject to the exceptions described below, Kindred is subject to restrictions on its ability to solicit third party proposals relating to alternative transactions or to provide information to and engage in discussions or negotiations with a third party in relation to an alternative transaction. Specifically, subject to the exceptions described below, the merger agreement requires Kindred not to, and to cause its controlled affiliates and its and their respective directors, officers and employees not to (and to use its reasonable best efforts to cause its and its controlled affiliates’ other representatives not to) directly or indirectly:

•	solicit, initiate or knowingly encourage, facilitate or induce any inquiries regarding, or the making of any proposal or offer that constitutes or would reasonably be expected to lead to, the submission of any takeover proposal (as defined on page [●]);

•	conduct or engage in any discussions or negotiations regarding, or furnish to any third party any non-public information relating to Kindred or any of its subsidiaries with or for the purpose of facilitating, inducing or encouraging, any takeover proposal (other than to contact a person making an unsolicited takeover proposal for purposes of clarifying the terms thereof or referring such person to the restrictions under the merger agreement);

•	approve, endorse or recommend any takeover proposal; or

•	enter into any letter of intent, acquisition agreement, merger agreement or other similar agreement (other than a confidentiality agreement permitted by the terms of the merger agreement) relating to any takeover proposal (a “company acquisition agreement”).

Additionally, Kindred must not resolve to do any of the foregoing prohibited activities. Furthermore, Kindred has agreed, and agreed to cause its controlled affiliates and its and their respective officers, directors and employees (and to use its reasonable best efforts to cause its and its controlled affiliates’ other representatives), to cease immediately and cause to be terminated, any and all existing activities, discussions or negotiations, if any, with any third parties with respect to any takeover proposal existing at the time the merger agreement was entered into. Kindred has agreed to use its reasonable best efforts to cause any such third party (or its agents and advisors) in possession of non-public information in respect of Kindred or any of its subsidiaries that was furnished by or on behalf of Kindred and its subsidiaries to return or destroy (and confirm destruction of) all such information, and to terminate access of all persons (other than Parent, Kindred and their respective subsidiaries and representatives) to any “data room” with respect to any takeover proposal.

Notwithstanding the foregoing non-solicitation restrictions, Kindred may waive any standstill or similar agreement solely to the extent necessary to permit a third party to make, on a confidential basis to the Board, a takeover proposal, conditioned on such third party agreeing that Kindred shall not be prohibited from providing any information to Parent regarding any such takeover proposal as required by, and in accordance with, the merger agreement.

Fiduciary Exception

Further, notwithstanding the foregoing non-solicitation restrictions and Kindred’s obligations under the merger agreement relating to the special meeting, if prior to obtaining the approval of the merger proposal by Kindred stockholders at the special meeting, Kindred receives a bona fide, unsolicited takeover proposal (as defined on page [●]) that did not result from a breach of Kindred’s non-solicitation covenants and that the Board determines in good faith (after consultation with its financial advisors and outside legal counsel) constitutes or would reasonably be expected to lead to a superior proposal (as defined on page [●]), the Board, indirectly or through representatives, may:

•	provide access to Kindred’s employees, properties, assets, books and records and furnish information (including non-public information) with respect to Kindred to the third party that has made such takeover proposal and its representatives, provided that such third party executes a confidentiality agreement with confidentiality, non-solicitation and standstill terms no less restrictive to such third party than those contained in the confidentiality agreements between Kindred and the members of the Consortium or their affiliates, subject to certain exceptions, and that all such information has previously been provided to Merger Sub prior to or is provided to Merger Sub contemporaneously with the provision to such third party; and

•	engage in or otherwise participate in negotiations or discussions with any such third party regarding the bona fide, unsolicited takeover proposal.

but in each case only if the Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable law.

Kindred has agreed to notify Merger Sub promptly (but in any event within 24 hours after receipt) in the event that it receives any takeover proposal or any inquiry or request for information that would reasonably be expected to lead to a takeover proposal. In such notice, Kindred has agreed to identify the third party making, and details of any material terms and conditions of, any such takeover proposal or inquiry and provide copies of any written proposals, draft agreements and all draft or executed financing commitments and related documentation. Kindred has also agreed to keep Merger Sub reasonably informed on a current basis of the status of any such takeover proposal, including any changes in timing, amount or form of consideration, conditionality or other material terms of (or any other material developments with respect to) any takeover proposal, and to promptly (and in any event no later than 24 hours after receipt), provide Merger Sub copies of any additional or revised written proposals, draft agreements and all draft or executed financing commitments and related documentation, and provide Merger Sub with prior written notice, contemporaneously with notice to the Board, of any meeting of the Board at which the Board is reasonably expected to consider any takeover proposal. Kindred has agreed that it will not enter into any agreement that prohibits it from providing to Merger Sub the information contemplated by the non-solicitation provisions of the merger agreement.

Kindred Board Recommendation and Change of Recommendation

Under the terms of the merger agreement, subject to the exceptions described below, the Board has agreed to recommend that Kindred stockholders vote in favor of the merger proposal, and neither the Board nor any committee thereof may take any of the following actions (we refer to any action described in the bullets below as a “company adverse recommendation change”):

•	change, withhold, withdraw, modify or qualify, or authorize or resolve to or publicly propose or announce its intention to change, withhold, withdraw, modify or qualify, in each case in a manner adverse to Parent, its recommendation to Kindred stockholders that Kindred stockholders adopt the merger proposal at the special meeting;

•	make any public statement inconsistent with its recommendation to Kindred stockholders that Kindred stockholders adopt the merger proposal at the special meeting (provided that any public statement that includes only factual statements and reaffirms such recommendation will not be a statement inconsistent with such recommendation);

•	other than with respect to a tender or exchange offer described by the next bullet, if a takeover proposal has been publicly announced or disclosed, either fail to recommend against such takeover proposal or fail to reaffirm the Board’s recommendation that Kindred stockholders vote in favor of the merger proposal promptly following a written request by Parent to do so;

•	fail to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, against any takeover proposal that is a tender offer or exchange offer subject to Regulation 14D promulgated under the Exchange Act within 10 business days after the commencement of such tender offer or exchange offer; or

•	adopt, approve or recommend to Kindred stockholders, or formally resolve to or publicly propose or announce its intention to adopt, approve or recommend to Kindred stockholders, a takeover proposal.

In addition, subject to the exceptions described below, neither the Board nor any committee thereof may authorize or cause Kindred or any of its subsidiaries to enter into a company acquisition agreement.

Fiduciary Exception

However, at any time before the Kindred stockholder approval of the merger agreement is obtained, if the Board receives a superior proposal or there occurs an intervening event (as defined on page [●]), then the Board may make a company adverse recommendation change or, solely in response to a superior proposal, terminate the merger agreement in order to enter into a company acquisition agreement, if:

•	the Board provides Merger Sub five business days prior written notice of its intention to take such action, which notice includes a description in reasonable detail of such superior proposal (and copies of any written proposals, draft agreements and all draft or executed financing commitments and related documentation) or intervening event;

•	Kindred is and remains in compliance with the non-solicitation obligations of the merger agreement;

•	during the five business days following its written notice to Merger Sub, the Board and, if requested by Merger Sub, Parent’s representatives negotiate in good faith regarding any revisions to the terms and conditions of the transactions contemplated by the merger agreement; and

•	at the end of such five business day period, the Board concludes in good faith, after consultation with outside legal counsel and financial advisors (and taking into account any adjustment or modification of the terms of the merger agreement to which Parent and Merger Sub have committed to in writing), that such takeover proposal (if any) continues to constitute a superior proposal, if applicable, and the failure to make a company adverse recommendation change or to terminate the merger agreement in order to enter into a company acquisition agreement, as applicable, would be inconsistent with its fiduciary duties under applicable law.

Any material change to the terms, facts and circumstances relating to the superior proposal or intervening event will be deemed to be a new superior proposal or intervening event and will require delivery of new notice and other materials and a new period to negotiate with Parent or Merger Sub as described above, except that the five business day period referred to above shall be reduced to a four business day period.

Nothing contained in the merger agreement prevents Kindred from taking and disclosing a position contemplated by Rule 14e-2(a) or Rule 14d-9 under the Exchange Act or making a customary “stop-look-and-listen” communication pursuant to Rule 14d-9(f) under the Exchange Act.

Stockholders Meeting

Kindred has agreed to, as soon as practicable following the date on which Kindred is informed that the SEC has no further comments to this proxy statement, duly set a record date for, call, give notice of, convene and hold a special meeting of Kindred stockholders to consider and vote upon the adoption of the merger agreement. If either Kindred or Merger Sub reasonably determines in good faith (after consulting with the other) that a quorum or the adoption of the merger agreement by the affirmative vote of the holders of a majority of the outstanding shares of Kindred common stock is unlikely to be obtained at the special meeting, then Kindred will have the right to adjourn or postpone the special meeting from time to time, provided that such adjournments or postponements will not delay the special meeting by more than 30 days from the currently scheduled date.

The Board is required to recommend in this proxy statement and at the special meeting that Kindred stockholders vote in favor of the adoption of the merger agreement, and use its reasonable best efforts to obtain and solicit such adoption, subject to the fiduciary termination right in the merger agreement and provided that the Board may change its recommendation in the manner described above in the section entitled “— Kindred Board Recommendation and Change of Recommendation.”

Certain Definitions

Under the merger agreement, an “intervening event” means an event, occurrence, fact, condition, change or effect that is material to Kindred and its subsidiaries, which (i) was not known or reasonably foreseeable to the Board as of the date of the merger agreement, (ii) causes the Board to conclude in good faith (after consultation with outside legal counsel and its financial advisors) that its failure to effect a company adverse recommendation change would be inconsistent with its fiduciary duties to Kindred stockholders under applicable law and (iii) does not involve a takeover proposal and is not a decline in the price or trading volume of Kindred common stock or the failure by Kindred to meet any internal or published projections, forecasts, performance measures, operating statistics or revenue or earnings predictions for any period.

Under the merger agreement, a “takeover proposal” means a bona fide written proposal or offer by any person (other than Parent, HospitalCo Parent or any of their subsidiaries, including Merger Sub) relating to, in a single transaction or series of related transactions, any (i) direct or indirect acquisition of assets of Kindred or its subsidiaries (including any capital stock, voting securities or other ownership interests of subsidiaries, but excluding sales of assets in the ordinary course of business) representing 15% or more of Kindred’s, Homecare Business’ or Hospital Business’ consolidated assets, revenues or net income, but excluding any such transaction principally involving Kindred’s SNF business, (ii) direct or indirect acquisition of 15% or more of the Kindred common stock, (iii) tender offer or exchange offer that if consummated would result in any person or “group” (as defined in Section 13(d) of the Exchange Act) beneficially owning (within the meaning of Section 13(d) of the Exchange Act) 15% or more of the Kindred common stock or (iv) merger, consolidation, other business combination or similar transaction involving Kindred or any of its subsidiaries, pursuant to which such person would own 15% or more of the consolidated assets, net revenues or net income of the Homecare Business, the Hospital Business or Kindred, taken as a whole, but excluding any such merger, consolidation, other business combination or similar transaction principally involving Kindred’s SNF business.

Under the merger agreement, a “superior proposal” means a bona fide written takeover proposal involving the direct or indirect acquisition pursuant to a tender offer, exchange offer, merger, consolidation or other business combination, of more than 50% of Kindred’s consolidated assets or a majority of the outstanding Kindred common stock, that (i) includes committed financing (if financing is required) and (ii) the Board determines in good faith, after consultation with outside legal counsel and financial advisors, is reasonably likely to be consummated in accordance with its terms and is more favorable from a financial point of view to the holders of Kindred common stock than the transactions contemplated by the merger agreement, taking into account all of the terms and conditions and prospects for completion of such takeover proposal and of the merger agreement (including any proposal by Merger Sub made in accordance with the merger agreement to amend the terms of the merger agreement).

Efforts to Complete the Merger

Under the merger agreement, each of the parties has agreed to (and, in the case of Parent and HospitalCo Parent, to cause each of their respective affiliates to) use its reasonable best efforts to take or cause to be taken all reasonable actions and to do or cause to be done, and to assist and cooperate with the other parties in doing, all reasonable things necessary, proper or advisable to consummate and make effective, and to satisfy all conditions to, in the most expeditious manner practicable, the merger and the separation, including (i) obtaining all necessary permits, licenses, certificates of need, consents and actions or nonactions from government entities and making all necessary filings (including filings with governmental entities) and taking all reasonable steps as may be necessary to obtain consent from, or to avoid an action or proceeding by, any governmental entities, (ii) obtaining all necessary consents from third parties, (iii) executing and delivering any reasonable additional instruments necessary to consummate the merger and the separation and to fully carry out the purpose of the merger agreement and the separation agreement, (iv) cooperating and coordinating with the other parties in the taking of the actions contemplated by clauses (i), (ii) and (iii) and supplying any reasonably necessary information, (v) promptly informing the other parties of any material communication from any governmental entity regarding any transaction contemplated by the merger agreement or the separation agreement, (vi) filing as promptly as practicable (but in any event within 20 business days after the date of the merger agreement) all notifications required under the HSR Act and (vii) making all filings (and cooperating with such filings) required to obtain certain specified consents and licenses required pursuant to the merger agreement as promptly as practicable (but in any event no later than January 31, 2018). Unless prohibited by applicable law or a governmental entity and to the extent reasonably practicable, no party will (i) participate in or attend any material meeting (whether in person or via telephone) with any governmental entity concerning any applicable antitrust law or in respect of the merger or the separation, in each case, without providing reasonable advance notice of such material meeting to the other parties and providing the opportunity to attend or participate or (ii) commit to or agree (or permit their respective affiliates to commit to or agree) with any governmental entity to stay, toll or extend any applicable waiting period under the HSR Act, without the prior written consent of the other parties (which shall not be unreasonably withheld or delayed). Without limiting the generality of any of the undertakings set forth above, each of the parties will (and will cause their respective affiliates to) (i) respond as promptly as practicable to any request for additional information or documentary material from governmental entities and (ii) use reasonable best efforts to take, or cause to be taken, all other actions as are necessary or advisable to obtain prompt approval of the consummation of the transactions contemplated by the merger agreement and the separation agreement by any governmental entity or expiration of applicable waiting periods, provided that the parties agree that Parent and HospitalCo Parent will have the principal, but not sole, responsibility to devise the strategy for all filings, notifications, submissions and communications in connection with any filing pursuant to any applicable antitrust laws so long as such strategy complies with the terms and conditions of the merger agreement, provided further that the parties shall consult with each other with respect to such strategy and consider in good faith the views of the others with respect to such strategy.

Without limiting the generality of any of the undertakings set forth above, Parent, HospitalCo Parent and Merger Sub agree to take, or cause to be taken, any and all undertakings necessary to obtain any consents required under or in connection with the HSR Act and any other applicable antitrust law, enable all waiting periods under any antitrust law to expire and avoid or eliminate each and every impediment under any applicable antitrust law asserted by any governmental entity or any other person, in each case to cause the closing and the other transactions contemplated by the merger agreement and the separation agreement to occur as promptly as practicable (and in any event no later than August 17, 2018), including (i) offering, negotiating, committing to and effecting the sale, license, assignment, transfer, divestiture or other disposition of any capital stock, assets, business or portion of business of any of the parties or their respective affiliates, (ii) any other restriction, requirement or limitation on the assets, business, portion of the business or operation of the business of any of the parties or their respective subsidiaries, (iii) contesting, defending, and appealing any threatened or pending legal action by a government entity or private party that would adversely affect the ability of the parties to consummate, or otherwise delay the consummation of, the transactions contemplated by the merger agreement and (iv) taking any and all other actions to have vacated, lifted, reversed or overturned any order that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by the merger agreement, provided that (x) neither Parent, HospitalCo Parent, Merger Sub, nor HospitalCo Merger Sub will be required to take (and Kindred and its subsidiaries shall not take) any such action the effectiveness or consummation of which is not conditioned on the occurrence of the respective closings under the merger agreement and the separation agreement and (y) notwithstanding anything in the merger agreement to the contrary, neither Parent, HospitalCo Parent or Merger Sub will be obligated to take or refrain from taking, or agree to take or refrain from taking or agree to cause its subsidiaries to take or refrain from taking, any action or suffer to exist any condition, qualification, limitation, restriction or requirement that, individually or in the aggregate, would or would reasonably be expected to result in a material adverse effect on the financial condition, results of operations, business or reasonable prospects of (a) HospitalCo Parent and its affiliates, taken as a whole, or (b) Parent and its affiliates, taken as a whole, in each case, after giving effect to the merger and the separation transactions (a “burdensome condition”). In addition, Parent and HospitalCo Parent will not be required to take any action or omission with respect to any direct or indirect portfolio companies of investment funds advised or managed by TPG, WCAS or their respective affiliates (other than Parent, HospitalCo Parent, Merger Sub, Hospital Merger Sub and, from and after the closing, Kindred and its subsidiaries).

Parent and HospitalCo Parent will, as promptly as practicable, obtain any information from the Guarantors required to be included in filings with, or responses to requests from, governmental entities. Pursuant to the terms of the equity commitment letters, the parties thereto have agreed to provide Parent and HospitalCo Parent with all information relating to them and their affiliates that is reasonably necessary to make all necessary filings with, and otherwise reasonably cooperate with Parent and HospitalCo Parent in order to obtain all necessary consents from, governmental entities.

Employee Benefits

Under the merger agreement, for a period commencing at the effective time and ending on the date that is the earlier of (x) 12 months following the effective time and (y) the date of termination of each continuing employee’s (as defined below) employment with Parent, HospitalCo Parent or their subsidiaries, as applicable, Parent and HospitalCo Parent have agreed to provide (or to cause the applicable subsidiary to provide) to each employee of Kindred or its subsidiaries, including our executive officers, who continue to be employed by Kindred, Parent, HospitalCo Parent or any of their subsidiaries immediately following the closing date (“continuing employees”) with (i) a base salary and target bonus opportunity that are, in each case, no less favorable than the base salary and target bonus opportunity provided to such continuing employee immediately prior to the effective time and (ii) employee benefits that are, in the aggregate, substantially comparable to the employee benefits provided to such continuing employee immediately prior to the effective time (in the case of each of clauses (i) and (ii), excluding long-term cash-based or equity-based compensation and transaction-based compensation), and provided that in the event of a conflict with respect to the terms and conditions of employment of a continuing employee between the merger agreement benefit continuation provisions and the provisions of any collective bargaining agreement, the terms and conditions of such collective bargaining agreement shall control.

Under the merger agreement and the related company disclosure letter, Kindred, in consultation with Parent and HospitalCo Parent, may also establish a cash-based retention program in the aggregate amount not to exceed

$10 million, absent the consent of Parent and HospitalCo Parent, to promote retention and to incentivize efforts to consummate the closing of the merger. Amounts under the retention program shall be allocated among the employees of Kindred and its subsidiaries identified by, and in the amounts determined by, our Chief Executive Officer, provided that Kindred’s executive officers are not eligible to participate in this retention program. The terms of the retention awards will require that, as a condition to payment, that such employee remain employed through December 31, 2018, unless, if determined by the Chief Executive Officer and provided in the applicable award agreement, earlier terminated (i) by the employee with “good reason” following the closing or (ii) by Kindred or its successors without “cause” at any time after the grant date of such award.

In addition, the merger agreement provides that with respect to any employee benefit plan of Parent, HospitalCo Parent or their subsidiaries, as applicable, (“parent benefit plan”) in which continuing employees participate as of the effective time, the applicable Parent or subsidiary shall use commercially reasonable efforts to (i) waive any pre-existing condition limitations, actively-at-work requirements, eligibility waiting periods and any other restriction that would prevent immediate or full participation under any under any parent benefit plan with respect to participation and coverage requirements to the extent such conditions or exclusions were satisfied or did not apply to such employees prior to the effective time, (ii) give each continuing employee credit for any co-payments and deductibles paid prior to the effective time for the plan year in which the effective time occurs in satisfying any analogous deductibles or out-of-pocket requirements applicable under any parent benefit plan, to the extent credited under the Kindred welfare plans prior to the effective time and (iii) recognize each continuing employee’s service with Kindred for purposes of eligibility to participate and vesting credit (but excluding benefit accrual, except for severance and vacation, if applicable) under each applicable parent benefit plan as if such service had been performed with Parent; provided that such recognition of service shall not apply to the extent (x) it would result in a duplication of benefits or (y) such service was not recognized under the corresponding Kindred benefit plan.

Access to Information

From the date of the merger agreement until the earlier of the effective time and the termination of the merger agreement, Kindred will, and will cause its subsidiaries to: (i) afford Parent and its representatives reasonable access to the officers, employees, accountants, agents, properties, offices and other facilities and to the books and records of Kindred and its subsidiaries; (ii) promptly provide Parent and its representatives copies of any material filings, notices, communications or other documents sent to or received from, and written summaries of any meetings with, any governmental entity or any other party related to the merger agreement or with respect to compliance with any corporate integrity agreement of Kindred; and (iii) promptly furnish Parent and its representatives other information concerning the business and properties of Kindred and its subsidiaries as Parent may reasonably request from time to time. All such access and investigation must be conducted (A) during normal business hours upon reasonable advance notice to Kindred, (B) in such a manner as not to unreasonably interfere with the normal operations of the businesses of Kindred and its subsidiaries and (C) at Parent’s sole cost and expense. Furthermore, Kindred has the right to have one or more of its representatives present at all times during any visits to the properties or offices of Kindred, and during any discussions or contacts with the employees or agents of Kindred.

Notwithstanding the foregoing, neither Kindred nor any of its representatives is required to provide access or disclose information where such access or disclosure would (i) jeopardize the protection of any applicable privilege (including attorney-client privilege) or other immunity or protection from disclosure, (ii) contravene any applicable law or contract or (iii) result in the disclosure of competitively sensitive information (provided that Kindred is required to use commercially reasonable efforts to provide such access and to allow such disclosure in a manner that does not result in a loss of privilege or immunity, contravene any applicable law or result in the disclosure of competitively sensitive information, as applicable).

Directors’ and Officers’ Indemnification and Insurance

All rights to indemnification, advancement of expenses and exculpation in existence under Kindred’s organizational documents or pursuant to disclosed indemnification contracts, in each case as of the date of the merger agreement, in favor of each current and former officer or director of Kindred or any of its subsidiaries will be assumed jointly and severally by the surviving entity in the merger and by the surviving entity in the hospital merger. Any such rights contained in Kindred’s organizational documents will survive the merger, and for a period of six years following the effective time, will not be altered or amended in any manner adverse to any applicable officer or director without the prior written consent of such officer or director, except as required by applicable law. Any such rights contained in the disclosed indemnification contracts will remain in full force and effect in accordance with their terms.

For a period of six years from and after the effective time, to the fullest extent permitted under applicable law, Parent and HospitalCo Parent will, and will cause the surviving entity in the merger and the surviving entity in the hospital merger to, jointly and severally indemnify, defend and hold harmless each present and former officer or director of Kindred or any of its subsidiaries against all losses, claims, damages, liabilities, fees, expenses, judgments and fines incurred in connection with any claim, suit, action or proceeding, whether civil, criminal, administrative, or investigative, and will provide for advancement of expenses (including reasonable attorneys’ fees) to each indemnified person to the extent provided under Kindred’s organizational documents or disclosed indemnification agreements, in each case in existence as of the date of the merger agreement (and if such indemnified persons are not entitled to advancement of expenses, Parent and HospitalCo Parent will, and will cause the surviving entity in the merger and the surviving entity in the hospital merger to, promptly reimburse such indemnified persons for reasonable legal or other expenses as incurred, subject to receipt of an undertaking from such indemnified persons to repay such advanced expenses if it is finally determined that such indemnified person was not entitled to be indemnified under applicable law).

For a period of six years after the effective time, the surviving entity in the merger and the surviving entity in the hospital merger will, if available, maintain in effect the current directors’ and officers’ liability insurance policies of Kindred in effect immediately prior to the effective time (provided that the surviving entity may substitute policies of at least the same coverage and amounts and containing terms and conditions that are not less advantageous in the aggregate to the indemnified persons when compared to the insurance maintained by Kindred as of the date of the merger agreement) or may purchase “tail” insurance policies with a claims period of six years from the effective time with at least the same coverage and amounts and containing terms not less advantageous in the aggregate to the indemnified persons when compared to the insurance maintained by Kindred as of the date of the merger agreement (provided that in no event will the cost of any such maintenance of current policies or any such “tail” insurance policy in respect of any one policy year be required to exceed 250% of the current aggregate annual premium).

The indemnification and insurance provisions of the merger agreement are intended to benefit, and are enforceable by, the indemnified persons and their respective successors, heirs and representatives.

Delisting and Deregistration of Kindred Common Stock

Prior to the closing date, Kindred will use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or under applicable law and the rules and policies of the NYSE to enable the delisting of its shares from the NYSE as promptly as practicable after the effective time and the deregistration of its shares under the Exchange Act as promptly as practicable after such delisting.

Financing Matters

Kindred Indebtedness

Kindred has previously issued 8.00% Senior Notes due 2020, 6.375% Senior Notes due 2022 and 8.75% Senior Notes due 2023 (collectively, the “Existing Senior Notes”).

Kindred has agreed, upon the request and at the expense of Parent, to use its commercially reasonable efforts to promptly commence one or more tender offers to purchase and/or consent solicitations with respect to one or more series of Existing Senior Notes on such terms and conditions as specified by Parent (which must be limited to terms and conditions customarily included in offers to amend or purchase debt securities similar to the applicable Existing Senior Notes and in similar situations and in compliance with all applicable laws and the terms and conditions of the applicable indenture governing such notes) (collectively, the “Existing Notes Offers”). Kindred will not be required to purchase, or accept for purchase, any Existing Senior Notes tendered for payment prior to the effective time, and any Existing Notes Offers will be conditioned on the closing of the merger. If requested by Parent in writing, in lieu of commencing Existing Notes Offers (or in addition thereto) Kindred will, as and when reasonably requested by Parent, in accordance with the applicable provisions of the applicable series of Existing Senior Notes and the indenture governing such notes, (i) issue a notice of optional redemption in form and substance reasonably satisfactory to Parent for all of the outstanding aggregate principal amount of one or more series of Existing Senior Notes and/or (ii) take actions reasonably requested by Parent that are reasonably necessary for the satisfaction, discharge and/or defeasance of one or more series of Existing Senior Notes at the closing of the merger, which notice or actions will be conditional on the closing of the merger. Parent must provide (directly or indirectly) Kindred with the funds necessary to consummate any such redemption, defeasance, satisfaction and/or discharge.

Parent has agreed to reimburse Kindred and its subsidiaries for all of their reasonable costs and expenses incurred in connection with any Existing Notes Offers or any redemption of Existing Senior Notes promptly following the incurrence thereof. Parent and Merger Sub have further agreed to jointly and severally indemnify, defend and hold harmless Kindred, its subsidiaries and each of their respective affiliates from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties arising out of or in connection with the Existing Notes Offers or the redemption of Existing Senior Notes, other than (i) to the extent arising out of information relating to Kindred and its subsidiaries provided in writing by or on behalf of Kindred, its subsidiaries or its and their representatives included in the applicable offering documents or (ii) to the extent arising out of the bad faith, willful misconduct, gross negligence, fraud, intentional misrepresentation of or material breach of the merger agreement by Kindred, its subsidiaries or any of their respective representatives.

This proxy statement does not constitute an offer to purchase, offer to exchange, change of control offer, consent solicitation or notice of redemption with respect to, any of the Existing Senior Notes.

Marketing Period and Efforts

Under the merger agreement, Kindred has agreed to provide Parent and Merger Sub with at least 20 business days to market the debt financing. As defined in the merger agreement, this “marketing period” is the first period of 20 consecutive business days (subject to certain customary blackout dates) throughout which (i) Parent and Merger Sub have received certain financial information of Kindred (including with respect to the Homecare Business and the Hospital Business) that meets specified requirements as more fully described in the merger agreement and (ii) all of the conditions to the closing of the merger (other than (A) the satisfaction of the conditions to the consummation of the separation transactions pursuant to the separation agreement and the consummation of certain related entity conversions and (B) on or after June 15, 2018, the receipt of the regulatory approvals described above under “The Merger Proposal (Proposal 1) — Antitrust Review Required for the Merger and Other Regulatory Filings — Other Regulatory Filings” have been satisfied or waived (other than those conditions that by their nature can only be satisfied immediately prior to or at the closing) and nothing has occurred that would cause any of such conditions to fail to be satisfied (unless waived) if the closing were scheduled for any time during such period; provided that the marketing period will not commence prior to the date that is 60 days after the date of the merger agreement, and will end on any earlier date on which the full amount of the debt financing contemplated under the debt commitment letters is funded.

Parent and HospitalCo Parent have agreed in the merger agreement to use their respective reasonable best efforts to arrange and consummate the debt financing on the terms and conditions no less favorable to Parent or

HospitalCo Parent, as applicable, than those set forth in the applicable debt commitment letters and the related fee letters (including any “market flex” provisions contained therein), including using reasonable best efforts to (i) maintain in effect the debt commitment letters pursuant to their respective terms (with exceptions to allow for modifications permitted under the merger agreement) until the closing of the transactions contemplated by the merger agreement or the entry into definitive documentation for the debt financing, (ii) satisfy on a timely basis (or obtain a waiver of) all conditions to funding in the debt commitment letters applicable to Parent or HospitalCo Parent that are within their control, (iii) negotiate and enter into definitive agreements with respect thereto on terms and conditions not less favorable to Parent or HospitalCo Parent, as applicable, than the respective terms and conditions contained in the applicable debt commitment letters and the related fee letters (including any “market flex” provisions applicable thereto) and (iv) enforce their rights under the debt commitment letters in the event of breach by any party thereto.

Kindred’s Cooperation with Parent and HospitalCo Parent’s Financing

Kindred has agreed to, and has agreed to cause its affiliates to, use reasonable best efforts to cause its and its affiliates’ respective personnel and representatives to, provide, at the sole cost and expense of Parent and HospitalCo Parent and subject to certain limitations, all cooperation reasonably requested by Parent or HospitalCo Parent in connection with the arrangement of the debt financing, including, among other things:

•	using reasonable best efforts to furnish Parent, HospitalCo Parent and their financing sources with certain required financial information (including with respect to the Homecare Business and the Hospital Business) as more fully described in the merger agreement;

•	using reasonable best efforts to furnish Parent or HospitalCo Parent, as applicable, and their financing sources with the necessary financial information and historical financial data relating to the Homecare Business and the Hospital Business, as applicable, to enable Parent and HospitalCo Parent, as applicable, to produce unaudited pro forma combined balance sheets and related unaudited pro forma combined statements of operations and comprehensive income of the Homecare Business and the Hospital Business;

•	using reasonable best efforts to furnish all other information as may be reasonably requested by Parent, HospitalCo Parent or their financing sources to prepare, and to assist in the preparation of, customary bank information memoranda, lender presentations, syndication memoranda, offering memoranda, private placement memoranda and/or other customary marketing or offering materials or memoranda required in connection with the debt financing, and rating agency presentations, including business and financial projections reasonably requested by Parent or HospitalCo Parent;

•	using reasonable best efforts to obtain customary authorization and representation letters requested by financing sources in connection with the debt financing authorizing the distribution of information to prospective lenders;

•	at the reasonable request of Parent or HospitalCo Parent, subject to certain limitations, using reasonable best efforts to file a Form 8-K with the SEC disclosing information for purposes of permitting such information to be included in marketing or offering materials for the debt financing to be provided to potential investors who do not wish to receive material nonpublic information with respect to Kindred;

•	using reasonable best efforts to assist in preparation for and to participate in a reasonable number of meetings, due diligence sessions, presentations, “road shows,” drafting sessions and sessions with rating agencies in connection with the debt financing;

•	using reasonable best efforts to reasonably cooperate with customary due diligence by financing sources and their respective agents, including by granting reasonable access to reasonably requested documentation;

•

using reasonable best efforts to cooperate with Parent’s and HospitalCo Parent’s efforts to obtain corporate and facilities ratings, consents, landlord waivers and estoppels, non-disturbance agreements, non-invasive environmental assessments, legal opinions, surveys and title insurance as reasonably requested by Parent or HospitalCo Parent;

•	using reasonable best efforts to execute and deliver back-up for legal opinions as may be reasonably requested by Parent, HospitalCo Parent or their financing sources and otherwise reasonably facilitating the pledging of collateral;

•	executing and delivering certificates of the chief financial officer or treasurer (or other comparable officer) of Kindred, substantially in the forms attached to the debt commitment letters, certifying the solvency, after giving effect to the transactions contemplated by the merger agreement and the separation agreement, of the Homecare Business on a consolidated basis and the Hospital Business on a consolidated basis;

•	using reasonable best efforts to provide all required documentation and information required under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act;

•	using reasonable best efforts to take all actions reasonably necessary to permit the financing sources to evaluate and obtain access to the Hospital Business’ current assets, properties, rights, inventory, cash management and accounting systems, and policies and procedures relating thereto (including cooperating in and facilitating field examinations, collateral audits, asset appraisals and surveys), in each case in connection with their customary pre-closing due diligence;

•	using reasonable best efforts to furnish HospitalCo Parent and the applicable financing sources all existing field examinations, collateral audits and asset appraisals and surveys of Kindred and its subsidiaries (including the Hospital Business), otherwise cooperating in and facilitating the completion of field examinations, collateral audits, asset appraisals and surveys contemplated by the HospitalCo Parent debt commitment letter and executing and delivering “borrowing base certificates” required by the HospitalCo Parent debt commitment letter;

•	using reasonable best efforts to supplement the information provided in connection with the debt financing on a reasonably current basis to the extent that any such information, to the knowledge of Kindred, when taken as a whole and in light of the circumstances under which such statements were made, contains any material misstatement of fact or omits to state any material fact necessary to make such information not materially misleading; and

•	using reasonable best efforts to cooperate with Parent and HospitalCo Parent to satisfy the conditions to the debt financing to the extent satisfaction of such conditions requires the cooperation of, or is within the control of, Kindred and its subsidiaries.

The obligations of Parent, HospitalCo Parent and Merger Sub to consummate the merger are not conditioned upon the obtaining of the debt financing or any replacement financing. None of Kindred or its subsidiaries shall be required to enter into or perform any agreement with respect to or contemplated by the debt financing that is not contingent upon the closing or that would be effective prior to the closing (other than the execution of customary authorization and representation letters referenced above). Parent and HospitalCo Parent have agreed that, if the closing does not occur, they will promptly reimburse Kindred, upon Kindred’s request, for all reasonable and documented out-of-pocket fees, costs and expenses incurred by Kindred, its subsidiaries and its and their respective representatives in connection with the cooperation described above, including all reasonable costs and expenses incurred in connection with preparing audited financial statements for the Homecare Business and the Hospital Business, except to the extent that the closing does not occur as a result of the bad faith, gross negligence or willful misconduct of, or material breach of the merger agreement by, Kindred or any of its affiliates or subsidiaries, or any of their respective pre-closing directors, officers, employees, agents and representatives, as applicable. Parent and HospitalCo Parent have also agreed to jointly and severally indemnify, defend and hold harmless Kindred, its subsidiaries and their respective representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with the cooperation described above and any claims asserted by financing sources in connection with the arrangement of the debt financing and any information used in connection therewith (other than to the extent arising out of information relating to Kindred or its subsidiaries provided in writing by or on behalf of Kindred, its subsidiaries or its and their representatives or arising out of the bad faith, willful misconduct, gross negligence, fraud, intentional misrepresentation of, or material breach of the merger agreement by Kindred, its subsidiaries or any of their respective representatives).

Separation Matters and other Pre-Closing Matters

Under the merger agreement, each of Parent and Merger Sub have agreed to cooperate with Kindred and to use its reasonable best efforts to cause the closing of the separation transactions under the separation agreement to occur promptly following the closing of the merger. From and after the date of the merger agreement until the earlier to occur of the effective time and the termination of the merger agreement, Kindred has agreed to, and to cause its applicable subsidiaries to, undertake certain intercompany restructuring transactions and other actions in furtherance of the separation transactions.

Conditions to the Closing of the Merger

Each party’s obligation to effect the merger is subject to the satisfaction or, to the extent permitted, waiver of the following conditions:

•	the merger agreement has been adopted by the affirmative vote of the holders of a majority of the outstanding shares of Kindred common stock entitled to vote thereon;

•	no governmental entity of competent jurisdiction has enacted, issued, promulgated, enforced or entered any laws or orders that make illegal, enjoin or otherwise prohibit consummation of the merger or the separation or the other transactions contemplated by the merger agreement or the separation agreement;

•	any waiting period applicable to the consummation of the merger or the hospital merger under the HSR Act has expired or been earlier terminated without the imposition of any burdensome condition;

•	certain required state healthcare consents and licenses have been obtained and are in full force and effect or, in the case of any consent or license the attainment of which requires delivery of a document or the taking of an action following the effective time, the parties have received written confirmation from the applicable government entity that such consent or license will be issued and in full force and effect promptly following the effective time subject only to the delivery of such document or the taking of such action; and

•	(i) Kindred has consummated the purchase of certain properties and has, prior to or on December 31, 2017 (or such later date as Ventas agrees), consummated the payment of $700 million to Ventas as consideration for such purchase and (ii) a specified provision of Kindred’s master lease with Ventas, permitting certain change of control transactions of the type contemplated by the merger agreement, is in full force and effect.

Subsequent to the date of the merger agreement, on December 21, 2017, Kindred consummated the purchase of the applicable properties and payment of the required consideration to Ventas, causing the effectiveness of the Ventas master lease amendment provision. As a result, the condition to the closing of the merger described in the immediately preceding bullet point has been satisfied.

Parent, HospitalCo Parent and Merger Sub are not obligated to effect the merger under the merger agreement unless the following conditions are satisfied (or waived by Merger Sub) at or prior to the effective time:

•

Kindred’s representations and warranties regarding its capitalization, its authority to enter into the merger agreement and the separation agreement, its brokers and certain takeover statutes are true and correct in all but de minimis respects (without giving effect to any “materiality,” “material adverse effect” or similar qualifiers contained in any such representations and warranties), as of the date of the merger agreement and as of the closing of the merger (except to the extent that such representations or warranties speak to an earlier date in which case they shall be true and correct as of such date);

•	Kindred’s representations and warranties regarding the absence of a homecare material adverse effect or a hospital material adverse effect are true and correct in all respects, as of the date of the merger agreement and as of the closing of the merger;

•	Kindred’s other representations and warranties set forth in the merger agreement (other than those noted in the preceding two bullet points) are true and correct in all respects (without giving effect to any “materiality,” “material adverse effect” or similar qualifiers contained in any such representations and warranties), as of the date of the merger agreement and as of the closing of the merger (except to the extent that any such representations or warranties speak to an earlier date, in which case, they shall be true and correct as of such date), except where the failures of any such representations and warranties to be so true and correct, individually or in the aggregate, would not reasonably be expected to have, individually or in the aggregate, a homecare material adverse effect or hospital material adverse effect;

•	Kindred has performed in all material respects the obligations, and complied in all material respects with the agreements and covenants, required under the merger agreement to be performed or complied with by Kindred at or prior to the effective time;

•	since the date of the merger agreement, there has not been any company material adverse effect, homecare material adverse effect or hospital material adverse effect, or any event, occurrence, fact, condition, change or effect that would reasonably be expected to have, individually or in the aggregate, a company material adverse effect, homecare material adverse effect or hospital material adverse effect;

•	Merger Sub has received a certificate executed by the Chief Executive Officer or Chief Financial Officer of Kindred certifying as to the satisfaction of conditions described above;

•	the closing conditions to consummate the separation transactions pursuant to the separation agreement have been satisfied or waived in accordance with the terms of the separation agreement; and

•	Kindred has completed the conversion of certain of its corporate subsidiaries to limited liability companies, subject to certain exceptions, and Kindred has not filed any election to classify as a corporation for U.S. federal income tax purposes any of the entities that have been so converted.

Kindred is not obligated to effect the merger under the merger agreement unless the following conditions are satisfied (or waived by Kindred) at or prior to the effective time:

•	the representations and warranties of Parent, HospitalCo Parent and Merger Sub set forth in the merger agreement are true and correct, as of the date of the merger agreement and as of the closing of the merger (except to the extent that any such representations or warranties speak to an earlier date, in which case, they shall be true and correct as of such date), except where the failures of any such representations and warranties to be so true and correct, individually or in the aggregate, would not reasonably be expected to prevent, materially delay or have a material adverse effect on the ability of Parent, HospitalCo Parent or Merger Sub to consummate the transactions contemplated by the merger agreement;

•	Parent, HospitalCo Parent and Merger Sub have performed in all material respects the obligations, and complied in all material respects with the agreements and covenants, required under the merger agreement to be performed by or complied with by them at or prior to the effective time; and

•	Kindred has received a certificate executed by the Chief Executive Officer or Chief Financial Officer of Merger Sub, certifying that the conditions described in the preceding two bullet points have been satisfied.

Termination of the Merger Agreement

Kindred or Merger Sub may terminate the merger agreement under the following circumstances:

•	by mutual written consent of Kindred and Merger Sub;

•	if the merger has not been consummated on or before August 17, 2018, or such other date as Merger Sub and Kindred agree (the “end date”), provided that the right to terminate the merger agreement under this circumstance will not be available to any party whose breach of any representation, warranty, covenant or agreement set forth in the merger agreement has been the direct cause of, or directly resulted in, the failure of the merger to be consummated on or before the end date;

•	if any governmental entity of competent jurisdiction has enacted, issued, promulgated, enforced or entered any law or order making illegal, permanently enjoining or otherwise permanently prohibiting the consummation of the merger or the separation, and such law or order has become final and nonappealable, provided that the right to terminate the merger agreement under this circumstance will not be available to any party whose breach of any representation, warranty, covenant or agreement set forth in the merger agreement has been the direct cause of, or directly resulted in, the issuance, promulgation, enforcement or entry of any such law or order; or

•	if the merger agreement has been submitted to Kindred stockholders for adoption at the special meeting or at any adjournment or postponement thereof and the affirmative vote of the holders of a majority of the outstanding shares of Kindred common stock adopting the merger agreement has not been obtained at the special meeting (including any such adjournment or postponement thereof).

Merger Sub may terminate the merger agreement by written notice to Kindred:

•	if, prior to the adoption of the merger agreement by Kindred stockholders at the special meeting or any adjournment or postponement thereof, (i) Kindred has failed to include, in the proxy statement distributed to Kindred stockholders, the recommendation of the Board that Kindred stockholders vote in favor of the merger proposal, (ii) a company adverse recommendation change has occurred or (iii) Kindred has committed a willful and material breach of any of its material obligations under the non-solicitation covenants contained in the merger agreement; or

•	if Kindred has breached or failed to perform any of its representations, warranties, covenants or agreements in the merger agreement such that the conditions to Parent’s, HospitalCo Parent’s and Merger Sub’s obligation to consummate the merger would not be satisfied (and such breach or condition is not curable or, if curable, is not cured prior to the earlier of (i) the end date and (ii) the date that is 30 days after written notice thereof is given by Merger Sub), provided that Merger Sub will not have the right to terminate the merger agreement under this circumstance if either Parent or Merger Sub is then in breach of any of its representations, warranties, covenants or agreements contained in the merger agreement that would cause a condition to Kindred’s obligation to consummate the merger not to be satisfied.

Kindred may terminate the merger agreement by written notice to Parent and Merger Sub:

•	if, prior to the adoption of the merger agreement by Kindred stockholders at the special meeting or any adjournment or postponement thereof, the Board authorizes Kindred, in compliance with the terms of the merger agreement, to enter into a company acquisition agreement with respect to a superior proposal and Kindred concurrently pays the termination fee;

•

if either Parent or Merger Sub has breached or failed to perform any of its representations, warranties, covenants or agreements in the merger agreement such that the conditions to Kindred’s obligation to consummate the merger would not be satisfied (and such breach or condition is not curable or, if curable, is not cured prior to the earlier of (i) the end date and (ii) the date that is 30 days after written notice thereof is given by Kindred), provided that Kindred will not have the right to terminate the merger agreement under this circumstance if Kindred is then in breach of any of its representations, warranties, covenants or agreements contained in the merger agreement that would cause a condition to Parent’s, HospitalCo Parent’s and Merger Sub’s obligations to consummate the merger not to be satisfied; or

•	if (i) the conditions to Parent’s, HospitalCo Parent’s and Merger Sub’s obligations to consummate the closing have been satisfied or waived in accordance with the merger agreement (other than those conditions that by their nature are to be satisfied at or immediately prior to the closing, provided that each such condition is then capable of being satisfied at the closing), (ii) Kindred has irrevocably confirmed to Parent in writing that it is prepared and able to consummate the closing and (iii) Parent and Merger Sub fail to consummate the closing by the later of (A) the third business day following the date of the notice described in clause (ii) and (B) the date the closing is otherwise required to have occurred pursuant to the merger agreement.

Termination Fees and Expenses

Kindred will be required to pay a termination fee in the form of a cash amount equal to $29 million, and to reimburse the documented out-of-pocket expenses of Parent, HospitalCo Parent, the Guarantors and their respective affiliates incurred in connection with the merger agreement, the separation agreement and the financing (collectively, the “Parent Expenses”) up to $10 million, in the following circumstances:

•	if (i) the merger agreement is validly terminated (A) by either Merger Sub or Kindred at the end date or if the merger agreement is not adopted by Kindred stockholders at the special meeting or at any adjournment or postponement thereof at which a vote on the approval of the merger proposal was taken or (B) by Merger Sub upon Kindred’s uncured breach of the merger agreement that would cause certain closing conditions to fail, (ii) a takeover proposal is publicly disclosed or made known to the Board after the date of the merger agreement and prior to the event giving rise to such termination (and such takeover proposal has not been withdrawn in good faith prior to such event or, in the case of a termination due to the failure of Kindred stockholders to adopt the merger agreement, 10 business days prior to the special meeting or at any adjournment or postponement thereof at which a vote on the approval of the merger proposal is taken, and (iii) within 12 months of such termination, Kindred enters into a definitive agreement with respect to any takeover proposal (which is subsequently consummated) or consummates a takeover proposal (provided that, for purposes of this termination fee trigger, each reference in the definition of “takeover proposal” to “15%” is deemed to be changed to “50%”);

•	if the merger agreement is validly terminated by Merger Sub because, prior to the adoption of the merger agreement by Kindred stockholders at the special meeting or any adjournment or postponement thereof, (i) Kindred has failed to include, in the proxy statement distributed to Kindred stockholders, the recommendation of the Board that Kindred stockholders vote in favor of the merger proposal, (ii) a company adverse recommendation change has occurred or (iii) Kindred has committed a willful and material breach of any of its material obligations under the non-solicitation covenants contained in the merger agreement; or

•	if the merger agreement is validly terminated by Kindred (prior to obtaining the Kindred stockholder vote approving the merger proposal) to enter into a company acquisition agreement with respect to a superior proposal.

If the merger agreement is validly terminated as a result of the merger agreement having been submitted to Kindred stockholders for adoption at the special meeting or at any adjournment or postponement thereof and the affirmative vote of the holders of a majority of the outstanding shares of Kindred common stock adopting the merger agreement having not been obtained at the special meeting (including any such adjournment or postponement thereof), then Kindred will be required to pay to Merger Sub an amount equal to the lesser of the Parent Expenses and $7.5 million.

If the merger agreement is validly terminated for any reason other than as a result of the merger agreement having been submitted to Kindred stockholders for adoption at the special meeting or at any adjournment or postponement thereof and the affirmative vote of the holders of a majority of the outstanding shares of Kindred common stock adopting the merger agreement having not been obtained at the special meeting (including any such adjournment or postponement thereof), then Parent will be required to pay to Kindred an expense reimbursement payment equal to $5 million.

Parent will be required to pay Kindred a reverse termination fee of $61.5 million, and to reimburse certain Kindred expenses, including the reasonable and documented out-of-pocket expenses incurred by Kindred in connection with the implementation of the separation transactions, up to $13.5 million, in the following circumstances:

•	if the merger agreement is validly terminated by Kindred (i) in circumstances in which either Parent’s or Merger Sub’s uncured breach of the merger agreement would cause certain closing conditions to fail or (ii) in circumstances in which (A) the conditions to Parent’s, HospitalCo Parent’s and Merger Sub’s obligations to consummate the closing have been satisfied or waived in accordance with the merger agreement (other than those conditions that by their nature are to be satisfied at or immediately prior to the closing, provided that each such condition is then capable of being satisfied at the closing), (B) Kindred has irrevocably confirmed to Parent in writing that it is prepared and able to consummate the closing and (C) Parent and Merger Sub fail to consummate the closing by the later of (1) the third business day following the date of the notice described in clause (B) and (2) the date the closing is otherwise required to have occurred; or

•	if the merger agreement is validly terminated by Kindred or Merger Sub at the end date and, at the time of such termination, (i) the closing condition with respect to the receipt of certain required state healthcare consents and licenses has not been obtained as a result of any action taken or omitted to be taken by, or other circumstances relating to, Parent or HospitalCo Parent or any of their affiliates, (ii) all of the other conditions to Parent’s, HospitalCo Parent’s and Merger Sub’s obligations to consummate the merger have been satisfied or waived (other than (x) the condition regarding the absence of any law or order of a governmental authority of competent jurisdiction making illegal, enjoining or otherwise prohibiting consummation of the merger or the separation or the other transactions contemplated by the merger agreement or the separation agreement, if the failure of such condition to be satisfied is the result of an order issued by a governmental entity charged with jurisdiction over the granting of such state healthcare consents or licenses or (y) those conditions that by their nature are to be satisfied at or immediately prior to the closing, provided such conditions are then capable of being satisfied at the closing) and (iii) Parent or Merger Sub does not otherwise have a right to terminate the merger agreement (other than as a result of an order issued by a governmental entity charged with jurisdiction over the granting of such state healthcare consents or licenses).

In no event will Kindred be obligated to pay the termination fee on more than one occasion or Parent be obligated to pay the reverse termination fee on more than one occasion.

In circumstances in which the termination fee or the reverse termination fee (and, in each case, applicable expense reimbursements) are payable, then, other than in the case of claims for or arising out of fraud by a party prior to such termination, the payment of the termination fee or reverse termination fee (and applicable expense reimbursements) by the party required to pay such fee or make such reimbursement shall be the sole and exclusive remedy for monetary damages by any person against such party and its affiliates and other related persons, including for any breach, loss, damage or failure to perform under the merger agreement.

Amendment and Waiver of the Merger Agreement

Any provision of the merger agreement may be amended or waived by the parties at any time prior to the effective time except that, after the adoption of the merger agreement by the required vote of Kindred stockholders, no amendment or waiver of the merger agreement may be made that pursuant to applicable law or the rules and regulations of the NYSE requires further approval by the holders of Kindred common stock without such further approval. The merger agreement may only be amended or waived if such amendment or waiver is in writing and signed, in the case of an amendment, by each of the parties to the merger agreement or, in the case of a waiver, by each party against whom such waiver is to be effective, with certain exceptions related to the rights of Parent and HospitalCo Parent’s financing sources under certain provisions of the merger agreement.

Specific Performance

The parties have agreed in the merger agreement that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the parties do not perform the provisions of the merger agreement in accordance with its specified terms or otherwise breach such provisions. The parties have agreed that they will be entitled to an injunction or injunctions to prevent breaches or threatened breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement. Notwithstanding the foregoing, Kindred will be entitled to seek specific performance of Parent’s obligation to cause the equity financing to be funded and to consummate the closing only if:

•	all of the conditions to Parent’s, HospitalCo Parent’s and Merger Sub’s obligations to consummate the closing of the merger have been satisfied (other than those conditions that by their nature are to be satisfied at or immediately prior to the closing, each of which would be capable of being satisfied at the closing) or have been waived by Merger Sub in each case at the time the closing is otherwise required to have occurred;

•	Kindred has irrevocably confirmed to Parent in writing that, if specific performance is granted and the equity financing and the debt financing are funded, Kindred is able and prepared to consummate the closing;

•	the debt financing (and/or, if applicable, any alternative debt financing) has been funded or will be funded at the closing if the equity financing is funded at the closing; and

•	Parent and Merger Sub fail to consummate the closing by the later of (i) the third business day following the date of the notice described in the second bullet point above and (ii) the date the closing is otherwise required to have occurred.

Kindred may concurrently pursue both (i) a grant of specific performance of Parent’s obligation to cause the equity financing to be funded and to consummate the closing and (ii) the payment of the reverse termination fee (and the payment of other amounts owed to Kindred pursuant to the merger agreement, if payable), but will not be entitled to receive both a grant of specific performance of Parent’s obligation to cause the equity financing to be funded and to consummate the closing and payment of the reverse termination fee (and the payment of other amounts owed to Kindred pursuant to the merger agreement, if payable).

Governing Law

The merger agreement is governed by the laws of the State of Delaware, with customary exceptions relating to the debt financing.

Jurisdiction

The parties will not bring or support any litigation against any financing source or its related parties relating to the merger agreement or any of the transactions contemplated thereby in any forum other than a court of competent jurisdiction sitting in the borough of Manhattan of the City of New York.

Subject to the foregoing, the parties have irrevocably agreed to submit themselves to the personal jurisdiction of the Chancery Court of the State of Delaware and any state appellate court therefrom within the

State of Delaware (or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in any state or federal court located within the State of Delaware) in connection with any matter based upon or arising out of the merger agreement or any of the transactions contemplated by the merger agreement.

Separation Agreement

Simultaneously with the execution of the merger agreement, we entered into the separation agreement with Parent, HospitalCo Parent and Hospital Merger Sub, Inc. Upon the terms and subject to conditions of the separation agreement, promptly following the effective time, the surviving entity will be separated from Kindred’s Homecare Business, and acquired by HospitalCo Parent.

The separation agreement relates to, among other things (i) certain restructuring transactions that are to take place with respect to Kindred and its subsidiaries, (ii) procedures concerning the transfer of certain assets and employees used or employed in the respective businesses of Kindred, (iii) the allocation of costs and expenses related to the separation of the surviving entity from the Homecare Business and (iv) the merger of Hospital Merger Sub with and into the surviving entity (the “hospital merger”). The separation agreement requires, among other things, Kindred to take certain actions and expend certain efforts prior to the closing of the merger in preparation for such separation transactions.

The information in this proxy statement regarding the separation agreement and the transactions contemplated thereby is qualified in its entirety by reference to the separation agreement, a copy of which is attached as Annex B to this proxy statement and is incorporated herein by reference.

Kindred stockholders are not required to adopt or approve the separation agreement or the transactions contemplated by the separation agreement, and you are not being asked to vote to adopt or approve the separation agreement or the transactions contemplated by the separation agreement at the special meeting.

Required Vote; Recommendation of the Board

The approval of the merger proposal requires the affirmative vote of a majority of the shares of Kindred common stock outstanding on the record date and entitled to vote thereon. If you fail to submit a proxy or to vote in person at the special meeting, or abstain, or you do not provide your bank, brokerage firm or other nominee with voting instructions, as applicable, this will have the same effect as a vote “AGAINST” the merger proposal.

The Board recommends that Kindred stockholders vote “FOR” the merger proposal.

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER MERGER-RELATED COMPENSATION PROPOSAL (PROPOSAL 2)

In accordance with Section 14A of the Exchange Act, Kindred is providing its stockholders with the opportunity to cast a non-binding, advisory vote on the compensation that will be paid or may become payable to the named executive officers of Kindred in connection with the merger, the value of which is set forth in the table entitled “Golden Parachute Compensation” on page [●]. This proposal, commonly known as “say-on-golden parachutes” is referred to in this proxy statement as the named executive officer merger-related compensation proposal. As required by Section 14A of the Exchange Act, Kindred is asking its stockholders to vote on the adoption of the following resolution:

“RESOLVED, that the compensation that may be paid or become payable to Kindred’s named executive officers in connection with the merger, as disclosed under “The Merger Proposal (Proposal 1) — Interests of Kindred’s Executive Officers and Directors in the Merger — Potential Merger-Related Payments to Named Executive Officers,” including the table, associated footnotes and narrative discussion, is hereby APPROVED.”

The vote on the named executive officer merger-related compensation proposal is a vote separate and apart from the vote on the merger proposal. Accordingly, you may vote to approve the merger proposal and vote not to approve the named executive officer merger-related compensation proposal, and vice versa. Because the vote to approve the named executive officer merger-related compensation proposal is only advisory in nature, it will not be binding on Kindred, Parent or the surviving entity. Accordingly, because Kindred is contractually obligated to pay such merger-related compensation, the compensation will be paid or payable, subject only to the conditions applicable thereto, if the merger proposal is approved, regardless of the outcome of the advisory vote.

Approval of the named executive officer merger-related compensation proposal (on a non-binding basis) requires the affirmative vote of the holders of a majority of the shares of Kindred common stock present in person or represented by proxy at the special meeting and entitled to vote thereon. Abstentions will have the same effect as a vote “AGAINST” the named executive officer merger-related compensation proposal, but the failure to vote your shares will have no effect on the outcome of the proposal. Broker non-votes, if any, will have no effect on the outcome of the named executive officer merger-related compensation proposal. If you sign and return a proxy and do not indicate how you wish to vote on the executive officer merger-related compensation proposal, your shares will be voted in favor of the proposal.

The Board recommends that Kindred stockholders vote “FOR” the named executive officer merger-related compensation proposal.

THE ADJOURNMENT PROPOSAL

(PROPOSAL 3)

Kindred stockholders are being asked to approve a proposal that will give us authority from the stockholders to adjourn the special meeting for the purpose of soliciting additional proxies in favor of the merger proposal if there are not sufficient votes at the time of the special meeting to approve the merger proposal. If a quorum is not present, the person presiding at the special meeting or the stockholders holding a majority of the shares of Kindred common stock present in person or by proxy at the special meeting and entitled to vote thereat may adjourn the special meeting from time to time until a quorum shall be present.

In addition, the Board could postpone the special meeting before it commences, subject to the terms of the merger agreement. If the special meeting is adjourned or postponed, stockholders who have already submitted their proxies will be able to revoke them at any time prior to the final vote on the proposals. If the adjournment is for more than 30 days, or if a new record date is set for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the shares of Kindred common stock present in person or represented by proxy at the special meeting and entitled to vote thereon. Abstentions will have the same effect as a vote “AGAINST” the adjournment proposal, but the failure to vote your shares will have no effect on the outcome of the proposal, assuming that a quorum exists. Broker non-votes, if any, will have no effect on the outcome of the adjournment proposal. If you sign and return a proxy and do not indicate how you wish to vote on the adjournment proposal, your shares will be voted in favor of the adjournment proposal. Kindred does not intend to call a vote on this proposal if the merger proposal has been approved at the special meeting.

The Board recommends that Kindred stockholders vote “FOR” the adjournment proposal.

MARKET PRICES OF KINDRED COMMON STOCK

Market Information

Kindred common stock trades on the NYSE under the symbol “KND”. As of [●], 2018, there were [●] shares of Kindred common stock outstanding. The following table shows the high and low sales price of Kindred common stock for our first quarter of fiscal 2018 (through [●], 2018) and each of our preceding fiscal quarters in 2017 and 2016.

Fiscal Year	High		Low
2018
First Quarter (through [●], 2018)	$	[●]	$	[●]
2017
First Quarter		$9.80		$6.65
Second Quarter		$11.65		$7.75
Third Quarter		$11.70		$5.60
Fourth Quarter		$9.70		$5.85
2016
First Quarter		$12.35		$8.25
Second Quarter		$14.90		$10.49
Third Quarter		$12.42		$9.74
Fourth Quarter		$10.56		$6.15

The closing sales price of Kindred common stock on the NYSE on [●], 2018, the latest practicable date before the printing of this proxy statement, was $[●] per share. The closing sales price of Kindred common stock on the NYSE on December 15, 2017, the last trading day before The Wall Street Journal published an article stating that Kindred was in advanced negotiations with the Consortium regarding a potential sale transaction, was $8.60 per share. You are urged to obtain current market quotations for Kindred common stock when considering whether to approve the merger proposal.

Holders

At the close of business on [●], 2018, [●] shares of Kindred common stock were issued and outstanding, held by approximately [●] holders of record.

Dividends

Under our current dividend policy, we have not declared or paid any cash dividends on our common stock since March 9, 2017. Under the terms of the merger agreement, from the date of the merger agreement until the earlier of the effective time or the termination of the merger agreement, we may not declare or pay dividends to our common stockholders without Merger Sub’s written consent.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below shows how much of Kindred common stock was known to us to be beneficially owned as of [●], 2018 (unless another date is indicated) by (i) each person known by Kindred to beneficially own more than 5% of Kindred common stock, (ii) each director (who was serving as a director as of that date) and nominee for director, (iii) each named executive officer and (iv) all current directors and executive officers as a group.

The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s ownership percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. The information in the table below regarding beneficial owners of 5% or more of our common stock is based on our review of Schedule 13D and Schedule 13G filings by such persons with the SEC.

As of January 31, 2018, there were 91,413,775 shares of Kindred common stock outstanding.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Common Stock(1)
Beneficial Owners of More than 5%:
Blackrock Inc.(2)	11,383,622	12.45%
Dimensional Fund Advisors LP(3)	6,297,510	6.89%
Wellington Management Company, L.L.P.(4)	5,637,433	6.17%
JPMorgan Chase & Co(5)	5,579,500	6.10%
Brigade Capital Management, LP(6)	5,190,306	5.68%
Vanguard Explorer Fund(7)	5,066,659	5.54%
Directors and Executive Officers:	—	—
Joel Ackerman		*
Jonathan D. Blum		*
Benjamin A. Breier		1.14%
Paul J. Diaz		*
Heyward R. Donigan		*
Richard Goodman		*
Christopher T. Hjelm		*
Fred J. Kleisner		*
Sharad Mansukani, M.D.		*
Lynn Simon, M.D.		*
Phyllis R. Yale		*
Stephen D. Farber		*
Kent H. Wallace		*
David A. Causby		*
Joseph L. Landenwich		*
Directors and Executive Officers as a Group (19 persons)		*

*	Owns less than 1% of the total outstanding shares of Kindred common stock.

(1)	Includes shares subject to stock options which are exercisable within 60 days from [●], 2018. The number of shares of Kindred common stock that may be acquired through exercise of stock options, which are exercisable as of, or within 60 days after, [●], 2018, are as follows: Messrs. Ackerman, Blum and Kleisner each hold 15,000 vested and outstanding Kindred options; and Mr. Causby holds 25,344 vested and outstanding Kindred options.
(2)	Based on a Schedule 13G/A filed on January 19, 2018 by Blackrock Inc., whose address is 55 East 52nd Street, New York, New York 10055, these shares were reported to be beneficially owned by Blackrock Inc. Blackrock, Inc. has sole power to vote or to direct the vote of 11,174,655 of these shares and sole power to dispose or to direct the disposition of all 11,383,622 shares.
(3)	Based on a Schedule 13G/A filed on February 9, 2017 by Dimensional Fund Advisors LP, whose address is 6300 Bee Cave Road, Building One, Austin, Texas 78746, these shares were reported to be beneficially owned by Dimensional Fund Advisors LP. Dimensional Fund Advisors LP has sole power to vote or to direct the voting of 6,119,564 of these shares and sole power to dispose or to direct the disposition of all 6,297,510 shares.
(4)	Based on a Schedule 13G/A filed on February 9, 2017 by Wellington Management Company LLP, whose address is c/o 280 Congress Street, Boston, Massachusetts 02210, these shares were reported to be beneficially owned by Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP. Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP have shared power to vote or to direct the voting of 1,924,404 of these shares and shared power to dispose or to direct the disposition of all 5,637,433 shares. Wellington Management Company LLP has shared power to vote or to direct the voting of 1,917,846 of these shares and shared power to dispose or to direct the disposition of 5,459,505 of these shares.
(5)	Based on a Schedule 13G filed on January 10, 2018 by JPMorgan Chase & Co, whose address is 270 Park Avenue, 38th Floor, New York, New York 10017, these shares were reported to be beneficially owned by JPMorgan Chase & Co. JPMorgan Chase & Co has sole power to vote or to direct the voting of 5,131,150 of these shares and sole power to dispose of or to direct the disposition of 5,555,247 of these shares.
(6)	Based on a Schedule 13D/A filed on February 1, 2018 by Brigade Capital Management, LP, whose address is 399 Park Avenue, 16th Floor, New York, New York 10022, these shares were reported to be beneficially owned by Brigade Capital Management, LP, Brigade Capital Management GP, LLC, Brigade Leveraged Capital Structured Fund Ltd., Brigade Distressed Value Master Fund Ltd., Brigade Cavalry Fund Ltd. and Donald E. Morgan, III. Brigade Capital Management LP, Brigade Capital Management GP, LLC and Donald E. Morgan have shared power to vote or to direct the voting of all 5,190,306 shares and shared power to dispose of or to direct the disposition of all 5,190,306 shares. Brigade Leveraged Capital Structures Fund Ltd. has shared power to vote or to direct the voting of 4,631,735 of these shares and shared power to dispose of or to direct the disposition of 4,631,715 of these shares. Brigade Distressed Value Master Fund Ltd. has shared power to vote or to direct the voting of 510,571 of these shares and shared power to dispose of or to direct the disposition of 510,571 of these shares. Brigade Cavalry Fund Ltd. has shared power to vote or to direct the voting of 48,000 of these shares and shared power to dispose of or to direct the disposition of 48,000 of these shares.
(7)	Based on a Schedule 13G filed on February 2, 2018 by Vanguard Explorer Fund, whose address is 100 Vanguard Blvd., Malvern, Pennsylvania 19355, these shares were reported to be beneficially owned by Vanguard Explorer Fund. Vanguard Explorer Fund has sole power to vote or to direct the voting of all 5,066,659 shares.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

The following is a summary of the material U.S. federal income tax consequences of the merger to “U.S. holders” and “non-U.S. holders” (in each case, as defined below) of Kindred common stock whose shares of common stock are converted into the right to receive cash in the merger. This summary is based on provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial interpretations thereof, in force as of the date hereof. Those authorities may be changed at any time, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those summarized below.

This summary is not a comprehensive discussion of all of the tax considerations that may be relevant to a particular investor whose shares of Kindred common stock are converted into the right to receive cash in the merger. In particular, this summary is directed only to holders that hold our common stock as capital assets and does not address tax consequences to holders who may be subject to special tax rules, such as banks, brokers or dealers in securities or currencies, traders in securities electing to mark to market, financial institutions, life insurance companies, tax exempt entities, non-U.S. holders (as defined below) that at any time during the five-year period ending on the date of the merger owned more than 5% of our common stock, persons holding our common stock as part of a hedging or conversion transaction or a straddle, or persons whose functional currency is not the U.S. dollar. Moreover, this summary does not address state, local or foreign taxes, the U.S. federal estate and gift taxes, the Medicare contribution tax applicable to net investment income of certain non-corporate U.S. holders, or the alternative minimum tax on non-corporate U.S. holders.

You should consult your own tax advisors about the consequences of the merger, including the relevance to your particular situation of the considerations discussed below and any consequences arising under foreign, state, local or other tax laws.

For purposes of this summary, a “U.S. holder” is a beneficial owner of our common stock that is (a) an individual who is a citizen or resident of the United States, (b) a corporation that is created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (c) an estate the income of which is subject to U.S. federal income tax regardless of its source or (d) a trust in which (i) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (ii) a valid election under applicable U.S. Treasury regulations to be treated as a U.S. person is in effect. A “non-U.S. holder” is a beneficial owner of our common stock that is not a U.S. holder.

If an entity treated as a partnership for U.S. federal income tax purposes holds Kindred common stock, the U.S. federal income tax considerations relating to the merger will depend in part upon the status and activities of such entity and the particular partner. Any such entity should consult its own tax advisor regarding the U.S. federal income tax considerations applicable to it and its partners relating to the merger.

U.S. Holders

General. The exchange of Kindred common stock for cash in the merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder whose shares of Kindred common stock are converted into the right to receive cash in the merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received (plus any applicable withholding tax) with respect to such shares and the U.S. holder’s adjusted tax basis in such shares. A U.S. holder’s adjusted tax basis generally will equal the price the U.S. holder paid for such shares. Gain or loss will be determined separately for each block of shares of Kindred common stock (i.e., shares of Kindred common stock acquired at the same cost in a single transaction). Such gain or loss will be capital gain or loss and generally will be treated as long-term capital gain or loss if the U.S. holder has held such block of shares of Kindred common stock for more than one year at the time of the effective time. Long-term capital gains of non-corporate U.S. holders (including individuals) are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding. Information reporting and backup withholding may apply to payments made to a U.S. holder in connection with the merger. Backup withholding will not apply, however, to a U.S. holder of Kindred common stock who (1) furnishes a correct taxpayer identification number (“TIN”), certifies that such holder is not subject to backup withholding on the Form W-9 (or appropriate successor form) included in the transmittal materials that such holder will receive, and otherwise complies with all applicable requirements of the backup withholding rules; or (2) provides proof that such holder is otherwise exempt from backup withholding. Backup withholding is not an additional tax, and any amounts withheld under the backup withholding rules may be refunded or credited against a holder’s U.S. federal income tax liability, if any, provided that such holder furnishes the required information to the Internal Revenue Service (the “IRS”) in a timely manner. The IRS may impose a penalty upon any taxpayer that fails to provide the correct TIN.

Non-U.S. Holders

General. A non-U.S. holder generally will not be subject to U.S. federal income tax in respect of gain realized on a disposition of Kindred common stock, unless:

(i)	such gain is effectively connected with the conduct of a trade or business in the United States by such non-U.S. holder, in which event such non-U.S. holder generally will be subject to U.S. federal income tax on such gain in substantially the same manner as a U.S. person (except as provided by an applicable tax treaty) and, if it is treated as a corporation for U.S. federal income tax purposes, may also be subject to a branch profits tax at a rate of 30% (or a lower rate if provided by an applicable tax treaty); or

(ii)	such non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year of the merger and certain other conditions are met, in which event such gain (net of certain U.S. source losses) generally will be subject to U.S. federal income tax at a rate of 30% (except as provided by an applicable tax treaty).

Information Reporting and Backup Withholding. Information reporting and backup withholding generally will apply to payments made pursuant to the merger to a non-U.S. person effected by or through the U.S. office of a broker unless the holder certifies its non-U.S. person status under penalties of perjury or otherwise establishes an exemption. Information reporting and backup withholding generally will not apply to a payments made pursuant to the merger to a non-U.S. person effected outside the United States by a foreign office of a foreign broker. However, information reporting requirements (but not backup withholding) will apply to such payments effected outside the United States by a foreign office of a broker if the broker (i) is a United States person, (ii) derives 50 percent or more of its gross income for certain periods from the conduct of a trade or business in the United States, (iii) is a “controlled foreign corporation” as to the United States, or (iv) is a foreign partnership that, at any time during its taxable year, is 50 percent or more (by income or capital interest) owned by United States persons or is engaged in the conduct of a U.S. trade or business, unless in any such case the broker has documentary evidence in its records that the holder is a non-U.S. holder and certain conditions are met, or the holder otherwise establishes an exemption. A non-U.S. holder must generally submit a Form W-8BEN or Form W-8BEN-E (or other appropriate form W-8) attesting to its exempt foreign status in order to qualify as an exempt recipient. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against that holder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

THIS DISCUSSION IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. WE URGE YOU TO CONSULT WITH YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE MERGER ARISING UNDER THE FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

FUTURE KINDRED STOCKHOLDER PROPOSALS

If the merger is completed, Kindred will have no public stockholders and there will be no public participation in any future meetings of stockholders of Kindred. However, if the merger is not completed, Kindred stockholders will continue to be entitled to attend and participate in Kindred’s annual meeting of stockholders.

If the merger is completed on the expected timetable, Kindred does not intend to hold a 2018 annual meeting of its stockholders. If, however, the merger is not completed or Kindred otherwise holds its 2018 annual meeting of stockholders, any stockholder proposal intended for inclusion in the proxy materials for the 2018 annual meeting pursuant to Rule 14a-8 under the Exchange Act must have been received at our principal executive offices no later than December 8, 2017, unless the date of Kindred’s annual meeting is more than 30 days before or after May 24, 2018, in which case the proposal must be received a reasonable time before Kindred begins to print and mail its proxy materials for its 2018 annual meeting. Where a stockholder does not seek inclusion of the proposal in the proxy material and submits a proposal outside of the process described in Rule 14a-8 of the Exchange Act, or intends to submit a director candidate for consideration by Kindred’s Nominating and Governance Committee, the proposal must still comply with the advance notice provisions in Kindred’s bylaws. Accordingly, written notice of a proposal must be sent to the Corporate Secretary of Kindred, at its principal executive offices, between February 23, 2018 and the close of business on March 23, 2018, which is between 60 days and 90 days before the anniversary of the date of the 2017 annual meeting. In the event the date of the 2018 annual meeting is changed by more than 30 days from the anniversary of the date of the 2017 annual meeting, a stockholder proposal must be submitted by the close of business on the date that is the later of the 60th day prior to the 2018 annual meeting or the 10th day following the day on which the date for the 2018 annual meeting is first announced or disclosed.

If a stockholder wants to utilize Kindred’s proxy access bylaw to nominate a director for inclusion in Kindred’s proxy materials as described above, the stockholder must have submitted notice to Kindred between November 8, 2017 and December 8, 2017, which is between 150 and 120 days before the anniversary of the mailing of the proxy statement and related proxy card for the 2017 annual meeting. Stockholder proposals and nominations should be sent to: Corporate Secretary, Kindred Healthcare, Inc., at 680 South Fourth Street, Louisville, Kentucky 40202.

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS

The SEC has adopted rules that permit companies and intermediaries, such as brokers and banks, to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing an address by delivering a single proxy statement, as applicable, addressed to those stockholders, unless contrary instructions have been received. This procedure, which is commonly referred to as “householding,” reduces the amount of duplicate information that stockholders receive and lowers printing and mailing costs for companies.

Certain brokerage firms may have instituted householding for beneficial owners of Kindred common stock held through brokerage firms. If your family has multiple accounts holding Kindred common stock, you may have already received a householding notification from your broker. You may decide at any time to revoke your decision to household, and thereby receive multiple copies of proxy materials. If you wish to opt out of this procedure and receive a separate set of proxy materials in the future, or if you are receiving multiple copies and would like to receive only one, you should contact your broker, trustee or other nominee or Kindred at the address and telephone number below. A separate copy of these proxy materials will be promptly delivered upon request by writing to: Kindred Healthcare, Inc., Attention: Corporate Secretary, 680 South Fourth Street, Louisville, Kentucky 40202.

WHERE YOU CAN FIND MORE INFORMATION

Kindred files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of this information filed with the SEC at the SEC’s public reference room:

Public Reference Room

100 F Street NE

Room 1024

Washington, D.C. 20549

For information regarding the operation of the Public Reference Room, you may call the SEC at 1-800-SEC-0330. These filings made with the SEC are also available free to the public through the website maintained by the SEC at http://www.sec.gov or from commercial document retrieval services. In addition, you may obtain free copies of the documents Kindred files with the SEC by going to Kindred’s website at www.kindredhealthcare.com under the heading “Investors” and then “SEC Filings.” The Internet website address of Kindred is provided as inactive textual references only. The information provided on the Internet website of Kindred is not part of this proxy statement and, therefore, is not incorporated by reference.

Statements contained in this proxy statement, or in any document incorporated by reference into this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document.

You can obtain a copy of Kindred’s reports and other documents filed with the SEC from the SEC or through the SEC’s website referred to above. You may also request a copy of Kindred’s reports and other documents filed with the SEC at no cost by requesting them in writing or by telephone from Kindred at the following address and telephone number:

Kindred Healthcare, Inc.

680 South Fourth Street

Louisville, Kentucky 40202

(502) 596-7300

If you request any of these documents from Kindred, Kindred will mail them to you by first-class mail, or similar means.

Kindred has supplied all information contained in or incorporated by reference into this proxy statement relating to Kindred and its affiliates.

You should rely only on the information contained in, or incorporated by reference into, this proxy statement in voting your shares at the special meeting, as applicable. Kindred has not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated [●], 2018. You should not assume that the information contained in this proxy statement is accurate as of any other date, and neither the mailing of this proxy statement to Kindred stockholders nor the consummation of the merger will create any implication to the contrary.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT TO VOTE YOUR SHARES OF KINDRED COMMON STOCK AT THE SPECIAL MEETING. KINDRED HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED

[●], 2018. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

among

KENTUCKY HOSPITAL HOLDINGS, LLC,

KENTUCKY HOMECARE HOLDINGS, INC.,

KENTUCKY HOMECARE MERGER SUB, INC.

and

KINDRED HEALTHCARE, INC.

dated as of

DECEMBER 19, 2017

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”), is entered into as of December 19, 2017, by and among Kindred Healthcare, Inc., a Delaware corporation (the “Company”), Kentucky Hospital Holdings, LLC, a Delaware limited liability company (“HospitalCo Parent”), Kentucky Homecare Holdings, Inc., a Delaware corporation (“Parent”), and Kentucky Homecare Merger Sub, Inc., a Delaware corporation wholly owned by Parent (“Merger Sub”). Unless the context otherwise requires, capitalized terms used herein and not otherwise defined shall have the meanings set forth in Section 10.01 of this Agreement.

RECITALS

WHEREAS, the parties intend that Merger Sub be merged with and into the Company, with the Company surviving the Merger on the terms and subject to the conditions set forth herein;

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company, Parent, HospitalCo Parent, and Kentucky Hospital Merger Sub, Inc., a Delaware corporation wholly owned by HospitalCo Parent (“Hospital Merger Sub”), are entering into a Separation Agreement (the “Separation Agreement”), pursuant to which, promptly following the Effective Time, the Surviving Entity will be separated from the Homecare Business and acquired by HospitalCo Parent (the “Separation” and, together with the Merger and the other Separation Transactions, the “Transactions”);

WHEREAS, in the Merger, upon the terms and subject to the conditions of this Agreement, each share of common stock, par value $0.25 per share, of the Company (the “Company Common Stock”) will be converted into the right to receive the Merger Consideration;

WHEREAS, in the Merger, upon the terms and subject to the conditions of this Agreement, each share of common stock, par value $0.01 per share, of Merger Sub (the “Merger Sub Shares”) will be converted into and become one share of stock of the Surviving Entity and, immediately following the Merger, the Surviving Entity will convert into a limited liability company pursuant to the terms of the Separation Agreement;

WHEREAS, the Board of Directors of the Company (the “Company Board”) has (a) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement, (b) approved the execution, delivery and performance of this Agreement and the Separation Agreement and the consummation of the transactions contemplated hereby and thereby, including the Transactions, and (c) resolved, subject to the terms and conditions set forth in this Agreement, to recommend adoption of this Agreement by the stockholders of the Company;

WHEREAS, the respective Boards of Directors of each of HospitalCo Parent, Parent and Merger Sub have (a) determined that it is in the best interests of HospitalCo Parent and its stockholders, Parent and its stockholders or Merger Sub and its stockholders (as the case may be), and declared it advisable, to enter into this Agreement and (b) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Transactions;

WHEREAS, the parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger and the transactions contemplated by this Agreement and also to prescribe certain conditions to the Merger; and

WHEREAS, as a condition and a material inducement to the Company entering into this Agreement, concurrently with the execution and delivery of this Agreement, each of (a) Humana Inc., a Delaware corporation (“Humana”), (b) TPG Partners VII, L.P., a Delaware limited partnership (“TPG”), (c) Welsh, Carson, Anderson & Stowe XII, L.P., a Delaware limited partnership, Welsh, Carson, Anderson & Stowe XII Delaware,

L.P., a Delaware limited partnership, Welsh, Carson, Anderson & Stowe XII Delaware II, L.P., a Delaware limited partnership, and Welsh, Carson, Anderson & Stowe XII Cayman, L.P., a Cayman Islands limited partnership (together, the “WCAS Funds”), and (d) Port-aux-Choix Private Investments Inc., a Canadian corporation (“PSP” and, together with Humana, TPG and the WCAS Funds, the “Guarantors”, and each, a “Guarantor”), has executed and delivered a limited guarantee, dated as of the date of this Agreement, in favor of the Company (the “Limited Guarantee”), pursuant to which the Guarantors are guaranteeing certain obligations of Parent and Merger Sub in connection with this Agreement on a several but not joint basis.

NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants and agreements contained in this Agreement, the parties, intending to be legally bound, agree as follows:

ARTICLE I

THE MERGER

Section 1.01. The Merger. On the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the “DGCL”), at the Effective Time, (a) Merger Sub will merge with and into the Company (the “Merger”), and (b) the separate corporate existence of Merger Sub will cease and the Company will continue its corporate existence under the DGCL as the surviving corporation in the Merger (sometimes referred to herein as the “Surviving Entity”).

Section 1.02. Closing. Upon the terms and subject to the conditions set forth herein, the closing of the Merger (the “Closing”) will take place at 9 a.m., New York City time, on the third Business Day after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger set forth in Article VIII (other than those conditions that by their nature are to be satisfied at or immediately prior to the Closing, but subject to the satisfaction or waiver of such conditions at or immediately prior to the Closing), unless this Agreement has been terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties hereto; provided, however, that if the Marketing Period has not ended at the time of the satisfaction or waiver of such conditions (other than those conditions that by their nature are to be satisfied at or immediately prior to the Closing, but subject to the satisfaction or waiver of such conditions at or immediately prior to the Closing), the Closing shall occur instead on the earlier to occur of (i) any Business Day during the Marketing Period specified by Merger Sub on no less than three (3) Business Days’ prior written notice to the Company and (ii) the third Business Day following the final day of the Marketing Period, but subject, in each case, to the satisfaction or waiver of all applicable conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at or immediately prior to the Closing, but subject to the satisfaction or waiver of such conditions at or immediately prior to the Closing). The Closing shall be held at the offices of Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, NY 10006, unless another place is agreed to in writing by the parties hereto, and the actual date of the Closing is hereinafter referred to as the “Closing Date”.

Section 1.03. Effective Time. Subject to the provisions of this Agreement, at the Closing, the Company, Parent and Merger Sub will cause a certificate of merger (the “Certificate of Merger”) to be executed, acknowledged and filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger will become effective at such time as the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later date or time as may be agreed by the Company and Merger Sub in writing and specified in the Certificate of Merger in accordance with the DGCL (the effective time of the Merger being hereinafter referred to as the “Effective Time”).

Section 1.04. Effects of the Merger. The Merger shall have the effects set forth herein and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, all property, rights, privileges, immunities, powers, franchises, licenses and authority of the Company and Merger Sub shall vest in the Surviving Entity, and all debts, liabilities, obligations, restrictions and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions and duties of the Surviving Entity.

Section 1.05. Certificate of Incorporation; By-laws . At the Effective Time and subject to Section 7.08, (a) the certificate of incorporation of the Company shall be amended and restated so as to read in its entirety as set forth in Exhibit A, and, as so amended and restated, shall be the certificate of incorporation of the Surviving Entity until thereafter amended in accordance with the terms thereof or as provided by applicable Law, and (b) the by-laws of Merger Sub as in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Entity until thereafter amended in accordance with the terms thereof, the certificate of incorporation of the Surviving Entity or as provided by applicable Law.

Section 1.06. Directors and Officers. From and after the Effective Time, the individuals set forth in Section 1.06 of the Company Disclosure Letter shall be the directors and officers of the Surviving Entity until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and by-laws of the Surviving Entity.

ARTICLE II

EFFECT OF THE MERGER ON CAPITAL STOCK

Section 2.01. Effect of the Merger on Capital Stock. At the Effective Time, as a result of the Merger and without any action on the part of Parent, HospitalCo Parent, Merger Sub or the Company or the holder of any capital stock of Parent, HospitalCo Parent, Merger Sub or the Company:

(a) Cancellation of Certain Company Common Stock. Each share of Company Common Stock that is owned by Parent, HospitalCo Parent, Merger Sub or the Company (as treasury stock or otherwise) or any of their respective direct or indirect wholly owned Subsidiaries will automatically be cancelled and retired and will cease to exist, and no consideration will be delivered in exchange therefor.

(b) Conversion of Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than (i) shares to be cancelled and retired in accordance with Section 2.01(a) and (ii) Dissenting Shares (as defined below)), shall be automatically converted into the right to receive $9.00 in cash, without interest (the “Merger Consideration”).

(c) Cancellation of Shares. At the Effective Time, all shares of Company Common Stock will no longer be outstanding and all shares of Company Common Stock will be cancelled and retired and will cease to exist, and, subject to Section 2.03, each holder of a certificate formerly representing any such shares (each, a “Certificate”) will cease to have any rights with respect thereto, except the right to receive the Merger Consideration in accordance with Section 2.02 hereof.

(d) Conversion of Merger Sub Capital Stock. Each Merger Sub Share issued and outstanding immediately prior to the Effective Time shall be converted into and become one newly issued, fully paid and non-assessable share of common stock of the Surviving Entity.

Section 2.02. Surrender and Payment.

(a) Prior to the Effective Time, Parent shall appoint a bank or trust company reasonably acceptable to the Company to act as paying agent (the “Paying Agent”) for the purpose of exchanging the Merger Consideration for: (i) the Certificates, or (ii) book-entry shares which immediately prior to the Effective Time represented the shares of Company Common Stock (the “Book-Entry Shares”), and shall enter into a paying agent agreement reasonably acceptable to the Company relating to the Paying Agent’s responsibilities under this Agreement. Promptly following the Effective Time, Parent shall deposit, or cause the Surviving Entity to deposit in trust, with the Paying Agent, sufficient funds to pay the aggregate portion of the Merger Consideration that is payable in respect of all of the shares of Company Common Stock represented by the Certificates and the Book-Entry Shares (the “Payment Fund”). Parent and HospitalCo Parent shall cause the Paying Agent to deliver the cash contemplated to be issued pursuant to Section 2.01 out of the Payment Fund. If for any reason (including investment or other losses) the Payment Fund is inadequate to pay the amounts to which holders of shares shall be entitled under Section 2.01(b), Parent shall promptly deposit, or cause the Surviving Entity to promptly deposit, additional cash in trust with the Paying Agent sufficient to make all payments required under this Agreement, and Parent and the Surviving Entity shall in any event be liable for the payment thereof. The Payment Fund shall not be used for any other purpose. The Surviving Entity shall pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of shares of Company Common Stock for the Merger Consideration. If Parent shall fail to make payments to the Paying Agent required under this Section 2.02(a), HospitalCo Parent shall, on behalf of Parent, pay such shortfall to the Paying Agent. Any such payment of HospitalCo Parent shall constitute a pre-payment of HospitalCo Parent’s obligation to Parent and its Subsidiaries under the Separation Agreement. Promptly after the Effective Time, Parent shall send, or shall cause the Paying Agent to send, to each record holder of shares of Company Common Stock at the Effective Time, a letter of transmittal and instructions (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates or transfer of the Book-Entry Shares to the Exchange Agent) for use in such exchange.

(b) Each holder of shares of Company Common Stock that have been converted into the right to receive the Merger Consideration shall be entitled to receive the Merger Consideration in respect of the Company Common Stock represented by a Certificate or Book-Entry Share, upon (i) surrender to the Paying Agent of a Certificate, together with a duly completed and validly executed letter of transmittal and such other documents as may reasonably be requested by the Paying Agent, or (ii) receipt of an “agent’s message” by the Paying Agent (or such other evidence, if any, of transfer as the Paying Agent may reasonably request) in the case of Book-Entry Shares. Until so surrendered or transferred, as the case may be, and subject to the terms set forth in Section 2.03, each such Certificate or Book-Entry Share, as applicable, shall represent after the Effective Time for all purposes only the right to receive the Merger Consideration payable in respect thereof. No interest shall be paid or accrued on the cash payable upon the surrender or transfer of any Certificate or Book-Entry Share. Upon payment of the Merger Consideration pursuant to the provisions of this Article II, each Certificate or Certificates so surrendered shall immediately be cancelled.

(c) If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate or the transferred Book-Entry Share, as applicable, is registered, it shall be a condition to such payment that (i) such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Book-Entry Share shall be properly transferred, and (ii) the Person requesting such payment shall pay to the Paying Agent any transfer or other Tax required as a result of such payment or issuance to a Person other than the registered holder of such Certificate or Book-Entry Share, as applicable, or establish to the reasonable satisfaction of the Paying Agent that such Tax has been paid or is not payable.

(d) All Merger Consideration paid upon the surrender of Certificates or transfer of Book-Entry Shares in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificates or Book-Entry Shares, and from and after the Effective Time, there shall be no further registration of transfers of shares of Company Common Stock on the stock transfer books of the Surviving Entity. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Entity, they shall be cancelled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this Article II.

(e) Any portion of the Payment Fund that remains unclaimed by the holders of shares of Company Common Stock one (1) year after the Effective Time shall be returned to the Surviving Entity, upon written demand, and any such holder who has not exchanged shares of Company Common Stock for the Merger Consideration in accordance with this Section 2.02 prior to that time shall thereafter look only to Parent and the Surviving Entity

(subject to applicable abandoned property, escheat or similar Laws) for payment of the Merger Consideration. Notwithstanding the foregoing, none of Parent, HospitalCo Parent, the Company, the Surviving Entity or the Paying Agent shall be liable to any holder of shares of Company Common Stock for any portion of the Merger Consideration or the cash to be paid in accordance with this Article II paid to a public official pursuant to applicable abandoned property, escheat or similar Laws. Any portion of the Merger Consideration or the cash to be paid in accordance with this Article II remaining unclaimed by holders of shares of Company Common Stock as of immediately prior to the date on which the amounts would otherwise escheat to or become property of any Governmental Entity, shall become, to the extent permitted by applicable Law, the property of the Surviving Entity free and clear of any claims or interest of any Person previously entitled thereto.

(f) Any portion of the Merger Consideration made available to the Paying Agent in respect of any Dissenting Shares shall be returned to the Surviving Entity, upon demand; provided that, notwithstanding anything herein to the contrary, with respect to any Dissenting Shares, Parent shall only be required to deposit, or cause to be deposited, with the Paying Agent funds sufficient to pay the aggregate Merger Consideration payable in respect of such Dissenting Shares following the holder thereof failing to perfect or effectively withdrawing or losing its right to dissent under the DGCL.

Section 2.03. Dissenting Shares. Notwithstanding any provision of this Agreement to the contrary, including Section 2.01, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares cancelled in accordance with Section 2.01(a)) and held by a holder who has not voted in favor of adoption of this Agreement and who has properly exercised appraisal rights of such shares in accordance with Section 262 of the DGCL (such shares of Company Common Stock being referred to collectively as the “Dissenting Shares” until such time as such holder fails to perfect or otherwise loses such holder’s appraisal rights under the DGCL with respect to such shares) shall not be converted into a right to receive the Merger Consideration, but instead shall be entitled to only such rights as are granted by Section 262 of the DGCL; provided, however, that if, after the Effective Time, such holder fails to perfect, withdraws or loses such holder’s right to appraisal pursuant to Section 262 of the DGCL or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the DGCL, such shares of Company Common Stock shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration in accordance with Section 2.01(b), without interest thereon, upon surrender of such Certificate formerly representing such share or transfer of such Book-Entry Share, as the case may be. The Company shall provide Merger Sub prompt written notice of any demands received by the Company for appraisal of shares of Company Common Stock, any withdrawal of any such demand and any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the DGCL that relates to such demand, and Merger Sub shall have the opportunity and right to direct all negotiations and proceedings with respect to such demands. Except with the prior written consent of Merger Sub, the Company shall not make any payment with respect to, or settle or offer to settle, any such demands.

Section 2.04. Adjustments. Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company shall occur (other than the issuance or redemption of shares of capital stock of the Company as permitted by this Agreement), including by reason of any reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend or distribution paid in stock, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted to reflect such change.

Section 2.05. Withholding Rights. Each of the Paying Agent, Parent, Merger Sub and the Surviving Entity shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, and applicable Treasury Regulations issued pursuant thereto (the “Code”), or any provision of state, local or foreign Tax Law. To the extent that amounts are so deducted and withheld by the Paying Agent, Parent, Merger Sub or the Surviving Entity and properly paid to the applicable taxing authority, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which the Paying Agent, Parent, Merger Sub or the Surviving Entity, as the case may be, made such deduction and withholding.

Section 2.06. Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Entity, the posting by such Person of a bond, in such reasonable amount as the Surviving Entity may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent (or, if subsequent to the termination of the Payment Fund and subject to Section 2.02(e), the Surviving Entity) will issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the shares of Company Common Stock formerly represented by such Certificate, as contemplated under this Article II.

Section 2.07. Treatment of Stock Options and Other Incentive-Based Compensation.

(a) The Company shall take all requisite action so that, at the Effective Time, each option (or portion thereof) to acquire shares of Company Common Stock (each, a “Company Stock Option”) that is outstanding immediately prior to the Effective Time, whether or not then vested or exercisable, shall be, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company, the holder of that Company Stock Option or any other Person, fully vested and cancelled in consideration for the right to receive from Parent and the Surviving Entity, an amount in cash, without interest, equal to the product of (i) the aggregate number of shares of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time, multiplied by (ii) the excess, if any, of the Merger Consideration over the per share exercise price under such Company Stock Option, less any Taxes required to be withheld in accordance with Section 2.05 (such amounts payable hereunder, the “Stock Option Payments”); provided, however, that any such Company Stock Option with respect to which the exercise price per share subject thereto is equal to or greater than the Merger Consideration shall be cancelled in exchange for no consideration. The Surviving Entity shall cause each Stock Option Payment to be paid as promptly as practicable following the Effective Time (and not later than the first regularly scheduled payroll date on or after the fifth Business Day after the Effective Time) through its payroll systems. From and after the Effective Time, no Company Stock Option shall be outstanding, and each Company Stock Option shall only entitle the holder thereof to the payment provided for in this Section 2.07(a), if any.

(b) Company Stock Awards

(i) The Company shall take all requisite action so that, at the Effective Time, each restricted stock unit award and other right, contingent or accrued, to acquire or receive shares of Company Common Stock or benefits measured by the value of such shares, and each award of any kind consisting of shares of Company Common Stock that may be held, awarded, outstanding, payable or reserved for issuance under any Company Stock Plan (as defined below), other than Company Stock Options (each, a “Company Stock Award”) held by any Person other than the individuals listed on Section 2.07(b) of the Company Disclosure Letter (such Persons listed on Section 2.07(b) of the Company Disclosure Letter, the “Listed Persons”) that is outstanding immediately prior to the Effective Time and each other Company Stock Award described in the final sentence of Section 2.07(b)(iii) shall be, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company, the holder of that Company Stock Award or any other Person, fully vested and cancelled in consideration for the right to receive from Parent and the Surviving Entity an amount in cash, without interest, equal to the product of (i) the aggregate number of shares of Company Common Stock in respect of such Company Stock Award multiplied by (ii) the Merger Consideration, less any Taxes required to be withheld in accordance with Section 2.05 (such amounts payable hereunder, the “Stock Award Payments”). If immediately prior to the Effective Time a Company Stock Award remains subject to a performance-based vesting condition, such Company Stock Award shall, at such time and in accordance with the terms thereof, become earned at the target performance level without regard to actual performance, and such Company Stock Award shall be, at the Effective Time, fully vested and cancelled in the same manner as described in the preceding sentence. The Surviving Entity shall cause each Stock Award Payment to be paid, as promptly as practicable following the Effective Time (and not later than the first regularly scheduled payroll date on or after the fifth Business Day after the Effective Time) through its payroll systems.

(ii) The Company shall take all requisite action so that, at the Effective Time, each Company Stock Award held by the Listed Persons that is outstanding and unvested immediately prior to the Effective Time, shall be, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company, the holder of such Company Stock Award or any other Person, converted into a Replacement Cash Award. Following the Effective Time, the Replacement Cash Awards shall be subject to the same terms and conditions as were applicable to the Company Stock Awards immediately prior to the Effective Time, including applicable vesting conditions, except that, (A) if, immediately prior to the Effective Time, a Company Stock Award was subject to a performance-based vesting condition, such performance-based vesting condition shall be deemed earned as of the Effective Time at the target performance level without regard to actual performance, and such Replacement Cash Award shall thereafter be subject solely to the service-vesting requirement applicable thereto as of immediately prior to the Effective Time, and (B) if such Listed Person’s employment is terminated by the Company, HospitalCo Parent, Parent or their respective Affiliates, as applicable, without Cause or by such Listed Person for Good Reason during the service-vesting period applicable to such Listed Person’s Replacement Cash Award, such Replacement Cash Award shall vest and become payable in full as of the date of such termination.

(iii) The Company shall take all requisite action from time to time prior to the Effective Time to provide that any Company Stock Award, the vesting date of which occurs prior to the Effective Time, shall be settled prior to the Effective Time in vested shares of Company Common Stock (net of the shares of Company Common Stock having a value equal to any Taxes required to be withheld in accordance with Section 2.05), and, with respect to any Company Stock Award subject to a performance-based vesting condition, based on actual performance during the applicable performance period. In the event that any Company Stock Awards are vested and outstanding as of the Effective Time, such Company Stock Awards shall be treated in accordance with Section 2.07(b)(i) (including, for purposes of clarification, any such Company Stock Awards held by a Listed Person).

(iv) From and after the Effective Time, no Company Stock Award shall be outstanding, and each Company Stock Award shall only entitle the holder thereof to the payment or Replacement Cash Award provided for in this Section 2.07(b), and, without limiting the foregoing, the Company Board and the Executive Compensation Committee of the Company Board shall take all necessary action to effect the cancellation, payment and/or conversion set forth herein.

(c) Long-Term Performance Cash Awards.

(i) The Company shall take all requisite action so that, at the Effective Time, with respect to each cash-based award granted under the Company’s Long-Term Incentive Plan (each such award, a “LTIP Performance Cash Award”) that is outstanding as of immediately prior to the Effective Time, the portion of such LTIP Performance Cash Award payable in respect of each performance period that has not yet been completed as of the Effective Time, as listed on Section 2.07(c)(i) of the Company Disclosure Letter (such performance periods, the “Open Performance Periods”), shall be, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company, the holder of such LTIP Performance Cash Award or any other Person, converted into a Replacement LTIP Cash Award. Following the Effective Time, the Replacement LTIP Cash Awards shall be subject to the same terms and conditions as were applicable to the LTIP Performance Cash Awards immediately prior to the Effective Time, including applicable vesting conditions, except that (A) the applicable performance-based vesting conditions shall be deemed satisfied as of the Effective Time at the target performance level without regard to actual performance, and the cash amount of such Replacement LTIP Cash Award shall be fixed at the target payout level, and shall be subject solely to the service-vesting requirement applicable thereto and (B) if the applicable holder’s employment is terminated by the Company, HospitalCo Parent, Parent or their respective Affiliates, as applicable, without Cause or by such holder for Good Reason within the remainder of the service-vesting period applicable to such holder’s Replacement LTIP Cash Award, such Replacement LTIP Cash Award shall immediately vest and become payable in full as of the date of such termination; provided, however, that with respect to any LTIP Performance Cash Award (or portion thereof) that remains outstanding and eligible for payment under the terms and conditions of the Company’s Long-Term Incentive Plan as of immediately prior to the Effective Time and held by a Person who is no longer employed by the Company as of immediately prior to the Effective Time (such holder, a “Terminated Employee”), the amounts payable pursuant to this Section 2.07(c)(i) with respect to the Open Performance Period in which such Terminated Employee’s termination of employment occurred shall be pro-rated based on the number of days in such Open Performance Period actively worked by such Terminated Employee. For the avoidance of doubt, no Terminated Employee shall be eligible for any payment pursuant to an LTIP Performance Cash Award in respect of an Open Performance Period that commences following such Terminated Employee’s termination of employment. From and after the Effective Time, no award amounts in respect of Open Performance Periods shall be outstanding, and award amounts in respect of each Open Performance Period with respect to a LTIP Performance Cash Award shall only entitle the holder thereof to the Replacement LTIP Cash Award provided for in this Section 2.07(c)(i), and, without limiting the foregoing, the Company Board and the Executive Compensation Committee of the Company Board shall take all necessary action to effect the conversion set forth herein.

(ii) The Company shall take all requisite action so that, at the Effective Time, with respect to each LTIP Performance Cash Award that is outstanding as of immediately prior to the Effective Time, the portion of such LTIP Performance Cash Award payable in respect of each performance period that has been completed prior to the Effective Time, as listed on Section 2.07(c)(ii) of the Company Disclosure Letter (such performance periods, the “Closed Performance Periods”) shall be, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company, the holder of such LTIP Performance Cash Award or any other Person, accelerated and cancelled in consideration for a cash payment, without interest, equal to the award amount based on actual performance for the applicable Closed Performance Period as determined by the Executive Compensation Committee in the ordinary course of business, with such cash amount to be paid by Parent or the Surviving Entity, less any Taxes required to be withheld in accordance with Section 2.05 (such amounts payable hereunder, the “Closed LTIP Payments”); provided, however, that with respect to any LTIP Performance Cash Award that is outstanding and eligible for payment under the terms and conditions of the Company’s Long-Term Incentive Plan as of immediately prior to the Effective Time and held by a Terminated Employee, the amounts payable pursuant to this Section 2.07(c)(ii) with respect to the Closed Performance Period in which such Person’s termination of employment occurred shall be pro-rated based on the number of days in such Closed Performance Period actively worked by such Terminated Employee. For the avoidance of doubt, no Terminated Employee shall be eligible for any payment pursuant to an LTIP Performance Cash Award in respect of a Closed Performance Period that commenced following such Terminated Employee’s termination of employment. Parent and the Surviving Entity shall cause each Closed LTIP Payment to be paid, as promptly as practicable following the Effective Time (and not later than the first regularly scheduled payroll date on or after the fifth Business Day after the Effective Time) through its payroll systems.

(iii) For all purposes of this Section 2.07(c), the “performance period” applicable to a LTIP Performance Cash Award shall be determined without regard to any obligation of continued services through the scheduled payment date thereof and without regard to any adjustment that (in the absence of this Section 2.07(c)) may otherwise have been required to be made based on a total shareholder return or other similar performance measure.

(d) At or prior to the Effective Time, each of the Company, the Company Board and the Executive Compensation Committee of the Company Board, and Parent and the Board of Directors of Parent, as applicable, shall adopt any resolutions and take any actions (including delivering all required notices, obtaining any employee consents and making any determinations) that may be necessary to effectuate the provisions of this

Section 2.07. At or prior to the Effective Time, the Company shall terminate each Company Stock Plan, each Company Stock Option, each Company Stock Award and each LTIP Performance Cash Award without any further liability (other than the obligation to provide the awards and make the payments described in this Section 2.07) on the part of the Company, the Surviving Entity, Parent or any of their respective Subsidiaries.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in (i) the correspondingly numbered Section of the disclosure letter, dated the date of this Agreement and delivered by the Company to Parent and HospitalCo Parent prior to the execution of this Agreement (the “Company Disclosure Letter”), or in another section of the Company Disclosure Letter to the extent that it is reasonably apparent on the face of such disclosure that such disclosure relates to such Section, or (ii) any Annual Report on Form 10-K or Quarterly Report on Form 10-Q included in the Company SEC Documents filed with or furnished by the Company to the United States Securities and Exchange Commission (the “SEC”) prior to the third Business Day prior to the date of this Agreement (but excluding any disclosure contained in any such reports, schedules, forms, statements and other documents under the heading “Risk Factors” or “Cautionary Statement Regarding Forward-Looking Statements” or disclosures that are predictive or forward-looking in nature), the Company hereby represents and warrants to Parent, HospitalCo Parent and Merger Sub, as of the date hereof and as of the Closing Date, as set forth below in this Article III.

Section 3.01. Organization; Standing and Power; Organizational Documents; Subsidiaries.

(a) Organization; Standing and Power. The Company is a corporation, and each of its Subsidiaries is a corporation, limited liability company or other legal entity, duly organized, validly existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) under, in the case of the Company, the Laws of Delaware, and, in the case of the Subsidiaries of the Company, the Laws of their respective jurisdictions of organization, and the Company has the requisite corporate, and each of its Subsidiaries has the requisite corporate, limited liability company or other organizational, as applicable, power and authority to own, lease and operate its assets and to carry on its business as now conducted, except where the failure to have such power and authority, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect or to prevent, materially delay or have a material adverse effect on the ability of the Company to consummate the transactions contemplated by the Transaction Documents. Each of the Company and its Subsidiaries is duly qualified or licensed to do business as a foreign corporation, limited liability company or other legal entity and is in good standing (with respect to jurisdictions that recognize the concept of good standing) in each jurisdiction where the character of the assets and properties owned, leased or operated by it or the nature of its business makes such qualification or license necessary, except where the failure to be so qualified or licensed or to be in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect or to prevent, materially delay or have a material adverse effect on the ability of the Company or any of its Subsidiaries to consummate the transactions contemplated by this Transaction Documents to which it is a party.

(b) Organizational Documents. The Company has made available to Parent complete copies of the certificate of incorporation and by-laws, each as amended to date, for the Company (collectively, the “Charter Documents”). Neither the Company nor any of its Subsidiaries is in violation of any of the provisions of the Organizational Documents applicable to them, except where such violation by a Subsidiary, individually or in the aggregate, would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, or to prevent, materially delay or have a material adverse effect on the ability of the Company or any of its Subsidiaries to consummate the transactions contemplated by the Transaction Documents.

(c) Subsidiaries. Section 3.01(c)(i) of the Company Disclosure Letter lists each of the Subsidiaries of the Company as of the date of this Agreement and its place of organization. Section 3.01(c)(ii) of the Company

Disclosure Letter sets forth, for each Subsidiary that is not, directly or indirectly, wholly owned by the Company, (i) the number and type of any capital stock of, or other equity or voting interests in, such Subsidiary that is outstanding as of the date of this Agreement and (ii) the number and type of shares of capital stock of, or other equity or voting interests in, such Subsidiary that, as of the date of this Agreement, are owned, directly or indirectly, by the Company. All of the outstanding shares of capital stock of, or other equity or voting interests in, each Subsidiary of the Company that is owned directly or indirectly by the Company have been validly issued, were issued free of pre-emptive rights and are fully paid and non-assessable, and are free and clear of all Liens, including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity or voting interests, except for any Permitted Liens and Liens (w) imposed by applicable securities Laws, (x) arising pursuant to the Organizational Documents of any non-wholly owned Subsidiary of the Company, (y) that may be created in connection with the Financing or (z) set forth in Section 3.01(c)(iii) of the Company Disclosure Letter. Except as set forth in Section 3.01(c)(iv) of the Company Disclosure Letter and for the capital stock of, or other equity or voting interests in, its Subsidiaries, the Company does not own, directly or indirectly, any capital stock of, or other equity or voting interests in, any Person.

Section 3.02. Capital Structure.

(a) Capital Stock. The authorized capital stock of the Company consists of: (i) 175,000,000 shares of Company Common Stock and (ii) 1,000,000 shares of preferred stock, par value $0.25 per share (the “Company Preferred Stock”). As of the close of business on December 18, 2017 (the “Measurement Date”), the only shares of capital stock of the Company issued and outstanding were: (i) 91,466,637 shares of Company Common Stock; and (ii) 12,978,496 shares of Company Common Stock held by the Company in its treasury. All of the outstanding shares of capital stock of the Company are, and all shares of capital stock of the Company which may be issued as contemplated or permitted by this Agreement, including pursuant to the exercise of any Company Stock Options or the vesting of any Company Equity Awards, will be, when issued, duly authorized and validly issued, fully paid and non-assessable and not subject to any pre-emptive rights. No Subsidiary of the Company owns any shares of Company Common Stock.

(b) Stock Awards.

(i) As of the close of business on the Measurement Date, an aggregate of 707,932 shares of Company Common Stock were subject to issuance pursuant to Company Stock Options, all of which had a per share exercise price in excess of the Merger Consideration, and an aggregate of 4,599,502 shares of Company Common Stock were subject to issuance pursuant to Company Stock Awards granted under (i) the Kindred Healthcare, Inc. 2001 Stock Incentive Plan, Amended and Restated, (ii) the Kindred Healthcare, Inc. Stock Incentive Plan, Amended and Restated (iii) the Kindred Healthcare, Inc. 2001 Equity Plan for Non-Employee Directors (Amended and Restated), (iv) the Kindred Healthcare, Inc. Equity Plan for Non-Employee Directors, Amended and Restated and (v) the Gentiva Health Services, Inc. 2004 Equity Incentive Plan (the plans referred to immediately above and the award or other applicable agreements entered into thereunder, in each case as amended, and which are the only plans under which equity incentives are outstanding as of the Measurement Date, are collectively referred to herein as the “Company Stock Plans”). Section 3.02(b)(i) of the Company Disclosure Letter sets forth as of the close of business on the Measurement Date a list of each outstanding Company Equity Award granted under the Company Stock Plans and (A) the name of the holder of such Company Equity Award, (B) the number of shares of Company Common Stock subject to such outstanding Company Equity Award (if performance-based, payable at target levels of performance), (C) the exercise price, purchase price or similar pricing of such Company Equity Award, (D) the date on which such Company Equity Award was granted or issued, (E) the applicable vesting schedule, and the extent to which such Company Equity Award (1) is vested and exercisable as of the close of business on the Measurement Date and (2) would vest as a result of the transactions contemplated by this Agreement (whether alone or upon the occurrence of any additional or subsequent events), and (F) with respect to Company Stock Options, the date on which such Company Stock Option expires. Section 3.02(b)(i) of the Company Disclosure Letter also sets forth as of the close of business on the Measurement Date a list of each outstanding grant of LTIP Performance Cash Awards and (A) the name of each recipient of such grant and (B) the amount of each such grant (payable at target levels of performance). All shares of Company Common Stock subject to issuance under the Company Stock Plans, upon issuance in accordance with the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable. Except as set forth on Section 3.02(b) of the Company Disclosure Letter, to the Knowledge of the Company, no current holder of any unvested Company Equity Award has made an election under Section 83(b) of the Code with respect to the shares of Company Common Stock subject to such Company Equity Award.

(ii) Except for the Company Equity Awards or as set forth in Section 3.02(b)(i) of the Company Disclosure Letter, there are no outstanding (A) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock of the Company, (B) options, warrants, calls, rights, securities, commitments, derivative contracts, forward sale contracts or other agreements, Contracts or commitments to acquire from the Company or any of its Subsidiaries, or obligations of the Company or any of its Subsidiaries to issue, any shares of capital stock of (or securities convertible into or exchangeable for shares of capital stock of) the Company, or obligating the Company or any Subsidiary of the Company to issue, grant or enter into any such option, warrant, call, right, security, commitment, derivative contract, forward sale contract or other agreement, Contract or commitment, or (C) restricted shares, restricted stock units, stock appreciation rights, performance shares, performance cash awards, performance units, profit participation rights, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares of capital stock of the Company, in each case that have been issued by the Company or any of its Subsidiaries (the items in clauses (A), (B) and (C), together with the capital stock of the Company, being referred to collectively as “Company Securities”).

(iii) There are no outstanding Contracts requiring the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities or Company Subsidiary Securities. Neither the Company nor any of its Subsidiaries is a party to or bound by any voting agreement with respect to the voting, sale or transfer of any Company Securities or Company Subsidiary Securities. None of the Company or any wholly owned Subsidiary of the Company is a party to any agreement pursuant to which any Person is entitled to elect, designate or nominate any director of the Company or any of such wholly owned Subsidiaries.

(iv) Since the Measurement Date through the date of this Agreement, (A) the Company has not issued or repurchased any shares of its capital stock (other than in connection with the exercise, settlement or vesting of Company Equity Awards in accordance with their respective terms) and (B) the Company has not granted, or modified the terms of, any Company Equity Awards.

(v) (A) No dividends or similar distributions have accrued or been declared but are unpaid on any Company Securities and (B) except for the Company’s obligations under this Agreement, the Company is not subject to any obligation (contingent or otherwise) to pay any dividend or otherwise to make any distribution or payment to any current or former holder of any Company Security.

(c) Company Subsidiary Securities. Except as set forth in Section 3.02(c) of the Company Disclosure Letter, as of the date of this Agreement, there are no outstanding (i) securities of the Company or any of its Subsidiaries convertible into or exchangeable for capital stock, voting securities or other ownership interests in any Subsidiary of the Company, (ii) options, warrants, calls, rights, securities, commitments, derivative contracts, forward sale contracts, or other agreements, Contracts or commitments to acquire from the Company or any of its Subsidiaries, or obligations of the Company or any of its Subsidiaries to issue, any capital stock, voting securities or other ownership interests in (or securities convertible into or exchangeable for capital stock, voting securities or other ownership interests in) any Subsidiary of the Company, or obligating the Company or any Subsidiary of the Company to issue, grant or enter into any such option, warrant, call, right, security, commitment, derivative contract, forward sale contract or other agreement, Contract or commitment, or (iii) restricted shares, restricted stock units, stock appreciation rights, performance shares, profit participation rights, contingent value rights,

“phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or voting securities of, or other ownership interests in, any Subsidiary of the Company, in each case that have been issued by a Subsidiary of the Company (the items in clauses (i), (ii) and (iii), together with the capital stock, voting securities or other ownership interests of such Subsidiaries, being referred to collectively as “Company Subsidiary Securities”).

Section 3.03. Authority; Non-contravention; Governmental Consents.

(a) Authority. The Company and its Subsidiaries have all requisite corporate power and authority to execute, and deliver, and to perform their respective obligations under the Transaction Documents to which they are a party, subject to, (i) in the case of the consummation of the Merger, adoption of this Agreement by the affirmative vote or consent of the holders of a majority of the outstanding shares of Company Common Stock (the “Requisite Company Vote”) and (ii) in the case of the Separation Transactions, adoption of the Separation Agreement by the affirmative vote or consent of the holders of a majority of the outstanding limited liability company interests of the Company immediately prior to the Separation (the “Separation Company Vote”), to consummate the transactions contemplated by the Transaction Documents to which they are a party. The execution and delivery by the Company and its Subsidiaries of the Transaction Documents to which they are a party and the consummation by the Company and its applicable Subsidiaries of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and its applicable Subsidiaries and no other corporate proceedings on the part of the Company or its applicable Subsidiaries are necessary to authorize the execution and delivery of the Transaction Documents or to consummate the Merger, the Separation Transactions and the other transactions contemplated hereby and thereby, subject only, (x) in the case of consummation of the Merger, to the receipt of the Requisite Company Vote and (y) in the case of the Separation Transactions, to the receipt of the Separation Company Vote. The Requisite Company Vote is the only vote or consent of the holders of any class or series of the Company’s capital stock necessary to approve and adopt this Agreement, approve the Merger and consummate the Merger and the other transactions contemplated hereby. The Separation Company Vote is the only vote or consent of the holders of the outstanding equity interests of the Company immediately prior to the Separation necessary to approve and adopt the Separation Agreement, approve the Separation Transactions and consummate the other transactions contemplated thereby. This Agreement has been duly executed and delivered by the Company and, assuming due execution and delivery by Parent, HospitalCo Parent and Merger Sub, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, reorganization, fraudulent conveyance, insolvency, moratorium and other similar Laws affecting creditors’ rights generally and by general principles of equity (the “Enforceability Exceptions”). The other Transaction Documents to which the Company or its Subsidiaries are a party have been duly executed and delivered by the Company or its applicable Subsidiaries and, assuming due execution and delivery by the other parties thereto, constitute the valid and binding obligation of the Company or its applicable Subsidiaries who are parties thereto, enforceable against the Company or its applicable Subsidiaries in accordance with its terms, subject to the Enforceability Exceptions.

(b) Non-contravention. The execution, delivery and performance of the Transaction Documents by the Company, and the consummation by the Company of the transactions contemplated by the Transaction Documents, including the Merger and the Separation Transactions, do not and at the Closing will not: (i) contravene or conflict with, or result in any violation or breach of, the Organizational Documents of the Company or any of its Subsidiaries; (ii) subject to compliance with the requirements set forth in clauses (i) through (vii) of Section 3.03(c) and, in the case of the consummation of the Merger, obtaining the Requisite Company Vote and in the case of the consummation of the Separation, obtaining the Separation Company Vote, conflict with or violate any Law applicable to the Company, any of its Subsidiaries or any of their respective properties or assets; (iii) except as set forth in Section 3.03(b) of the Company Disclosure Letter, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or require any consent, approval, Order, authorization, waiver, franchise or clearance (any of the foregoing being a “Consent”) under, or cause or permit termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit under, any Company Material Contract or Company Permit; or (iv) result in the creation of a Lien (other than Permitted Liens) on any of the properties or assets of the Company or any of its Subsidiaries, except, in the case of clauses (ii), (iii) and (iv), for any conflicts, violations, breaches, defaults, failures to obtain Consent or creation of any Liens, in each case, that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or to prevent, materially delay or have a material adverse effect on the ability of the Company to consummate the transactions contemplated by the Transaction Documents.

(c) Governmental Consents. No Consent of, or registration, declaration, submission or filing with, or notice to (any of the foregoing being a “Filing”), any supranational, national, state, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission or other governmental authority, any arbitrator or any quasi-governmental or private body exercising any regulatory or other governmental or quasi-governmental authority (a “Governmental Entity”) is required under applicable Law to be obtained or made by the Company in connection with the execution, delivery and performance by the Company of the Transaction Documents or the consummation by the Company of the Merger, the Separation Transactions and other transactions contemplated hereby or thereby, except for: (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; (ii) the filing of the Company Proxy Statement with the SEC in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such Filings under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”) as may be required in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement; (iii) the Requisite Company Vote; (iv) such Filings and Consents as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”); (v) such Filings and Consents as may be required under applicable state securities or “blue sky” Laws and the securities Laws of any foreign country or the rules and regulations of the NYSE; (vi) the other Consents of Governmental Entities listed in Section 3.03(c) of the Company Disclosure Letter; (vii) with respect to the Separation, the filing of the Hospital Certificate of Merger; and (viii) such other Consents which if not obtained or made would not reasonably be expected, individually or in the aggregate, to have a Homecare Material Adverse Effect or a Hospital Material Adverse Effect, or to prevent, materially delay or have a material adverse effect on the ability of the Company to consummate the transactions contemplated by the Transaction Documents.

(d) Board Approval. The Company Board, by resolutions duly adopted and, as of the date of this Agreement, not subsequently rescinded or modified in any way, has (i) determined that this Agreement and the Separation Agreement and the transactions contemplated hereby and thereby, including the Merger and Separation, are fair to, and in the best interests of, the Company’s stockholders, (ii) approved and declared advisable this Agreement, including the “agreement of merger” (as such term is used in Section 251 of the DGCL) contained in this Agreement, and the transactions contemplated by this Agreement, including the Merger, in accordance with the DGCL, (iii) directed that the “agreement of merger” contained in this Agreement be submitted to the Company’s stockholders for adoption and (iv) resolved to recommend that the holders of Company Common Stock adopt the “agreement of merger” set forth in this Agreement (collectively, the “Company Board Recommendation”) and directed that such matter be submitted for the consideration of holders of Company Common Stock at the Company Stockholders Meeting.

Section 3.04. SEC Filings; Financial Statements; Internal Controls; Sarbanes-Oxley Act Compliance.

(a) SEC Filings. The Company has timely filed with or furnished to, as applicable, the SEC all registration statements, prospectuses, reports, schedules, forms, statements and other documents required to be filed or furnished by it with the SEC under the Securities Act or the Exchange Act since January 1, 2015 (all such registration statements, prospectuses, reports, schedules, forms, statements and other documents filed or furnished by the Company since January 1, 2015, including those filed or furnished subsequent to the date of this Agreement, collectively, together with all exhibits and schedules thereto and other information incorporated by reference therein, the “Company SEC Documents”). As of their respective filing dates (or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing prior to the date of this Agreement), each of the Company SEC Documents complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), as the case may be, and the applicable rules and regulations promulgated thereunder. None of the Company SEC Documents, at the time filed (or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing prior to the date of this Agreement), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Company’s Subsidiaries is required to file or furnish any forms, reports or other documents with the SEC other than as part of the Company’s consolidated group. There are no outstanding or unresolved comments in any comment letters from the SEC staff received by the Company with respect to the Company SEC Documents. To the Knowledge of the Company, none of the Company SEC Documents (other than confidential treatment requests) is the subject of ongoing SEC review. Since January 1, 2015, no executive officer of the Company has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act or by Rule 13a-14 or 15d-14 under the Exchange Act with respect to the Company SEC Documents, and the statements contained in such certifications were complete and correct in all material respects on the date such certifications were made.

(b) Financial Statements. The consolidated financial statements (including any related notes and schedules thereto) of the Company contained in the Company SEC Documents: (i) were prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and, in the case of unaudited interim financial statements, as may be permitted by the SEC for Quarterly Reports on Form 10-Q); and (ii) fairly present in all material respects the consolidated financial position of the Company as of the respective dates thereof and the consolidated results of the Company’s operations and cash flows and, if applicable, changes in stockholders’ equity for the periods indicated therein, subject, in the case of unaudited interim financial statements, to normal year-end audit adjustments as permitted by GAAP and the applicable rules and regulations of the SEC.

(c) Internal Controls and Procedures. The Company has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 or 15d-14, as applicable, under the Exchange Act) designed to ensure that information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Based on its most recent evaluation of internal controls over financial reporting prior to the date of this Agreement, management of the Company has disclosed to the Company’s auditors and the audit committee of the Company Board (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting, and each such significant deficiency, material weakness or fraud so disclosed to the Company’s auditors and the audit committee of the Company Board, if any, has been disclosed to Parent prior to the date of this Agreement.

(d) Liabilities and Obligations. The Company and its consolidated Subsidiaries do not have any liabilities or obligations required to be reflected or reserved against on a consolidated balance sheet of the Company prepared in accordance with GAAP, except for liabilities and obligations (i) disclosed, reflected or reserved against in the Company SEC Documents, the Company Balance Sheet or the notes thereto, (ii) incurred in the ordinary course of business consistent with past practice since the date of the Company Balance Sheet, (iii) arising out of or in connection with this Agreement, the SNF Transaction Agreement or other agreements entered into (x) prior to the date of this Agreement or (y) after the date of this Agreement with the consent of Parent or Merger Sub in connection with the SNF Transaction, the Separation Agreement or the transactions contemplated hereby or thereby, (iv) arising or resulting from an existing Contract, or a Contract entered into in compliance with this Agreement, except to the extent that such liabilities and obligations arose or resulted from a breach of or default under such Contract or (v) that would not reasonably be expected to have, individually or in the aggregate, a Homecare Material Adverse Effect or a Hospital Material Adverse Effect. The Company has made available to Parent all material agreements and documents related to the SNF Transaction existing as of the date of this Agreement. As of the date of this Agreement, except as set forth in Section 3.04(d) of the Company Disclosure Letter, (i) the Company does not have Knowledge of any event, fact or circumstance that would reasonably be expected to give rise to a material indemnification claim under the SNF Transaction Agreement and (ii) to the Knowledge of the Company, there are no material retained or contingent liabilities of the Company and its Subsidiaries arising from the SNF Transaction, other than all retained liabilities for pre-closing periods and the Company’s obligations under the SNF Transaction Agreement. Section 3.04(d) of the Company Disclosure Letter sets forth all intercompany debt obligations outstanding between any Company Group Members as of October 31, 2017, and, since such time through the date of this Agreement, (x) after giving effect to the transactions contemplated by Section 7.01(c), the Subsidiaries of the Company set forth in Section 7.01(c) of the Company Disclosure Letter have not incurred any intercompany debt obligations (other than those provisionally recorded in the accounting system of the Company Group Members), and (y) no intercompany debt obligations between any other Company Group Members have been incurred other than in the ordinary course of business.

(e) No Complaints. Since January 1, 2015, (i) neither the Company nor any of its Subsidiaries, nor any director or executive officer of the Company or any of its Subsidiaries has, and, to the Knowledge of the Company, no other officer, employee or accountant of the Company or any of its Subsidiaries has, received any material complaint, allegation, assertion or claim, in writing (or, to the Knowledge of the Company, orally) regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Company Board or any committee thereof or to any director or officer of the Company.

Section 3.05. Absence of Certain Changes or Events. Except in connection with the Separation, the SNF Transaction, the execution and delivery of this Agreement, the Separation Agreement or the SNF Transaction Agreement, the consummation of the transactions contemplated hereby and thereby or as set forth on Section 3.05 of the Company Disclosure Letter, (a) since the date of the Company Balance Sheet until the date hereof, the business of the Company and each of its Subsidiaries has been conducted in the ordinary course of business consistent in all material respects with past practice and (b) since September 30, 2017 until the date hereof, the Company and its Subsidiaries have not taken any action which, if taken (without consent) between the date hereof and the Effective Time, would constitute a breach of any of clauses (iv), (v), (viii), (xi), (xii), (xiii), (xiv) or (xv) of Section 7.01(b).

Section 3.06. Taxes. With respect to the representations and warranties in Section 3.06(a)–(f), except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(a) Tax Returns and Payment of Taxes. The Company and each of its Subsidiaries have duly and timely filed or caused to be filed (taking into account any valid extensions) all Tax Returns required to be filed by them and all such Tax Returns are true, complete and correct in all respects. All Taxes due and owing by the Company or any of its Subsidiaries (whether or not shown on such Tax Returns) have been timely paid, except with respect to matters being contested in good faith for which adequate provisions for such Taxes have been established in the Company’s financial statements (in accordance with GAAP). Neither the Company nor any of its Subsidiaries has waived any statute of limitations with respect to any U.S. federal taxes or agreed to any extension of time with respect to any U.S. federal tax assessment or deficiency. The Company has made available to Parent prior to the date of this Agreement accurate copies of the U.S. federal income Tax Returns filed by the Company and its Subsidiaries for each of the Tax years ended December 31, 2016, 2015 and 2014.

(b) Liens. There are no Liens for Taxes upon the assets of the Company or any of its Subsidiaries other than Permitted Liens.

(c) Tax Deficiencies and Audits. Except as set forth in Section 3.06(c) of the Company Disclosure Letter, no deficiency for any amount of Taxes which has been proposed, asserted or assessed in writing by any taxing authority against the Company or any of its Subsidiaries remains unpaid, unless being contested in good faith for which adequate provisions, if required, have been made in the Company’s consolidated financial statements contained in the Company SEC Documents (in accordance with GAAP). Except as set forth in in Section 3.06(c) of the Company Disclosure Letter, there are no audits, suits, proceedings, investigations, claims, examinations or other administrative or judicial proceedings ongoing, pending or, to the Knowledge of the Company, threatened with respect to any Taxes of the Company or any of its Subsidiaries.

(d) Tax Jurisdictions. Since January 1, 2015, no claim (which remains unresolved) has been made in writing by any taxing authority in a jurisdiction where the Company and its Subsidiaries do not file income, sales or franchise Tax Returns that the Company or any of its Subsidiaries is or may be subject to income, sales or franchise Tax in that jurisdiction.

(e) Consolidated Groups, Transferee Liability and Tax Agreements. Neither Company nor any of its Subsidiaries (i) has any liability for Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any comparable provision of local, state or foreign Law), as transferee or successor, or (ii) is a party to, bound by or has any liability under any Tax sharing, allocation or indemnification agreement or arrangement (other than (x) an agreement or arrangement solely among the Company and/or its Subsidiaries or (y) customary Tax indemnifications contained in commercial agreements the primary purpose of which agreements does not relate to Taxes), except, in the case of clauses (i) and (ii), as set forth in Section 3.06(e) of the Company Disclosure Letter.

(f) Section 355. Neither the Company nor any of its Subsidiaries has been a “distributing corporation” or a “controlled corporation” in connection with a distribution described in Section 355 of the Code during the two-year period ending on the date of this Agreement.

(g) Entity Jurisdiction and Classification; USRPHC. Except as set forth in Section 3.06(g) of the Company Disclosure Letter, none of the Subsidiaries of the Company is organized in a jurisdiction outside of the United States or is a tax resident of any such jurisdiction. To the Knowledge of the Company, neither the Company nor Gentiva Health Services, Inc. is or has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. The entity classification for U.S. federal income tax purposes of each Subsidiary of the Company is as set forth in Section 3.06(g) of the Company Disclosure Letter, and no Subsidiary of the Company has made an entity classification election under Section 301.7701-3 of the U.S. Treasury Regulations in the last five years except as set forth in Section 3.06(g) of the Company Disclosure Letter.

(h) Net Operating Loss Carryforwards. To the Knowledge of the Company with due inquiry of Company employees reasonably likely to have knowledge of such matters, (i) the consolidated net operating loss carryforward of the Company and its Subsidiaries as of December 31, 2016 for U.S. federal income tax purposes is not materially smaller than $460,000,000, (ii) with respect to the Subsidiaries of the Company set forth on Section 3.06(h)(i) of the Company Disclosure Letter, the net operating loss carryforwards of such Subsidiaries as of December 31, 2016 for U.S. federal income tax purposes (A) are not materially smaller than the amounts set forth on such Section of the Company Disclosure Letter and (B) represent not materially smaller than 79% of the aggregate net operating loss carryforward attributable to the Hospital Entities (excluding for this purpose the net operating loss carryforwards as of December 31, 2016 of Kindred Nursing Centers East, LLC), (iii) except as set forth in Section 3.06(h)(ii) of the Company Disclosure Letter, no such net operating loss carryforward is subject to limitation pursuant to Section 382 of the Code, (iv) the Company’s U.S. federal income tax consolidated group will recognize an aggregate loss of not materially smaller than $390,000,000, not materially smaller than $370,000,000 of which will be ordinary, for the taxable years ending December 31, 2017 and December 31, 2018 as a result of the SNF Transaction.

Section 3.07. Intellectual Property.

(a) Registered Company-Owned IP. Section 3.07(a) of the Company Disclosure Letter contains a true and complete list, as of the date of this Agreement, of all Company-Owned IP that is the subject of any issuance, registration or application thereof, to or with any Governmental Entity or authorized private registrar (the “Registered Company-Owned IP”), including registered Trademarks, registered Copyrights, issued Patents, domain name registrations and pending applications for any of the foregoing, including for each item the current owner thereof.

(b) Right to Use; Title. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and/or one of its Subsidiaries is the sole and exclusive owner of all right, title and interest in and to the Company-Owned IP set forth in Section 3.07(a) of the Company Disclosure Letter, and the Company and/or one of its Subsidiaries owns or has the right to use all Intellectual Property used in or necessary for the conduct of the business of the Company and its Subsidiaries as currently conducted, free and clear of all Liens other than Permitted Liens.

(c) Validity and Enforceability. The Company and its Subsidiaries’ rights in the Company-Owned IP are valid, subsisting and enforceable, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and each of its Subsidiaries has taken commercially reasonable steps to maintain the Company-Owned IP and to protect and preserve the confidentiality of all Trade Secrets included in the Company-Owned IP, except where the failure to take such actions would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(d) Ownership of Employee and Consultant IP. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company owns all right, title and interest to, or has a right to use, the software listed in Section 3.07(d) of the Company Disclosure Letter. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all employees and contractors involved in the creation of Intellectual Property for the Company or its Subsidiaries within the scope of their employment or consulting (as applicable), have assigned their rights in such Intellectual Property to the Company or one of its Subsidiaries (to the extent not owned by the Company or one of its Subsidiaries by operation of law).

(e) Non Infringement. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, to the Knowledge of the Company, since January 1, 2016: (i) the conduct of the business of the Company and any of its Subsidiaries has not infringed, misappropriated or otherwise violated any Intellectual Property of any other Person and (ii) no third party has infringed upon, violated or misappropriated any Company-Owned IP.

(f) IP Legal Actions. There are no Legal Actions pending or, to the Knowledge of the Company, threatened: (i) alleging any infringement, misappropriation or violation of the Intellectual Property of any Person by the Company or any of its Subsidiaries or (ii) challenging the validity, enforceability or ownership of any Company-Owned IP (other than challenges made in the ordinary course of the prosecution of Registered Company-Owned IP), in the case of each of clause (i) and (ii), that would reasonably be expected to be material to the Company.

(g) IT Systems. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the IT Systems have, since January 1, 2016, (i) not malfunctioned or failed in a manner that would significantly impair the ability of the Company and its Subsidiaries to carry on their businesses and (ii) operated and performed in all material respects the functions necessary to carry on the operations of the businesses of the Company and its Subsidiaries as conducted as of the date of this Agreement, as applicable.

(h) Data Protection. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect , the Company and its Subsidiaries have taken commercially reasonable measures to protect and maintain the integrity and security of the Company’s and its Subsidiaries’ material IT Systems, and to the Knowledge of the Company such IT Systems do not contain any Malware that would reasonably be expected to materially adversely affect the functionality of the IT Systems or present a material risk of unauthorized access, disclosure, use, corruption, destruction or loss of any personally identifiable information, data or non-public information. Since January 1, 2016, no Person has gained unauthorized access to any of the IT Systems, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(i) Privacy. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and its Subsidiaries’ collection, storage, use, disclosure and transfer of any personally identifiable information in connection with the business of the Company and its Subsidiaries is in compliance with all applicable Laws and contractual obligations relating to privacy, data security and data protection, (ii) none of the Company and its Subsidiaries has received a complaint from any Governmental Entity regarding its collection, use or disclosure of personally identifiable information that is pending or unresolved and (iii) there has been no breach or loss of personally identifiable information by the Company, its Subsidiaries or any third parties.

Section 3.08. Brokers’ and Finders’ Fees. Except for fees payable to Guggenheim Securities, LLC and Barclays Capital Inc. (the “Company Financial Advisors”), neither the Company nor any of its Subsidiaries has employed any investment banker, broker, finder or other intermediary retained by or authorized to act on behalf of the Company or its Subsidiaries or incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or the Separation Agreement or any transaction contemplated hereby or thereby. The Company has made available to Parent, prior to the execution of this Agreement, an accurate and complete copy of each engagement letter or other Contract between the Company and the Company Financial Advisors relating to the transactions contemplated by this Agreement or the Separation Agreement, including the Merger and the Separation.

Section 3.09. Employee Matters.

(a) Schedule. Section 3.09(a) of the Company Disclosure Letter contains an accurate and complete list, as of the date of this Agreement, of each material Company Employee Plan. For purposes of this Agreement, “Company Employee Plan” shall mean each plan, program, policy, collective bargaining agreement or other arrangement or agreement providing for employment, compensation, severance, deferred compensation, performance awards, stock or stock-based awards, fringe, retirement, death, disability or medical benefits or other employee benefits or remuneration of any kind, including each employment, severance, retention, change in control or consulting plan, program arrangement or agreement, in each case whether written or unwritten or otherwise, funded or unfunded, including each “employee benefit plan,” within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA, which is or has been sponsored, maintained, contributed to, or required to be contributed to, by the Company or any of its Subsidiaries for the benefit of any current or former employee, independent contractor, consultant or director of the Company or any of its Subsidiaries (each, a “Company Employee”), or with respect to which the Company or any of its Subsidiaries has or may have any material liability.

(b) Documents. The Company has made available to Parent correct and complete copies (or, if a plan is not written, a written description) of each Company Employee Plan and material amendments thereto in each case that are in effect as of the date of this Agreement, and, to the extent applicable, (i) all related trust agreements, funding arrangements and insurance contracts, (ii) the most recent determination letter received regarding the tax-qualified status of each such Company Employee Plan, (iii) the most recent financial statements for each such Company Employee Plan, (iv) the Form 5500 Annual Returns/Reports for the most recent plan year for each such Company Employee Plan, (v) the current summary plan description for each Company Employee Plan and (vi) the most recent actuarial valuation report related to each such Company Employee Plan.

(c) Employee Plan Compliance. Except as would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect, (i) each Company Employee Plan has been established, administered, and maintained in accordance with its terms and in compliance with applicable Laws, including but not limited to ERISA and the Code; (ii) the Company and its Subsidiaries, where applicable, have timely made all contributions and other payments required by and due under the terms of each Company Employee Plan and applicable Law, and all benefits accrued under any unfunded Company Employee Plan have been paid, accrued or otherwise adequately reserved to the extent required by, and in accordance with GAAP; (iii) there are no audits, inquiries or Legal Actions pending or, to the Knowledge of the Company, threatened by the IRS or the U.S. Department of Labor, or any similar Governmental Entity with respect to any Company Employee Plan; (iv) there are no Legal Actions pending, or, to the Knowledge of the Company, threatened with respect to any Company Employee Plan (in each case, other than routine claims for benefits); and (v) to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has engaged in a transaction that could subject the Company or any Subsidiary to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA. To the Knowledge of the Company, all of the Company Employee Plans that are intended to be qualified under Section 401(a) of the Code are so qualified and have received timely determination letters from the IRS and no such determination letter has been revoked nor, to the Knowledge of the Company, has any such revocation been threatened, and to the Knowledge of the Company no circumstance exists that is likely to result in the loss of such qualified status under Section 401(a) of the Code.

(d) Employee Plan Liabilities. Neither the Company nor any Company ERISA Affiliate nor any predecessor thereof sponsors, maintains, participates in, contributes to or has any material liability with respect to, or has in the past sponsored, maintained, participated in, contributed to or had any material liability with respect to, any plan subject to Title IV of ERISA or Section 412 of the Code. Neither the Company nor any Company ERISA Affiliate has incurred or reasonably expects to incur, either directly or indirectly, any material liability under Title I or Title IV of ERISA, or related provisions of the Code or foreign Law or regulations relating to employee benefit plans.

(e) Certain Company Employee Plans. No Company Employee Plan is a “multi-employer plan” within the meaning of Section 3(37) of ERISA or a “multiple employer plan” within the meaning of Section 413(c) of the Code and neither the Company nor any of its ERISA Affiliates has at any time contributed to or had any liability or obligation in respect of any such multi-employer plan or multiple employer plan.

(f) Section 409A Compliance. Except as would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect, each Company Employee Plan that is subject to Section 409A of the Code has been operated in compliance with such section and all applicable regulatory guidance. No current or former employee of, or independent contractor to, the Company or any of its Subsidiaries has a right to be indemnified for the additional taxes under Section 409A of the Code.

(g) Effect of Transaction. Except as set forth in Section 3.09(g) of the Company Disclosure Letter, neither the execution of this Agreement or the Separation Agreement, the consummation of the Merger or the Separation, nor any of the other transactions contemplated by this Agreement or the Separation Agreement will (either alone or upon the occurrence of any additional or subsequent events): (i) entitle any current or former director, employee, contractor or consultant of the Company to severance pay or any other payment or benefit;

(ii) accelerate the time of payment, funding, or vesting, or increase the amount of compensation due to any such individual, (iii) limit or restrict the right of the Company to merge, amend or terminate any Company Employee Plan, or (iv) increase the amount payable or result in any other material obligation pursuant to any Company Employee Plan. No current or former employee of, or independent contractor to, the Company or any of its Subsidiaries has a right to be indemnified for the additional taxes under Section 4999 of the Code.

(h) Employment Law Matters. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each of the Company and each of its Subsidiaries: (i) is, except as set forth in Section 4.04 or Section 5.04 of the Company Disclosure Letter, in compliance with all applicable Laws and agreements respecting hiring, employment, termination of employment, plant closing and mass layoff, employment discrimination, harassment, retaliation and reasonable accommodation, leaves of absence, terms and conditions of employment, wages and hours of work, employee health and safety, leasing and supply of temporary and contingent staff, engagement of independent contractors, including proper classification of same, payroll taxes, and immigration with respect to Company Employees and contingent workers; and (ii) is in compliance with all applicable Laws relating to the relations between it and any labor organization, trade union, work council or other body representing Company Employees.

(i) Labor. Except as set forth in Section 3.09(i) of the Company Disclosure Letter, neither Company nor any of its Subsidiaries is party to, or subject to, any collective bargaining agreement or other agreement with any labor organization, work council or trade union with respect to any of its or their operations. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) no work stoppage, slowdown or labor strike against the Company or any of its Subsidiaries is pending, threatened or has occurred in the last two (2) years, and, (ii) to the Knowledge of the Company, no work stoppage, slowdown or labor strike against the Company or any of its Subsidiaries is threatened. As of the date of this Agreement, except as set forth in Section 3.09(i) of the Company Disclosure Letter, none of the Company Employees are represented by a labor organization, work council or trade union and, to the Knowledge of the Company, there is no organizing activity, Legal Action, election petition or other material union activity of or by any labor organization, trade union or work council directed at the Company or any of its Subsidiaries, or any Company Employees. Except as set forth in Section 3.09(i) of the Company Disclosure Letter, there are no material Legal Actions, government investigations, or labor grievances pending, or, to the Knowledge of the Company, threatened relating to any employment related matter involving any Company Employee or applicant, including, but not limited to, charges of unlawful discrimination, retaliation or harassment, failure to provide reasonable accommodation, denial of a leave of absence, failure to provide compensation or benefits, unfair labor practices, or other alleged violations of Law, except for any of the foregoing which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(j) WARN Act. Since January 1, 2016, except as set forth in Section 3.09(j) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has implemented any plant closing or layoff of employees that implicated the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar Law, and no such action will be implemented without advance notice to Parent, except as may be required in connection with the SNF Transaction.

Section 3.10. Property Matters.

(a) Owned Real Estate. Section 3.10(a)(i) of the Company Disclosure Letter contains a true and complete list, as of the date of this Agreement, of the Owned Real Estate and lists the address and owner of each parcel of Owned Real Estate. As of the date of this Agreement, neither the Company nor any of its Subsidiaries has received written notice of any pending, and to the Knowledge of the Company there is no threatened, condemnation proceeding with respect to any material portion of the Owned Real Estate, taken as a whole. Except as set forth in Section 3.10(a)(ii) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is a lessor or grantor under any lease or other instrument granting to any third party any right to the possession, lease, occupancy or enjoyment of any material portion of the Owned Real Estate.

(b) Leased Real Estate. Section 3.10(b)(i) of the Company Disclosure Letter sets forth a list, as of the date of this Agreement, of the Leased Material Real Estate and includes the address, landlord and tenant for each of the Leased Material Real Estate. The Company has made available to Parent copies that are correct and complete of Material Leases and amendments thereto in each case that are in effect as of the date of this Agreement, except for amendments that do not contain material information. With respect to the Material Leases: (i) all the Material Leases are valid and binding on the Company or its applicable Subsidiary, enforceable against it in accordance with their terms, except as such enforceability may be limited by the Enforceability Exceptions; (ii) neither the Company nor any of its Subsidiaries has violated any material provision of, or failed to perform any material obligation required under the provisions of, any Material Lease; and (iii) neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any counterparty is in breach, or has received written notice of breach, of any Material Lease, except, with respect to each of clauses (i), (ii) and (iii), where such failure to be valid and binding or such violation or breach would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as set forth in Section 3.10(b)(ii) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has assigned, pledged, mortgaged, hypothecated or otherwise transferred any Material Lease. Neither the Company nor any of its Subsidiaries is a sublessor or grantor under any sublease or other instrument granting to any third party any right to the possession, lease, occupancy or enjoyment of any material portion of the Leased Material Real Estate.

(c) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company or one or more of its Subsidiaries has good and valid (and in the case of Owned Real Estate, good, valid and marketable fee simple) title to, or otherwise has the right to use pursuant to a valid and enforceable lease, license or similar contractual arrangement, all of the assets (real, personal and tangible, but excluding all Intellectual Property which is solely the subject of Section 3.07(b)) that are used or held for use in connection with the business of the Company and its Subsidiaries as currently conducted free and clear of any Lien other than Permitted Liens.

Section 3.11. Insurance. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) as of the date of this Agreement, all insurance policies (including fidelity bonds and other similar instruments) (“Policies”) with respect to the business and assets of the Company and its Subsidiaries are in full force and effect, all Policies (or other insurance policies providing substantially similar insurance coverage) have been in effect continuously since January 1, 2016 (other than Policies purchased after such date) and all premiums due with respect to all Policies have been paid, (ii) neither the Company nor any of its Subsidiaries is in breach or default, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification of any of the Policies and (iii) the Company and its Subsidiaries have not received any written notice of cancellation or, to the Knowledge of the Company, threatened cancellation of any of the Policies or of any material claim pending regarding the Company or any of its Subsidiaries under any of such Policies as to which coverage has been questioned, denied or disputed by the underwriters of such Policies. The Company and its Subsidiaries maintain insurance with reputable insurers, including the Company’s limited purpose insurance Subsidiary, in such amounts and against such risks in all material respects as is customary for the industries in which it and its Subsidiaries operate and as the management of the Company has in good faith determined to be prudent and appropriate.

Section 3.12. Proxy Statement. None of the information included or incorporated by reference in the letter to the stockholders, notice of meeting, proxy statement and forms of proxy (collectively, the “Company Proxy Statement”), to be filed with the SEC in connection with the Merger, will, at the date it is first mailed to the Company’s stockholders or at the time of the Company Stockholders Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of Parent, HospitalCo Parent or Merger Sub expressly for inclusion or incorporation by reference in the Company Proxy

Statement. The Company Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act.

Section 3.13. Takeover Statutes. Subject to the accuracy of the representations and warranties of Parent, HospitalCo Parent and Merger Sub set forth in Section 6.08, the Company Board has taken all action necessary to render inapplicable anti-takeover statutes or regulations of the DGCL (including Section 203 thereof and any similar provisions in the Company’s Charter Documents) and no such anti-takeover statutes or regulations apply or, at the Effective Time, will apply to this Agreement, the Separation Agreement or the Transactions.

Section 3.14. Fairness Opinion. The Company has received separate opinions from each Company Financial Advisor to the effect that, as of the date of each such opinion and based upon and subject to the procedures followed and limitations, qualifications and assumptions set forth therein, the Merger Consideration to be received by the holders of shares of Company Common Stock (excluding Parent, HospitalCo Parent, Merger Sub, Hospital Merger Sub and any of their respective Affiliates) pursuant to this Agreement is fair, from a financial point of view, to such holders, and such opinions have not been withdrawn, modified or revoked as of the date of this Agreement. The Company shall, promptly following the execution of this Agreement by all parties, furnish an accurate and complete copy of each such opinion to Parent solely for informational purposes.

Section 3.15. Affiliate Transactions. There are not and have not been since January 1, 2016 any transactions, or series of related transactions, agreements or understandings that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act that have not been disclosed in the Company SEC Documents filed prior to the date of this Agreement. Section 3.15 of the Company Disclosure Letter sets forth a description of the intercompany agreements existing as of the date of this Agreement between the Homecare Business and the Homecare Entities, on the one hand, and the Hospital Business and the Hospital Entities, on the other hand, that would be material to the Hospital Business, taken as a whole, or material to the Homecare Business, taken as a whole.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

WITH RESPECT TO THE HOMECARE BUSINESS

Except as set forth in (i) the correspondingly numbered Section of the Company Disclosure Letter, or in another section of the Company Disclosure Letter to the extent that it is reasonably apparent on the face of such disclosure that such disclosure relates to such Section, or (ii) any Annual Report on Form 10-K or Quarterly Report on Form 10-Q included in the Company SEC Documents filed with or furnished by the Company to the SEC prior to the third Business Day prior to the date of this Agreement (but excluding any disclosure contained in any such reports, schedules, forms, statements and other documents under the heading “Risk Factors” or “Cautionary Statement Regarding Forward-Looking Statements” or disclosures that are predictive or forward-looking in nature), the Company hereby represents and warrants to Parent, HospitalCo Parent and Merger Sub, as of the date hereof and as of the Closing Date, as set forth below in this Article IV.

Section 4.01. Financial Statements. When delivered, the Homecare Audited Financial Statements will have been prepared in good faith from the books and records of the Company and its Subsidiaries and fairly present, in all material respects, the financial position of the Homecare Business as at the respective dates thereof and the results of operations and changes in cash flows of the Homecare Business for the respective periods covered thereby, in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto).

Section 4.02. Absence of Certain Changes or Events. Since the date of the Company Balance Sheet until the date of this Agreement, there has not been any Homecare Material Adverse Effect and no event, occurrence, fact, condition, change or effect has occurred that would reasonably be expected to have, individually or in the aggregate, a Homecare Material Adverse Effect.

Section 4.03. Compliance; Homecare Permits; Payor Programs.

(a) Compliance. Except as would not reasonably be expected to have, individually or in the aggregate, a Homecare Material Adverse Effect or as set forth in Section 4.03 of the Company Disclosure Letter, in connection with the Homecare Business, in whole or in part: (i) the Company and each of its Subsidiaries is, and has been, in compliance with all Laws (including Health Care Regulatory Laws, Orders, or CIAs) applicable to the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries or any of their respective businesses or properties is bound; (ii) since January 1, 2015, neither the Company nor any of its Subsidiaries has received any written communication from any Governmental Entity, nor, to the Knowledge of the Company, has any Governmental Entity issued any written communication, including, without limitation, any subpoena or investigative demand, stating that the Company or any of its Subsidiaries is not in compliance with any Law, including any Health Care Regulatory Law, Orders, or CIAs, in each case other than surveys or audits conducted in the ordinary course of business; (iii) to the Knowledge of the Company there is no civil, criminal or administrative action, suit, demand, claim, complaint, hearing, investigation, notice, demand letter, warning letter, subpoena, proceeding or request for information related to noncompliance with, or otherwise involving, any Health Care Regulatory Laws, Orders, or CIAs pending against the Company or any of the Subsidiaries other than ordinary course audits, denials or surveys; and (iv) neither the Company nor any of its Subsidiaries is party to or subject to any CIA, deferred prosecution agreement, consent order, consent decree or other settlement agreement or memorandum of understanding with any Governmental Entity relating to Health Care Regulatory Laws. None of the representations and warranties contained in this Section 4.03(a) shall be deemed to relate to Taxes, which are addressed exclusively in Section 3.06, any Intellectual Property matters, which are addressed exclusively in Section 3.07, or any environmental matters, which are addressed exclusively in Section 4.05 and Section 5.05.

(b) Homecare Permits. Except as would not reasonably be expected to have, individually or in the aggregate, a Homecare Material Adverse Effect or as set forth in Section 4.03 of the Company Disclosure Letter: (i) the Homecare Entities hold all material Permits necessary to operate the healthcare facilities owned, operated or managed by the Company or its Subsidiaries relating to the Homecare Business and to operate the Homecare Business as it is currently being operated and use their respective properties and assets as currently used (such Permits, collectively, the “Homecare Permits”); and (ii) the Homecare Entities are in compliance with the terms of all such Homecare Permits. All Homecare Permits are valid and in full force and effect, no default has occurred under any such Permits, and no limitation, restriction, suspension, cancellation, revocation, withdrawal, modification or non-renewal of any such Homecare Permit is pending or, to the Knowledge of the Company, threatened, and to the Knowledge of the Company, no event has occurred that would result in the limitation, restriction, suspension, cancellation, revocation, withdrawal, modification or non-renewal of any such Homecare Permit, except as would not reasonably be expected to have, individually or in the aggregate, a Homecare Material Adverse Effect.

(c) Exclusions and Suspensions. Neither the Company nor any of its Subsidiaries, nor any of their respective directors, officers, employees, or, to the Knowledge of the Company, contractors, with respect to the Homecare Business, is currently excluded or suspended from participation, or, is otherwise ineligible to participate, in any Government Reimbursement Program, or is subject to an action or investigation that is reasonably likely to result in such exclusion or suspension, except where any such exclusion or suspension has not had, and would not reasonably be expected to have, individually or in the aggregate, a Homecare Material Adverse Effect.

(d) Overpayments. Except as set forth in Section 4.03 of the Company Disclosure Letter and to the Knowledge of the Company, the Company and its Subsidiaries have paid or made provision to pay any overpayment received from any Governmental Entity or Third Party Payor Program and any similar obligation with respect to reimbursement programs in which the Company or any of its Subsidiaries participates relating to the Homecare Business, in whole or in part, except where any failure to pay or make provision to pay any overpayment would not reasonably be expected to have, individually or in the aggregate, a Homecare Material

Adverse Effect. Except as set forth in Section 4.03 of the Company Disclosure Letter or as would not reasonably be expected to be, individually or in the aggregate, material to the Homecare Business, other than ordinary course audits or payment adjustments, there are no pending or, to the Knowledge of the Company, threatened investigations, litigation, or overpayments, in each case relating to the Company or any Subsidiary, the Homecare Business, in whole or in part, and the Health Care Regulatory Laws.

(e) Billings. Except as set forth in Section 4.03 of the Company Disclosure Letter, since January 1, 2016, to the Knowledge of the Company (i) all billings by the Company and its Subsidiaries relating to the Homecare Business, in whole or in part, have been for items and services actually provided by the Company or its Subsidiaries, as applicable, to eligible patients, in accordance with payment rates of Government Reimbursement Programs or Third Party Payor Programs and (ii) the Company and its Subsidiaries have all necessary and appropriate documentation reasonably necessary to support such billings and which is correct in all respects, except with respect to each of clauses (i) and (ii), as would not reasonably be expected to have, individually or in the aggregate, a Homecare Material Adverse Effect. Except as would not reasonably be expected to have, individually or in the aggregate, a Homecare Material Adverse Effect, to the Knowledge of the Company, neither the Company nor any of the Subsidiaries, with respect to the Homecare Business, has knowingly presented or caused to be presented a claim for reimbursement that is false or fraudulent.

(f) Payment Programs. As of the date of this Agreement, except as set forth in Section 4.03 of the Company Disclosure Letter, the Company and each Subsidiary meets, or is actively engaged in remediating issues identified through ordinary course surveys or audits (as they relate to Company Payment Programs), the applicable material requirements of participation, coverage, and enrollment for, and where applicable, are parties to valid supplier or participation agreements related to all Government Reimbursement Programs and Third Party Payor Programs (collectively, “Company Payment Programs”) in which the Company and each Subsidiary participates in connection with the Homecare Business, in whole or in part, except as would not reasonably be expected to have, individually or in the aggregate, a Homecare Material Adverse Effect. As of the date of this Agreement, to the Knowledge of the Company, and other than ordinary course surveys, audits or denials, neither the Company nor any Subsidiary has received any written notice of any action pending by any Company Payment Program, either to revoke, limit, or terminate the participation for cause of the Company or any of the Subsidiaries in any Company Payment Program. Other than ordinary course surveys or audits (as they relate to Company Payment Programs), to the Knowledge of the Company, no event has occurred which, with the giving of notice, the passage of time, or both, would constitute grounds for termination in the participation of the Company or any of its Subsidiaries with respect to the Homecare Business in any Company Payment Program. The Company Payment Programs to which the Company or any Subsidiary is a party constitute valid and binding obligations on the Company or its applicable Subsidiaries who are parties thereto, enforceable against it in accordance with its terms. Other than ordinary course surveys or audits (as they relate to Company Payment Programs), neither the Company nor any Subsidiary has received notice of default of any material provision under any Company Payment Program and, to the Knowledge of Company and each Subsidiary, the other parties thereto are not in default of any material provision thereunder, except as would not reasonably be expected to have, individually or in the aggregate, a Homecare Material Adverse Effect. Other than ordinary course audits, surveys or payment adjustments, to the Knowledge of the Company, there is no pending, concluded or threatened civil, administrative or criminal proceeding relating to the participation by the Company or any Subsidiary in any Company Payment Program.

(g) Employee Authorizations. To the Knowledge of the Company, each employee of the Company and any Subsidiary providing services to patients relating to the Homecare Business, in whole or in part, is duly licensed, certified, registered and qualified as required by applicable Law and is qualified to provide such services by each Governmental Entity having jurisdiction over the provision of such services, except as would not reasonably be expected to have, individually or in the aggregate, a Homecare Material Adverse Effect. To the Knowledge of the Company, no suspension, cancellation, revocation, withdrawal, modification, restriction, probation or non-renewal of any such employee license or qualification is pending or threatened, except as would not reasonably be expected to have, individually or in the aggregate, a Homecare Material Adverse Effect. To the

Knowledge of the Company, there are no inquiries, investigations or monitoring of activities pending or threatened relating to any employee license or qualification in connection with the Homecare Business, in whole or in part, except for routine audits or reviews or except as would not reasonably be expected to have, individually or in the aggregate, a Homecare Material Adverse Effect.

(h) False Claims Act. To the Knowledge of the Company, as of the date of this Agreement, except as set forth in Section 4.03 of the Company Disclosure Letter, no Person (terminated employee, contractor or otherwise) has filed a complaint exclusively under the Federal False Claims Act (31 U.S.C. §§ 3729-3733), which has been unsealed by a court of competent jurisdiction and served on the Company, except as would not reasonably be expected to have an adverse effect in any material respect on the Homecare Business.

(i) HIPAA. Except as set forth in Section 4.03 of the Company Disclosure Letter, and except as would not reasonably be expected to have, individually or in the aggregate, a Homecare Material Adverse Effect: (i) the Company and each of its Subsidiaries (A) has complied and currently is in compliance with its obligations under HIPAA and all state and federal laws governing the privacy and security of health information, (B) has entered into “Business Associate Agreements” as required under HIPAA with Company’s clients that are “Covered Entities” as defined under HIPAA, and (C) is in compliance with the terms of all such Business Associate Agreements; (ii) no investigations, audits, or other actions have been asserted or, to the Knowledge of the Company, threatened against Company or any of its Subsidiaries by any Person or Governmental Entity alleging a violation of HIPAA; and (iii) there has been no unauthorized access to, use or disclosure of “Protected Health Information” or “PHI” as defined under HIPAA, no “Security Incident” or “Breach of Unsecured PHI” as those terms are defined under HIPAA.

Section 4.04. Legal Proceedings. Section 4.04 of the Company Disclosure Letter sets forth a list, as of the date of this Agreement, of any Legal Action (other than ordinary course professional and general liability claims insured by the Company’s captive insurance Subsidiary) that relates to the Homecare Business, in whole or in part, pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their respective properties or assets or, to the Knowledge of the Company, any executive officer or director of the Company or any of its Subsidiaries in their capacities as such, in each case, by or before any Governmental Entity that would reasonably be expected to have, individually or in the aggregate, a Homecare Material Adverse Effect. Section 4.04(b) of the Company Disclosure Letter sets forth a list, as of the date of this Agreement, of any material Legal Action relating to the Homecare Business, in whole or in part, commenced by the Company or its Subsidiaries against any other Person which Legal Action has not been finally resolved. Except as set forth in Section 4.04(c) of the Company Disclosure Letter, none of the Company or any of its Subsidiaries or any of their respective properties, rights or assets is or are subject to any order, writ, assessment, decision, injunction, decree, ruling or judgment of, or settlement agreement or other written agreement with, a Governmental Entity (“Order”), whether temporary, preliminary or permanent, relating to the Homecare Business, in whole or in part, which, if breached, violated or not complied with would reasonably be expected to have, individually or in the aggregate, a Homecare Material Adverse Effect.

Section 4.05. Environmental Matters.

(a) Except for such matters as would not reasonably be expected to have, individually or in the aggregate, a Homecare Material Adverse Effect:

(i) The Company and its Subsidiaries are, and since January 1, 2016 have been, in compliance with all Environmental Laws in connection with the Homecare Business, in whole or in part, which compliance includes the possession, maintenance of, compliance with, or application for, all Permits required under applicable Environmental Laws for the operation of the Homecare Business.

(ii) Neither the Company nor any of its Subsidiaries in connection with the Homecare Business, in whole or in part, has caused any release of or exposure to any Hazardous Substance, whether on or off the property currently or, to the Knowledge of the Company, formerly owned or operated by the Company or any Subsidiary, in each case under circumstances reasonably expected to give rise to any liability to the Company or any of its Subsidiaries or requirement for notification, investigation or remediation by the Company or any of its Subsidiaries under any Environmental Law.

(iii) There is no Legal Action or information request pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries relating to the Homecare Business, in whole or in part, alleging any liability under or non-compliance with any Environmental Law, and neither the Company nor any of its Subsidiaries is subject to any Order or written agreement by or with any Governmental Entity or third party imposing any liability or obligation under any Environmental Law relating to the Homecare Business, in whole or in part.

Section 4.06. Homecare Material Contracts.

(a) Homecare Material Contracts. For purposes of this Agreement, “Homecare Material Contract” shall mean the following to which the Company or any of its Subsidiaries is a party or by which any of their respective assets are bound (excluding any Leases) and which relates to the Homecare Business, in whole or in part:

(i) any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the Securities Act);

(ii) any Contract pursuant to which the Company or any of its Subsidiaries reasonably expects to have remaining obligations to make payments of more than $5,000,000 in any calendar year or $12,500,000 in the aggregate;

(iii) any Contract providing for indemnification or any guaranty by (A) the Company or any Subsidiary thereof or (B) any Person for any liabilities or obligations of the Company or any Subsidiary thereof, in each case that is material to the Homecare Business, other than (x) any guaranty by the Company or a Subsidiary thereof of any of the obligations of (A) the Company or another wholly owned Subsidiary thereof or (B) any Subsidiary (other than a wholly owned Subsidiary) of the Company that was entered into in the ordinary course of business, or (y) any Contract providing for indemnification entered into in the ordinary course of business;

(iv) any Contract that (A) purports to limit in any material respect the right of the Company or any of its Subsidiaries (other than Non-Controlled Joint Ventures) or, at any time after the consummation of the Merger, the Surviving Entity, Parent or any of their respective Subsidiaries, (x) to engage in any line of business, or (y) to compete with any Person or operate in any geographical location and (B) is material to the Company and its Subsidiaries, taken as a whole;

(v) any Contract that grants any third party any exclusive rights, right of first refusal, right of first offer or similar right with respect to any material assets, rights or properties of the Company or any of its Subsidiaries (other than Intellectual Property);

(vi) any Contract relating to the disposition or acquisition, directly or indirectly (whether by merger, sale of stock, sale of assets or otherwise), by the Company or any of its Subsidiaries after the date of this Agreement of any assets, rights or properties with a fair market value in excess of $7,500,000 entered into since January 1, 2016 or which contain remaining obligations of performance that are binding on the Company or any of its Subsidiaries;

(vii) any Contract that requires the purchase of all of the Company’s or any of its Subsidiaries’ requirements for a given product or service from a given third party, which product or service is material to the Homecare Business;

(viii) any Contract that obligates the Company or any of its Subsidiaries to conduct business on an exclusive or preferential basis with any third party or which contains “most favored nation” covenants that is material to the Homecare Business;

(ix) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other Contracts, in each case relating to Indebtedness, whether as borrower or lender, in each case in excess of

$7,500,000, other than (x) accounts receivables and payables, and (y) loans to direct or indirect Subsidiaries of the Company;

(x) any Contract relating to the settlement of a proceeding that imposes any ongoing material restriction on the Homecare Business;

(xi) any material Contract in which (A) the Company or any of its Subsidiaries is granted a license or other right under any material Intellectual Property (other than licenses for shrinkwrap, clickwrap or other similar commercially available off-the-shelf software) or (B) pursuant to which the Company or any of its Subsidiaries grants a license to any third party under any material Company-Owned IP (other than non-exclusive licenses);

(xii) any collective bargaining agreement covering current or former employees of the Company or any of its Subsidiaries;

(xiii) any Contract with a payor (any payors that are Affiliates of other payors shall be treated as the same payor for purposes of this clause (xiii)) pursuant to which the Company or any of its Subsidiaries reasonably expects to receive payments of more than $15,000,000 in any calendar year;

(xiv) any Contract limiting or restricting the ability of the Company or any of its Subsidiaries (other than Non-Controlled Joint Ventures) (A) to make distributions or declare or pay dividends in respect of their capital stock, partnership interests, membership interests or other equity interests, as the case may be, or (B) to make loans to the Company or any of its Subsidiaries;

(xv) any joint venture or partnership agreement, or other similar Contract, providing for the formation, creation, management or control of any material joint venture or partnership;

(xvi) any Contract that obligates the Company or any of its Subsidiaries (other than Non-Controlled Joint Ventures) to make any material loans, advances or capital contributions to, or investments in, any Person; or

(xvii) any material written commercial contract between the Homecare Business or a Homecare Entity, on the one hand, and the Hospital Business or a Hospital Entity, on the other hand.

(b) Schedule of Material Contracts. Section 4.06 of the Company Disclosure Letter sets forth a list, as of the date of this Agreement, of all Homecare Material Contracts. The Company has made available to Parent copies that are correct and complete in all material respects of all Homecare Material Contracts and amendments thereto in each case that are in effect as of the date of this Agreement, except for Contracts and amendments that do not contain material information.

(c) No Breach. (i) All of the Homecare Material Contracts are valid and binding on the Company or its applicable Subsidiary, enforceable against it in accordance with their terms, except as such enforceability may be limited by the Enforceability Exceptions, (ii) to the Knowledge of the Company, there are no material disputes pending or threatened with respect to any Homecare Material Contract, (iii) neither the Company nor any of its Subsidiaries has violated any material provision of, or failed to perform any material obligation required under the provisions of, any Homecare Material Contract, and (iv) neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any third party is in breach (with or without notice or lapse of time, or both) of any Homecare Material Contract; except, with respect to each of (i), (ii), (iii) and (iv), where such failure to be valid and binding or in full force and effect or dispute, violation or breach would not reasonably be expected to have, individually or in the aggregate, a Homecare Material Adverse Effect. As of the date of this Agreement, none of the Company nor its Subsidiaries has received any written notice of the intention of any other party to any Homecare Material Contract to terminate for default, convenience or otherwise any Homecare Material Contract.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

WITH RESPECT TO THE HOSPITAL BUSINESS

Except as set forth in (i) the correspondingly numbered Section of the Company Disclosure Letter, or in another section of the Company Disclosure Letter to the extent that it is reasonably apparent on the face of such disclosure that such disclosure relates to such Section, or (ii) any Annual Report on Form 10-K or Quarterly Report on Form 10-Q included in the Company SEC Documents filed with or furnished by the Company to the SEC prior to the third Business Day prior to the date of this Agreement (but excluding any disclosure contained in any such reports, schedules, forms, statements and other documents under the heading “Risk Factors” or “Cautionary Statement Regarding Forward-Looking Statements” or disclosures that are predictive or forward-looking in nature), the Company hereby represents and warrants to Parent, HospitalCo Parent and Merger Sub, as of the date hereof and as of the Closing Date, as set forth below in this Article V.

Section 5.01. Financial Statements. When delivered, the Hospital Audited Financial Statements will have been prepared in good faith from the books and records of the Company and its Subsidiaries and fairly present, in all material respects, the financial position of the Hospital Business as at the respective dates thereof and the results of operations and changes in cash flows of the Hospital Business for the respective periods covered thereby, in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto).

Section 5.02. Absence of Certain Changes or Events. Since the date of the Company Balance Sheet until the date of this Agreement, there has not been any Hospital Material Adverse Effect and no event, occurrence, fact, condition, change or effect has occurred that would reasonably be expected to have, individually or in the aggregate, a Hospital Material Adverse Effect.

Section 5.03. Compliance; Hospital Permits; Payor Programs.

(a) Compliance. Except as would not reasonably be expected to have, individually or in the aggregate, a Hospital Material Adverse Effect or as set forth in Section 5.03 of the Company Disclosure Letter, in connection with the Hospital Business, in whole or in part: (i) the Company and each of its Subsidiaries is, and has been, in compliance with all Laws (including Health Care Regulatory Laws, Orders, or CIAs) applicable to the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries or any of their respective businesses or properties is bound; (ii) since January 1, 2015, neither the Company nor any of its Subsidiaries has received any written communication from any Governmental Entity, nor, to the Knowledge of the Company, has any Governmental Entity issued any written communication, including, without limitation, any subpoena or investigative demand, stating that the Company or any of its Subsidiaries is not in compliance with any Law, including any Health Care Regulatory Law, Orders, or CIAs, in each case other than surveys or audits conducted in the ordinary course of business; (iii) to the Knowledge of the Company there is no civil, criminal or administrative action, suit, demand, claim, complaint, hearing, investigation, notice, demand letter, warning letter, subpoena, proceeding or request for information related to noncompliance with, or otherwise involving, any Health Care Regulatory Laws, Orders, or CIAs pending against the Company or any of the Subsidiaries other than ordinary course audits, denials or surveys; and (iv) neither the Company nor any of its Subsidiaries is party to or subject to any CIA, deferred prosecution agreement, consent order, consent decree or other settlement agreement or memorandum of understanding with any Governmental Entity relating to Health Care Regulatory Laws. None of the representations and warranties contained in this Section 5.03(a) shall be deemed to relate to Taxes, which are addressed exclusively in Section 3.06, any Intellectual Property matters, which are addressed exclusively in Section 3.07, or any environmental matters, which are addressed exclusively in Section 4.05 and Section 5.05.

(b) Hospital Permits. Except as would not reasonably be expected to have, individually or in the aggregate, a Hospital Material Adverse Effect or as set forth in Section 5.03 of the Company Disclosure Letter: (i) the

Hospital Entities hold all material Permits necessary to operate the healthcare facilities owned, operated or managed by the Company or its Subsidiaries relating to the Hospital Business and to operate the Hospital Business as it is currently being operated and use their respective properties and assets as currently used (such Permits, collectively, the “Hospital Permits”); and (ii) the Hospital Entities are in compliance with the terms of all such Hospital Permits. All Hospital Permits are valid and in full force and effect, no default has occurred under any such Permits, and no limitation, restriction, suspension, cancellation, revocation, withdrawal, modification or non-renewal of any such Hospital Permit is pending or, to the Knowledge of the Company, threatened, and to the Knowledge of the Company, no event has occurred that would result in the limitation, restriction, suspension, cancellation, revocation, withdrawal, modification or non-renewal of any such Hospital Permit, except as would not reasonably be expected to have, individually or in the aggregate, a Hospital Material Adverse Effect.

(c) Exclusions and Suspensions. Neither the Company nor any of its Subsidiaries, nor any of their respective directors, officers, employees, or, to the Knowledge of the Company, contractors, with respect to the Hospital Business, is currently excluded or suspended from participation, or, is otherwise ineligible to participate, in any Government Reimbursement Program, or is subject to an action or investigation that is reasonably likely to result in such exclusion or suspension, except where any such exclusion, suspension or debarment has not had, and would not reasonably be expected to have, individually or in the aggregate, a Hospital Material Adverse Effect.

(d) Overpayments. Except as set forth in Section 5.03 of the Company Disclosure Letter and to the Knowledge of the Company, the Company and its Subsidiaries have paid or made provision to pay any overpayment received from any Governmental Entity or Third Party Payor Program and any similar obligation with respect to reimbursement programs in which the Company or any of its Subsidiaries participates relating to the Hospital Business, in whole or in part, except where any failure to pay or make provision to pay any overpayment would not reasonably be expected to have, individually or in the aggregate, a Hospital Material Adverse Effect. Except as set forth in Section 5.03 of the Company Disclosure Letter or as would not reasonably be expected to be, individually or in the aggregate, material to the Hospital Business, other than ordinary course audits or payment adjustments, there are no pending or, to the Knowledge of the Company, threatened investigations, litigation, or overpayments, in each case, relating to the Company or any Subsidiary, the Hospital Business, in whole or in part, and the Health Care Regulatory Laws.

(e) Billings. Except as set forth in Section 5.03 of the Company Disclosure Letter, since January 1, 2016, to the Knowledge of the Company (i) all billings by the Company and its Subsidiaries relating to the Hospital Business, in whole or in part, have been for items and services actually provided by the Company or its Subsidiaries, as applicable, to eligible patients, in accordance with payment rates of Government Reimbursement Programs or Third Party Payor Programs and (ii) the Company and its Subsidiaries have all necessary and appropriate documentation reasonably necessary to support such billings and which is correct in all respects, except with respect to each of clauses (i) and (ii), as would not reasonably be expected to have, individually or in the aggregate, a Hospital Material Adverse Effect. Except as would not reasonably be expected to have, individually or in the aggregate, a Hospital Material Adverse Effect, to the Knowledge of the Company, neither the Company nor any of the Subsidiaries, with respect to the Hospital Business, has knowingly presented or caused to be presented a claim for reimbursement that is false or fraudulent.

(f) Payment Programs. As of the date of this Agreement, except as set forth in Section 5.03 of the Company Disclosure Letter, the Company and each Subsidiary meets, or is actively engaged in remediating issues identified through ordinary course survey or audits (as they relate to Company Payment Programs), the applicable material requirements of participation, coverage, and enrollment for, and where applicable, are parties to valid supplier or participation agreements related to all Company Payment Programs in which the Company and each Subsidiary participates in connection with the Hospital Business, in whole or in part, except as would not reasonably be expected to have, individually or in the aggregate, a Hospital Material Adverse Effect. As of the date of this Agreement, to the Knowledge of the Company, and other than ordinary course surveys, audits or denials, neither the Company nor any Subsidiary has received any written notice of any action pending by any Company Payment Program, either to revoke, limit, or terminate the participation for cause of the Company or any of the Subsidiaries in any Company Payment Program. Other than ordinary course surveys or audits (as they relate to Company Payment Programs), to the Knowledge of the Company, no event has occurred which, with the giving of notice, the passage of time, or both, would constitute grounds for termination in the participation of the Company or any of its Subsidiaries with respect to the Hospital Business in any Company Payment Program. The Company Payment Programs to which the Company or any Subsidiary is a party constitute valid and binding obligations on the Company or its applicable Subsidiaries who are parties thereto, enforceable against it in accordance with its terms. Other than ordinary course surveys or audits (as they relate to Company Payment Programs), neither the Company nor any Subsidiary has received notice of default of any material provision under any Company Payment Program and, to the Knowledge of Company and each Subsidiary, the other parties thereto are not in default of any material provision thereunder, except as would not reasonably be expected to have, individually or in the aggregate, a Hospital Material Adverse Effect. Other than ordinary course audits, surveys or payment adjustments, to the Knowledge of the Company, there is no pending, concluded or threatened civil, administrative or criminal proceeding relating to the participation by the Company or any Subsidiary in any Company Payment Program.

(g) Employee Authorizations. To the Knowledge of the Company, each employee of the Company and any Subsidiary providing services to patients relating to the Hospital Business, in whole or in part, is duly licensed, certified, registered and qualified as required by applicable Law and is qualified to provide such services by each Governmental Entity having jurisdiction over the provision of such services, except as would not reasonably be expected to have, individually or in the aggregate, a Hospital Material Adverse Effect. To the Knowledge of the Company, no suspension, cancellation, revocation, withdrawal, modification, restriction, probation or non-renewal of any such employee license or qualification is pending or threatened, except as would not reasonably be expected to have, individually or in the aggregate, a Hospital Material Adverse Effect. To the Knowledge of the Company, there are no inquiries, investigations or monitoring of activities pending or threatened relating to any employee license or qualification in connection with the Hospital Business, in whole or in part, except for routine audits or reviews or except as would not reasonably be expected to have, individually or in the aggregate, a Hospital Material Adverse Effect.

(h) False Claims Act. To the Knowledge of the Company, as of the date of this Agreement, except as set forth in Section 5.03 of the Company Disclosure Letter, no Person (terminated employee, contractor or otherwise) has filed a complaint exclusively under the Federal False Claims Act (31 U.S.C. §§ 3729-3733), which has been unsealed by a court of competent jurisdiction and served on the Company, except as would not reasonably be expected to have an adverse effect in any material respect on the Hospital Business.

(i) HIPAA. Except as set forth in Section 5.03 of the Company Disclosure Letter, and except as would not reasonably be expected to have, individually or in the aggregate, a Hospital Material Adverse Effect: (i) the Company and each of its Subsidiaries (A) has complied and currently is in compliance with its obligations under HIPAA and all state and federal laws governing the privacy and security of health information, (B) has entered into “Business Associate Agreements” as required under HIPAA with Company’s clients that are “Covered Entities” as defined under HIPAA, and (C) is in compliance with the terms of all such Business Associate Agreements; (ii) no investigations, audits, or other actions have been asserted or, to the Knowledge of the Company, threatened against Company or any of its Subsidiaries by any Person or Governmental Entity alleging a violation of HIPAA; and (iii) there has been no unauthorized access to, use or disclosure of “Protected Health Information” or “PHI” as defined under HIPAA, no “Security Incident” or “Breach of Unsecured PHI” as those terms are defined under HIPAA.

Section 5.04. Legal Proceedings. Section 5.04 of the Company Disclosure Letter sets forth a list, as of the date of this Agreement, of any Legal Action (other than ordinary course professional and general liability claims insured by the Company’s captive insurance Subsidiary) that relates to the Hospital Business, in whole or in part, pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their respective properties or assets or, to the Knowledge of the Company, any executive officer or director of the Company or any of its Subsidiaries in their capacities as such, in each case, by or before any Governmental Entity that would reasonably be expected to have, individually or in the aggregate, a Hospital Material Adverse Effect. Section 5.04(b) of the Company Disclosure Letter sets forth a list, as of the date of this Agreement, of any material Legal Action relating to the Hospital Business, in whole or in part, commenced by the Company or its Subsidiaries against any other Person which Legal Action has not been finally resolved. Except as set forth in Section 5.04(c) of the Company Disclosure Letter, none of the Company or any of its Subsidiaries or any of their respective properties, rights or assets is or are subject to any Order, whether temporary, preliminary or permanent, relating to the Hospital Business, in whole or in part, which, if breached, violated or not complied with would reasonably be expected to have, individually or in the aggregate, a Hospital Material Adverse Effect.

Section 5.05. Environmental Matters.

(a) Except for such matters as would not reasonably be expected to have, individually or in the aggregate, a Hospital Material Adverse Effect:

(i) The Company and its Subsidiaries are, and since January 1, 2016 have been, in compliance with all Environmental Laws in connection with the Hospital Business, in whole or in part, which compliance includes the possession, maintenance of, compliance with, or application for, all Permits required under applicable Environmental Laws for the operation of the Hospital Business.

(ii) Neither the Company nor any of its Subsidiaries in connection with the Hospital Business, in whole or in part, has caused any release of or exposure to any Hazardous Substance, whether on or off the property currently or, to the Knowledge of the Company, formerly owned or operated by the Company or any Subsidiary, in each case under circumstances reasonably expected to give rise to any liability to the Company or any of its Subsidiaries or requirement for notification, investigation or remediation by the Company or any of its Subsidiaries under any Environmental Law.

(iii) There is no Legal Action or information request pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries relating to the Hospital Business, in whole or in part, alleging any liability under or non-compliance with any Environmental Law, and neither the Company nor any of its Subsidiaries is subject to any Order or written agreement by or with any Governmental Entity or third party imposing any liability or obligation under any Environmental Law relating to the Hospital Business, in whole or in part.

Section 5.06. Hospital Material Contracts.

(a) Hospital Material Contracts. For purposes of this Agreement, “Hospital Material Contract” shall mean the following to which the Company or any of its Subsidiaries is a party or by which any of their respective assets are bound (excluding any Leases) and which relates to the Hospital Business, in whole or in part:

(i) any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the Securities Act);

(ii) any Contract pursuant to which the Company or any of its Subsidiaries reasonably expects to have remaining obligations to make payments of more than $5,000,000 in any calendar year or $12,500,000 in the aggregate;

(iii) any Contract providing for indemnification or any guaranty by (A) the Company or any Subsidiary thereof or (B) any Person for any liabilities or obligations of the Company or any Subsidiary thereof, in each case that is material to the Hospital Business, other than (x) any guaranty by the Company or a Subsidiary thereof of any of the obligations of (A) the Company or another wholly owned Subsidiary thereof or (B) any Subsidiary (other than a wholly owned Subsidiary) of the Company that was entered into in the ordinary course of business, or (y) any Contract providing for indemnification entered into in the ordinary course of business;

(iv) any Contract that (A) purports to limit in any material respect the right of the Company or any of its Subsidiaries (other than Non-Controlled Joint Ventures) or, at any time after the consummation of the Merger, the Surviving Entity, Parent or any of their respective Subsidiaries, (x) to engage in any line of business, or (y) to compete with any Person or operate in any geographical location and (B) is material to the Company and its Subsidiaries, taken as a whole;

(v) any Contract that grants any third party any exclusive rights, right of first refusal, right of first offer or similar right with respect to any material assets, rights or properties of the Company or any of its Subsidiaries (other than Intellectual Property);

(vi) any Contract relating to the disposition or acquisition, directly or indirectly (whether by merger, sale of stock, sale of assets or otherwise), by the Company or any of its Subsidiaries after the date of this Agreement of any assets, rights or properties with a fair market value in excess of $7,500,000 entered into since January 1, 2016 or which contain remaining obligations of performance that are binding on the Company or any of its Subsidiaries;

(vii) any Contract that requires the purchase of all of the Company’s or any of its Subsidiaries’ requirements for a given product or service from a given third party, which product or service is material to the Hospital Business;

(viii) any Contract that obligates the Company or any of its Subsidiaries to conduct business on an exclusive or preferential basis with any third party or which contains “most favored nation” covenants that is material to the Hospital Business;

(ix) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other Contracts, in each case relating to Indebtedness, whether as borrower or lender, in each case in excess of $7,500,000, other than (x) accounts receivables and payables, and (y) loans to direct or indirect Subsidiaries of the Company;

(x) any Contract relating to the settlement of a proceeding that imposes any ongoing material restriction on Hospital Business;

(xi) any material Contract in which (A) the Company or any of its Subsidiaries is granted a license or other right under any material Intellectual Property (other than licenses for shrinkwrap, clickwrap or other similar commercially available off-the-shelf software) or (B) pursuant to which the Company or any of its Subsidiaries grants a license to any third party under any material Company-Owned IP (other than non-exclusive licenses);

(xii) any collective bargaining agreement covering current or former employees of the Company or any of its Subsidiaries;

(xiii) any Contract (other than Contracts managed by Non-Controlled Joint Ventures) with a payor (any payors that are Affiliates of other payors shall be treated as the same payor for purposes of this clause (xiii)) pursuant to which the Company or any of its Subsidiaries reasonably expects to receive payments of more than $15,000,000 in any calendar year;

(xiv) any Contract limiting or restricting the ability of the Company or any of its Subsidiaries (other than Non-Controlled Joint Ventures) (A) to make distributions or declare or pay dividends in respect of their capital stock, partnership interests, membership interests or other equity interests, as the case may be, or (B) to make loans to the Company or any of its Subsidiaries;

(xv) any material joint venture or partnership agreement, or other similar Contract, providing for the formation, creation, management or control of any material joint venture or partnership; or

(xvi) any Contract that obligates the Company or any of its Subsidiaries (other than Non-Controlled Joint Ventures) to make any material loans, advances or capital contributions to, or investments in, any Person.

(b) Schedule of Material Contracts. Section 5.06 of the Company Disclosure Letter sets forth a list, as of the date of this Agreement, of all Hospital Material Contracts. The Company has made available to Parent copies that are correct and complete in all material respects of all Hospital Material Contracts and amendments thereto in each case that are in effect as of the date of this Agreement, except for Contracts and amendments that do not contain material information.

(c) No Breach. (i) All of the Hospital Material Contracts are valid and binding on the Company or its applicable Subsidiary, enforceable against it in accordance with their terms, except as such enforceability may be limited by the Enforceability Exceptions, (ii) to the Knowledge of the Company, there are no material disputes pending or threatened with respect to any Hospital Material Contract, (iii) neither the Company nor any of its Subsidiaries has violated any material provision of, or failed to perform any material obligation required under the provisions of, any Hospital Material Contract, and (iv) neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any third party is in breach (with or without notice or lapse of time, or both) of any Hospital Material Contract; except, with respect to each of (i), (ii), (iii) and (iv), where such failure to be valid and binding or in full force and effect or dispute, violation or breach would not reasonably be expected to have, individually or in the aggregate, a Hospital Material Adverse Effect. As of the date of this Agreement, none of the Company nor its Subsidiaries has received any written notice of the intention of any other party to any Hospital Material Contract to terminate for default, convenience or otherwise any Hospital Material Contract.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF PARENT, HOSPITALCO PARENT AND MERGER SUB

Each of Parent, HospitalCo Parent and Merger Sub hereby jointly and severally represents and warrants to the Company, as of the date hereof and as of the Closing Date, as set forth below in this Article VI:

Section 6.01. Organization. Each of Parent, HospitalCo Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of Delaware. Each of Parent, HospitalCo Parent and Merger Sub has the requisite corporate power and authority to own, lease and operate its assets and to carry on its business as now conducted, except where the failure to have such power and authority, individually or in the aggregate, would not reasonably be expected to prevent, materially delay or have a material adverse effect on the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement. Each of Parent, HospitalCo Parent and Merger Sub is duly qualified or licensed to do business as a foreign corporation and is in good standing (with respect to jurisdictions that recognize the concept of good standing) in each jurisdiction where the character of the assets and properties owned, leased or operated by it or the nature of its business makes such qualification or license necessary, except where the failure to be so qualified or licensed or to be in good standing, individually or in the aggregate, would not reasonably be expected to prevent, materially delay or have a material adverse effect on the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement.

Section 6.02. Authority; Non-contravention; Governmental Consents.

(a) Authority. Each of Parent, HospitalCo Parent, Merger Sub and Hospital Merger Sub has all requisite corporate power and authority to enter into and to perform its obligations under the Transaction Documents to which they are a party, and, subject to the adoption of this Agreement by the sole stockholder of Merger Sub and the adoption of the Separation Agreement by the sole stockholder of Hospital Merger Sub, to consummate the transactions contemplated by the Transaction Documents. The execution and delivery by Parent, HospitalCo Parent, Merger Sub and Hospital Merger Sub of the Transaction Documents to which they are a party, and the consummation by them of the transactions contemplated by the Transaction Documents to which they are a party, have been duly and validly authorized by all necessary corporate action on the part of Parent, HospitalCo Parent, Merger Sub and Hospital Merger Sub (including, in the case of the consummation of the Merger, the adoption of this Agreement by the sole stockholder of Merger Sub and, in the case of the consummation of the Separation

Transactions, the adoption of the Separation Agreement by the sole stockholder of Hospital Merger Sub) and no other corporate proceedings on the part of Parent, HospitalCo Parent, Merger Sub or Hospital Merger Sub are necessary to authorize the execution and delivery of the Transaction Documents to which they are a party or to consummate the Merger, the Separation Transactions and the other transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by Parent, HospitalCo Parent and Merger Sub and, assuming due execution and delivery by the Company, constitutes the valid and binding obligation of Parent, HospitalCo Parent and Merger Sub, enforceable against Parent, HospitalCo Parent and Merger Sub in accordance with its terms, except as such enforceability may be limited by the Enforceability Exceptions. The other Transaction Documents have been duly executed and delivered by Parent, HospitalCo Parent, Merger Sub and Hospital Merger Sub (as applicable) and, assuming due execution and delivery by the other parties thereto, constitute the valid and binding obligation of each of them who are parties thereto, enforceable against them in accordance with its terms, subject to the Enforceability Exceptions.

(b) Non-contravention. The execution, delivery and performance of the Transaction Documents by each of Parent, HospitalCo Parent, Merger Sub and Hospital Merger Sub and the consummation by each of Parent, HospitalCo Parent, Merger Sub and Hospital Merger Sub of the transactions contemplated by the Transaction Documents, do not and at the Closing will not: (i) contravene or conflict with, or result in any material violation or material breach of, the certificate of incorporation or by-laws of Parent, HospitalCo Parent, Merger Sub or Hospital Merger Sub; (ii) subject to compliance with the requirements set forth in clauses (i)-(vi) of Section 6.02(c), conflict with or violate any Law applicable to Parent, HospitalCo Parent, Merger Sub or Hospital Merger Sub or any of their respective properties or assets; (iii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or require any Consent under, any Contract to which Parent, HospitalCo Parent, Merger Sub or Hospital Merger Sub are a party or otherwise bound; or (iv) result in the creation of any Lien (other than Permitted Liens) on any of the properties or assets of Parent, HospitalCo Parent, Merger Sub or Hospital Merger Sub, except, in the case of clauses (ii), (iii) and (iv), for any conflicts, violations, breaches, defaults, failures to obtain Consent or creation of any Liens, in each case, individually or in the aggregate, would not reasonably be expected to prevent, materially delay or have a material adverse effect on the ability of Parent, HospitalCo Parent, Merger Sub or Hospital Merger Sub to consummate the transactions contemplated by the Transaction Documents.

(c) Governmental Consents. No Consent of, or Filing with, any Governmental Entity is required under applicable Law to be obtained or made by Parent, HospitalCo Parent, Merger Sub or Hospital Merger in connection with the execution, delivery and performance by Parent, HospitalCo Parent, Merger Sub and Hospital Merger Sub of the Transaction Documents or the consummation by Parent and Merger Sub of the Merger, the Separation Transactions and other transactions contemplated hereby and thereby, except for: (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; (ii) the filing of the Company Proxy Statement with the SEC in accordance with the Exchange Act, and such Filings under the Exchange Act or the Securities Act as may be required in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement; (iii) such Filings and Consents as may be required under the HSR Act; (iv) such Filings and Consents as may be required under applicable state securities or “blue sky” laws and the securities Laws of any foreign country or the rules and regulations of the NYSE; (v) the other Consents of Governmental Entities listed in Section 3.03(c) of the Company Disclosure Letter; (vi) the filing of the Hospital Certificate of Merger and (vii) such other Consents which if not obtained or made would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or have a material adverse effect on the ability of Parent, HospitalCo Parent, Merger Sub or Hospital Merger Sub to consummate the transactions contemplated by the Transaction Documents.

Section 6.03. Legal Proceedings. As of the date of this Agreement, there is no pending or, to the knowledge of Parent or HospitalCo Parent, threatened, Legal Action against Parent, HospitalCo Parent or any of their respective Subsidiaries, including Merger Sub or Hospital Merger Sub, nor is there any Order imposed upon Parent, HospitalCo Parent or any of their respective Subsidiaries, including Merger Sub or Hospital Merger Sub, in each case, by or before any Governmental Entity, that would reasonably be expected, individually or in the aggregate, to prevent, materially delay or have a material adverse effect on the ability of Parent, HospitalCo Parent, Merger Sub or Hospital Merger Sub to consummate the transactions contemplated by this Agreement and the Separation Agreement.

Section 6.04. Proxy Statement. None of the information furnished or to be furnished by or on behalf of Parent, HospitalCo Parent, Merger Sub or Hospital Merger Sub in writing expressly for inclusion or incorporation by reference in the Company Proxy Statement will, at the date such Company Proxy Statement is first mailed to the Company’s stockholders, at the time of any amendment or supplement thereof and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

Section 6.05. Financing. HospitalCo Parent has delivered to the Company true and complete fully executed copies of: (i) the debt commitment letter, dated as of December 19, 2017, among HospitalCo Parent and the lenders party thereto, including all exhibits, schedules, annexes and amendments to such letter in effect as of the date of this Agreement (the “HospitalCo Debt Commitment Letter”), pursuant to which and subject to the terms and conditions thereof each of the parties thereto (other than HospitalCo Parent) have severally committed to lend the amounts set forth therein for the purposes set forth in such HospitalCo Debt Commitment Letter (such debt financing, subject to the provisions of Section 7.15, the “HospitalCo Debt Financing”) and (ii) the equity commitment letters, dated as of December 19, 2017, between HospitalCo Parent and each of TPG, the WCAS Funds and PSP, including all exhibits, schedules, annexes and amendments to such letters in effect as of the date of this Agreement (the “HospitalCo Equity Commitment Letters”), pursuant to which each of TPG, the WCAS Funds and PSP has committed, subject to the terms and conditions set forth in its respective equity commitment letter, to invest in HospitalCo Parent the cash amounts set forth therein (the “HospitalCo Equity Financing”). Parent has delivered to the Company true and complete fully executed copies of: (i) the debt commitment letter, dated as of December 19, 2017, among Parent and the lenders party thereto, including all exhibits, schedules, annexes and amendments to such letter in effect as of the date of this Agreement (the “HomecareCo Debt Commitment Letter” and, together with the HospitalCo Debt Commitment Letter, the “Debt Commitment Letters”), pursuant to which and subject to the terms and conditions thereof each of the parties thereto (other than Parent) have severally committed to lend the amounts set forth therein for the purposes set forth in such HomecareCo Debt Commitment Letter (such debt financing, subject to the provisions of Section 7.15, the “HomecareCo Debt Financing” and, together with the HospitalCo Debt Financing, the “Debt Financing”); and (ii) the equity commitment letters, dated as of December 19, 2017, between Parent and each of Humana, TPG, the WCAS Funds and PSP, including all exhibits, schedules, annexes and amendments to such letters in effect as of the date of this Agreement (the “Homecare Co Equity Commitment Letters” and, together with the HospitalCo Equity Commitment Letters, the “Equity Commitment Letters”, and the Equity Commitment Letters together with the Debt Commitment Letters, the “Financing Commitments”), pursuant to which each of Humana, TPG, the WCAS Funds and PSP has committed, subject to the terms and conditions set forth in its respective equity commitment letter, to invest in Parent the cash amounts set forth therein (the “HomecareCo Equity Financing” and, together with the HospitalCo Equity Financing, the “Equity Financing” and, together with the Debt Financing, the “Financing”). The Financing Commitments have not been amended, restated or otherwise modified or waived prior to the execution and delivery of this Agreement, no such amendment or modification is contemplated as of the date of this Agreement, and the respective commitments contained in the Financing Commitments have not been withdrawn, rescinded, amended, restated or otherwise modified in any respect prior to the execution and delivery of this Agreement, provided that the existence or exercise of “market flex” provisions contained in the Fee Letters (as defined below), shall not constitute an amendment or modification of the Debt Commitment Letters. As of the date of this Agreement, the Financing Commitments are in full force and effect and constitute the legal, valid and binding obligation of each of Parent and HospitalCo Parent and, to Parent’s knowledge in the case of the Debt Commitment Letters, the other parties thereto, in each case, except as the enforceability thereof may be limited by (x) bankruptcy, insolvency, fraudulent transfers, reorganization, moratorium and other applicable Laws relating to or affecting the rights and remedies of creditors generally and (y) general principles of equity (regardless of whether such enforcement is sought in a proceeding at law or in equity), and there are no conditions precedent or contractual contingencies to the funding of the full amount of the Financing pursuant to the Financing Commitments, other than as expressly set forth in the Financing Commitments and the Fee Letters. Assuming the funding in full of the Financing on the Closing Date, the accuracy of the representations and warranties of the Company set forth in Article III, Article IV and Article V, and the satisfaction of the conditions contained in Section 8.01 and Section 8.02, as of the date of this Agreement, the cash proceeds contemplated from the Financing will, in the aggregate, be sufficient to consummate the transactions contemplated by this Agreement and the Separation Agreement on the Closing Date, including the Merger and the Separation, and the payment of any amounts required to be paid by Parent pursuant to this Agreement on the Closing Date, the repayment of the Existing Credit Agreements and the satisfaction and discharge or redemption of the Existing Senior Notes as required by this Agreement on or prior to the Closing Date in connection with the Merger or the Separation, and all fees and expenses reasonably expected to be incurred in connection therewith on the Closing Date (the “Required Amounts”). As of the date of this Agreement, assuming the accuracy of the representations and warranties of the Company set forth in Article III, Article IV and Article V, no event has occurred which would or would reasonably be expected to constitute a breach or default (or an event which with notice or lapse of time or both would or would reasonably be expected to constitute a default) on the part of Parent, HospitalCo Parent or their respective Affiliates under the Financing Commitments or, to Parent’s and HospitalCo Parent’s knowledge, any other party to the Financing Commitments. Subject to the accuracy of the representations and warranties of the Company set forth in Article III, Article IV and Article V, the satisfaction of the conditions contained in Section 8.01 and Section 8.02, the completion of the Marketing Period and the performance by the Company and its Affiliates of its and their other obligations under this Agreement, including, but not limited to, the obligations set forth in Section 7.15 and Section 7.16, as of the date of this Agreement, neither Parent nor HospitalCo Parent has any reason to believe that any of the conditions to the Financing will not be satisfied or that the full amount of the Financing will not be available to Parent and HospitalCo Parent on the Closing Date. Except for fee letters with respect to fees and related arrangements with respect to the Financing (the “Fee Letters”) of which Parent and HospitalCo Parent have delivered correct and complete copies to the Company on or prior to the date of this Agreement (other than with respect to redacted fees, fee amounts, pricing terms and pricing caps and other economic terms, but which redacted information does not relate to the amount or conditionality of the Financing), as of the date of this Agreement, there are no side letters or other agreements, Contracts or arrangements related to the funding of the full amount of the Financing that Parent or HospitalCo Parent is a party to that would reasonably be expected to affect the amount or the availability of the Financing. Parent and HospitalCo Parent have fully paid or caused to be paid all commitment fees or other fees required to be paid on or prior to the date of this Agreement in connection with the Financing.

Section 6.06. Limited Guarantee. Parent has furnished the Company with a true, complete and correct copy of the Limited Guarantee. The Limited Guarantee is in full force and effect and is a legal, valid and binding obligation of each of the Guarantors and enforceable against each such Guarantor in accordance with its terms, subject to the Enforceability Exceptions. There is no default under the Limited Guarantee by any Guarantor, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by any Guarantor.

Section 6.07. Merger Sub and Hospital Merger Sub. As of the date of this Agreement, the authorized share capital of Merger Sub consists of 1,000 shares of Merger Sub Shares, of which one share is validly issued and outstanding. Each issued and outstanding Merger Sub Share is, and at the Effective Time will be, owned directly or indirectly by Parent. As of the date of this Agreement, the authorized share capital of Hospital Merger Sub consists of 1,000 shares of Hospital Merger Sub Shares, of which one share is validly issued and outstanding. Each issued and outstanding Hospital Merger Sub Share is, and at the Effective Time will be, owned directly or indirectly by HospitalCo Parent. Neither Merger Sub nor Hospital Merger Sub has any outstanding option, warrant, right, or other agreement pursuant to which any Person other than the sole stockholder of Merger Sub or Hospital Merger Sub may acquire any equity security of Merger Sub or Hospital Merger Sub, as applicable. Each of Parent, HospitalCo Parent, Merger Sub and Hospital Merger Sub has been formed solely for the purpose of engaging in the transactions contemplated by this Agreement and the Separation Agreement. Since their respective dates of incorporation, each of Parent, HospitalCo Parent, Merger Sub and Hospital Merger Sub has not, and prior to the Effective Time will not have, carried on any business nor conducted any operations other than the execution of the Transaction Documents to which it is a party, the performance of its obligations hereunder and thereunder and matters ancillary thereto and has, and prior to the Effective Time will have, no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Separation Agreement.

Section 6.08. Ownership of Company Common Stock. Neither Parent nor HospitalCo Parent nor any of their respective Affiliates beneficially owns (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder), directly or indirectly, any shares of Company Common Stock or holds any rights to acquire Company Common Stock, except pursuant to this Agreement.

Section 6.09. Brokers’ and Finders’ Fees. Except for fees payable to Morgan Stanley & Co. LLC, neither Parent, HospitalCo Parent, Merger Sub, Hospital Merger Sub nor any of their respective Affiliates has any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

Section 6.10. Solvency. Assuming (i) the accuracy of the representations and warranties of the Company set forth in Article III, Article IV and Article V, (ii) the performance by the Company of its obligations hereunder and (iii) the satisfaction of the conditions contained in Section 8.01 and Section 8.02, after giving effect to the transactions contemplated by this Agreement, including the Financing, the payment of the aggregate Merger Consideration and any repayment or refinancing of debt required as result of the consummation of the Merger or the Separation Transactions and the payment of all fees, expenses and other amounts reasonably expected to be incurred by Parent, HospitalCo Parent, Merger Sub, Hospital Merger Sub, the Surviving Entity or the entity surviving the Hospital Merger in connection with the consummation of the transactions contemplated by this Agreement or the Separation Agreement, each of Parent and its Subsidiaries (including the Surviving Entity), taken as a whole, on the one hand, and HospitalCo Parent and its Subsidiaries (including the entity surviving the Hospital Merger), taken as a whole, on the other hand, will be solvent (in that (a) the fair value of their assets, on a consolidated basis, will exceed, on a consolidated basis, their debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of their property, on a consolidated basis, will be greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) they, on a consolidated basis, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured and (d) they, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital).

Section 6.11. Certain Arrangements. As of the date of this Agreement, there are no Contracts or commitments to enter into Contracts (whether oral or written) among Parent, Merger Sub or any of their respective Affiliates, on the one hand, and (a) any director, officer or management employee of the Company, on the other hand, that relate in any way to this Agreement, the Definitive Agreements, the Separation Agreement or the transactions contemplated hereby or thereby or (b) any stockholder of the Company, on the other hand, pursuant to which such stockholder would be entitled to receive consideration of a different amount or nature than the Merger Consideration or pursuant to which such stockholder agrees to vote against any Superior Proposal or agrees to vote in favor of the Requisite Company Vote.

Section 6.12. Independent Investigation; No Other Representation.

(a) Each of Parent, HomecareCo Parent and Merger Sub acknowledges and agrees that it (i) has had an opportunity to discuss the business of the Company and its Subsidiaries with the management of the Company, (ii) has had reasonable access to (A) the books and records of the Company and its Subsidiaries and Affiliated entities and (B) the documents provided by the Company for purposes of the transactions contemplated by this

Agreement, (iii) has been afforded the opportunity to ask questions of and receive answers from officers of the Company and (iv) has conducted its own independent investigation of the Company and Subsidiaries and Affiliated entities, their respective businesses and the transactions contemplated hereby, and has not relied on any representation, warranty or other statement by the Company, its Subsidiaries or any other Person on behalf of the Company or any of its Subsidiaries, other than the representations and warranties of the Company contained in Article III, Article IV and Article V of this Agreement or in any certificate delivered in connection with this Agreement, and that all other representations and warranties are specifically disclaimed.

(b) Without limiting the foregoing, except for the representations and warranties set forth in Article III, Article IV and Article V of this Agreement, in the Separation Agreement or in any certificate delivered in connection with this Agreement or the Separation Agreement, each of Parent, HospitalCo Parent and Merger Sub further acknowledges and agrees that none of the Company, its Subsidiaries or any of their respective stockholders, directors, officers, employees, Affiliates, advisors, agents or other Representatives has made any representation or warranty concerning any estimates, projections, forecasts, business plans or other forward-looking information regarding the Company, its subsidiaries or their respective businesses and operations. Each of Parent, HospitalCo Parent and Merger Sub hereby acknowledges that there are uncertainties inherent in attempting to develop such estimates, projections, forecasts, business plans and other forward-looking information with which Parent and Merger Sub are familiar, that Parent and Merger Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, business plans and other forward-looking information furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, business plans and other forward-looking information), and that Parent, HospitalCo Parent and Merger Sub will have no claim against the Company or any of its stockholders, directors, officers, employees, Affiliates, advisors, agents or other Representatives with respect thereto.

ARTICLE VII

COVENANTS

Section 7.01. Conduct of Business.

(a) The Company shall, and shall cause each of its Subsidiaries (other than any Non-Controlled Joint Venture) to, during the period from the date of this Agreement until the earlier to occur of the Effective Time and the termination of this Agreement in accordance with its terms, except (v) in accordance with the terms of the Separation Agreement or (subject to Section 7.17) the SNF Transaction, (w) as expressly contemplated by this Agreement, (x) as set forth in Section 7.01(a) of the Company Disclosure Letter, (y) as required by applicable Law or (z) with the prior written consent of Merger Sub (which consent shall not be unreasonably withheld, conditioned or delayed, it being acknowledged and agreed that it shall not be considered unreasonable for Merger Sub to consider the potential effects that the applicable matter could have on each of the Homecare Business and the Healthcare Business, separately), conduct its business in all material respects in the ordinary course and, to the extent consistent therewith and subject to compliance with the other restrictions set forth in this Section 7.01, the Company shall, and shall cause each of such Subsidiaries to, use commercially reasonable efforts to maintain and preserve intact, in all material respects, its and each of such Subsidiaries’ assets and business organization, to keep available the services of its and its Subsidiaries’ current executive officers and key employees, and to preserve in all material respects its and each of such Subsidiaries’ present relationships with customers, suppliers, distributors, licensors, licensees, lenders, partners and other Persons having business relationships with it.

(b) Without limiting the generality of Section 7.01(a), between the date of this Agreement and the earlier to occur of the Effective Time and the termination of this Agreement in accordance with its terms, except in accordance with the terms of the Separation Agreement or (subject to Section 7.17) in connection with the SNF Transaction, as expressly contemplated by this Agreement, as set forth in Section 7.01(b) of the Company Disclosure Letter or as required by applicable Law, the Company shall not, nor shall it permit any of its

Subsidiaries (other than any Non-Controlled Joint Venture) to, and shall not cause any Non-Controlled Joint Venture to, without the prior written consent of Merger Sub (which consent shall not be unreasonably withheld, conditioned or delayed, it being acknowledged and agreed that it shall not be considered unreasonable for Merger Sub to consider the potential effects that the applicable matter could have on each of the Homecare Business and the Healthcare Business, separately):

(i) amend its Organizational Documents (whether by merger, consolidation or otherwise);

(ii) (A) split, combine, consolidate, subdivide, adjust or reclassify any Company Securities or Company Subsidiary Securities, (B) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any Company Securities or Company Subsidiary Securities other than in connection with the vesting and settlement of Company Equity Awards in accordance with their terms and in the ordinary course and consistent with past practice, (C) declare, set aside or pay any dividend or distribution (whether in cash, stock, property or otherwise) in respect of, or enter into any Contract with respect to the voting, sale, registration or repurchase of, any shares of its capital stock (other than dividends to be paid by any direct or indirect wholly owned Subsidiary to the Company or any other wholly owned Subsidiary).

(iii) issue, sell, grant, pledge, dispose of or encumber, or authorize the issuance, sale, grant, pledge, disposal or encumbrance of, any Company Securities or Company Subsidiary Securities, other than (A) the issuance of shares of Company Common Stock upon the exercise or vesting of any Company Equity Award outstanding as of the date of this Agreement in accordance with its terms, (B) the issuance of Company Subsidiary Securities to the Company or a wholly owned Subsidiary of the Company, or (C) as permitted by Section 7.01(b)(iv);

(iv) except as required by any Company Employee Plan in effect as of the date of this Agreement, or pursuant to any retention plan described in Section 7.01(b)(iv) of the Company Disclosure Letter, (A) increase the compensation payable or that could become payable by the Company or any of its Subsidiaries to directors or employees of the Company other than in the ordinary course of business and consistent with past practice, (B) enter into any new or amend any existing employment, indemnification, severance, retention, change in control or similar agreement with any of its past or present directors or employees, other than employment or indemnification agreements entered into in the ordinary course of business and consistent with past practice with respect to newly-hired or newly-promoted non-officer employees, (C) establish, adopt, enter into, amend or terminate any Company Employee Plans or any plan, agreement, program, policy, trust, fund or other arrangement that would be a Company Employee Plan if it were in existence as of the date of this Agreement, other than customary modifications to Company Employee Plans in the ordinary course of business and consistent with past practice as part of the periodic review of such plans, (D) accelerate any rights or benefits under any Company Employee Plan, (E) fund any rabbi trust or similar arrangement, (F) grant or amend any long-term cash-based or equity-based incentive awards or (G) hire or terminate the employment or services (other than for cause) of (x) any executive officer of the Company or (y) any other employee, independent contractor or consultant who has annual base compensation greater than $350,000;

(v) acquire any assets (other than acquisitions of assets in the ordinary course of business) or any business or Person or division thereof (whether by merger, consolidation, acquisition of stock or assets, or otherwise) or make any loans, advances or capital contributions to or investments in any Person in excess of $7,500,000 individually or $15,000,000 in the aggregate;

(vi) (A) transfer, license, sell, lease, rent, assign, mortgage, encumber, cancel, abandon, allow to lapse or otherwise dispose of any material assets (whether by way of merger, consolidation, sale of stock or assets, or otherwise) to any Person other than to the Company or a wholly owned Subsidiary of the Company, including the capital stock or other equity interests in any Subsidiary of the Company, except (1) as provided in Section 7.01(b)(vi) of the Company Disclosure Letter and (2) for sales, leases, licenses or other dispositions of any asset or any group of related assets with a fair market value not in excess of $7,500,000 individually or $15,000,000 in the aggregate, other than pursuant to Contracts in effect as of the date of this Agreement or Permitted Liens, or (B) adopt or effect, or propose to adopt or effect, a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, merger or other reorganization other than restructurings or reorganizations solely among the Company and its Subsidiaries or among the Company’s Subsidiaries;

(vii) issue, sell, incur, assume, redeem, repurchase, prepay, defease, cancel, restructure, refinance or otherwise acquire any Indebtedness, or guarantee or otherwise become liable for or modify in any material respects the terms of any Indebtedness, except for issuances, sales, incurrences, assumptions, redemptions, repurchases, prepayments, defeasements, cancellations, restructurings, refinancing, acquisitions, guarantees or other liabilities or modifications with respect to (A) Indebtedness for borrowed money in replacement of existing Indebtedness for borrowed money (provided that such replaced Indebtedness matures within one year of such replacement) in an aggregate principal amount not greater than the replaced Indebtedness (plus any accrued interest and fees and expenses (but not premiums) incurred in connection therewith) and otherwise on terms substantially consistent with or more favorable to the Company than the terms of the Indebtedness being replaced as of the date of such replacement, including with respect to the prepayment of such Indebtedness at the Closing, (B) Indebtedness for borrowed money among the Company and/or its Subsidiaries or among Subsidiaries of the Company, (C) guarantees by the Company of existing Indebtedness of Subsidiaries of the Company or guarantees by Subsidiaries of the Company of the existing Indebtedness of the Company or any of its Subsidiaries that can be paid off without penalty at the Closing, (D) Indebtedness not in excess of $2,500,000 by the Company’s Subsidiaries that are joint ventures or ordinary course drawdowns on existing lines of credit held by the Company’s Subsidiaries that are joint ventures consistent with past practice or (E) Indebtedness under the Company’s Fourth Amended and Restated ABL Credit Agreement, dated as of June 14, 2016, among the Company, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, as amended, supplemented, modified, replaced or refinanced, so long as such amendment, supplement, modification, replacement or refinancing does not increase the aggregate principal amount of the revolving credit commitments thereunder and is otherwise on terms not materially less favorable to the Company than the terms of the Indebtedness being amended, supplemented, modified, replaced or refinanced as of the date of such amendment, supplement, modification, replacement or refinancing, including with respect to the prepayment of such Indebtedness at the Closing;

(viii) (A) make any loans or advances (other than in the ordinary course of business and not in excess of $5,000,000 in the aggregate) to any Person, other than loans among the Company and its Subsidiaries, or (B) cancel, release or assign any material Indebtedness (other than in the ordinary course of business and not in excess of $5,000,000 in the aggregate) owed by any Person to the Company, or any of its Subsidiaries or any claims held by it against any such Person, other than Indebtedness by the Company or any Subsidiary to any other Subsidiary, or by any Subsidiary to the Company;

(ix) make any capital expenditures other than (A) in accordance with the Company’s capital expenditure budget set forth in Section 7.01(b)(ix) of the Company Disclosure Letter or (B) with respect to any emergency capital expenditures not addressed by the foregoing clause (A) as may be required by applicable Law or not to exceed $2,000,000 if necessary to operate the business of the Company and its Subsidiaries in the ordinary course consistent with past practice or as may be required by applicable Law;

(x) except in the ordinary course of business, (A) terminate, cancel, materially amend, or waive, assign or release any material rights of the Company or its Subsidiaries under any Company Material Contract or Material Lease, except for term expirations in accordance with the terms of any Company Material Contract or Material Lease (or any Contract that would constitute a Company Material Contract or Material Lease if in effect as of the date of this Agreement) or (B) enter into any Contract that would constitute a Company Material Contract or Material Lease if in effect as of the date of this Agreement, except to replace or in substitution for another similar Company Material Contract;

(xi) commence, settle or compromise or offer to settle or compromise, or waive, release or assign any rights relating to, any Legal Action (or indemnification claim under the SNF Transaction Agreement) pending or threatened before any arbitrator, court or other Governmental Entity involving (A) the payment of monetary damages by the Company or any of its Subsidiaries of any amount exceeding $7,500,000 (excluding amounts covered under insurance policies or by the Company’s limited purpose insurance Subsidiary), (B) any material restriction on the business of the Company and its Subsidiaries following the Closing or (C) the admission of wrongdoing by the Company or any of its Subsidiaries, other than, in each case, (1) any Legal Action brought against Parent or Merger Sub arising out of a breach or alleged breach of this Agreement by Parent or Merger Sub, (2) the settlement of claims, liabilities or obligations reserved against on the most recent balance sheet of the Company included in the Company SEC Documents for amounts not in excess of the relevant reserve (and without the imposition of any material restriction on the business of the Company or any of its Subsidiaries or any admission of wrongdoing by the Company or any of its Subsidiaries) and (3) the commencement of any Legal Actions in the ordinary course of business consistent with past practice;

(xii) make, implement or adopt any material change in its financial accounting methods, principles or practices, in each case except for any such change (A) required by a change in GAAP or applicable Law or (B) required by the Public Company Accounting Oversight Board or Financial Accounting Standards Board, each as concurred by the Company’s independent registered public accountants;

(xiii) (A) enter into a new line of business directly or indirectly or (B) except as required by applicable Law, change any material policy established by the executive officers of the Company that generally applies to the operations of the Company;

(xiv) make material changes to its insurance program, including (A) replacing collateral that has been pledged for the benefit of insurers, (B) altering the nature and amount of its insurance coverage available for insurance company Affiliates or third parties, (C) amending, terminating or failing to renew any of its material existing insurance policies unless replaced with a policy providing comparable coverage (including from the Company’s limited purpose insurance subsidiary) or existing reinsurance agreements covering risk insured by insurance company Affiliates or entering into such reinsurance agreements (other than renewal in the ordinary course of business consistent with the terms of existing reinsurance agreements), (D) permitting any Subsidiary that is not primarily regulated as an insurance company to transfer reserves held against its self-insured liabilities and the assets supporting such reserves to any entity that is so primarily regulated and (E) reducing the amount of, or borrowing against, reserves held by the Company’s limited purpose insurance subsidiary, other than in the ordinary course consistent with past practice;

(xv) (A) terminate or, except to the extent not within the Company’s control, fail to renew or allow to lapse any Company Permits or (B) amend any Company Permit if doing so would adversely impact the ability of the Company and its Subsidiaries to conduct their businesses;

(xvi) (A) settle or compromise any material Tax claim, (B) make, change or revoke any material Tax election (other than in the ordinary course of business), or adopt or change any material method of Tax accounting or change any Tax accounting period, (C) amend any material Tax Returns, (D) surrender any right to claim a material refund of Taxes, or (E) enter into any closing agreement or similar agreement with any Tax authority in respect of Taxes;

(xvii) amend or modify the engagement letter of either of the Company Financial Advisors;

(xviii) assign, transfer, license or abandon any material Company-Owned IP, except in the ordinary course of business consistent with past practice;

(xix) transfer assets or liabilities, or enter into material intercompany Contracts, between the Homecare Business and Homecare Entities, on the one hand, and the Hospital Business and Hospital Business, on the other hand;

(xx) enter into any material procurement Contract that requires the purchase of all of the Company’s or any of its Subsidiaries’ requirements for a given product or service from a given third party, other than any Contract that may be terminated by the Company without material penalty on not more than one hundred and twenty (120) days’ notice;

(xxi) effect a merger, consolidation, redomestication, or any other transaction or series of transactions that has the effect of changing the jurisdiction of incorporation or organization of a Subsidiary registered as an insurance company; or

(xxii) agree, resolve or commit to do any of the foregoing.

(c) Between the date of this Agreement and the earlier to occur of the Effective Time and the termination of this Agreement in accordance with its terms, the Company: (i) shall enter into an agreement, promptly following the date hereof, with the Subsidiaries of the Company set forth in Section 7.01(c) of the Company Disclosure Letter, which shall provide that (A) from and after November 1, 2017, any net intercompany obligations provisionally recorded by the Company Group Members’ accounting systems as being incurred by such Subsidiaries shall be treated as equity contributions by their respective parents, as applicable and (B) any such recorded intercompany obligations shall not constitute enforceable creditors’ rights in any respect; (ii) shall promptly following the accounting close for each fiscal quarter of such Subsidiaries, revise the book entries of each such Subsidiary to reflect the intent described in the foregoing clause (i)(A); and (iii) shall, and shall cause such Subsidiaries to, take positions consistent with the foregoing for U.S. tax purposes, reflecting the intent that all net payables of such Subsidiaries shall be treated as equity contributed to the capital of such Subsidiaries. Moreover, no intercompany debt obligations between any other Company Group Members will have been incurred other than in the ordinary course of business, and the Company shall reasonably cooperate with Parent to monitor the intercompany obligations incurred by the Subsidiaries of the Company other than those set forth in Section 7.01(c) of the Company Disclosure Letter with a view to avoiding the insolvency of any Company Group Member in the reasonable judgment of the Company.

Section 7.02. Other Actions. From the date of this Agreement until the earlier to occur of the Effective Time or the termination of this Agreement in accordance with the terms set forth in Article IX, the Company shall not, subject to Section 7.04, and Parent shall not, and shall not permit any of their respective Subsidiaries to, take, or agree or commit to take, any action that would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the consummation of the Merger or the other transactions contemplated by this Agreement; provided that this Section 7.02 shall not be interpreted to prohibit or restrict the ability of the Company to consummate the SNF Transaction or the Separation Transactions. Without limiting the generality of the foregoing, each of Parent and Merger Sub shall not, and shall not permit any of its Subsidiaries to, during the period from the date of this Agreement until the earlier to occur of the Effective Time and the termination of this Agreement in accordance with its terms, acquire or agree to acquire any Person principally operating in the same industries as the Company and its Subsidiaries operate if the entry into a definitive agreement relating to or the consummation of such an acquisition would reasonably be expected to (a) prevent, materially delay or materially impede the obtaining of, or adversely affect in any material respect the ability of either of Parent or Merger Sub to procure, any Consents of any Governmental Entity or the expiration or termination of any applicable waiting period necessary to consummate the transactions contemplated by this Agreement or the Separation Agreement or (b) materially increase the risk of any Governmental Entity enacting, issuing, promulgating, enforcing or entering any Law or Order prohibiting the consummation of the transactions contemplated by this Agreement or the Separation Agreement.

Section 7.03. Access to Information; Confidentiality.

(a) From the date of this Agreement until the earlier to occur of the Effective Time or the termination of this Agreement in accordance with the terms set forth in Article IX, the Company shall, and shall cause its Subsidiaries to, (i) afford to Parent and Parent’s Representatives reasonable access to the officers, employees, accountants, agents, properties, offices and other facilities and to the books and records of the Company and its Subsidiaries, (ii) promptly provide Parent and Parent’s Representatives copies of any material filings, notices, communications or other documents sent to or received from, and written summaries of any meetings with, any Governmental Entity or any other party related to this Agreement or with respect to compliance with the CIA and (iii) promptly furnish to Parent and Parent’s Representatives such other information concerning the business and properties of the Company and its Subsidiaries as Parent may reasonably request from time to time. All access and investigation pursuant to this Section 7.03(a) shall be conducted (A) during normal business hours upon reasonable advance notice to the Company, (B) in such a manner as not to unreasonably interfere with the normal operations of the businesses of the Company and its Subsidiaries and (C) at Parent’s sole cost and expense. The Company shall have the right to have one or more of its Representatives present at all times during any visits to the properties or offices of the Company, and during any discussions or contacts with the employees or agents of the Company, contemplated by this Section 7.03(a). Notwithstanding the foregoing in this Section 7.03(a), neither the Company nor any of its Subsidiaries shall be required to provide access to or disclose information where such access or disclosure would (x) jeopardize the protection of any applicable privilege (including attorney-client privilege) or other immunity or protection from disclosure, (y) contravene any Law applicable to the Company or any of its Subsidiaries or their respective businesses or any Contract to which the Company or any of its Subsidiaries is a party or by which any of their assets or properties are bound or (z) result in the disclosure of competitively sensitive information; provided that the Company shall use commercially reasonable efforts to provide such access or allow the disclosure of such information (or as much of it as possible) in a manner that does not result in a loss of privilege or immunity, contravene any applicable Law or result in the disclosure of competitively sensitive information, as applicable; provided, further, that the Clean Team Confidentiality Agreements shall govern the disclosure of “Protected Information” as defined therein.

(b) The Confidentiality Agreements and the Clean Team Confidentiality Agreements shall apply with respect to information furnished under this Agreement. Parent and the Company shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreements and the Clean Team Confidentiality Agreements (in the case of Parent, as if it were a party thereto), which shall survive the termination of this Agreement in accordance with the terms set forth therein.

Section 7.04. No Solicitation.

(a) Except as expressly permitted by this Section 7.04, from the date of this Agreement until the receipt of the Requisite Company Vote or, if earlier, the termination of this Agreement in accordance with Article IX, the Company shall not, shall cause its controlled Affiliates and its and their respective directors, officers and employees not to, and shall use its reasonable best efforts to cause its and its controlled Affiliates’ other Representatives not to, directly or indirectly (i) solicit, initiate or knowingly encourage, facilitate or induce any inquiries regarding, or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, any Takeover Proposal, (ii) conduct or engage in any discussions or negotiations regarding, or furnish to any third party any non-public information relating to the Company or any of its Subsidiaries with or for the purpose of facilitating, inducing or encouraging, any Takeover Proposal (other than, in response to an unsolicited inquiry, (A) to contact a Person making a Takeover Proposal to clarify the terms thereof or (B) to refer inquiring Persons to this Section 7.04), (iii) approve, endorse or recommend any Takeover Proposal, (iv) enter into any letter of intent, acquisition agreement, merger agreement or other similar agreement relating to any Takeover Proposal (other than an Acceptable Confidentiality Agreement) (each, a “Company Acquisition Agreement”) or (v) resolve to do any of the foregoing. Notwithstanding anything to the contrary set forth herein, the Company may waive any standstill or similar agreement solely to the extent necessary to permit a third party to make, on a confidential basis to the Company Board, a Takeover Proposal, conditioned on such third party agreeing that the Company shall not be prohibited from providing any information to Parent regarding any such Takeover Proposal as required by, and in accordance with, this Section 7.04. The Company shall, and shall cause its controlled Affiliates and its and their respective directors, officers and employees to, and shall use its reasonable best efforts to cause its and its controlled Affiliates’ other Representatives to, cease immediately and cause to be terminated any and all existing activities, discussions or negotiations, if any, that may be ongoing with any third party with respect to any Takeover Proposal and shall use its reasonable best efforts to cause any such third party (or its agents or advisors) in possession of non-public information in respect of the Company or any of its Subsidiaries that was furnished by or on behalf of the Company and its Subsidiaries to return or destroy (and confirm destruction of) all such information, subject to Section 7.04(b), and shall terminate access of all Persons (other than Parent, the Company and their respective Subsidiaries and Representatives) to any “data room” with respect to any Takeover Proposal.

(b) Notwithstanding anything to the contrary in Section 7.04(a) or any other provision of this Agreement, if at any time after the date of this Agreement and prior to the receipt of the Requisite Company Vote, the Company or any of its Representatives receives a bona fide, unsolicited Takeover Proposal that did not result from a breach of this Section 7.04, and if the Company Board or any duly constituted or authorized committee thereof determines in good faith, after consultation with its financial advisors and outside legal counsel, that such Takeover Proposal constitutes or would reasonably be expected to lead to a Superior Proposal and that the failure to take action with respect thereto would be inconsistent with the Company Board’s fiduciary duties under applicable Law, then the Company and its Representatives may, (i) provide access to the Company’s and its Subsidiaries’ employees, properties, assets, books and records and furnish information (including non-public information) with respect to the Company and its Subsidiaries to such third party and its Representatives; provided, in each case, that the Company previously has entered into an Acceptable Confidentiality Agreement with such third party; provided, further, that the Company shall substantially concurrently provide to Merger Sub any non-public information concerning the Company or any of its Subsidiaries that is provided or made available to such third party and its Representatives that has not been previously provided to Merger Sub, and (ii) engage in or otherwise participate in negotiations or discussions with such third party and its Representatives regarding such Takeover Proposal.

(c) The Company shall promptly (and in any event within twenty-four (24) hours after receipt) notify Merger Sub in writing in the event that the Company receives any Takeover Proposal or any inquiry or request for information that would reasonably be expected to lead to a Takeover Proposal. In such notice, the Company shall identify the third party making, and details of the material terms and conditions of, any such Takeover Proposal or inquiry or request and provide copies of any written proposals, draft agreements and all draft or executed financing commitments and related documentation. The Company shall keep Merger Sub reasonably informed on a current basis of the status of any such Takeover Proposal, including any changes to the timing, amount or form of consideration, conditionality or other material terms of (or any other material developments with respect to) any Takeover Proposal, including by promptly, and in any event no later than twenty-four (24) hours after receipt by the Company or any of its Affiliates or Representatives, providing to Merger Sub copies of any additional or revised written proposals, draft agreements and all draft or executed financing commitments and related documentation and by providing Merger Sub with prior written notice, contemporaneously with notice to the Company Board, of any meeting of the Company Board at which the Company Board is reasonably expected to consider any Takeover Proposal. The Company agrees that it and its Affiliates will not enter into any agreement with any Person subsequent to the date of this Agreement that prohibits the Company from providing any information or materials to Merger Sub in accordance with, or otherwise complying with, this Section 7.04.

(d) Except as expressly permitted by this Section 7.04(d), neither the Company Board nor any committee thereof shall (i) (A) change, withhold, withdraw, modify or qualify, or authorize or resolve to or publicly propose or announce its intention to change, withhold, withdraw, modify or qualify, in each case, in any manner adverse to Parent, the Company Board Recommendation, (B) make any public statement inconsistent with the Company Board Recommendation; provided that any public statement that includes only factual statements and reaffirms the Company Board Recommendation shall not be a statement inconsistent with the Company Board Recommendation, (C) other than with respect to a tender offer or exchange offer covered by Section 7.04(d)(i)(D), if a Takeover Proposal shall have been publicly announced or disclosed, either fail to recommend against such Takeover Proposal or fail to reaffirm the Company Board Recommendation promptly following a written request by Parent to do so, (D) fail to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, against any Takeover Proposal that is a tender offer or exchange offer subject to Regulation 14D promulgated under the Exchange Act within ten (10) Business Days after the commencement (within the meaning of Rule 14d-2 under the Exchange Act) of such tender offer or exchange offer (it being understood and agreed that any communication made in accordance with Section 7.04(e), or the failure by the Company Board to take a position with respect to such tender offer or exchange offer, shall not be deemed a Change of Recommendation if such communication is made or such position is taken prior to the tenth (10th) Business Day after the commencement (within the meaning of Rule 14d-2 under the Exchange Act) of such tender offer or exchange offer, or (E) adopt, approve or recommend to the stockholders of the Company, or formally resolve to or publicly propose or announce its intention to adopt, approve or recommend to the stockholders of the Company, a Takeover Proposal (any action described in this clause (i), a “Company Adverse Recommendation Change”) or (ii) authorize or cause the Company or any of its Subsidiaries to enter into a Company Acquisition Agreement. Notwithstanding the foregoing or anything to the contrary in this Agreement, at any time prior to the receipt of the Requisite Company Vote, the Company Board may, in response to a Superior Proposal or Intervening Event, make a Company Adverse Recommendation Change of the type described in clause (A) of the definition thereof or, solely in response to a Superior Proposal, terminate this Agreement in order to enter into (or permit any Subsidiary to enter into) a Company Acquisition Agreement if, (i) the Company Board, prior to effecting the Company Adverse Recommendation Change or delivering notice of termination pursuant to Section 9.04(a), provides Merger Sub five (5) Business Days prior written notice of its intention to take such action, which notice shall include a description in reasonable detail of such Superior Proposal (and copies of any written proposals, draft agreements and all draft or executed financing commitments and related documentation the Company has received with respect thereto) or Intervening Event, (ii) the Company is and remains in compliance with this Section 7.04; (iii) during the five (5) Business Days following such written notice, the Company Board and, if requested by Merger Sub, and Parent’s Representatives have negotiated in good faith with Merger Sub regarding any revisions to the terms and conditions of the transactions contemplated by this Agreement, including the Merger; and (iv) at the end of the five (5) Business Day period described in the foregoing clause (iii), the Company Board concludes in good faith, after consultation with the Company’s outside legal counsel and financial advisors (and taking into account any adjustment or modification of the terms of this Agreement to which Parent and Merger Sub have committed to in writing), that such Takeover Proposal (if any) continues to constitute a Superior Proposal, if applicable, and the failure to make a Company Adverse Recommendation Change or the failure to terminate this Agreement in order to enter into (or permit any Subsidiary of the Company to enter into) a Company Acquisition Agreement, as applicable, would be inconsistent with its fiduciary duties under applicable Law. Any material change to the terms, facts and circumstances relating to the Superior Proposal or Intervening Event will be deemed to be a new Superior Proposal or Intervening Event, as applicable, for purposes of this Section 7.04; provided that the time periods referred to in the foregoing clauses (i) through (iv) shall be four (4) Business Days instead of five (5) Business Days.

(e) Nothing contained in this Section 7.04 shall prohibit the Company or the Company Board from (i) taking and disclosing to the stockholders of the Company a position contemplated by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act or (ii) from making any “stop, look and listen” communication to the stockholders of the Company pursuant to Rule 14d-9(f) under the Exchange Act.

Section 7.05. Preparation of Proxy Materials; Company Stockholders Meeting.

(a) As soon as reasonably practicable following the date of this Agreement, the Company shall prepare and file the preliminary Company Proxy Statement with the SEC. Each of Parent, HospitalCo Parent and Merger Sub shall cooperate with the Company in the preparation of the Company Proxy Statement and furnish all information concerning Parent, HospitalCo Parent or Merger Sub, as the case may be, that is required in connection with the preparation of the Company Proxy Statement. The Company shall not file the Company Proxy Statement or any amendment or supplement thereto without providing Merger Sub a reasonable opportunity to review and comment thereon (which comments shall be reasonably considered by the Company). Each of the Company, Parent, HospitalCo Parent and Merger Sub shall use its reasonable best efforts to resolve, and each party agrees to consult and cooperate with the other parties in resolving, all SEC comments with respect to the Company Proxy Statement as promptly as practicable after receipt thereof and to cause the Company Proxy Statement in definitive form to be cleared by the SEC and mailed or made available to the Company’s stockholders as promptly as reasonably practicable following filing with the SEC. The Company agrees to consult with Merger Sub (and reasonably consider any comments provided by Merger Sub) prior to responding to SEC comments with respect to the preliminary Company Proxy Statement and, to the extent reasonably practicable, permit Parent, HospitalCo Parent and their respective outside counsels to participate in all meetings, telephone conferences and other substantive communications with the SEC relating to the Company Proxy Statement. Each of Parent, HospitalCo Parent, Merger Sub and the Company agrees to correct any information provided by it for use in the Company Proxy Statement which shall have become false or misleading and the Company shall promptly, to the extent required by Law, prepare and mail or make available to its stockholders an amendment or supplement setting forth such correction. The Company shall as soon as reasonably practicable (i) notify Merger Sub of the receipt of any comments from the SEC with respect to the Company Proxy Statement and any request by the SEC for any amendment to the Company Proxy Statement or for additional information and (ii) provide Merger Sub with copies of all written correspondence between the Company and its Representatives, on the one hand, and the SEC, on the other hand, with respect to the Company Proxy Statement or the Merger.

(b) The Company shall, as soon as practicable following the date on which the Company is informed that the SEC has no further comments on the preliminary Company Proxy Statement, duly set a record date for, call, give notice of, convene and hold the Company Stockholders Meeting. Subject to the right of the Company Board to make a Company Adverse Recommendation Change in accordance with Section 7.04, the Company shall, through the Company Board, make the Company Board Recommendation, include the Company Board Recommendation in the Company Proxy Statement, and, unless a Company Adverse Recommendation Change has occurred, use its reasonable best efforts to (i) solicit from its stockholders proxies in favor of the adoption of this Agreement and the transactions contemplated by this Agreement, including the Merger, and (ii) take all other action necessary or advisable to secure the Requisite Company Vote. If, at any time following the dissemination of the Company Proxy Statement (provided that there has been no Company Adverse Recommendation Change), either the Company or Merger Sub reasonably determines in good faith (after consulting with the other) that a quorum or the Requisite Company Vote is unlikely to be obtained at the Company Stockholders Meeting, then the Company shall have the right to adjourn or postpone the Company Stockholders Meeting from time to time; provided that no such adjournment or postponement shall delay the Company Stockholders Meeting by more than thirty (30) days from the currently scheduled date. During any such period of adjournment or postponement, the Company shall continue in all respects to comply with its obligations under Section 7.04 and this Section 7.05. For the avoidance of doubt, unless this Agreement is terminated in accordance with its terms, neither the commencement, public proposal, public disclosure or communication to the Company of any Takeover Proposal nor the making of any Company Adverse Recommendation Change shall obviate or otherwise affect the obligation of the Company to set a record date for, duly call, give notice of, convene and hold the Company Stockholders Meeting in accordance with this Section 7.05(b).

Section 7.06. Notices of Certain Events. The Company shall notify Merger Sub, and each of Parent, HospitalCo Parent and Merger Sub shall notify the Company, promptly of (i) any material notice or other material communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement, (ii) any material notice or other material communication from any Governmental Entity in connection with the transactions contemplated by this Agreement, (iii) any Legal Actions commenced, or to such party’s knowledge, threatened, against the Company or any of its Subsidiaries, Parent or its Subsidiaries or HospitalCo Parent or its Subsidiaries, as applicable, that are related to the transactions contemplated by this Agreement (“Transaction Litigation”), and (iv) the occurrence of any event, change or effect following the date of this Agreement which has resulted or is reasonably likely to result in the failure of any of the conditions set forth in Section 8.02(a), Section 8.02(b), or Section 8.02(c) of this Agreement (in the case of the Company and its Subsidiaries) or Section 8.03(a) or Section 8.03(b) of this Agreement (in the case of Parent, HospitalCo Parent and Merger Sub). In no event shall the delivery of any notice by a party pursuant to this Section 7.06 limit or otherwise affect the respective rights, obligations, representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement. Without limiting the preceding sentence, the Company shall keep Parent reasonably informed regarding any Transaction Litigation and shall give Parent the opportunity to participate in the defense, settlement, or entry into any other agreement with respect to such Transaction Litigation, including the opportunity to review and comment on all Filings or responses to be made by the Company in connection with any Transaction Litigation, and the Company shall consider any such comments in good faith. The Company agrees that, without Parent’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed (it being understood that it would be unreasonable for Parent to withhold or condition consent to any payment, settlement or other agreement in connection with any Transaction Litigation that only requires (x) the issuance of additional disclosure and/or (y) the payment of money in connection with such settlement in an amount that does not exceed any insurance proceeds that the Company reasonably expects to receive with respect to such Claim and any deductible in respect thereof), the Company shall not offer to make or make any payment with respect to any Transaction Litigation or enter into any settlement or similar agreement relating to any Transaction Litigation.

Section 7.07. Employees; Benefit Plans.

(a) From and after the Effective Time, the applicable Parent shall, and shall cause the Surviving Entity or HomecareCo, as applicable, to, honor, in accordance with their terms, all the change-in-control arrangements, employment agreements, incentive plans, retirement arrangements, deferred compensation plans and retention arrangements disclosed in Section 7.07(a) of the Company Disclosure Letter. For the avoidance of doubt, the consummation of the transactions contemplated by this Agreement will constitute a “Change in Control” for purposes of such arrangements that have change-in-control provisions or features relating to the Company.

(b) During the period commencing at the Effective Time and ending on the date which is the earlier of (x) twelve (12) months from the Effective Time and (y) the date of the employee’s termination of employment with the applicable Parent or its Subsidiaries, the applicable Parent shall cause the Surviving Entity or HomecareCo, as applicable, to provide the employees of the Company, HomecareCo, or any of their Subsidiaries who remain employed immediately after the Effective Time (collectively, the “Continuing Employees”) with (i) base salary and target bonus opportunities that are, in each case, no less favorable than that provided by the Company and its Subsidiaries to such employee as of immediately prior to the Closing Date and (ii) employee benefits that are, in the aggregate, substantially comparable in the aggregate to the employee benefits provided by the Company and its Subsidiaries as of immediately prior to the Closing Date (in the case of each of clauses (i) and (ii), excluding long-term cash-based or equity-based compensation or transaction based compensation such as retention bonuses or deal bonuses). Notwithstanding any provision of this Agreement to the contrary, in the event that there is a conflict between any provision of this Section 7.07 and the provision of any collective bargaining agreement with respect to any Continuing Employee whose terms and conditions of employment are subject to such collective bargaining agreement, the terms and conditions of such collective bargaining agreement shall control.

(c) With respect to any “employee benefit plan” as defined in Section 3(3) of ERISA maintained by the applicable Parent or any of its Subsidiaries (collectively, “Parent Benefit Plans”) in which any Continuing Employees will participate effective as of the Effective Time, such Parent shall, or shall cause a Subsidiary to, (i) waive any pre-existing condition limitations, actively-at-work requirements, eligibility waiting periods and any other restriction that would prevent immediate or full participation under any Parent Benefit Plan in which such Continuing Employees may be eligible to participate after the Effective Time with respect to participation and coverage requirements applicable to such employees to the extent such conditions and exclusions were satisfied or did not apply to such employees under the welfare plans maintained by the Company prior to the Effective Time, (ii) provide each Continuing Employee with credit for any co-payments and deductibles paid prior to the Effective Time in the same plan year in which the Effective Time occurs in satisfying any analogous deductible or out-of-pocket requirements to the extent applicable under any Parent Benefit Plan in which such Continuing Employees may be eligible to participate after the Effective Time, as if there had been a single continuous employer for such plan year, to the extent credited under the welfare plans maintained by the Company prior to the Effective Time, and (iii) recognize all service of the Continuing Employees with the Company or any of its Subsidiaries, as the case may be as if such service were with the applicable Parent, for vesting and eligibility purposes (but not for benefit accrual purposes, except for severance and vacation, if applicable) in any Parent Benefit Plan in which such Continuing Employees may be eligible to participate after the Effective Time; provided that such service shall not be recognized to the extent that (x) such recognition would result in a duplication of benefits or (y) such service was not recognized under the corresponding Company Employee Plan.

(d) Between the date of this Agreement and the Effective Time, the Company shall use its commercially reasonable efforts to cooperate with each Parent as necessary to enable it to comply with the provisions of this Section 7.07 and to furnish to it such information regarding employment and benefits (including information related to the provision of services by any third-party vendors) as it may from time to time reasonably request. As soon as reasonably practicable after the date of this Agreement, at the request of either Parent or Merger Sub, the Company shall furnish all information reasonably requested in connection with the treatment of benefit plans in acquisitions and divestitures involving the Company prior to the Effective Time.

(e) No later than thirty (30) days following the date of this Agreement, the Company shall deliver to Merger Sub a list of each “disqualified individual” (as defined in Section 280G of the Code) of the Company and its Subsidiaries and (i) the Company’s reasonable, good faith estimate of the maximum amount (separately identifying single and double-trigger amounts) that could be paid to such disqualified individual as a result of any of the transactions contemplated by this Agreement (alone or in combination with any other event), (ii) the “base amount” (as defined in Section 280G(b)(3) of the Code) for each such disqualified individual and (iii) underlying documentation on which such calculations are based. Such information shall be updated and delivered to Merger Sub not later than twenty (20) days prior to the anticipated Closing Date.

(f) This Section 7.07 shall be binding upon and inure solely to the benefit of each of the parties to this Agreement, and nothing in this Section 7.07, express or implied, shall confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Section 7.07. Without limiting any of the obligations in Section 7.07(a) and Section 7.07(b), nothing contained herein, express or implied (i) shall be construed to establish, amend or modify any benefit plan, program, agreement or arrangement or (ii) shall alter or limit the ability of the Surviving Entity, HomecareCo, either Parent or any of their respective Affiliates to amend, modify or terminate any benefit plan, program, agreement or arrangement at any time assumed, established, sponsored or maintained by any of them. The parties hereto acknowledge and agree that the terms set forth in this Section 7.07 shall not create any right in any Company Employee or any other Person to any continued employment with the Surviving Entity, HomecareCo, either Parent or any of their respective Subsidiaries or compensation or benefits of any nature or kind whatsoever.

(g) The Company shall reasonably cooperate with each Parent regarding material written communications related to the transactions contemplated hereby that are intended for broad-based and general distribution to any current or former employees of the Company or any of its Subsidiaries, and Parent shall be provided a reasonable opportunity to review and offer comments on any such communications. Neither of Parent, Merger Sub nor any of their respective Representatives shall send any written communications to Company Employees without the prior written consent of the Company.

Section 7.08. Directors’ and Officers’ Indemnification and Insurance.

(a) Each of Parent, HospitalCo Parent and Merger Sub agrees that all rights to indemnification, advancement of expenses and exculpation for acts or omissions occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time (including any matters arising in connection with the transactions contemplated by this Agreement), now existing in favor of each Person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time an officer or director of the Company or any of its Subsidiaries (each an “Indemnified Party”) as provided in the Organizational Documents, in each case as in effect on the date of this Agreement, or pursuant to any other Contracts in effect on the date of this Agreement and disclosed in Section 7.08 of the Company Disclosure Letter, shall be assumed jointly and severally by the Surviving Entity and the surviving entity of the Hospital Merger without further action, at the Effective Time. Any such rights contained in the Organizational Documents shall survive the Merger and for a period of six (6) years following the Effective Time shall not be altered or amended in any manner adverse to any

Indemnified Party without the prior written consent of such Indemnified Party, except as required by applicable Law. Any such rights contained in the Contracts listed in Section 7.08 of the Company Disclosure Letter shall remain in full force and effect in accordance with their terms, and, in the event that any proceeding is pending or asserted or any claim made during such period, until the final disposition of such proceeding or claim.

(b) For a period of six (6) years from and after the Effective Time, to the fullest extent permitted under applicable Law, Parent and HospitalCo Parent shall, and shall cause the Surviving Entity and the surviving entity of the Hospital Merger (collectively, the “Indemnifying Parties”) to jointly and severally indemnify, defend and hold harmless each Indemnified Party (in all of their capacities) against all losses, claims, damages, liabilities, fees, expenses, judgments and fines incurred in connection with any claim, suit, action or proceeding, whether civil, criminal, administrative, or investigative (each a “Claim”) and shall provide advancement of expenses (including reasonable attorneys’ fees) to each Indemnified Party to the same extent such Indemnified Party has the right to advancement of reasonable and documented expenses (i) as of the date of this Agreement pursuant to the Organizational Documents or (ii) pursuant to the Contracts listed in Section 7.08 of the Company Disclosure Letter and to the extent that such Indemnified Party does not have such a right to advancement of expenses, the Indemnifying Parties shall promptly reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such Claim as such expenses are incurred, subject to the receipt of an undertaking by such Indemnified Party to repay such legal and other fees and expenses paid in advance if it is ultimately determined in a final and non-appealable judgment of a court of competent jurisdiction that such Indemnified Party is not entitled to be indemnified under applicable Law.

(c) The Surviving Entity and the surviving entity of the Hospital Merger shall, and Parent and HospitalCo Parent shall cause the Surviving Entity and the surviving entity of the Hospital Merger, as applicable, to, (i) maintain in effect for a period of six (6) years after the Effective Time, if available, the current policies of directors’ and officers’ liability insurance maintained by the Company immediately prior to the Effective Time (provided that the Surviving Entity may substitute therefor policies, of at least the same coverage and amounts and containing terms and conditions that are not less advantageous in the aggregate to the directors and officers of the Company and its Subsidiaries when compared to the insurance maintained by the Company as of the date of this Agreement), or (ii) obtain as of the Effective Time “tail” insurance policies with a claims period of six (6) years from the Effective Time with at least the same coverage and amounts and containing terms and conditions that are not less advantageous in the aggregate to the directors and officers of the Company and its Subsidiaries, in each case with respect to claims arising out of or relating to events which occurred before or at the Effective Time (including in connection with the transactions contemplated by this Agreement); provided that the Company may, at Merger Sub’s expense, obtain such “tail” insurance policies on or prior to the Closing Date to be effective at the Effective Time; provided, further, that in no event shall the cost of any such maintenance of current policies or any such “tail” insurance policy in respect of any one policy year exceed 250% of the current aggregate annual premium.

(d) The obligations of each of Parent and the Surviving Entity under this Section 7.08 shall survive the consummation of the Merger and shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party to whom this Section 7.08 applies without the consent of such affected Indemnified Party (it being expressly agreed that the Indemnified Parties to whom this Section 7.08 applies shall be third party beneficiaries of this Section 7.08, each of whom may enforce the provisions of this Section 7.08). The provisions of this Section 7.08 are intended to be for the benefit of each Indemnified Party and his or her successors, heirs and representatives.

(e) In the event Parent, HospitalCo Parent, the Surviving Entity, the surviving entity of the Hospital Merger or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets (in any transaction or series of transactions) to one or more Persons, then, and in each such case, proper provision shall be made so that the successors and assigns of any such entity, as the case may be, shall jointly and severally assume all of the obligations set forth in this Section 7.08. The agreements and covenants contained herein shall not be deemed to be exclusive of any other rights to which any Indemnified Party is entitled, whether pursuant to Law, Contract or otherwise. Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company, its Subsidiaries or their respective officers, directors and employees, it being understood and agreed that the indemnification provided for in this Section 7.08 is not prior to, or in substitution for, any such claims under any such policies.

Section 7.09. Reasonable Best Efforts.

(a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties hereto shall (and, in the case of Parent and HospitalCo Parent, shall cause each of their respective Affiliates to) use its reasonable best efforts to take, or cause to be taken, all reasonable actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all reasonable things necessary, proper or advisable to consummate and make effective, and to satisfy all conditions to, in the most expeditious manner practicable, the Transactions, including (i) the obtaining of all necessary permits, licenses, certificates of need, Consents, and actions or nonactions from Governmental Entities and the making of all necessary Filings (including Filings with Governmental Entities) and the taking of all reasonable steps as may be necessary to obtain Consent from, or to avoid an action or proceeding by, any Governmental Entities, (ii) the obtaining of all necessary Consents from third parties, and (iii) the execution and delivery of any reasonable additional instruments necessary to consummate the Merger or the Separation Transactions and to fully carry out the purposes of this Agreement or the Separation Agreement. Parent will take all actions necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement. Each party hereto shall, subject to applicable Law, promptly (x) cooperate and coordinate with the other parties in the taking of the actions contemplated by clauses (i), (ii) and (iii) immediately above and (y) supply the other parties with any information that may be reasonably required in order to effectuate the taking of such actions. Each party hereto shall promptly inform the other party or parties hereto, as the case may be, of any material communication from any Governmental Entity received by such party or any of its Affiliates regarding any of the transactions contemplated by this Agreement or the Separation Agreement. The Company, Parent and HospitalCo Parent shall use reasonable best efforts to file, as promptly as practicable, but in any event no later than twenty (20) Business Days after the date of this Agreement, all notifications required under the HSR Act applicable to the transactions contemplated by this Agreement, including the Merger, and the Separation Agreement. The Company, Parent and HospitalCo Parent shall use reasonable best efforts to file (to the extent the applicable Filings are to be to be filed by such party) and cooperate with the filing of, as promptly as practicable, but in any event no later than January 31, 2018, all Filings required to obtain the Consents and licenses set forth in Section 8.01(c) of the Company Disclosure Letter, it being acknowledged and agreed that the parties shall coordinate and provide all information required for Parent and HospitalCo Parent to complete the Filings in connection with the transactions contemplated hereby. Each of Parent, HospitalCo Parent and the Company shall bear its own costs and expenses incurred in connection with such filings; provided that Parent shall cause Merger Sub to pay any filing fees and associated costs for third party consultants or counsel in connection therewith and HospitalCo Parent shall cause Hospital Merger Sub to pay any filing fees and associated costs for third party consultants or counsel in connection therewith. Unless prohibited by applicable Law or a Governmental Entity and to the extent reasonably practicable, no party shall participate in or attend (x) any material meeting (whether in person or via telephone) with any Governmental Entity concerning any Antitrust Law in connection with the Merger or the Separation or (y) any other material meeting (whether in person or via telephone) with any Governmental Entity in respect of the Merger or the Separation, in each case, without providing reasonable advance notice of such material meeting to the other parties and providing the opportunity to attend or participate. None of Parent, HospitalCo Parent or the Company shall commit to or agree (or permit their respective Affiliates to commit to or agree) with any Governmental Entity to stay, toll or extend any applicable waiting period under the HSR Act, without the prior written consent of the other parties (such consent not to be unreasonably withheld or delayed).

(b) Without limiting the generality of any of the undertakings pursuant to Section 7.09(a), each of the parties hereto shall, and shall cause its Affiliates to, (i) respond as promptly as practicable to any request for additional information or documentary material from Governmental Entities pursuant to the HSR Act or any other applicable Antitrust Laws and (ii) subject to the terms set forth in Section 7.09(c) hereof, use its reasonable best efforts to take, or cause to be taken, all other actions as are necessary or advisable to obtain prompt approval of the consummation of the transactions contemplated by this Agreement and the Separation Agreement by any Governmental Entity or expiration of applicable waiting periods; provided that the parties agree that Parent and HospitalCo Parent shall, subject to their obligations of consultation with the Company under this Agreement, have the principal, but not sole, responsibility to devise the strategy for all filings, notifications, submissions and communications in connection with any Filing pursuant to Antitrust Laws subject to this Section 7.09, so long as such strategy complies with the terms and conditions of this Agreement; provided, further, that each of Parent, HospitalCo Parent and the Company shall consult with the other with respect to such strategy and consider in good faith the views of the other with respect to such strategy.

(c) Without limiting the generality of the parties’ undertakings pursuant to Section 7.09(a) and Section 7.09(b), HospitalCo Parent agrees on its own behalf and to cause Hospital Merger Sub, and Parent and Merger Sub agree to take, or cause to be taken, any and all steps and to make, or cause to be made, any and all undertakings necessary to obtain any Consents required under or in connection with the HSR Act and any other Antitrust Law, and to enable all waiting periods under any Antitrust Law to expire, and to avoid or eliminate each and every impediment under any Antitrust Law asserted by any Governmental Entity or any other Person, in case to cause the Closing and the other transactions contemplated by this Agreement and the Separation Agreement to occur as promptly as practicable following the date of this Agreement, and in any event no later than the End Date, including (i) offering, negotiating, committing to and effecting, by consent decree, hold separate order or otherwise, (A) the sale, license, assignment, transfer, divestiture or other disposition of any capital stock, assets, business or portion of business of the Company, the Homecare Business, the Hospital Business, Parent, Merger Sub, HospitalCo Parent, Hospital Merger Sub, or any of their respective Affiliates, and (ii) any other restriction, requirement or limitation on the assets, business, portion of the business or operation of the business of the Company, the Surviving Entity, the Homecare Business, the Hospital Business, Parent, Merger Sub, HospitalCo Parent, Hospital Merger Sub or any of their respective Subsidiaries and (iii) contesting, defending, and appealing any threatened or pending Legal Action by a Governmental Entity or private party that would adversely affect the ability of the parties to consummate, or otherwise delay the consummation of, the transactions contemplated by this Agreement or any other agreement contemplated hereby, and taking any and all other actions to have vacated, lifted, reversed or overturned any Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement or any other agreement contemplated hereby; provided that (x) neither Parent nor Merger Sub shall be required to take (and the Company and its Subsidiaries shall not take) any such action the effectiveness or consummation of which is not conditioned on the occurrence of the Closing, (y) neither HospitalCo Parent nor Hospital Merger Sub shall be required to take (and the Company and its Subsidiaries shall not take) any such action the effectiveness or consummation of which is not conditioned on the occurrence of the “Closing” under the Separation Agreement; provided, further, that, notwithstanding anything in this Agreement to the contrary, neither of HospitalCo Parent, Parent or Merger Sub shall be obligated to take or refrain from taking, or agree to take or refrain from taking or agree to cause its Affiliates or its Subsidiaries to take or refrain from taking, any action or suffer to exist any condition, qualification, limitation, restriction or requirement that, individually or in the aggregate with any other actions, qualifications, conditions, limitations, restrictions or requirements, would or would reasonably be expected to result in a Burdensome Condition. Nothing in this Section 7.09 shall require Parent or HospitalCo Parent to take any action or omission with respect to any direct or indirect portfolio companies of investment funds advised or managed by TPG Global LLC, Welsh, Carson, Anderson & Stowe XII, L.P. or their respective Affiliates (other than, for the avoidance of doubt, Parent, HospitalCo Parent, Merger Sub, Hospital Merger Sub and, from and after the Closing, the Company and its Subsidiaries).

(d) Parent and HospitalCo Parent shall as promptly as practicable obtain any information from the Guarantors required to be included in Filings with, or responses to requests from, Governmental Entities.

Section 7.10. Public Announcements. The initial press release with respect to this Agreement and the transactions contemplated hereby shall be a release mutually agreed to by the Company and Parent. Thereafter, each of the Company, Parent, HospitalCo Parent and Merger Sub agrees that no public release or announcement concerning the transactions contemplated hereby shall be issued by any party without the prior written consent of the Company and Merger Sub (which consent shall not be unreasonably withheld or delayed), except as such release or announcement may be permitted by Section 7.04 or required by applicable Law or the rules or regulations of any applicable United States securities exchange or Governmental Entity to which the relevant party is subject.

Section 7.11. Takeover Statutes. If any “business combination,” “control share acquisition,” “fair price,” “moratorium” or other anti-takeover Law becomes or is deemed to be applicable to the Company, Parent, HospitalCo Parent, Merger Sub, Hospital Merger Sub, the Merger or any other transaction contemplated by this Agreement, then each of the Company, Parent, Merger Sub, and their respective boards of directors shall grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to render such Law inapplicable to the foregoing.

Section 7.12. Stock Exchange Delisting; Deregistration. The Company shall use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable under applicable Law and rules and policies of the NYSE to enable the delisting of the Company and of the shares of the Company Common Stock from the NYSE as promptly as practicable after the Effective Time and the deregistration of the shares of the Company Common Stock under the Exchange Act as promptly as practicable after such delisting.

Section 7.13. Section 16 Matters. Prior to the Effective Time, the Company shall take all such steps as may be required to cause to be exempt under Rule 16b-3 promulgated under the Exchange Act any dispositions of shares of Company Common Stock (including derivative securities with respect to such shares) that are treated as dispositions under such rule and result from the transactions contemplated by this Agreement by each director or officer of the Company who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company.

Section 7.14. Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Entity shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Entity any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Entity as a result of, or in connection with, the Merger.

Section 7.15. Financing.

(a) Subject to the terms and conditions of this Agreement, each of Parent and HospitalCo Parent shall use its reasonable best efforts to arrange the Debt Financing on terms and conditions not less favorable to Parent or HospitalCo Parent (as applicable) as those described in the respective Debt Commitment Letter (including any “market flex” provisions contained in the respective Fee Letters) and, other than as set forth in this Section 7.15, shall not permit any amendment, supplement or modification to be made to, or any waiver of any provision or remedy under, the Debt Commitment Letters (including any replacement of all or any portion of any facilities or commitments thereof described therein), if and to the extent such amendment, supplement, modification, replacement or waiver (i) reduces the aggregate amount of the Debt Financing (including by changing the amount of fees to be paid or original issue discount except by operation of the “market flex” provisions contained in the Fee Letters) such that Parent or HospitalCo Parent (as applicable) would not have sufficient cash proceeds to consummate the transactions contemplated by this Agreement and the Separation Agreement on the Closing Date, and the payment of the Required Amounts, (ii) imposes new or additional conditions or otherwise expands, amends or modifies any of the conditions to the receipt of any portion of the Debt Financing or (iii) would or would reasonably be expected to (A) materially delay or prevent the Closing or (B) make the funding of the Debt Financing (or satisfaction of the conditions to obtaining the Debt Financing) less likely to occur or (C) would or would reasonably be expected to adversely impact the ability of Parent or HospitalCo Parent, as applicable, to enforce its rights against other parties to the Debt Commitment Letters or the Definitive Agreements (as defined below), in any material respect. Notwithstanding the foregoing, Parent or HospitalCo Parent, as applicable, may amend, supplement or modify the Debt Commitment Letters as in effect at the date of this Agreement to add or replace lenders, lead arrangers, bookrunners, syndication agents or similar entities who had not executed the Debt Commitment Letters as of the date of this Agreement. For purposes of this Agreement (other than with respect to any representations made by Parent, HospitalCo Parent or Merger Sub), (x) the terms “Debt Financing,” “Equity Financing” and “Financing” shall be deemed to include the financing contemplated by the applicable Financing Commitments as may be amended, supplemented, modified, replaced or waived pursuant to this Section 7.15 (including any Alternative Financing (as defined below)) and (y) the terms “Debt Commitment Letters,” “Equity Commitment Letters” and “Financing Commitments” shall be deemed to include the applicable Financing Commitments as may be amended, supplemented, modified, replaced or waived pursuant to this Section 7.15 and any commitment letters with respect to any Alternative Financing and any related fee letters.

(b) Each of Parent and HospitalCo Parent shall use its reasonable best efforts to (i) maintain in effect the Debt Commitment Letters pursuant to their respective terms (except for amendments, supplements, modifications, replacements or waivers not prohibited by Section 7.15(a)) until the transactions contemplated by this Agreement, including the Merger, are consummated on the Closing Date or the Definitive Agreements with respect to such Debt Commitment Letters are entered into, (ii) negotiate and enter into definitive agreements with respect to the Debt Financing on the respective terms and conditions (including any “market flex” provisions applicable thereto) contained in the respective Debt Commitment Letters and Fee Letters (“Definitive Agreements”) or on other terms not less favorable to Parent or HospitalCo Parent (as applicable), than the respective terms and conditions (including any “market flex” provisions applicable thereto) contained in the respective Debt Commitment Letters and Fee Letters, (iii) satisfy on a timely basis (taking into account the anticipated timing of the Marketing Period) or obtain the waiver of all conditions to funding in the Debt Commitment Letters applicable to Parent or HospitalCo Parent that are within its control and consummate the Debt Financing at or prior to the Closing and (iv) enforce their rights under the Debt Commitment Letters in the event of a breach by any party thereto.

(c) Without limiting the generality of the foregoing, each of Parent or HospitalCo Parent (as applicable) shall give the Company reasonably prompt notice: (i) of any breach or default (or any event or circumstance that, with or without notice, lapse of time or both, would reasonably be expected to give rise to any breach or default) by any party to the respective Debt Commitment Letters or any respective Definitive Agreement of which they become aware; (ii) of the receipt of any written notice or other written communication from any Financing Source with respect to any actual or threatened breach, default, termination or repudiation by any party to the respective Debt Commitment Letters or any Definitive Agreement or any provisions thereof and (iii) if for any reason Parent or HospitalCo Parent (as applicable) believes in good faith that they will not be able to obtain all or any portion of the Debt Financing on the terms, in the manner or from the sources contemplated by the respective Debt Commitment Letters or the respective Definitive Agreements. Each of Parent and HospitalCo Parent shall keep the Company informed upon request on a reasonable basis and in reasonable detail of the status of its efforts to arrange the Debt Financing and provide to the Company copies of all Definitive Agreements related to the Debt Financing (including copies of any amendment to or modification of the Debt Commitment Letters or Fee Letters (other than with respect to redacted fees, fee amounts, pricing terms and pricing caps and other economic terms, but which redacted information does not relate to the amount or conditionality of the Financing).

(d) In the event any portion of the Debt Financing becomes unavailable on the terms and conditions contemplated in the applicable Debt Commitment Letter and Fee Letter (including any “market flex” provisions contained in such Fee Letter) (other than due to the failure of a condition to the consummation of the Debt Financing resulting from a breach of any representation, warranty, covenant or agreement of the Company set forth in this Agreement), each of Parent and HospitalCo Parent shall use its reasonable best efforts to, as promptly as practicable following the occurrence of such event, take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to arrange and obtain alternative financing from the same or alternative sources (i) on terms and conditions not less favorable to Parent or HospitalCo Parent (as applicable) than those contemplated in the applicable Debt Commitment Letter and Fee Letter (including any “market flex” provisions contained in such Fee Letter), (ii) with conditions to the funding of such alternative financing not more onerous, taken as a whole, than those conditions and terms contained in the Debt Financing Commitments as of the date of this Agreement and (iii) in an aggregate amount, together with other portions of the financing that remain available to Parent and HospitalCo Parent, sufficient to consummate the transactions contemplated by this Agreement and the Separation Agreement on the Closing Date, and the payment of the Required Amounts (such alternative financing, the “Alternative Financing”). Parent or HospitalCo Parent (as applicable) shall reasonably promptly deliver to the Company true and complete copies of all agreements pursuant to which any such Alternate Financing shall be made available to Parent or HospitalCo Parent (as applicable) (provided, that the existence and/or amount of fees, pricing terms and pricing caps and other economic terms set forth in any such agreement may be redacted).

(e) The Company shall, and shall cause its Affiliates to, use reasonable best efforts to cause its and their respective personnel and Representatives (including legal and accounting representatives) to provide all cooperation reasonably requested by Parent or HospitalCo Parent in connection with the arrangement of Debt Financing, including:

(i) using reasonable best efforts to furnish Parent, HospitalCo Parent, as applicable, and the applicable Financing Sources, as promptly as practicable, with (1) the audited combined balance sheet of the Homecare Business as of and for the fiscal years ended December 31, 2015 and December 31, 2016 and for the most recently completed fiscal year of the Company ended at least 90 days prior to the Closing Date and the related combined statements of operations, comprehensive income and cash flows for the fiscal years ended December 31, 2015 and December 31, 2016 and for the most recently completed fiscal year of the Company ended at least 90 days prior to the Closing Date (collectively, the “Homecare Audited Financial Statements”), (2) the audited combined balance sheet of the Hospital Business as of and for the fiscal years ended December 31, 2015 and December 31, 2016 and for the most recently completed fiscal year of the Company ended at least 90 days prior to the Closing Date and the related combined statements of operations, comprehensive income and cash flows for the fiscal years ended December 31, 2015 and December 31, 2016 and for the most recently completed fiscal year of the Company ended at least 90 days prior to the Closing Date (collectively, the “Hospital Audited Financial Statements”), (3) the unaudited combined balance sheets and related statements of operations, comprehensive income and cash flows of the Homecare Business for any subsequent fiscal quarter ended at least 45 days prior to the Closing Date and, in each case, for the comparable period of the prior fiscal year (collectively, the “Homecare Unaudited Financial Statements”), and (4) the unaudited combined balance sheets and related statements of operations, comprehensive income and cash flows of the Hospital Business for any subsequent fiscal quarter ended at least 45 days prior to the Closing Date and, in each case, for the comparable period of the prior fiscal year (collectively, the “Hospital Unaudited Financial Statements”), in the case of each of clauses (1) through (4) above, prepared in accordance with GAAP;

(ii) using reasonable best efforts to furnish Parent or HospitalCo Parent, as applicable and the applicable Financing Sources, as promptly as practicable, with the necessary financial information and historical financial data relating to the Homecare Business and the Hospital Business, as applicable, to enable Parent and HospitalCo Parent, as applicable, to produce (or cause to be produced) (1) an unaudited pro forma combined balance sheet and a related unaudited pro forma combined statements of operations and comprehensive income of the Homecare Business as of and for the twelve-month period ending on the last day of the most recently completed four-fiscal quarter period ended at least 45 days before the Closing Date (or, if the end of the most recently completed four-fiscal quarter period of the Company is the end of a fiscal year of the Company, ended at least 90 days before the Closing Date), prepared after giving effect to the Transactions contemplated hereunder and pursuant to the Separation Agreement as if the Transactions had

occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such statements of operations and comprehensive income), which need not be prepared in compliance with Regulation S-X under the Securities Act or include adjustments for purchase accounting, in each case to the extent customary for senior secured bank financing transactions of the type contemplated by the HomecareCo Debt Commitment Letter (it being understood that Parent shall be responsible for any post-Closing or pro forma cost savings, capitalization, ownership or other pro forma adjustments desired by Parent to be incorporated therein) and (2) an unaudited pro forma combined balance sheet and related unaudited pro forma combined statements of operations and comprehensive income of the Hospital Business as of and for the twelve-month period ending on the last day of the most recently completed four-fiscal quarter period ended at least 45 days before the Closing Date (or, if the end of the most recently completed four-fiscal quarter period of the Company is the end of a fiscal year of the Company, ended at least 90 days before the Closing Date), prepared after giving effect to the Transactions contemplated hereunder and pursuant to the Separation Agreement as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such statements of operations and comprehensive income), which need not be prepared in compliance with Regulation S-X under the Securities Act or include adjustments for purchase accounting, in each case to the extent customary for senior secured bank financing transactions of the type contemplated by the HospitalCo Debt Commitment Letter (it being understood that HospitalCo Parent shall be responsible for any pro forma calculations and any post-Closing or pro forma cost savings, capitalization, ownership or other pro forma adjustments desired by HospitalCo Parent to be incorporated therein);

(iii) using reasonable best efforts to promptly furnish all other information as may be reasonably requested by Parent, HospitalCo Parent or the Financing Sources and their respective agents to prepare, and assist Parent, HospitalCo Parent, the Financing Sources and their respective agents with preparation of, customary bank information memoranda, lender presentations, syndication memoranda, offering memoranda, private placement memoranda and/or other customary marketing or offering materials or memoranda required in connection with such Financing, to the extent such information or assistance relates to the business, financial performance or financial condition of the Company and its Subsidiaries (including the Homecare Business and/or the Hospital Business) and rating agency presentations, including business and financial projections reasonably requested by Parent or HospitalCo Parent;

(iv) using reasonable best efforts to provide customary authorization letters to the Financing Sources authorizing the distribution of information to prospective lenders (including customary 10b-5 and material non-public information representations);

(v) at the reasonable request of Parent or HospitalCo Parent, and subject to the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), using reasonable best efforts to file a Form 8-K with the SEC disclosing information identified by Parent or HospitalCo Parent relating to the Company and its Subsidiaries (including the Homecare Business and/or the Specialty Hospital Business) for purposes of permitting such information to be included in marketing or offering materials or memoranda for the Debt Financing to be provided to potential investors who do not wish to receive material nonpublic information with respect to any of Parent, HospitalCo Parent, the Company, any of their respective Affiliates or any of their respective securities;

(vi) using reasonable best efforts to assist in preparation for and participate (including by making members of senior management with appropriate seniority and expertise available to participate) in a reasonable number of meetings, due diligence sessions, presentations, “road shows”, drafting sessions and sessions with the rating agencies in connection with the Debt Financing;

(vii) using reasonable best efforts to reasonably cooperate with the Financing Sources’ and their respective agents’ due diligence, including by granting reasonable access to documentation reasonably requested by Persons in connection with capital markets transactions;

(viii) using reasonable best efforts to cooperate with Parent and HospitalCo Parent and Parent’s and HospitalCo Parent’s efforts to obtain corporate and facilities ratings, consents, landlord waivers and estoppels, non-disturbance agreements, non-invasive environmental assessments, legal opinions, surveys and title insurance (including providing reasonable access to Parent, HospitalCo Parent and their respective Representatives to all owned or leased real property) as reasonably requested by Parent or HospitalCo Parent;

(ix) using reasonable best efforts to execute and deliver back-up for legal opinions as may be reasonably requested by Parent, HospitalCo Parent or any Financing Sources and otherwise reasonably facilitating the pledging of collateral;

(x) executing and delivering certificates of the chief financial officer or treasurer (or other comparable officer) of the Company substantially in the forms attached as Annex I to Exhibit D to each of the Debt Commitment Letters certifying the solvency, after giving effect to the Transactions, of the (1) Homecare Business on a consolidated basis and (2) the Hospital Business on a consolidated basis;

(xi) using reasonable best efforts to furnish Parent, HospitalCo Parent and the Financing Sources promptly, and in any event no later than three Business Days prior to Closing, with all required documentation and information under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act, that any lender, provider or arranger of the Debt Financing has reasonably requested at least 10 Business Days prior to the Closing Date in connection with the Debt Financing;

(xii) using reasonable best efforts to take all actions reasonably necessary to permit the Financing Sources upon reasonable request to evaluate and obtain access to the Hospital Business’ current assets, properties, rights, inventory, cash management and accounting systems, and policies and procedures relating thereto (including cooperating in and facilitating field examinations, collateral audits, asset appraisals and surveys), in each case in connection with their customary pre-closing due diligence;

(xiii) using reasonable best efforts to furnish HospitalCo Parent and the applicable Financing Sources all existing field examinations, collateral audits and asset appraisals and surveys of the Company and its subsidiaries (including the Hospital Business), otherwise cooperating in and facilitating the completion of field examinations, collateral audits, asset appraisals and surveys contemplated by the HospitalCo Debt Commitment Letter, and execute and deliver the “borrowing base certificate” required to be delivered pursuant to the HospitalCo Debt Commitment Letter;

(xiv) using reasonable best efforts to supplement the Required Information with respect to each of the HospitalCo Debt Financing and HomecareCo Debt Financing on a reasonably current basis to the extent that any such Required Information, to the knowledge of the Company, when taken as a whole and in light of the circumstances under which such statements were made, contains any material misstatement of fact or omits to state any material fact necessary to make such information not materially misleading; and

(xv) using reasonable best efforts to cooperate with Parent and HospitalCo Parent to satisfy the conditions to the Debt Financing to the extent satisfaction of such conditions requires the cooperation of, or is within the control of, the Company and its Subsidiaries;

provided, however, in each case in clauses (i) through (xv) above, that (x) nothing herein shall require such cooperation to the extent it would interfere unreasonably with the business or operations of the Company or any of its Subsidiaries, and (y) neither the Company nor any of its Subsidiaries shall be required to (A) commit to take any action that is not contingent upon the Closing (including the entry into any agreement or the execution of any certificate) or that would be effective prior to the Closing (except for the authorization letters referred to in clause (iv) above), (B) bear any cost or expense, or pay any commitment or other similar fee or make any other payment, in connection with the Debt Financing or any of the foregoing prior to the Closing that is not subject to reimbursement under this Section 7.15 or (C) take any action that would subject it to liability, or incur any other liability or provide or agree to provide any indemnity in connection with the Debt Financing or any of the foregoing, except to the extent subject to indemnification and reimbursement by Parent and HospitalCo Parent under this Section 7.15.

(f) All non-public or other confidential information provided by the Company or any of its Representatives pursuant to this Section 7.15 shall be kept confidential in accordance with the Confidentiality Agreements and the Clean Team Confidentiality Agreements, except that Parent and HospitalCo Parent may disclose such information to Financing Sources and potential Financing Sources and to rating agencies during the syndication and marketing of the Debt Financing subject to customary confidentiality undertakings by such potential Financing Sources or rating agencies. The Company hereby consents to the use of its and its Subsidiaries’ logos, names and trademarks in connection with the Debt Financing; provided, however, that such logos, names and trademarks are used solely in a manner that is not intended to or reasonably likely to harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries; provided, further, that all rights and goodwill that might be acquired by the use of such logos, names and trademarks shall inure solely to the benefit of the Company and its Subsidiaries, as applicable. Parent and HospitalCo Parent shall, jointly and severally, promptly indemnify, defend and hold harmless the Company, its Subsidiaries and their respective Representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with their cooperation pursuant to this Section 7.15 and any Claims asserted by Financing Sources in connection with the arrangement of the Debt Financing and any information used in connection therewith (other than to the extent arising out of (x) information relating to the Company or its Subsidiaries provided in writing by or on behalf of the Company, its Subsidiaries or its and their Representatives or (y) the bad faith, willful misconduct, gross negligence, fraud, intentional misrepresentation of, or material breach of this Agreement by, the Company, its Subsidiaries or any of their respective Representatives). Without limiting the foregoing, if the Closing does not occur, Parent and HospitalCo Parent shall promptly, upon request by the Company, reimburse the Company, its Subsidiaries and their respective Representatives for all reasonable and documented out-of-pocket fees, costs and expenses incurred by the Company, its Subsidiaries and their respective Representatives in connection with providing the cooperation contemplated by this Section 7.15, including all reasonable costs and expenses incurred in connection with preparing the Homecare Audited Financial Statements and the Hospital Audited Financial Statements, except to the extent that the Closing does not occur as a result of the bad faith, gross negligence or willful misconduct of, or material breach of this Agreement by, the Company or any of its Affiliates (including the Company’s Subsidiaries), or any of their respective pre-Closing directors, officers, employees, agents and representatives, as applicable. The foregoing indemnification and expense reimbursement shall survive any termination of this Agreement.

(g) Notwithstanding the obligations of the Company under Section 7.15(e), each Parent, HospitalCo Parent and Merger Sub acknowledges and agrees that the obtaining of the Financing or any Alternative Financing is not a condition precedent to the Closing.

Section 7.16. Treatment of Existing Debt. In furtherance of the Company’s obligations pursuant to Section 7.15:

(a) At least three Business Days prior to the Closing, the Company shall deliver to Parent copies of payoff letters in form and substance reasonably satisfactory to Parent specifying the aggregate amount (collectively, the “Payoff Amount”) required to be paid to fully satisfy all obligations under the Existing Credit Agreements (including principal, interest, fees, breakage costs, expenses and other amounts payable under the Existing Credit Agreements but excluding contingent indemnification and other obligations that expressly survive the termination of the Existing Credit Agreements) that will be outstanding as of the Closing under the Existing Credit Agreements and providing, subject only to the payment of the Payoff Amount, for the payoff, satisfaction, discharge and termination in full of all such obligations and commitments under the Existing Credit Agreements, the termination and release of all guarantees of, and Liens and other security over the properties and assets of the Company and its Subsidiaries securing, all such obligations and the authorization of the Company and its Subsidiaries to file any Lien terminations and releases in connection therewith.

(b) The Company shall, and shall cause each of its Subsidiaries to, use its commercially reasonable efforts to promptly commence at Parent’s expense, after the receipt of a written request from Parent to do so, tender offers to purchase, and any related consent solicitations with respect to, one or more series of Existing Senior Notes on such terms and conditions as specified by Parent (including with respect to amendments to the applicable Existing Indenture) and in compliance with all applicable terms and conditions of the applicable Existing Indenture (collectively, the “Existing Notes Offers”); provided that (i) the provisions of Section 7.16(e) and Section 7.16(f) shall have been satisfied, and shall continue to be satisfied, in all respects, (ii) Parent shall have provided the Company with drafts of the offer to purchase, related letter of transmittal and other related documents (collectively, the “Existing Notes Offer Documents”) and (iii) the closing of any Existing Notes Offer shall be conditioned on the Closing and shall otherwise comply with all applicable Laws and SEC rules and regulations. The terms and conditions specified by Parent for any Existing Notes Offer shall be only such terms and conditions as are customarily included in offers to amend or purchase debt securities similar to the applicable Existing Senior Notes and in similar situations and shall otherwise be in compliance with all applicable Laws and the terms and conditions of the applicable Existing Indenture. Nothing in this Section 7.16 or in any other provision of this Agreement shall require the Company or any of its Affiliates to purchase, or accept for purchase, any Existing Senior Notes tendered or otherwise submitted for payment prior to the Effective Time. For the avoidance of doubt, while the Company and its Subsidiaries may not be required to purchase any Existing Senior Notes prior to the Effective Time, Parent may include in the terms of any Existing Notes Offer a “withdrawal deadline” after which holders of Existing Senior Notes may no longer withdraw tendered Existing Senior Notes or revoke consents in an Existing Notes Offer. The Company and its Subsidiaries agree to tender any Existing Senior Notes held by them in an Existing Notes Offer and to provide any consent requested.

(c) Subject to Section 7.16(f), if requested by Parent in writing, in lieu of commencing Existing Notes Offers for any Existing Senior Notes (or in addition thereto) pursuant to Section 7.16(b), the Company shall, as and when reasonably requested by Parent within the time periods required by the applicable Existing Indenture so as to facilitate any redemption, satisfaction, discharge and/or defeasance concurrently with the Closing, (i) issue a notice of optional redemption (collectively, the “Existing Notes Redemption Notice”) in form and substance reasonably satisfactory to Parent for all of the outstanding principal amount of one or more series of Existing Senior Notes pursuant to the requisite provisions of the applicable Existing Indenture and/or (ii) take actions reasonably requested by Parent that are reasonably necessary for the satisfaction, discharge and/or defeasance of one or more series of Existing Senior Notes pursuant to the applicable provisions of the applicable Existing Indenture, and shall redeem and/or satisfy, discharge or defease, as applicable, such Existing Senior Notes at the Closing in accordance with the terms of the applicable Existing Indenture (collectively, the “Existing Notes Redemption”); provided that any action described in clause (i) or (ii) shall be conditioned on the occurrence of the Closing (if so permitted by the applicable Existing Indenture) and, prior to the Company being required to take any of the actions described in clause (i) or (ii) above, at the time required by the applicable Existing Indenture, Parent shall deposit, or cause to be deposited, with the trustee under the applicable Existing Indenture cash or cash equivalents sufficient to effect such redemption, satisfaction, discharge and/or defeasance (and in the event of any loss with respect to the funds deposited with such trustee, Parent shall deposit additional funds sufficient to satisfy such redemption, satisfaction, discharge and/or defeasance, as applicable, except to the extent such loss was solely a result of any action taken by the Company or its Subsidiaries, in which case the Company shall deposit such funds). The Company and its Subsidiaries shall use their reasonable best efforts to take any action required by the applicable Existing Indenture, the applicable trustee or The Depository Trust Company in order to facilitate the Existing Notes Redemption.

(d) In the event that the Company commences an Existing Notes Offer, the Company covenants and agrees that, promptly following any related consent solicitation expiration date, assuming the requisite consents are received, each of the Company and its applicable Subsidiaries as is necessary shall (and shall use their commercially reasonable efforts to cause the trustee under the applicable Existing Indenture to) execute a supplemental indenture to such Existing Indenture, which shall implement the amendments described in the applicable Existing Notes Offer Documents, subject to the terms and conditions of this Agreement (including the conditions to the Existing Notes Offers) and to provide all customary documents in connection therewith (including a customary “trustee’s certificate”); provided, however, that in no event shall the Company, any of its Subsidiaries or any of their respective officers, directors or other representatives, have any obligation to authorize, adopt or execute any supplemental indenture or other agreement or certificate that would become effective prior to the Closing. Concurrently with the Closing, Parent shall cause the Surviving Entity to accept for payment and thereafter promptly pay for, any Existing Senior Notes that have been validly tendered pursuant to and in accordance with the Existing Notes Offers and not properly withdrawn using funds provided by Parent. The Company and its Subsidiaries will use their reasonable best efforts to take any action required by the applicable trustee or The Depository Trust Company in order to facilitate the Existing Notes Offer and any related consent solicitation.

(e) Parent shall prepare all necessary and appropriate documentation in connection with any Existing Notes Offers and Existing Notes Redemptions, including the Existing Notes Offer Documents and the Existing Notes Redemption Notice, as applicable. The Company and its Subsidiaries will use their reasonable best efforts to provide information reasonably requested by Parent for inclusion in such documents. The Company shall, to the extent requested, keep Parent reasonably informed regarding the status, results and timing of the Existing Notes Offers. The Existing Notes Offer Documents (including all amendments or supplements thereto) and all mailings to the holders of any Existing Senior Notes in connection with any Existing Notes Offers and Existing Notes Redemptions shall be subject to the prior review of, and timely and reasonable comment by, the Company and its legal counsel, and shall be reasonably acceptable to them. If, at any time prior to the completion of the Existing Notes Offers, the Company or any of its Subsidiaries, on the one hand, or either Parent or Merger Sub, on the other hand, discovers any information that should be set forth in an amendment or supplement to the Existing Notes Offer Documents, so that the Existing Notes Offer Documents shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of circumstances under which they are made, not misleading, such party that discovers such information shall use reasonable best efforts to promptly notify the other party, and an appropriate amendment or supplement prepared by Parent (with reasonable assistance by the Company and its Subsidiaries) describing such information shall be disseminated by or on behalf of the Company or its Subsidiaries to the holders of the applicable Existing Senior Notes. Notwithstanding anything to the contrary in this Section 7.16(e), the Company shall, and shall cause its Subsidiaries to, comply with the requirements of Rule 14e-1 under the Exchange Act and the rules and regulations of the SEC promulgated thereunder and any other Law to the extent applicable in connection with the Existing Notes Offers and such compliance will not be deemed a breach hereof.

(f) In connection with any Existing Notes Offer and any Existing Notes Redemption, Parent may select one or more dealer managers, information agents, depositaries and other agents, in each case as shall be reasonably acceptable to the Company, to provide assistance in connection therewith and the Company shall, and shall cause its Subsidiaries to, enter into customary agreements with such parties so selected; provided that the Company and its Subsidiaries will not be required to pay the fees or reimburse the costs or expenses of such parties or indemnify, defend or hold harmless such parties except for indemnifying, defending or holding harmless such parties for information relating to the Company or its Subsidiaries provided in writing by or on behalf of the Company, its Subsidiaries or its and their Representatives, and included in such Existing Notes Offer Documents relating to a period prior to the Closing Date. Parent shall reimburse the Company and its Subsidiaries for all of their reasonable costs and expenses incurred in connection with any Existing Notes Offers or any Existing Notes Redemptions promptly following the incurrence thereof. Parent and Merger Sub shall jointly and severally indemnify, defend and hold harmless the Company, its Subsidiaries and each of their respective Affiliates from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by any such Person, or to which any such Person may become subject, that arise out of, or is in any way in connection with, the Existing Notes Offers, Existing Notes Redemptions, or any actions taken or not taken by the Company, or taken at the request of Parent, pursuant to this Section 7.16 or the transactions contemplated hereby, other than (x) to the extent arising out of information relating to the Company and its Subsidiaries provided in writing by or on behalf of the Company, its Subsidiaries or its and their Representatives included in the Existing Notes Offer Documents or (y) to the extent arising out of the bad faith, willful misconduct, gross negligence, fraud, intentional misrepresentation of, or material breach of this Agreement by the Company, its Subsidiaries or any of their respective Representatives. The foregoing reimbursement and indemnification shall survive any termination of this Agreement.

Section 7.17. Pending SNF Transaction. Notwithstanding anything to the contrary in this Agreement (but subject to Section 7.19, to the extent inconsistent with the transactions contemplated thereby):

(a) During the period from the date of this Agreement until the earlier to occur of the Effective Time and the termination of this Agreement in accordance with its terms, subject to Section 7.01(b), the Company shall, and shall cause its applicable Subsidiaries to, use reasonable best efforts to complete the SNF Transaction as promptly as reasonably practicable and, with respect to any facilities or operations of the SNF Business that are not actually sold under the SNF Transaction Agreement, to sell such facilities or operations or close such facilities, in each case on terms reasonably acceptable to Parent and in accordance with applicable law, as promptly as reasonably practicable. Each of Parent and Merger Sub agrees that the Company and its Subsidiaries shall be entitled to (i) take or refrain from taking any and all actions (A) required to be taken or prohibited from being taken under the SNF Transaction Agreement or any other Transaction Document (as defined in the SNF Transaction Agreement) or (B) reasonably necessary to perform their respective obligations under the SNF Transaction Agreement or any other Transaction Document or, subject to Section 7.01(c), to consummate the SNF Transaction, and (ii) acquire Subject Properties from Ventas in order to consummate the payments required by Section 7.17(c), and subsequently dispose of any such Subject Properties.

(b) Except as set forth on Section 7.17 of the Company Disclosure Letter, without the prior written consent of Parent or Merger Sub (such consent not to be unreasonably withheld, conditioned or delayed), the Company and its Subsidiaries shall not (i) enter into any material amendment to, or grant any material waiver under, the SNF Transaction Agreement or any replacement agreement with respect to the SNF Transaction or (ii) in the event the SNF Transaction Agreement is terminated or abandoned with respect to any portion of the SNF Business, enter into one or more new or replacement agreements with respect to the SNF Transaction.

(c) Prior to December 31, 2017 or such later date as Ventas agrees to consummate the purchase and sale of the remaining Subject Properties in accordance with ARML3, the Company shall consummate the payment of the “Required Consideration” (as defined in ARML3) to Ventas in accordance with ARML3 and the payment described on Section 7.17(c) of the Company Disclosure Letter.

Section 7.18. Separation Matters. Each of Parent and Merger Sub shall cooperate with the Company in connection with and use its reasonable best efforts and shall cause its Affiliates to so cooperate to cause the closing of the Separation Transactions to occur promptly following the Closing; provided that nothing set forth in this Section 7.18 shall require any party to take any corporate action, to execute any document or other instrument, or to incur any liability that is not conditioned upon or that would be effective prior to the Effective Time. The Company shall cause its directors (and directors of any of its Subsidiaries identified by Parent no less than three Business Days prior to the Closing Date) to deliver resignation letters in form and substance reasonably satisfactory to Parent concurrently with the Closing. In the event that this Agreement is terminated in any circumstance in which the Company has the right to receive the Parent Termination Fee pursuant to Section 9.06, Parent and HospitalCo Parent hereby jointly and severally agree to reimburse the Company, promptly upon request, for reasonable and documented out-of-pocket expenses incurred by the Company in connection with the implementation of the Separation Transactions in an aggregate amount not to exceed $13,500,000. During the period from the date of this Agreement until the earlier to occur of the Effective Time and the termination of this Agreement in accordance with its terms, the Company shall not, and shall not permit HomecareCo to, (x) terminate the Separation Agreement or (y) amend, modify or waive any provision of the Separation Agreement, in each case without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed). Notwithstanding anything in this Agreement to the contrary, the parties hereto acknowledge and agree that no action taken by the Company prior to the Closing at the written request of Parent in connection with the Separation Transactions or otherwise expressly contemplated by the Separation Agreement (including, for the avoidance of doubt, the transfer or allocation of any asset or liability of the Company or any of its Subsidiaries from or as between the Hospital Business or the Homecare Business) shall be, or be deemed to result in, a breach of any representation, warranty or covenant of the Company included in this Agreement.

Section 7.19. Pre-Closing Steps. From and after the date of this Agreement until the earlier to occur of the Effective Time and the termination of this Agreement in accordance with its terms, the Company shall, and shall cause its applicable Subsidiaries to, undertake the intercompany restructuring transactions and other actions set forth on Section 7.19 of the Company Disclosure Letter, in the time periods and in accordance with the terms set forth on such Section of the Company Disclosure Letter.

ARTICLE VIII

CONDITIONS

Section 8.01. Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger is subject to the satisfaction or waiver in writing at or prior to the Effective Time of each of the following conditions:

(a) Company Stockholder Approval. This Agreement shall have been duly adopted by the Requisite Company Vote.

(b) No Injunctions, Restraints or Illegality. No Governmental Entity having jurisdiction over any party hereto shall have enacted, issued, promulgated, enforced or entered any Laws or Orders, whether temporary, preliminary or permanent, that make illegal, enjoin or otherwise prohibit consummation of the Merger or the Separation or the other transactions contemplated by this Agreement or the Separation Agreement.

(c) Regulatory Approvals. (i) Any waiting period applicable to the Merger or the Hospital Merger (as defined in the Separation Agreement) under the HSR Act shall have expired or been terminated without the imposition of any Burdensome Condition and (ii) all Consents and licenses set forth in Section 8.01(c) of the Company Disclosure Letter shall have been obtained and shall be in full force and effect or, in the case of any Consent or license the attainment of which requires delivery of a document or the taking of an action following the Closing, the parties shall have received written confirmation from an applicable Governmental Entity that such Consent or license will be issued and in full force and effect promptly following the Closing subject only to the delivery of such document or the taking of such action.

(d) Master Lease Requirements. (i) The Company shall have consummated the purchase of all of the Subject Properties (as defined in ARML3) and the Company shall have, prior to or on December 31, 2017, or such later date as Ventas agrees to consummate the purchase and sale of the remaining Subject Properties in accordance with ARML3, consummated the payment of the “Required Consideration” (as defined in ARML3) to Ventas in accordance with ARML3 and the payment described on Section 7.17(c) of the Company Disclosure Letter, and (ii) Section 25.1.12 of ML5 shall be in full force and effect.

Section 8.02. Conditions to Obligations of Each of Parent, HospitalCo Parent and Merger Sub. The obligations of each of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver in writing by Merger Sub at or prior to the Effective Time of the following conditions:

(a) Homecare Representations and Warranties. The representations and warranties of the Company set forth in Article III and Article IV of this Agreement (except for the representations and warranties in Section 3.02, Section 3.03(a), Section 3.08, Section 3.13 and Section 4.02) shall be true and correct in all respects (without giving effect to any limitation indicated by the words “Company Material Adverse Effect,” “Homecare Material Adverse Effect,” “in all material respects,” “in any material respect,” “material” or “materially” used with respect to the Company, the Homecare Business or the Homecare Entities (each, a “Homecare Materiality Qualifier”)) when made and as of immediately prior to the Effective Time, as if made at and as of such time (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a Homecare Material Adverse Effect; provided that the representations and warranties of the

Company (x) set forth in Section 4.02 shall be true and correct in all respects (without giving effect to any Homecare Materiality Qualifier) and (y) set forth in Section 3.02, Section 3.03(a), Section 3.08 and Section 3.13 shall be true and correct in all but de minimis respects (without giving effect to any Homecare Materiality Qualifier), in each case, when made and as of immediately prior to the Effective Time, as if made at and as of such time (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date).

(b) Hospital Representations and Warranties. The representations and warranties of the Company set forth in Article III and Article V of this Agreement (except for the representations and warranties in Section 3.02, Section 3.03(a), Section 3.08, Section 3.13 and Section 5.02) shall be true and correct in all respects (without giving effect to any limitation indicated by the words “Company Material Adverse Effect,” “Hospital Material Adverse Effect,” “in all material respects,” “in any material respect,” “material” or “materially” used with respect to the Company, the Hospital Business or the Hospital Entities (each, a “Hospital Materiality Qualifier”)) when made and as of immediately prior to the Effective Time, as if made at and as of such time (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a Hospital Material Adverse Effect; provided that the representations and warranties of the Company (x) set forth in Section 5.02 shall be true and correct in all respects (without giving effect to any Hospital Materiality Qualifier) and (y) set forth in Section 3.02, Section 3.03(a), Section 3.08 and Section 3.13 shall be true and correct in all but de minimis respects (without giving effect to any Hospital Materiality Qualifier), in each case, when made and as of immediately prior to the Effective Time, as if made at and as of such time (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date).

(c) Performance of Covenants. The Company shall have performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, required, under this Agreement, to be performed or complied with by it at or prior to the Effective Time.

(d) Company Material Adverse Effect. Since the date of this Agreement, there shall not have been any Company Material Adverse Effect or any event, occurrence, fact, condition, change or effect that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(e) Homecare Material Adverse Effect. Since the date of this Agreement, there shall not have been any Homecare Material Adverse Effect or any event, occurrence, fact, condition, change or effect that would reasonably be expected to have, individually or in the aggregate, a Homecare Material Adverse Effect.

(f) Hospital Material Adverse Effect. Since the date of this Agreement, there shall not have been any Hospital Material Adverse Effect or any event, occurrence, fact, condition, change or effect that would reasonably be expected to have, individually or in the aggregate, a Hospital Material Adverse Effect.

(g) Officer’s Certificate. Merger Sub shall have received a certificate, dated as of the Closing Date and signed by the chief executive officer or chief financial officer of the Company, certifying as to the matters set forth in Section 8.02(a) through Section 8.02(d) hereof.

(h) Separation. The closing conditions to consummate the Separation Transactions pursuant to the Separation Agreement shall have been satisfied or waived in accordance with the terms of the Separation Agreement.

(i) Conversions. (i) The Company shall have completed the conversion of all of the entities listed in Section 8.02(i)(A) of the Company Disclosure Letter to U.S. limited liability companies; provided that the failure by the Company to convert any entity listed in Section 8.02(i)(B) of the Company Disclosure Letter shall not result in the failure of the condition set forth in this Section 8.02(i) to be satisfied unless the failure to convert such entity would be materially adverse to Parent; and (ii) the Company shall not have filed any election under Treasury Regulations § 301.7701-3 to classify as a corporation for U.S. federal income tax purposes any of the entities that have been so converted.

Section 8.03. Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver in writing by the Company at or prior to the Effective Time of the following conditions:

(a) Representations and Warranties. The representations and warranties of each of Parent, HospitalCo Parent and Merger Sub set forth in Article VI of this Agreement shall be true and correct in all respects (without giving effect to any limitation indicated by the words “material adverse effect,” “in all material respects,” “in any material respect,” “material” or “materially”) when made and as of immediately prior to the Effective Time, as if made at and as of such time (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, would not reasonably be expected to prevent, materially delay or have a material adverse effect on the ability of Parent, HospitalCo Parent or Merger Sub to consummate the transactions contemplated by this Agreement.

(b) Performance of Covenants. Each of Parent, HospitalCo Parent and Merger Sub shall have performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, required, under this Agreement, to be performed or complied with by it at or prior to the Effective Time.

(c) Officer’s Certificate. The Company shall have received a certificate, dated as of the Closing Date and signed by the chief executive officer or chief financial officer of Merger Sub, certifying as to the matters set forth in Section 8.03(a) and Section 8.03(b).

ARTICLE IX

TERMINATION, AMENDMENT AND WAIVER

Section 9.01. Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company) by mutual written consent of Merger Sub and the Company.

Section 9.02. Termination by Either Merger Sub or the Company. This Agreement may be terminated by either Merger Sub or the Company at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company):

(a) if the Merger has not been consummated on or before August 17, 2018, or such other date as Merger Sub and the Company shall agree in writing (the “End Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 9.02(a) shall not be available to any party whose breach of any representation, warranty, covenant or agreement set forth in this Agreement has been the direct cause of, or directly resulted in, the failure of the Merger to be consummated on or before the End Date;

(b) if any Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order making illegal, permanently enjoining or otherwise permanently prohibiting the consummation of the Merger or the consummation of the Separation, and such Law or Order shall have become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 9.02(b) shall not be available to any party whose breach of any representation, warranty, covenant or agreement set forth in this Agreement has been the direct cause of, or directly resulted in, the issuance, promulgation, enforcement or entry of any such Law or Order; or

(c) if this Agreement has been submitted to the stockholders of the Company for adoption at a duly convened Company Stockholders Meeting (as it may be adjourned or postponed) and the Requisite Company Vote shall not have been obtained at such meeting (including any adjournment or postponement thereof).

Section 9.03. Termination by Merger Sub. This Agreement may be terminated by Merger Sub at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company):

(a) if, prior to receipt of the Requisite Company Vote, (i) the Company shall have failed to include the Company Board Recommendation in the Company Proxy Statement distributed to its stockholders, (ii) a Company Adverse Recommendation Change shall have occurred or (iii) if the Company shall have committed a Willful and Material Breach of any of its material obligations under Section 7.04; or

(b) if the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 8.02(a), Section 8.02(b) or Section 8.02(c), respectively, if it was continuing as of the Closing Date and (ii) cannot be cured by the Company or, if capable of being cured, shall not have been cured by the earlier of (A) the End Date and (B) the date that is thirty (30) days following receipt of written notice from Merger Sub describing such breach or failure in reasonable detail; provided, that Merger Sub shall not have the right to terminate this Agreement pursuant to this Section 9.03(b) if either Parent or Merger Sub is then in breach of any of its representations, warranties, covenants or agreements set forth in this Agreement that would give rise to the failure of a condition set forth in Section 8.03(a) or Section 8.03(b), respectively, if it were continuing on the Closing Date.

Section 9.04. Termination by the Company. This Agreement may be terminated by the Company at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company):

(a) if, prior to the receipt of the Requisite Company Vote, the Company Board authorizes the Company, in compliance with the terms of this Agreement, including Section 7.04(b) hereof, to enter into a Company Acquisition Agreement with respect to a Superior Proposal and the Company concurrently pays the Termination Fee pursuant to Section 9.06(a)(iii);

(b) if either Parent or Merger Sub breaches or fails to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 8.03(a) or Section 8.03(b), respectively, if it was continuing as of the Closing Date and (ii) cannot be cured by Parent or Merger Sub or, if capable of being cured, shall not have been cured by the earlier of (A) the End Date and (B) the date that is thirty (30) days following receipt of written notice from the Company describing such breach or failure in reasonable detail; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 9.04(b) if the Company is then in breach of any of its representations, warranties, covenants or agreements set forth in this Agreement that would give rise to the failure of a condition set forth in Section 8.02(a), Section 8.02(b) or Section 8.02(c), respectively, if it were continuing on the Closing Date; or

(c) if (i) all the conditions set forth in Section 8.01 and Section 8.02 have been satisfied or waived in accordance with this Agreement (other than those conditions that by their nature are to be satisfied at or immediately prior to the Closing; provided, that each such condition is then capable of being satisfied at the Closing), (ii) the Company has irrevocably confirmed to Parent in writing that it is prepared and able to consummate the Closing and (iii) Parent and Merger Sub fail to consummate the Closing by the later of (A) the third Business Day following the date of the notice described in clause (ii) and (B) the date the Closing is required to have occurred pursuant to Section 1.02.

Section 9.05. Notice of Termination; Effect of Termination. The party desiring to terminate this Agreement pursuant to this Article IX (other than pursuant to Section 9.01) shall deliver written notice of such termination to each other party hereto specifying with particularity the reason for such termination. If this Agreement is terminated pursuant to and in accordance with this Article IX, it will become void and of no further force and effect, with no liability on the part of any party to this Agreement (or any stockholder, director, officer, employee, agent or Representative of such party) to any other party hereto; provided, however, that (i) the provisions of Section 7.03(b), the indemnification and reimbursement provisions in Section 7.15(f), Section 7.16(f) and Section 7.18, this Section 9.05, Section 9.06 and Article X (and any related definitions contained in any such sections or Article) shall survive such termination and remain in full force and effect and (ii) no such termination shall relieve any party from any liability or damages arising out of such party’s (x) fraud prior to such termination, in which case the non-breaching party shall be entitled to all rights and remedies available at law or in equity, including damages or (y) Willful and Material Breach by such party of any of its representations, warranties, covenants or other agreements set forth in this Agreement, in which case the non-breaching party shall be entitled to sue for damages up to the amount of the Company Termination Fee or the Parent Termination Fee (as applicable); provided, further, that in no event shall a party be entitled to receive both damages pursuant to this Section 9.05 and the Company Termination Fee or the Parent Termination Fee (as applicable). For the avoidance of doubt, the Confidentiality Agreements and the Clean Team Confidentiality Agreements shall survive any termination of this Agreement in accordance with the terms set forth therein.

Section 9.06. Termination Fees.

(a) In the event that:

(i) (A) this Agreement is validly terminated pursuant to Section 9.02(a), Section 9.02(c) or Section 9.03(b), (B) a Takeover Proposal is publicly disclosed or made known to the Company Board after the date of this Agreement and prior to the event that gave rise to such termination or right to terminate (and provided such Takeover Proposal shall not have been withdrawn in good faith prior to such event or, in the case of a termination pursuant to Section 9.02(c), at least ten (10) Business Days prior to the Company Stockholders Meeting) and (C) within twelve (12) months after the date of such termination, the Company enters into a definitive agreement relating to any transaction included within the definition of a Takeover Proposal (which transaction is at any time thereafter consummated), or consummates a transaction included within the definition of a Takeover Proposal (provided that, solely for the purposes of this Section 9.06(a)(i), the term “Takeover Proposal” shall have the meaning ascribed thereto in Section 10.01, except that all references to “15%” shall be changed to “50%”);

(ii) this Agreement is validly terminated by Merger Sub pursuant to Section 9.03(a); or

(iii) this Agreement is validly terminated by the Company pursuant to Section 9.04(a),

then the Company shall pay to TPG VII Management, LLC (or its designee), PSP, WCAS Management Corporation (or its designee) and Humana (collectively, the “Termination Fee Recipients”) (by wire transfer of immediately available funds) the aggregate amount of the Company Termination Fee (in amounts as directed by Parent to the Company) and an amount equal to the lesser of the Parent Expenses and $10,000,000 (except to the extent previously paid) (x) in the case of clause (a)(i) above, upon consummation of the transaction referenced in clause (a)(i)(C), (y) in the case of clause (a)(ii) above, no later than the second (2nd) Business Day immediately following the date of such termination and (z) in the case of clause (a)(iii) above, upon (and as a condition to the effectiveness of) such termination.

(b) If this Agreement is validly terminated (i) by the Company pursuant to Section 9.04(b) or Section 9.04(c) or (ii) by the Company or Parent pursuant to Section 9.02(a) and, in the case of this clause (ii), at the time of such termination (A) the condition set forth in Section 8.01(c)(ii) has not been satisfied with respect to receipt of any Consent or license set forth in Section 8.01(c) of the Company Disclosure Letter (the applicable Consent(s) or license(s) that have not been obtained, the “Applicable Consent(s)”) as a result of any action taken or omitted to be taken (including the breach of any representation, warranty, covenant or agreement set forth in this Agreement) by, or other circumstances relating to, Parent or HospitalCo Parent or any of their Affiliates, (B) all of the other conditions set forth in Section 8.01 and Section 8.02 have been satisfied or waived in accordance with this Agreement (other than (x) the condition set forth in Section 8.01(b), if the failure of such condition to be satisfied is the result of an Order issued by a Governmental Entity charged with jurisdiction over the granting of the Applicable Consent(s) or (y) those conditions that by their nature are to be satisfied at or immediately prior to the Closing; provided, that, in the case of this clause (y), each such condition is then capable of being satisfied at the Closing) and (C) Parent does not have a right to terminate this Agreement under any other provisions of Section 9.02 and Section 9.03 (other than Section 9.02(b) as a result of an Order issued by a Governmental Entity charged with jurisdiction over the granting of the Applicable Consent(s)), then, in either such case, Parent shall pay or shall cause to be paid the Parent Termination Fee to the Company (by wire transfer of immediately available funds) upon such termination.

(c) If this Agreement is validly terminated by Parent or the Company pursuant to Section 9.02(c), then the Company shall pay or cause to be paid to Merger Sub (by wire transfer of immediately available funds) an amount equal to the lesser of the Parent Expenses and $7,500,000 as promptly as practicable (and, in any event, no later than the second (2nd) Business Day immediately following the date of such termination).

(d) If this Agreement is validly terminated pursuant to Sections 9.01, 9.02, 9.03 or 9.04 (other than Section 9.02(c)), then, in addition to any other payments that may be required to be made pursuant to this Article IX, Parent shall pay or cause to be paid the Additional Expense Reimbursement to the Company (by wire transfer of immediately available funds) upon such termination.

(e) Each of the parties hereto acknowledges that each of the Company Termination Fee and the Parent Termination Fee, as applicable, if, as and when payable pursuant to this Section 9.06, is not intended to be a penalty, but rather is liquidated damages in a reasonable amount that will compensate the party receiving such amount in the circumstances in which such amount is due and payable, for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision. In no event shall, (i) the Company be obligated to pay the Company Termination Fee on more than one occasion or (ii) Parent be obligated to pay the Parent Termination Fee on more than one occasion, in each case, whether or not the Company Termination Fee or the Parent Termination Fee, as applicable, may be payable at different times or upon the occurrence of different events. Notwithstanding anything to the contrary in this Agreement, the parties hereby acknowledge and agree that (A) in any circumstance in which this Agreement is terminated and the Termination Fee Recipients have the right to receive the Company Termination Fee or Merger Sub has the right to receive the Parent Expenses (or a portion thereof), other than with respect to claims for or arising out of fraud by the Company prior to such termination, the payment of the Company Termination Fee, the Parent Expenses (or such portion thereof) and, if applicable, any other amounts due and payable to Merger Sub or Parent pursuant to Section 9.06(f) shall be the sole and exclusive remedy for monetary damages of any Parent Related Party (as defined below) against the Company, any of its Affiliates, and any of its or their respective current, former or future stockholders or Representatives and their respective successors and assigns (collectively, the “Company Related Parties”) under this Agreement, and upon the payment in full of such amounts, none of the Company Related Parties shall have any further liability or obligation relating to or arising out of this Agreement, whether at law or in equity, in contract or in tort, or otherwise, and (B) in any circumstance in which this Agreement is terminated and the Company has the right to receive the Parent Termination Fee pursuant to this Section 9.06, other than with respect to claims for or arising out of fraud by either Parent or Merger Sub prior to such termination, the payment of the Parent Termination Fee and the Additional Expense Reimbursement and the payment of any costs and expenses and any other amounts due and payable to the Company pursuant to Section 7.15(f), Section 7.16(f), Section 7.18 and Section 9.06(f) (or from the Guarantors pursuant to and in accordance with the terms of the Limited Guarantee) shall be the sole and exclusive remedy for monetary damages of any Company Related Party against Parent, any of its Affiliates, any of its or their Financing Sources and other financing sources, and each of their respective current, former or future managers, general or limited partners, direct or indirect equityholders, or Representatives of any of the foregoing and their respective successors and assigns (collectively, the “Parent Related Parties”) under this Agreement, and upon the payment in full of such amounts, none of the Parent

Related Parties shall have any further liability or obligation relating to or arising out of this Agreement, whether at law or in equity, in contract or in tort, or otherwise.

(f) Each of the parties to this Agreement acknowledges and hereby agrees that the provisions of this Section 9.06 are an integral part of the transactions contemplated by this Agreement (including the Merger), and that, without such provisions, the parties would not have entered into this Agreement. Accordingly, (i) if the Company fails to pay the Company Termination Fee or the Parent Expenses when due in accordance with this Section 9.06, and, in order to obtain such payment, Merger Sub or any of the Termination Fee Recipients makes a claim that results in a judgment against the Company, the Company shall pay Merger Sub or the Termination Fee Recipients the reasonable costs and expenses (including its reasonable attorneys’ fees and expenses) incurred or accrued in connection with such suit or (ii) if Parent fails to pay the Parent Termination Fee when due in accordance with this Section 9.06 (or the Guarantors fail to pay in a timely manner the Parent Termination Fee when due in accordance with the Limited Guarantee), and, in order to obtain such payment, the Company makes a claim that results in a judgment against Parent (or against any of the Guarantors), Parent shall pay (or the Guarantors shall pay in accordance with the Limited Guarantee) the Company its reasonable costs and expenses (including its reasonable attorneys’ fees and expenses) incurred or accrued in connection with such suit. All amounts payable pursuant to this Section 9.06 shall accrue interest at the prime lending rate prevailing during such period as published in The Wall Street Journal and shall be calculated on a daily basis from the date such amounts were required to be paid until (but excluding) the date of actual payment, and on the basis of a 360-day year.

Section 9.07. Amendment. Any provision of this Agreement may be amended or waived at any time prior to the Effective Time if, but only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each of the parties hereto or, in the case of a waiver, by each party against whom such waiver is to be effective; provided, however, that following the receipt of the Requisite Company Vote, there shall be no amendment to or waiver of the provisions of this Agreement which by Law or in accordance with the rules and regulations of the NYSE would require further approval by the holders of Company Common Stock without such approval. No failure or delay by any party hereto in exercising any right under this Agreement shall operate as a waiver of such right nor shall any single or partial exercise thereof preclude any other or future exercise of any other right under this Agreement. To the extent any amendment or waiver to Section 9.06(e), this Section 9.07, Section 10.04, Section 10.05(b), Section 10.06, Section 10.09, and Section 10.17 is sought which is adverse to the rights of any of the Financing Sources, the prior written consent of such Financing Sources shall be required before such amendment or waiver is rendered effective.

Section 9.08. Expenses. Except as otherwise expressly set forth in this Agreement (including in Section 7.08, Section 7.09(b), Section 7.15(f), Section 7.16(f), Section 7.18 and Section 9.06), all fees and expenses incurred by or on behalf of a party hereto in connection with the authorization, preparation, negotiation, execution and performance of this Agreement and any of the transactions contemplated hereby shall be paid by the party incurring such expenses.

ARTICLE X

MISCELLANEOUS

Section 10.01. Definitions. For purposes of this Agreement, the following terms will have the following meanings when used herein with initial capital letters:

“Acceptable Confidentiality Agreement” means a confidentiality, non-solicitation and standstill agreement that contains confidentiality, non-solicitation and standstill provisions that are not less restrictive to the other party than those contained in the Confidentiality Agreements; provided that such confidentiality agreement shall not be required to restrict the submission of a Takeover Proposal to the Company Board on a confidential basis and shall not contain any provisions that would prevent the Company from complying with its obligation to provide the required disclosure to Merger Sub pursuant to Section 7.04(c).

“Additional Expense Reimbursement” means an amount equal to $5,000,000.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with, such first Person. For the purposes of this definition, “control” (including, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by Contract or otherwise. For the avoidance of doubt, none of PSP and its Affiliates are an “Affiliate” of Parent, HospitalCo Parent or any of their respective Subsidiaries for purposes of this Agreement.

“Agreement” has the meaning set forth in the Preamble.

“Alternative Financing” has the meaning set forth in Section 7.15(d).

“Antitrust Law” means the Sherman Antitrust Act of 1890, the Clayton Antitrust Act of 1914, the HSR Act, the Federal Trade Commission Act of 1914 and all other federal, state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

“ARML3” means the Agreement Regarding Master Lease No. 3, dated as of November 11, 2016, among the Company, Kindred Healthcare Operating, Inc. and Ventas Realty, Limited Partnership, as it may be amended from time to time in accordance with its terms.

“Book-Entry Shares” has the meaning set forth in Section 2.02(a).

“Burdensome Condition” means any condition, qualification, limitation, restriction or requirement that, individually or in the aggregate, has or would reasonably be expected to have a material adverse effect on the financial condition, results of operations, business or reasonable prospects of (a) HospitalCo Parent and its Affiliates, taken as a whole, or (b) Parent and its Affiliates, taken as a whole, in each case, after giving effect to the Transactions.

“Business Day” means any day, other than Saturday, Sunday or any day on which banking institutions located in New York, New York are authorized or required by Law or other governmental action to close.

“Cause” means, (a) for purposes of Section 2.07(b), the definition of “Cause” in the Kindred Healthcare, Inc. Stock Incentive Plan, Amended and Restated and (b) for purposes of Section 2.07(c), the definition of “Cause” in the Company’s Long-Term Incentive Plan, unless the definition in an applicable written employment agreement or change in control agreement expressly supersedes such definition, in which case the definition in such agreement shall apply.

“Certificate” has the meaning set forth in Section 2.01(c).

“Certificate of Merger” has the meaning set forth in Section 1.03.

“Charter Documents” has the meaning set forth in Section 3.01(b).

“CIA” means any corporate integrity agreement required by the Office of Inspector General of the United States Department of Health and Human Services or similar agreement or consent agreement or Order of or with any Governmental Entity.

“Claim” has the meaning set forth in Section 7.08(b).

“Clean Team Confidentiality Agreements means, collectively, the Clean Team Confidentiality Agreement between the Company and TPG Global, LLC, dated September 13, 2017, the Clean Team Confidentiality Agreement between the Company and Welsh, Carson, Anderson & Stowe XII, L.P., dated September 13, 2017, and the Clean Team Confidentiality Agreement between the Company and Humana, dated December 3, 2017.

“Closed LTIP Payments” has the meaning set forth in Section 2.07(c)(ii).

“Closed Performance Periods” has the meaning set forth in Section 2.07(c)(ii).

“Closing” has the meaning set forth in Section 1.02.

“Closing Date” has the meaning set forth in Section 1.02.

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and as codified in Section 4980B of the Code and Section 601 et seq. of ERISA.

“Code” has the meaning set forth in Section 2.05.

“Company” has the meaning set forth in the Preamble.

“Company Acquisition Agreement” has the meaning set forth in Section 7.04(a).

“Company Adverse Recommendation Change” has the meaning set forth in Section 7.04(d).

“Company Balance Sheet” means the audited balance sheet of the Company dated as of December 31, 2016 contained in the Company SEC Documents filed prior to the date of this Agreement.

“Company Board” has the meaning set forth in the Recitals.

“Company Board Recommendation” has the meaning set forth in Section 3.03(d).

“Company Common Stock” has the meaning set forth in the Recitals.

“Company Disclosure Letter” has the meaning set forth in the introductory language in Article III.

“Company Employee” has the meaning set forth in Section 3.09(a).

“Company Employee Plans” has the meaning set forth in Section 3.09(a).

“Company Equity Award” means a Company Stock Option or a Company Stock Award, as the case may be.

“Company ERISA Affiliate” means, with respect to any Person, any other Person that, together with such first Person, would be treated as a single employer within the meaning of Section 414(b) or (c) of the Code.

“Company Financial Advisors” has the meaning set forth in Section 3.08.

“Company Group Members” means the Company and each of its Subsidiaries.

“Company Material Adverse Effect” means any event, occurrence, fact, condition, change or effect that has had a material adverse effect on the business, assets, liabilities, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that Company Material Adverse Effect shall not include the impact of any event, occurrence, fact, condition, change or effect to the extent arising out of, relating to or resulting from: (a) any changes or developments in general economic, business, political, legislative or regulatory conditions; (b) any changes or conditions generally affecting the healthcare, health insurance or managed care industry or any other industry in which the Company and its Subsidiaries operate; (c) any changes or proposed changes to reimbursement rates or in methods or procedures for determining such rates or any changes or proposed changes to eligibility requirements by any Governmental Entity, in each case, whether such changes are or would be applicable nationally or to only certain geographic areas; (d) any changes or developments in financial, banking, securities, credit or other capital markets conditions in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (e) any decline in the price or trading volume of the Company Common Stock or the credit rating of the Company (provided, that the underlying cause of any such decline shall not be excluded, unless such underlying cause would otherwise be excepted from this definition); (f) any changes in applicable Laws or accounting rules or principles (including GAAP) or the enforcement, implementation or interpretation thereof; (g) the negotiation, execution, delivery, performance, announcement, pendency or completion of this Agreement, the Separation Agreement, or the Merger, the Separation, or any other transactions contemplated hereby or thereby, including any litigation, action, proceeding, claim, investigation or challenge related thereto or any impact thereof on the relationships, contractual or otherwise, of the Company or any of its Subsidiaries with customers, providers, suppliers, distributors, partners, employees (including losses or threatened losses of employees), Governmental Entities or any other third party; (h) the identity of Parent, the Guarantors or any of their respective Affiliates as an acquirer of the Company; (i) any acts of war (whether or not declared), armed hostilities, sabotage or terrorism, or the escalation or worsening thereof; (j) any failure by the Company to meet any internal or published projections, forecasts, performance measures, operating statistics or revenue or earnings predictions for any period (provided, that the underlying cause of any such failure shall not be excluded, unless such underlying cause would otherwise be excepted from this definition); (k) any action taken that is required by this Agreement or the Separation Agreement or the failure to take any action if that action is prohibited by this Agreement or the Separation Agreement, or any action taken (or omitted to be taken) with the written consent of or at the written request of either Parent or Merger Sub; or (l) any natural or man-made disasters or acts of God; except, in the case of any of clauses (a), (b), (c), (d), (i) or (l), to the extent that any event, occurrence, fact, condition, change or effect has a disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to the adverse effect that it has on other participants in the Company’s industry or industries.

“Company Material Contract” means the Homecare Material Contracts and the Hospital Material Contracts.

“Company-Owned IP” means all Intellectual Property owned or purported to be owned by the Company or any of its Subsidiaries.

“Company Payment Programs” has the meaning set forth in Section 4.03(f).

“Company Permits” means, collectively, the Homecare Permits and the Hospital Permits.

“Company Preferred Stock” has the meaning set forth in Section 3.02(a).

“Company Proxy Statement” has the meaning set forth in Section 3.12.

“Company Related Parties” has the meaning set forth in Section 9.06(e).

“Company SEC Documents” has the meaning set forth in Section 3.04(a).

“Company Securities” has the meaning set forth in Section 3.02(b).

“Company Stock Award” has the meaning set forth in Section 2.07(b).

“Company Stock Option” has the meaning set forth in Section 2.07(a).

“Company Stock Plans” has the meaning set forth in Section 3.02(b).

“Company Stockholders Meeting” means the special meeting of the stockholders of the Company to be held to consider the adoption of this Agreement.

“Company Subsidiary Securities” has the meaning set forth in Section 3.02(c).

“Company Termination Fee” means $29,000,000.

“Confidentiality Agreements” means, collectively, the Confidentiality Agreement between the Company and Humana, dated February 9, 2017, the Confidentiality Agreement between the Company and Welsh, Carson, Anderson & Stowe XII, L.P., dated April 20, 2017, and the Confidentiality Agreement between the Company and TPG Global LLC, dated April 23, 2017.

“Consent” has the meaning set forth in Section 3.03(b).

“Continuing Employees” has the meaning set forth in Section 7.07(b).

“Contracts” means any written or oral contracts, agreements, licenses, notes, bonds, mortgages, indentures, evidence of Indebtedness, Leases or other agreement or arrangement that is legally binding.

“Debt Commitment Letters” has the meaning set forth in Section 6.05.

“Debt Financing” has the meaning set forth in Section 6.05.

“Definitive Agreements” has the meaning set forth in Section 7.15(b).

“DGCL” has the meaning set forth in Section 1.01.

“Dissenting Shares” has the meaning set forth in Section 2.03.

“Effective Time” has the meaning set forth in Section 1.03.

“End Date” has the meaning set forth in Section 9.02(a).

“Enforceability Exceptions” has the meaning set forth in Section 3.03(a).

“Environmental Laws” means any applicable Law, and any Order or binding agreement with any Governmental Entity: (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, the environment (including ambient air, soil, surface water or groundwater, or subsurface strata), or human health and safety to the extent relating to the environment or workplace conditions; or (b) concerning exposure to, or the release, management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of, any Hazardous Substances. The term “Environmental Law” includes the following (including their implementing regulations and any state analogs): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the

Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq.

“Equity Commitment Letters” has the meaning set forth in Section 6.05.

“Equity Financing” has the meaning set forth in Section 6.05.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” has the meaning set forth in Section 3.03(c).

“Existing Credit Agreements” means (a) that certain Sixth Amended and Restated Term Loan Credit Agreement dated as of March 14, 2017, among the Company, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and (b) that certain Fourth Amended and Restated ABL Credit Agreement dated as of June 14, 2016, among the Company, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, in each case, as amended, supplemented, modified, replaced or refinanced from time to time.

“Existing Indentures” means (a) that certain indenture governing the 8.00% Senior Notes due 2020 and dated as of December 18, 2014, among the Company, the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee, (b) that certain indenture governing the 6.375% Senior Notes due 2022 and dated as of April 9, 2014, among the Company, the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee, and (c) that certain Indenture governing the 8.75% Senior Notes due 2023 and dated as of December 18, 2014, among the Company, the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee, in each case, as amended, supplemented, modified, replaced or refinanced from time to time.

“Existing Notes Offer Documents” has the meaning set forth in Section 7.16(b).

“Existing Notes Offers” has the meaning set forth in Section 7.16(b).

“Existing Notes Redemption” has the meaning set forth in Section 7.16(c).

“Existing Notes Redemption Notice” has the meaning set forth in Section 7.16(c).

“Existing Senior Notes” means (a) the 8.00% Senior Notes due 2020, (b) the 6.375% Senior Notes due 2022 and (c) the 8.75% Senior Notes due 2023 issued by the Company under the Existing Indentures.

“Fee Letters” has the meaning set forth in Section 6.05.

“Filing” has the meaning set forth in Section 3.03(c).

“Financing” has the meaning set forth in Section 6.05.

“Financing Commitments” has the meaning set forth in Section 6.05.

“Financing Sources” means the Persons that have committed to provide or otherwise entered into agreements in connection with the Debt Financing or other financings in connection with the transactions contemplated by this Agreement, including the Merger, including the parties to the Debt Commitment Letters and any related joinder agreements, credit agreements or other definitive agreements relating thereto and their respective successors and assigns, together with their respective Affiliates, and their (and their respective

Affiliates’) Representatives and agents and their respective successors and assigns; provided that none of Parent, HospitalCo Parent, Merger Sub, Hospital Merger Sub or any of their respective Affiliates shall be deemed to be “Financing Sources”.

“GAAP” has the meaning set forth in Section 3.04(b).

“Good Reason” has the same meaning as (a) with respect to any individual with a written change in control severance agreement, the definition of “Good Reason” in such individual’s written change in control severance agreement and (b) with respect to any other individual, the definition of “Good Reason” set forth in the Kindred Healthcare, Inc. Stock Incentive Plan, Amended and Restated.

“Governmental Entity” has the meaning set forth in Section 3.03(c).

“Government Reimbursement Program” means the Medicare or Medicaid Program, the federal TRICARE program, and any other, similar or successor federal, state or local healthcare payment programs with or sponsored by any Governmental Entity.

“Guarantor” has the meaning set forth in the Recitals.

“Hazardous Substance” means any pollutant, contaminant, or toxic, hazardous or deleterious substance, material, waste or agent for which liability or standards of care are imposed under, or that are otherwise subject to, Environmental Law, including without limitation petroleum or any fraction thereof, asbestos or asbestos containing materials, polychlorinated biphenyls, radon, and toxic mold or fungus.

“Health Care Regulatory Laws” means the following federal and state Laws and all applicable regulations promulgated thereunder, relating to the regulation, provision or administration of, or payment for, health care benefits, health care insurance coverage and health care products or services: (a) Title XVIII of the Social Security Act, 42 U.S.C. §§ 1395-1395hhh (the Medicare statute); (b) Title XIX of the Social Security Act, 42 U.S.C. §§ 1396-1396v (the Medicaid statute) and state Medicaid Laws; (c) the Federal Ethics in Patient Referrals Act, 42 U.S.C. § 1395nn (the Stark Law) or any state law affecting self-referrals; (d) TRICARE, 10 U.S.C. § 1071 et seq.; (e) the Federal Health Care Program Anti-Kickback Statute, 42 U.S.C. § 1320a-7b(b) or any state anti-kickback prohibition; (f) the Federal False Claims Act, 31 U.S.C. §§ 3729-3733 or any state law false claims prohibitions; (g) the Federal Program Fraud Civil Remedies Act, 31 U.S.C. §§ 3801-3812; (h) the Federal Civil Monetary Penalties Law, 42 U.S.C. §§ 1320a-7a and 1320a-7b; (i) state fee-splitting and corporate practice of medicine Laws; (j) any state or federal licensure, permit or authorization Laws relating to the regulation, provision, or administration of, or billing or payment for, health care products or services including, without limitation, any state licensure, credentialing, or certification requirement limiting the scope of activities of persons acting without such license, credential or certification; and (k) any state or federal laws, rules and regulations governing the use, disclosure, privacy or security of personal health information, including without limitation, the Health Insurance Portability and Accountability Act of 1996 as amended by the Health Information Technology for Economic and Clinical Health Act (“HITECH”) and the implementing regulations and guidance issued thereunder from time to time (collectively, “HIPAA”).

“Homecare Audited Financial Statements” has the meaning set forth in Section 7.15(e)(i).

“Homecare Business” means the business, as operated and conducted by the Company and its Subsidiaries, that primarily provides home health, hospice, and community care services and the assets of the Company and its Subsidiaries used or held for use in connection therewith.

“Homecare Entities” means the entities listed on Section 10.01(a) of the Company Disclosure Letter.

“Homecare Material Adverse Effect” means (1) any event, occurrence, fact, condition, change or effect that has had a material adverse effect on the business, assets, liabilities, financial condition or results of operations of the Homecare Business or (2) any suspension or exclusion, prior to the Closing Date, of the Company, the Homecare Business or any Homecare Entity from participation in Medicare or Medicaid that, individually or in the aggregate, is or would reasonably be expected to be material to the Homecare Business; provided, however, that Homecare Material Adverse Effect shall not include the impact of any event, occurrence, fact, condition, change or effect to the extent arising out of, relating to or resulting from: (a) any changes or developments in general economic, business, political, legislative or regulatory conditions; (b) any changes or conditions generally affecting the healthcare, health insurance or managed care industry or any other industry in which the Company and its Subsidiaries operate; (c) any changes or proposed changes to reimbursement rates or in methods or procedures for determining such rates or any changes or proposed changes to eligibility requirements by any Governmental Entity, in each case, whether such changes are or would be applicable nationally or to only certain geographic areas; (d) any changes or developments in financial, banking, securities, credit or other capital markets conditions in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (e) any decline in the price or trading volume of the Company Common Stock or the credit rating of the Company (provided, that the underlying cause of any such decline shall not be excluded, unless such underlying cause would otherwise be excepted from this definition); (f) any changes in applicable Laws or accounting rules or principles (including GAAP) or the enforcement, implementation or interpretation thereof; (g) the negotiation, execution, delivery, performance, announcement, pendency or completion of this Agreement, the Separation Agreement, or the Merger, the Separation, or any other transactions contemplated hereby or thereby, including any litigation, action, proceeding, claim, investigation or challenge related thereto or any impact thereof on the relationships, contractual or otherwise, of the Company or any of its Subsidiaries with customers, providers, suppliers, distributors, partners, employees (including losses or threatened losses of employees), Governmental Entities or any other third party; (h) the identity of Parent, the Guarantors or any of their respective Affiliates as an acquirer of the Company; (i) any acts of war (whether or not declared), armed hostilities, sabotage or terrorism, or the escalation or worsening thereof; (j) any failure by the Homecare Business to meet any internal or published projections, forecasts, performance measures, operating statistics or revenue or earnings predictions for any period (provided, that the underlying cause of any such failure shall not be excluded, unless such underlying cause would otherwise be excepted from this definition); (k) any action taken that is required by this Agreement or the Separation Agreement or the failure to take any action if that action is prohibited by this Agreement or the Separation Agreement, or any action taken (or omitted to be taken) with the written consent of or at the written request of either Parent or Merger Sub; or (l) any natural or man-made disasters or acts of God; except, in the case of any of clauses (a), (b), (c), (d), (i) or (l), to the extent that any event, occurrence, fact, condition, change or effect has a disproportionate adverse effect on the Homecare Business relative to the adverse effect that it has on other participants in the home health, hospice and community care services industry.

“Homecare Material Contract” has the meaning set forth in Section 4.06(a).

“Homecare Materiality Qualifier” has the meaning set forth in Section 8.02(a).

“Homecare Permits” has the meaning set forth in Section 4.03(b).

“Homecare Unaudited Financial Statements” has the meaning set forth in Section 7.15(e)(i)

“HomecareCo Debt Commitment Letter” has the meaning set forth in Section 6.05.

“HomecareCo Debt Financing” has the meaning set forth in Section 6.05.

“HomecareCo Equity Commitment Letter” has the meaning set forth in Section 6.05.

“HomecareCo Equity Financing” has the meaning set forth in Section 6.05.

“Hospital Audited Financial Statements” has the meaning set forth in Section 7.15(e)(i).

“Hospital Business” means the businesses of the Company and its Subsidiaries other than the Homecare Business, including the hospital division and rehabilitation services division primarily in hospitals and long-term care settings of the Company and its Subsidiaries.

“Hospital Certificate of Merger” means the certificate of merger of Hospital Merger Sub to be executed, acknowledged and filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the Delaware Limited Liability Company Act to give effect to the Separation.

“Hospital Entities” means the entities listed on Section 10.01(b) of the Company Disclosure Letter.

“Hospital Material Adverse Effect” means (1) any event, occurrence, fact, condition, change or effect that has had a material adverse effect on the business, assets, liabilities, financial condition or results of operations of the Hospital Business or (2) any suspension or exclusion, prior to the Closing Date, of the Company, the Hospital Business or any Hospital Entity from participation in Medicare or Medicaid that, individually or in the aggregate, is or would reasonably be expected to be material to the Hospital Business; provided, however, that clause (1) of Hospital Material Adverse Effect shall not include the impact of any event, occurrence, fact, condition, change or effect to the extent arising out of, relating to or resulting from: (a) any changes or developments in general economic, business, political, legislative or regulatory conditions; (b) any changes or conditions generally affecting the healthcare, health insurance or managed care industry or any other industry in which the Company and its Subsidiaries operate; (c) any changes or proposed changes to reimbursement rates or in methods or procedures for determining such rates or any changes or proposed changes to eligibility requirements by any Governmental Entity, in each case, whether such changes are or would be applicable nationally or to only certain geographic areas; (d) any changes or developments in financial, banking, securities, credit or other capital markets conditions in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (e) any decline in the price or trading volume of the Company Common Stock or the credit rating of the Company (provided, that the underlying cause of any such decline shall not be excluded, unless such underlying cause would otherwise be excepted from this definition); (f) any changes in applicable Laws or accounting rules or principles (including GAAP) or the enforcement, implementation or interpretation thereof; (g) the negotiation, execution, delivery, performance, announcement, pendency or completion of this Agreement, the Separation Agreement, or the Merger, the Separation, or any other transactions contemplated hereby or thereby, including any litigation, action, proceeding, claim, investigation or challenge related thereto or any impact thereof on the relationships, contractual or otherwise, of the Company or any of its Subsidiaries with customers, providers, suppliers, distributors, partners, employees (including losses or threatened losses of employees), Governmental Entities or any other third party; (h) the identity of Parent, the Guarantors or any of their respective Affiliates as an acquirer of the Company; (i) any acts of war (whether or not declared), armed hostilities, sabotage or terrorism, or the escalation or worsening thereof; (j) any failure by the Hospital Business to meet any internal or published projections, forecasts, performance measures, operating statistics or revenue or earnings predictions for any period (provided, that the underlying cause of any such failure shall not be excluded, unless such underlying cause would otherwise be excepted from this definition); (k) any action taken that is required by this Agreement or the Separation Agreement or the failure to take any action if that action is prohibited by this Agreement or the Separation Agreement, or any action taken (or omitted to be taken) with the written consent of or at the written request of either Parent or Merger Sub; or (l) any natural or man-made disasters or acts of God; except, in the case of any of clauses (a), (b), (c), (d), (i) or (l), to the extent that any event, occurrence, fact, condition, change or effect has a disproportionate adverse effect on the Hospital Business relative to the adverse effect that it has on other participants in the specialty hospital industry.

“Hospital Material Contract” has the meaning set forth in Section 5.06.

“Hospital Materiality Qualifier” has the meaning set forth in Section 8.02(b).

“Hospital Merger Sub” has the meaning set forth in the Recitals.

“Hospital Permits” has the meaning set forth in Section 5.03(b).

“Hospital Unaudited Financial Statements” has the meaning set forth in Section 7.15(e)(i).

“HospitalCo Debt Commitment Letter” has the meaning set forth in Section 6.05.

“HospitalCo Debt Financing” has the meaning set forth in Section 6.05.

“HospitalCo Equity Commitment Letter” has the meaning set forth in Section 6.05.

“HospitalCo Equity Financing” has the meaning set forth in Section 6.05.

“HospitalCo Parent” has the meaning set forth in the Preamble.

“HSR Act” has the meaning set forth in Section 3.03(c).

“Humana” has the meaning set forth in the Recitals

“Indebtedness” means, with respect to any Person, without duplication, as of the date of determination (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person issued or assumed as the deferred purchase price of property (including any expected future earn-out, purchase price adjustment, release of “holdback” or similar payment, but excluding such obligations incurred in the ordinary course of business), (d) all lease obligations of such Person capitalized on the books and records of such Person, (e) all Indebtedness of others secured by a Lien on property or assets owned or acquired by such Person, whether or not the Indebtedness secured thereby have been assumed, (f) all obligations of such Person under interest rate, currency or commodity derivatives or hedging transactions or similar arrangement (valued at the termination value thereof), (g) all letters of credit or performance bonds issued for the account of such Person, to the extent drawn upon, (h) any accrued and unpaid interest, prepayment fees or penalties or similar obligations of such Person payable in connection with the repayment of the foregoing and (i) all guarantees and keepwell arrangements of such Person of any Indebtedness of any other Person; provided that “Indebtedness” shall not include any intercompany Indebtedness among the Company and its direct or indirect Subsidiaries.

“Indemnified Party” has the meaning set forth in Section 7.08(a).

“Indemnifying Parties” has the meaning set forth in Section 7.08(b).

“Intellectual Property” means the following intellectual property rights in any jurisdiction worldwide, whether registered or unregistered: (a) patents (including all reissues, divisions, continuations and continuations-in-part, re-examinations, renewals and extensions thereof), patent applications or other patent rights (“Patents”); (b) copyrights and all registrations, applications for registration, and renewals for any of the foregoing (“Copyrights”); (c) trademarks, service marks, trade names and trade dress, social media username (e.g., Twitter handles) and all registrations, applications and renewals for any of the foregoing, together with all goodwill associated with the foregoing (“Trademarks”); (d) trade secrets and confidential business, technical and know-how information (“Trade Secrets”); and (e) Internet domain names and domain name registrations.

“Intervening Event” means an event, occurrence, fact, condition, change or effect that is material to the Company and its Subsidiaries, which (a) was not known or reasonably foreseeable to the Company Board as of the date of this Agreement, (b) causes the Company Board to conclude in good faith (after consultation with outside legal counsel and financial advisors) that its failure to effect a Company Adverse Recommendation Change would be inconsistent with its fiduciary duties to the Company stockholders under applicable Law and (c) does not involve a Takeover Proposal and is not a decline in the price or trading volume of the Company Common Stock or the failure by the Company to meet any internal or published projections, forecasts, performance measures, operating statistics or revenue or earnings predictions for any period.

“IRS” means the United States Internal Revenue Service.

“IT Systems” means the hardware, Software, computerized databases, data communication lines, network and telecommunications equipment, Internet-related information technology infrastructure, wide area network and other information technology and communications equipment, owned, leased or licensed by the Company or any of its Subsidiaries.

“Kindred TEV” means an amount equal to $4,100,000,000.

“Knowledge” means, when used with respect to the Company, the actual knowledge of the individuals set forth in Section 10.01(c) of the Company Disclosure Letter as of the applicable date, without inquiry (and shall in no event include constructive, imputed or similar concepts of knowledge).

“Laws” means any domestic or foreign laws, common law, statutes, ordinances, rules, regulations, codes, Orders or legally enforceable requirements, criteria, policy or guideline enacted, issued, adopted, promulgated, enforced, ordered or applied by any Governmental Entity.

“Lease” means all leases, subleases, licenses and other agreements under which the Company or any of its Subsidiaries leases, uses or occupies, or has the right to use or occupy, any real property.

“Leased Real Estate” means all real property that the Company or any of its Subsidiaries leases, subleases or otherwise uses or occupies, or has the right to use or occupy, pursuant to a Lease.

“Leased Material Real Estate” means any Leased Real Estate the Lease for which provides for aggregate remaining base rent obligations for the current term (assuming no exercise of any renewal options) in excess of $5,000,000.

“Legal Action” means any civil, criminal or administrative claim, action, suit, arbitration, proceeding, cease and desist letter, demand, citation, summons, subpoena, or, to the Knowledge of the Company, governmental investigation.

“Liens” means, with respect to any property or asset, all pledges, liens, mortgages, charges, encumbrances, hypothecations and other forms of security interest of any kind or nature whatsoever.

“Limited Guarantee” has the meaning set forth in the Recitals.

“Listed Persons” has the meaning set forth in Section 2.07(b).

“Long-Term Incentive Plan” means the Kindred Healthcare, Inc. 2013 Long-Term Incentive Plan.

“LTIP Performance Cash Award” has the meaning set forth in Section 2.07(c).

“Malware” means any virus, Trojan horse, time bomb, key-lock, spyware, worm, malicious code or other software program designed to or able to, without the knowledge and authorization of the Company or any of its Subsidiaries, materially disrupt, disable, harm, interfere with the operation of or install itself within or on any Software, computer data, network memory or hardware for any of the foregoing purposes.

“Marketing Period” means the first period of twenty (20) consecutive Business Days after the date of this Agreement throughout and at the end of which:

(a) Parent and/or Merger Sub shall have received from the Company all of the Required Information; provided, that if the Company shall in good faith reasonably believe it has provided the Required Information, it may deliver to Merger Sub a written notice to that effect (stating when it believes it completed such delivery), in which case the Company shall be deemed to have complied with this clause (a) unless Merger Sub in good faith reasonably believes the Company has not completed the delivery of the Required Information and, within three (3) Business Days after the delivery of such notice by the Company, delivers a written notice to the Company to that effect (stating with reasonable specificity which Required Information the Company has not delivered); and

(b) the conditions set forth in Section 8.01 and Section 8.02 (other than (x) the conditions described in Section 8.02(h) and Section 8.02(i) and (y) on or after June 15, 2018, the condition described in Section 8.01(c)(ii)) shall be satisfied or waived (other than those conditions that by their nature are to be satisfied at or immediately prior to the Closing, but subject to the satisfaction or waiver of such conditions at the Closing) and nothing shall have occurred and no condition shall exist that would cause any of such conditions to fail to be satisfied (unless waived) assuming that the Closing Date were to be scheduled for any time during such twenty (20) consecutive Business Day period.

Notwithstanding anything to the contrary in this definition, the Marketing Period shall not commence and shall be deemed not to have commenced (A) prior to the date that is 60 days after the date of this Agreement or (B) if on or prior to the completion of such twenty (20) consecutive Business Day period, (1) the Company has publicly announced its intention to, or determines that it must restate any historical financial statements or material financial information included in the Required Information or any such restatement is under consideration, in which case, the Marketing Period shall not commence unless and until such restatement has been completed and the applicable Required Information has been amended and updated or the Company or the Company’s auditors (or another nationally recognized auditing firm), as applicable, shall have determined and confirmed in writing to Merger Sub that no such restatement is required in accordance with GAAP, (2) the Company’s auditors shall have withdrawn any audit opinion with respect to the financial information contained in the Required Information, in which case the Marketing Period shall not be deemed to commence unless and until a new unqualified audit opinion is issued with respect to such financial statements by the Company’s auditors or another nationally recognized auditing firm or (3) the Company shall have failed to file any periodic or current report required to be filed with the SEC by the date required under the Exchange Act containing any financial information that would be required to be contained in the Required Information or incorporated therein by reference unless and until all such reports have been filed and the applicable Required Information has been amended and updated; provided that July 2, 2018 through July 6, 2018 shall be disregarded for the purposes of calculating such 20 consecutive Business Day period; provided, further, that the Marketing Period shall end on any earlier date on which the full amount of the Debt Financing is funded to Parent or HospitalCo Parent (as applicable) or into an escrow account for the benefit of Parent or HospitalCo Parent (as applicable).

“Material Lease” means any Lease demising Leased Material Real Estate.

“Measurement Date” has the meaning set forth in Section 3.02(a).

“Medicaid” or “Medicaid Program” means the healthcare program established under Title XIX of the Social Security Act, which provides healthcare insurance for low income individuals.

“Medicare or Medicare Program” means the healthcare program established under Title XVIII of the Social Security Act, which provides health insurance for individuals 65 and over, individuals with end stage renal disease and certain disabled individuals.

“Merger” has the meaning set forth in Section 1.01.

“Merger Consideration” has the meaning set forth in Section 2.01(b).

“Merger Sub” has the meaning set forth in the Preamble.

“Merger Sub Shares” has the meaning set forth in the Recitals.

“ML5” means the Second Amended and Restated Master Lease Agreement No. 5, dated as of November 11, 2016, among the Company, Kindred Healthcare Operating, Inc. and Ventas Realty, Limited Partnership, as it may be amended from time to time in accordance with its terms.

“Non-Controlled Joint Venture” means any Subsidiary of the Company of which (a) the Company (alone or in combination with any of the Company’s other Subsidiaries) does not own (i) capital stock or other equity interests having the ordinary voting power to elect a majority of the board of directors or other governing body of such Subsidiary or (ii) if no such governing body exists, greater than 50% of the outstanding voting securities of such Subsidiary and (b) with respect to which the Company or any of its other Subsidiaries is not a controlling general partner or managing member of such Subsidiary.

“NYSE” means the New York Stock Exchange.

“Open Performance Periods” has the meaning set forth in Section 2.07(c)(i).

“Order” has the meaning set forth in Section 4.04.

“Organizational Documents” means, with respect to any Person, its certificate of incorporation, bylaws, limited liability company agreement, partnership agreement or other similar organizational document.

“Owned Real Estate” means any parcel of real estate owned by Company or any of its Subsidiaries, together with all buildings, structures, fixtures and improvements thereon and all of the Company’s and its Subsidiaries’ rights thereto, including all easements, rights of way and appurtenances relating thereto, with a value exceeding $1,000,000.

“Parent” has the meaning set forth in the Preamble.

“Parent Benefit Plans” has the meaning set forth in Section 7.07(c).

“Parent Expenses” means the documented out-of-pocket expenses of Parent, HospitalCo Parent, the parties to the Equity Commitment Letters, the Guarantors and their respective Affiliates incurred in connection with this Agreement, the Separation Agreement and the Financing.

“Parent Related Parties” has the meaning set forth in Section 9.06(e).

“Parent Termination Fee” means an amount equal to 1.5% of Kindred TEV.

“Paying Agent” has the meaning set forth in Section 2.02(a).

“Payment Fund” has the meaning set forth in Section 2.02(a).

“PCA Payments” has the meaning set forth in Section 2.07(c).

“Permits” means all permits, registrations, licenses, certificates of need, authorizations, consents, certifications, approvals, or regulatory authorizations from applicable Governmental Entities.

“Permitted Liens” means (a) Liens for Taxes or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith and for which appropriate reserves required pursuant to GAAP have been made in respect thereof, (b) mechanics’, carriers’, workers’, repairers’ and similar statutory Liens arising or incurred in the ordinary course of business for amounts which are not delinquent or which are being contested by appropriate proceedings (provided, appropriate reserves required pursuant to GAAP have been made in respect thereof), (c) zoning, entitlement, building and other land use regulations imposed by

Governmental Entities having jurisdiction over the applicable owned or leased real property, (d) covenants, conditions, restrictions, easements and other similar non-monetary matters of record affecting title to the applicable owned or leased real property, which do not materially impair the occupancy or use of such real property for the purposes for which it is currently used in connection with the Company’s or its applicable Subsidiary’s businesses, (e) any right of way or easement related to public roads and highways, which do not materially impair the occupancy or use of such real property for the purposes for which it is currently used in connection with the Company’s or its applicable Subsidiary’s businesses, (f) Liens arising under workers’ compensation, (g) any conditions that would be shown by a current survey of real property which do not materially impair the occupancy or use of such real property for the purposes for which it is currently used in connection with the Company’s or its applicable Subsidiary’s businesses, (h) rights of tenants as tenants only under Leases, (i) Liens to be released prior to or concurrently with the Closing and (j) those items listed in Section 8.01(d) of the Company Disclosure Letter.

“Person” means any individual, corporation, limited or general partnership, limited liability company, limited liability partnership, trust, association, joint venture, Governmental Entity and other entity and group (which term will include a “group” as such term is defined in Section 13(d)(3) of the Exchange Act).

“Policies” has the meaning set forth in Section 3.11.

“PSP” has the meaning set forth in the Recitals.

“Replacement Cash Award’ means a cash-based incentive award entitling the holder to an amount in cash equal to the product of (i) the per share Merger Consideration and (ii) the aggregate number of shares of Company Common Stock in respect of such Company Stock Award (as determined in accordance with Section 2.07(b)(ii)).

“Replacement LTIP Cash Award” means a cash-based incentive award resulting from the conversion of LTIP Performance Cash Awards pursuant to Section 2.07(c)(i).

“Representatives” means, with respect to a Person, such Person’s directors, officers, employees, partners, controlling persons, investment bankers, accountants, attorneys, advisors, consultants and other representatives.

“Required Information” means (i) the Homecare Audited Financial Statements, the Hospital Audited Financial Statements, the Homecare Unaudited Financial Statements and the Hospital Unaudited Financial Statements), (ii) such information and data reasonably requested by Parent or HospitalCo Parent that is already prepared by the Company and its Subsidiaries in the form requested, is in the possession of the Company and its Subsidiaries and not in the possession of Parent, HospitalCo Parent or their Affiliates and is necessary to produce the unaudited pro forma financial statements referred to in Section 7.01(b)(ii) (provided that in no event shall the Required Information be deemed to include or shall the Company otherwise be required to provide any information regarding any post-Closing or pro forma cost savings, synergies, debt or equity capitalization, ownership or other post-Closing pro forma adjustments that may be included in such pro forma financial statements), (iii) any replacements or restatements of the information referred to in clauses (i) and (ii), and any supplements thereto, and (iv) the authorization letters referred to in Section 7.15(e)(iv).

“Requisite Company Vote” has the meaning set forth in Section 3.03(a).

“Sarbanes-Oxley Act” has the meaning set forth in Section 3.04(a).

“SEC” has the meaning set forth in the introductory language in Article III.

“Securities Act” has the meaning set forth in Section 3.03(c).

“Separation” has the meaning set forth in the Recitals.

“Separation Agreement” has the meaning set forth in the Recitals.

“SNF Business” means the skilled nursing center and assisted living facility operations of the Company and its Subsidiaries.

“SNF Transaction” means the sale or other disposition of substantially all of the SNF Business.

“SNF Transaction Agreement” means the Asset Purchase Agreement, dated as of June 30, 2017, by and between Kindred Healthcare Operating, Inc. and BM Eagle Holdings, LLC, as it may be amended from time to time, related to the SNF Transaction, including any operations transfer and surrender agreement or similar agreement entered into in connection with the SNF Transaction Agreement.

“Separation Transactions” has the meaning set forth in the Separation Agreement.

“Stock Award Payments” has the meaning set forth in Section 2.07(b).

“Stock Option Payments” has the meaning set forth in Section 2.07(a).

“Subject Properties” has the meaning set forth in ARML3.

“Subsidiary” means, with respect to any Person, any other Person (a) of which such first Person (alone or in combination with any of such first Person’s other Subsidiaries) owns (i) capital stock or other equity interests having the ordinary voting power to elect a majority of the board of directors or other governing body of such Person or (ii) if no such governing body exists, greater than 35% of the outstanding voting securities of such Person or (b) with respect to which such first Person or any of its Subsidiaries is a controlling general partner or managing member of such Person.

“Superior Proposal” means a bona fide written Takeover Proposal involving the direct or indirect acquisition pursuant to a tender offer, exchange offer, merger, acquisition, consolidation or other business combination, of more than fifty percent (50%) of the Company’s consolidated assets or a majority of the outstanding Company Common Stock, that (x) includes committed financing (if financing is required) and (y) the Company Board determines in good faith, after consultation with outside legal counsel and financial advisors, is reasonably likely to be consummated in accordance with its terms and is more favorable from a financial point of view to the holders of Company’s stockholders than the transactions contemplated by this Agreement, taking into account all of the terms and conditions and prospects for completion of such Takeover Proposal and of this Agreement (including any proposal by Merger Sub made in accordance with Section 7.04(d) to amend the terms of this Agreement).

“Surviving Entity” has the meaning set forth in Section 1.01.

“Takeover Proposal” means a bona fide written proposal or offer by any Person (other than by either Parent or any of their Subsidiaries, including Merger Sub) relating to, in a single transaction or series of related transactions, any (a) direct or indirect acquisition of assets of the Company or its Subsidiaries (including any capital stock, voting securities or other ownership interests of Subsidiaries, but excluding sales of assets in the ordinary course of business) representing fifteen percent (15%) or more of the Company’s, the Homecare Business’ or the Hospital Business’ consolidated assets, revenues or net income, but excluding any such transaction principally involving the SNF Business, (b) direct or indirect acquisition of fifteen percent (15%) or more of the Company Common Stock, (c) tender offer or exchange offer that if consummated would result in any Person or “group” (as defined in Section 13(d) of the Exchange Act) beneficially owning (within the meaning of Section 13(d) of the Exchange Act) fifteen percent (15%) or more of the Company Common Stock or (d) merger, consolidation, other business combination or similar transaction involving the Company or any of its Subsidiaries, pursuant to which such Person would own fifteen percent (15%) or more of the consolidated assets, net revenues or net income of the Homecare Business, the Hospital Business or the Company, taken as a whole, but excluding any such merger, consolidation, other business combination or similar transaction principally involving the SNF Business.

“Taxes” means all federal, state, local and foreign income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto.

“Tax Returns” means any return, declaration, report or other document required to be filed with a taxing authority in respect of Taxes, including any schedule or attachment thereto.

“Terminated Employees” has the meaning set forth in Section 2.07(c)(i).

“Termination Fee Recipients” has the meaning set forth in Section 9.06.

“Third Party” means any Person, including as defined in Section 13(d) of the Exchange Act, other than a Parent or any of its Affiliates.

“Third Party Payor Programs” means all healthcare plans or healthcare reimbursement programs in which a Third Party other than the patient is responsible for payment in which the Company participates with regard to a healthcare service owned, operated or managed by the Company or any of its Subsidiaries, including Government Reimbursement Programs, TRICARE program, Blue Cross and/or Blue Shield plans, managed care plans, other private insurance plans and health plans established pursuant to ERISA.

“TPG” has the meaning set forth in the Recitals.

“Transaction Documents” means this Agreement and the Separation Agreement.

“Transaction Litigation” has the meaning set forth in Section 7.06.

“Treasury Regulations” means the Treasury regulations promulgated under the Code.

“TRICARE” means the health insurance program administered by the Department of Defense for members of the military and military retirees, and their families.

“Ventas” means (i) Ventas, Inc., (ii) Ventas Realty, Limited Partnership or (iii) any of their respective Affiliates.

“WCAS Funds” has the meaning set forth in the Recitals.

“Willful and Material Breach” means a material breach that is a consequence of a deliberate act undertaken by the breaching party, or the deliberate failure by the breaching party to take an act it is required to take under this Agreement, with knowledge or intent that the taking of or failure to take such act would, or would reasonably be expected to, cause a breach of this Agreement.

Section 10.02. Interpretation; Construction.

(a) The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section, Exhibit or Schedule, such reference shall be to a Section of,

Exhibit to or Schedule of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The word “extent” and the phrase “to the extent” used in this Agreement shall mean the degree to which a subject or other thing extends, and such word or phrase shall not mean simply “if”. A reference in this Agreement to $ or dollars is to U.S. dollars. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires. The word “will” shall be construed to have the same meaning as the word “shall”. The definitions contained in this Agreement are applicable to the singular as well as the plural form of such terms and to the masculine as well as to the feminine and neuter genders of such terms. References to “this Agreement” shall include the Company Disclosure Letter. If the last day for the giving of any notice or the performance of any act required or permitted under this Agreement is a day that is not a Business Day, then the time for the giving of such notice or the performance of such action shall be extended to the next succeeding Business Day.

(b) The parties have participated jointly in negotiating and drafting this Agreement with the benefit of competent legal representation, and the language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

Section 10.03. No Survival. None of the representations, warranties, covenants and agreements contained in this Agreement or in any instrument delivered under this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and agreements, shall survive the Effective Time, except for covenants and agreements which by their terms contemplate performance after the Effective Time or otherwise expressly survive the Effective Time.

Section 10.04. Governing Law. This Agreement, and all claims or causes of action (whether at law or in equity, in contract or in tort, or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Delaware. Notwithstanding anything herein to the contrary, each party hereto agrees that any and all claims or causes of action of any kind or any nature (whether at law or in equity, in contract or in tort, or otherwise) against any Financing Sources that is in any way related to this Agreement, the Debt Financing, the Debt Commitment Letters, the other documents related to the Merger and the other transactions contemplated hereby, including any claim, cause of action or dispute arising out of or relating in any way to the Debt Financing or any document relating to the Debt Financing shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of New York.

Section 10.05. Submission to Jurisdiction.

(a) Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by any other party hereto or its successors or assigns shall be brought and determined exclusively in the Chancery Court of the State of Delaware and any state appellate court therefrom within the State of Delaware, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in any state or federal court located within the State of Delaware. Each of the parties hereto agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 10.07 or in such other manner as may be permitted by applicable Laws, will be valid and sufficient service thereof. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 10.05, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (iii) to the fullest extent permitted by the applicable Law, any claim that (x) the suit, action or proceeding in such court is brought in an inconvenient forum, (y) the venue of such suit, action or proceeding is improper, or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(b) Notwithstanding anything in this Agreement to the contrary, each of the parties (on behalf of itself and its Affiliates) agrees that it will not bring or support any action, cause of action, claim, cross-claim or third-party claim of any kind or description, whether at law or in equity, in contract or in tort, or otherwise, against any of the Financing Sources in any way relating to this Agreement or any of the transactions contemplated by this Agreement, the Debt Commitment Letters, including the Merger and the Debt Financing, including to any dispute arising out of or relating in any way to the Debt Commitment Letters or the performance thereof, in any forum other than the Supreme Court of the State of New York, County of New York, or, if under applicable law exclusive jurisdiction is vested in the Federal courts, the United States District Court for the Southern District of New York in the Borough of Manhattan (and appellate courts thereof) and that any such action, cause of action, claim, cross-claim or third-party claim of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, will be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of New York. The parties further agree that all of the provisions of Section 10.06 relating to the waiver of jury trial shall apply to any action, cause of action, claim, cross-claim or third party-claim referenced in this Section 10.05(b).

Section 10.06. Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE DEBT COMMITMENT LETTERS, THE DEBT FINANCING OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.06.

Section 10.07. Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, or on the next Business Day if sent after normal business hours of the recipient, or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.07):

If to Parent or Merger Sub, to:	Kentucky Homecare Holdings, Inc. c/o TPG VII Management, LLC 301 Commerce Street Suite 3300 Fort Worth, TX 76102 Attention: Adam Fliss E-mail: afliss@tpg.com Facsimile: (415) 438-6893

with a copy (which will not constitute notice to Parent or Merger Sub) to:	Debevoise & Plimpton LLP 919 Third Avenue New York, New York 10022 Facsimile: (212) 521-7323 Attention: Andrew L. Bab; Jennifer L. Chu E-mail: albab@debevoise.com; jlchu@debevoise.com

If to the Company, to:	Kindred Healthcare, Inc. 680 South Fourth Street Louisville, Kentucky 40202 Facsimile: (866) 866-3426 Attention: Joseph L. Landenwich E-mail: Joseph.Landenwich@kindred.com

with a copy (which will not constitute notice to the Company) to:	Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 Facsimile: (212) 225-3999 Attention: Benet J. O’Reilly; Paul M. Tiger E-mail: boreilly@cgsh.com; ptiger@cgsh.com or to such other Persons, addresses or facsimile numbers as may be designated in writing by the Person entitled to receive such communication as provided above.

Section 10.08. Entire Agreement. This Agreement (including the Exhibits to this Agreement), the Company Disclosure Letter, the Limited Guarantee, the Equity Commitment Letters, the Confidentiality Agreement and the other Transaction Documents constitute the entire agreement among the parties with respect to the subject matter of this Agreement and supersede all other prior agreements and understandings, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement. In the event of any inconsistency between the statements in the body of this Agreement, the Confidentiality Agreement and the Company Disclosure Letter (other than an exception expressly set forth as such in the Company Disclosure Letter), the statements in the body of this Agreement will control.

Section 10.09. No Third Party Beneficiaries. Except for (a) the right of the Indemnified Parties to enforce the provisions of Section 7.08 and this Section 10.09, which are intended to be for the benefit of the Indemnified Parties, (b) the right of the Financing Sources to enforce the provisions of Section 9.06(e), Section 9.07, Section 10.04, Section 10.05(b), Section 10.06, this Section 10.09 and Section 10.17, which are intended for the benefit of the Financing Sources, (c) the right of the Guarantors to enforce the provisions of Section 9.06 and this Section 10.09, which are intended to be for the benefit of the Guarantors, and (d) the right of the Termination Fee

Recipients to enforce the provisions of Section 9.06 and this Section 10.09, which are intended to be for the benefit of the Termination Fee Recipients, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and respective successors and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 10.10. Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 10.11. Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by any of the parties hereto without the prior written consent of (x) the Company (in the case of an assignment by either Parent, HospitalCo Parent or Merger Sub) or (y) Merger Sub (in the case of an assignment by the Company); provided that Parent, HospitalCo Parent or Merger Sub may, upon prior notice to the Company, assign any of its rights, interests or obligations hereunder to an Affiliate without the prior written consent of the Company; provided, further, that no assignment by Parent, HospitalCo Parent or Merger Sub to an Affiliate shall be permitted if such assignment would prevent, impede or delay the consummation of the Closing. No assignment shall relieve the assigning party of any of its obligations hereunder. Subject to the first sentence of this Section 10.11, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 10.11 shall be null and void.

Section 10.12. Remedies. Except as otherwise provided in this Agreement, including in Section 9.06 and Section 10.13(b), any and all remedies expressly conferred upon a party to this Agreement will be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at Law or in equity. The exercise by a party to this Agreement of any one remedy will not preclude the exercise by it of any other remedy.

Section 10.13. Specific Performance.

(a) The parties’ rights in this Section 10.13 are an integral part of the transactions contemplated by this Agreement and each party hereby waives any objections to any remedy referred to in this Section 10.13. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed, or were threatened to be not performed, in accordance with their specific terms or were otherwise breached, and that money damages would not be an adequate remedy, even if available. It is accordingly agreed that, in addition to any other remedy that may be available to it, including monetary damages, each of the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Chancery Court of the State of Delaware and any state appellate court therefrom within the State of Delaware, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in any state or federal court within the State of Delaware. In the event any party seeks any remedy referred to in this Section 10.13, such party shall not be required to prove damages or obtain, furnish, provide or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 10.13 and each party waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing, providing or posting of any such bond or similar instrument.

(b) Notwithstanding the foregoing or any other provisions of this Agreement to the contrary, it is agreed that the Company shall be entitled to seek specific performance of Parent’s obligation to cause the Equity Financing to be funded and to consummate the Closing if, but only if, (i) the conditions set forth in Section 8.01 and

Section 8.02 have been satisfied (other than those conditions that by their nature are to be satisfied at or immediately prior to the Closing, each of which would be capable of being satisfied at the Closing) or have been waived by Merger Sub in each case at the time the Closing is required to have occurred pursuant to Section 1.02, (ii) the Company has irrevocably confirmed to Parent in writing that, if specific performance is granted and the Equity Financing and Debt Financing are funded, the Company is able and prepared to consummate the Closing, (iii) the Debt Financing (and/or, if applicable, the Alternative Financing) has been funded or will be funded at the Closing if the Equity Financing is funded at the Closing and (iv) Parent and Merger Sub fail to consummate the Closing by the later of (A) the third Business Day following the date of the notice described in clause (ii) and (B) the date the Closing is required to have occurred in accordance with Section 1.02. For the avoidance of doubt and notwithstanding anything in this Agreement to the contrary, the Company may concurrently pursue both (A) a grant of specific performance of Parent’s obligation to cause the Equity Financing to be funded and to consummate the Closing to the extent permitted by this Section 10.13 and (B) the payment of the Parent Termination Fee pursuant to Section 9.06(b) (and the payment of any amounts pursuant to Section 7.15(f), Section 7.16(f), Section 7.18 and Section 9.06(f)); provided that under no circumstances shall the Company be entitled to receive both (A) a grant of specific performance of Parent’s obligation to cause the Equity Financing to be funded and to consummate the Closing and (B) payment of the Parent Termination Fee pursuant to Section 9.06(b) (and the payment of any amounts pursuant to Section 7.15(f), Section 7.16(f), Section 7.18 and Section 9.06(f)). For the avoidance of doubt, in no event shall the Company be entitled to enforce or to seek to enforce specifically Parent’s obligation to cause the Equity Financing to be funded if the Debt Financing (or if applicable, the Alternative Financing) has not been funded (or will not be funded at the Closing if the Equity Financing is funded at the Closing).

Section 10.14. Disclosure Letter. No reference to or disclosure of any item or other matter in the Company Disclosure Letter shall be construed as an admission or indication that such item or other matter is material (nor shall it establish a standard of materiality for any purpose whatsoever) or that such item or other matter is required to be referred to or disclosed in the Company Disclosure Letter. The information set forth in the Company Disclosure Letter is disclosed solely for the purposes of this Agreement, and no information set forth therein shall be deemed to be an admission by any party hereto to any third party of any matter whatsoever, including any violation of Law or breach of any Contract. The Company Disclosure Letter and the information and disclosures contained therein are intended only to qualify and limit the representations, warranties and covenants of the Company or Parent and Merger Sub, as applicable, contained in this Agreement. Nothing in the Company Disclosure Letter is intended to broaden the scope of or constitute any representation or warranty contained in this Agreement or create or constitute any covenant. Matters reflected in the Company Disclosure Letter are not necessarily limited to matters required by the Agreement to be reflected in the Company Disclosure Letter. Such additional matters are set forth for informational purposes and do not necessarily include other matters of a similar nature.

Section 10.15. Reliance on Counsel and Other Advisors. Each party has consulted such legal, financial, technical or other expert as it deems necessary or desirable before entering into this Agreement. Each party represents and warrants that it has read, knows, understands and agrees with the terms and conditions of this Agreement.

Section 10.16. Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, each of which when executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. This Agreement shall become effective when each party to this Agreement shall have received counterparts hereof signed by all of the other parties. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

Section 10.17. Financing Sources. Subject, in each case, to the rights and claims of Parent, HospitalCo Parent and their respective Affiliates party thereto (if any) under the terms of the respective Financing

Commitments and Definitive Agreements, (i) each of the parties hereto and their respective Affiliates, directors, officers, employees, agents, partners, managers, members or stockholders shall not have any rights or claims against and this Agreement may not be enforced against any of the Financing Sources in any way relating to this Agreement, any Debt Commitment Letter or any of the transactions contemplated by this Agreement or by any Debt Commitment Letter, including any dispute arising out of or relating in any way to the performance of any financing commitments of such Financing Sources with respect to the transactions contemplated hereby or by any Debt Commitment Letter, whether at law or equity, in contract or in tort, or otherwise and (ii) no Financing Sources shall have any liability (whether at law or in equity, in contract or in tort, or otherwise) to any of the parties hereto or any of their respective Affiliates, directors, officers, employees, agents, partners, managers, members or stockholders under this Agreement or any Debt Commitment Letter or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby or by any Debt Commitment Letter, including any dispute arising out of or relating in any way to the performance of any financing commitments, including the Debt Financing. The Company Related Parties hereby waive any and all claims and causes of action (whether in contract or in tort, in law or in equity) against the Financing Sources that may be based upon, arise out of or relate to this Agreement, the Debt Commitment Letters or the transactions contemplated hereby or thereby (including the Debt Financing).

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

KINDRED HEALTHCARE, INC.

By	/s/ Benjamin A. Breier
Name:	Benjamin A. Breier
Title:	President and Chief Executive Officer

KENTUCKY HOSPITAL HOLDINGS, LLC

By	/s/ Michael LaGatta
Name:	Michael LaGatta
Title:	Vice President

KENTUCKY HOSPITAL HOLDINGS, LLC

By	/s/ Michael LaGatta
Name:	Michael LaGatta
Title:	Vice President

KENTUCKY HOMECARE MERGER SUB, INC.

By	/s/ Michael LaGatta
Name:	Michael LaGatta
Title:	Vice President

Annex B

EXECUTION VERSION

SEPARATION AGREEMENT

by and among

KINDRED HEALTHCARE, INC.,

KENTUCKY HOMECARE HOLDINGS, INC.,

KENTUCKY HOSPITAL HOLDINGS, LLC,

and

KENTUCKY HOSPITAL MERGER SUB, INC.

Dated as of December 19, 2017

B-i

(continued)

List of Schedules and Exhibits

Schedule 1.04(a)(i)	Transferred Homecare Assets and Transferred Homecare Companies
Schedule 1.04(a)(ii)	Assumed Homecare Liabilities
Schedule 2.05(a)	Hospital Trademarks
Schedule 2.05(b)(i)	Homecare IP
Schedule 2.05(b)(ii)	Hospital IP
Schedule 2.09	Intercompany Accounts

B-ii

SEPARATION AGREEMENT

This SEPARATION AGREEMENT (this “Agreement”), dated as of December 19, 2017, is by and among Kindred Healthcare, Inc., a Delaware corporation (together with its successors-in-interest, the “Company”), Kentucky Homecare Holdings, Inc., a Delaware corporation (“Parent”), Kentucky Hospital Holdings, LLC, a Delaware limited liability company (“HospitalCo Parent”), and Kentucky Hospital Merger Sub, Inc., a Delaware corporation (“Hospital Merger Sub”). Each of the Company, Parent, HospitalCo Parent and Hospital Merger Sub is referred to herein as a “Party” and, collectively, as the “Parties” and each of Parent, HospitalCo Parent and Hospital Merger Sub is sometimes referred to herein as a “Consortium Party” and, collectively, as the “Consortium Parties”.

RECITALS

WHEREAS, concurrently with the execution of this Agreement, the Company is entering into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of the date hereof, by and among Parent, HospitalCo Parent, Kentucky Homecare Merger Sub, Inc. (“Merger Sub”) and the Company, pursuant to which, at the Closing (as defined in the Merger Agreement) (the “Take-Private Closing”) and in accordance with the Delaware General Corporation Law (the “DGCL”), Merger Sub shall merge with and into the Company, with the Company continuing its corporate existence under the DGCL as the surviving corporation in such merger (the “Take-Private Merger”);

WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, immediately following the Take-Private Closing, the Company shall consummate the Separation Transactions (as defined herein), including merging with Hospital Merger Sub, with the Company continuing as the surviving limited liability company following such merger, in accordance with the Delaware Limited Liability Company Act (the “LLC Act”); and

WHEREAS, the effectiveness of the Separation Transactions shall be conditioned upon the consummation of the Take-Private Closing.

NOW, THEREFORE, in consideration of the foregoing Recitals and the representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound by this Agreement, the Parties agree as follows:

ARTICLE I

SEPARATION TRANSACTIONS

Section 1.01 KNCLP Contribution Subject to the terms and conditions of this Agreement, after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Separation Transactions set forth in Article IV (other than those conditions that by their nature are to be satisfied at or immediately prior to the Hospital Merger Closing, but subject to the satisfaction or waiver of such conditions at or immediately prior to the Hospital Merger Closing), unless this Agreement has been terminated pursuant to its terms or unless another time or date is agreed to in writing by the Parties, the Company shall, immediately following the Take-Private Closing, cause KHLP to transfer and assign all of its equity interests in KNCLP to New LLC (the “KNCLP Contribution”).

Section 1.02 KNCE Merger. Subject to the terms and conditions of this Agreement, following the KNCLP Contribution, the Company shall cause KNCE to merge with and into New LP (the “KNCE Merger”), with New LP continuing as the surviving entity in such merger.

Section 1.03 Conversion to Limited Liability Company. Subject to the terms and conditions of this Agreement, immediately following the KNCE Merger, the Company shall convert into a limited liability company by causing a certificate of conversion to be executed, acknowledged and filed with the Secretary of State of the State of Delaware and taking all other actions required to effect such conversions pursuant to the LLC Act (the “LLC Conversion”).

Section 1.04 Transfer of Transferred Homecare Companies and Transferred Homecare Assets.

(a) Subject to the terms and conditions of this Agreement, immediately following the completion of the LLC Conversion:

(i) the Company shall (and shall cause its Hospital Entities to) convey, assign, transfer and deliver to Gentiva, and Gentiva shall (and the Company shall cause Gentiva to) acquire and accept from the Company and the Hospital Entities, all of the Company’s and the Hospital Entities’ right, title and interest to (x) the Transferred Homecare Company Interests and the Transferred Homecare Company Agreements, and (y) the Transferred Homecare Assets, in each case subject to all Liens in place immediately prior to such conveyances, assignments, transfers and deliveries (other than Liens that arose in the operation of the Retained Business); and

(ii) concurrently with the actions described in Section 1.04(a)(i), the Company shall (and shall cause the Hospital Entities to) convey, assign and transfer to Gentiva, and Gentiva shall (and the Company shall cause Gentiva to) assume and agree to pay, perform and discharge when due, all of the Assumed Homecare Liabilities (the transactions described in this Section 1.04(a), collectively, the “Homecare Transfers”).

(b) At the closing of the Homecare Transfers:

(i) the Company shall (and shall cause the Hospital Entities to) execute such instruments of sale and transfer or other documents and take such other actions, in each case as are reasonably necessary to (x) convey, assign, transfer and deliver to Gentiva the Transferred Homecare Company Interests, Transferred Homecare Company Agreements and the Transferred Homecare Assets or (y) assign and transfer the Assumed Homecare Liabilities to Gentiva;

(ii) Gentiva shall (and the Company shall cause Gentiva to) execute and deliver such instruments of sale and transfer or other documents and take such other actions, in each case as are reasonably necessary to (x) acquire and accept from the Company or the applicable Hospital Entities the Transferred Homecare Company Interests, Transferred Homecare Company Agreements and the Transferred Homecare Assets or (y) assume and agree to pay, perform and discharge when due the Assumed Homecare Liabilities.

Section 1.05 Distributions of Gentiva.

(a) Subject to the terms and conditions of this Agreement, immediately after the Homecare Transfers:

(i) the Company shall cause Kentucky Healthcare Operating to distribute all of its right, title and interest in the Company Interests of Gentiva to the Company; and

(ii) immediately thereafter, the Company shall distribute all of its right, title and interest in the Company Interests of Gentiva to Homecare Intermediate (the distributions described in this Section 1.03(a), together, the “Gentiva Distributions”).

(b) The Company shall, and shall cause Kentucky Healthcare Operating to, execute such documents and take such actions, in each case as are reasonably necessary to effectuate the Gentiva Distributions.

Section 1.06 Hospital Merger.

(a) Subject to the terms and conditions of this Agreement, immediately after the consummation of the Gentiva Distributions, Hospital Merger Sub shall be merged with and into the Company in accordance with the

LLC Act (the “Hospital Merger”, and the closing of the Hospital Merger, the “Hospital Merger Closing,” and the date of the Hospital Merger Closing, the “Closing Date”). As a result of the Hospital Merger, the separate existence of Hospital Merger Sub shall cease and the Company shall continue as the surviving company (the “Surviving Company”) and as an indirectly wholly owned Subsidiary of HospitalCo Parent.

(b) At the Hospital Merger Closing:

(i) HospitalCo Parent and Hospital Merger Sub shall cause a certificate of merger to be executed, acknowledged and filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the LLC Act, and the Hospital Merger shall become effective at the time such certificate of merger has been duly filed (the “Hospital Merger Effective Time”);

(ii) HospitalCo Parent shall cause the Hospital Merger Consideration to be funded to Hospital Merger Sub. At the Hospital Merger Effective Time, all of the limited liability company interests held by Homecare Intermediate in the Surviving Company shall be converted into the right to receive the Hospital Merger Consideration in the aggregate. Homecare Intermediate shall (and Parent shall cause Homecare Intermediate to) direct the Surviving Company, on behalf of Homecare Intermediate, to deposit into the Payment Fund such portion of the Hospital Merger Consideration as is necessary to satisfy the amount required to be deposited in the Payment Fund to pay the Merger Consideration to holders of shares of Company Common Stock pursuant to Section 2.02(a) of the Merger Agreement.

(c) The Consortium Parties agree to ensure that, immediately following the Take-Private Closing (after giving effect to the Financing (but not taking into account any funds borrowed under any revolving credit facility that is part of the Financing) and the other transactions contemplated by the Merger Agreement), the Homecare Entities will hold or own Cash as at the Hospital Merger Closing equal to $12,500,000. The Consortium Parties further agree that all other Cash of the Company and its Subsidiaries immediately prior to the Hospital Merger Closing shall either be held and owned by the Hospital Entities or distributed by the Homecare Entities to the Company immediately prior to the Hospital Merger Closing.

Section 1.07 Effects of the Hospital Merger. The Hospital Merger shall have the effects set forth in this Agreement and in the applicable provisions of the LLC Act. Without limiting the generality of the foregoing, and subject thereto, from and after the Hospital Merger Effective Time, all property, rights, privileges, immunities, powers, franchises, licenses and authority of the Company and Hospital Merger Sub shall vest in the Surviving Company, and all debts, liabilities, obligations, restrictions and duties of each of the Company and Hospital Merger Sub shall become the debts, liabilities, obligations, restrictions and duties of the Surviving Company.

Section 1.08 Company LLC Agreement. At the Hospital Merger Effective Time, HospitalCo Parent shall enter into a limited liability company operating agreement of the Surviving Company in a form satisfactory to HospitalCo Parent (the “Company LLC Agreement”), which shall be the limited liability company agreement of the Company until thereafter amended in accordance with the terms thereof.

Section 1.09 Directors and Officers. From and after the Hospital Merger Effective Time, the managers and officers of the Company shall be the managers and officers of the Surviving Company until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Company LLC Agreement.

Section 1.10 No Assignment.

(a) Notwithstanding Section 1.04, this Agreement shall not constitute an agreement to transfer, and none of the Hospital Entities shall be required to transfer, to Gentiva (or any other Homecare Entity) any Contract constituting a Transferred Homecare Asset, or any Claim, right, or benefit thereunder or resulting therefrom, if an attempted transfer thereof without the consent of any Third Party would constitute a breach or violation of the terms and conditions of such Contract or applicable Law and for which such consent has not been obtained prior to the Homecare Transfers (any such Contract, together with any such Claim, right or benefit, the “Consent Required Contracts”).

(b) Prior to the Homecare Transfers, the Company and Parent shall (and shall cause their respective applicable Subsidiaries to) use reasonable best efforts to obtain all consents required to assign to Gentiva (or any other Homecare Entity as may be designated by Gentiva or Parent) any Contract that would be a Consent Required Contract if the consent of a Third Party to the assignment thereof to Gentiva or its designee was not obtained as of or prior to the consummation of the Homecare Transfers. With respect to each Consent Required Contract, the Company shall, and Parent shall cause Gentiva or its designee to, enter into a commercially reasonable arrangement acceptable to each of the HospitalCo Parent and Parent, to be effective as of, or prior to, the consummation of the Homecare Transfers which will not result in any material violation or breach of, or constitute a material default under, applicable Law or the terms of such Consent Required Contract and under which, as of the consummation of the Homecare Transfers (x) Gentiva would obtain the Claims, rights and benefits under such Consent Required Contract as if such Contract had been fully assigned and transferred to Gentiva effective as of the consummation of the Homecare Transfers, and (y) Gentiva would assume and agree to perform, pay and discharge all Liabilities under such Consent Required Contract as if such Liabilities had been assumed by Gentiva effective as of the consummation of the Homecare Transfers. The Company shall, and shall cause the applicable Hospital Entities to, promptly pay to Gentiva, when received, all monies received by them under any such Consent Required Contract. Parent shall, and shall cause Gentiva to, pay when required any Liabilities under any such Consent Required Contract or promptly reimburse the Company or any other applicable Hospital Entities to the extent the Company or such Hospital Entities have paid any such Liabilities. If and when the consent required to transfer any Consent Required Contract is obtained, the transfer of the applicable Consent Required Contracts shall be promptly effected in accordance with the terms of this Agreement. For twelve (12) months following the Homecare Transfers or such longer period (not to exceed eighteen (18) months following the Homecare Transfers) as may be reasonably requested by Parent by written notice to the Company prior to the expiration of such twelve (12) month period, the Company and Parent shall use their reasonable best efforts to obtain all consents required to assign any Consent Required Contract to Gentiva. Parent shall cause Gentiva to use its reasonable best efforts to assist the Company in obtaining each such consent. Promptly after receipt of any such consent, the Company, Parent and Gentiva shall (or shall cause their applicable Subsidiaries to) execute all such documents and take such other actions as may be reasonably necessary to assign the applicable Consent Required Contract to Gentiva and for Gentiva to assume the Liabilities thereunder.

(c) Except as expressly contemplated in this Section 1.10, any Consent Required Contract shall continue to be considered a Transferred Homecare Asset under this Agreement during any period prior to receipt of the consent of a Third Party required for the assignment thereof to Gentiva or its designee and the effectiveness of such assignment to Gentiva or its designee; provided that (i) there shall be no adjustment to the Hospital Merger Consideration as a result of any Contract being a Consent Required Contract and (ii) subject to the Company’s performance of its obligations under this Section 1.10 in accordance with the terms of hereof, in no event shall the failure (in and of itself) following the Homecare Transfers, to obtain any consent in respect of a Consent Required Contract constitute a breach of this Agreement.

(d) From and after the Hospital Merger Closing, the out-of-pocket costs and expenses associated with any assignments of any Consent Required Contracts contemplated by this Section 1.10, including payments made to Third Party counterparties to such Consent Required Contracts in connection with such assignments or obtaining consents with respect thereto, shall be borne by Parent and HospitalCo Parent in proportion to their Homecare Sharing Percentage and Hospital Sharing Percentage, respectively.

ARTICLE II

Covenants

Section 2.01 Transition Matters.

(a) Promptly following the date hereof, in furtherance of the transactions contemplated by this Agreement, the Consortium Parties shall, and shall cause their Subsidiaries and their respective officers, employees, accountants, legal advisors and other representatives to, develop a transition plan for the separation of the Homecare Business and the Retained Business, each on a standalone basis (the “Transition Plan”). Until the Hospital Merger Closing or the earlier termination of this Agreement in accordance with its terms, the Consortium Parties shall, and shall cause their Subsidiaries and their respective officers, employees, accountants, legal advisors and other representatives to, cooperate in good faith and use reasonable best efforts to implement such Transition Plan as promptly as practicable (and in accordance with the schedule set forth therein). The Transition Plan shall address: transitional services to be provided for under the Transition Services Agreement and any other transitional agreements; the separation or replacement of Shared Contracts (including steps to assign, partially assign and/or separate such contracts); the separation of the Company’s current integrated IT Systems into separate IT Systems for each of the Homecare Business and the Retained Business; the separation or sharing of other shared assets that are currently used or held for use by both the Homecare Business and the Retained Business (including the determination of what assets shall comprise the Transferred Homecare Assets and assets retained by the Hospital Entities, respectively); a proposed timeline for transitional services and the separation of the Homecare Business and the Retained Business, including those actions contemplated to be taken prior to the Hospital Merger Closing; and such other matters as Parent and HospitalCo Parent may mutually agree; provided that, except as expressly set forth in the Merger Agreement or this Agreement, any action to be taken by the Company or any of its Subsidiaries prior to the Hospital Merger Closing shall require the Company’s prior written consent, not to be unreasonably withheld.

(b) Subject to the terms and conditions of this Agreement, prior to the Hospital Merger Closing, the Company shall, and shall cause its Subsidiaries and their respective officers, employees, accountants, legal advisors and other representatives to, (i) provide all such assistance and cooperation as may be reasonably requested by Parent and/or HospitalCo Parent in connection with the development and preparation of the Transition Plan, the Transition Services Agreement and such other transitional arrangements as may be desired and with the identification of assets and liabilities to be separated or allocated between the Homecare Business, on the one hand, and the Retained Business, on the other hand (including what assets shall comprise the Transferred Homecare Assets), and (ii) execute such instruments and other documents and take such other actions, in each case as may be requested by Parent and/or HospitalCo Parent to implement the transactions contemplated by this Agreement (including the obtaining of any consents) or by the Transition Plan; provided, that except as expressly contemplated under the Merger Agreement or this Agreement (including pursuant to Section 8.02(i) of the Merger Agreement and Section 2.06(b), Section 2.06(c) and Section 2.07 of this Agreement), neither the Company nor any of its Subsidiaries shall be required to, prior to the Take-Private Closing, (A) execute any instruments or documents or take any actions, (B) bear any material out-of-pocket cost or expense, or pay any material fee or make any other material payment to any third party, (C) commence any litigation or offer or grant any material accommodation (financial or otherwise) to any third party in order to assign, partially assign, separate, replace or novate any Contract or insurance policy, release or put in place any Guarantee and Credit Support Arrangements, or to obtain any consent otherwise required in connection with any of the transactions contemplated by this Agreement (including pursuant to Section 1.10, Section 2.02 and Section 2.03); or (D) incur any other material liability, in each case of clauses (A) to (D), that would not be conditioned upon or that would be effective prior to the Take-Private Closing.

(c) In addition, Parent and HospitalCo Parent shall each take the following actions:

(i) promptly after the date of this Agreement, appoint a transition manager whose primary responsibility is to plan and execute such transition and manage such Party’s respective transition team;

(ii) promptly after the date of this Agreement, review the technology, business operations and administration capabilities to be so transitioned or migrated, taking into account any issues of separation arising from the Transition Plan;

(iii) establish the respective transition teams;

(iv) set regular meetings of such transition teams during the period between the date of this Agreement and the Hospital Merger Closing;

(v) make available appropriate knowledgeable business, operations, administration and technology personnel and any other personnel reasonably needed for such transition and migration planning; and

(vi) implement the Transition Plan;

provided that all such activities shall be in compliance with applicable Law. The Company shall be permitted to designate one or more representatives who shall be permitted to attend any meeting of the transition teams and otherwise participate in any of the actions set forth in this Section 2.01 or otherwise related to the Transition Plan. Each of Parent and HospitalCo Parent shall, and shall cause their respective transition teams to, consult with the Company and consider in good faith the Company’s recommendations regarding the Transition Plan and the development and implementation thereof. Prior to the Take-Private Closing, representatives of the Company shall be entitled to participate in any communications and negotiations with Third Parties in connection with (A) obtaining any consent required under any Consent Required Contract, (B) assigning, partially assigning, separating, replacing, or obtaining any complete or partial novation of any Shared Contract or any insurance policy, or (C) releasing or putting in place any Guarantee and Credit Support Arrangements.

(d) During the period between the date of this Agreement and the Hospital Merger Closing or the earlier termination of this Agreement in accordance with its terms, the Company shall, and shall cause its Subsidiaries and their respective officers, employees, accountants, legal advisors and other representatives to, cooperate in good faith with Parent and HospitalCo Parent to review and assist Parent and HospitalCo Parent in the preparation of the schedules to the Transition Services Agreement to achieve a separation of the Homecare Business and the Retained Business in accordance with the principles and timeline desired by Parent and HospitalCo Parent.

Section 2.02 Shared Contracts.

(a) Promptly after the date hereof and until the Hospital Merger Closing or the earlier termination of this Agreement in accordance with its terms, the Parties shall, and shall cause their respective Subsidiaries to, use reasonable best efforts to cause the Shared Contracts to be assigned or partially assigned to a HomecareCo Group Member or a HospitalCo Group Member and/or to be replaced with separate contracts for the Homecare Business and/or the Retained Business, in each case as set forth in the Transition Plan and effective as of the Hospital Merger Closing or such later time or date as may be set forth in the Transition Plan. The Parties shall cooperate and provide reasonable assistance to each other in effecting such partial assignment, separation or replacement of the Shared Contracts.

(b) If, as of the Hospital Merger Closing (or such later time or date as may be set forth in the Transition Plan), any Shared Contract has not been assigned, partially assigned, separated or replaced as set forth in the Transition Plan, then, until (x) the twelve (12) month anniversary of the Hospital Merger Closing or such longer period (not to exceed eighteen (18) months following the Hospital Merger Closing) as may be reasonably requested by Parent by written notice to HospitalCo Parent prior to the expiration of such twelve (12) month period or (y) the earlier expiration or termination of the Shared Contract in accordance with its terms, HospitalCo Parent shall cause the applicable Hospital Entity and Parent shall cause the applicable Homecare Entity to enter into a mutually agreeable arrangement which will not result in a material violation or breach of, or constitute a material default under, applicable Law or the terms of such Shared Contract and under which (i) the Homecare Business or the Retained Business (as the case may be) would obtain such Claims, rights and benefits under such

Shared Contract as the Homecare Business or the Retained Business (as the case may be) obtained immediately prior to the Hospital Merger Closing, and (ii) a Homecare Entity or Hospital Entity (as the case may be) would assume and agree to perform, pay and discharge when due all Liabilities under such Shared Contract to the extent related to the Homecare Business or Retained Business (as the case may be). Parent or HospitalCo Parent, as the case may be, shall cause its Subsidiary that is party to such Shared Contract to promptly pay to HospitalCo Parent (or its designated Hospital Entity) or Parent (or its designated Homecare Entity) (as the case may be), when received, all monies received by such Subsidiary to the extent related to the Retained Business or the Homecare Business (as the case may be). Parent or HospitalCo Parent shall or shall cause its applicable Subsidiaries to pay when required any Liabilities under any such Shared Contract or promptly reimburse the party to such Shared Contract to the extent such party has paid (or cause to be paid) any such Liabilities. Unless mutually agreed by Parent and HospitalCo Parent, neither Parent nor HospitalCo Parent (nor any of their respective Subsidiaries) will be obligated to extend or renew any Shared Contract beyond the term of such Shared Contract as in effect immediately prior to the Hospital Merger Closing.

(c) From and after the Hospital Merger Closing, the out-of-pocket costs and expenses associated with any such assignments or separations of Shared Contracts contemplated by this Section 2.02, including payments made to Third Party counterparties to such Shared Contracts in connection therewith, shall be borne by Parent and HospitalCo Parent in proportion to their Homecare Sharing Percentage and Hospital Sharing Percentage, respectively.

Section 2.03 Replacement of Guarantees and Credit Support.

(a) The Parties covenant and agree that:

(i) they shall cooperate and use their respective reasonable best efforts to obtain the full and unconditional release, effective as of the Hospital Merger Closing, of the guarantees extended by the Hospital Entities on behalf of a Homecare Entity or the Homecare Business (“Hospital Guarantees”); and

(ii) they shall cooperate and use their respective reasonable best efforts to put in place, effective as of the Hospital Merger Closing, replacement credit support arrangements from a Homecare Entity reasonably acceptable to the relevant counterparties to substitute for the credit support currently provided by the Hospital Entities on behalf of a Homecare Entity or the Homecare Business (“Hospital Credit Support”).

(b) From and after the Hospital Merger Closing, Parent shall indemnify, pay, reimburse and hold the HospitalCo Group Indemnified Persons harmless from any and all payments required to be made under, and costs and expenses reasonably incurred in connection with, Hospital Guarantees or Hospital Credit Support to the extent relating to the Homecare Business.

(c) The Parties covenant and agree that:

(i) they shall cooperate and use their respective reasonable best efforts to obtain the full and unconditional release, effective as of the Hospital Merger Closing, of the guarantees extended by the Homecare Entities on behalf of a Hospital Entity or the Retained Business (“Homecare Guarantees”); and

(ii) they shall cooperate and use their respective reasonable best efforts to put in place, effective as of the Hospital Merger Closing, replacement credit support arrangements from a Hospital Entity acceptable to the relevant counterparties to substitute for the credit support currently provided by the Homecare Entities on behalf of a Hospital Entity or the Retained Business (“Homecare Credit Support”, and together with the Homecare Guarantees, the Hospital Guarantees and the Hospital Credit Support, collectively the “Guarantee and Credit Support Arrangements”).

(d) From and after the Hospital Merger Closing, HospitalCo Parent shall indemnify, pay, reimburse and hold the HomecareCo Group Indemnified Persons harmless from any and all payments required to be made under, and costs and expenses reasonably incurred in connection with, Homecare Guarantees or Homecare Credit Support to the extent relating to the Retained Business.

(e) It is the intention and understanding of the Parties that, except as may be mutually agreed by Parent and HospitalCo Parent, such Hospital Guarantees, Hospital Credit Support, Homecare Guarantees and Homecare Credit Support shall be canceled and terminated as of the Closing Date, and the released Person and its Affiliates shall have no further obligation or liability (contingent or otherwise) under such Hospital Guarantees, Hospital Credit Support, Homecare Guarantees and Homecare Credit Support from and after the Closing Date; provided, however, that in the event any of the Guarantee and Credit Support Arrangements has not been canceled and terminated as of the Closing Date, HospitalCo Parent or Parent, as applicable, shall, and shall cause its respective Subsidiaries to, keep in place such Guarantee and Credit Support Arrangements as may be mutually agreed between Parent and HospitalCo Parent and shall not take any action to terminate or modify any such mutually agreed Guarantee and Credit Support Arrangement until the earlier of (i) expiration by its terms of such Guarantee and Credit Support Arrangement or (ii) the date on which HospitalCo Parent or Parent, as applicable, provides written confirmation to the other Party that such Guarantee and Credit Support Arrangement (including all obligations and Liabilities of such other Party and its respective Affiliates with respect thereto) has been fully and unconditionally released; provided that each of Parent and HospitalCo Parent shall indemnify, hold harmless and reimburse the other (or its applicable Subsidiaries) for any Liabilities that may be incurred pursuant to such outstanding Guarantee and Credit Support Arrangements.

(f) Prior to the Hospital Merger Closing, the Company shall, and shall cause its Subsidiaries to, provide such assistance and cooperation as Parent and HospitalCo Parent may reasonably request in connection with the actions contemplated by this Section 2.03, including the identification of all Guarantee and Credit Support Arrangements and communication with the beneficiaries of the foregoing.

Section 2.04 Further Assurances; Post-Hospital Merger Closing Transfers.

(a) Each of the Parties will execute and deliver such further instruments of transfer, distribution and assumption or such other documents, and take such actions, as the other Parties may reasonably request in order to effect the purposes of this Agreement and to carry out the terms hereof, in each case subject to and in accordance with the Transition Plan, the Transition Services Agreement, the other terms and conditions of this Agreement and applicable Law. Without limiting the generality of the foregoing, subject to and in accordance with the Transition Plan, the Transition Services Agreement, the other terms and conditions of this Agreement and applicable Law, at any time and from time to time after Hospital Merger Closing:

(i) at the reasonable request of Parent, HospitalCo Parent and the Hospital Entities shall execute and deliver such other instruments of transfer, distribution and assumption and such other documents, and take such actions as Parent may reasonably deem necessary or desirable in order to (x) transfer, convey, assign and deliver to a Homecare Entity any asset, property or right to the extent it relates to or that is used or held for use exclusively in the operation of the Homecare Business, and (y) properly assume and agree to perform, pay and discharge when due any Liability to the extent it relates or arises from the operation of the Hospital Business; and

(ii) at the reasonable request of HospitalCo Parent, Parent and the Homecare Entities shall execute and deliver such other instruments of transfer, distribution and assumption and such other documents, and take such actions as HospitalCo Parent may reasonably deem necessary or desirable in order to (x) transfer, convey, assign and deliver to a Hospital Entity any asset, property or right of a Homecare Entity to the extent it relates to or that is used or held for use exclusively in the operation of the Hospital Business and (y) properly assume and agree to perform, pay and discharge when due any Liability to the extent it relates to or arises from the operation of the Homecare Business.

(b) If at any time following the Hospital Merger Closing, either Parent or HospitalCo Parent (or any Subsidiary thereof) shall receive or otherwise possess any asset that is or was, prior to the Hospital Merger Closing, used or held for use exclusively in the other’s business (in the case of Parent, the Transferred Homecare Assets, and in the case of HospitalCo Parent, assets that do not constitute Transferred Homecare Assets, and each such asset (as applicable), a “Non-Transferred Asset”), Parent or HospitalCo Parent (as the case may be) (the

“Transferor Party”) shall, upon identification of such Non-Transferred Asset by any Party or its Subsidiaries, promptly transfer, or cause to be transferred, such Non-Transferred Asset to the other Party (or to such Party’s designated Subsidiary) (the “Transferee Party”) entitled to such Non-Transferred Asset, and the Transferee Party shall accept such Non-Transferred Asset (provided that, to the extent the Transferor Party requires such Non-Transferred Asset to provide services to the Transferee Party under the Transition Services Agreement, such transfer shall be delayed until completion of the applicable services). If any transfer or assignment of any Non-Transferred Asset under this Section 2.04 is unable to be consummated promptly for any reason, then, insofar as reasonably possible, the Transferor Party shall thereafter hold such Non-Transferred Asset for the use and benefit of the Transferee Party. In addition, the Transferor Party retaining such Non-Transferred Asset shall, insofar as reasonably possible and to the extent permitted by Law, take such actions as may be reasonably requested by the Transferee Party to which such Non-Transferred Asset is to be transferred or assigned, in order to place such Transferee Party in a substantially similar position as if such Non-Transferred Asset had been transferred as contemplated hereby and so that all the benefits and burdens relating to such Non-Transferred Asset, including use, risk of loss, Tax costs, potential for gain, and dominion, control and command over such Non-Transferred Asset, is to inure from and after the Hospital Merger Closing to the Transferee Party. From and after the Hospital Merger Closing, the reasonable out-of-pocket costs and expenses associated with any such transfers or assignments of Non-Transferred Assets, including reasonable attorneys’ fees and all recording or similar fees, shall be borne by Parent and HospitalCo Parent in proportion to their Homecare Sharing Percentage and Hospital Sharing Percentage, respectively.

(c) Notwithstanding anything to the contrary in Section 2.04(b), to the extent not prohibited by applicable Tax Laws (and to the extent consistent with the relevant arrangement agreed to by Parent and HospitalCo Parent pursuant to Section 2.04(b)), Parent shall cause the HomecareCo Group and HospitalCo Parent shall cause the HospitalCo Group to treat and report on their Tax Returns, the Non-Transferred Assets as assets owned by the Transferee Party after the Hospital Merger Closing. Each of Parent and HospitalCo Parent agrees to notify the other Party promptly in writing if it determines that such treatment (to the extent consistent with the relevant arrangement agreed to by Parent and HospitalCo Parent pursuant to Section 2.04(b)) is not permitted under applicable Tax Laws. Where such treatment is not permitted under applicable Tax Laws, and subject to the terms of any relevant arrangement agreed to by Parent and HospitalCo Parent pursuant to Section 2.04(b), the amount of the Liability for Taxes imposed on the Transferor Party or any of its Subsidiaries with respect to any Non-Transferred Asset for any taxable period (or portion thereof) beginning after the Closing Date, if any, for which the Transferee Party and its Subsidiaries are responsible shall be calculated on a “with and without” basis and the Transferee Party shall pay such amount to the Transferor Party. The Transferor Party shall provide, and shall cause its Subsidiaries to provide, the Transferee Party with a reasonable opportunity to review the relevant portion of any applicable Tax Returns relating to any Non-Transferred Assets (and accompanying schedules, calculations and other reasonably requested work papers) as necessary for determining such Tax Liability; provided, that, in the case of Tax Returns of the Transferor Party or any of its Subsidiaries (or of a consolidated, combined, unitary or Tax group including any of them), the Transferor Party may, in lieu of delivering the Tax Returns, deliver to the Transferee Party pro-forma statements setting forth in sufficient detail the information relevant for determining the relevant Tax Liability. If Parent and HospitalCo Parent are unable to reach an agreement in respect of any dispute concerning such Tax Liability, they shall promptly submit any such dispute for resolution to an accounting firm of international reputation mutually agreeable to Parent and HospitalCo Parent (the “Tax Accountant”). All costs and expenses of the Tax Accountant shall be borne by Parent and HospitalCo Parent in proportion to their Homecare Sharing Percentage and Hospital Sharing Percentage, respectively.

(d) If any skilled nursing facility remains unsold as of the Hospital Merger Closing and is sold after such date for a positive purchase price, the Company shall remit to Parent the Homecare Sharing Percentage of the net proceeds actually realized by the Company with respect to such sale.

Section 2.05 Use of Names; Cross License.

(a) At the Hospital Merger Closing, the Company and Parent shall, or shall cause their respective Subsidiaries to, enter into a trademark license agreement (the “Trademark License Agreement”), reasonably acceptable to both Parent and HospitalCo Parent, which shall provide for the grant of a limited, royalty-free license to each of the HomecareCo Group Members to use the Hospital Trademarks set forth in Schedule 2.05(a) for so long as the HomecareCo Group and the HospitalCo Group continue to be Affiliates, plus a reasonable wind-down period thereafter.

(b) At the Hospital Merger Closing, the Company and Parent shall, or shall cause their respective Subsidiaries to, enter into an intellectual property license agreement (the “IP License Agreement”), reasonably acceptable to both Parent and HospitalCo Parent, which shall provide for the grant of a limited, royalty-free license to each of the HospitalCo Group Members to use the Homecare IP to the extent used in the Retained Business and to each of the HomecareCo Group Members to use the Hospital IP to the extent used in the Homecare Business; provided, that unless set forth in the Transition Services Agreement or any other Ancillary Agreement, neither the Company nor Parent (or any of their respective Subsidiaries) shall have any obligation to provide updates, support or bug fixes to any such licensed Intellectual Property.

(c) Prior to the Hospital Merger Closing, the Company shall, and shall cause its Subsidiaries to, provide such assistance and cooperation as Parent and HospitalCo Parent may reasonably request in connection with the actions contemplated by this Section 2.05, including using reasonable best efforts to identify shared Intellectual Property.

Section 2.06 Insurance

(a) Separation of Insurance Generally. Except as otherwise provided in Section 2.06(d), from and after the Hospital Merger Closing, (i) the Homecare Entities, the Homecare Business, the Transferred Homecare Assets and the Assumed Homecare Liabilities, and the operations, assets and Liabilities in respect thereof, shall cease to be insured by any of Hospital Entities’ non-Affiliated Third Party insurance and reinsurance policies, and (ii) except as provided in this Agreement, none of the HomecareCo Group shall have any access, right, title or interest in or to any such insurance or reinsurance policies (including to all claims and rights to make claims and all rights to proceeds, except as otherwise provided in Section 2.06(d)) to cover the Homecare Entities, the Homecare Business, the Transferred Homecare Assets or the Assumed Homecare Liabilities, or the operations, assets or Liabilities in respect thereof. From and after the Hospital Merger Closing, the HomecareCo Group shall be responsible for securing all insurance it considers appropriate for the Homecare Entities, the Homecare Business, the Transferred Homecare Assets and the Assumed Homecare Liabilities, and the operations, assets and Liabilities in respect thereof (which may include insurance written by the Company’s captive insurance Subsidiary if permitted under applicable Law).

(b) Replacement of Homecare Insurance Coverage. During the period between the date of this Agreement and the Hospital Merger Closing or the earlier termination of this Agreement in accordance with its terms, the Company shall, and shall cause its Subsidiaries and their respective officers, employees, accountants, legal advisors and other representatives to, cooperate in good faith with Parent and HospitalCo Parent to enable Parent and HospitalCo Parent, at their sole cost and expense, to place and bind, effective as of the Hospital Merger Closing, new insurance policies with respect to the Homecare Entities, the Homecare Business, the Transferred Homecare Assets and the Assumed Homecare Liabilities, and the operations, assets and Liabilities in respect thereof, in replacement of any of the insurance or reinsurance policies of the Company or its Subsidiaries that are provided by non-Affiliated Third Parties or by Cornerstone under which coverage was provided for the Homecare Entities, the Homecare Business, the Transferred Homecare Assets and the Assumed Homecare Liabilities prior to the Hospital Merger Closing and under which such coverage will not be available following the Hospital Merger Closing. All out-of-pocket costs and expenses of Parent and HospitalCo Parent and out-of-pocket costs and expenses of the Company to place and bind such new insurance policies contemplated by this Section 2.06(b) outstanding as of the Hospital Merger Closing shall be deemed to be Shared Company Transaction Liabilities; provided, that any premiums or other payments payable by the insured under such new insurance policies shall be borne solely by the Homecare Entities.

(c) Novation of Workers’ Compensation Insurance Policies. Without limiting Section 2.06(a) and Section 2.06(b), as promptly as practicable following the date of this Agreement (and in any event prior to the Hospital Merger Closing), the Company shall cooperate with Parent and HospitalCo Parent and use reasonable best efforts to enter into, at Parent and HospitalCo Parent’s sole expense, a partial novation (on terms acceptable to Parent and HospitalCo Parent) to one or more of the Homecare Entities of the Company’s non-Affiliated Third Party workers’ compensation insurance policies for all policy periods commencing on and after January 1, 2011 with respect to all of the risks insured thereunder to the extent relating to (i) the Homecare Business and (ii) the Homecare Sharing Percentage of all other risks insured thereunder that do not relate to the Hospital Business (the risks described in this clause (ii), the “Novated Unallocated WC Tail”) (which risks, for the avoidance of doubt, constitute Assumed Homecare Liabilities), which novation shall be effective as of the Hospital Merger Closing. Parent shall cause one or more of the Homecare Entities to obtain as of the Hospital Merger Closing all letters of credit as may be required by the provider of such workers’ compensation insurance as collateral in connection with the insurance novated to the applicable Homecare Entities, which letters of credit shall reduce the letters of credit required to be held in respect of the Company’s obligations from and after the Hospital Merger Closing. If such novation is not effective as of the Hospital Merger Closing, Parent shall, and shall cause the Homecare Entities, to (x) cooperate with HospitalCo Parent and the Company to enter into such novation as promptly as practicable following the Hospital Merger Closing, (y) obtain all required letters of credit as promptly as practicable following the Hospital Merger Closing as contemplated by the foregoing sentence and (z) indemnify and hold the Company harmless against, and promptly reimburse the Company for, any losses incurred by the Company in connection with the risks to be novated pursuant to this Section 2.06(c) in accordance with Section 6.02(b)(ii).

(d) Claims Under Hospital Insurance Policies. With respect to events, occurrences or circumstances relating to the Homecare Entities, the Homecare Business, the Transferred Homecare Assets or the Assumed Homecare Liabilities, or the operations, assets and Liabilities in respect thereof, that occurred or existed prior to the Closing Date that are covered by occurrence-based insurance policies of the Hospital Entities that are provided by non-Affiliated Third Parties, following the Hospital Merger Closing, the HomecareCo Group may, or may by written request to the HospitalCo Group cause the HospitalCo Group to on HomecareCo Group’s behalf, make claims under such policies; provided, that:

(i) by making, or causing to be made, such claims, (x) Parent shall cause the HomecareCo Group to reimburse the HospitalCo Group for any documented out-of-pocket costs incurred by the HospitalCo Group as a result of making such claims, including any retroactive or prospective premium adjustments to the extent directly attributable to any such claims, as such amounts are determined in accordance with those policies from time to time and as reasonably demonstrated by HospitalCo Parent, and (y) Parent shall cause the HomecareCo Group to pay and satisfy any applicable deductible or retention amount with respect to any such claims;

(ii) Parent agrees that the HomecareCo Group shall not, and shall cause the HomecareCo Group Members not to, make any such claims if, and to the extent that, such claims are covered by any insurance policy issued to or maintained by the HomecareCo Group;

(iii) the HospitalCo Group shall not be liable under any circumstances for the inability of the HomecareCo Group, or HospitalCo Group on HomecareCo Group’s behalf, to collect insurance proceeds under any such insurance policy; and

(iv) HospitalCo Group shall not have any obligation to commence any litigation with respect to any matter potentially covered under such insurance policy, and if the HomecareCo Group reasonably believes that coverage for any such event or circumstance was wrongfully denied under such insurance policy, the HospitalCo Group shall, to the extent permitted under such insurance policy and by applicable Law, upon request of the HomecareCo Group, assign to the HomecareCo Group the right to commence and pursue litigation with respect to such allegedly wrongfully denied coverage. Any such litigation shall be at the HomecareCo Group’s sole expense.

(e) Wrong Pockets. If, following the Hospital Merger Closing, any HospitalCo Group Member receives any amounts under any insurance policy with respect to any claim asserted under such policy prior to the Closing Date in respect of any occurrence, event, condition, or circumstance that occurred or existed prior to the Closing Date relating to the Homecare Entities, Homecare Business, the Transferred Homecare Assets or the Assumed Homecare Liabilities, or the operations, assets and Liabilities in respect thereof, the applicable HospitalCo Group Member shall promptly forward such amounts (or the applicable portion thereof to the extent relating to the Homecare Entities, Homecare Business, the Transferred Homecare Assets or the Assumed Homecare Liabilities, or the operations, assets and Liabilities in respect thereof) to Parent or its designated Subsidiary.

Section 2.07 Representation and Warranty Insurance.

(a) As promptly as practicable following the date hereof, the Company shall and shall cause its applicable Subsidiaries to, at the request of Parent or HospitalCo Parent, use reasonable best efforts to obtain and bind a sell-side representation and warranty insurance policy at Parent’s and HospitalCo Parent’s cost, on terms and conditions reasonably approved by Parent and HospitalCo Parent, and to incept on the Closing Date, with respect to the representations and warranties made by the Company and/or its Subsidiaries under the asset purchase agreement and operations transfer agreements entered into in connection with the SNF Transaction (such policy, the “SNF R&W Policy”). The Company shall, and shall cause its Subsidiaries and Representatives to, promptly provide reasonable cooperation to Parent and/or HospitalCo Parent in connection with obtaining and binding the SNF R&W Policy, including making available employees of the Company and its Subsidiaries, on reasonable advance notice during business hours, for underwriting and diligence purposes and providing access to any Company data room or other due diligence materials furnished in connection with the SNF Transaction. All out-of-pocket costs and expenses of Parent and HospitalCo Parent and out-of-pocket costs and expenses of the Company for the SNF R&W Policy outstanding as of the Hospital Merger Closing shall be deemed to be Shared Company Transaction Liabilities.

(b) At the request of Parent or HospitalCo Parent, the Company shall and shall cause its Subsidiaries to promptly provide all reasonable cooperation to Parent and/or HospitalCo Parent in connection with any efforts of Parent or HospitalCo Parent to obtain and bind a buy-side representation and warranty insurance policy with respect to the representations and warranties of the Company under the Merger Agreement. All out-of-pocket costs and expenses of Parent and HospitalCo Parent and out-of-pocket costs and expenses of the Company for buy-side representation and warranty insurance policy contemplated by this Section 2.07(b) outstanding as of the Hospital Merger Closing shall be deemed to be Shared Company Transaction Liabilities.

Section 2.08 Loss Portfolio Transfer. In the event that the Put or the Call is exercised pursuant to the Homecare JV Agreement, Parent shall or shall cause one of the Homecare Entities to, obtain and bind loss portfolio transfer reinsurance policies (such policies, the “Loss Portfolio Transfer Reinsurance Policies”), effective as of the Put/Call Closing Date, pursuant to which all of the Liabilities in respect of the Assumed Share of NCD/ALF Claims Tail (including any such Liabilities which (a) are known or pending or have otherwise arisen as of or prior to the Put/Call Closing Date or (b) are discovered or otherwise arise after the Put/Call Closing Date), shall be transferred to a commercial insurer. All costs and expenses of obtaining such Loss Portfolio Transfer Reinsurance Policies shall be borne by a Homecare Entity; provided, that the aggregate amount of all such costs and expenses shall be deducted from the net consideration payable to the Put Sellers (as defined in the Homecare JV Agreement) or the Call Sellers (as defined in the Homecare JV Agreement) payable at the Put/Call Closing. To the extent reasonably requested by Parent, HospitalCo Parent shall, and shall cause the HospitalCo Group Members to, cooperate and assist Parent in obtaining and binding the Loss Portfolio Transfer Reinsurance Policies.

Section 2.09 Settlement of Intercompany Accounts. The Company shall use reasonable best efforts to cause all intercompany leases, receivables, payables, loans and other accounts (collectively, “Intercompany Accounts”) in existence immediately prior to the Hospital Merger Closing between the Hospital Entities, on the one hand, and the Homecare Entities, on the other hand, to be contributed, distributed, or otherwise transferred or assumed at or prior to the Hospital Merger Closing such that, as of the Closing Date, there are no Intercompany Accounts outstanding between any Hospital Entity, on the one hand, and any Homecare Entity, on the other hand, except as set forth on Schedule 2.09.

Section 2.10 Post-Hospital Merger Closing Access to Information; Retention of Records; Confidentiality.

(a) For a period of six (6) years after the Hospital Merger Closing, (i) HospitalCo Parent shall give Parent and its Affiliates and its and their Representatives access to the books and records of the Hospital Entities to the extent related to the Homecare Business or the business of the Company and its Subsidiaries prior to the Hospital Merger Closing, and (ii) Parent shall give HospitalCo Parent and its Affiliates and its and their Representatives access to the books and records of the Homecare Entities to the extent related to the Retained Business or the business of the Company and its Subsidiaries prior to the Hospital Merger Closing (the information in clauses (i) and (ii), collectively, the “Accessible Information”), in each case as may be reasonably required by the requesting Party or such Party’s Affiliates or its and their Representatives, including to the extent necessary for the preparation of financial statements or regulatory filings in respect of periods ending on or prior to the Hospital Merger Closing, or in connection with any insurance claims, Claims or any obligations under this Agreement or any agreement, document or instrument contemplated hereby or thereby. At the requesting Party’s cost and expense, the requesting Party and its Affiliates and its and their respective Representatives shall be entitled to make copies of, and conduct searches with respect to or in order to identify, any Accessible Information to which such Persons are entitled to access pursuant to this Section 2.10. Any such access shall be conducted during regular business hours upon reasonable advance notice and under reasonable circumstances, and shall be subject to restrictions under Law and any confidentiality obligations to which the Parties are bound.

(b) Except as required by applicable Law, each Party shall retain, and shall use reasonable best efforts to cause its Affiliates to retain, for a period of at least six (6) years following the Closing Date, all information in their possession relating to (i) in the case of HospitalCo Parent, the Homecare Business, and (ii) in the case of Parent, the Company and its Subsidiaries prior to the Hospital Merger Closing and the Retained Business. Except as required by applicable Law, after expiry of such six (6) year period, each Party and its Affiliates may destroy or otherwise dispose of such information in their possession, provided, that prior to such destruction or disposal, it shall use reasonable best efforts to notify the other Parties specifying the information proposed to be destroyed or disposed of and give the other Parties a reasonable opportunity to obtain possession of such information.

(c) From and after the Hospital Merger Closing, each Party shall, and shall cause its Affiliates and each of its and their respective Representatives, to keep confidential and not disclose to any other Person, unless required by applicable Law or compelled to disclose by judicial or administrative process or at the direction of any Governmental Entity, all information concerning each other Party furnished to it under this Agreement or the Ancillary Agreements by such other Party or such other Party’s Representatives, except to the extent that such information concerning such other Party can be shown to have been (i) in the public domain through no fault of the Party to which it was furnished, or (ii) lawfully acquired on a non-confidential basis from other sources by the Party to which it was furnished, provided that such sources are not known by the Party to be subject to a confidentiality obligation to the furnishing Party or its Representatives.

Section 2.11 Litigation Cooperation. Following the Hospital Merger Closing, with respect to any Claim made by a Third Party against or that involves any of the Parties, the HomecareCo Group Members or HospitalCo Group Members and relates to (a) the transactions contemplated by this Agreement, the Ancillary Agreements or the Merger Agreement, or (b) the Company or any current or former Subsidiary of the Company or any Liabilities or current or former assets, employees or businesses thereof, whether or not such Claim is subject to indemnification hereunder, each of the Parties hereto shall, upon written request by any other party hereto, and at the expense of the requesting Party (subject to the indemnification and expense-sharing provisions of this Agreement, to the extent applicable), provide all cooperation and assistance, and shall furnish such records and information, as may be reasonably requested by the other in connection therewith, including, by using reasonable efforts to make available to the other, its officers, directors, employees and agents as witnesses and to attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the other in connection therewith. Following the Hospital Merger Closing, with respect to (i) any such Claim involving Shared Company Transaction Liabilities or (ii) any Claim initiated by any Governmental Entity or private party pursuant to the HSR Act or any similar Law and relating to the transactions contemplated by this Agreement or the Merger Agreement, the Parties agree, consistent with applicable rules of privilege and legal ethics, to provide each other with timely and reasonably detailed updates with respect to all material developments, consult with each other before taking any significant actions in connection therewith and offer each other the opportunity to comment before submitting to any Governmental Entity or adverse party any written materials prepared or furnished in connection with such Claim.

Section 2.12 Merger Consideration Savings Amount. If any portion of the Merger Consideration is not paid to pre-Take Private Closing stockholders of the Company who exercised their appraisal rights as a result of an appraisal proceeding resulting in an Order valuing the shares of the Company Common Stock at a lower valuation than the Merger Consideration (such unpaid portion of the Merger Consideration, the “Merger Consideration Savings Amount”), Parent shall be entitled to, and the Company shall pay to Parent, the Homecare Sharing Percentage of such Merger Consideration Savings Amount, and HospitalCo Parent (directly or indirectly through the Company) shall be entitled to the Hospital Sharing Percentage of such Merger Consideration Savings Amount.

Section 2.13 Pre-Closing Restructuring Actions. After the date hereof and prior to the Take-Private Closing, the Company shall (and shall cause its Subsidiaries to) undertake each of the following actions and transactions (collectively, the “Pre-Closing Restructuring Actions”):

(a) SHC Holding, Inc. shall distribute and assign all of the equity interests held by it in SHC Rehab LLC (after the conversion of SHC Rehab, Inc. into a Delaware limited liability company) to PF Development 21, L.L.C., and (ii) thereafter, PF Development 21, L.L.C. shall distribute and assign all of the equity interests held by it in SHC Rehab LLC to Kindred Rehab Services LLC (after the conversion of Kindred Rehab Services Inc. to a Delaware limited liability company); and

(b) KAH Development 3, L.L.C. shall distribute and assign all of the equity interests held by it in Silver State ACO, LLC to Kindred Rehab Services LLC (after the conversion of Kindred Rehab Services Inc. to a Delaware limited liability company).

The Company shall (and shall cause its Subsidiaries to) execute such instruments of distribution, assignment and transfer or other documents and take such other actions, in each case as are reasonably necessary, to implement and consummate the Pre-Closing Restructuring Actions.

ARTICLE III

Employee Benefits; Labor Matters

Section 3.01 Employee Transfers. Following the Take-Private Closing and effective simultaneously with the consummation of the transactions contemplated by Section 1.04 of this Agreement, the employment of (a) all of the Homecare Employees who are not at that time employed by one of the Homecare Entities and (b) all of the Transferring Employees shall be transferred to one or more of the HomecareCo Group Members designated in the Transition Plan. HospitalCo Parent and Parent shall identify the Transferring Employees no later than 45 days prior to the Hospital Merger Closing. HospitalCo Parent and Parent agree to use, or to cause the Company to use, reasonable best efforts to execute, and to seek to have the applicable Homecare Employees and Transferring Employees execute, such documentation, if any, as may be reasonably determined to be necessary to reflect the transfer of employment described in this Section 3.01. Parent and HospitalCo Parent agree that no Homecare Employee or Transferring Employee will be covered by the terms of a collective bargaining agreement. The Parties agree that except to the extent required by applicable Law or the terms of any Benefit Plan, the transfers described in this Section 3.01 shall in no event be deemed a severance or termination of employment of any employee for purposes of any plan, policy, practice or arrangement.

Section 3.02 Transfer of Homecare Benefit Plans. Following the Take-Private Closing and effective simultaneously with the consummation of the transactions contemplated by Section 1.04 of this Agreement, Parent shall assume, or shall cause the applicable Homecare Entity designated in the Transition Plan for such purpose to assume, all assets, rights, liabilities and obligations of and relating to the Homecare Benefit Plans. In the event that the consent of any Person is required as a condition to any such assumption, the Parties shall use reasonable best efforts to obtain such consent; provided, that if such consent is not obtained, such Homecare Benefit Plan shall not be so assumed. HospitalCo Parent and Parent shall cooperate reasonably and in good faith with respect to the establishment of any Benefit Plans for the HomecareCo Group that the HomecareCo Group determines to be reasonably necessary to replace the applicable Benefit Plans in which the Homecare Employees or Transferring Employees participate that are not Homecare Benefit Plans.

Section 3.03 Treatment of Legacy Short-Term and Long-Term Cash Compensation Awards. Without limiting the generality of Section 1.04(b)(ii) of this Agreement, effective simultaneously with the consummation of the transactions contemplated by Section 1.04 of this Agreement, all assets, rights, liabilities and obligations of and relating to the Homecare STIP Awards, Homecare LTIP Awards, Homecare Retention Awards, and Homecare Converted Equity Awards shall be assumed by one or more Homecare Entities designated in the Transition Plan for such purpose. In connection with the assumption of the Homecare STIP Awards, the performance goals applicable to the Homecare STIP Awards shall be modified to give effect to such transactions as agreed to by the Company and the Consortium Parties (such agreement not to be unreasonably withheld) and provided in the Transition Plan.

Section 3.04 Section 7.07 of Merger Agreement. Parent and HospitalCo Parent acknowledge and agree that they are bound by the obligations set forth in Section 7.07 of the Merger Agreement and nothing contained in this Agreement, including this Article III, is intended in any way to expand, diminish, amend, modify or supersede any such obligation.

ARTICLE IV

Conditions Precedent

Section 4.01 Conditions to Each Party’s Obligation to Effect the Separation Transactions. The obligation of each Party to consummate the Separation Transactions is subject to the consummation of the Take-Private Closing in accordance with the terms of the Merger Agreement.

Section 4.02 Conditions to Obligations of Each of Parent, HospitalCo Parent and Hospital Merger Sub. The obligations of each of Parent, HospitalCo Parent and Hospital Merger Sub to consummate the Separation Transactions are further subject to the Company having performed and complied with in all material respects all obligations, agreements and covenants that it is required under this Agreement to be performed or complied with at or prior to the Take-Private Closing (provided that any obligations, agreements and covenants that are required under this Agreement to be performed or complied with by the Company prior to the Hospital Merger Closing (other than the completion of the Separation Transactions) shall be deemed to be required to be performed prior to the Take-Private Closing), and Hospital Merger Sub having received a certificate, dated as of the Closing Date and signed by the chief executive officer or chief financial officer of the Company, certifying as to such matters; provided that this condition may be waived in writing by Parent.

ARTICLE V

Termination, Amendment and Waiver

Section 5.01 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Take-Private Closing by mutual written consent of Parent, Hospital Merger Sub and the Company.

Section 5.02 Termination By Parent, Hospital Merger Sub or the Company. This Agreement may be terminated by any of Parent, Hospital Merger Sub or the Company at any time prior to the Take-Private Closing if the Merger Agreement has been terminated in accordance with its terms.

Section 5.03 Termination by Hospital Merger Sub or Parent. This Agreement may be terminated by Hospital Merger Sub or Parent at any time prior to the Take-Private Closing if the Company shall have breached or failed to perform any of its covenants or agreements, which breach or failure to perform (a) would give rise to the failure of a condition set forth in Section 4.02 if it was continuing as of the Closing Date and (b) cannot be cured by the Company or, if capable of being cured, shall not have been cured by the earlier of (i) the End Date and (ii) the date that is thirty (30) days following receipt of written notice from Hospital Merger Sub or Parent describing such breach or failure in reasonable detail; provided that neither Hospital Merger Sub nor Parent shall have the right to terminate this Agreement pursuant to this Section 5.03 if (A) such breach or failure to perform by the Company is directly caused by, or the direct result of, any breach, failure to perform or delay in the performance of any of the covenants or agreements required to be performed by any Consortium Party under this Agreement or (B) any Consortium Party is otherwise then in material breach of any of its covenants or agreements set forth in this Agreement.

Section 5.04 Effect of Termination. The Party desiring to terminate this Agreement pursuant to this Article V (other than pursuant to Section 5.01) shall deliver written notice of such termination to each other Party hereto specifying with particularity the reason for such termination. If this Agreement is terminated pursuant to and in accordance with this Article V, it will become void and of no further force and effect, with no liability on the part of any party to this Agreement (or any stockholder, director, officer, employee, agent or Representative of such Party) to any other party hereto; provided, however, that (i) the provisions of this Section 5.04 and Article VIII (and any related definitions contained in any such sections or Article) shall survive such termination and remain in full force and effect, and (ii) nothing in this Section 5.04 shall be construed to limit Section 9.05 of the Merger Agreement.

Section 5.05 Amendment. Any provision of this Agreement may be amended or waived at any time prior to the Take-Private Closing if, but only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each of the Parties hereto or, in the case of a waiver, by each Party against whom such waiver is to be effective; provided that (i) no amendment to or waiver of Section 1.06(b)(ii) shall be permitted from and after the Take-Private Closing, and (ii) the schedules to this Agreement may be amended by an amendment in writing signed by each of the Consortium Parties unless such amendment would prevent, impede or delay the Take-Private Merger or the solvency of either the HospitalCo Group or the HomecareCo Group in any way. No failure or delay by any Party hereto in exercising any right under this Agreement shall operate as a waiver of such right nor shall any single or partial exercise thereof preclude any other or future exercise of any other right under this Agreement.

Section 5.06 Expenses. Except as otherwise expressly set forth in this Agreement (including Section 2.01) or the Merger Agreement (including in Sections 7.08, 7.09, 7.15, 7.16 and 7.18 of the Merger Agreement), all fees and expenses incurred by or on behalf of Party hereto in connection with the authorization, preparation, negotiation, execution and performance of this Agreement and any of the transactions contemplated hereby shall be paid by the Party incurring such expenses.

ARTICLE VI

Indemnification

Section 6.01 Survival. All of the covenants and agreements of the Parties contained in this Agreement that, by their terms, are to be performed or complied with in their entirety at or prior to the Hospital Merger Closing, and all Claims with respect thereto, shall terminate at and as of the Hospital Merger Closing. All of the covenants and agreements of the Parties contained in this Agreement that, by their terms, are to be performed or complied with in whole or in part after the Hospital Merger Closing, and all Claims with respect thereto, shall survive the Hospital Merger Closing and continue until 60 days after the last date on which such covenant is, by its express terms, to be performed (or, if no such date is expressly specified, until the expiration of the applicable statute of limitations plus 60 days). The indemnification obligations of the HospitalCo Parent under Section 6.02(a) and the indemnification obligations of the HomecareCo Group under Section 6.02(b) shall survive indefinitely, until the expiration of the applicable statute of limitations plus 60 days, except that the indemnification obligations under Section 6.02(b)(iv) shall expire and be of no further force and effect as of the Put/Call Closing Date (if any); . Notwithstanding the foregoing, if a Claim Notice with respect to a Claim for indemnification under Section 6.02 (other than under Section 6.02(b)(iv)) has been delivered pursuant to Section 6.03 prior to the expiration of the applicable survival period set forth in this Section 6.01, all rights to indemnification under this Article VI (and any other relevant provisions of this Agreement) with respect to the covenants or agreements that are the subject of such Claim Notice shall survive with respect to the matters set forth in such Claim Notice until such Claim is finally and fully resolved. This Section 6.01 shall operate as a contractual statute of limitations.

Section 6.02 Indemnification.

(a) From and after the Hospital Merger Closing, subject to the other provisions of this Article VI, HospitalCo Parent shall indemnify, pay and reimburse the HomecareCo Group, its Affiliates and its and their respective Representatives (collectively, the “HomecareCo Group Indemnified Persons”) for, and defend and hold the HomecareCo Group Indemnified Persons harmless from and against, any and all Losses actually paid or incurred by any HomecareCo Group Indemnified Persons as a result of or related to:

(i) any breach after the Hospital Merger Closing of any covenant or agreement of the HospitalCo Group Members required to be performed or complied with after the Hospital Merger Closing set forth in this Agreement or any Ancillary Agreement (other than the Transition Service Agreement);

(ii) any Retained Liabilities, whether arising before or after the Hospital Merger Closing, including the failure of the HospitalCo Group Members or any other Person to pay, perform, fulfill, discharge or, to the extent applicable, comply with, in due course and in full, any Retained Liabilities; and

(iii) any Shared Company Transaction Liabilities (to the extent outstanding after the Hospital Merger Closing) that the HomecareCo Group would otherwise be liable for in excess of the Homecare Sharing Percentage of such Shared Company Transaction Liabilities.

(b) From and after the Hospital Merger Closing, subject to the other provisions of this Article VI, Parent shall indemnify, pay and reimburse the HospitalCo Group, its Affiliates and its and their respective Representatives (collectively, the “HospitalCo Group Indemnified Persons”) for, and defend and hold the HospitalCo Group Indemnified Persons harmless from and against, any and all Losses actually paid or incurred by any HospitalCo Group Indemnified Person as a result of or related to:

(i) any breach after the Hospital Merger Closing of any covenant or agreement of the HomecareCo Group Members required to be performed or complied with after the Hospital Merger Closing set forth in this Agreement and any Ancillary Agreement (other than the Transition Service Agreement);

(ii) any Assumed Homecare Liabilities, including the failure of the Homecare Entities or any other Person to pay, perform, fulfill, discharge or, to the extent applicable, comply with, in due course and in full, any Assumed Homecare Liabilities;

(iii) any Shared Company Transaction Liabilities (to the extent outstanding from and after the Hospital Merger Closing) that the HospitalCo Group would otherwise be liable for in excess of the Hospital Sharing Percentage of such Shared Company Transaction Liabilities;

(iv) the Assumed Share of NCD/ALF Claims Tail, but only to the Losses in respect of Assumed Share of NCD/ALF Claims Tail have been actually paid by a HospitalCo Group Indemnified Person prior to the Put/Call Closing Date; and

(v) any Homecare Taxes.

Section 6.03 Indemnification Procedures.

(a) Any Person seeking indemnification under Section 6.02 (each, an “Indemnified Person”) shall assert any Claim for indemnification, including any Claim brought by a Third Party (a “Third Party Claim”), by delivering written notice thereof (a “Claim Notice”) in accordance with Section 6.03 to the Party from which indemnification is sought pursuant to Section 9.02 (the “Indemnifying Party”) as soon as reasonably practicable upon becoming aware of any fact or circumstance that may give rise to an indemnification Claim under Section 6.02, provided, that the failure to give such notice shall not eliminate the right to indemnification provided hereunder except, and solely to the extent that, the Indemnifying Party shall have been actually and materially prejudiced as a result of such failure. Each Claim Notice shall describe in reasonable detail the nature of the Claim, shall reference the provision or provisions of this Agreement under which the Claim is asserted and, if applicable, the applicable sections of this Agreement which are alleged to have been breached by the Indemnifying Party, and attach copies of all material written evidence thereof that the Indemnified Person has received from any Person that is not a Party or a Person Affiliated with a Party (a “Third Party”). The date of delivery of such Claim Notice is referred to herein as the “Claim Date.” If the Indemnifying Party objects to any Claims within such Claim Notice, such objection must be made in writing delivered to the Indemnified Person within thirty (30) days after the Claim Date (the “Objection Notice”). The Indemnified Person and the Indemnifying Party shall attempt to resolve any dispute for a period of thirty (30) days from the date of the delivery of the Objection Notice to the Indemnified Person and thereafter, such dispute may be resolved in the manner contemplated by Section 8.02. If a Claim Notice was delivered to the Indemnifying Party and no Objection Notice was delivered to the Indemnified Person within thirty (30) days after the Claim Date, then the Indemnifying Party shall be deemed to have irrevocably agreed to pay the Losses at issue in the Claim Notice, subject to the terms and conditions set forth herein.

(b) Subject to the terms of this Section 6.03(b), the Indemnified Party shall permit the Indemnifying Party, at the Indemnifying Party’s option and expense, to assume the complete defense of any Third Party Claim with full and exclusive authority to conduct such defense and to settle or otherwise dispose of the same and the Indemnified Party will fully cooperate in such defense; provided that HospitalCo Parent (and/or one or more of its designated HospitalCo Group Members) shall be the Controlling Party with respect to any Third Party Claim relating to any Shared Company Transaction Liability, and the reasonable costs and expenses of such defense incurred by the HospitalCo Group Members shall be deemed to be Shared Company Transaction Liabilities. For purposes of this Section 6.03, the Persons controlling the defense of any Third Party Claim shall be referred to as the “Controlling Party”, and the applicable Persons not controlling such defense shall be referred to as the “Non-Controlling Party”. Notwithstanding anything to the contrary, no Controlling Party may settle or compromise, or consent to the entry of any Order with respect to (i) any Third Party Claim (other than a Third Party Claim relating to a Shared Company Transaction Liability) without the prior written consent of the Non-Controlling Party (which must not be unreasonably withheld or delayed) if such settlement, compromise or consent to such Order (1) includes any form of relief (other than the payment of money) binding upon the Non-Controlling Party, or (2) does not include an unconditional and full release given by the Third Party to the Non-Controlling Party from all Liability in respect of such Claim, and (ii) any Third Party Claim relating to a Shared Company Transaction Liability without the prior written consent of Parent (as the Non-Controlling Party) (which must not be unreasonably withheld or delayed) if such settlement, compromise or consent to such Order (1) includes any form of relief (other than the payment of money) binding upon any HomecareCo Group

Member, (2) involves the payment of money in an aggregate amount in excess of $5,000,000, or (3) does not include an unconditional and full release given by the Third Party to any HomecareCo Group Members from all Liability in respect of such Claim. The Non-Controlling Party shall be entitled to participate in (but not control) such investigation, prosecution, defense and appeal with counsel reasonably acceptable to the Controlling Party at such Non-Controlling Party’s sole cost and expense. HospitalCo Parent and Parent shall, and shall cause their respective Subsidiaries to, use reasonable best efforts to cooperate in the defense of any Third Party Claim and keep each other informed of all developments relating to any such Third Party Claim.

(c) Notwithstanding anything in this Section 6.03 to the contrary, Article VII shall govern for purposes of any Third Party Claim that is a Tax Claim.

Section 6.04 Limitations on Indemnification.

(a) The Indemnifying Party shall be subrogated to any right, defense or Claim that the Indemnified Person may have against any other Person with respect to any matter giving rise to a Claim for indemnification hereunder. Such Indemnified Person shall cooperate with the Indemnifying Party in a reasonable manner, at the sole cost and expense of the Indemnifying Party, in presenting any subrogated right, defense or Claim.

(b) All indemnifiable Losses shall be determined net of any amounts actually recovered by the Indemnified Person under insurance policies (including the SNF R&W Policy) with respect to such Losses, such amounts actually recovered to be net of reasonable and documented out-of-pocket costs of collection and any retrospective or prospective premium increase to the extent attributable or reasonably relating to any such claim thereunder as reasonably demonstrated by the Indemnifying Party.

(c) All indemnifiable Losses shall be determined without duplication of recovery under other provisions of this Agreement or the Ancillary Agreements. Without limiting the generality of the prior sentence, if a set of facts, conditions or events constitutes a breach of more than one representation, warranty, covenant or agreement of this Agreement that is subject to an indemnification obligation under this Article VI, only one recovery of indemnifiable Losses shall be allowed with respect to such set of facts, conditions or events, and in no event shall there be any indemnification or duplication of payments or recovery under different provisions of this Agreement arising out of the same set of facts, conditions or events.

(d) No Party shall have any right to off-set or set-off any payment due pursuant to this Article VI.

(e) The HomecareCo Group and the HospitalCo Group agree to treat, and to cause their respective Affiliates to treat, for all Tax purposes, any payment made under this Article VI and Article VII, to the maximum extent permitted by applicable Law, as an adjustment to the Hospital Merger Consideration.

ARTICLE VII

Tax Matters

Section 7.01 Tax Returns.

(a) From and after the Hospital Merger Closing, except as provided in Section 2.04(c) and Section 7.06, HospitalCo Parent shall prepare and timely file, or shall cause to be prepared and timely filed, any Tax Return that includes a Pre-Closing Tax Period and relates solely to the Retained Business. Parent shall prepare and timely file, or shall cause to be prepared and timely filed, any other Tax Return that includes a Pre-Closing Tax Period. Subject to any indemnity obligations pursuant to Article VI, each party responsible for the preparation of a Tax Return under this Section 7.01 shall timely remit, or cause to be timely remitted, all Taxes due in respect of such Tax Returns. All such Tax Returns shall be prepared in a manner consistent with past practices, except as otherwise required by applicable Law. Neither HospitalCo Parent nor Parent shall, and each shall not cause its Affiliates to, amend or revoke any Tax Return (or any notification or election relating thereto) that reflects or includes Taxes for which the other Party may be liable under Article VI without the prior written consent of the other Party (which consent shall not be unreasonably withheld, conditioned or delayed).

(b) HospitalCo Parent shall submit each Tax Return it is responsible for pursuant to Section 7.01(a) to Parent (together with schedules, statements and, to the extent requested by Parent, supporting documentation) at least thirty (30) days prior to the due date (including extensions) of such Tax Return if such Tax Return requires a payment by Parent or could reasonably be expected to have a material Tax effect on Parent. Following resolution of the procedures described in Section 20.1 of the Homecare JV Agreement, HospitalCo Parent shall file such Tax Return in accordance with such resolution. If the procedures described in Section 20.1 of the Homecare JV Agreement have not been resolved with respect to such Tax Return at least five (5) days prior to the due date therefor, such Tax Return shall be filed as prepared by HospitalCo Parent and amended to reflect such resolution.

Section 7.02 Tax Contests. Parent shall promptly notify HospitalCo Parent in writing upon receipt by Parent or any of its Subsidiaries of notice of any Tax audits, examinations or assessments that could give rise to a liability for which HospitalCo Parent is responsible under Article VI of this Agreement, provided that Parent’s failure so to notify HospitalCo Parent shall not limit Parent’s rights under Article VI except to the extent HospitalCo Parent is materially prejudiced by such failure. HospitalCo Parent shall promptly notify Parent in writing upon receipt by HospitalCo Parent or any of its Subsidiaries of notice of any Tax audits, examinations or assessments that could give rise to a liability for which Parent is responsible under Article VI of this Agreement, provided that HospitalCo Parent’s failure so to notify Parent shall not limit HospitalCo Parent’s rights under Article VI except to the extent Parent is materially prejudiced by such failure. Except as otherwise provided herein, (a) Parent shall control any Tax audit, examination or proceeding that concerns a Tax Return or a Tax matter that relates solely to a Homecare Entity or that relates primarily to a Homecare Entity and would not reasonably be expected to result in an adjustment which, disregarding any net operating loss deduction, would result in an increase in Tax to a Hospital Entity in excess of $3,000,000, (b) HospitalCo Parent shall control any Tax audit, examination or proceeding that concerns a Tax Return or a Tax matter that relates solely to a Hospital Entity or that relates primarily to a Hospital Entity and would not reasonably be expected to result in an adjustment which, disregarding any net operating loss deduction, would result in an increase in Tax of Homecare Entity in excess of $3,000,000 and (c) for any Tax audit, examination or proceeding not described in clauses (a) or (b) above, the Parties shall exercise joint control of such Tax audit, examination or proceeding.

Section 7.03 Cooperation and Exchange of Information. Parent and HospitalCo Parent shall (and shall cause their respective Affiliates to) (a) provide the other party and its Affiliates with such assistance as may be reasonably requested in connection with the preparation and filing of any Tax Return or claim for refund, the determination of a tax liability for Taxes or a right to refund of Taxes or the conduct of any audit or other examination by any taxing authority or any judicial or administrative proceeding relating to Taxes and (b) retain (and provide the other party and its Affiliates with reasonable access to) all records or information which may be relevant to such Tax Return, claim for refund, Tax determination, audit, examination or proceeding. Such cooperation and information shall include providing copies of all relevant Tax Returns, together with accompanying schedules and related workpapers, documents relating to rulings or other determinations made by taxing authorities and records concerning the ownership and tax basis of property, which either party may possess. Each party shall make its employees available on a mutually convenient basis to provide explanation of any documents or information provided hereunder. Except as otherwise provided in this Agreement, the party requesting assistance hereunder shall reimburse the other for any reasonable out of pocket costs incurred in providing any Tax Return, document or other written information, and shall compensate the other for any reasonable costs (excluding wages and salaries and related costs) of making employees available, upon receipt of reasonable documentation of such costs. Any information obtained under this Section 7.03 shall be kept confidential, except as may be otherwise necessary in connection with the filing of Tax Returns or claims for refund or in conducting any audit, examination or other proceeding. Parent and HospitalCo Parent agree that the sharing of information and cooperation contemplated by this Section 7.03 shall be done in a manner so as not to interfere unreasonably with the conduct of the business of the parties.

Section 7.04 Tax Agreements. Prior to or at the Hospital Merger Closing, the Company shall terminate all Tax Agreements such that neither the Company nor any of its Subsidiaries shall have any obligations thereunder following the Hospital Merger Closing. The Company shall cause any and all existing powers of attorney with respect to Taxes or Tax Returns to which the Company or any of its Subsidiaries is a party to be terminated as of the Hospital Merger Closing.

Section 7.05 Payments, Refunds, Credits and Carrybacks.

(a) All refunds of Taxes (including interest actually received thereon from a relevant taxing authority) for which Parent is responsible pursuant to Article VI (including, for the avoidance of doubt, any portion for which Parent is responsible under Section 6.02(b)(iii)) shall be for the account of Parent, and HospitalCo Parent shall pay such amounts less HospitalCo Parent’s out-of-pocket expenses incurred in connection with obtaining such refund and less any Taxes incurred by HospitalCo Parent, its equity owners, its Affiliates, the Company or any of its Subsidiaries in connection with the receipt of such refund or interest to Parent if such refunds are received by HospitalCo Parent, the Company or any of its Subsidiaries. All refunds of Taxes (including interest actually received thereon from a relevant taxing authority) for which HospitalCo Parent is responsible pursuant to Article VI (including, for the avoidance of doubt, any portion for which Parent is responsible under Section 6.02(b)(iii)) shall be for the account of HospitalCo Parent, and Parent shall pay such amounts less Parent’s out-of-pocket expenses incurred in connection with obtaining such refund and less any Taxes incurred by Parent, its Affiliates, or any of its Subsidiaries in connection with the receipt of such refund or interest to HospitalCo Parent if such refunds are received by Parent or any of its Subsidiaries.

Section 7.06 Transfer Taxes. Notwithstanding anything to the contrary in this Agreement, each of Parent and HospitalCo Parent shall be responsible for the Homecare Sharing Percentage and the Hospital Sharing Percentage, respectively, of any Transfer Taxes and related fees imposed on or payable in connection with the transactions contemplated by this Agreement. The Party responsible under applicable Law for filing the Tax Returns with respect to such Transfer Taxes shall prepare and timely file such Tax Returns and promptly provide a copy of such Tax Return to the other Party. Parent and HospitalCo Parent shall, and shall cause their respective Affiliates to, cooperate to timely prepare and file any Tax Returns or other filings relating to such Transfer Taxes, including any claim for exemption or exclusion from the application or imposition of any Transfer Taxes.

Section 7.07 Purchase Price Allocation. HospitalCo Parent shall deliver to Parent within fifty-five (55) days after the Closing Date a proposed allocation of the purchase price for Tax purposes among (a) the Company Interests of any Hospital Entities classified as associations taxable as corporations for U.S. federal income tax purposes and (b) the assets acquired in the Hospital Merger that are not described in clause (a) above for Tax reporting purposes (the “Preliminary Allocation”). The Preliminary Allocation shall be made in a manner consistent with the requirements of Section 1060 of the Code and Treasury Regulations thereunder, based upon a reasonable determination of the respective fair market values of those assets. Following resolution of the procedures described in Section 20.4 of the Homecare JV Agreement, HospitalCo Parent and Parent shall set forth such resolution in a signed written document (the “Final Allocation”), and HospitalCo Parent and Parent shall, and shall cause their respective Affiliates to, complete and timely file any necessary Tax forms, and their respective income Tax Returns, in accordance with the Final Allocation (as modified from time to time by any adjustments to the purchase price for Tax purposes).

Section 7.08 Agreed Tax Treatment of the Hospital Merger. The Parties agree for U.S. income tax purposes to treat the Hospital Merger as an acquisition of the assets constituting the Retained Business from Homecare Intermediate in exchange for the Hospital Merger Consideration and other relevant items.

Section 7.09 Tax Matters Coordination and Survival. Notwithstanding anything to the contrary in this Agreement, to the extent of any inconsistency between this Article VII and Article VI, this Article VII shall control as to Tax matters.

Section 7.10 FIRPTA Certificate. Prior to the Hospital Merger Closing, Homecare Intermediate shall deliver to HospitalCo Parent a statement meeting the requirements of Section 1.1445-(b)(2) of the Treasury Regulations to the effect that Homecare Intermediate is not a “foreign person” within the meaning of Section 1445 of the Code and the Treasury Regulations thereunder.

ARTICLE VIII

General Provisions

Section 8.01 Governing Law This Agreement, and all claims or causes of action (whether at law or in equity, in contract or in tort, or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Delaware.

Section 8.02 Submission to Jurisdiction. Each of the Parties irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by any other Party or its successors or assigns shall be brought and determined exclusively in the Chancery Court of the State of Delaware and any state appellate court therefrom within the State of Delaware, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in any state or federal court located within the State of Delaware. Each of the Parties agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8.04 or in such other manner as may be permitted by applicable Laws, will be valid and sufficient service thereof. Each of the Parties hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts. Each of the Parties hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 8.02, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (iii) to the fullest extent permitted by the applicable Law, any claim that (x) the suit, action or proceeding in such court is brought in an inconvenient forum, (y) the venue of such suit, action or proceeding is improper, or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 8.03 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER

VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.03.

Section 8.04 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, or on the next Business Day if sent after normal business hours of the recipient, or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 8.04):

If to the Company, prior to the effective time of the Take-Private Merger, to:	Kindred Healthcare, Inc. 680 South Fourth Street Louisville, Kentucky 40202 Facsimile: (866) 866-3426 Attention: Joseph L. Landenwich

with a copy (which will not constitute notice to the Company) to:	Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 Facsimile: (212) 225-3999 Attention: Benet J. O’Reilly; Paul M. Tiger E-mail: boreilly@cgsh.com; ptiger@cgsh.com

If to the Company, after the effective time of the Take-Private Merger, to:	Kindred Healthcare, Inc. 680 South Fourth Street Louisville, Kentucky 40202 Facsimile: (866) 866-3426 Attention: Joseph L. Landenwich

with a copies (which will not constitute notice to the Company) to:

Kentucky Homecare Holdings, Inc.

301 Commerce Street

Suite 3300

Fort Worth, TX 76102

Attention: Adam Fliss

E-mail: afliss@tpg.com

Facsimile: (415) 438-6893

and

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Facsimile: (212) 521-7323

Attention: Andrew L. Bab; Jennifer L. Chu

E-mail: albab@debevoise.com;

jlchu@debevoise.com

If to HospitalCo Parent or Hospital Merger Sub, to:	Kentucky Hospital Holdings, LLC c/o TPG VII Management, LLC 301 Commerce Street Suite 3300 Fort Worth, TX 76102

Attention: Adam Fliss E-mail: afliss@tpg.com Facsimile: (415) 438-6893

with a copy (which will not constitute notice to HospitalCo Parent or Hospital Merger Sub) to:	Debevoise & Plimpton LLP 919 Third Avenue New York, New York 10022 Facsimile: (212) 521-7323 Attention: Andrew L. Bab; Jennifer L. Chu E-mail: albab@debevoise.com; jlchu@debevoise.com

If to Parent, to:	Kentucky Homecare Holdings, Inc. c/o TPG VII Management, LLC 301 Commerce Street Suite 3300 Fort Worth, TX 76102 Attention: Adam Fliss E-mail: afliss@tpg.com Facsimile: (415) 438-6893 with copies (which will not constitute notice to Parent) to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Facsimile: (212) 521-7323

Attention: Andrew L. Bab; Jennifer L. Chu

E-mail: albab@debevoise.com;

jlchu@debevoise.com

and

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, NY 10004

Attention: Philip Richter

Facsimile: (212) 859-4000

and

Fried, Frank, Harris, Shriver & Jacobson LLP 801 17th Street, NW Washington, DC 20006 Attention: Brian T. Mangino Facsimile: (202) 639-7003

or to such other Persons, addresses or facsimile numbers as may be designated in writing by the Person entitled to receive such communication as provided above.

Section 8.05 Entire Agreement. The Merger Agreement, this Agreement (including the Exhibits to this Agreement), the Company Disclosure Letter, the Confidentiality Agreements and the Clean-Team Confidentiality Agreements (as such terms are defined in the Merger Agreement), and the Ancillary Agreements constitute the entire agreement among the Parties with respect to the subject matter of this Agreement and supersede all other prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter of this Agreement. In the event of any inconsistency between the statements in the body of this Agreement and the Company Disclosure Letter, the statements in the body of this Agreement will control.

Section 8.06 No Third Party Beneficiaries Except for the right of the Indemnified Parties to enforce the provisions of Section 2.03(b), Section 2.03(d), Article VI, Article VII and this Section 8.06, which are intended to be for the benefit of the Indemnified Parties, this Agreement is for the sole benefit of the Parties and their permitted assigns and respective successors and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 8.07 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 8.08 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by any of the Parties without the prior written consent of (a) the Company (in the case of an assignment by any of HospitalCo Parent, Hospital Merger Sub or Parent) or (b) HospitalCo Parent, Hospital Merger Sub and Parent (in the case of an assignment by the Company); provided that Parent, HospitalCo Parent and Hospital Merger Sub may, upon prior written notice to the Company, assign any of its rights, interests or obligations hereunder to an Affiliate without the prior written consent of the Company; provided, further, that no assignment by Parent, HospitalCo Parent or Hospital Merger Sub to an Affiliate shall be permitted if such assignment would prevent, impede or delay the consummation of the Closing. No assignment shall relieve the assigning Party of any of its obligations hereunder. Subject to the first sentence of this Section 8.08, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 8.08 shall be null and void.

Section 8.09 Remedies. Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a Party to this Agreement will be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at Law or in equity. The exercise by a Party to this Agreement of any one remedy will not preclude the exercise by it of any other remedy.

Section 8.10 Specific Performance.

(a) The Parties’ rights in this Section 8.10 are an integral part of the transactions contemplated by this Agreement and each Party hereby waives any objections to any remedy referred to in this Section 8.10. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed, or were threatened to be not performed, in accordance with their specific terms or were otherwise breached, and that money damages would not be an adequate remedy, even if available. It is accordingly agreed that, in addition to any other remedy that may be available to it, including monetary damages, each of the Parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Chancery Court of the State of Delaware and any state appellate court therefrom within the State of Delaware, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in any state or federal court within the State of Delaware. In the event any Party seeks any remedy referred to in this Section 8.10, such Party shall not be required to prove damages or obtain, furnish, provide or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8.10 and each Party waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing, providing or posting of any such bond or similar instrument.

Section 8.11 Reliance on Counsel and Other Advisors Each party has consulted such legal, financial, technical or other expert as it deems necessary or desirable before entering into this Agreement. Each party represents and warrants that it has read, knows, understands and agrees with the terms and conditions of this Agreement.

Section 8.12 Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, each of which when executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. This Agreement shall become effective when each party to this Agreement shall have received counterparts hereof signed by all of the other parties. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

Section 8.13 Interpretation.

(a) The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to an Article, Section, Exhibit or Schedule, such reference shall be to an Article, Section of, Exhibit to or Schedule of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The word “extent” and the phrase “to the extent” used in this Agreement shall mean the degree to which a subject or other thing extends, and such word or phrase shall not mean simply “if”. A reference in this Agreement to $ or dollars is to U.S. dollars. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires, and the phrase “the date hereof” shall mean the date of this Agreement. The word “will” shall be construed to have the same meaning as the word “shall”. The definitions contained in this Agreement are applicable to the singular as well as the plural form of such terms and to the masculine as well as to the feminine and neuter genders of such terms. References to “this Agreement” shall include the Company Disclosure Letter. If the last day for the giving of any notice or the performance of any act required or permitted under this Agreement is a day that is not a Business Day, then the time for the giving of such notice or the performance of such action shall be extended to the next succeeding Business Day.

(b) The Parties have participated jointly in negotiating and drafting this Agreement with the benefit of competent legal representation, and the language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

Section 8.14 Definitions.

(a) For purposes of this Agreement, each of the following capitalized terms has the meaning specified in this Section 8.14(a):

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with, such first Person. For the purposes of this definition, “control” (including, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by Contract or otherwise; provided, that, solely for the purposes of Section 2.03(b), Section 2.03(d), Article VI and Article VII, after the Hospital Merger Closing, the HomecareCo Group shall not constitute “Affiliates” of the HospitalCo Group and the HospitalCo Group shall not constitute “Affiliates” of the HomecareCo Group.

“Ancillary Agreements” means the Transition Services Agreement, Trademark License Agreement, IP License Agreement, and any other Contract entered into, or any document or certificate delivered in connection with, this Agreement (other than the Merger Agreement).

“Ancillary IP Rights” means, with respect to any Intellectual Property, any and all of the following in any jurisdiction throughout the world: (i) all rights to sue and obtain damages, injunctive relief and other remedies for past, present and future infringement, misappropriation, dilution or other violation of such Intellectual Property; (ii) the exclusive right to apply for, prosecute, obtain, maintain, abandon, and claim priority to any registrations of such Intellectual Property and to control oppositions and all other ex parte and inter partes proceedings relating thereto; and (iii) with respect to Trademarks, all goodwill associated with and symbolized by such Intellectual Property.

“Assumed Homecare Liabilities” means, except as otherwise provided in the Transition Services Agreement and except with respect to Taxes, (i) all Liabilities of the Company and its Subsidiaries (including the Homecare Entities) to the extent related to or to the extent arising from the ownership or operation of the Homecare Business or the Transferred Homecare Assets, whether arising prior to, on or after the Homecare Transfers, (ii) Liabilities of the Company and its Subsidiaries (including the Homecare Entities) in respect of the payment of compensation and provision of employee benefits to any Person who is or was a Homecare Employee or a Transferring Employee, whether arising prior to, on or after the Homecare Transfers (including any Severance Costs of the Homecare Employees and Transferring Employees), other than the Funded Homecare Benefit Liabilities, and (iii) Liabilities of the Company and its Subsidiaries (including Cornerstone and the Homecare Entities) to the extent related to or to the extent arising from any workers’ compensation claim by any Homecare Employee or Transferring Employee or any malpractice, professional liability or other general liability claim asserted in respect of any Homecare Employee or any Transferring Employee or otherwise to the extent related to or to the extent arising from the Homecare Business.

“Assumed Share of NCD/ALF Claims Tail” means the Homecare Sharing Percentage of all Liabilities of the Company and its Subsidiaries (including Cornerstone) arising from any workers’ compensation claim by or on behalf of any employee relating to the performance of services for the NCD/ALF Business or any malpractice, professional liability or other general liability claim to the extent relating to the NCD/ALF Business, whether arising prior to, on or after the Hospital Merger Closing.

“Benefit Plan” means (i) each “employee benefit plan,” as such term is defined in Section 3(3) of ERISA, including, without limitation, each “employee pension benefit plan” (as defined in Section 3(2) of ERISA) and each “employee welfare benefit plan” (as defined in Section 3(1) of ERISA) and (ii) each incentive, bonus, performance award, phantom equity, stock or stock-based arrangements, plans, or programs, employment compensation, deferred compensation, pension, profit sharing, retirement, post- retirement, employment, consulting, severance, termination, change in control, separation, retention, vacation, sickness, life or other insurance, welfare, fringe benefit and incentive bonus contract, agreement, plan, program, policy or arrangement sponsored, maintained or contributed to by the Company or any of its Subsidiaries as of immediately prior to the transactions contemplated by this Agreement and in which any current or former Company Employee participates or to which any such individual is subject or a party.

“Books and Records” means any and all documents, instruments, papers, books, records, books of account, files and tangible or electronic embodiments of business information and data, telephone numbers and fax numbers, catalogs, brochures, sales literature, promotional materials, certificates and other documents.

“Business Day” means any day, other than Saturday, Sunday or any day on which banking institutions located in New York, New York are authorized or required by Law or other governmental action to close.

“Call” has the meaning given to it in the Homecare JV Agreement.

“Call Closing” has the meaning given to it in the Homecare JV Agreement.

“Cash” means, with respect to the Homecare Entities, the aggregate amount of all cash and cash equivalents and marketable securities of the Homecare Entities as of a given measurement date, as determined in accordance with GAAP, including the amounts of any received but uncleared checks, drafts and wires issued prior to such time, less (i) the amounts of any issued but uncleared checks, drafts and wires issued prior to such time (other than wires relating to payments made in connection with the Take-Private Closing or Hospital Merger Closing), (ii) any restricted cash, (iii) cash and cash equivalents held on behalf of third parties, (iv) the amount (if any) by which the aggregate of all Swap Obligations represent an amount payable by the Homecare Entities (or plus the amount (if any) by which the aggregate of all Swap Obligations represent an amount due to the Homecare Entities), (v) any cash or cash equivalents held by any Non-Controlled Joint Venture or any other non-wholly owned Homecare Entity, and (vi) any cash or cash equivalents held by any captive insurance Subsidiary of a Homecare Entity.

“Claim” means any claim, suit, action or proceeding, whether civil, criminal, administrative, or investigative.

“Company Common Stock” has the meaning given to it in the Merger Agreement.

“Company Employee” on any date means an employee of the Company or any of its Subsidiaries on such date. A “former Company Employee” on any date means an individual who was a Company Employee but whose employment with the Company and its Subsidiaries terminated prior to such date.

“Company TEV” has the meaning given to it in the HomecareCo Equity Commitment Letters.

“Company Interests”, with respect to a Person, means the securities, warrants, equity interests, or other ownership or contingent ownership interests, promissory notes or other debt securities issued by or held in such Person.

“Contracts” means any written or oral contracts, agreements, licenses, notes, bonds, mortgages, indentures, evidence of Indebtedness, leases or other agreement or arrangement that is legally binding.

“Cornerstone” means the Cornerstone Insurance Company.

“End Date” has the meaning given to it in the Merger Agreement.

“Exclusive Homecare Benefit Plans” means those Benefit Plans in which the only participants are current or former Homecare Employees or to which only one or more Homecare Employees is subject or a party.

“Financing” has the meaning given to it in the Merger Agreement.

“Funded Homecare Benefit Liabilities” means Liabilities under the Benefit Plans to or in respect of any Person who is or was a Homecare Employee or a Transferring Employee (x) to the extent (but only to the extent) that such Liabilities arise on or prior to the Hospital Merger Closing and related assets are segregated for the payment thereof and retained by one or more of the Hospital Entities following the Homecare Transfers, or (y) to the extent (but only to the extent) that such Liabilities arise following the Hospital Merger Closing and payment in respect thereof is made by one or more of the Homecare Entities to the Hospital Entities for the payment thereof under the Transition Services Agreement, in each case, as agreed to by Parent and HospitalCo Parent.

“GAAP” means the United States generally accepted accounting principles.

“Gentiva” means Gentiva Health Services, Inc., a Delaware corporation.

“Governmental Entity” means any supranational, national, state, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission or other governmental authority, or any quasi-governmental or private body exercising any regulatory or other governmental or quasi-governmental authority.

“Homecare Benefit Plans” means the Exclusive Homecare Benefit Plans and such other Benefit Plans as designated by Parent and HospitalCo Parent as Homecare Benefit Plans.

“Homecare Business” means the business, as operated and conducted by the Company and its Subsidiaries (and, after the Hospital Merger Closing, the HomecareCo Group) that primarily provides home health, hospice, and community care services and the assets of the Company and its Subsidiaries (and, after the Hospital Merger Closing, the HomecareCo Group) used or held for use in connection therewith.

“Homecare Converted Equity Awards” means each Replacement Cash Award (as defined in the Merger Agreement) held by a Homecare Employee or Transferring Employee immediately following the consummation of the transactions contemplated by Section 1.04 of this Agreement.

“Homecare Employees” means those Company Employees (other than Shared Services Employees) whose services exclusively relate to the Homecare Business or whom Parent and HospitalCo Parent mutually agree are “Homecare Employees”.

“Homecare Entities” means Gentiva, all of the direct and indirect Subsidiaries of Gentiva and the Transferred Homecare Entities.

“Homecare Intermediate” means Kentucky Homecare Intermediate, Inc., a Delaware corporation.

“Homecare IP” means all Intellectual Property, excluding Trademarks, owned by the HomecareCo Group Members immediately after Hospital Merger Closing.

“Homecare JV Agreement” means the Shareholders Agreement of Parent, Kentucky Homecare JV Holdings, LP, Humana Inc. and Parent dated as of Closing Date, as amended from time to time.

“Homecare LTIP Award” means each Replacement LTIP Cash Award (as defined in the Merger Agreement) held by a Homecare Employee or Transferring Employee immediately following the consummation of the transactions contemplated by Section 1.04 of this Agreement.

“Homecare Retention Awards” means the cash retention awards awarded to Homecare Employees in connection with the entry into the Merger Agreement.

“Homecare Sharing Percentage” has the meaning given to it in the HomecareCo Equity Commitment Letters.

“Homecare STIP Award” means each award granted to a Homecare Employee or Transferring Employee under the Company’s Short-Term Incentive Plan in respect of the Company’s 2018 fiscal year that is outstanding as of immediately prior to the consummation of the transactions contemplated by Section 1.04 of this Agreement.

“Homecare Taxes” means, without duplication, (i) all Tax Liabilities of the Company and its Subsidiaries (including the Homecare Entities) to the extent related to or to the extent arising from the ownership or operation of the Homecare Business or the Transferred Homecare Assets, whether arising prior to, on or after the Homecare Transfers, (ii) all Taxes of the Homecare Entities for any Post-Closing Tax Period and the Post-Closing Share of any Taxes of the Homecare Entities for any Straddle Period and (iii) Transfer Taxes, to the extent required to be borne by Parent under Section 7.06.

“Homecare Trademarks” means all Trademarks owned by the HomecareCo Group Members immediately after Hospital Merger Closing.

“HomecareCo Equity Commitment Letters” has the meaning given to it in the Merger Agreement.

“HomecareCo Group” means Parent and its Subsidiaries, excluding the Hospital Entities.

“HomecareCo Group Member” means any entity within the HomecareCo Group.

“Hospital Business” means the hospital division and rehabilitation services division primarily in hospitals and long-term care settings of the Company and its Subsidiaries.

“Hospital Entities” means the Company and all of the direct and indirect Subsidiaries of the Company, excluding the Homecare Entities.

“Hospital IP” means all Intellectual Property, excluding Trademarks owned by the HospitalCo Group Members immediately after Hospital Merger Closing.

“Hospital Merger Consideration” means an amount equal to the sum of (a) minus (b), where:

(a) =	the Company TEV plus the Homecare Financing Fees plus the Hospital Financing Fees plus the Shared Transaction Expenses plus the Net Funded Debt Difference

and

(b) =	the HomecareCo Debt Financing Proceeds plus the Homecare Equity Commitment Amount plus $150,000,000.

For the purposes of this definition of “Hospital Merger Consideration”, the terms “Company TEV”, “Homecare Financing Fees”, “Hospital Financing Fees”, “Shared Transaction Expenses”, “Net Funded Debt Difference”, “HomecareCo Debt Financing Proceeds” and “Homecare Equity Commitment Amount” shall have the meanings given to them in the HomecareCo Equity Commitment Letters.

“Hospital Sharing Percentage” means a percentage amount equal to (i) 100%, less (ii) the Homecare Sharing Percentage.

“Hospital Trademarks” means all Trademarks owned by the HospitalCo Group Members immediately after the Hospital Merger Closing.

“HospitalCo Group” means HospitalCo Parent and its Subsidiaries, including, after the Hospital Merger Closing, the Hospital Entities.

“HospitalCo Group Member” means any entity within the HospitalCo Group.

“HSR Act” the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Indebtedness” means, with respect to any Person, without duplication, as of the date of determination (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person issued or assumed as the deferred purchase price of property (including any expected future earn-out, purchase price adjustment, release of “holdback” or similar payment, but excluding such obligations incurred in the ordinary course of business), (iv) all lease obligations of such Person capitalized on the books and records of such Person, (v) all Indebtedness of others secured by a Lien on property or assets owned or acquired by such Person, whether or not the

Indebtedness secured thereby have been assumed, (vi) all obligations of such Person under interest rate, currency or commodity derivatives or hedging transactions or similar arrangement (valued at the termination value thereof), (vii) all letters of credit or performance bonds issued for the account of such Person, to the extent drawn upon, (viii) any accrued and unpaid interest, prepayment fees or penalties or similar obligations of such Person payable in connection with the repayment of the foregoing and (ix) all guarantees and keepwell arrangements of such Person of any Indebtedness of any other Person.

“Intellectual Property” means the following intellectual property rights in any jurisdiction worldwide, whether registered or unregistered: (i) patents (including all reissues, divisions, continuations and continuations-in-part, re-examinations, renewals and extensions thereof), patent applications or other patent rights (“Patents”); (ii) copyrights and all registrations, applications for registration, and renewals for any of the foregoing (“Copyrights”); (iii) trademarks, service marks, trade names and trade dress, social media username (e.g., Twitter handles) and all registrations, applications and renewals for any of the foregoing, together with all goodwill associated with the foregoing (“Trademarks”); (iv) trade secrets and confidential business, technical and know-how information (“Trade Secrets”); and (v) Internet domain names and domain name registrations.

“IT Contract” means any Contract for the purchase, lease, or license of any equipment or software included in the IT Systems, and any development, support, maintenance, or other services related to the foregoing.

“IT Systems” means hardware, software, databases, network and telecommunications equipment, and other information technology and communications equipment, owned, leased or licensed by the Company or any of its Subsidiaries.

“Kentucky Healthcare Operating” means Kindred Healthcare Operating, Inc., a Delaware corporation, and its successors-in-interest, including after the LLC Conversion, Kindred Healthcare Operating, LLC, a Delaware limited liability company.

“KNCE” means Kindred Nursing Centers East, L.L.C., a Delaware limited liability company.

“KNCLP” means Kindred Nursing Centers Limited Partnership, a Delaware limited partnership.

“Laws” means any domestic or foreign laws, common law, statutes, ordinances, rules, regulations, codes, Orders or legally enforceable requirements, criteria, policy or guideline enacted, issued, adopted, promulgated, enforced, ordered or applied by any Governmental Entity.

“Liability” means any liability or obligation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether incurred or consequential and whether due or to become due). For the avoidance of doubt, “Liability” includes Taxes, (including Taxes under Treasury Regulations Section 1.1502-6 or any similar provision of state, local or foreign law), but taking into account any previously paid amounts of estimated tax or prepaid tax.

“Liens” means, with respect to any property or asset, all pledges, liens, mortgages, charges, encumbrances, hypothecations and other forms of security interest of any kind or nature whatsoever.

“Losses” means Liabilities, losses, damages, Order and costs and expenses (including reasonable fees and expenses of attorneys, auditors, consultants and other agents), but net of any insurance proceeds received; provided, that Losses described in Section 6.02(a) shall include a reduction of Parent’s Pre-Closing NOLs to the extent the cumulative amount of any such reductions attributable to Losses described in Section 6.02(a) exceeds the lesser of (i) the Hospital Sharing Percentage of Parent’s Pre-Closing NOLs and (ii) the amount of Parent’s Pre-Closing NOLs that have not, as of the date such Loss is finally determined, been claimed as a deduction on any Tax Return or been reduced as a result of an audit adjustment.

“Merger Consideration” has the meaning given to it in the Merger Agreement.

“Merger Sub Shares” has the meaning given to it in the Merger Agreement.

“ML5” has the meaning given to it in the Merger Agreement.

“NCD/ALF Business” means the nursing center division and assisted living facility operations of the Company and its Subsidiaries, including the skilled nursing facilities divested or to be divested pursuant to the SNF Transaction and the skilled nursing facilities to be closed after the date hereof.

“New LLC” has the meaning given to it in the Merger Agreement.

“New LP” has the meaning given to it in the Merger Agreement.

“Non-Controlled Joint Venture” has the meaning given to it in the Merger Agreement.

“Order” means any order, writ, assessment, decision, injunction, decree, ruling or judgment of, or settlement agreement or other written agreement with, a Governmental Entity.

“Parent’s Pre-Closing NOLs” means Parent’s U.S. federal net operating loss carryforwards as of the end of the day on the Closing Date, determined without regard to any adjustments made to such net operating loss carryforwards after the Closing Date; provided, for the avoidance of doubt, that Pre-Closing NOLs shall not include any net operating losses incurred after the Closing Date.

“Paying Agent” has the meaning given to it in the Merger Agreement.

“Payment Fund” has the meaning given to it in the Merger Agreement.

“Person” means any individual, corporation, limited or general partnership, limited liability company, limited liability partnership, trust, association, joint venture, Governmental Entity and other entity and group (which term will include a “group” as such term is defined in Section 13(d)(3) of the Exchange Act).

“Post-Closing Share” means, with respect to a Straddle Period, (i) in the case of real, personal and intangible ad valorem Taxes, the total amount of such Taxes due for the Straddle Period, multiplied by a fraction, the numerator of which is the number of days in the Straddle Period following the Closing Date, and the denominator of which is the total number of days in the Straddle Period, and (ii) in the case of all other Taxes, the amount of such Taxes that would be due if the taxable period of each applicable entity began on the day following the Closing Date and ended on the last day of the Straddle Period.

“Post-Closing Tax Period” means any Tax period beginning after the Closing Date

“Pre-Closing Tax Period” means any Tax period ending on or before the Closing Date.

“Put” has the meaning given to it in the Homecare JV Agreement.

“Put Closing” has the meaning given to it in the Homecare JV Agreement.

“Put/Call Closing Date” means the earlier of the date of the Put Closing or the Call Closing.

“Representatives” means, with respect to a Person, such Person’s directors, officers, employees, investment bankers, accountants, attorneys, advisors, consultants and other representatives.

“Retained Business” means the business, operations, assets and liabilities of the Surviving Company and its Subsidiaries that remain after giving effect to the Separation Transactions, including the Hospital Business.

“Retained Liabilities” means any Liabilities (including for the avoidance of doubt, Tax Liabilities) of the Company and its Subsidiaries which are not Assumed Homecare Liabilities, other than (i) the Shared Company Transaction Liabilities to the extent that the HomecareCo Group would otherwise be liable for less than the Homecare Sharing Percentage of such Shared Transaction Liabilities, (ii) the Assumed Share of NCD/ALF Claims Tail, (iii) Liabilities of the Company or its Subsidiaries arising after the Closing in the course of providing services under the Transition Services Agreement, and (iv) Homecare Taxes.

“Securities Act” means the Securities Act of 1933, as amended.

“Separation Transactions” means the transactions contemplated by Article I, including the KNCLP Contribution, KNCE Merger, LLC Conversion, the Homecare Transfers, the Hospital Transfers, the Gentiva Distributions and the Hospital Merger.

“Severance Costs” means the Liabilities for severance pay and termination benefits (including without limitation the cost of subsidized COBRA continuation coverage and outplacement benefits) arising by reason of the termination of employment of a Person.

“Shared Contracts” means Contracts that relate to, or are used in, (i) the operation of both the Homecare Business and the Retained Business, or (ii) the other operations of the Company and its Subsidiaries.

“Shared Company Transaction Liabilities” means, without duplication, (i) all Liabilities for costs and expenses in connection with the transactions contemplated by this Agreement and the Merger Agreement that are incurred by the Company and its Subsidiaries on or prior to the Hospital Merger Closing or arise from or relate to arrangements, agreements or commitments entered into or made by the Company or its Subsidiaries on or prior to the Hospital Merger Effective Time in connection with the transactions contemplated by this Agreement and the Merger Agreement, including Liabilities for filing fees and printing and mailing costs and other expenses incurred in connection with the Proxy Statement and the Company’s and its Subsidiaries’ efforts to comply with the pre-closing covenants and agreements contained in the Merger Agreement and this Agreement, fees and expenses of investment bankers, accountants, attorneys and other consultants and advisors and their out-of-pocket costs and expenses, costs and expenses relating to termination or prepayment of the Company’s Indebtedness in existence immediately prior to the Take-Private Closing, (ii) all Transaction Litigation and Appraisal Liabilities, (iii) all Liabilities for costs and expenses of the SNF R&W Policy incurred by the Company and its Subsidiaries, (iv) any and all change in control, consent fees, assignment fees or similar fees or expenses payable to any Third Party in connection with the consummation of the Take-Private Closing or the Hospital Merger Closing, including any such fees and expenses payable to Ventas pursuant to the ML5, and (v) any Severance Costs of the Shared Services Employees whose employment terminates (x) in connection with the consummation of the Separation Transactions by reason of identified redundancy, cost-savings or similar corporate synergies or (y) if applicable, by reason of such Shared Services Employee electing to terminate his or her employment with “good reason” under an applicable change-in-control or employment agreement, in the case of each of the foregoing clauses (x) or (y), within six (6) months following the Take-Private Closing, but, in each case, excluding fees and expenses to the extent exclusively related to or arising from the Homecare Business or the Hospital Business.

“Shared Services Employee” means each Company Employee who performs corporate-level and/or support services for or on behalf of both the Homecare Business and the Hospital Business.

“SNF Transaction” has the meaning given to it in the Merger Agreement.

“SNF Transaction Agreement” has the meaning given to it in the Merger Agreement.

“Straddle Period” means any Tax period beginning before and ending after the Closing Date.

“Subsidiary” means, with respect to any Person, any other Person (i) of which such first Person (alone or in combination with any of such first Person’s other Subsidiaries) owns (1) capital stock or other equity interests having the ordinary voting power to elect a majority of the board of directors or other governing body of such Person or (2) if no such governing body exists, a majority of the outstanding voting securities of such Person or (ii) with respect to which such first Person or any of its Subsidiaries is a controlling general partner or managing member of such Person.

“Swap Obligations” means the net obligations of (i) the Homecare Entities to any counterparty or (ii) any counterparty to the Homecare Entities, in each case, under any interest rate or currency swap or any other interest rate or currency hedging arrangement or derivative and determined as if such instrument were fully terminated and settled on the date of determination.

“Tax Agreement” means any agreement that provides for the allocation of Taxes among the Company and its Subsidiaries.

“Tax Returns” means any return, declaration, report or other document required to be filed with a taxing authority in respect of Taxes, including any schedule or attachment thereto.

“Taxes” means (i) all federal, state, local and foreign income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and (ii) Liability of another Person for amounts described in clause (i) as a result of Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law).

“Transaction Litigation and Appraisal Liabilities” means Liabilities incurred by Company and its Subsidiaries arising from or relating to Claims that arise from or relate to the execution of this Agreement and the Merger Agreement, or the consummation of the transactions contemplated hereby and thereby, including any payments due to the pre-Take Private Closing stockholders of the Company to settle demands for appraisals of shares of Company Common Stock or in accordance with an Order requiring the Company to pay additional amounts in respect of Merger Consideration in connection with stockholders’ exercise of their appraisal rights under the Delaware General Corporation Law.

“Transfer Taxes” means all transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with transactions contemplated by this Agreement (including any real property transfer tax and any similar Tax).

“Transferred Homecare Assets” means, except as provided in the Transition Services Agreement, (i) all of the assets, properties and rights of the Company and the Hospital Entities exclusively related to the ownership of or used in the operation of the Homecare Business, including Contracts, Permits, Books and Records, Intellectual Property together with all associated Ancillary IP Rights, IT Systems and IT Contracts designated in the Transition Plan as to be assigned to Gentiva, and (ii) the assets, properties and rights set forth in Schedule 1.04(a)(i) (together with, in the case of Intellectual Property, all associated Ancillary IP Rights, and including without limitation the Homecare Benefit Plans and all assets related thereto).

“Transferred Homecare Companies” means the Persons listed on Schedule 1.04(a)(i).

“Transferred Homecare Company Agreement” means, with respect to each Transferred Homecare Company Interest, any subscription agreement, investor rights agreement, stockholder agreement, limited liability company operating agreement, limited partnership agreements and any other agreement, instrument or document to which a Hospital Entity is a party or which inures to the benefit of a Hospital Entity or by which a Hospital Entity is otherwise bound that governs the terms of such Hospital Entity’s ownership of such Transferred Homecare Company Interest or such Hospital Entity’s rights and obligations with respect to the applicable Transferred Homecare Company or Transferred Homecare Company Interest.

“Transferred Homecare Company Interests” means, collectively, the Company Interests in the Transferred Homecare Companies held by the Hospital Entities.

“Transferred Homecare Entity” or “Transferred Homecare Entity” means the Transferred Homecare Companies and each Subsidiary of a Transferred Homecare Company in which such Transferred Homecare Company, indirectly or indirectly, holds equity interests.

“Transferring Employees” means each of the Shared Services Employees identified by Parent and HospitalCo Parent as Transferring Employees in the Transition Plan.

“Ventas” has the meaning given to it in the Merger Agreement.

(b) In addition to the defined terms set forth in Section 8.14(a), each of the following capitalized terms has the meaning specified in the Section set forth opposite such term below:

Accessible Information	Section 2.10
Agreement	Preamble
Amended and Restated Company Agreement	Section 1.08
Claim Date	Section 6.03(a)
Claim Notice	Section 6.03(a)
Closing Date	Section 1.06(a)
Company	Preamble
Company LLC Agreement	Section 1.08
Consent Required Contracts	Section 1.10(b)
Consent Required Shared Contract	Section 2.02(b)
Controlling Party	Section 6.03(b)
DGCL	Recitals
Guarantee and Credit Support Arrangements	Section 2.03(c)
Gentiva	Recitals
Gentiva Distributions	Section 1.05
Homecare Credit Support	Section 2.03(c)
Homecare Guarantees	Section 2.03(c)
Homecare Transfers	Section 1.04(a)
HomecareCo Group Indemnified Persons	Section 6.01
Hospital Credit Support	Section 2.03(a)
Hospital Guarantees	Section 2.03(a)
Hospital Merger	Section 1.06
Hospital Merger Closing	Section 1.06
Hospital Merger Effective Time	Section 1.06
Hospital Merger Sub	Preamble
Hospital Names	Section 2.05
Hospital Proprietary Name Rights	Section 2.05
HospitalCo Group Indemnified Persons	Section 6.02(a)
HospitalCo Parent	Preamble
Indemnified Person	Section 6.03(a)
Indemnifying Party	Section 6.03(a)
Intercompany Accounts	Section 2.09
IP License Agreement	Section 2.05(b)
KNCE Merger	Section 1.02

KNCLP Contribution	Section 1.01
LLC Act	Recitals
LLC Conversion	Section 1.03
Loss Portfolio Transfer Reinsurance Policy	Section 2.08
Merger Agreement	Recitals
Merger Consideration Savings Amount	Section 2.12
Merger Sub	Recitals
Non-Controlling Party	Section 6.03(b)
Non-Transferred Asset	Section 2.04(b)
Novated Unallocated WC Tail	Section 2.06(c)
Objection Notice	Section 6.03(a)
Parent	Preamble
Party or Parties	Preamble
Pre-Closing Restructuring Actions	Section 2.13
SNF R&W Policy	Section 2.07(a)
Surviving Company	Section 1.06
Take-Private Closing	Recitals
Take-Private Merger	Recitals
Tax Accountant	Section 2.03
Third Party	Section 6.03(a)
Third-Party Claim	Section 6.03(a)
Trademark License Agreement	Section 2.05(a)
Transferee Party	Section 2.04(b)
Transferor Party	Section 2.04(b)
Transition Plan	Section 2.01(a)

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

Kindred Healthcare, Inc.
By:	/s/ Joseph L. Landenwich
Name: Joseph L. Landenwich
Title: General Counsel and Corporate Secretary

Kentucky Homecare Holdings, Inc.

By:	/s/ Michael LaGatta

Name: Michael LaGatta Title: Vice President

Kentucky Hospital Holdings, LLC

By:	/s/ Michael LaGatta

Name: Michael LaGatta Title: Vice President

Kentucky Hospital Merger Sub, Inc.

By:	/s/ Michael LaGatta

Name: Michael LaGatta Title: Vice President

Annex C

745 Seventh Avenue New York, NY 10019 United States

December 18, 2017

Board of Directors

Kindred Healthcare, Inc.

680 South Fourth Street

Louisville, Kentucky 40202

Members of the Board of Directors:

We understand that Kindred Healthcare, Inc. (the “Company”) intends to enter into a transaction (the “Proposed Transaction”) with Kentucky Hospital Holdings, LLC (“HospitalCo Parent”), Kentucky Homecare Holdings, Inc. (“Parent”) and Kentucky Homecare Merger Sub, Inc., a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which (A) Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation (the “Merger”) and (B) each issued and outstanding share of common stock, par value $0.25 per share (the “Shares”), of the Company immediately prior to the effective time of the Merger (other than (i) Shares held by Parent, HospitalCo Parent, Merger Sub, the Company or any of their respective direct or indirect wholly owned Subsidiaries (as defined in the Agreement (as defined below)) and (ii) Dissenting Shares (as defined in the Agreement)) will be converted into the right to receive $9.00 in cash, without interest (the “Consideration”). The terms and conditions of the Proposed Transaction are set forth in more detail in the Agreement and Plan of Merger proposed to be entered into among HospitalCo Parent, Parent, Merger Sub and the Company (the “Agreement”). The Agreement also provides that pursuant to the Agreement and the Separation Agreement proposed to be entered into among the Company, Parent, HospitalCo Parent and Kentucky Hospital Merger Sub, Inc. (“Hospital Merger Sub”) (the “Separation Agreement”), promptly following the consummation of the Proposed Transaction, the Company will effect certain restructuring transactions and distributions as to which transactions we express no opinion. The summary of the Proposed Transaction set forth above is qualified in its entirety by the terms of the Agreement.

We have been requested by the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the Company’s stockholders (other than HospitalCo Parent, Parent, Merger Sub, Hospital Merger Sub and their respective Affiliates (as defined in the Agreement) and the holders of Dissenting Shares (collectively, the “Excluded Stockholders”)) of the Consideration to be offered to such stockholders in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, the Company’s underlying business decision to proceed with or effect the Proposed Transaction or the likelihood of consummation of the Proposed Transaction. In addition, we express no opinion on, and our opinion does not in any manner address, the fairness of the amount or the nature of any compensation to any officers, directors or employees of any parties to the Proposed Transaction, or any class of such persons, relative to the Consideration to be offered to the stockholders of the Company in the Proposed Transaction. Our opinion does not address the relative merits of the Proposed Transaction as compared to any other transaction or business strategy in which the Company might engage.

In arriving at our opinion, we reviewed and analyzed: (1) a draft of the Agreement, dated as of December 18, 2017, and the specific terms of the Proposed Transaction; (2) a draft of the Separation Agreement, dated as of December 16, 2017; (3) publicly available information concerning the Company that we believe to be relevant to our analysis, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, June 30, and September 30, 2017; (4) financial and operating information with respect to the business, operations and prospects of the Company furnished to us by the Company, including financial projections of the Company prepared by management of the

Company (the “Company Projections”); (5) net operating loss projections of the Company prepared by management of the Company (the “Company NOL Projections”); (6) a trading history of the Company’s common stock from December 16, 2016 to December 15, 2017 and a comparison of that trading history with those of other companies that we deemed relevant; (7) a comparison of the historical financial results and present financial condition of the Company with those of other companies that we deemed relevant; (8) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other transactions that we deemed relevant; (9) published estimates of independent research analysts with respect to the future financial performance and price targets of the Company; and (10) the results of our efforts to solicit indications of interest from third parties with respect to a sale of the Company. In addition, we have had discussions with the management of the Company concerning its business, operations, assets, liabilities, financial condition and prospects and have undertaken such other studies, analyses and investigations as we deemed appropriate.

In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without any independent verification of such information (and have not assumed responsibility or liability for any independent verification of such information) and have further relied upon the assurances of the management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading in any material respect. With respect to the Company Projections, at the instruction of the Company, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and that the Company will perform substantially in accordance with such projections. With respect to the Company NOL Projections, at the instruction of the Company, we have assumed that the amounts of the Company NOL Projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future utilization of net operating losses by the Company and that the net operating losses contained in the Company NOL Projections will be substantially realized in accordance with such estimates. We assume no responsibility for and we express no view as to any such projections or estimates or the assumptions on which they are based. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company and have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date hereof. We assume no responsibility for updating or revising our opinion based on events or circumstances that may occur after the date hereof.

We have assumed that the executed Agreement will conform in all material respects to the last draft reviewed by us. In addition, we have assumed the accuracy of the representations and warranties contained in the Agreement and all agreements related thereto. We have also assumed, at the instruction of the Company, that all material governmental, regulatory and third party approvals, consents and releases for the Proposed Transaction will be obtained within the constraints contemplated by the Agreement and that the Proposed Transaction will be consummated in accordance with the terms of the Agreement without waiver, modification or amendment of any material term, condition or agreement thereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this opinion, for events occurring or coming to our attention after the date hereof, including potential changes in U.S. tax and other laws, regulations and government policies and the enforcement thereof as have been or may be proposed or effected. We do not express any opinion as to any tax or other consequences that might result from the Proposed Transaction, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that the Company has obtained such advice as it deemed necessary from qualified professionals.

At the instruction of the Company, our opinion and the financial analyses we performed in connection with rendering our opinion are based upon U.S. tax law as it exists on, and can be evaluated as of, the date hereof. The

U.S. Congress is considering significant changes to U.S. tax law in effect as of the date hereof (including but not limited to reduction in the corporate tax rate, limitations on the deductibility of interest expense, measures aimed at preventing base erosion, imposition of a territorial system on multinational corporations and limitations on NOL carryforwards) which, if adopted, could materially affect the Company’s tax position and results of operations. At the instruction of the Company, our opinion and the financial analyses we performed in connection with rendering our opinion do not take into account any potential changes to U.S. tax law in effect as of the date hereof, or any other potential effects that may result from changes to U.S. tax law in effect as of the date hereof, including changes in market valuation of the Company or any other companies, interest rates and government healthcare reimbursement rates under Medicare, Medicaid and other applicable government programs. At the instruction of the Company, in addition to the financial analyses we performed in connection with rendering our opinion, we have performed certain illustrative sensitivity analyses relating to certain potential changes to federal corporate tax rates and limitations on the deductibility of interest expenses as well as reductions in Medicare reimbursement rates for illustrative purposes only. We assume no responsibility for updating, revising, reaffirming or withdrawing our opinion or the financial analyses we performed in connection with rendering our opinion based on changes that may occur after the date hereof to U.S. tax law in effect as of the date hereof or any other potential effects that may result from changes to U.S. tax law in effect as of the date hereof.

Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the Consideration to be offered to the stockholders of the Company (other than the Excluded Stockholders) in the Proposed Transaction is fair to such stockholders.

We have acted as financial advisor to the Company in connection with the Proposed Transaction and will receive fees for our services a portion of which is payable upon rendering this opinion and a substantial portion of which is contingent upon the consummation of the Proposed Transaction. In addition, the Company has agreed to reimburse our expenses and indemnify us for certain liabilities that may arise out of our engagement. We and our affiliates have performed various investment banking services for the Company and its affiliates in the past, and expect to perform such services in the future, and have received, and expect to receive, customary fees for such services. Specifically, in the past two years, we have performed the following investment banking and financial services: acting as a tier 2 lender under the Company’s existing credit facilities. Also, we and our affiliates have executed certain derivative transactions for the Company and its affiliates.

In addition, we and our affiliates have performed various investment banking services for Humana Inc. (“Humana”), which upon completion of the Proposed Transaction is expected to be a shareholder of Parent, and its affiliates in the past, and expect to perform such services in the future, and have received, and expect to receive, customary fees for such services. Specifically, in the past two years, we have performed the following investment banking and financial services: (i) acted as a co-manager on a $800 million senior notes offering by Humana in December 2017 and (ii) acted as a co-manager on a credit facility origination and bond issuance by Humana.

In addition, we and our affiliates in the past have provided, currently are providing, or in the future may provide, investment banking services to TPG Capital, L.P. (“TPG”) and Welsh, Carson, Anderson & Stowe, L.P. (“WCAS”), which upon completion of the Proposed Transaction are expected to be shareholders of HospitalCo Parent and Parent, and certain of their respective portfolio companies and affiliates, and we and our affiliates have received or in the future expect to receive customary fees for rendering such services, including (i) having acted or acting as financial advisor to TPG and WCAS and certain of their respective portfolio companies and affiliates in connection with certain mergers and acquisition transactions; (ii) having acted or acting as arranger, bookrunner and/or lender for TPG and WCAS and certain of their respective portfolio companies and affiliates in connection with various financing transactions; (iii) having acted or acting as underwriter, initial purchaser and placement agent for various equity and debt offerings undertaking by TPG and WCAS and certain of their respective portfolio companies and affiliates; and (iv) having executed certain derivative transactions for TPG and WCAS and certain of their respective portfolio companies and affiliates.

Barclays Capital Inc., its subsidiaries and its affiliates engage in a wide range of businesses from investment and commercial banking, lending, asset management and other financial and non-financial services. In the ordinary course of our business, we and our affiliates may actively trade and effect transactions in the equity, debt and/or other securities (and any derivatives thereof) and financial instruments (including loans and other obligations) of the Company, HospitalCo Parent, Parent, Humana, TPG, WCAS and their respective affiliates for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions and investments in such securities and financial instruments.

This opinion, the issuance of which has been approved by our Fairness Opinion Committee, is for the use and benefit of the Board of Directors of the Company and is rendered to the Board of Directors in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Proposed Transaction.

Very truly yours,

/s/ Barclays Capital Inc.

BARCLAYS CAPITAL INC.

Annex D

Guggenheim Securities, LLC 330 Madison Avenue New York, New York 10017 GuggenheimPartners.com

December 19, 2017

The Board of Directors

Kindred Healthcare, Inc.

680 S. Fourth Street

Louisville, KY 40202

Members of the Board:

We understand that (i) Kindred Healthcare, Inc. (“Kindred”), (ii) Kentucky Hospital Holdings, LLC (“HospitalCo Parent”), (iii) Kentucky Homecare Holdings, Inc. (“Parent”), and (iv) Kentucky Homecare Merger Sub, Inc. (“Merger Sub”), a wholly owned subsidiary of Parent, have entered into an Agreement and Plan of Merger dated as of December 19, 2017 (the “Merger Agreement”), pursuant to which:

•	Merger Sub will merge (the “Merger”) with and into Kindred and Kindred will become a wholly owned subsidiary of Parent;

•	Pursuant to the Merger, each of the issued and outstanding shares of the common stock, par value $0.25 per share, of Kindred (the “Kindred Common Shares”), subject to certain exceptions, will be converted into the right to receive $9.00 in cash (the “Merger Consideration”); and

•	Promptly following the Merger, pursuant to the Separation Agreement dated as of December 19, 2017 among Kindred, Parent, HospitalCo Parent and Kentucky Hospital Merger Sub, Inc. (“Hospital Merger Sub”), a wholly owned subsidiary of HospitalCo Parent (the “Separation Agreement” and together with the Merger Agreement, the “Transaction Documentation”), the parties thereto and certain of their affiliates shall effect a series of transactions (the “Separation” and together with the Merger, the “Transaction”) pursuant to which Kindred will be separated from the Homecare Business (as such term is defined in the Merger Agreement) and acquired by HospitalCo Parent.

The terms and conditions of the Transaction are more fully set forth in the Transaction Documentation.

You have asked us to render our opinion as to whether the Merger Consideration is fair, from a financial point of view, to the holders of Kindred Common Shares (excluding Parent, HospitalCo Parent, Merger Sub, Hospital Merger Sub and their affiliates).

In the course of performing our reviews and analyses for rendering our opinion, we have:

•	Reviewed the Transaction Documentation dated as of December 19, 2017;

•	Reviewed certain publicly available business and financial information regarding Kindred;

•	Reviewed certain non-public business and financial information regarding Kindred’s business and prospects, all as prepared and provided to us by Kindred’s senior management and including (i) certain financial projections for Kindred for the years ending December 31, 2017 through December 31, 2022 (the “Company Case”), (ii) certain illustrative adjustments to the Company Case made by Kindred’s senior management to reflect the potential impact of expected U.S. federal tax reform as provided in the Tax Cuts and Jobs Act legislation proposed by the U.S. Congress and released on December 15, 2017 (“U.S. Tax Reform”) and (iii) certain further illustrative adjustments to the Company Case as to the potential negative impact on Medicare reimbursement arising from U.S. Tax Reform that Kindred’s senior management directed us to use solely for illustrative purposes (the Company Case, collectively with such illustrative adjustments, the “Financial Projections”);

The Board of Directors

Kindred Healthcare, Inc.

December 19, 2017

•	Discussed with Kindred’s senior management their strategic and financial rationale for the Merger as well as their views of Kindred’s business, operations, historical and projected financial results and future prospects and the commercial, competitive and regulatory dynamics in the post-acute healthcare services sector;

•	Reviewed the historical prices, trading multiples and trading activity of the Kindred Common Shares;

•	Compared the financial performance of Kindred and the trading multiples and trading activity of the Kindred Common Shares with corresponding data for certain other publicly traded companies that we deemed relevant in evaluating Kindred;

•	Reviewed the valuation and financial metrics of certain mergers and acquisitions that we deemed relevant in evaluating the Merger;

•	Performed discounted cash flow analyses based on the Financial Projections for Kindred; and

•	Conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

With respect to the information used in arriving at our opinion:

•	We have relied upon and assumed the accuracy, completeness and reasonableness of all industry, business, financial, legal, regulatory, tax, accounting, actuarial and other information (including, without limitation, the Financial Projections, any other estimates and any other forward-looking information) furnished by or discussed with Kindred or obtained from public sources, data suppliers and other third parties.

•	We (i) do not assume any responsibility, obligation or liability for the accuracy, completeness, reasonableness, achievability or independent verification of, and we have not independently verified, any such information (including, without limitation, the Financial Projections, any other estimates and any other forward-looking information), (ii) express no view, opinion, representation, guaranty or warranty (in each case, express or implied) regarding the reasonableness or achievability of the Financial Projections, such other estimates and such other forward-looking information or the assumptions upon which they are based and (iii) have relied upon the assurances of Kindred’s senior management that they are unaware of any facts or circumstances that would make such information (including, without limitation, the Financial Projections, such other estimates and such other forward-looking information) incomplete, inaccurate or misleading.

•	Specifically, with respect to (i) the Financial Projections, any other estimates and any other forward-looking information furnished by or discussed with Kindred, (a) we have been advised by Kindred’s senior management, and we have assumed, that the Financial Projections, such other estimates and such other forward-looking information utilized in our analyses have been reasonably prepared on bases reflecting the best currently available estimates and judgments of Kindred’s senior management as to the expected future performance of Kindred, the illustrative potential impact of U.S. Tax Reform on Kindred and the illustrative potential negative impact on Kindred of changes to Medicare reimbursement arising from U.S. Tax Reform and (b) we have assumed that the Financial Projections (including, without limitation, the illustrative potential impact of U.S. Tax Reform on Kindred and the illustrative potential negative impact on Kindred of changes to Medicare reimbursement arising from U.S. Tax Reform), such other estimates and such other forward-looking information have been reviewed by Kindred’s Board of Directors with the understanding that such information will be used and relied upon by us in connection with rendering our opinion and (ii) any financial projections, other estimates and/or other forward-looking information obtained by us from public sources, data suppliers and other third parties, we have assumed that such information is reasonable and reliable.

The Board of Directors

Kindred Healthcare, Inc.

December 19, 2017

During the course of our engagement, we were asked by Kindred’s Board of Directors to solicit indications of interest from various potential strategic and private equity acquirors regarding a potential transaction with Kindred, and we have considered the results of such solicitation process in rendering our opinion.

In arriving at our opinion, we have not performed or obtained any independent appraisal of the assets or liabilities (including any contingent, derivative or off-balance sheet assets and liabilities) of Kindred or any other entity or the solvency or fair value of Kindred or any other entity, nor have we been furnished with any such appraisals. We are not legal, regulatory, tax, consulting, accounting, appraisal or actuarial experts and nothing in our opinion should be construed as constituting advice with respect to such matters (including, without limitation, with respect to U.S. Tax Reform and any potential impacts on Kindred resulting therefrom); accordingly, we have relied on the assessments of Kindred and its other professional advisors with respect to such matters. We are not expressing any view or rendering any opinion regarding the tax consequences of the Transaction to Kindred or its securityholders.

In rendering our opinion, we have assumed that, in all respects meaningful to our analyses, (i) Kindred, Parent, HospitalCo Parent, Merger Sub and Hospital Merger Sub will comply with all terms and provisions of the Transaction Documentation and (ii) the representations and warranties of Kindred, Parent, HospitalCo Parent, Merger Sub and Hospital Merger Sub contained in the Transaction Documentation are true and correct and all conditions to the obligations of each party to the Transaction Documentation to consummate the Transaction will be satisfied without any waiver, amendment or modification thereof. We also have assumed that the Transaction will be consummated in a timely manner in accordance with the terms and provisions of the Transaction Documentation and in compliance with all applicable laws, documents and other requirements, without any delays, limitations, restrictions, conditions, waivers, amendments or modifications (regulatory, tax-related or otherwise) that would have an effect on Kindred or the Transaction in any way meaningful to our analyses or opinion.

In rendering our opinion, we do not express any view or opinion as to the price or range of prices at which the Kindred Common Shares or other securities of or financial instruments of or relating to Kindred may trade or otherwise be transferable at any time, including subsequent to the announcement or consummation of the Transaction.

We have acted as a financial advisor to Kindred in connection with the Transaction and will receive a customary fee for such services, a substantial portion of which is contingent on successful consummation of the Transaction. A portion of our compensation is payable upon delivery of our opinion and will be credited against the fee payable upon consummation of the Transaction. In addition, Kindred has agreed to reimburse us for certain expenses and to indemnify us against certain liabilities arising out of our engagement.

We understand that, upon completion of the Transaction, affiliates of TPG Global, LLC (“TPG”) and Welsh, Carson, Anderson & Stowe XII, L.P. (“WCAS”) will be direct or indirect equityholders of HospitalCo Parent and affiliates of TPG and WCAS, together with Humana, Inc. (“Humana”), will be direct or indirect equityholders of Parent. As previously disclosed, Guggenheim Securities, LLC (“Guggenheim Securities”) (i) during the past two years has previously been engaged by Kindred and (ii) during the past two years has previously been engaged by TPG or its affiliates, subsidiaries, investment funds or portfolio companies, as applicable, in each case to provide certain financial advisory or investment banking services in connection with matters unrelated to the Transaction, for which we have received (or expect to receive) customary fees. Specifically during the past two years, among other matters, we have performed the following financial advisory or investment banking services for Kindred and TPG, respectively: (i) acted as financial advisor to Kindred in connection with the sale of its skilled nursing

The Board of Directors

Kindred Healthcare, Inc.

December 19, 2017

facilities business, for which the first in a series of closings occurred in August 2017, (ii) acted as financial advisor to Energy Futures Holdings Corp., a portfolio company of TPG, in connection with its reorganization, (iii) acted as financial advisor to Life Time Fitness Inc., a portfolio company of TPG, in connection with various debt financing transactions, (iv) acted as financial advisor to TPG in connection with its acquisition of Beaver-Visitec International, Inc., which closed in July 2016 and (v) acted as financial advisor to TPG in connection with its sale of Albireo Limited, which closed in November 2016. Guggenheim Securities has not been previously engaged during the past two years by WCAS, Humana or their respective affiliates, subsidiaries, investment funds or portfolio companies, as applicable, to provide financial advisory or investment banking services for which we received fees. Guggenheim Securities may seek to provide Kindred, Parent, HospitalCo Parent, TPG, WCAS or Humana and their respective affiliates, subsidiaries, investment funds or portfolio companies, as applicable, with certain financial advisory and investment banking services unrelated to the Transaction in the future, for which services Guggenheim Securities would expect to receive compensation.

Guggenheim Securities and its affiliates and related entities engage in a wide range of financial services activities for our and their own accounts and the accounts of customers, including but not limited to: asset, investment and wealth management; insurance services; investment banking, corporate finance, mergers and acquisitions and restructuring; merchant banking; fixed income and equity sales, trading and research; and derivatives, foreign exchange and futures. In the ordinary course of these activities, Guggenheim Securities and its affiliates and related entities may (i) provide such financial services to Kindred, TPG, WCAS, Humana, other participants in the Transaction and their respective affiliates, investment funds and portfolio companies, as applicable, for which services Guggenheim Securities and its affiliates and related entities may have received, and may in the future receive, compensation and (ii) directly and indirectly hold long and short positions, trade and otherwise conduct such activities in or with respect to loans, debt and equity securities and derivative products of or relating to Kindred, TPG, WCAS, Humana, other participants in the Transaction and their respective affiliates, investment funds and portfolio companies, as applicable. Furthermore, Guggenheim Securities and its affiliates and related entities and our or their respective directors, officers, employees, consultants and agents may have investments in Kindred, TPG, WCAS, Humana, other participants in the Transaction and their respective affiliates, investment funds and portfolio companies, as applicable.

Consistent with applicable legal and regulatory guidelines, Guggenheim Securities has adopted certain policies and procedures to establish and maintain the independence of its research departments and personnel. As a result, Guggenheim Securities’ research analysts may hold views, make statements or investment recommendations and publish research reports with respect to Kindred, TPG, WCAS, Humana, other participants in the Transaction and their respective affiliates, investment funds and portfolio companies, as applicable, and the Transaction that differ from the views of Guggenheim Securities’ investment banking personnel.

Our opinion has been provided to Kindred’s Board of Directors (in its capacity as such) for its information and assistance in connection with its evaluation of the Merger Consideration. Our opinion may not be disclosed publicly, made available to third parties or reproduced, disseminated, quoted from or referred to at any time, in whole or in part, without our prior written consent; provided, however, that this letter may be included in its entirety in any proxy statement to be distributed to the holders of Kindred Common Shares in connection with the Merger.

Our opinion and any materials provided in connection therewith do not constitute a recommendation to Kindred’s Board of Directors with respect to the Merger, nor does our opinion constitute advice or a recommendation to any holder of Kindred Common Shares as to how to vote or act in connection with the Merger or otherwise. Our opinion does not address Kindred’s underlying business or financial decision to pursue the Merger, the relative

The Board of Directors

Kindred Healthcare, Inc.

December 19, 2017

merits of the Merger as compared to any alternative business or financial strategies that might exist for Kindred, or the effects of any other transaction in which Kindred might engage. Our opinion addresses only the fairness, from a financial point of view and as of the date hereof, of the Merger Consideration to the holders of Kindred Common Shares (excluding Parent, HospitalCo Parent, Merger Sub, Hospital Merger Sub and their affiliates). We do not express any view or opinion as to (i) any other term, aspect or implication of (a) the Transaction (including, without limitation, the form or structure of the Transaction) or the Transaction Documentation, (b) any other agreement, transaction document or instrument contemplated by the Transaction Documentation or to be entered into or amended in connection with the Transaction or (c) the Separation or (ii) the fairness, financial or otherwise, of the Transaction to, or of any consideration to be paid to or received by, the holders of any class of securities, creditors or other constituencies of Kindred. Furthermore, we do not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable to or to be received by any of Kindred’s, Parent’s, HospitalCo Parent’s, Merger Sub’s or Hospital Merger Sub’s directors, officers or employees, or any class of such persons, in connection with the Transaction relative to the Merger Consideration or otherwise.

Our opinion has been authorized for issuance by the Fairness Opinion and Valuation Committee of Guggenheim Securities. Our opinion is subject to the assumptions, limitations, qualifications and other conditions contained herein and is necessarily based on economic, capital markets and other conditions, and the information made available to us, as of the date hereof. We assume no responsibility for updating or revising our opinion based on facts, circumstances or events occurring after the date hereof.

Based on and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the holders Kindred Common Shares (excluding Parent, HospitalCo Parent, Merger Sub, Hospital Merger Sub and their affiliates).

Very truly yours,

/s/ Guggenheim Securities, LLC

GUGGENHEIM SECURITIES, LLC

Annex E

THE GENERAL CORPORATION LAW

OF

THE STATE OF DELAWARE

SECTION 262 APPRAISAL RIGHTS.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving entity as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation,” and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation.”

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e) and (g) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of  § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of  § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving entity may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of  (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however, that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

PRELIMINARY PROXY CARD — SUBJECT TO COMPLETION

KINDRED HEALTHCARE, INC.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day before the special meeting date.

VOTE BY INTERNET — [●]

Use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the special meeting date. Have your proxy card in hand when you access the website and follow the instructions.

OR

VOTE BY TELEPHONE — [●]

Use a touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the special meeting date. Have your proxy card in hand when you call and follow the instructions.

OR

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided to: Kindred Healthcare, Inc., c/o [●].

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card

  CONTROL NUMBER   è

ê  If submitting a proxy by mail, please sign and date the card below and fold and detach card at perforation before mailing.  ê

The Board of Directors recommends a vote “FOR” Proposals 1, 2 and 3.

Proposal 1  Adopt the Agreement and Plan of Merger, dated as of December 19, 2017, among Kindred Healthcare, Inc., Kentucky Hospital Holdings, LLC, Kentucky Homecare Holdings, Inc. and Kentucky Homecare Merger Sub, Inc. (as may be amended from time to time, the “merger agreement”).

❑  FOR        ❑  AGAINST         ❑  ABSTAIN

Proposal 2  Approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to Kindred Healthcare, Inc.’s named executive officers in connection with the merger.

❑  FOR        ❑  AGAINST         ❑  ABSTAIN

Proposal 3  Approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement.

❑  FOR        ❑  AGAINST         ❑  ABSTAIN

Stockholder Signature	Date

Title

Stockholder (Joint Owner) Signature	Date

Title
Note: Please sign your name exactly as it appears hereon. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, give your title. When shares are in the names of more than one person, each should sign.

ê  TO SUBMIT A PROXY BY MAIL, DETACH ALONG THE PERFORATION, MARK, SIGN, DATE AND RETURN

THE BOTTOM PORTION PROMPTLY USING THE ENCLOSED ENVELOPE.  ê

PRELIMINARY PROXY CARD — SUBJECT TO COMPLETION

KINDRED HEALTHCARE, INC.

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON [●], 2018

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Kindred Healthcare, Inc., a Delaware corporation, revoking all prior proxies, hereby appoints [●], and [●], each or either of them, with full power of substitution, to represent and to vote on behalf of the undersigned all shares which the undersigned is entitled to vote at the Special Stockholders Meeting scheduled to be held on [●], 2018 at [●], at [●] a.m. local time, and at any and all postponements or adjournments thereof, upon all matters described in the [Notice of 2018 Special Meeting of Stockholders and related Proxy Statement for the Special Meeting] (receipt of which is hereby acknowledged), and upon any other business that may properly come before such Special Meeting and any adjournments thereof.

If this proxy card is properly executed, the shares represented by this proxy card will be voted as directed on the reverse side, but if no such direction is made, the proxies named above intend to vote such shares FOR Proposals 1, 2 and 3 and upon other such business as many properly come before the Special Meeting.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE BY THE INTERNET OR BY TELEPHONE.

(Continued and to be signed on the reverse side)